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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATLANTIC POWER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, no par value, of Atlantic Power Corporation
	(2)	Aggregate number of securities to which transaction applies:
31,500,221 shares, being the maximum number of shares of Common Stock issuable upon consummation of the business combination transaction described herein.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$16.16 (estimated based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 19, 2011, solely for purposes of calculation of the filing fee).

	(4)	Proposed maximum aggregate value of transaction: $509,043,571
	(5)	Total fee paid: $59,100
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—DATED JULY 25, 2011

PROPOSED BUSINESS COMBINATION—YOUR VOTE IS VERY IMPORTANT

        On behalf of the boards of directors of Atlantic Power Corporation ("Atlantic Power") and of CPI Income Services Ltd., the general partner of Capital Power Income L.P. ("CPILP"), we send to you this management proxy circular and joint proxy statement that describes the proposed statutory plan of arrangement ("Plan of Arrangement") and related transactions whereby Atlantic Power will acquire, directly and indirectly, all of the outstanding limited partnership units of CPILP (the "Arrangement").

        CPILP unitholders will be permitted to exchange each of their limited partnership units for, at their election, C$19.40 in cash or 1.3 Atlantic Power common shares, subject to proration if total cash elections exceed approximately C$506.5 million or share elections exceed approximately 31.5 million Atlantic Power common shares. Based on the current number of Atlantic Power common shares outstanding (and specifically excluding any common shares of Atlantic Power that may be issued to finance the cash portion of the purchase price), the existing Atlantic Power shareholders will own approximately 70% of the combined company and former CPILP unitholders will own approximately 30%.

        Based on the closing price of the Atlantic Power common shares on the Toronto Stock Exchange ("TSX") of C$      on                                     , 2011, the transaction values CPILP at approximately C$           billion or C$          per unit. This represents a premium of approximately        % over CPILP's      -day volume-weighted average trading price on the TSX through June 17, 2011, the last trading day prior to the public announcement by Atlantic Power and CPILP of their proposed strategic combination.

        Capital Power Corporation ("Capital Power") and EPCOR Utilities Inc. ("EPCOR"), the direct and indirect holders of all of the issued and outstanding shares of CPI Investments Inc., which directly and indirectly holds an aggregate of approximately 29% of the outstanding limited partnership units of CPILP, have entered into agreements with Atlantic Power pursuant to which they each have agreed to support the Arrangement. In addition, in connection with completion of the Arrangement, CPILP will sell its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power and the management agreements between Capital Power and CPILP will be terminated (or assigned to Atlantic Power).

        The transactions are subject to, among other things, certain approvals by the shareholders of Atlantic Power and the unitholders of CPILP. Specifically, at special meetings expected to be held on                        2011, Atlantic Power shareholders will be asked to approve an ordinary resolution that authorizes the issuance of the common shares of Atlantic Power necessary to complete the Arrangement and CPILP unitholders will be asked to approve a special resolution that authorizes the Arrangement, the Plan of Arrangement and certain other steps required to complete the Arrangement. The text of the resolutions are set forth in Annex F and G to this management proxy circular and joint proxy statement, respectively.

        The Atlantic Power board of directors unanimously recommends that the Atlantic Power shareholders vote "FOR" the ordinary resolution to issue the common shares necessary to complete the Arrangement.

        The board of directors of CPI Income Services Ltd., the general partner of CPILP, unanimously recommends that the CPILP unitholders vote "FOR" the special resolution to approve the Arrangement, the Plan of Arrangement and certain other steps required to complete the Arrangement.

        Your vote is very important, regardless of the number of shares or units you own. Whether or not you expect to attend the Atlantic Power or CPILP special meeting in person, please vote your shares or units as promptly as possible so that they may be represented and voted at the applicable special meeting.

        If you are unable to attend the Atlantic Power special meeting in person, please complete, date and sign the accompanying form of proxy (printed on                        paper) and return it, in the envelope provided to Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, so that it is received not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time fixed for holding the Atlantic Power special meeting or any adjournments or postponements thereof.

        If you are unable to attend the CPILP special meeting in person, please complete, date and sign the accompanying form of proxy (printed on                    paper) and return it, in the envelope provided to Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, so that it is received not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time fixed for holding the CPILP special meeting or any adjournments or postponements thereof.

        We also encourage all registered CPILP unitholders to complete and return the enclosed letter of transmittal and election form (printed on                    paper) ("Letter of Transmittal and Election Form"), together with the certificate(s) representing your CPILP units, to Computershare Investor Services Inc. (the "Depositary") at the address specified in the Letter of Transmittal and Election Form. The Letter of Transmittal and Election Form contains procedural information relating to the Plan of Arrangement and should be reviewed carefully. To make a valid election as to the form of consideration that you wish to receive under the Plan of Arrangement (subject to proration), you must sign and return, if applicable, the Letter of Transmittal and Election Form and make a proper election thereunder and return it with accompanying CPILP unit certificate(s) to the Depositary prior to 5:00 p.m. (Mountain time) on                        , 2011, or, if the CPILP meeting is adjourned or postponed, such time on the third business day immediately prior to the date of such adjourned or postponed meeting (the "Election Deadline"). If you fail to make a proper election prior to the Election Deadline you will be deemed to have elected to receive Atlantic Power shares in respect of all of your CPILP units.

        If you are a non-registered holder of CPILP units or Atlantic Power shares and have received these materials through your broker, investment dealer or other intermediary, please follow the instructions provided by such broker, investment dealer or other intermediary to ensure that your vote is counted and, in the case of CPILP unitholders, for instructions and assistance in delivering your certificate(s) representing those units and, if applicable, making an election with respect to the form of consideration you wish to receive.

        More information about Atlantic Power, CPILP and the transaction, including other conditions, is contained in this management proxy circular and joint proxy statement. You should read this entire management proxy circular and joint proxy statement carefully, including the section entitled "Risk Factors" beginning on page 22. If you have any questions with regard to the procedures for voting or completing your transmittal documentation, please contact                            , our proxy solicitation agent, by telephone at                            toll-free or by e-mail at                                     .

        We look forward to the successful combination of Atlantic Power and CPILP and thank you for your ongoing support as we prepare to take this important step in creating a leading North American contracted power generation platform.

        Sincerely,

Barry E. Welch President and Chief Executive Officer Atlantic Power Corporation	Stuart A. Lee President CPI Income Services Ltd., as General Partner of CPILP

        Neither the Securities and Exchange Commission nor any state securities commission nor any Canadian securities regulator has approved or disapproved of the securities to be issued under this management proxy circular and joint proxy statement or determined that this management proxy circular and joint proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

        This management proxy circular and joint proxy statement is dated                        , 2011 and is first being mailed to the shareholders of Atlantic Power and the unitholders of CPILP on or about                        , 2011.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that a special meeting of the holders of common shares of Atlantic Power Corporation will be held at the King Edward Hotel,                        , 37 King Street East, Toronto, Ontario on            , the            day of            , 2011 at the hour of         a.m. (Toronto time) for the following purposes:

  1.
  to consider, and if thought advisable, to approve, with or without variation, an ordinary resolution, the full text of which is set forth in Annex F to the accompanying management proxy circular and joint proxy statement, dated                        , 2011 authorizing Atlantic Power to issue such number of common shares in the capital of Atlantic Power as is necessary to complete the Arrangement, being 1.3 Atlantic Power common shares for each CPILP unit to a maximum of 31,500,221 Atlantic Power common shares pursuant to the terms of the arrangement agreement dated June 20, 2011 among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and Atlantic Power (the "Arrangement Agreement"), a copy of which is included as Annex A to the accompanying management proxy circular and joint proxy statement (all as more particularly described in the accompanying management proxy circular and joint proxy statement) (the "Share Issuance Resolution"); and

  2.
  to transact such further or other business as may properly come before the Atlantic Power special meeting or any adjournments or postponements thereof.

        An "ordinary resolution" is a resolution passed by at least a majority of the votes cast by the Atlantic Power shareholders who voted in respect of that resolution at the Atlantic Power special meeting.

        Only Atlantic Power common shareholders of record at the close of business on            , 2011 are entitled to notice of and to attend the Atlantic Power special meeting or any adjournments or postponements thereof and to vote at the Atlantic Power special meeting. No person who becomes an Atlantic Power common shareholder after such date shall be entitled to receive notice of and vote at the Atlantic Power special meeting or any adjournment or postponement thereof.

        The accompanying management proxy circular and joint proxy statement provides additional information relating to the matters to be dealt with at the Atlantic Power special meeting and forms part of this notice.

        Your vote is important. Whether or not you expect to attend in person, we urge you to authorize a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Atlantic Power special meeting.

        If you are unable to attend the Atlantic Power special meeting in person, please complete, date and sign the accompanying form of proxy and return it, in the envelope provided, to Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, so that it is received by Computershare Trust Company of Canada not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time fixed for holding the Atlantic Power special meeting or any adjournments or postponements thereof or by the chairman of the meeting prior to the commencement of the meeting or any adjournments or postponements thereof. The instrument appointing a proxy shall be in writing and shall be executed by the Atlantic Power common shareholder or the Atlantic Power common shareholder's attorney authorized in writing or, if the Atlantic Power common shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

        If you have any questions about the information contained in this document or require assistance in completing your proxy card, please contact Atlantic Power's proxy solicitor,                 , toll free at                 .

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING

        This management proxy circular and joint proxy statement is available at www.atlanticpower.com under "INVESTORS—Securities Filings."

        DATED at Toronto, Ontario this        day of            , 2011.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ IRVING GERSTEIN Irving Gerstein Chair of the Board of Directors Atlantic Power Corporation

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

        NOTICE IS HEREBY GIVEN that, pursuant to an interim order of the Court of Queen's Bench of Alberta dated                        , 2011 ("Interim Order"), a special meeting of the holders of limited partnership units of Capital Power Income L.P. will be held at        at         a.m. (Edmonton time) on                        , 2011 for the following purposes:

  1.
  to consider, and, if thought advisable, to pass, with or without variation, pursuant to the Interim Order, an extraordinary resolution (the "Arrangement Resolution"), the full text of which is set forth in Annex G to the accompanying management proxy circular and joint proxy statement dated                        , 2011, to approve an arrangement under section 192 of the Canada Business Corporations Act (all as more particularly described in the accompanying management proxy circular and joint proxy statement); and

  2.
  to transact such further and other business as may properly come before the CPILP special meeting or any adjournments or postponements thereof.

        As an "extraordinary resolution," the Arrangement Resolution must be passed by not less than 66 2/3% of the votes cast by the CPILP unitholders, in person or by proxy, at the CPILP special meeting. The Arrangement Resolution must also be passed by not less than a simple majority of the vote cast by the CPILP unitholders, in person or by proxy, at the CPILP special meeting after excluding those votes required to be excluded by the minority approval provisions of Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions.

        Only CPILP unitholders of record at the close of business on                        , 2011 are entitled to notice of and to attend the CPILP special meeting or any adjournments or postponements thereof and to vote at the CPILP special meeting. No person who becomes a CPILP unitholder after such date shall be entitled to receive notice of and vote at the CPILP special meeting or any adjournment or postponement thereof.

        The accompanying management proxy circular and joint proxy statement accompanying this notice provides additional information relating to the matters to be dealt with at the CPILP special meeting and is incorporated into and forms part of this notice.

        Your vote is important. Whether or not you expect to attend in person, we urge you to authorize a proxy to vote your CPILP units as promptly as possible so that your CPILP units may be represented and voted at the CPILP special meeting.

        If you are unable to attend the CPILP special meeting in person, please complete, date and sign the accompanying form of proxy and return it, in the envelope provided to Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, so that it is received by Computershare Trust Company of Canada not less than 48 hours, excluding Saturdays, Sundays and holidays, before the time fixed for holding the CPILP special meeting or any adjournments or postponements thereof. The instrument appointing a proxy shall be in writing and shall be executed by the CPILP unitholder or the CPILP unitholder's attorney authorized in writing or, if the CPILP unitholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

        If you have any questions about the information contained in this document or require assistance in completing your proxy card, please contact CPILP's proxy solicitor,            , toll free at            .

        DATED at Edmonton, Alberta this        day of                        , 2011.

BY ORDER OF THE BOARD OF DIRECTORS OF CPI INCOME SERVICES LTD., AS GENERAL PARTNER OF CAPITAL POWER INCOME L.P.
/s/ BRIAN T. VAASJO Brian T. Vaasjo Chairman CPI Income Services Ltd. as General Partner of CPILP

ADDITIONAL INFORMATION

        This management proxy circular and joint proxy statement incorporates important business and financial information about Atlantic Power from other documents that are not included in or delivered with this management proxy circular and joint proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this management proxy circular and joint proxy statement by requesting them in writing or by telephone from the appropriate entity at the following addresses and telephone numbers:

Atlantic Power Corporation
200 Clarendon Street, Floor 25
Boston, Massachusetts 02116
Attn: Investor Relations
617-977-2700

        Investors may also consult Atlantic Power's and CPILP's website for more information about Atlantic Power and CPILP, respectively. Atlantic Power's website is www.atlanticpower.com. CPILP's website is www.capitalpowerincome.ca. Information included on these websites is not incorporated by reference into this management proxy circular and joint proxy statement.

        If you would like to request any documents, please do so by            , 2011 in order to receive them before the special meetings.

        For a more detailed description of the information incorporated by reference in this management circular and joint proxy statement and how you may obtain it, see "Where You Can Find More Information" beginning on page 149.

ABOUT THIS JOINT PROXY STATEMENT

        For ease of reference, we refer to this management proxy circular and joint proxy as this "joint proxy statement".

        This joint proxy statement constitutes a proxy statement of Atlantic Power under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a management proxy circular of both Atlantic Power and CPILP under National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102") of the Canadian Securities Administrators (the "CSA"). It also constitutes a notice of meeting with respect to the special meeting of Atlantic Power shareholders and a notice of meeting with respect to the special meeting of CPILP unitholders.

        You should rely only on the information contained in or incorporated by reference into this joint proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement. This joint proxy statement is dated              . You should not assume that the information contained in this joint proxy statement is accurate as of any date other than that date. Neither the mailing of this joint proxy statement to Atlantic Power shareholders or CPILP unitholders nor the issuance by Atlantic Power of common shares in connection with the Arrangement will create any implication to the contrary.

        This joint proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this joint proxy statement regarding Atlantic Power has been provided by Atlantic Power and information contained in this joint proxy statement regarding CPILP has been provided by CPILP.

i

QUESTIONS AND ANSWERS

        Set forth below are questions that you, as a shareholder of Atlantic Power or unitholder of CPILP, may have regarding the Plan of Arrangement and the other matters to be considered at the special meetings of shareholders of Atlantic Power and unitholders of CPILP and the answers to those questions. Atlantic Power and CPILP urge you to read carefully the remainder of this joint proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Plan of Arrangement and the other matters to be considered at the special meetings. Atlantic Power, following completion of the Plan of Arrangement, is sometimes referred to in this joint proxy statement as the "Combined Company". All references to US$ or $ are to United States dollars, and all references to C$ are to Canadian dollars.

Q:    Why am I receiving this joint proxy statement?

A:
Atlantic Power and CPILP have entered into the Arrangement Agreement pursuant to which Atlantic Power has agreed to acquire, directly and indirectly, all of the outstanding CPILP units pursuant to a Plan of Arrangement under the Canada Business Corporations Act (the "CBCA"), all as more fully described in this joint proxy statement. In order to effect the Plan of Arrangement:

•
Atlantic Power shareholders must approve the Share Issuance Resolution attached hereto as Annex F approving the issuance of Atlantic Power common shares to be issued in consideration for the acquisition of CPILP units as is necessary to complete the Arrangement; and

•
CPILP unitholders must approve the Arrangement Resolution attached hereto as Annex G approving the Arrangement, the Plan of Arrangement and certain other steps required to complete the Arrangement.

Atlantic Power and CPILP will hold separate special meetings to obtain these approvals. This joint proxy statement contains important information about the Plan of Arrangement and the special meetings of shareholders of Atlantic Power and unitholders of CPILP.

Your vote is important. You do not need to attend the special meetings in person to vote. Atlantic Power and CPILP encourage you to vote as soon as possible.

Q:    Is the Arrangement supported by the boards of directors of Atlantic Power and CPI Income Services Ltd. as the general partner of CPILP?

A:
Yes. The board of directors of Atlantic Power has unanimously determined that (i) the Arrangement is in the best interests of Atlantic Power and is fair to Atlantic Power's stakeholders, (ii) Atlantic Power should enter into the Arrangement Agreement, and (iii) Atlantic Power's shareholders should vote FOR the Share Issuance Resolution.

In making its recommendation, the Atlantic Power board of directors considered a number of factors as described in this joint proxy statement under the heading "The Arrangement Agreement and Plan of Arrangement—Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors."

The members of the board of directors of CPI Income Services Ltd., the general partner of CPILP, entitled to vote, being the independent directors of CPI Income Services Ltd., the general partner of CPILP, determined unanimously that the Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders and resolved unanimously to recommend to the CPILP unitholders that they vote FOR the Arrangement Resolution. The members of the board of directors of CPI Income Services Ltd., the general partner of CPILP, entitled to vote also unanimously approved the Arrangement and the execution and performance of the Arrangement Agreement.

v

  In making its recommendation, the board of directors of CPI Income Services Ltd., the general partner of CPILP, considered a number of factors as described in this joint proxy statement under the heading "The Arrangement Agreement and Plan of Arrangement—CPILP's Reasons for the Plan of Arrangement; Recommendations of the Board of Directors of CPILP's General Partner."

Q:    What are Atlantic Power's and CPILP's reasons for the entering into the Arrangement Agreement?

A:
The boards of directors of Atlantic Power and of CPI Income Services Ltd., the general partner of CPILP, each concluded that the potential benefits they expect from combining Atlantic Power and CPILP, including, among other things, strengthening Atlantic Power's dividend sustainability for the foreseeable future as a result of immediate accretion to cash available for distribution, creation of a combined company with a larger and more diversified portfolio and anticipated enhanced access to capital, outweighed the uncertainties, risks and potentially negative factors relevant to the Plan of Arrangement. For a more detailed discussion of the reasoning of Atlantic Power's board of directors and the board of directors of CPI Income Services Ltd., the general partner of CPILP, see "The Arrangement Agreement and Plan of Arrangement—Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors" and "—CPILP's Reasons for the Plan of Arrangement; Recommendations of the Board of Directors of CPILP's General Partner" in this joint proxy statement, beginning on pages 55 and 77, respectively.

Q:    What is a plan of arrangement?

A:
A plan of arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out transactions with securityholders and court approval. The Plan of Arrangement you are being asked to consider will allow Atlantic Power to acquire, directly and indirectly, all of the outstanding CPILP units.

Q:    If I am a CPILP unitholder, how do I elect to receive my consideration under the Plan of Arrangement?

A:
Each registered holder of CPILP units prior to the deadline for making consideration elections, being 5:00 p.m. (Edmonton time) on                    , 2011, will have the right to elect in the Letter of Transmittal and Election Form to be sent by CPILP to the CPILP unitholders in connection with the Plan of Arrangement to receive the consideration set out above, subject to proration.

CDS Clearing and Depositary Services Inc. is the only registered holder of CPILP units. All other holders of CPILP units should contact the broker, investment dealer or other intermediary through which they hold CPILP units for instructions and assistance in making an election with respect to the form of consideration they wish to receive.

If you fail to make a proper election by the election deadline, you will be deemed to have elected to receive share consideration for all of your CPILP units, subject to proration.

Q:    If I am a CPILP unitholder, am I assured of receiving the exact form of consideration I elect to receive?

A:
No. Both the aggregate number of Atlantic Power common shares and the aggregate amount of cash to be paid to CPILP unitholders under the Plan of Arrangement are fixed. All cash elections will be subject to proration if total cash elections exceed approximately C$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares. Accordingly, there is no assurance that you will receive the form of consideration you elect with respect to all of your CPILP units. If the elections of all CPILP unitholders result in an oversubscription for Atlantic Power common shares or cash,

  Atlantic Power will allocate the consideration you will receive between cash and Atlantic Power common shares.

Q:    What is the value of the consideration to be received under the Plan of Arrangement?

A:
If the Plan of Arrangement is completed, holders of CPILP units will receive, at their election, C$19.40 per unit in cash or 1.3 Atlantic Power common shares per unit, subject to proration if total cash elections exceed approximately C$506.5 million or share elections exceed approximately 31.5 million Atlantic Power common shares. Because Atlantic Power will issue a fixed number of Atlantic Power common shares in exchange for each CPILP unit, the market value of the consideration that CPILP unitholders will receive will depend on the price per Atlantic Power common share at the time the transaction is completed. That price will not be known at the time of the special meetings and may be less or more than the current price or the price at the time of the special meetings.

Q:    How does Atlantic Power intend to finance the cash portion of the consideration to be received under the Plan of Arrangement?

A:
Atlantic Power intends to finance the cash portion of the purchase price to complete the Plan of Arrangement by issuing up to approximately C$200.0 million of equity and up to approximately C$425.0 million of debt through public and private offerings. However, in the event that such financing is not available on terms satisfactory to Atlantic Power, Atlantic Power has received an executed commitment letter (the "TLB Commitment Letter"), evidencing the commitment of a Canadian chartered bank and another financial institution to structure, arrange, underwrite and syndicate a senior secured credit facility consisting of a term B loan facility (the "Tranche B Facility") in the amount of $625 million, subject to the terms and conditions set forth therein.

Q:    Will the Atlantic Power common shares be traded on an exchange?

A:
It is a condition of the completion of the Plan of Arrangement that the common shares of Atlantic Power received under the Plan of Arrangement be approved for listing on the NYSE and on the TSX.

Q:    Why are the North Carolina facilities being sold to Capital Power rather than being included in the transaction?

A:
The North Carolina facilities are not of strategic interest to Atlantic Power. At the time of, and leading up to, the signing of the Arrangement Agreement, there was uncertainty surrounding the negotiations and finalized terms of the power purchase agreements for these facilities. Capital Power agreed to purchase the North Carolina facilities to facilitate the consummation of the transaction. The price of approximately C$121.4 million was negotiated in good faith between the independent directors of CPI Income Services Ltd., as general partner of CPILP, and Capital Power. CIBC World Markets Inc. ("CIBC") provided a written opinion to the special committee of the board of directors of CPI Income Services Ltd., as general partner of CPILP, and to the independent director of CPI Preferred Equity Ltd. that the consideration to be received by CPI Preferred Equity Ltd. pursuant to the membership interest purchase agreement in respect of the North Carolina assets is fair, from a financial point of view, to CPI Preferred Equity Ltd.

Q:    How is the Plan of Arrangement expected to impact the payment of dividends on Atlantic Power common shares?

A:
The transactions contemplated by the Plan of Arrangement are expected to be immediately accretive to cash available for distribution following the effective date of the Plan of Arrangement

  (the "Effective Date"). As a result, Atlantic Power intends to increase its dividend by 5% from C$1.094 per share to C$1.15 per share on an annual basis following the Effective Date. Atlantic Power's dividend will continue to be paid monthly. CPILP unitholders that become holders of Atlantic Power common shares pursuant to the Arrangement will experience a reduction in per share dividends relative to per unit distributions of CPILP, however, the dividends of the Combined Company are expected to have increased sustainability over time.

Q:    If I hold CPILP units will I still be paid distributions prior to the Effective Date?

A:
CPILP expects to continue to pay monthly distributions to CPILP unitholders up to and including the month immediately preceding the month in which the Effective Date occurs. However, no distribution shall be paid unless and until the board of directors of CPI Income Services Ltd., the general partner of CPILP, in its sole discretion, makes a declaration that such distribution is payable.

Q:    When and where will the special meetings be held?

A:
The Atlantic Power special meeting will be held at the King Edward Hotel,                                     , 37 King Street East, Toronto, Ontario                        on                         , 2011 at           a.m., Toronto time.

The CPILP special meeting will be held at                              on                     , 2011 at                     a.m., Edmonton time.

Q:    Who is entitled to vote at the Atlantic Power and CPILP special meetings?

A:
Atlantic Power has fixed                    , 2011 as the record date for the Atlantic Power special meeting. If you were an Atlantic Power shareholder as of the close of business on such date, you are entitled to vote on matters that come before the Atlantic Power special meeting.

CPILP has fixed                    , 2011 as the record date for the CPILP special meeting. If you were a CPILP unitholder as of the close of business on such date, you are entitled to vote on matters that come before the CPILP special meeting.

Q:    What vote is required to approve each of the Share Issuance Resolution and the Arrangement Resolution?

A:
Atlantic Power:    The Share Issuance Resolution must be approved by a majority of the votes cast by Atlantic Power shareholders, either in person or by proxy, at the Atlantic Power special meeting.

CPILP:    Pursuant to the Interim Order, the Arrangement Resolution must be approved by not less than 66 2/3% of the votes cast by CPILP unitholders, either in person or by proxy, at the CPILP special meeting. In addition, the Arrangement Resolution must be approved by a simple majority of the votes cast by CPILP unitholders present in person or by proxy at the CPILP special meeting, after excluding those votes required to be excluded by the minority approval provisions of MI 61-101, such as the votes cast by CPI Income Services Ltd., as general partner of CPILP, and CPI Investments, Inc. ("CPI Investments"). Notwithstanding the foregoing, the Arrangement Resolution authorizes the board of directors of CPI Income Services Ltd., the general partner of CPILP, without further notice to or approval of the unitholders, subject to the terms of the Plan of Arrangement and the Arrangement Agreement, to amend the Plan of Arrangement or the Arrangement Agreement or to decide not to proceed with the Plan of Arrangement at any time prior to the Plan of Arrangement becoming effective pursuant to the provisions of the CBCA. Capital Power and EPCOR, the direct and indirect holders of all of the issued and outstanding shares of CPI Investments, which directly and indirectly holds an aggregate of approximately 29% of the outstanding limited partnership units of CPILP, have entered into agreements with Atlantic Power pursuant to which they each have agreed to support the Arrangement.

Q:    How many votes do I have?

A:
Atlantic Power:    You are entitled to one vote for each Atlantic Power common share that you owned as of the close of business on the Atlantic Power record date. As of the close of business on the Atlantic Power record date, there were approximately                                    outstanding Atlantic Power common shares.

CPILP:    You are entitled to one vote for each CPILP unit that you owned as of the close of business on the CPILP record date. As of the close of business on the CPILP record date, there were 56,597,899 outstanding CPILP units.

Q:    How do I vote?

A:
If you are a registered shareholder of Atlantic Power as of the close of business on the record date for the Atlantic Power special meeting or a registered unitholder of CPILP as of the close of business on the record date for the CPILP special meeting, you may vote in person by attending your respective special meeting or, to ensure your shares or units are represented at the meeting, you may authorize a proxy to vote by:

•
accessing the Internet website specified on your form of proxy;

•
calling the toll-free number specified on your form of proxy; or

•
signing and returning your form of proxy in the postage-paid envelope provided.

If you hold Atlantic Power common shares or CPILP units in "street name" through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, investment dealer or other intermediary to ensure that your shares or units are represented at the applicable special meeting. CDS Clearing and Depositary Services Inc. is the only registered holder of CPILP units. All other holders of CPILP units beneficially hold those units in "street name" and should follow the voting instructions provided by their broker, investment dealer or other intermediary.

Q:    My shares or units are held in "street name" by my broker or I am a non-registered shareholder or unitholder. Will my broker automatically vote my shares or units for me?

A:
No. If your shares or units are held in the name of a broker, investment dealer or other intermediary, you are considered the "beneficial owner" of the shares or units held for you in what is known as "street name." You are not the "record holder" or "registered holder" of such shares or units. If this is the case, this joint proxy statement has been forwarded to you by your broker, investment dealer or other intermediary. As the beneficial owner, unless your broker, investment dealer or other intermediary has discretionary authority over your shares or units, you generally have the right to direct your broker, investment dealer or other intermediary as to how to vote your shares or units. If you do not provide voting instructions, your shares or units will not be voted on any resolutions on which your broker, investment dealer or other intermediary does not have discretionary authority.

Please follow the voting instructions provided by your broker, investment dealer or other intermediary so that it may vote your shares or units on your behalf. Please note that you may not vote shares or units held in street name by returning a form of proxy directly to Atlantic Power or

  CPILP or by voting in person at the applicable special meeting unless you first provide a proxy from your broker, investment dealer or other intermediary.

  If you do not instruct your broker, investment dealer or other intermediary on how to vote your shares or units, your broker, investment dealer or other intermediary will not vote your shares or units on any matter to be voted on at the applicable special meeting.

Q:    What will happen if I return my form of proxy without indicating how to vote?

A:
If you are a registered holder of Atlantic Power common shares or a registered holder of CPILP units and you sign and return your form of proxy without indicating how to vote on the Share Issuance Resolution or Arrangement Resolution, as applicable, the Atlantic Power common shares or CPILP units represented by your proxy will be voted "FOR" the Share Issuance Resolution and "FOR" the Arrangement Resolution, as applicable.

Q:    What constitutes a quorum?

A:
Atlantic Power:    A quorum must be present at the special meeting for any business to be conducted. Pursuant to Atlantic Power's articles, the presence of two persons, present in person, each being a shareholder entitled to vote or a duly appointed proxy for a shareholder so entitled, constitutes a quorum. For purposes of counting votes, abstentions and broker non-votes will not be counted as votes cast at the Atlantic Power special meeting.

CPILP:    A quorum must be present at the CPILP special meeting for any business to be conducted. Pursuant to the limited partnership agreement of CPILP, the quorum for the CPILP special meeting is one or more CPILP unitholders present in person or by proxy representing at least 10% of the outstanding units.

Q:    Can I change my vote after I have returned a proxy or voting instruction card?

A:
Yes.

If you are a registered holder of Atlantic Power common shares as of the close of business on the record date for the Atlantic Power special meeting:    You can change your vote at any time before the start of the Atlantic Power special meeting, unless otherwise noted. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•
you can grant a new, valid proxy bearing a later date (including by telephone or Internet);

•
you can deposit a signed notice of revocation at Atlantic Power's registered office at any time up to and including the last business day preceding the day of the Atlantic Power special meeting (or any adjournment or postponement thereof) or with the chair of the Atlantic Power special meeting on the day of the Atlantic Power special meeting (or any adjournment or postponement thereof); or

•
you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose any of the foregoing methods, your notice of revocation or your new proxy must be received by Atlantic Power no later than the beginning of the Atlantic Power special meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above. Only your latest dated proxy will count.

If you are a registered holder of CPILP units as of the close of business on the record date for the CPILP special meeting:    You can change your vote at any time before the start of the CPILP

x

    special meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

  •
  you can grant a new, valid proxy bearing a later date (including by telephone or Internet);

  •
  you can send a signed notice of revocation; or

  •
  you can attend your special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

  If you choose any of the foregoing methods, your notice of revocation or your new proxy must be received by CPILP no later than the beginning of the CPILP special meeting. If you have voted your units by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above. Only your latest-dated proxy will count.

  If you hold your Atlantic Power common shares or CPILP units in "street name":    You may change your vote by submitting another later-dated voting instruction form to your broker, investment dealer or other intermediary or by voting again by telephone or by Internet. In order to revoke a previous instruction, you must notify your broker, investment dealer or other intermediary in writing of your revocation. In order to ensure that the broker, investment dealer or other intermediary acts upon revocation, the written notice should be received by the broker, investment dealer or other intermediary well in advance of the applicable special meeting.

Q:    What other approvals are required for the Plan of Arrangement?

A:
The Arrangement is subject to certain regulatory approvals, including approval under the Investment Canada Act, the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (United States) and from the Federal Energy Regulatory Commission under the United States Federal Power Act, as more particularly set forth in the Arrangement Agreement.

The Arrangement must also be approved by the Court of Queen's Bench of Alberta. The court will be asked to make an order approving the Arrangement and determine that the Arrangement is fair to the CPILP unitholders. CPILP, CPI Income Services Ltd., as general partner of CPILP, and CPI Investments will apply to the court for this order if the regulatory approvals described above have been obtained and the CPILP unitholders approve the Arrangement Resolution at the CPILP special meeting.

In addition, in connection with the Arrangement, certain regulatory approvals of the power generation regulatory authorities that have jurisdiction over CPILP's projects are required.

Q:    What are the material Canadian federal income tax consequences of the Plan of Arrangement to holders of CPILP units?

A:
CPILP unitholders will realize a taxable disposition of their CPILP units under the Plan of Arrangement. Eligible holders that receive Atlantic Power common shares pursuant to the Plan of Arrangement will be entitled to make a joint tax election with Atlantic Power under the Income Tax Act (Canada) (the "Tax Act") that will, depending on the circumstances of each particular unitholder, allow for a full or partial deferral of taxable gains that would otherwise be realized.

Atlantic Power common shares will be considered "qualified investments" for registered retirement savings plans and other tax-exempt plans.

The primary Canadian federal income tax considerations arising in respect of the Plan of Arrangement, as well as the procedure to be followed by CPILP unitholders intending to make a joint tax election, are described more fully below under the heading "Material Canadian Federal Income Tax Considerations," beginning on page 108.

Q:    When do you expect the Plan of Arrangement to be completed?

A:
Atlantic Power and CPILP are working to complete the Plan of Arrangement in the fourth quarter of 2011. However, the Plan of Arrangement is subject to obtaining various regulatory approvals and other conditions, and it is possible that factors outside the control of both entities could result in the Plan of Arrangement being completed at a later date, or not at all. There may be a substantial amount of time between the respective Atlantic Power and CPILP special meetings and the completion of the Plan of Arrangement. Atlantic Power and CPILP hope to complete the Plan of Arrangement as soon as reasonably practicable.

Q:    What will happen to CPILP if the Plan of Arrangement is completed?

A:
If the Plan of Arrangement is completed, Atlantic Power will acquire all of the CPILP units and CPILP will become a wholly-owned subsidiary of Atlantic Power. Atlantic Power intends to have the CPILP units de-listed from the TSX.

Q:    What do I need to do now?

A:
You should carefully read and consider the information contained in, and incorporated by reference into, this joint proxy statement. Registered holders of Atlantic Power shares or CPILP units should then vote by completing the enclosed form of proxy or, alternatively, by telephone, or over the Internet, in each case in accordance with the enclosed instructions.

If you hold your Atlantic Power common shares or CPILP units through a broker, investment dealer or other intermediary, please follow the instructions provided by such broker, investment dealer or other intermediary to ensure that your vote is counted at the meeting and, if you are a CPILP unitholder, making an election with respect to the form of consideration you wish to receive in exchange for your CPILP units.

Q:    As a registered holder of CPILP units, should I send in my Letter of Transmittal and Election Form and CPILP unit certificates now?

A:
Yes. It is recommended that all registered holders of CPILP units complete, sign and return the Letter of Transmittal and Election Form with accompanying CPILP unit certificate(s) to Computershare Investor Services Inc. as soon as possible. To make a valid election as to the form of consideration that you wish to receive under the Plan of Arrangement (subject to proration), you must complete, sign and return the Letter of Transmittal and Election Form and make a proper election thereunder and return it with accompanying CPILP unit certificate(s) to Computershare Investor Services Inc. prior to the election deadline, being 5:00 p.m. (Edmonton time) on                    , 2011. If you fail to make a proper election by the election deadline, you will be deemed to have elected to receive share consideration for all of your CPILP units, subject to proration.

Q:    If my CPILP units are held in street name by my broker, investment dealer or other intermediary, will my broker automatically make an election for me?

A:
No, a broker, investment dealer or other intermediary will make an election on your behalf, only if you provide instructions to them on which election to make or if they have discretionary authority over your units. Without instructions, no election will be made on your behalf (unless they have discretionary authority over your units). CPILP unitholders should instruct their brokers, investment dealers or other intermediaries to make an election on their behalf by following the directions provided to them by their brokers. If you fail to make a proper election in accordance with the instructions provided by your broker, you will be deemed to have elected to receive share consideration for all of your CPILP units, subject to proration.

Q:    Are shareholders or unitholders entitled to appraisal/dissent rights?

A:
Atlantic Power:    The shareholders of Atlantic Power are not entitled to dissent rights in connection with the Share Issuance Resolution.

CPILP:    The unitholders of CPILP are not entitled to dissent rights in connection with the Arrangement Resolution.

Q:    What happens if I sell my shares or units before the special meeting?

A:
The record date of each of the special meetings is          , 2011. If you transfer your shares or units after the applicable record date but before the applicable special meeting, you will retain your right to vote at the applicable special meeting.

Q.    If the Plan of Arrangement is approved, can I sell my CPILP units after the special meeting but before completion of the Plan of Arrangement?

A.
The Letter of Transmittal and Election Form to be completed by registered holders of CPILP units provides that the deposit of CPILP units is irrevocable. Accordingly, a registered holder of CPILP units that has validly deposited units and made an election will not be able to withdraw and sell those units after so doing. Notwithstanding the irrevocable nature of the deposit of units, elections as to the form of consideration may be changed prior to the election deadline, being 5:00 p.m. (Edmonton time) on                    , 2011, by submitting a new Letter of Transmittal and Election Form.

If you hold your CPILP units in "street name," once you have provided your broker, investment dealer or other intermediary with your election as to the form of consideration to be received, your broker, investment dealer or other intermediary will make an election on your behalf via an online system set up by CDS Clearing and Depository Services Inc. Once your election has been submitted, this effectively "freezes" your CPILP units such that you will not be able to sell your units after making an election unless your broker, investment dealer or other intermediary makes an online withdrawal. An online withdrawal could only be made prior to the election deadline, being            , 2011.

Q:    Who is soliciting my proxy?

A:
Atlantic Power:    Your proxy is being solicited by or on behalf of management of Atlantic Power for use at the Atlantic Power special meeting and any adjournment or postponement thereof. All associated costs of the proxy solicitation will be borne by Atlantic Power. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of Atlantic Power, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Atlantic Power will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials. Atlantic Power has retained            to assist in its solicitation of proxies and has agreed to pay them a fee of approximately                              , plus reasonable expenses, for these services.

CPILP:    Management of CPI Income Services Ltd., the general partner of CPILP, is soliciting your proxy for use at the CPILP special meeting and any adjournment or postponement thereof. All associated costs of the proxy solicitation will be borne by CPILP. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of CPILP or its general partner, without additional remuneration, by personal interview, telephone, facsimile or otherwise. CPILP will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of units and will provide customary reimbursement to such firms for the cost of forwarding these materials. CPILP has retained            to assist in its solicitation of proxies and has agreed to pay them a fee of approximately C$                        , plus reasonable out-of-pocket expenses, for these services.

Q:    What if I hold both Atlantic Power common shares and CPILP units?

A:
If you are a shareholder of Atlantic Power and a unitholder of CPILP, you will receive two separate packages of proxy materials. A vote as a CPILP unitholder will not count as a vote as an Atlantic Power shareholder, and a vote as an Atlantic Power shareholder will not count as a vote as a CPILP unitholder. Therefore, please separately vote each of your CPILP units and Atlantic Power common shares.

Q:    Who can help answer my questions?

A:
CPILP unitholders or Atlantic Power shareholders who have questions about the Plan of Arrangement or the other matters to be voted on at the special meetings or desire additional copies of this joint proxy statement or additional forms of proxy should contact:

If you are an Atlantic Power shareholder:	If you are a CPILP unitholder:
Atlantic Power Corporation	Capital Power Income L.P.
200 Clarendon Street, Floor 25	10065 Jasper Avenue
Boston, Massachusetts 02116	Edmonton, Alberta T5J 3B1
Attn: Investor Relations	Attn: Investor Relations
617-977-2700	780-392-5105

SUMMARY

        This summary highlights information contained elsewhere in this joint proxy statement and may not contain all the information that is important to you. Atlantic Power and CPILP urge you to read carefully the remainder of this joint proxy statement, including the annexes, the exhibits, the documents incorporated by reference and the other documents to which we have referred you because this summary does not provide all the information that might be important to you with respect to the Plan of Arrangement and the other matters being considered at the Atlantic Power and CPILP special meetings. See also the section entitled "Where You Can Find More Information" beginning on page 149.

The Entities

  Atlantic Power Corporation (see page 32)

        Atlantic Power owns and operates a diverse fleet of power generation and infrastructure assets in the United States. Atlantic Power's generation projects sell electricity to utilities and other large commercial customers under long-term power purchase agreements ("PPA"), which seek to minimize exposure to changes in commodity prices. Atlantic Power's power generation projects in operation have an aggregate gross electric generation capacity of approximately 1,948 MW, in which Atlantic Power's ownership interest is approximately 871 MW. Atlantic Power's current portfolio consists of interests in 12 operational power generation projects across nine states, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power also owns a majority interest in Rollcast Energy, Inc., a biomass power plant developer with several projects under development. Atlantic Power's common shares trade on the NYSE under the symbol "AT" and on the TSX under the symbol "ATP." Atlantic Power's headquarters are located at 200 Clarendon Street, Floor 25, Boston, Massachusetts, USA 02116, telephone number 617-977-2400. Atlantic Power's registered office is located at 355 Burrard Street, Suite 1900, Vancouver, British Columbia, Canada V6C 2G8.

  Capital Power Income L.P. (see page 32)

        CPILP's primary business is the ownership and operation of power plants in Canada and the United States, which generate electricity and steam, from which it derives its earnings and cash flows. The power plants generate electricity and steam from a combination of natural gas, waste heat, wood waste, water flow, coal and tire-derived fuel. CPILP's generation projects sell electricity to utilities and other large commercial customers under long-term PPAs, which seek to minimize exposure to changes in commodity prices. At present, CPILP's portfolio consists of 19 wholly-owned power generation assets located in both Canada (in the provinces of British Columbia and Ontario) and the United States (in the states of California, Colorado, Illinois, New Jersey, New York and North Carolina), a 50.15% interest in a power generation asset in Washington State, and a 14.3% common equity interest in Primary Energy Recycling Holdings LLC. CPILP's assets have a total net generating capacity of 1,400 MW and more than four million pounds per hour of thermal energy. The CPILP units trade on the TSX under the symbol "CPA.UN." The head office of CPILP is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1. The registered office of CPILP is 200 University Avenue, Toronto, Ontario, M5H 3C6, telephone number 1-866-896-4636.

  CPI Income Services Ltd. (see page 33)

        CPI Income Services Ltd. (the "General Partner") is responsible for the management of CPILP. Pursuant to CPILP's partnership agreement, the General Partner is prohibited from undertaking any business activity other than acting as general partner of CPILP. The head and registered office of the General Partner is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1, telephone number 1-866-896-4636. The General Partner has engaged CP Regional Power Services Limited

Partnership and Capital Power Operations (USA) Inc. (together, the "Manager"), both subsidiaries of Capital Power, to perform management and administrative services for CPILP and to operate and maintain CPILP's power plants pursuant to certain management and operations agreements. The management and operations agreements will be terminated and/or assigned in connection with the Plan of Arrangement in consideration for the payment of an aggregate of C$10.0 million. See "Summary of the Arrangement Agreement—Summaries of Other Agreements Relating to the Arrangement—Management Agreements Termination Agreement and Management Agreement Assignment Agreement" beginning on page 106.

  CPI Investments Inc. (see page 33)

        CPI Investments is a holding company that owns, directly and indirectly, approximately 29.18% of the CPILP units and 100% of the shares of the General Partner. Capital Power L.P. ("Capital Power LP") owns a 49% voting interest and a 100% economic interest in CPI Investments and EPCOR owns the other 51% voting interest in CPI Investments. CPI Investments was incorporated on February 12, 2009 under the CBCA. The head and registered office of CPI Investments is located at TD Tower, 5th Floor, 10088-102 Avenue, Edmonton, Alberta, Canada, T5J 2Z1, telephone number 1-866-896-4636.

The Arrangement Agreement and Plan of Arrangement (see page 48)

        On June 20, 2011, Atlantic Power, CPILP, the General Partner and CPI Investments entered into the Arrangement Agreement, which provides that Atlantic Power will acquire, directly or indirectly, all of the issued and outstanding CPILP units pursuant to the Plan of Arrangement under the CBCA. Under the terms of the Plan of Arrangement, CPILP unitholders will be permitted to exchange each of their CPILP units for, at their election, C$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections will be subject to proration if total cash elections exceed approximately C$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares.

        Pursuant to the Plan of Arrangement, CPILP will sell its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power, for approximately C$121.4 million. Additionally, in connection with the Plan of Arrangement, the management agreements between certain subsidiaries of Capital Power and CPILP and certain of its subsidiaries will be terminated (or assigned) in consideration of a payment of C$10.0 million. Atlantic Power or its subsidiaries will assume the management of CPILP and intends to enter into a transitional services agreement with Capital Power for a term of up to 12 months following the completion of the Plan of Arrangement, which will facilitate the integration of CPILP into Atlantic Power.

        The Arrangement Agreement contains customary representations, warranties and covenants. Among these covenants, CPILP and CPI Income Services Ltd. have each agreed not to solicit alternative transactions, except that CPILP may respond to an alternative transaction proposal that constitutes, or would reasonably be expected to lead to, a superior proposal. In addition, Atlantic Power or CPILP may be required to pay a C$35.0 million fee if the Arrangement Agreement is terminated in certain circumstances.

        The completion of the Plan of Arrangement is subject to the receipt of all necessary court and regulatory approvals in Canada and the United States and certain other closing conditions. Atlantic Power and CPILP currently expect to complete the Plan of Arrangement in the fourth quarter of 2011, subject to receipt of required shareholder/unitholder, court and regulatory approvals and the satisfaction or waiver of the financing and other conditions to the Plan of Arrangement described in the Arrangement Agreement.

        The full text of the Arrangement Agreement is attached as Annex A to this joint proxy statement. Atlantic Power and CPILP urge you to read it carefully.

  Atlantic Power's Reasons for the Arrangement Agreement (see page 55)

        On June 19, 2011, at a meeting of the Atlantic Power board of directors, by unanimous vote, the Atlantic Power board of directors determined that the Arrangement, including the issuance of Atlantic Power common shares to CPILP unitholders necessary to complete the Arrangement, is in the best interests of Atlantic Power and is fair to the stakeholders of Atlantic Power. In reaching these determinations, the Atlantic Power board of directors consulted with Atlantic Power's management and its legal, financial and other advisors, and also considered numerous factors, including strategic and financial benefits of the Arrangement and other factors which the Atlantic Power board of directors viewed as supporting its decisions.

        The strategic benefits that the Atlantic Power board of directors believes should result from the combination of Atlantic Power and CPILP include, among other things, the following:

  •
  Atlantic Power will have a larger and more diversified portfolio of contracted power generation assets;

  •
  Atlantic Power's proven management team will be combined with CPILP's highly qualified operations and other personnel;

  •
  Atlantic Power's market capitalization and enterprise value are expected to double, which is expected to add liquidity and enhance access to capital; and

  •
  Atlantic Power's asset portfolio will expand and its geographic diversification and fuel type diversification will be enhanced.

        The financial benefits that the Atlantic Power board of directors believes should result from the combination of Atlantic Power and CPILP include, among other things, the following:

  •
  upon completion of the Plan of Arrangement, Atlantic Power intends to increase dividends;

  •
  Atlantic Power's dividend sustainability for the foreseeable future is expected to strengthen as a result of immediate accretion to cash available for distribution; and

  •
  a significant improvement in Atlantic Power's dividend payout ratio starting in 2012.

  CPILP's Reasons for the Plan of Arrangement (see page 77)

        At a meeting held on June 19, 2011, the members of the board of directors of the General Partner entitled to vote, being the independent directors of the General Partner, determined unanimously that the Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders and resolved unanimously to recommend to the CPILP unitholders that they vote in favor of the Arrangement. In reaching these decisions, the board of directors of the General Partner consulted with its management and financial, legal and other advisors, and considered a variety of factors weighing in favor of or relevant to the Plan of Arrangement, including strategic and financial benefits of the Plan of Arrangement and other factors which the board of directors of the General Partner viewed as supporting its decisions.

        The strategic benefits that the board of directors of the General Partner believes should result from the combination of Atlantic Power and CPILP include, among other things, the following:

  •
  the creation of a larger, more diversified power company than CPILP on a standalone basis;

  •
  the enhancement to Atlantic Power's proven management team by combining it with CPILP's highly qualified operations and other personnel;

  •
  the advantages resulting from larger scale and expanded scope of the Combined Company in meeting the challenges facing the power industry;

  •
  the benefit of allowing the business of CPILP to grow independently of the Manager, which has its own power generation business, and the additional growth opportunities of the Combined Company;

  •
  the complementary nature of the respective products and geographical markets of the two entities; and

  •
  the expected market capitalization, free cash flow, liquidity and capital structure of the Combined Company relative to CPILP on a stand-alone basis.

        The financial benefits that the board of directors of the General Partner believes should result from the combination of Atlantic Power and CPILP include, among other things, the following:

  •
  CPILP unitholders may receive Atlantic Power common shares as consideration for their CPILP units, which would allow them to own common shares of the Combined Company; and

  •
  the belief that the Combined Company will have a strong cash generation profile.

        The other benefits that the board of directors of the General Partner believes should result from the combination of Atlantic Power and CPILP include, among other things, the following:

  •
  the inherent constraints associated with CPILP's current growth structure and the belief that the Combined Company will be well positioned and structured to generate and exploit future growth opportunities; and

  •
  the prospect of finding it necessary to develop or otherwise replace the management, employee work force and administrative functions performed by the Manager, given that Capital Power had advised CPILP that it was considering divesting itself of all of its CPILP interests in order to focus on its own core business.

  Recommendations of the Board of Directors of Atlantic Power (see page 34)

        At a meeting held on June 19, 2011, after considering the various factors and considerations further disclosed in the section titled "The Arrangement Agreement and Plan of Arrangement—Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors" Atlantic Power's board of directors unanimously determined that the Plan of Arrangement and the other transactions contemplated by the Arrangement Agreement, including the issuance of Atlantic Power common shares to CPILP unitholders necessary to complete the Plan of Arrangement, are in the best interests of Atlantic Power and is fair to its stakeholders. Accordingly, the Atlantic Power board of directors unanimously recommends that the Atlantic Power shareholders vote "FOR" the Share Issuance Resolution.

  Recommendations of the Board of Directors of the General Partner (see page 39)

        At a meeting held on June 19, 2011, after considering, among other things, the oral opinions of CIBC and Greenhill & Co. Canada Ltd. ("Greenhill"), subsequently confirmed in writing, the full text of which are attached as Annexes D and E, respectively, of this joint proxy statement, the members of the board of directors of the General Partner entitled to vote determined unanimously that the Plan of Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders and resolved unanimously to recommend to the CPILP unitholders that they vote in favor of the Plan of Arrangement. The members of the board of directors of the General Partner entitled to vote also unanimously approved the Plan of Arrangement and the execution and performance of the

Arrangement Agreement. Accordingly, the board of directors of the General Partner unanimously recommends that the CPILP unitholders vote "FOR" the approval of the Arrangement Resolution.

  Opinions of Atlantic Power's Financial Advisors (see page 58)

        In connection with the Arrangement Agreement, TD Securities Inc. ("TD Securities") and Morgan Stanley & Co. LLC ("Morgan Stanley") each delivered to Atlantic Power's board of directors its written opinion, dated June 19, 2011, that, on such date and based upon and subject to the various limitations, qualifications and assumptions set forth in each written opinion, the consideration to be paid by Atlantic Power to CPILP unitholders pursuant to the Arrangement Agreement was fair, from a financial point of view, to Atlantic Power. The full texts of these opinions are attached as Annexes B and C, respectively, to this joint proxy statement.

        You should read each opinion carefully in its entirety for a description of the assumptions made, the matters considered and limitations on the review undertaken. Each opinion is addressed to the board of directors of Atlantic Power, and addresses only the fairness from a financial point of view of the consideration to be paid by Atlantic Power to CPILP unitholders pursuant to the Arrangement Agreement. The opinions do not address any other aspect of the Plan of Arrangement and do not constitute a recommendation to the shareholders of Atlantic Power or unitholders of CPILP as to how to vote with respect to the Plan of Arrangement or any other matter. In addition, the opinions do not in any manner address the prices at which Atlantic Power common shares will trade following the consummation of the Plan of Arrangement or at any other time.

  Opinions of CPILP's Financial Advisors (see page 80)

        In connection with the Arrangement Agreement, on June 19, 2011, the board of directors of the General Partner received written opinions from each of CIBC and Greenhill stating that, on such date and based upon and subject to the various limitations, qualifications and assumptions set forth in each written opinion, the consideration to be received by CPILP unitholders pursuant to the Arrangement Agreement was fair from a financial point of view to such CPILP unitholders (other than the General Partner, CPI Investments and Atlantic Power in respect of the Greenhill opinion, and other than Capital Power and its affiliates in respect of the CIBC opinion). The full texts of these opinions, which set forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken, are attached as Annexes D and E, respectively, to this joint proxy statement. CIBC also provided its written opinion to the special committee of the board of directors of the General Partner and the independent director of the board of directors of CPI Preferred Equity Ltd. that the consideration to be received by CPI Preferred Equity Ltd. pursuant to the membership interest purchase agreement in respect of the North Carolina assets is fair, from a financial point of view, to CPI Preferred Equity Ltd.

  Interests of Certain CPILP Directors and Officers in the Plan of Arrangement (see page 81)

        Certain of the directors and officers of the General Partner are also officers and/or directors of Capital Power and its affiliates and are not considered to be independent of CPILP within the meaning of applicable Canadian securities laws. Capital Power and its affiliates have interests in the Plan of Arrangement and certain other transactions to be completed in connection with the Plan of Arrangement that are different from, or in addition to, the interests of the other CPILP unitholders. See "Canadian Securities Law Matters" beginning on page 85.

        The board of directors of the General Partner was aware of and considered these interests, among other matters, in evaluating the Plan of Arrangement, and in recommending that CPILP unitholders vote in favor of the Arrangement Resolution. The members of the board of directors of the General Partner who are officers and/or directors of Capital Power and its affiliates did not participate in the vote to approve the Plan of Arrangement, as a result of the potential conflict of interest presented by their positions with Capital Power and its affiliates.

        The following table indicates, as of the date hereof, the number of CPILP units beneficially owned, directly or indirectly, or over which control or direction is exercised, by: (i) each director and officer of CPILP; (ii) each associate or affiliate of an insider of CPILP; (iii) each associate or affiliate of CPILP; (iv) each insider of CPILP (other than a director or officer of CPILP; and (v) each person acting jointly or in concert with CPILP, and the maximum amount of potential cash consideration payable to each pursuant to the Plan of Arrangement:

Name	Position with CPILP	CPILP Units	Maximum Amount of Potential Cash Consideration
Graham L. Brown	Director	—	n/a
Brian A. Felesky	Director (Independent)	5,640	$109,416
Allen R. Hagerman	Director (Independent)	17,702	$343,419
Francois L. Poirier	Director (Independent)	3,100	$60,140
Brian T. Vaasjo	Chairman and Director	7,400	$143,560
Rodney D. Wimer	Director (Independent)	—	n/a
James Oosterbaan	Director	—	n/a
Stuart A. Lee	Director and President	3,536	$68,598
B. Kathryn Chisholm	General Counsel and Corporate Secretary	915	$17,751
Peter D. Johanson	Controller	400	$7,760
Leah M. Fitzgerald	Assistant Corporate Secretary	—	n/a
Anthony Scozzafava	Chief Financial Officer	2,050	$39,770
Yale Loh	Vice President, Treasurer	—	n/a
Capital Power Corporation(1)	Unitholder	16,513,504	$320,361,978

(1)
Capital Power indirectly owns 49% of the voting interests and all of the economic interests in CPI Investments. EPCOR owns the remaining 51% voting interest in CPI Investments. CPI Investments owns 16,513,504 CPILP units. Under the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement.

        All current directors and officers of the General Partner will resign their positions in connection with the Plan of Arrangement.

  Regulatory Approvals Required for the Plan of Arrangement and Other Regulatory Matters (see page 88)

        CPILP units currently trade on the TSX. After the Plan of Arrangement, Atlantic Power intends to delist the CPILP units from the TSX. The preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the TSX.

        Atlantic Power common shares currently trade on the TSX and NYSE. Atlantic Power will also apply to list Atlantic Power common shares issuable under the Plan of Arrangement on the NYSE and the TSX, and it is a condition to the completion of the Plan of Arrangement that Atlantic Power shall have obtained approval for these listings.

        In addition to certain regulatory approvals of the power generation regulatory authorities required in connection with the Plan of Arrangement, the Arrangement is subject to approval under the Investment Canada Act, the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (United States) and the United States Federal Power Act.

        The Arrangement must also be approved by the Court of Queen's Bench of Alberta. The court will be asked to make an order approving the Arrangement and determine that the Arrangement is fair to the CPILP unitholders. CPILP and the General Partner will apply to the court for this order if the regulatory approvals described above have been obtained and the CPILP unitholders approve the Arrangement Resolution at the CPILP special meeting.

Summaries of Other Agreements Relating to the Arrangement

  The Support Agreements (see page 104)

        As part of the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments (an entity indirectly owned by Capital Power and EPCOR), the direct and indirect holder of 16,513,504 CPILP units, on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement. In order to confirm the commitment of each shareholder of CPI Investments to support the Plan of Arrangement, contemporaneously with the entering into of the Arrangement Agreement, Atlantic Power entered into two support agreements, one with EPCOR and the other with Capital Power and Capital Power LP, the entity through which Capital Power holds its shares of CPI Investments. Pursuant to the support agreements, each of Capital Power LP and EPCOR agreed to, among other things, (i) vote all of its shares of CPI Investments in favor of the Plan of Arrangement and any related matters to give legal effect to the Plan of Arrangement, (ii) vote all of its shares of CPI Investments against any resolutions or proposals that might reasonably be expected to impede, frustrate, delay or prevent the Plan of Arrangement, (iii) not sell, transfer, pledge or assign its shares of CPI Investments or enter into a voting agreement with respect to such shares, (iv) not exercise any rights or remedies to impede, frustrate, delay or prevent the Plan of Arrangement and (v) abide by certain non-solicitation covenants in respect of CPILP and CPI Investments.

        Pursuant to the support agreement among Atlantic Power, Capital Power LP and Capital Power, among other things, (i) Capital Power agreed to cause Capital Power LP to fulfill its obligations under the support agreement and not to make certain acquisition proposals in respect of CPILP or CPI Investments, (ii) Capital Power LP and CPI Investments made certain representations specific to the Plan of Arrangement, including with respect to the representations and warranties made by CPI Investments in the Arrangement Agreement and equipment and personal property owned by Capital Power LP and/or Capital Power and used in the operations of the CPILP or any of the CPILP's facilities and (iii) Capital Power LP agreed that for a period of 90 days commencing on the Effective Date, Capital Power LP will not, without the prior consent of Atlantic Power, offer, sell, pledge, grant any option to purchase, hedge, transfer, assign, make any short sale or otherwise dispose of any Atlantic Power common shares received pursuant to the Plan of Arrangement (or agree to, or announce, any intention to do so) with certain limited customary exceptions. For a further discussion of the support agreements, see "Summary of the Arrangement Agreement—Summaries of Other Agreements Relating to the Arrangement—Support Agreements."

  Management Agreements Termination Agreement and Management Agreement Assignment Agreement (see page 106)

        On June 20, 2011, certain subsidiaries of Capital Power entered into an agreement (the "Management Agreements Termination Agreement") with CPILP and certain of its subsidiaries pursuant to which the parties agreed to terminate each of the management and operations agreements between them, other than the Frederickson Agreement (as defined below), effective immediately upon completion of the Plan of Arrangement. In consideration for the termination of the management and operations agreements, CPILP and its subsidiaries agreed to pay to the subsidiaries of Capital Power an aggregate of C$8.5 million.

        On June 20, 2011, a subsidiary of Capital Power entered into an agreement with Atlantic Power and Frederickson Power L.P., a subsidiary of CPILP, pursuant to which the subsidiary of Capital Power agreed to assign its right, benefit, interest and obligation in, to and under the operations and maintenance agreement in respect of CPILP's Frederickson facility (the "Frederickson Agreement") to Atlantic Power. The assignment will be effective immediately upon completion of the Plan of Arrangement. In consideration for the assignment, Atlantic Power has agreed to pay C$1.5 million to the subsidiary of Capital Power. The assignment is conditional on, among other things, receipt of the consent of Puget Sound Energy, Inc., the counterparty to the Frederickson Agreement, to the assignment.

  North Carolina Purchase and Sale Agreement (see page 106)

        On June 20, 2011, a subsidiary of Capital Power entered into a purchase and sale agreement with certain subsidiaries of CPILP, pursuant to which the subsidiary of Capital Power agreed to purchase and the subsidiaries of CPILP agreed to sell indirectly all of the membership interests in the limited liability company that owns CPILP's Roxboro and Southport power plants in North Carolina. The purchase price for the membership interests is approximately C$121.4 million. Closing of the purchase and sale will take place on the Effective Date. Closing of the purchase and sale will be conditional on, among other things, receipt of all necessary regulatory approvals and consents, including, without limitation, expiration or early termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and prior authorization from the Federal Energy Regulatory Commission under Section 203 of the United States Federal Power Act.

  Employee Hiring and Lease Assignment Agreement (see page 106)

        On June 20, 2011, Atlantic Power, Capital Power and Capital Power Operations (USA) Inc. ("CPO USA") entered into an employee hiring and lease assignment agreement pursuant to which Atlantic Power agreed to assume the employment of certain designated employees who perform functions related to CPILP's business. This agreement was necessitated by the fact that neither CPILP nor the General Partner has any employees. Persons performing the functions of employees of CPILP are currently employed by Capital Power and CPO USA rather than directly by CPILP. For further details regarding CPILP employees, see "Business of the Partnership—Employees of the Partnership" beginning on Schedule I-25.

        Pursuant to the agreement, Atlantic Power will (i) be bound by the collective agreements currently in place for Capital Power's unionized employees and, (ii) for certain individuals whose employment is not governed by the collective agreements, Atlantic Power will make offers of employment on substantially the same (or better) terms and conditions of employment, in the aggregate, as are in effect on the date of the offer. Existing employee benefits provided by Capital Power will vest on closing of the Plan of Arrangement and be paid out by Capital Power. The agreement also contemplates the negotiation of the assignment of office leases for Capital Power's offices located in the cities of Richmond, B.C., Toronto, Ontario and Chicago, Illinois.

  Canadian Pension Transfer Agreement (see page 107)

        On June 20, 2011, Atlantic Power and Capital Power entered into a Canadian pension transfer agreement pursuant to which Atlantic Power agreed to assume the pension plan assets and obligations from Capital Power related to the employees that it assumes pursuant to the employee hiring and lease assignment agreement described above.

        The agreement primarily relates to the Capital Power Pension Plan (which is a Canadian registered pension plan with both a defined benefit and defined contribution component). For further details regarding Capital Power's pension plan assets and obligations, see "Compensation Discussion and

Analysis—Pension Programs" beginning on Schedule I-65. The agreement provides that the assets associated with the pension plan obligations of the employees being transferred to Atlantic Power will be carved out of the Capital Power Pension Plan and transferred to a new plan to be established by Atlantic Power. The new pension plan for Atlantic Power will have equivalent terms to the Capital Power Pension Plan.

        If there is a deficiency in the Capital Power Pension Plan on a going concern basis at the time of closing of the Plan of Arrangement, Capital Power is required to pay Atlantic Power the amount of the deficiency related to the assumed employees (and if there is a surplus, Atlantic Power is required to make a payment to Capital Power). Currently, it is estimated that there is a deficiency of approximately C$2.0 million. Atlantic Power is required to establish savings plans that are substantially the same as certain group RRSPs provided by Capital Power. Capital Power and Atlantic Power will take all commercially reasonable steps to permit transferring employees with balances in Capital Power's Group RRSPs to transfer their assets to Atlantic Power's Group RRSPs.

The Atlantic Power Special Meeting

  Date, Time and Place (see page 34)

        The special meeting of Atlantic Power shareholders will be held at the King Edward Hotel,                , 37 King Street East, Toronto, Ontario on            , the                day of                , 2011 at the hour of             a.m. (Toronto time).

  Purpose (see page 34)

        At the Atlantic Power special meeting, Atlantic Power shareholders will be asked to vote on the following resolutions:

  •
  to consider, and if thought advisable, to approve, with or without variation, the Share Issuance Resolution, the full text of which is set forth in Annex F to this management proxy circular and joint proxy statement, authorizing Atlantic Power to issue such number of common shares in the capital of Atlantic Power as is necessary to complete the Arrangement, being 1.3 Atlantic Power common shares for each CPILP unit to a maximum of 31,500,221 Atlantic Power common shares pursuant to the terms of the Arrangement Agreement (all as more particularly described in this joint proxy statement); and

  •
  to transact such further or other business as may properly come before the Atlantic Power special meeting or any adjournments or postponements thereof.

  Share Issuance Resolution (see page 34)

        Pursuant to the rules of the NYSE and TSX, securityholder approval is required in instances where the number of securities issued or issuable in payment of the purchase price in a transaction such as the Plan of Arrangement exceeds 20% (NYSE) or 25% (TSX) of the number of securities of the listed issuer which are outstanding, on a non-diluted basis. Because the Arrangement Agreement contemplates the issuance of Atlantic Power common shares in excess of these thresholds on a non-diluted basis, the rules of the NYSE and TSX require that Atlantic Power must obtain approval of the Share Issuance Resolution by the holders of a majority of the Atlantic Power common shares represented in person or by proxy at the Atlantic Power special meeting.

        As of the close of business on the date of this joint proxy statement, there were approximately            outstanding Atlantic Power common shares. Pursuant to the Plan of Arrangement, Atlantic Power currently estimates that it will issue or reserve for issuance approximately        Atlantic Power common shares (equal to approximately        of Atlantic Power's current issued and outstanding common shares) pursuant to or as contemplated by the Arrangement Agreement, including approximately 31.5 million Atlantic Power common shares issuable in exchange for CPILP units in the Plan of Arrangement.

  Record Date; Shares Entitled to Vote (see page 35)

        Only holders of Atlantic Power common shares at the close of business on              , 2011, the record date for the Atlantic Power special meeting, will be entitled to notice of, and to vote at, the Atlantic Power special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of approximately              Atlantic Power common shares. Each outstanding Atlantic Power common share is entitled to one vote on the Share Issuance Resolution and any other matter properly coming before the Atlantic Power special meeting.

  Required Vote (see page 35)

        The Share Issuance Resolution will be approved if a majority of the votes cast by Atlantic Power shareholders, either in person or by proxy at the Atlantic Power special meeting are voted in favor of the resolution.

  Share Ownership by and Voting Rights of Directors and Executive Officers (see page 35)

        As of the close of business on the Atlantic Power record date, Atlantic Power's directors and executive officers and their affiliates beneficially owned and had the right to vote              Atlantic Power common shares at the Atlantic Power special meeting, which represents approximately        % of the Atlantic Power common shares entitled to vote at the Atlantic Power special meeting. Each of the directors and officers of Atlantic Power have indicated their intention to vote in favor of the Share Issuance Resolution.

  Failure to Vote and Broker Non-Vote (see page 35)

        If you are an Atlantic Power shareholder and fail to vote or fail to instruct your broker, investment dealer or other intermediary to vote, it will have no effect on any of the Atlantic Power proposals, assuming a quorum is present.

The CPILP Special Meeting

  Date, Time and Place (see page 39)

        The special meeting of CPILP unitholders will be held at the            ,             on            , the             day of            , 2011 at the hour of         a.m. (Edmonton time).

  Purpose (see page 39)

        At the CPILP special meeting, CPILP unitholders will be asked to vote on the following resolutions:

  •
  to consider, and, if thought advisable, to pass, with or without variation, pursuant to the Interim Order of the Court of Queen's Bench of Alberta, the Arrangement Resolution, the full text of which is set forth in Annex G to this management proxy circular and joint proxy statement, to approve an arrangement under section 192 of the CBCA (all as more particularly described in this joint proxy statement); and

  •
  to transact such further or other business as may properly come before the CPILP special meeting or any adjournments or postponements thereof.

  Record Date; Units Entitled to Vote (see page 39)

        Only holders of CPILP units at the close of business on            , 2011, the record date for the CPILP special meeting, will be entitled to notice of, and to vote at, the CPILP special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of

56,597,899 CPILP units. Each outstanding CPILP unit is entitled to one vote on the Arrangement Resolution and any other matter properly coming before the CPILP special meeting.

  Required Vote (see page 40)

        Pursuant to the Interim Order, the number of votes required to pass the Arrangement Resolution shall be not less than 66 2/3% of the votes cast by CPILP unitholders, either in person or by proxy, at the CPILP special meeting. In addition, the Arrangement Resolution must be approved by a simple majority of the votes cast by the CPILP unitholders present in person or by proxy at the CPILP special meeting, after excluding those votes required to be excluded pursuant to the minority approval provisions of MI 61-101, being the votes of "interested parties" and their related parties and joint actors, which includes the General Partner and CPI Investments. Notwithstanding the foregoing, the Arrangement Resolution authorizes the board of directors of the General Partner, without further notice to or approval of the CPILP unitholders, subject to the terms of the Plan of Arrangement and the Arrangement Agreement, to amend the Plan of Arrangement or the Arrangement Agreement or to decide not to proceed with the Plan of Arrangement at any time prior to the Plan of Arrangement becoming effective pursuant to the provisions of the CBCA.

  Unit Ownership by and Voting Rights of Directors and Executive Officers (see page 39)

        As of the close of business on the CPILP record date, CPILP's directors and executive officers and their affiliates beneficially owned and had the right to vote            CPILP units at the CPILP special meeting, which represents approximately        % of the CPILP units entitled to vote at the CPILP special meeting. It is expected that CPILP's directors and executive officers will vote in favor of the Arrangement Resolution.

  Failure to Vote and Broker Non-Vote (see page 40)

        If you are a CPILP unitholder and fail to vote or fail to instruct your broker, investment dealer or other intermediary to vote, it will have no effect on any of the CPILP proposals, assuming a quorum is present.

  Procedures for the Surrender of Unit Certificate and Receipt of Consideration (see page 42)

        Each registered holder of CPILP units is required to validly complete and duly sign a Letter of Transmittal and Election Form and submit such documents, together with such holder's CPILP unit certificate(s), if any, to the Depositary in order to receive the consideration under the Plan of Arrangement. The details of the procedures for the deposit of CPILP unit certificates and the delivery by the Depositary of Atlantic Power common shares and cash are set out in the Letter of Transmittal and Election Form accompanying this joint proxy statement. If you hold your CPILP units through a nominee such as a broker or dealer, you should carefully follow any instructions provided to you by such nominee for making an election. CDS Clearing and Depositary Services Inc. is the only registered holder of CPILP units. All other holders should consult their broker, dealer or other nominee through which they hold CPILP units for instructions and assistance in making an election. Pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, CPILP unitholders are entitled to receive, at their election, for each CPILP unit held (i) C$19.40 in cash (the "Cash Consideration") or (ii) 1.3 Atlantic Power common shares (the "Share Consideration"), subject to the Aggregate Cash Maximum and the Aggregate Share Maximum (together the "Consideration").

        The Election Deadline to deposit such properly completed Letter of Transmittal and Election Form with the Depositary is 5:00 p.m. (Edmonton time) on the date that is three business days prior to the date of the CPILP special meeting. Assuming the CPILP special meeting is held on            , 2011, the Election Deadline will be 5:00 p.m. (Edmonton time) on             , 2011. CPILP unitholders who do

not forward to the Depositary a validly completed and duly signed Letter of Transmittal and Election Form, together with their CPILP unit certificate(s), if any, will not receive the cash and/or Atlantic Power common shares, as applicable, to which they are otherwise entitled until such a deposit is made. Any CPILP unitholder who does not deposit a duly completed Letter of Transmittal and Election Form with the Depositary prior to the Election Deadline shall be deemed to have elected to receive the Share Consideration in respect of all of such holder's CPILP units.

        Any certificate which immediately prior to the Effective Time represented outstanding CPILP units that is not deposited with the Depositary together with all other instruments or documents required by the Plan of Arrangement on or prior to the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature as a CPILP unitholder or as a shareholder of Atlantic Power. On such date, the cash and Atlantic Power common shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled under the Plan of Arrangement will be deemed to have been donated, surrendered and forfeited for no consideration to Atlantic Power.

Appraisal/Dissent Rights (see page 47)

        The shareholders of Atlantic Power are not entitled to dissent rights in connection with the Share Issuance Resolution.

        The unitholders of CPILP are not entitled to dissent rights in connection with the Arrangement Resolution.

U.S. Securities Law Matters (see page 86)

        The common shares of Atlantic Power to be issued pursuant to the Plan of Arrangement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States and will be issued in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act. The common shares of Atlantic Power to be issued pursuant to the Plan of Arrangement will be freely transferable under U.S. federal securities laws, except for securities held by persons who are deemed to be "affiliates" of Atlantic Power following completion of the Plan of Arrangement.

Material Canadian Federal Income Tax Consequences (see page 108)

        CPILP unitholders will realize a taxable disposition of their CPILP units under the Plan of Arrangement. Eligible holders that receive Atlantic Power common shares pursuant to the Plan of Arrangement will be entitled to make a joint tax election with Atlantic Power under the Tax Act that will, depending on the circumstances of each particular CPILP unitholder, allow for a full or partial deferral of taxable gains that would otherwise be realized.

        Atlantic Power common shares will be considered "qualified investments" for registered retirement savings plans and other tax-exempt plans.

        The primary Canadian federal income tax considerations arising in respect of the Plan of Arrangement, as well as the procedure to be followed by CPILP unitholders intending to make a joint tax election, are described more fully below under the heading "Material Canadian Federal Income Tax Considerations".

Material U.S. Federal Income Tax Consequences (see page 112)

        CPILP does not permit non-residents of Canada (as determined for purposes of the Tax Act) to hold CPILP units. Persons who are not US Holders will not be subject to U.S. federal income tax with respect to their CPILP units or Atlantic Power common shares received in exchange therefor unless

(1) such person's income with respect thereto is effectively connected with the conduct of a trade or business in the United States, or (2) such person is an individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. Even if a non-US Holder is subject to U.S. federal income tax under either test in the preceding sentence, such person may be eligible for relief from (or reduction to) any U.S. income tax under a tax treaty. See "Certain U.S. Federal Income Tax Considerations" beginning on page 112.

Atlantic Power Financing (see page 113)

        Atlantic Power intends to finance the cash portion of the purchase price to complete the Plan of Arrangement by issuing up to approximately C$200.0 million of equity and up to approximately C$425.0 million of debt through public and private offerings. However, in the event that such financing is not available on terms satisfactory to Atlantic Power, Atlantic Power has received the TLB Commitment Letter, evidencing the commitment of a Canadian chartered bank and another financial institution to structure, arrange, underwrite and syndicate a senior secured credit facility consisting of the Tranche B Facility in the amount of $625 million, subject to the terms and conditions set forth therein.

Selected Historical Consolidated Financial Data of Atlantic Power

        The following table presents selected consolidated financial information for Atlantic Power. The annual historical information as of, and for the years ended, December 31, 2010, 2009 and 2008 has been derived from the audited consolidated financial statements appearing in Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference into this joint proxy statement. The annual historical information as of, and for the years ended, December 31, 2007 and 2006 has been derived from historical financial statements not incorporated by reference into this joint proxy statement. The historical information as of, and for the three-month periods ended, March 31, 2011 and 2010 has been derived from the unaudited consolidated financial statements appearing in Atlantic Power's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, incorporated by reference into this joint proxy statement. Data for all periods have been prepared under U.S. GAAP. You should read the following selected consolidated financial data together with Atlantic Power's consolidated financial statements and the notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included as part of Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each of which is incorporated by reference into this joint proxy statement. See "Where You Can Find More Information" beginning on page 149 of this joint proxy statement.

	Year Ended December 31,						Three months ended March 31,
(in thousands of US dollars, except as otherwise stated)	2010	2009	2008	2007	2006(a)		2011(a)	2010(a)
Project revenue	$195,256	$179,517	$173,812	$113,257		$69,374	$53,665	$47,221
Project income	41,879	48,415	41,006	70,118		57,247	14,869	3,864
Net (loss) income attributable to Atlantic Power Corporation	(3,752)	(38,486)	48,101	(30,596)		(2,408)	6,136	(6,063)
Basic earnings (loss) per share	$(0.06)	$(0.63)	$0.78	$(0.50)	$	((0.05)	$0.09	$(0.10)
Basic earnings (loss) per share, C$(b)	$(0.06)	$(0.72)	$0.84	$(0.53)		$(0.06)	$0.09	$(0.10)
Diluted earnings (loss) per share(c)	$(0.06)	$(0.63)	$0.73	$(0.50)		$(0.05)	$0.09	$(0.10)
Diluted earnings (loss) per share, C$(b)(c)	$(0.06)	$(0.72)	$0.78	$(0.53)		$(0.06)	$0.09	$(0.10)
Distribution declared per subordinated note(d)	$—	$0.51	$0.60	$0.59		$0.57	$—	$—
Dividend declared per common share	$1.06	$0.46	$0.40	$0.40		$0.37	$0.28	$0.26
Total assets	$1,013,012	$869,576	$907,995	$880,751		$965,121	$1,007,801	$876,677
Total long-term liabilities	$518,273	$402,212	$654,499	$715,923		$613,423	$504,492	$421,133

(a)
Unaudited.

(b)
The C$ amounts were converted using the average exchange rates for the applicable reporting periods.

(c)
Diluted earnings (loss) per share is computed including dilutive potential shares, which include those issuable upon conversion of convertible debentures and under Atlantic Power's long term incentive plan. Because Atlantic Power reported a loss during the years ended December 31, 2010, 2009, 2007 and 2006, and for the three month periods ended March 31, 2010, the effect of including potentially dilutive shares in the calculation during those periods is anti-dilutive. Please see the notes to Atlantic Power's historical consolidated financial statements incorporated by reference into this joint proxy statement for information relating to the number of shares used in calculating basic and diluted earnings per share for the periods presented.

(d)
At the time of Atlantic Power's initial public offering, its publicly traded security was an income participating security, or an "IPS", each of which was comprised of one common share and C$5.767 principal amount of 11% subordinated notes due 2016. On November 27, 2009, Atlantic Power converted from the IPS structure to a traditional common share structure. In connection with the conversion, each IPS was exchanged for one new common share.

Selected Historical Consolidated Financial Data of CPILP

        The following table presents selected consolidated financial information for CPILP. The selected historical financial data as of, and for the years ended, December 31, 2010, 2009 and 2008 has been derived from CPILP's audited consolidated financial statements for those periods appearing elsewhere in this joint proxy statement. The selected historical financial data as of, and for the years ended, December 31, 2007 and 2006 has been derived from the audited consolidated financial statements of CPILP not appearing in this joint proxy statement. The selected historical financial data as of, and for the periods ended, March 31, 2011 and 2010 are derived from CPILP's unaudited consolidated financial statements for those periods appearing elsewhere in this joint proxy statement.

        Data for all periods presented below have been prepared under Canadian generally accepted accounting principles and are reported in Canadian dollars. You should read the following selected consolidated financial data together with CPILP's consolidated financial statements and the notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" for CPILP included elsewhere in this joint proxy statement.

	Year Ended December 31,										Three months ended March 31,
(in thousands of Canadian dollars, except as otherwise stated)	2010		2009		2008		2007		2006		2011(a)(b)		2010(a)
	$		$		$		$		$		$		$
Revenue		$532,377		$586,491		$499,267		$549,872		$326,900		$131,233		$144,157
Depreciation, amortization and accretion		$98,227		$93,249		$88,313		$85,553		$65,200		$23,026		$23,516
Financial charges and other, net		$40,179		$46,462		$94,836		$8,574		$42,200		$10,810		$11,010
Net income before tax and preferred share Dividends		$35,224		$56,812		$(91,918)		$108,953		$67,400		$12,078		$12,372
Net income (loss) attributable to equity holders of CPILP		$30,500		$57,553		$(67,893)		$30,816		$62,121		$8,411		$14,329
Basic and diluted earning (loss) per unit, C$		$0.55		$1.07		$(1.26)		$0.59		$1.28		$0.15		$0.26
Distributions declared per unit, C$		$1.76		$1.95		$2.52		$2.52		$2.52		$0.44		$0.44
Total assets		$1,583,910		$1,668,057		$1,809,225		$1,852,573		$1,883,400		$1,468,500		$1,618,408
Total long-term liabilities		$874,190		$853,314		$935,248		$730,940		$757,800		$809,087		$846,508
Operating margin		$187,567		$211,680		$111,446		$216,188		$185,900		$50,104		$50,855

(a)
Unaudited

(b)
Results for 2011 have been prepared using International Financial Reporting Standards.

        Under U.S. GAAP, the following differences are noted:

	Years Ended December 31,
(in thousands of Canadian dollars, except as otherwise stated)	2010	2009
Revenue	$532,377	$586,491
Depreciation, amortization and accretion	$98,277	$93,249
Financial charges and other, net	$40,129	$46,462
Net income before tax and preferred share dividends	$39,179	$54,753
Net income (loss) attributable to equity holders of CPILP	$34,455	$55,529
Basic and diluted earning (loss) per unit, C$	$0.63	$1.03
Distributions declared per unit, C$	$1.76	$1.95
Total assets	$1,588,352	$1,673,059
Total long-term liabilities	$878,632	$858,317
Operating margin	$191,530	$209,621

Summary Unaudited Pro Forma Condensed Combined Consolidated Financial Information

        The following table sets forth selected information about the pro forma financial condition and results of operations, including per share data, of Atlantic Power after giving effect to the completion of Plan of Arrangement with CPILP. The table sets forth selected unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010, as if the Plan of Arrangement had been completed on January 1, 2010, and the selected unaudited pro forma condensed combined consolidated balance sheet data as of March 31, 2011, as if the Plan of Arrangement had been completed on that date. The information presented below was derived from Atlantic Power's and CPILP's consolidated historical financial statements, and should be read in conjunction with these financial statements and the notes thereto, included elsewhere or incorporated by reference into this joint proxy statement and the other unaudited pro forma financial data, including related notes, included elsewhere in this joint proxy statement. CPILP's historical consolidated financial statements have been prepared in accordance with Canadian GAAP and include a discussion of the significant differences between Canadian GAAP and U.S. GAAP in Note 27 to the CPILP audited consolidated financial statements for the year ended December 31, 2010. For purposes of the unaudited pro forma condensed combined financial data, CPILP's balance sheet financial data has been translated from Canadian Dollars into U.S. Dollars using a C$/$ exchange rate of C$0.9718 to $1.00 and is presented in accordance with U.S. GAAP. CPILP's statement of operations financial data has been translated from Canadian dollars into U.S. dollars using an average C$/$ exchange rate of C$0.9855 to $1.00 and C$1.0295 to $1.00 for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, and is presented in accordance with U.S. GAAP.

        The unaudited pro forma financial data is based on estimates and assumptions that are preliminary and does not purport to represent the financial position or results of operations that would actually have occurred had the Plan of Arrangement been completed as of the dates or at the beginning of the periods presented or what the Combined Company's results will be for any future date or any future period. See the sections entitled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors".

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

(in thousands of U.S. dollars, except per share data)	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Combined Consolidated Statement of Operations Information
Project revenues	$173,124	$669,985
Project income	34,038	91,687
Net income	11,869	11,135
Noncontrolling interest	3,425	13,597
Net income (loss) attributable to Atlantic Power Corporation	8,444	(2,462) (1)
Earnings per share
Basic	$0.08	$(0.02)
Diluted	$0.08	$(0.02)
Weighted average shares outstanding
Basic	112,295	106,347
Diluted	112,812	106,347

(in thousands of U.S. dollars)	As of March 31, 2011
Balance sheet information
Cash and cash equivalents	$116,322
Total assets	3,390,507
Long-term debt and convertible debentures	1,560,321
Total liabilities	2,041,620

Total Atlantic Power Corporation shareholders' equity	1,125,974
Noncontrolling interest	222,913

Total equity	$1,348,887

(1)
Net income (loss) attributable to Atlantic Power on a pro forma basis reflects:

a.
a significant increase in amortization expense as a result of the estimated increase in fair value associated with CPILP PPA's (see Note 5(e) in the notes to the unaudited condensed combined consolidated financial statements);

b.
timing differences in Atlantic Power's deferred tax expense; and

c.
timing differences in CPILP's deferred tax benefit.

Selected Comparative Per Share/Unit Market Price and Dividend Information

        Atlantic Power's common shares are listed and traded on the NYSE under the symbol "AT" and on the TSX under the symbol "ATP". CPILP's units are listed and traded on the TSX under the symbol "CPA.UN". The following table sets forth, for the quarters indicated, the high and low sales price per share of Atlantic Power's common shares as reported on both the NYSE and the TSX and the high and low sales price per CPILP unit as reported on the TSX. In addition, the table sets forth the monthly cash dividends per share declared by Atlantic Power with respect to its common shares and the monthly cash distribution per unit declared by CPILP with respect to its limited partnership units. On the Atlantic Power record date (                         , 2011), there were approximately                        common shares of Atlantic Power outstanding. On the CPILP record date (                        , 2011), there were 56,597,899 CPILP units outstanding.

	Atlantic Power (TSX)			CPILP(TSX)
	High (C$)	Low (C$)	Dividends Declared	High	Low	Distribution Declared
2009
First Quarter	$9.28	$6.34	0.2735	18.98	12.90	0.63
Second Quarter	9.45	7.71	0.2735	16.21	11.65	0.44
Third Quarter	9.49	8.55	0.2735	16.30	13.62	0.44
Fourth Quarter	11.90	9.08	0.2735	15.77	13.35	0.44
2010
First Quarter	13.85	11.50	0.2735	18.43	15.54	0.44
Second Quarter	12.90	11.20	0.2735	18.14	15.05	0.44
Third Quarter	14.47	12.11	0.2735	18.85	16.03	0.44
Fourth Quarter	15.18	13.31	0.2735	19.02	17.11	0.44
2011
First Quarter	15.50	14.41	0.2735	21.22	17.65	0.44
Second Quarter	15.72	13.82	0.2735	21.05	18.28	0.44
Third Quarter (until July 19, 2011)	15.45	14.54	—	19.50	18.94	—

	Atlantic Power (NYSE)
	High ($)	Low ($)	Dividends Declared
2010
Third Quarter (beginning July 23, 2010)	$14.00	$12.10	0.266
Fourth Quarter	14.98	13.26	0.270
2011
First Quarter	15.75	14.72	0.277
Second Quarter	16.18	14.33	0.28
Third Quarter (until July 19, 2011)	16.18	15.10	—

Certain Historical and Pro Forma Per Share/Unit Data

        The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Atlantic Power common shares and per unit financial information for CPILP units. The pro forma and pro forma equivalent per share/unit information gives effect to the Plan of Arrangement as if the Plan of Arrangement had occurred on March 31, 2011 in the case of book value per share data and as of January 1, 2010 in the case of net income per share/unit data.

        The pro forma per share/unit balance sheet information combines CPILP's March 31, 2011 unaudited consolidated balance sheet with Atlantic Power's March 31, 2011 unaudited consolidated balance sheet. The pro forma per share/unit income statement information for the fiscal year ended December 31, 2010, combines CPILP's audited consolidated statement of income for the fiscal year ended December 31, 2010, with Atlantic Power's audited consolidated statement of operations for the fiscal year ended December 31, 2010. The pro forma per share/unit income statement information for the three months ended March 31, 2011, combines CPILP's unaudited consolidated statement of income for the three months ended March 31, 2011, with Atlantic Power's unaudited consolidated statement of operations for the three months ended March 31, 2011. The CPILP pro forma equivalent per share/unit financial information is calculated by multiplying the unaudited Atlantic Power pro forma combined per share/unit amounts by 1.3 (being the exchange ratio under the Plan of Arrangement). The balance sheet of CPILP as of March 31, 2011 has been translated using a C$/$ exchange rate of C$0.9718 to $1.00.

        The per share data for the Combined Company on a pro forma basis presented below is not necessarily indicative of the financial condition of the Combined Company had the Plan of Arrangement been completed on March 31, 2011 and the operating results that would have been achieved by the Combined Company had the Plan of Arrangement been completed as of the beginning of the period presented, and should not be construed as representative of the Combined Company's future financial condition or operating results. The per share data for the Combined Company on a pro forma basis presented below has been derived from the unaudited pro forma condensed combined consolidated financial data of the Combined Company included in this joint proxy statement. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
Atlantic Power Historical Data per Common Share
Income from continuing operations
Basic	$0.09	$(0.06)
Diluted	$0.09	$(0.06)
Dividends declared per Common Share	$0.28	$1.06
Book value per Common Share	$6.46	$7.02

	As of and for the Three Months Ended March 31, 2011(a)	As of and for the Year Ended December 31, 2010(b)
CPILP Historical Data per Unit(a)
Income from continuing operations attributable to controlling interest
Basic	$0.15	$0.55
Diluted	$0.15	$0.55
Distributions declared per unit	$0.44	$1.76
Book value per unit	$6.30	$7.30

(a)
Results for 2011 have been prepared using International Financial Reporting Standards.

(b)
Results for 2010 have been prepared using Canadian GAAP.

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
Atlantic Power Pro Forma Combined Data per Common Share
Income from continuing operations
Basic	$0.08	$(0.02)
Diluted	$0.08	$(0.02)
Dividends declared per Common Share	$0.29	$1.12
Book value per Common Share	$12.01	$13.28

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
CPILP Pro Forma Equivalent Combined Data per unit
Income from continuing operations attributable to controlling interest
Basic	$0.10	$(0.03)
Diluted	$0.10	$(0.03)
Distributions declared per unit	$0.38	$1.46
Book value per unit	$15.61	$17.26

Exchange Rate Information

        The following table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar, expressed in Canadian dollars, the average of such exchange rates on the last day of each month during such period and the exchange rate at the end of such period, based on the noon buying rate as quoted by the Bank of Canada. On July 19, 2011, the noon buying rate was $1.00 = C$0.951.

	Three Months Ended March 31,				Twelve Months Ended December 31,
	2011		2010		2010		2009		2008		2007		2006
High	C$	1.0022	C$	1.0734	C$	1.0778	C$	1.300	C$	1.2345	C$	1.1759	C$	1.1574
Low	C$	0.9686	C$	1.0113	C$	0.9946	C$	1.0292	C$	0.9990	C$	0.9671	C$	1.1094
Average	C$	0.9855	C$	1.0401	C$	1.0299	C$	1.1420	C$	1.0670	C$	1.0740	C$	1.1343
Period End	C$	0.9718	C$	1.0156	C$	0.9946	C$	1.0466	C$	1.2345	C$	1.0031	C$	1.1530

Source: Bank of Canada

RISK FACTORS

        In addition to the other information included and incorporated by reference into this joint proxy statement, including the matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote for the Share Issuance Resolution, in the case of Atlantic Power shareholders, or the Arrangement Resolution, in the case of CPILP unitholders. In addition, you should read and consider Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2010, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement. See "Where You Can Find More Information" beginning on page 149.

Risk Factors Relating to the Plan of Arrangement

The exchange ratio is fixed and will not be adjusted in the event of any change in either CPILP's unit price or Atlantic Power's share price.

        Under the Plan of Arrangement, for each CPILP unit held, CPILP unitholders will be entitled to elect to receive either C$19.40 in cash or 1.3 Atlantic Power common shares, subject to proration. This exchange ratio is fixed in the Plan of Arrangement and will not be adjusted for changes in the market price of either CPILP units or Atlantic Power shares. Changes in the price of Atlantic Power's shares prior to completion of the Plan of Arrangement may affect the market value that CPILP unitholders will receive on the date of the effective time for the Plan of Arrangement. Share price changes may result from a variety of factors (many of which are beyond Atlantic Power's or Capital Power's control).

Because the Plan of Arrangement will be completed after the date of the special meetings, at the time of the applicable special meeting, you will not know the exact market value of the Atlantic Power shares that CPILP unitholders will receive upon completion of the Plan of Arrangement.

        If the price of Atlantic Power common shares increases between the time of the special meetings and the effective time of the Plan of Arrangement, CPILP unitholders will receive Atlantic Power common shares that have a market value that is greater than the market value of such shares at the time of the special meetings. If the price of Atlantic Power common shares decreases between the time of the special meetings and the effective time of the Plan of Arrangement, CPILP unitholders will receive Atlantic Power common shares that have a market value that is less than the market value of such shares at the time of the special meetings. Therefore, because the exchange ratio is fixed, Atlantic Power shareholders and CPILP unitholders cannot be sure at the time of the special meetings of the market value of the share consideration that will be paid to CPILP unitholders upon completion of the Plan of Arrangement.

Failure to complete the Plan of Arrangement could negatively impact the share or unit prices and the future business and financial results of Atlantic Power and CPILP.

        If the Plan of Arrangement is not completed, the ongoing businesses of Atlantic Power and CPILP may be adversely affected. If the Plan of Arrangement is not completed, CPILP will have to consider alternative transactions, including the internalization of management. Additionally, if the Plan of Arrangement is not completed and the Arrangement Agreement is terminated, either Atlantic Power or CPILP, as the case may be, may be required to pay to the other a break-up fee under the Arrangement Agreement in the amount of C$35.0 million. The foregoing risks, or other risks arising in connection with the failure of the Plan of Arrangement, including the diversion of management attention from conducting the business of the respective entity and pursuing other opportunities during the pendency of the Plan of Arrangement, may have an adverse effect on the business, operations, financial results and share or unit prices of Atlantic Power and CPILP.

The Arrangement Agreement contains provisions that could discourage a potential competing acquirer of CPILP.

        The Arrangement Agreement contains "no shop" provisions that, subject to limited exceptions, restrict CPILP's and the General Partner's ability to solicit, encourage, facilitate or discuss competing third-party proposals to acquire units or assets of CPILP. In certain specified circumstances, one of the parties will be required to pay a break-up fee of C$35.0 million to the other party. See "Summary of the Arrangement Agreement—Covenants—Non-Solicitation" on page 100 and "—Termination of the Arrangement Agreement—Termination Payment" beginning on page 103.

        These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of CPILP from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share or unit cash or market value than the market value proposed to be received or realized in the Plan of Arrangement, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the C$35.0 million termination fee that may become payable in certain circumstances.

In certain circumstances, if the Arrangement Agreement is terminated without any payment of a termination payment, Atlantic Power or CPILP may be required to make an expense reimbursement payment to the other party.

        Under the Arrangement Agreement, CPILP would be required to make an expense reimbursement payment to Atlantic Power, up to a maximum of C$8.0 million, in the event the Arrangement Agreement is terminated in certain circumstances, including, but not limited to, if the CPILP unitholders do not approve the Arrangement Resolution at the CPILP special meeting.

        Under the Arrangement Agreement, Atlantic Power would be required to make an expense reimbursement payment to CPILP, up to a maximum of C$8.0 million, in the event the Arrangement Agreement is terminated in certain circumstances, including, but not limited to, if the Atlantic Power shareholders do not approve the Share Issuance Resolution at the Atlantic Power special meeting.

        If the Arrangement Agreement is terminated and either Atlantic Power or CPILP determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Plan of Arrangement.

If the financing for the transactions contemplated by the Arrangement Agreement becomes unavailable, the Plan of Arrangement may not be completed.

        Atlantic Power intends to finance the cash portion of the purchase price to complete the Plan of Arrangement by issuing up to approximately C$200.0 million of equity and up to approximately C$425.0 million of debt through public and private offerings. However, in the event that such financing is not available on terms satisfactory to Atlantic Power, Atlantic Power has received the written commitment of a Canadian chartered bank and another financial institution to structure, arrange, underwrite and syndicate the Tranche B Facility, being a senior secured credit facility in the amount of $625 million. Funding under the Tranche B Facility is subject to certain conditions, including, without limitation, that there shall not have occurred a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of Atlantic Power, CPILP, the General Partner and CPI Investments taken as a whole. In the event that the lenders under the Tranche B Facility fail to provide funding, Atlantic Power may not be able to complete the Plan of Arrangement and may be subject to a termination fee of C$35.0 million.

Obtaining required governmental and court approvals necessary to satisfy closing conditions may delay or prevent completion of the Plan of Arrangement.

        Completion of the Plan of Arrangement is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including but not limited to approval under the Investment Canada Act, the Competition Act (Canada), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (United States) and the United States Federal Power Act. The Plan of Arrangement must also be approved by the Court of Queen's Bench of Alberta. No assurance can be given that the required approvals will be obtained, and, even if such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the Arrangement Agreement. See Summary of the Arrangement Agreement—Conditions Precedent to the Plan of Arrangement" beginning on page 94 for a discussion of the conditions to the completion of the Plan of Arrangement and "The Arrangement Agreement and Plan of Arrangement—Regulatory Approvals Required for the Plan of Arrangement and Other Regulatory Matters" beginning on page 88 for a description of the regulatory approvals necessary in connection with the Plan of Arrangement.

Risk Factors Relating to the Combined Company Following the Plan of Arrangement

The failure to integrate successfully the businesses of Atlantic Power and CPILP in the expected timeframe would adversely affect the Combined Company's future results.

        The success of the Plan of Arrangement will depend, in large part, on the ability of the Combined Company to realize the anticipated benefits, including cost savings, from combining the businesses of Atlantic Power and CPILP. To realize these anticipated benefits, the businesses of Atlantic Power and CPILP must be successfully integrated. This integration will be complex and time-consuming. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the Combined Company not fully achieving the anticipated benefits of the Plan of Arrangement.

        Potential difficulties that may be encountered in the integration process include the following:

  •
  challenges and difficulties associated with managing the larger, more complex, combined business;

  •
  conforming standards, controls, procedures and policies, business cultures and compensation structures between the entities;

  •
  integrating personnel from the two entities while maintaining focus on developing, producing and delivering consistent, high quality services;

  •
  consolidating corporate and administrative infrastructures;

  •
  coordinating geographically dispersed organizations;

  •
  potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Plan of Arrangement;

  •
  performance shortfalls at one or both of the entities as a result of the diversion of management's attention caused by completing the Plan of Arrangement and integrating the entities' operations; and

  •
  the ability of the Combined Company to deliver on its strategy going forward.

The growth plans of the Combined Company are dependent on future acquisitions and growth opportunities that may not be realized.

        The ability to expand through acquisitions and growth opportunities is integral to the Combined Company's business strategy and requires that it identifies and consummates suitable acquisition or investment opportunities that meet its investment criteria and are compatible with its growth strategy. The Combined Company may not be successful in identifying and consummating acquisitions or investments that meet its investment criteria on satisfactory terms or at all. The failure to identify and consummate suitable acquisitions, to take advantage of other investment opportunities, or to integrate successfully any acquisitions without substantial expense, delay or other operational or financial problems, would impede the Combined Company's growth and negatively affect its results of operations and cash available for distribution to its shareholders.

Increased debt and debt service obligations may adversely affect the Combined Company.

        Atlantic Power intends to finance the cash portion of the purchase price to complete the Plan of Arrangement by issuing up to approximately C$200.0 million of equity and up to approximately C$425.0 million of debt through public and private offerings. However, in the event Atlantic Power is unable to successfully complete such offerings, it may need to borrow up to approximately $625.0 million pursuant to a senior secured term loan facility. Such facility will be guaranteed by Atlantic Power and each of its existing and subsequently acquired or organized direct or indirect subsidiaries (excluding CPILP and each of its subsidiaries), and to contain covenants restricting certain actions by Atlantic Power and its subsidiaries (including CPILP and its subsidiaries), including financial, affirmative and negative covenants, which may include limitations on the ability to incur indebtedness, create liens and merge and consolidate with other companies, in each case, subject to exceptions and baskets that may be mutually agreed upon by Atlantic Power and the lender parties thereto, the exact terms of which will be negotiated before the effective time for the Plan of Arrangement.

        After the Plan of Arrangement, the Combined Company will have an increased amount of indebtedness. On a pro forma basis assuming the Plan of Arrangement was consummated on                 , the Combined Company would have had                of indebtedness. The Combined Company may also obtain additional long-term debt and working capital lines of credit to meet future financing needs, subject to certain restrictions under its existing indebtedness, which would increase its total debt.

        The potential significant negative consequences on the Combined Company's financial condition and results of operations that could result from its increased amount of debt include:

  •
  limitations on the Combined Company's ability to obtain additional debt or equity financing;

  •
  instances in which the Combined Company is unable to meet the financial covenants contained in its debt agreements or to generate cash sufficient to make required debt payments, which circumstances would have the potential of accelerating the maturity of some or all of the Combined Company's outstanding indebtedness;

  •
  the allocation of a material portion of the Combined Company's cash flow from operations to service the Combined Company's debt, thus reducing the amount of the Combined Company's cash flow available for other purposes, including funding operating costs and capital expenditures that could improve the Combined Company's competitive position, results of operations or share price;

  •
  requiring the Combined Company to sell debt or equity securities or to sell some of its core assets, possibly on unfavorable terms, to meet payment obligations;

  •
  compromising the Combined Company's flexibility to plan for, or react to, competitive challenges in its business and the power industry;

  •
  the possibility of the Combined Company being put at a competitive disadvantage with competitors that do not have as much debt as the Combined Company, and competitors that may be in a more favorable position to access additional capital resources in a timely manner; and

  •
  limitations on the Combined Company's ability to execute business development activities to support its strategies.

A downgrade in Atlantic Power's or CPILP's credit ratings or any deterioration in their credit quality could negatively affect the Combined Company's ability to access capital and its ability to hedge and could trigger termination rights under certain contracts.

        A downgrade in Atlantic Power's or CPILP's credit ratings or deterioration in their credit quality could adversely affect the Combined Company's ability to renew existing, or obtain access to new, credit facilities and could increase the cost of such facilities and trigger termination rights or enhanced disclosure requirements under certain contracts to which CPILP is a party. Any downgrade of CPILP's corporate credit rating could cause counterparties and financial derivative markets to require CPILP to post letters of credit or other collateral, make cash prepayments, obtain a guarantee agreement or provide other security, all of which would expose CPILP to additional costs.

The Plan of Arrangement, if completed, will dilute the the ownership position of Atlantic Power's current common shareholders in the Combined Company.

        If the Plan of Arrangement is completed, Atlantic Power would issue approximately 31.5 million common shares in connection with the Plan of Arrangement, representing approximately 31.49% of its outstanding common shares after giving effect to the Plan of Arrangement (based on the number of Atlantic Power common shares outstanding on June 20, 2011, being the date of the Arrangement Agreement, and excluding any common shares that may be issued to finance the cash portion of the purchase price under the Plan of Arrangement). Consequently, following the Plan of Arrangement, Atlantic Power's current shareholders, as a general matter, would have less influence over the management and policies of the Combined Company than they currently exercise over the management and policies of Atlantic Power.

The Combined Company's results of operations may differ significantly from the unaudited pro forma condensed combined financial data included in this joint proxy statement.

        This joint proxy statement includes unaudited pro forma condensed combined financial statements to illustrate the effects of the Plan of Arrangement on Atlantic Power's historical financial position and operating results. The unaudited pro forma condensed combined statements of income for the fiscal year ended December 31, 2010 and for the three months ended March 31, 2011 combine the historical consolidated statements of income of Atlantic Power and CPILP, giving effect to the Plan of Arrangement, as if it had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of March 31, 2011 combines the historical consolidated balance sheets of Atlantic Power and CPILP, giving effect to the Plan of Arrangement as if it had occurred on March 31, 2011. This unaudited pro forma financial data is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Plan of Arrangement been completed as of the dates or at the beginning of the periods presented, as applicable, nor is it indicative of the results of operations in future periods or the future financial position of the Combined Company.

The Combined Company is expected to incur significant expenses related to the integration of Atlantic Power and CPILP.

        The Combined Company is expected to incur significant expenses in connection with the Plan of Arrangement and the integration of Atlantic Power and CPILP. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated. While Atlantic Power and CPILP have assumed that a certain level of expenses will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These integration expenses likely will result in the Combined Company taking significant charges against earnings following the completion of the Plan of Arrangement, and the amount and timing of such charges are uncertain at present.

If goodwill or other intangible assets that the Combined Company records in connection with the Plan of Arrangement become impaired, the Combined Company could have to take significant charges against earnings.

        In connection with the accounting for the Plan of Arrangement, the Combined Company expects to record a significant amount of goodwill and other intangible assets. Under U.S. GAAP, the Combined Company must assess, at least annually and potentially more frequently, whether the value of goodwill and other indefinite-lived intangible assets has been impaired. Amortizing intangible assets will be assessed for impairment in the event of an impairment indicator. Any reduction or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect the Combined Company's results of operations and shareholders' equity in future periods.

Atlantic Power, CPILP and, subsequently, the Combined Company must continue to retain, motivate and recruit executives and other key employees, which may be difficult in light of the uncertainty regarding the Plan of Arrangement, and failure to do so could negatively affect the Combined Company.

        The Combined Company must be successful at retaining, recruiting and motivating key employees following the completion of the Plan of Arrangement. Experienced employees in the power industry are in high demand and competition for their talents can be intense. Employees of both Atlantic Power and CPILP may experience uncertainty about their future role with the Combined Company until, or even after, strategies with regard to the Combined Company are announced or executed. These potential distractions of the Plan of Arrangement may adversely affect the ability of Atlantic Power, CPILP or the Combined Company to attract, motivate and retain executives and other key employees and keep them focused on applicable strategies and goals. A failure by Atlantic Power, CPILP or the Combined Company to retain and motivate executives and other key employees during the period prior to or after the completion of the Plan of Arrangement could have an adverse impact on the business of Atlantic Power, CPILP or the Combined Company.

The Atlantic Power common shares to be received by CPILP unitholders as a result of the Plan of Arrangement will have different rights from the CPILP units.

        Upon completion of the Plan of Arrangement, many CPILP unitholders will become Atlantic Power shareholders and their rights as shareholders will be governed by Atlantic Power's articles and the Business Corporations Act (British Columbia) (the "BCBCA"). The rights associated with CPILP units are different from the rights associated with Atlantic Power common shares. Please see "Comparison of Rights of Atlantic Power Shareholders and CPILP Unitholders" beginning on page 140 for a discussion of the different rights associated with Atlantic Power common shares.

There are factors that could cause the Plan of Arrangement not to be accretive and could cause dilution to the Combined Company's distributable cash flow per share, which may negatively affect the market price of the Combined Company's common shares.

        Atlantic Power and CPILP currently anticipate that the Plan of Arrangement will be immediately accretive to distributable cash flow per share of the Combined Company. This expectation is based on preliminary estimates, which may materially change. The Combined Company could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Plan of Arrangement. All of these factors could cause dilution to the Combined Company's distributable cash flow per share or decrease or delay the expected accretive effect of the Plan of Arrangement and cause a decrease in the market price of the Combined Company's common shares. Accordingly, Atlantic Power may not be able to increase its dividends following completion of the Plan of Arrangement as currently planned.

Atlantic Power and CPI Preferred Equity Ltd. are subject to Canadian tax.

        As a Canadian corporation, Atlantic Power is generally subject to Canadian federal, provincial and other taxes, and dividends paid by it are generally subject to Canadian withholding tax if paid to a shareholder that is not a resident of Canada. In connection with Atlantic Power's conversion from an IPS structure to a traditional common share structure in 2009 and the related reorganization of its organizational structure, Atlantic Power received a note from its primary US holding company (the "Intercompany Note"). Atlantic Power is required to include in computing its taxable income interest on the Intercompany Note and following the completion of the Plan of Arrangement, income earned by CPILP. Atlantic Power expects that its existing tax attributes initially will be available to offset this income inclusion such that it will not result in an immediate material increase to its liability for Canadian taxes. However, once Atlantic Power fully utilizes its existing tax attributes (or if, for any reason, these attributes were not available), Atlantic Power's Canadian tax liability would materially increase. Although Atlantic Power intends to explore potential opportunities in the future to preserve the tax efficiency of its structure, no assurances can be given that its Canadian tax liability will not materially increase at that time.

        CPI Preferred Equity Ltd., a subsidiary of CPILP, is also a Canadian corporation and is generally subject to Canadian federal, provincial and other taxes. CPI Preferred Equity Ltd. is, and following the completion of the Plan of Arrangement will continue to be, liable to pay material Canadian cash taxes.

Atlantic Power's prior and current structure, and its incorporation of the CPILP structure following the Plan of Arrangement, may be subject to additional US federal income tax liability.

        Under Atlantic Power's prior IPS structure, Atlantic Power treated the subordinated note represented by such IPS's as debt for US federal income tax purposes. Accordingly, Atlantic Power deducted the interest payments on the subordinated notes and reduced its net taxable income treated as "effectively connected income" for US federal income tax purposes. Under Atlantic Power's current structure, its subsidiaries that are incorporated in the United States are subject to US federal income tax on their income at regular corporate rates (currently as high as 35%, plus state and local taxes), and Atlantic Power's primary US holding company will claim interest deductions with respect to the Intercompany Note in computing its income for US federal income tax purposes. To the extent this interest expense is disallowed or is otherwise not deductible, the US federal income tax liability of Atlantic Power's primary US holding company will increase, which could materially affect the after-tax cash available to distribute to Atlantic Power. While Atlantic Power received advice from its US tax counsel, based on certain representations by Atlantic Power and its primary US holding company and determinations made by its independent advisors, as applicable, that the subordinated notes and the Intercompany Note should be treated as debt for US federal income tax purposes, it is possible that the Internal Revenue Service ("IRS") could successfully challenge those positions and assert that subordinated notes or the Intercompany Note should be treated as equity rather than debt for US federal income tax purposes. In this case, the otherwise deductible interest on the subordinated notes or the Intercompany Note would be treated as non-deductible distributions and, in the case of the Intercompany Note, would be subject to US withholding tax to the extent Atlantic Power's primary US holding company had current or accumulated earnings and profits. The determination of whether the subordinated notes and the primary US holding company's indebtedness to Atlantic Power is debt or equity for US federal income tax purposes is based on an analysis of the facts and circumstances. There is no clear statutory definition of debt for US federal income tax purposes, and its characterization is governed by principles developed in case law, which analyzes numerous factors that are intended to identify the nature of the purported creditor's interest in the borrower.

        Furthermore, not all courts have applied this analysis in the same manner, and some courts have placed more emphasis on certain factors than other courts have. To the extent it were ultimately determined that the subordinated notes or the Intercompany Note were not debt, Atlantic Power's US federal income tax liability for the applicable open tax years would materially increase, which could materially affect the after-tax cash available to Atlantic Power to distribute. Alternatively, the IRS could argue that the interest on the subordinated notes or the Intercompany Note exceeded or exceeds an arm's length rate, in which case only the portion of the interest expense that does not exceed an arm's length rate may be deductible and, in the case of the Intercompany Note, the remainder would be subject to US withholding tax to the extent Atlantic Power's primary US holding company had current or accumulated earnings and profits. Atlantic Power has received advice from independent advisors that the interest rates on the subordinated notes and the Intercompany Note were, when issued, commercially reasonable under the circumstances, but the advice is not binding on the IRS.

        Furthermore, pursuant to the US "earnings stripping" limitations, Atlantic Power's primary US holding company's deductions attributable to the interest expense on the Intercompany Note may be limited by the amount by which its net interest expense (the interest paid by the US holding company on all debt, including the Intercompany Note, less its interest income) exceeds 50% of its adjusted taxable income (generally, US federal taxable income before net interest expense, net operating loss carryovers, depreciation and amortization). Any disallowed interest expense may currently be carried forward to future years. Moreover, proposed legislation has been introduced, though not enacted, several times in recent years that would further limit the 50% of adjusted taxable income cap described above to 25% of adjusted taxable income, although recent proposals in the Fiscal Year Budget for 2010 would only apply the revised rules to certain foreign corporations that were expatriated. Furthermore, if Atlantic Power's primary US holding company does not make regular interest payments as required under the Intercompany Note, other limitations on the deductibility of interest under US federal income tax laws could apply to defer and/or eliminate all or a portion of the interest deduction that the US holding company would otherwise be entitled to with respect to the Intercompany Note.

        CPILP's US structure has in place intercompany financing arrangements (the "CPILP Financing Arrangements"). While CPILP has received advice from its US accountants, based on certain representations by its holding companies, that the payments on the CPILP Financing Arrangements should be deductible for US federal income tax purposes, it is possible that the IRS could successfully challenge the deductibility of these payments. If the IRS were to succeed in characterizing these payments as non-deductible, the adverse consequences discussed above with respect to the Intercompany Loan could apply in connection with the CPILP Financing Arrangements. In addition, even if the payments are respected as interest, the deduction thereof could nevertheless be limited by the earnings stripping limitations, as discussed in the preceding paragraph. The earnings stripping limitations will also apply to other indebtedness of CPILP's US group that is guaranteed by CPILP or Atlantic Power. Finally, the applicability of recent changes to the US-Canada Income Tax Treaty to the structure associated with certain of the CPILP Financing Arrangements may result in distributions from CPILP's US group to its Canadian parent being subject to a 30% rate of withholding tax instead of the 5% rate that would otherwise have applied.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies, synergies, revenue enhancements, competitive positions, plans and objectives of management and growth opportunities of Atlantic Power and CPILP, and with respect to the Plan of Arrangement and the markets for CPILP units and Atlantic Power common shares and other matters. Statements in this joint proxy statement and the documents incorporated by reference herein that are not historical facts are hereby identified as forward-looking statements for the purpose of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act and forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

        These forward-looking statements relate to, among other things, the expected benefits of the Plan of Arrangement, such as accretion, the ability to pay increased dividends, enhanced cash flow, growth potential, liquidity and access to capital, market profile and financial strength; the position of the Combined Company; and the expected timing of the completion of the transaction.

        Forward-looking statements can generally be identified by the use of words such as "should," "intend," "may," "expect," "believe," "anticipate," "estimate," "continue," "plan," "project," "will," "could," "would," "target," "potential" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power and CPILP believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

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  the failure to receive, on a timely basis or otherwise, the required approvals by Atlantic Power shareholders, CPILP unitholders and government or regulatory agencies (including the terms of such approvals);

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  the risk that a condition to closing of the Plan of Arrangement may not be satisfied;

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  the possibility that the anticipated benefits and synergies from the Plan of Arrangement cannot be fully realized or may take longer to realize than expected;

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  the possibility that costs or difficulties related to the integration of Atlantic Power and CPILP operations will be greater than expected;

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  the ability of the Combined Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners;

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  the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the Combined Company may be different from what the companies expect; and

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  other risk factors relating to the power industry, as detailed from time to time in Atlantic Power's filings with the Securities and Exchange Commission ("SEC") and the Canadian Securities Administrators (the "CSA"), and CPILP's filings with the CSA.

        Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in this joint proxy statement, as well as under Item 1A in Atlantic Power's Annual Report on Form 10-K for the fiscal year ended

December 31, 2010, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement. These important factors also include those set forth under the section entitled "Risk Factors", beginning on page 22 of the joint proxy statement.

        Readers are cautioned that any forward-looking statement speaks only as of the date of this joint proxy statement or, if such statement is included in a document incorporated by reference into this joint proxy statement, as of the date of such other document. Neither Atlantic Power nor CPILP undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Atlantic Power and CPILP caution further that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list should not be considered a complete statement of all potential risks and uncertainties.

THE ENTITIES

Atlantic Power Corporation

        Atlantic Power owns and operates a diverse fleet of power generation and infrastructure assets in the United States. Atlantic Power's generation projects sell electricity to utilities and other large commercial customers under long-term PPAs, which seek to minimize exposure to changes in commodity prices. Atlantic Power's power generation projects in operation have an aggregate gross electric generation capacity of approximately 1,948 MW in which Atlantic Power's ownership interest is approximately 871 MW. Atlantic Power's corporate strategy is to generate stable cash flows from Atlantic Power's existing assets and to make accretive acquisitions to sustain Atlantic Power's dividend payout to shareholders, which is currently paid monthly at an annual rate of C$1.094 per share. Atlantic Power's current portfolio consists of interests in 12 operational power generation projects across nine states, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer with several projects under development.

        Atlantic Power sells the capacity and power from its projects under PPAs with a variety of utilities and other parties. Under the PPAs, which have expiration dates ranging from 2010 to 2037, Atlantic Power receives payments for electric energy sold to its customers (known as energy payments), in addition to payments for electric generation capacity (known as capacity payments). Atlantic Power also sells steam from a number of its projects under steam sales agreements to industrial purchasers. The transmission system rights owned by Atlantic Power in its power transmission project entitle it to payments indirectly from the utilities that make use of the transmission line.

        Atlantic Power's projects generally operate pursuant to long-term supply agreements, typically accompanied by fuel transportation arrangements. In most cases, the fuel supply and transportation arrangements correspond to the term of the relevant PPAs and most of the PPAs and steam sales agreements provide for the pass-through or indexing of fuel costs to Atlantic Power's customers.

        Atlantic Power partners with recognized leaders in the independent power business to operate and maintain its projects, including Caithness Energy LLC, Power Plant Management Services and the Western Area Power Administration. Under these operation, maintenance and management agreements, the operator is typically responsible for operations, maintenance and repair services.

        Atlantic Power's common shares trade on the NYSE under the symbol "AT" and on the TSX under the symbol "ATP". Additional information about Atlantic Power is included in documents incorporated by reference into this joint proxy statement. See "Where You Can Find More Information" beginning on page 149.

        Atlantic Power is corporation continued under the laws of the Province of British Columbia. Atlantic Power's headquarters are located at 200 Clarendon Street, Floor 25, Boston, Massachusetts, USA 02116, telephone number 617-977-2400. Atlantic Power's registered office is located at 355 Burrard Street, Suite 1900, Vancouver, British Columbia, Canada V6C 2G8.

Capital Power Income L.P.

        CPILP's primary business is the ownership and operation of power plants in Canada and the United States, which generate electricity and steam, from which it derives its earnings and cash flows. The power plants generate electricity and steam from a combination of natural gas, waste heat, wood waste, water flow, coal and tire-derived fuel. CPILP's generation projects sell electricity to utilities and other large commercial customers under long-term PPAs, which seek to minimize exposure to changes in commodity prices. At present, CPILP's portfolio consists of 19 wholly-owned power generation assets located in both Canada (in the provinces of British Columbia and Ontario) and the United States (in the states of California, Colorado, Illinois, New Jersey, New York and North Carolina), a 50.15%

interest in a power generation asset in Washington State, and a 14.3% common equity interest in Primary Energy Recycling Holdings LLC. CPILP's assets have a total net generating capacity of 1,400 MW and more than four million pounds per hour of thermal energy.

        The CPILP units trade on the TSX under the symbol "CPA.UN".

        CPILP is a limited partnership created under the laws of the Province of Ontario pursuant to a limited partnership agreement dated March 27, 1997, as amended, which we refer to in this joint proxy statement as CPILP's partnership agreement. CPILP is only permitted to carry on activities that are directly or indirectly related to the energy supply industry and to hold investments in other entities which are primarily engaged in such industry. The head office of CPILP is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1. The registered office of CPILP is 200 University Avenue, Toronto, Ontario, M5H 3C6, telephone number 1-866-896-4636 (toll free). See "Information Regarding CPILP" beginning on page 119.

CPI Income Services Ltd.

        The General Partner is the general partner of CPILP and is responsible for the management of CPILP. Pursuant to CPILP's partnership agreement, the General Partner is prohibited from undertaking any business activity other than acting as general partner of CPILP. The General Partner has engaged the Manager, which consists of two subsidiaries of Capital Power, to perform management and administrative services for CPILP and to operate and maintain CPILP's power plants pursuant to certain management and operations agreements. The management and operations agreements will be terminated and/or assigned in connection with the Plan of Arrangement in consideration for the payment of an aggregate of C$10.0 million. See "Summary of the Arrangement Agreement—Summaries of Other Agreements Relating to the Arrangement—Management Agreements Termination Agreement and Management Agreement Assignment Agreement" beginning on page 106.

        The General Partner was incorporated on February 13, 1997 under the CBCA. The General Partner is a wholly-owned subsidiary of CPI Investments. The head and registered office of The General Partner is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1, telephone number 1-866-896-4636 (toll free).

CPI Investments Inc.

        CPI Investments is a holding company that owns 100% of the shares of the General Partner and, together with the CPILP units held by the General Partner, 29.18% of the outstanding CPILP units.

        Capital Power LP holds a 49% voting interest and a 100% economic interest in CPI Investments and EPCOR holds the other 51% voting interest in CPI Investments. Pursuant to the shareholders agreement in respect of CPI Investments, CPILP and EPCOR agreed that the board of directors of CPI Investments shall consist of three directors and EPCOR is entitled to nominate one person for election to the board of directors of CPI Investments.

        CPI Investments was incorporated on February 12, 2009 under the CBCA. The head and registered office of CPI Investments is located at TD Tower, 5th Floor, 10088-102 Avenue, Edmonton, Alberta, Canada, T5J 2Z1, telephone number 1-866-896-4636 (toll free).

THE ATLANTIC POWER SPECIAL MEETING

Date, Time and Place

        The special meeting of Atlantic Power shareholders will be held at the King Edward Hotel,                , 37 King Street East, Toronto, Ontario on            , the      day of                , 2011 at the hour of         a.m. (Toronto time).

Purpose of the Special Meeting

        At the Atlantic Power special meeting, Atlantic Power shareholders will be asked to vote on the following resolutions:

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  to consider, and if thought advisable, to approve, with or without variation, the Share Issuance Resolution, the full text of which is set forth in Annex F to this management proxy circular and joint proxy statement, authorizing Atlantic Power to issue such number of common shares in the capital of Atlantic Power as is necessary to complete the Arrangement, being 1.3 Atlantic Power common shares for each CPILP unit to a maximum of 31,500,221 Atlantic Power common shares pursuant to the terms of the Arrangement Agreement (all as more particularly described in this joint proxy statement); and

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  to transact such further or other business as may properly come before the Atlantic Power special meeting or any adjournments or postponements thereof.

Recommendations of the Board of Directors of Atlantic Power

        At a meeting held on June 19, 2011, after considering, Atlantic Power's board of directors unanimously determined that the Arrangement and the other transactions contemplated by the Arrangement Agreement, including the issuance of Atlantic Power common shares necessary to complete the Arrangement, are in the best interests of Atlantic Power and is fair to its stakeholders. Accordingly, the Atlantic Power board of directors unanimously recommends that the Atlantic Power shareholders vote "FOR" the Share Issuance Resolution. For a discussion of the material factors considered by the Atlantic Power board of directors in reaching its conclusions, see "The Arrangement Agreement and Plan of Arrangement—Atlantic Power's Reasons for the Agreement"; Recommendations of the Atlantic Power Board of Directors; beginning on page 55.

        Atlantic Power shareholders should carefully read this joint proxy statement in its entirety for more detailed information concerning the Plan of Arrangement and the Arrangement Agreement. In addition, Atlantic Power shareholders are directed to the Arrangement Agreement which is included as Annex A in this joint proxy statement.

Share Issuance Resolution

        Pursuant to the rules of the NYSE and TSX, securityholder approval is required in instances where the number of securities issued or issuable in payment of the purchase price in a transaction such as the Plan of Arrangement exceeds 20% (NYSE) or 25% (TSX) of the number of securities of the listed issuer which are outstanding, on a non-diluted basis. Because the Arrangement Agreement contemplates the issuance of Atlantic Power common shares in excess of these thresholds on a non-diluted basis, the rules of the NYSE and TSX require that Atlantic Power must obtain approval of the Share Issuance Resolution by the holders of a majority of the Atlantic Power common shares represented in person or by proxy at the Atlantic Power special meeting.

        As of the close of business on the date of this joint proxy statement, there were approximately            outstanding Atlantic Power common shares. If the Plan of Arrangement is completed, Atlantic Power currently estimates that it will issue or reserve for issuance approximately            Atlantic Power common shares (equal to approximately      of Atlantic Power's current issued and outstanding

common shares) pursuant to or as contemplated by the Arrangement Agreement, including up to approximately 31.5 million Atlantic Power common shares issuable in exchange for CPILP units in the Plan of Arrangement and such other Atlantic Power common shares pursuant to offerings to be conducted to raise cash proceeds to be used to satisfy the cash portion of the purchase price under the Plan of Arrangement.

Record Date; Shares Entitled to Vote

        Only holders of Atlantic Power common shares at the close of business on                , 2011, the record date for the Atlantic Power special meeting, will be entitled to notice of, and to vote at, the Atlantic Power special meeting or any adjournments or postponements thereof, except to the extent the shareholder has transferred any such common shares after the record date and the transferee of such common shares establishes ownership thereof and makes a written demand to the Corporate Secretary of Atlantic Power, not later than 10 days before the date of the special meeting, to be included in the list of shareholders entitled to vote at the special meeting, in which case the transferee will be entitled to vote such common shares. On the record date, there were outstanding a total of approximately                Atlantic Power common shares. Each outstanding Atlantic Power common share is entitled to one vote on the Share Issuance Resolution and any other matter properly coming before the Atlantic Power special meeting. The Atlantic Power common shares represented by the proxy will be voted for, voted against or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for. If the shareholder specifies that the shares registered in the shareholder's name be voted for, voted against or withheld with respect to any matter to be acted upon, the shares will be voted accordingly.

Share Ownership by and Voting Rights of Directors and Executive Officers

        As of the close of business on the Atlantic Power record date, Atlantic Power's directors and executive officers and their affiliates beneficially owned and had the right to vote            Atlantic Power common shares at the Atlantic Power special meeting, which represents approximately      % of the Atlantic Power common shares entitled to vote at the Atlantic Power special meeting. Each of the directors and officers of Atlantic Power have indicated their intention to vote in favor of the Share Issuance Resolution.

Quorum

        A quorum must be present at the Atlantic Power special meeting for any business to be conducted. Pursuant to Atlantic Power's articles, the presence of two persons, present in person, each being an Atlantic Power shareholder entitled to vote or a duly appointed proxy for an Atlantic Power shareholder so entitled constitutes a quorum.

Required Vote

        The Share Issuance Resolution will be approved if a majority of the votes cast by Atlantic Power shareholders, either in person or by proxy at the Atlantic Power special meeting, vote in favor of the resolution.

Failure to Vote and Broker Non-Votes

        If you are an Atlantic Power shareholder and fail to vote or fail to instruct your broker, investment dealer or other intermediary to vote, it will have no effect on any of the Atlantic Power proposals, assuming a quorum is present.

Appointment of Proxyholder

        The persons designated by management of Atlantic Power in the enclosed proxy card are Irving Gerstein and John McNeil. Each Atlantic Power shareholder has the right to appoint as proxyholder a person or company, who need not be a shareholder of Atlantic Power, other than the persons designated by management of Atlantic Power in the enclosed form of proxy, to attend and act on the shareholder's behalf at the Atlantic Power special meeting or at any adjournment or postponement thereof. Such right may be exercised by inserting the name of the person or company in the blank space provided in the enclosed proxy card or by completing another proxy card.

        A document appointing a proxy must be in writing and completed and signed by a shareholder or his or her attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the agent by a shareholder must be in writing and completed and signed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similarly otherwise should so indicate and provide satisfactory evidence of such authority.

Record Holders

        If you are a registered holder of Atlantic Power common shares as of the close of business on the record date for the Atlantic Power special meeting, a form of proxy is enclosed for your use. Atlantic Power requests that you vote your shares by telephone or through the Internet, or sign the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed form of proxy. When the enclosed form of proxy is returned completed and properly executed, the Atlantic Power common shares represented by it will be voted at the Atlantic Power special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the form of proxy and if the shareholder specifies a choice with respect to any matter to be acted upon, the Atlantic Power common shares will be voted accordingly. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had completed, signed and returned a form of proxy.

        Your vote is important. Accordingly, if you are a registered holder of Atlantic Power common shares as of the close of business on the record date, please sign and return the enclosed form of proxy or vote via telephone or the Internet whether or not you plan to attend the Atlantic Power special meeting in person.

        If a proxy is signed and returned without an indication as to how the Atlantic Power common shares represented are to be voted with regard to a particular proposal, the Atlantic Power common shares represented by the proxy will be voted in favor of the Share Issuance Resolution. At the date hereof, the Atlantic Power board of directors has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement or the related Atlantic Power proxy other than the matters set forth in Atlantic Power's Notice of Special Meeting of Shareholders. Business transacted at the Atlantic Power special meeting is expected to be limited to those matters set forth in such notice. Nonetheless, if any amendments to matters identified in the accompanying Notice of Atlantic Power Special Meeting of Shareholders or any other matter is properly presented at the Atlantic Power special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment and pursuant to such discretionary authority on such matter.

Shares Held in Street Name/Non-Registered Shareholders

        The proxy card provided with this joint proxy statement will indicate whether or not you are a registered shareholder. Non-registered shareholders hold their Atlantic Power common shares through intermediaries, such as banks, trust companies, securities dealers or brokers. If you are a non-registered shareholder, the intermediary holding your Atlantic Power common shares should provide a voting instruction form which you must complete by using any one of the methods outlined therein. This voting instruction form will constitute voting instructions that the intermediary must follow and should be returned in accordance with the instructions to ensure it is counted for the Atlantic Power special meeting. In order to expedite your vote, you may vote by using a touch-tone telephone or via the Internet, following the instructions outlined on the voting instruction form.

        If, as a non-registered shareholder, you wish to attend the Atlantic Power special meeting and vote your common shares in person, or have another person attend and vote your common shares on your behalf, you should fill your own name, or the name of your appointee, in the space provided on the voting instruction form. An intermediary's voting instruction form will likely provide corresponding instructions to cast your vote in person. In either case, you should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help.

        A non-registered shareholder may revoke a proxy or voting instruction which has been previously given to an intermediary by written notice to the intermediary. In order to ensure that the intermediary acts upon a revocation, the written notice should be received by the intermediary well in advance of the Atlantic Power special meeting.

Revocability of Proxy; Changing Your Vote

        If you are a registered holder of Atlantic Power common shares as of the close of business on the record date for the Atlantic Power special meeting: You can change your vote at any time before the start of the Atlantic Power special meeting, unless otherwise noted. In addition to revocation in any other manner permitted by law, you can do this in one of the following ways:

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  you can grant a new, valid proxy bearing a later date (including by telephone or Internet);

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  you can deposit a signed notice of revocation at Atlantic Power's registered office at any time up to and including the last business day preceding the day of the Atlantic Power special meeting (or any adjournment or postponement thereof) or with the chair of the Atlantic Power special meeting on the day of the Atlantic Power special meeting (or any adjournment or postponement thereof); or

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  you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

        If you choose any of the foregoing methods, your notice of revocation or your new proxy must be received by Atlantic Power no later than the beginning of the Atlantic Power special meeting. If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

        If you hold Atlantic Power common shares in "street name":    You must contact your broker, investment dealer or other intermediary in writing to change your vote. In order to ensure that the broker, investment dealer or other intermediary acts upon revocation, the written notice should be received by the broker, investment dealer or other intermediary well in advance of your special meeting.

Additional Disclosure Required by Canadian Securities Laws

  Solicitation of Proxies

        Management of Atlantic Power is soliciting proxies for use at the Atlantic Power special meeting or at any adjournment or postponement thereof. In accordance with the Arrangement Agreement, the cost of proxy solicitation for the Atlantic Power special meeting will be borne by Atlantic Power. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of Atlantic Power, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Atlantic Power will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials. Atlantic Power has retained            to assist in its solicitation of proxies and has agreed to pay them a fee of approximately            , plus reasonable expenses, for these services.

  Principal Shareholders

        To the knowledge of the directors of Atlantic Power, there are no persons that beneficially own or exercise control or direction over Atlantic Power common shares carrying 10% or more of the votes attached to the issued and outstanding Atlantic Power common shares. See "Information Regarding Atlantic Power—Security Ownership of Certain Beneficial Owners and Management" beginning on page 117.

  Executive Compensation

        Disclosure regarding compensation of the directors of Atlantic Power, compensation of the named executive officers of Atlantic Power, the equity compensation plans of Atlantic Power and Atlantic Power's compensation discussion and analysis may be found at pages C-13 to C-30 of Atlantic Power's management information circular filed on SEDAR on May 2, 2011 under the headings "Compensation Discussion and Analysis," "Summary Compensation Table," "Outstanding Share-Based Awards," "Stock Vested," "Equity Compensation Plan Information," "Employment Contracts," "Termination and Change of Control Benefits," "Compensation Risk Assessment" and "Compensation of Directors," which sections are incorporated by reference herein.

  Directors' and Officers' Insurance and Indemnification

        Atlantic Power has obtained a directors' and officers' policy of insurance for directors and officers of the Atlantic Power and its subsidiaries that provides an aggregate limit of liability to the insured directors, officers and corporations of C$40.0 million.

        The articles of Atlantic Power also provide for the indemnification of the directors and officers from and against liability and costs in respect of any action or suit against them in connection with the execution of their duties of office, subject to certain limitations.

  Interest of Informed Persons in Material Transactions

        To the knowledge of the directors of Atlantic Power, other than as disclosed under the heading "The Atlantic Power Special Meeting—Directors' and Officers' Insurance and Indemnification," no insider, director or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with Atlantic Power since the commencement of Atlantic Power's last financial period.

        The board of directors will review and approve all relationships and transactions in which Atlantic Power and any of the its directors and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the board shall consider the relevant facts and circumstances available and deemed relevant to this determination. Atlantic Power's Nominating and Governance Committee is responsible under its charter for monitoring compliance with the Code of Business Conduct and Ethics.

THE CPILP SPECIAL MEETING

Date, Time and Place

        The special meeting of CPILP unitholders will be held at the            ,             on            , the             day of                        , 2011 at the hour of         a.m. (Edmonton time).

Purpose of the Special Meeting

        At the CPILP special meeting, CPILP unitholders will be asked:

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  to consider, and, if thought advisable, to pass, with or without variation, pursuant to the Interim Order of the Court of Queen's Bench of Alberta, the Arrangement Resolution, the full text of which is set forth in Annex G to this management proxy circular and joint proxy statement, to approve an arrangement under section 192 of the CBCA (all as more particularly described in this joint proxy statement); and

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  to transact such further or other business as may properly come before the CPILP special meeting or any adjournments or postponements thereof.

Recommendations of the Board of Directors of the General Partner

        At a meeting held on June 19, 2011, after considering, among other things, the oral opinions of CIBC and Greenhill, subsequently confirmed in writing, the full text of which are attached as Annexes D and E, respectively, of this joint proxy statement, the members of the board of directors of the General Partner entitled to vote, being the independent directors of the General Partner, determined unanimously that the Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders and resolved unanimously to recommend to the CPILP unitholders that they vote in favor of the Arrangement. The members of the board of directors of the General Partner entitled to vote also unanimously approved the Arrangement and the execution and performance of the Arrangement Agreement. Accordingly, the board of directors of the General Partner unanimously recommends that the CPILP unitholders vote "FOR" the approval of the Arrangement Resolution. For a discussion of the material factors considered by the board of directors of the General Partner in reaching its conclusions, see "The Arrangement Agreement and Plan of Arrangement—; CPILP's Reasons for the Plan of Arrangement"; Recommendations of the Board of Directors of the General Partner beginning on page 77.

        CPILP unitholders should carefully read this joint proxy statement in its entirety for more detailed information concerning the Plan of Arrangement and the Arrangement Agreement. In addition, CPILP unitholders are directed to the Arrangement Agreement which is included as Annex A in this joint proxy statement.

Record Date; Units Entitled to Vote

        Only holders of CPILP units at the close of business on                        , 2011, the record date for the CPILP special meeting, will be entitled to notice of, and to vote at, the CPILP special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of 56,597,899 CPILP units. Each outstanding CPILP unit is entitled to one vote on each proposal and any other matter properly coming before the CPILP special meeting.

Unit Ownership by and Voting Rights of Directors and Executive Officers

        As of the close of business on the CPILP record date, CPILP's directors and executive officers and their affiliates beneficially owned and had the right to vote            CPILP units at the CPILP special meeting, which represents approximately        % of the CPILP units entitled to vote at the CPILP

special meeting. It is expected that CPILP's directors and executive officers will vote in favor of all resolutions.

Quorum

        A quorum must be present at the CPILP special meeting for any business to be conducted. Pursuant to the limited partnership agreement of CPILP, the quorum for the CPILP special meeting is one or more CPILP unitholders present in person or by proxy representing at least 10% of the outstanding units.

Required Vote

        Pursuant to the Interim Order, the number of votes required to pass the Arrangement Resolution shall be not less than 66 2/3% of the votes cast by CPILP unitholders, either in person or by proxy, at the CPILP special meeting. In addition, the Arrangement Resolution must be approved by a simple majority of the votes cast by the CPILP unitholders present in person or by proxy at the CPILP special meeting, after excluding those votes required to be excluded pursuant to the minority approval provisions of MI 61-101, being the votes of "interested parties" and their related parties and joint actors, which include the General Partner and CPI Investments. Notwithstanding the foregoing, the Arrangement Resolution authorizes the board of directors of the General Partner, without further notice to or approval of the CPILP unitholders, subject to the terms of the Plan of Arrangement and the Arrangement Agreement, to amend the Plan of Arrangement or the Arrangement Agreement or to decide not to proceed with the Plan of Arrangement at any time prior to the Plan of Arrangement becoming effective pursuant to the provisions of the CBCA. See "The Arrangement Agreement and Plan of Arrangement—Canadian Securities Laws Matters" beginning on page 85.

Failure to Vote and Broker Non-Votes

        If you are a CPILP unitholder and fail to vote or fail to instruct your broker, investment dealer or other intermediary to vote, it will have no effect on any of the CPILP proposals, assuming a quorum is present.

Appointment of Proxyholder

        The persons designated by management of the General Partner in the enclosed proxy card are Stuart A. Lee, a director and president of the General Partner, and Anthony Scozzafava, the chief financial officer of the General Partner. Each CPILP unitholder has the right to appoint as proxyholder a person or company, who need not be a unitholder of CPILP, other than the persons designated by management of the General Partner in the enclosed form of proxy, to attend and act on the unitholder's behalf at the CPILP special meeting or at any adjournment or postponement thereof. Such right may be exercised by inserting the name of the person or company in the blank space provided in the enclosed proxy card or by completing another proxy card.

Record Holders

        CDS Clearing and Depositary Services Inc. is the only registered holder of CPILP units. All other holders of CPILP units are non-registered holders. See "—Units Held in Street Name/Non-Registered CPILP Unitholders" beginning on page 41. If you are a registered holder of CPILP units as of the close of business on the record date for the CPILP special meeting, a proxy card is enclosed for your use. CPILP requests that you vote your shares by telephone or through the Internet, or sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the CPILP units represented by it will be voted at the CPILP special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card and if the unitholder specifies a choice with respect to any matter to be acted upon, the CPILP units will be voted accordingly. Your telephone or Internet vote authorizes the named proxies to vote your units in the same manner as if you had marked, signed and returned a proxy card.

        Your vote is important. Accordingly, if you are a registered holder of CPILP units as of the close of business on the record date, please sign and return the enclosed proxy card or vote via telephone or the Internet whether or not you plan to attend the CPILP special meeting in person.

        If a proxy card is signed and returned without an indication as to how the CPILP units represented are to be voted with regard to a particular proposal, the CPILP units represented by the proxy will be voted in accordance with the recommendations of the General Partner's board of directors. At the date hereof, the board of directors of the General Partner has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement or the related CPILP proxy card other than the matters set forth in CPILP's Notice of Special Meeting of Unitholders. Business transacted at the CPILP special meeting is expected to be limited to those matters set forth in such notice. Nonetheless, if any amendments to matters identified in the accompanying Notice of CPILP Special Meeting of Unitholders or any other matter is properly presented at the CPILP special meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment and pursuant to such discretionary authority on such matter.

Units Held in Street Name/Non-Registered CPILP Unitholders

        The proxy card provided with this joint proxy statement will indicate whether or not you are a registered unitholder. All holders other than CDS Clearing and Depositary Services Inc. are non-registered holders. Non-registered unitholders hold their CPILP units through intermediaries, such as banks, trust companies, securities dealers or brokers. If you are a non-registered unitholder, the intermediary holding your CPILP units should provide a voting instruction form which you must complete by using any one of the methods outlined therein. This voting instruction form will constitute voting instructions that the intermediary must follow and should be returned in accordance with the instructions to ensure it is counted for the CPILP special meeting. In order to expedite your vote, you may vote by using a touch-tone telephone or via the Internet, following the instructions outlined on the voting instruction form.

        If, as a non-registered unitholder, you wish to attend the CPILP special meeting and vote your units in person, or have another person attend and vote your units on your behalf, you should fill your own name, or the name of your appointee, in the space provided on the voting instruction form. An intermediary's voting instruction form will likely provide corresponding instructions to cast your vote in person. In either case, you should carefully follow the instructions provided by the intermediary and contact the intermediary promptly if you need help.

        A non-registered unitholder may revoke a proxy or voting instruction which has been previously given to an intermediary by written notice to the intermediary. In order to ensure that the intermediary acts upon a revocation, the written notice should be received by the intermediary well in advance of the CPILP special meeting.

Revocability of Proxy; Changing Your Vote

        If you are a registered holder of CPILP units as of the close of business on the record date for the CPILP special meeting: You can change your vote at any time before the start of your special meeting, unless otherwise noted. In addition to revocation in any other manner permitted by law, you can do this in one of the following ways:

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  you can grant a new, valid proxy bearing a later date (including by telephone or Internet);

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  you can deposit a signed notice of revocation at CPILP's registered office at any time up to and including the last business day preceding the day of the CPILP special meeting (or any adjournment or postponement thereof) or with the chair of the CPILP special meeting on the day of the CPILP special meeting (or any adjournment or postponement thereof); or

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  you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

        If you choose any of the foregoing methods, your notice of revocation or your new proxy must be received by CPILP no later than the beginning of the CPILP special meeting. If you have voted your units by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

        If you hold CPILP units in "street name":    You must contact your broker, investment dealer or other intermediary in writing to change your vote. In order to ensure that the broker, investment dealer or other intermediary acts upon revocation, the written notice should be received by the broker, investment dealer or other intermediary well in advance of your special meeting.

Solicitation of Proxies

        The management of the General Partner is soliciting proxies for use at the CPILP special meeting or at any adjournment or postponement thereof. In accordance with the Arrangement Agreement, the cost of proxy solicitation for the CPILP special meeting will be borne by CPILP. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of CPILP, without additional remuneration, by personal interview, telephone, facsimile or otherwise. CPILP will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of units and will provide customary reimbursement to such firms for the cost of forwarding these materials. CPILP has retained            to assist in its solicitation of proxies and has agreed to pay them a fee of approximately            , plus reasonable expenses, for these services.

Principal Unitholders

        CPI Investments, together with its wholly-owned subsidiary CPI Incomes Services Ltd., holds 16,513,504 units representing approximately 29.18% of the issued and outstanding CPILP units. To the knowledge of the directors of the General Partner, there are no other persons that beneficially own or exercise control or direction over CPILP units carrying 10% or more of the votes attached to the issued and outstanding CPILP units.

Procedures for the Surrender of Unit Certificate and Receipt of Consideration

Letter of Transmittal and Election Form

General

        Each registered holder of CPILP units is required to validly complete and duly sign a Letter of Transmittal and Election Form and submit such document, together with such holder's CPILP unit certificate(s), if any, to the Depositary in order to receive the consideration under the Plan of Arrangement.

        The details of the procedures for the deposit of CPILP unit certificates and the delivery by the Depositary of Atlantic Power common shares and cash are set out in the Letter of Transmittal and Election Form accompanying this joint proxy statement.

        Registered holders of CPILP units who have not received a Letter of Transmittal and Election Form should contact CPILP, Attention:            , at            or Computershare Investor Services Inc. at             .

        Only registered holders of CPILP units are required to submit a Letter of Transmittal and Election Form. CDS Clearing and Depositary Services Inc. is the only registered holder of CPILP units. All other holders of CPILP units are non-registered holders. If you are a non-registered holder, you should carefully follow any instructions provided to you by your broker, dealer or investment advisor for making an election. See "—Units Registered in the Name of an Intermediary" beginning on page 46. Failure to return the Letter of Transmittal and Election Form and the certificates representing your CPILP units, if any, will result in a delay in you receiving your cash or Atlantic Power common shares under the Plan of Arrangement.

        Each registered holder of CPILP units must validly complete, duly sign and return the enclosed Letter of Transmittal and Election Form, together with the certificate(s) representing their CPILP units, if any, to the Depositary at one of the offices specified in the Letter of Transmittal and Election Form.

        CPILP unitholders who deposit a validly completed and duly signed Letter of Transmittal and Election Form, together with accompanying CPILP unit certificate(s), if any, will be entitled to receive in exchange therefor, and the Depositary will deliver as soon as possible to such CPILP unitholder following the Effective Time (i) a cheque for the cash consideration to which such CPILP unitholder is entitled to receive in accordance with the Plan of Arrangement, and (ii) a certificate representing that number of Atlantic Power common shares which such CPILP unitholder has the right to receive under the Plan of Arrangement (together with any dividends or distributions with respect thereto pursuant to the Plan of Arrangement), less any amounts required to be withheld. It is recommended that CPILP unitholders complete and return their Letter of Transmittal and Election Form to the Depositary on or before the Election Deadline (as defined below). Once CPILP unitholders surrender their CPILP unit certificates, they will not be entitled to sell the securities to which those certificates relate.

        If a CPILP unitholder deposits CPILP units with the Depositary prior to the CPILP special meeting and if the Arrangement is approved at the CPILP special meeting (including any adjournment or postponement thereof) then the deposit of the CPILP units is irrevocable unless the Plan of Arrangement is not subsequently completed.

        CPILP unitholders who do not forward to the Depositary a validly completed and duly signed Letter of Transmittal and Election Form, together with their CPILP unit certificate(s), if any, will not receive the cash and/or Atlantic Power common shares, as applicable, to which they are otherwise entitled until such a deposit is made. Whether or not CPILP unitholders forward their CPILP unit certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, CPILP unitholders will cease to be unitholders of CPILP as of the Effective Date and will only be entitled to receive the cash and/or Atlantic Power common shares to which they are entitled under the Plan of Arrangement.

        No commission will be charged to CPILP unitholders who deliver their certificate(s) evidencing CPILP units according to the instructions set out in the Letter of Transmittal and Election Form. It is not possible to determine precisely when the Plan of Arrangement will become effective. If the Final Order is obtained and all conditions set forth in the Arrangement Agreement are satisfied or waived, CPILP or the General Partner will file the Articles of Arrangement giving effect to the Plan of Arrangement as soon as reasonably practicable, such that the Effective Date is expected to be on or about                        , 2011.

How to Make an Election

        Pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, CPILP unitholders are entitled to receive, at their election, for each CPILP unit held (i) C$19.40 in cash or (ii) 1.3 Atlantic Power common shares, subject to the Aggregate Cash Maximum (as defined below) and the Aggregate Share Maximum (as defined below), by completing a Letter of Transmittal and Election Form and sending it to the Depositary, together with any certificates representing the CPILP units in accordance with the instructions provided on the form, at one of the offices specified in the Letter of Transmittal and Election Form.

        The Election Deadline to deposit such properly completed Letter of Transmittal and Election Form with the Depositary is 5:00 p.m. (Edmonton time) on the date that is three business days prior to the date of the CPILP special meeting. Assuming the CPILP special meeting is held on                        , 2011, the Election Deadline will be 5:00 p.m. (Edmonton time) on                         , 2011. Each CPILP unitholder's election is subject to the proration provisions described below.

What Happens if a CPILP unitholder Fails to Make a Valid Election

        Any CPILP unitholder who does not deposit a duly completed Letter of Transmittal and Election Form with the Depositary prior to the Election Deadline, or otherwise fails to comply with the requirements of the Plan of Arrangement and the Letter of Transmittal and Election Form with respect to such holder's election to receive Cash Consideration or Share Consideration, shall be deemed to have elected to receive the Share Consideration in respect of all of such holder's CPILP units.

Proration Provisions

        With respect to the Cash Consideration, the Plan of Arrangement provides that the aggregate amount of cash available to be paid under the Plan of Arrangement is limited to C$506,513,834 (the "Aggregate Cash Maximum"). If the aggregate amount of Cash Consideration that would be paid to CPILP unitholders pursuant to the Plan of Arrangement (the "Aggregate Cash Elected"), but for prorationing pursuant to the Plan of Arrangement, exceeds the Aggregate Cash Maximum, then, notwithstanding any election to receive the Cash Consideration, the aggregate amount of cash paid to each CPILP unitholder that made an election to receive the Cash Consideration and to Capital Power LP (if it makes an election to receive Cash Consideration) will be prorated (based on the fraction equal to the Aggregate Cash Maximum divided by the Aggregate Cash Elected) so that the aggregate amount of cash payable to all such CPILP unitholders and Capital Power LP shall be equal to the Aggregate Cash Maximum (the amount of the reduction in cash payable to any CPILP unitholder being the "Cash Reduction" in respect of such holder). In lieu of the amount of cash equal to the Cash Reduction in respect of a CPILP unitholder, each such CPILP unitholder shall receive a number of Atlantic Power common shares equal to the product of (i) the Cash Reduction divided by the Cash Consideration per CPILP unit and (ii) 1.3.

        With respect to the Share Consideration, the Plan of Arrangement provides that the aggregate number of Atlantic Power common shares to be issued under the Plan of Arrangement is limited to 31,500,221 shares (the "Aggregate Share Maximum"). If the aggregate number of Atlantic Power common shares that would be issued to CPILP unitholders pursuant to the Plan of Arrangement (the "Aggregate Shares Elected"), but for prorationing pursuant to the Plan of Arrangement, exceeds the Aggregate Share Maximum, then, notwithstanding any election or deemed election to receive the Share Consideration, the aggregate number of Atlantic Power common shares issued to each CPILP unitholder that made or was deemed to make an election to receive the Share Consideration and to Capital Power LP (if it makes or is deemed to make an election to receive Share Consideration) will be prorated (based on the fraction equal to the Aggregate Share Maximum divided by the Aggregate Shares Elected) so that the aggregate number of Atlantic Power common shares issuable to all such CPILP unitholders and Capital Power LP shall be equal to the Aggregate Share Maximum (the reduction in the number of Atlantic Power common shares payable to any CPILP unitholder being the "Share Reduction" in respect of such holder). In lieu of the number of the Atlantic Power common shares equal to the Share Reduction in respect of a CPILP unitholder, each such CPILP unitholder shall receive an amount of cash equal to the product of (i) the Share Reduction divided by 1.3 and (ii) the Cash Consideration per CPILP unit.

Fractional Shares

        In no event shall any holder of CPILP units be entitled to receive a fraction of an Atlantic Power common share in consideration therefore. Where the aggregate number of Atlantic Power common shares to be issued to a holder of CPILP units as consideration under the Plan of Arrangement would result in a fraction of an Atlantic Power common share being issuable, the number of Atlantic Power common shares to be received by such holder shall be rounded down to the nearest whole number of Atlantic Power common shares and no CPILP unitholder will be entitled to any compensation in respect of such fractional Atlantic Power common share.

Fractional Cash

        Any cash payable to a CPILP unitholder pursuant to the Plan of Arrangement shall be rounded down to the nearest whole cent.

Method of Delivery

        The method of delivery of certificates representing CPILP units and all other required documents is at the option and risk of the person depositing his or her CPILP units. Any use of the mail to forward certificates representing CPILP units or the related Letter of Transmittal and Election Form is at the election and sole risk of the person depositing CPILP units, and documents so mailed shall be deemed to have been received by CPILP only upon actual receipt by the Depositary. If such certificates and other documents are to be mailed, CPILP recommends that insured mail be used with return receipt or acknowledgement of receipt requested.

        Cheque(s) representing the cash payable and/or certificate(s) representing the Atlantic Power common shares issuable to a former holder of CPILP units who has complied with the procedures set out above will, as soon as practicable after the Effective Date and after the receipt of all required documents: (i) be forwarded to the former CPILP unitholder at the address specified in the Letter of Transmittal and Election Form by first-class mail; or (ii) be made available at the offices of the Depositary, Computershare Investor Services Inc.,                     for pickup by the holder as requested by the holder, in the Letter of Transmittal and Election Form. Under no circumstances will interest accrue or be paid by CPILP, Atlantic Power or the Depositary on the consideration for the CPILP units to persons depositing CPILP units with the Depositary, regardless of any delay in issuing the applicable cheques and/or Atlantic Power common shares, as applicable, for the CPILP units.

Destroyed, Lost or Misplaced Unit Certificates

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding CPILP units has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver, in exchange for such lost, stolen or destroyed certificate, certificates representing Atlantic Power common shares and/or a cheque for the amount of any cash consideration to which such CPILP unitholder is entitled to receive in accordance with such holder's Letter of Transmittal and Election Form and the Plan of Arrangement, in each case, less any amounts required to be withheld. When authorizing such payment and delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom cheques and/or certificates are to be issued shall, as a condition precedent to the payment and delivery thereof, give a bond satisfactory to Atlantic Power and the Depositary in such sum as Atlantic Power and the Depositary may direct, or otherwise indemnify CPILP, Atlantic Power and the Depositary in a manner satisfactory to Atlantic Power and the Depositary, against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

Units Registered in the Name of Intermediary

        Only registered holders of CPILP units are entitled to make an election as to the type of consideration they will receive under the Plan of Arrangement. CDS Clearing and Depositary Services Inc. ("CDS") is the only registered holder of CPILP units. CDS will establish an electronic facility which will allow intermediaries to communicate election instructions they receive from brokers and the holders of CPILP units they represent to CDS who will, in turn, make the election on their behalf as the registered holder of CPILP units. CPILP unitholders who are beneficial holders of CPILP units should contact their investment advisor to determine how their election can be made. CPILP unitholders may also contact            in the manner set out on the back page of this management proxy circular and joint proxy statement for further information and assistance. If you fail to instruct your broker or investment advisor with respect to your election then, unless your broker or investment advisor has discretionary authority, they will not make an election on your behalf and you will be deemed to have elected Share Consideration in respect of your CPILP units.

Failure to Deliver Unit Certificates

        Any certificate which immediately prior to the Effective Time represented outstanding CPILP units that is not deposited with the Depositary together with all other instruments or documents required by the Plan of Arrangement on or prior to the sixth anniversary of the Effective Date will cease to represent a claim or interest of any kind or nature as a CPILP unitholder or as a shareholder of Atlantic Power. On such date, the cash and Atlantic Power common shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled under the Plan of Arrangement will be deemed to have been donated, surrendered and forfeited for no consideration to Atlantic Power. None of Atlantic Power, CPILP, the General Partner, CPI Investments or the Depositary shall be liable to any Person in respect of any cash or Atlantic Power common shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Withholding

        A holder of CPILP units will be liable for, and Atlantic Power and the Depositary will be entitled to deduct and withhold from any amount paid to such holder, such amounts as each of Atlantic Power or the Depositary is required or permitted to deduct and withhold under the Tax Act, the United States Internal Revenue Code of 1986, as amended, or any provision of applicable federal, provincial, state, local or foreign tax law with respect to any consideration otherwise payable under the Plan of Arrangement to such holder, and Atlantic Power and the Depositary will be entitled to recover from such holder any portion of such amounts that is required to be withheld thereunder and is not otherwise deducted or withheld. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the CPILP units in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted by Atlantic Power or the Depositary to the appropriate taxing authority in the name of the relevant holder of CPILP units. To the extent that the amount so required or entitled to be deducted or withheld from any payment to such a holder exceeds the cash portion of the consideration otherwise payable to the holder, Atlantic Power and the Depositary are authorized pursuant to the Plan of Arrangement to sell or otherwise dispose of such portion of the Atlantic Power common shares otherwise deliverable to such holder as is necessary to provide sufficient funds to Atlantic Power or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Atlantic Power or the Depositary will notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

 APPRAISAL/DISSENT RIGHTS

        Appraisal or dissent rights are statutory rights that, if applicable under law, enable shareholders or unitholders, as applicable, to dissent from an extraordinary transaction, such as the Plan of Arrangement, and to demand that the corporation or other entity pay the fair value for their shares or units, as applicable, as determined by a court in a judicial proceeding instead of receiving the consideration offered to holders in connection with the extraordinary transaction. Appraisal or dissent rights are not available in all circumstances.

Atlantic Power

        The holders of Atlantic Power common shares are not entitled to dissent rights in connection with the Share Issuance Resolution.

CPILP

        The unitholders of CPILP are not entitled to dissent rights in connection with the Arrangement Resolution.

THE ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

Effects of the Plan of Arrangement

        In order to effect the combination of Atlantic Power and CPILP, Atlantic Power will acquire, directly and indirectly, all of the outstanding CPILP units for C$19.40 per unit in cash or 1.3 Atlantic Power common shares per unit, all subject to proration.

        Under the terms of the Plan of Arrangement, CPILP unitholders will be entitled to elect to receive either C$19.40 in cash or 1.3 Atlantic Power common shares for each CPILP unit held. All cash elections will be subject to proration if total cash elections exceed approximately C$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares. As part of the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments, the direct and indirect holder of 16,513,504 CPILP units, on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement. Atlantic Power shareholders will continue to hold their existing Atlantic Power common shares after the Plan of Arrangement. Based on the number of Atlantic Power common shares outstanding immediately prior to the Effective Date and excluding any common shares of Atlantic Power that may be issued to finance the cash portion of the purchase price under the Plan of Arrangement, Atlantic Power estimates that upon completion of the Plan of Arrangement current Atlantic Power shareholders will own approximately 70% of the Combined Company and former CPILP unitholders will own approximately 30% of the Combined Company, in each case on a fully-diluted basis.

        Under the Plan of Arrangement, Atlantic Power will indirectly acquire the 16,513,504 CPILP units held by CPI Investments and the General Partner through the acquisition of all of the outstanding shares of CPI Investments from Capital Power L.P. and EPCOR.

        Pursuant to the Plan of Arrangement, all of the shares of CPI Investments held by EPCOR will be transferred to Atlantic Power in exchange for C$1.00 in cash and all of the shares of CPI Investments held by Capital Power L.P. will be transferred to Atlantic Power in exchange for aggregate consideration comprised of (i) a non-interest bearing promissory note (the "Purchaser Note") to be issued by Atlantic Power in favor of Capital Power L.P. in the principal amount of C$121,405,211, and (ii) either (A) the Cash Consideration or (B) the Share Consideration, as elected or deemed to be elected by Capital Power L.P. Atlantic Power will subsequently, as part of the Plan of Arrangement, pay C$121,405,211 to Capital Power L.P. in satisfaction in full of the Purchaser Note.

        If Capital Power L.P. elects to receive Cash Consideration, then, in addition to the C$121,405,211 payable in satisfaction of the Purchaser Note, it shall receive cash equal to (i) the product of (A) the Cash Consideration per CPILP unit and (B) the number of CPILP units held by CPI Investments and the General Partner, (ii) less the principal amount of the Purchaser Note, subject to proration as described under "The CPILP Special Meeting—Procedures for the Surrender of Unit Certificate and Receipt of Consideration—Letter of Transmittal and Election Form—Proration Provisions" beginning on page 44.

        If Capital Power L.P. elects to receive Share Consideration, then, in addition to the C$121,405,211 payable in satisfaction of the Purchaser Note, it shall receive that number of Atlantic Power common shares equal to (i) the product of (A) 1.3 and (B) the number of CPILP units held by CPI Investments and the General Partner, (ii) less the product of (A) the principal amount of the Purchaser Note divided by the Cash Consideration per CPILP unit and (B) 1.3, subject to proration as described under "The CPILP Special Meeting—Procedures for the Surrender of Unit Certificate and Receipt of Consideration—Letter of Transmittal and Election Form—Proration Provisions" beginning on page 44.

Background of the Plan of Arrangement

        The provisions of the Arrangement Agreement are the result of negotiations conducted between representatives of CPILP, the General Partner, the Manager and Atlantic Power and their respective financial and legal advisors. The following is a summary of the principal events leading up to the settlement of the Arrangement Agreement and related transaction documents and the meetings, negotiations, discussions and actions between the parties that preceded the public announcement of the execution of the Arrangement Agreement.

        At CPILP's annual strategic review meeting on June 7, 2010, the Manager delivered a presentation to the board of directors of the General Partner which questioned the status quo relationship between the Manager and CPILP, whereby the Manager (being two subsidiaries of Capital Power) was engaged by the General Partner to perform all of the management, employment and administrative services for CPILP and to operate and maintain all of CPILP's facilities pursuant to various management and operating agreements. Specifically, the Manager advised the board of directors of the General Partner that Capital Power was considering divesting itself of all of its CPILP interests in order to focus on its own core business. In this context, the Manager shared with the board of directors of the General Partner its preliminary analysis of strategic alternatives for CPILP, ultimately focusing on three: (i) internalization of management; (ii) merger with or sale to a third party; or (iii) purchase of CPILP by Capital Power. The Manager communicated Capital Power's commitment to continue managing CPILP to the best of its abilities and in accordance with the terms in the Management Agreements until the relationship was modified. The Manager also indicated that Capital Power would not be interested in acquiring CPILP.

        Following this, the board of directors of the General Partner resolved to form the Special Committee comprised of members of the board who are considered to be independent and not related to the Manager or Capital Power, being Messrs. Francois Poirier (Chair), Brian Felesky, Allen Hagerman and Rod Wimer. The Special Committee's purpose was, among other things, to review and consider potential alternatives for the restructuring of the relationship between the Manager and CPILP and, if and when appropriate, to review and negotiate the terms and conditions of any transaction involving CPILP which may result.

        Following the board meeting, the Special Committee met to discuss the Manager's preliminary analysis of alternatives. The Special Committee retained Greenhill as its independent financial advisor and McCarthy Tétrault LLP as its independent legal advisor. The Special Committee also retained Roades Advisors LLC ("Roades") to provide additional independent business and financial due diligence support. Between June 8, 2010 and June 18, 2011 (being the last meeting prior to the public announcement of the signing of the Arrangement Agreement), the Special Committee in executing its mandate would meet more than 30 times, most often with its financial advisors and legal counsel present at such meetings.

        Throughout the summer of 2010, the Special Committee worked with its advisors to analyze a broad spectrum of strategic alternatives available to CPILP. The Special Committee directed its advisors to work with the Manager to analyze all reasonably viable alternatives including, but not limited to, the sale of CPILP to a third party, roll-up into Capital Power, a change in its distribution policy, one or more asset sales and/or the internalization of management.

        On June 28, 2010, Greenhill and Roades met with the Manager to discuss their respective views on strategic alternatives. At this meeting, Capital Power reiterated that it did not feel that the status quo was the best option for CPILP or Capital Power.

        On July 6, 2010, Greenhill made an initial presentation to the Special Committee. Greenhill noted that Capital Power's desire to terminate its relationship with CPILP raised a number of issues that needed to be carefully analyzed for each alternative to be considered. The Special Committee instructed Greenhill to carry out all analyses or preparatory work that it considered reasonably useful or necessary in connection with each potential alternative.

        On August 9, 2010, Greenhill delivered its preliminary evaluation of strategic alternatives to the Special Committee. One alternative that Capital Power proposed involved the exchange of certain of

CPILP's assets for Capital Power's partnership units. At the Special Committee's request, Greenhill examined a variety of asset swap scenarios. Based partially on Greenhill's examination, the Special Committee came to the preliminary conclusion that this alternative was unlikely to be in the best interests of CPILP and would, among other things, have a negative impact on CPILP's distribution sustainability. The other alternatives considered by Greenhill included maintaining the status quo and the internalization of management. With respect to this latter alternative, it was determined that, based on its preliminary analysis, the prospect of identifying and recruiting a credible management team would be time-consuming, may not ultimately be successful and would create uncertainty for CPILP in the meantime.

        Over the next two months, the Special Committee and its advisors continued to conduct financial and legal analysis on various strategic alternatives. During this same period, the Special Committee and Capital Power met periodically to discuss the status of the Special Committee's strategic review process. On August 16, 2010, Messrs. Poirier and Hagerman met with Messrs. Vaasjo and Lee from Capital Power to discuss the Special Committee's preliminary view that pursuing a sale or merger transaction would be in CPILP's best interest. These same parties, and their respective financial advisors, met again on numerous occasions throughout September 2010 to discuss the most effective strategies to seek a successful sale or merger for CPILP. The parties worked collaboratively to align their interests on a number of issues in the event of a change of control transaction, including with respect to the treatment of the Management Agreements and CPILP's "right of first look" with respect to acquisition and disposition opportunities presented to it by Capital Power.

        On August 20, 2010, Standard and Poor's published a credit ratings report which indicated that it had downgraded CPILP from BBB+ (outlook negative) to BBB (outlook stable). The reduced rating reflected, among other things, Standard and Poor's view that CPILP's financial risk profile had weakened as a result of debt-financed growth and the expectation that improvement in the medium term was unlikely as CPILP continued to execute its growth plan.

        On October 1, 2010, the board of directors of the General Partner resolved to establish a strategic review sub-committee comprised of Messrs. Lee and Poirier. The strategic review sub-committee was to act in an administrative capacity only to investigate all available strategic alternatives in the best interests of CPILP. Notwithstanding the creation of the strategic review sub-committee, all material business and commercial decisions including, for example, the approval of a sale process, recommendation or rejection of any third party offer and any final unitholder recommendation, would be made by the Special Committee and the board of directors of the General Partner.

        On October 5, 2010, CPILP and Capital Power issued a joint press release announcing that CPILP would initiate a process to review its strategic alternatives. The board of directors of the General Partner retained Greenhill and CIBC as co-financial advisors, and Roades Advisors LLC for due diligence support. McCarthy Tétrault LLP continued to act as legal advisors to CPILP, with Fraser Milner Casgrain LLP (Canadian counsel) and K&L Gates LLP (US counsel) acting for the General Partner and the Manager.

        Under the direction of the board of directors of the General Partner, the strategic review sub-committee instructed its financial advisors to solicit indications of interest to acquire CPILP from a broad range of potential financial and strategic purchasers. With the assistance of the Manager and its advisors, CPILP and its advisors prepared a confidential information memorandum describing CPILP and its business. Greenhill and CIBC identified a list of over 60 prospective purchasers. These prospective purchasers were contacted by Greenhill and CIBC during the months of October and November 2010.

        Of those prospective purchasers contacted, 27 of them executed confidentiality agreements and received a confidential information memorandum and were invited to submit preliminary indicative offers. On or before November 30, 2010, nine parties, including Atlantic Power, had submitted indicative offers to acquire all of CPILP or a selection of its assets. Of these nine parties, three were invited to proceed to a further round of enhanced due diligence access.

        In order to facilitate their diligence review of CPILP and encourage the submission of more formal proposals, these three prospective purchasers were provided with access to an electronic data room containing detailed information regarding CPILP, and were also given access to certain of the Manager's personnel. Throughout this period, the strategic review sub-committee provided regular oversight and direction to CPILP's financial advisors. Informally, Mr. Poirier communicated regularly with the other members of the Special Committee to keep them informed about the status of the sales process.

        At meetings of the independent directors' committee (the same directors that make up the Special Committee) on both December 17 and December 30, 2010, Mr. Poirier provided a status update on the steps undertaken to date in the sale process.

        On January 17, 2011, the Special Committee met to discuss the uncertainty and timing issues surrounding the pending decision from the North Carolina Utilities Commission ("NCUC") pertaining to the Roxboro and Southport facilities in North Carolina (the "North Carolina facilities"), and its impact upon the sale process. At this meeting, Mr. Poirier and Greenhill also provided a further status update on the steps undertaken to date in the sale process.

        On January 27, 2011, CPILP issued a press release announcing the issuance of an Order of Arbitration by the NCUC relating to the PPAs for CPILP's North Carolina facilities with Progress Energy Inc. In the months following the release of the Order, CPILP and Progress Energy Inc. negotiated the PPAs within the scope provided in the NCUC ruling. By the middle of March 2011, CPILP and Progress Energy Inc. concluded an interim contract setting out the material terms upon which the PPAs would ultimately be based. In the meantime, the remaining interested parties were asked to submit alternative offers for CPILP, one of which included the North Carolina facilities and another which excluded those assets.

        On March 14, 2011, following their due diligence review period, two of the three parties, including Atlantic Power, submitted offers which included their respective comments on a draft form of the Arrangement Agreement. The strategic review sub-committee and its financial advisors reviewed each offer. At the request and direction of the strategic review sub-committee, Greenhill and CIBC continued discussions with both prospective purchasers regarding, among other things, offer price and the prospective purchasers' sources of financing. As a result of such discussions, Atlantic Power submitted a subsequent proposal on April 14, 2011, which proposal was further amended and submitted on April 26, 2011. The other prospective purchaser elected not to amend its March 14, 2011 proposal.

        Neither prospective purchaser had a strategic interest in acquiring the North Carolina facilities and, at the time, there remained uncertainty surrounding the negotiations and finalized terms of the PPAs for these facilities. Accordingly, the formal offers from both of these prospective purchasers either excluded or attributed less than fair value to these assets. CPILP proposed that Capital Power should enter into negotiations with CPILP to acquire these assets as a way to facilitate the sale process. On May 2, 2011, the Special Committee met to discuss the terms upon which CPILP would be willing to negotiate the sale of the North Carolina assets to Capital Power.

        At this time, the strategic review sub-committee instructed the financial advisors to seek from Atlantic Power an enhancement to its April 26, 2011 offer (excluding the North Carolina facilities). On May 5, 2011, Atlantic Power submitted a further amended proposal outlining the terms upon which it would acquire CPILP (excluding the North Carolina facilities). Atlantic Power requested that CPILP commit to exclusive negotiations with Atlantic Power for a 21 day period. After consideration of the merits of acceding to this request, CPILP, the Manager and CPI Investments entered an Exclusivity Agreement dated May 9, 2011 with Atlantic Power.

        On May 6, 2011, the strategic review sub-committee and its financial and legal advisors met with Atlantic Power and its financial and legal advisors in Toronto. At this meeting, the parties discussed, among other things, the Exclusivity Agreement, Atlantic Power's proposed plan to finance the acquisition of CPILP and the overall transaction structure and timing.

        In order to facilitate CPILP's due diligence review of Atlantic Power, CPILP, the Manager and Capital Power entered into a confidentiality agreement dated May 6, 2011 with Atlantic Power. On May 11, 2011, the Special Committee met with its advisors to receive an update on the due diligence performed to date on Atlantic Power. Financial due diligence on Atlantic Power was performed by the Manager and the financial advisors, with support from Roades Advisors LLC. Legal due diligence on Atlantic Power was performed on behalf of the General Partner by the Manager's counsel, Fraser Milner Casgrain LLP and K&L Gates LLP, with oversight and support from CPILP's counsel, Ogilvy Renault LLP and Richard A. Shaw Professional Corporation (CPILP's new counsel). The Special Committee discussed the appropriateness of the Manager and its advisors conducting due diligence on behalf of CPILP. At this same meeting, the Special Committee also discussed the progress of negotiations with Capital Power to acquire CPILP's North Carolina facilities.

        Over the ensuing weeks, both CPILP and Atlantic Power and their respective advisors conducted detailed due diligence reviews of the other's business, financial models and legal structures and commitments. A number of meetings took place between CPILP and its advisors and representatives of Atlantic Power and its advisors, during which information regarding each entity and its business and operations was shared, and the proposed terms of a transaction between the parties were discussed. During this same period, the Manager, on behalf of the General Partner, and CPILP and their legal advisors, Fraser Milner Casgrain LLP and Ogilvy Renault LLP, respectively, continued to negotiate the terms of the Plan of Arrangement and the Arrangement Agreement with Atlantic Power and its legal counsel, Goodmans LLP.

        On May 20, 2011, Greenhill and CIBC provided the Special Committee with a process and due diligence update. There was also a thorough discussion about financial analyses of both CPILP and Atlantic Power, particularly in the context of Atlantic Power's offer which included a mixture of cash and equity. The financial advisors were instructed to refine their analysis in this regard, as more information about Atlantic Power became available through the due diligence process.

        On May 26, 2011, the strategic review sub-committee and its financial and legal advisors met in Toronto with Atlantic Power and its financial and legal advisors to further negotiate the terms and timing of a potential transaction.

        On May 30, 2011, the board of directors of the General Partner met to receive an updated report from Greenhill and CIBC with respect to negotiations to date with Atlantic Power. At that meeting, it was resolved to extend the exclusivity period for discussions with Atlantic Power. Accordingly, effective May 30, 2011, CPILP, the Manager and CPI Investments agreed to extend the Exclusivity Agreement for a further 14 days, to expire on June 13, 2011. In the following two weeks, representatives of Atlantic Power and its outside financial and legal advisors and other consultants, and representatives of CPILP and its outside financial and legal advisors and other consultants, continued their respective due diligence investigations, including in relation to CPILP's pension liabilities, financial, legal, environmental and operational matters and potential synergies.

        On June 2, 2011, the Special Committee asked its legal advisors to review the legal duties and standards for directors to follow in the context of the Arrangement. There was a discussion about various governance issues, including further discussions of the appropriateness of CPILP relying upon the due diligence performed by the Manager and its advisors.

        On June 3, 2011, Atlantic Power's senior management made a presentation to the board of directors of the General Partner in Calgary regarding Atlantic Power and its view of the anticipated strategic, financial and operational characteristics of the Combined Company. At this same meeting,

Atlantic Power alerted CPILP to the prospect of a credit rating for the Combined Company that may be lower than that of CPILP. The parties also made progress in their discussions regarding the contractual and other business terms of a transaction. These discussions included the scope of the support agreements to be provided by each of Capital Power LP and EPCOR, the prospect that Capital Power would agree to a lock-up of any Atlantic Power shares it received as a result of the Plan of Arrangement, the terms of Atlantic Power's bridge financing commitment and a number of other terms that affected transaction certainty.

        During a meeting on June 10, 2011, Atlantic Power informed CPILP that it intended to lower its offer price for CPILP based on its due diligence findings. The strategic review sub-committee met with its financial and legal advisors to discuss the implications of this information, in addition to the prospect of a credit ratings downgrade in the Combined Company.

        On June 11, 2011, the Special Committee met with its legal advisors to review the status of negotiations with Atlantic Power. At this meeting, there was considerable discussion about the terms upon which CPILP would sell the North Carolina facilities to Capital Power, and the impact of that disposition upon a transaction with Atlantic Power for the remainder of CPILP. There was also a significant discussion about Atlantic Power's proposed reduction to the purchase price.

        On June 15, 2011, the strategic review sub-committee and its financial and legal advisors met in Toronto with Atlantic Power and its financial and legal advisors to further negotiate the terms of a potential transaction. At this meeting, a broad list of issues were discussed including each parties' outstanding due diligence items, allocation of severance and pension deficit obligations, the scope of transitional services that would be required and the status of the legal documentation needed to consummate the Plan of Arrangement and the related transactions. Atlantic Power also provided the strategic review sub-committee and its advisors with the initial draft commitment letters in connection to the proposed bridge financing in support of the Plan of Arrangement. At the meeting, the terms and conditions of these commitment letters were reviewed in detail. There was also considerable discussion around Capital Power's acquisition of the North Carolina facilities, as well as Atlantic Power's request for a lock-up agreement from Capital Power to the extent that it received Atlantic Power common shares as consideration for its units. Over the course of the meeting, the parties and their respective advisors developed tentative agreement on each of the outstanding issues and were ultimately able to settle upon an indicative price by which Atlantic Power would be willing to acquire all of the CPILP units.

        On June 16, 2011, the board of directors of the General Partner met with their financial and legal advisors to receive an update on the transaction with Atlantic Power, as well as to discuss the preliminary version of the due diligence report prepared by the Manager and its advisors. The meeting also discussed Atlantic Power's proposed bridge financing commitment, involving up to C$400 million to be drawn by CPILP, and its potential impact upon the credit profile and exposure of CPILP's existing debt instruments. In particular, the board of directors of the General Partner were particularly concerned about how the proposed bridge financing might impact the ability of CPILP and CPI Preferred Equity Ltd. to meet their respective payment obligations. In this regard, it was determined that Atlantic Power would be asked to provide parental guarantees to the payment obligations for the public debtholders at CPILP (medium term notes) in the event the portion of the bridge financing to be drawn by CPILP was drawn, and CPI Preferred Equity Ltd. (preferred shares). At this board meeting, representatives of Greenhill and CIBC reviewed with the board their financial analyses with respect to Atlantic Power and the proposed Arrangement. Each of Greenhill and CIBC also rendered oral versions of their respective opinions to the Special Committee with respect to the fairness, from a financial point of view, to the holders of CPILP units (other than the General Partner, CPI Investments and Atlantic Power in respect of the Greenhill opinion and other than Capital Power and its affiliates in respect of the CIBC opinion) of the consideration to be received by such holders pursuant to the Arrangement Agreement. Finally, the board discussed a likely timetable for the completion of the remaining items in relation to the execution of the Arrangement Agreement and related materials.

        On June 18, 2011, the Special Committee met with its financial and legal advisors, as well as the Manager's legal advisor, to review the status of the key transaction documents including the Arrangement Agreement and the support agreements. At the meeting, the Special Committee's legal advisors reviewed the legal duties imposed upon the directors in the circumstances, and Greenhill and CIBC made presentations with respect to their respective fairness opinions and supporting analyses. The Special Committee spent a considerable amount of this meeting reviewing with its advisors the impact of the Plan of Arrangement upon CPILP's stakeholders including, but not limited to, the unitholders, public debtholders, preferred shareholders and creditors and employees.

        On June 19, 2011, the board of directors of the General Partner met to consider the terms of the Arrangement Agreement, at which meeting representatives of CPILP's and the Manager's financial and legal advisors were present. At this meeting, Fraser Milner Casgrain LLP reviewed the key elements of the transaction documents, with a focus on the deal protection provisions in each such document. After the meeting, the Special Committee went in camera with its financial and legal advisors.

        During its in camera session, at the request of the Special Committee, Greenhill and CIBC each confirmed that nothing had occurred that would alter either of its financial analysis that was presented on June 16, 2011. Greenhill and CIBC also confirmed that they would deliver their respective written fairness opinions as of this date. Representatives of Norton Rose OR LLP (successor of Ogilvy Renault LLP) and Richard A. Shaw Professional Corporation reviewed for the Special Committee the terms of the Arrangement Agreement and the conduct of the negotiations to that point in time. Members of the Special Committee, with the assistance of their legal and financial advisors, reviewed and discussed the terms of the Arrangement Agreement and the process for completing the transaction. After a thorough review and discussion, the Special Committee resolved unanimously to recommend that the board of directors of the General Partner approve the Arrangement Agreement and the Plan of Arrangement, authorize CPILP to enter into the Arrangement Agreement and recommend that unitholders vote in favor of the Plan of Arrangement.

        Following the conclusion of the Special Committee's in camera session, the board of directors of the General Partner reassembled to receive the report of the Special Committee. The Special Committee reported that Greenhill and CIBC reviewed and discussed its financial analyses with respect to Atlantic Power and the proposed Plan of Arrangement and rendered their respective opinions to the Special Committee with respect to the fairness, from a financial point of view, to the holders of CPILP units (other than Capital Power, CPI Investments and Atlantic Power), of the consideration to be received by such holders pursuant to the Arrangement Agreement. The Special Committee further reported that it had reviewed the definitive agreements with counsel and, following its review and deliberations, was recommending that the board of directors of the General Partner approve and authorize CPILP to enter into the Arrangement Agreement and recommend to unitholders that they vote in favor of the transaction at a special unitholders meeting to be convened. At this point, the CPC-elect directors recused themselves and left the board meeting. After a further discussion, and consideration of the advice received from its financial and legal advisors, the board of directors of the General Partner resolved (with Messrs. Vaasjo, Lee, Oosterbaan and Brown abstaining) to approve the Plan of Arrangement and to recommend to unitholders that they vote in favor of the Plan of Arrangement.

        Later that day and into the following morning, the Arrangement Agreement, the support agreements, the Management Agreement Termination Agreement, the Management Agreement Assignment Agreement, Membership Interest Purchase Agreement with respect to the North Carolina facilities, the Employee Hiring Agreement and the Pension Transfer Agreement were finalized and executed by the appropriate parties.

        Prior to the opening of the North American financial markets on June 20, 2011, Atlantic Power and CPILP issued a joint press release announcing the execution of the Arrangement Agreement and related aspects of the Plan of Arrangement.

Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors

        At a meeting held on June 19, 2011, Atlantic Power's board of directors, unanimously determined that the Arrangement and the other transactions contemplated by the Arrangement Agreement, including the issuance of Atlantic Power common shares to CPILP unitholders necessary to complete the Arrangement, are in the best interests of Atlantic Power and is fair to its stakeholders. Accordingly, the Atlantic Power board of directors unanimously recommends that the Atlantic Power shareholders vote "FOR" the Share Issuance Resolution. In reaching these determinations, the Atlantic Power board of directors consulted with Atlantic Power's management and its legal, financial and other advisors, and also considered numerous factors, including the following factors which the Atlantic Power board of directors viewed as supporting its decisions:

        Strategic Benefits of the Plan of Arrangement.    The Atlantic Power board of directors believes that the combination of Atlantic Power and CPILP should result in significant strategic benefits to the Combined Company, which benefits would accrue to Atlantic Power's shareholders, as shareholders of the Combined Company, and to the Combined Company. These strategic benefits include the following:

  •
  Atlantic Power will become a leading publicly-traded power generation and infrastructure company, with a larger and more diversified portfolio of contracted power generation assets in the United States and Canada;

  •
  combines Atlantic Power's proven management team with CPILP's highly qualified operations, maintenance, commercial management, accounting, human resources, legal and other personnel;

  •
  Atlantic Power's market capitalization and enterprise value are expected to nearly double, which is expected to add liquidity and enhance access to capital to fuel the long term growth of Atlantic Power's asset base throughout North America;

  •
  expands and diversifies Atlantic Power's asset portfolio to include projects in Canada and regions of the United States where Atlantic Power does not currently have a presence;

  •
  enhanced geographic diversification is anticipated to lead to additional growth opportunities in those regions that Atlantic Power did not previously operate; and

  •
  enhances diversification of the fuel types used by Atlantic Power's projects to include additional hydro, biomass and natural gas.

        Financial Benefits of the Plan of Arrangement.    The Atlantic Power board of directors believes that the combination of Atlantic Power and CPILP should result in significant financial benefits to Atlantic Power's shareholders and the Combined Company. These financial benefits include the following:

  •
  upon completion of the Plan of Arrangement, Atlantic Power intends to increase dividends by 5%, from C$1.094 to C$1.15 per share on an annual basis;

  •
  strengthens Atlantic Power's dividend sustainability for the foreseeable future with immediate accretion to cash available for distribution;

  •
  significant improvement in Atlantic Power's dividend payout ratio starting in 2012;

  •
  extends Atlantic Power's average PPA term from 8.8 to 9.1 years and enhances the credit quality of Atlantic Power's power offtakers; and

  •
  the combined companies will benefit from cost savings attributable to synergies from combining the two entities and eliminating the public company reporting costs for CPILP.

        Other Factors Considered.    During the course of its deliberations relating to the Arrangement Agreement and Plan of Arrangement, Atlantic Power's board of directors considered the following factors in addition to the benefits described above:

  •
  its knowledge of Atlantic Power's business, operations, financial condition, earnings, strategy and future prospects and its knowledge of CPILP's business, operations, financial condition, earnings, strategy and future prospects, taking into account, among many factors, Atlantic Power's and CPILP's internal financial forecasts for the 2011 to 2015 fiscal years and the results of Atlantic Power's due diligence review of CPILP;

  •
  Atlantic Power's management team's ability to integrate the labor force and the operations of Atlantic Power and CPILP;

  •
  the opinion of TD Securities dated June 19, 2011 and the opinion of Morgan Stanley dated June 19, 2011, to the Atlantic Power board of directors to the effect that, as of that date and based on and subject to the various limitations, qualifications and assumptions described in the opinions, included with this joint proxy statement as Annexes B and C, the consideration to be paid by Atlantic Power to CPILP unitholders pursuant to the Arrangement Agreement was fair, from a financial point of view, to Atlantic Power (as more fully described below under the caption "—Opinions of Atlantic Power's Financial Advisors");

  •
  its view of the possible prospects of the Combined Company in light of industry and economic trends, as well as Atlantic Power-specific factors;

  •
  the current and prospective competitive climate in the industry in which Atlantic Power and CPILP operate, including the potential for further consolidation;

  •
  the terms and conditions of the Arrangement Agreement, including the commitments by both Atlantic Power and CPILP to complete the Plan of Arrangement, and the likelihood of completing the Plan of Arrangement and the fees and expenses that may be payable if the Plan of Arrangement is not completed;

  •
  the likelihood that Atlantic Power would be able to obtain the necessary financing given the financing commitments from the commitment parties, and the fact that Atlantic Power would only be required to pay a break-up fee and would not be required to complete the transaction in the event that the financing contemplated by the Arrangement Agreement is not consummated;

  •
  the impact and fairness of the Plan of Arrangement on all stakeholders in Atlantic Power, including holders of Atlantic Power common shares;

  •
  the regulatory and other approvals and consents required to complete the Plan of Arrangement;

  •
  the results of due diligence investigations of CPILP by Atlantic Power's management and financial, legal and other advisors; and

  •
  the fact that the shareholders or unitholders of Atlantic Power and CPILP, respectively, would vote on approval of the transaction and the likelihood of obtaining such approvals.

        The Atlantic Power board of directors weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the Plan of Arrangement, including:

  •
  the challenges inherent in the combination of two entities of the size, geographic diversity and complexity of Atlantic Power and CPILP, including the possible diversion of management attention for an extended period of time;

  •
  the restrictions on the conduct of Atlantic Power's business during the period between execution of the Arrangement Agreement and the consummation of the Plan of Arrangement;

  •
  the risk of not being able to realize all of the anticipated cost savings and operational synergies between Atlantic Power and CPILP and the risk that other anticipated benefits to the Combined Company might not be realized;

  •
  the risk that, despite the combined efforts of Atlantic Power and CPILP prior to the consummation of the Plan of Arrangement, the Combined Company may lose key personnel or that certain employees do not transfer as contemplated by the employee transfer arrangement;

  •
  the costs associated with completion of the Plan of Arrangement and the realization of the benefits expected to be obtained in connection with the Plan of Arrangement, including transaction expenses arising from the Plan of Arrangement;

  •
  the risk that regulatory agencies may not approve the Plan of Arrangement or may impose terms and conditions on their approvals that adversely affect the business and financial results of the Combined Company (see "—Regulatory Approvals Required for the Plan of Arrangement and Other Regulatory Matters" on page 88;

  •
  the risk that the Plan of Arrangement may not be completed despite the parties' efforts or that completion may be unduly delayed, even if the requisite approval is obtained from Atlantic Power's shareholders and CPILP's unitholders;

  •
  the increased leverage of the Combined Company which will result in high interest payments and could negatively affect the Combined Company's credit ratings, limit access to credit markets or make such access more expensive and reduce operational and strategic flexibility; and

  •
  the risks of the type and nature described under the section entitled "Risk Factors," beginning on page 22 and the matters described under "Cautionary Note Regarding Forward-Looking Statements" beginning on page 30.

        Atlantic Power's board of directors concluded that the uncertainties, risks and potentially negative factors relevant to the Plan of Arrangement were outweighed by the potential benefits that it expected Atlantic Power would achieve as a result of the Plan of Arrangement.

        This discussion of the information and factors considered by Atlantic Power's board of directors includes the principal positive and negative factors considered by the Atlantic Power board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Atlantic Power board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Plan of Arrangement and the other transactions contemplated in connection with the Plan of Arrangement, and the complexity of these matters, Atlantic Power's board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Plan of Arrangement and the other transactions contemplated in connection with the Plan of Arrangement and to make its recommendations to Atlantic Power shareholders. Rather, Atlantic Power's board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of Atlantic Power's board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the Atlantic Power board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled "Cautionary Note Regarding Forward-Looking Statements" in this joint proxy statement, beginning on page 30.

Opinions of Atlantic Power's Financial Advisors

Opinion of TD Securities Inc.

        On June 19, 2011, TD Securities rendered to Atlantic Power's board of directors its opinion that on such date and based upon and subject to the limitations, qualifications and assumptions set forth in the written opinion, the Consideration to be paid by Atlantic Power in connection with the transaction contemplated by the Arrangement Agreement (the "Proposed Transaction") was fair, from a financial point of view, to Atlantic Power (the "TD Securities Fairness Opinion").

        The full text of the written fairness opinion of TD Securities, dated June 19, 2011, is attached to this joint proxy statement as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by TD Securities in rendering its opinion. You should read the entire opinion carefully and in its entirety. TD Securities Inc.'s opinion is directed to Atlantic Power's board of directors and addresses only the fairness from a financial point of view of the Consideration to be paid by Atlantic Power in connection with the Proposed Transaction as at the date of the opinion. It does not address any other aspect of the Proposed Transaction and does not constitute a recommendation to the shareholders of Atlantic Power or unitholders of CPILP as to how to vote with respect to the Plan of Arrangement or any other matter. In addition, the opinion does not in any manner address the prices at which Atlantic Power common shares will trade following the consummation of the Plan of Arrangement. The summary of the opinion of TD Securities set forth in this joint proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with the TD Securities Fairness Opinion, TD Securities reviewed (where applicable) and relied upon (without attempting to verify independently the completeness, accuracy, or fair presentation of) or carried out, among other things, the following:

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  A draft of the Arrangement Agreement dated June 17, 2011;

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  Annual reports (or equivalent Form 10-K) of Atlantic Power and CPILP, including the audited financial statements and management's discussion and analysis contained therein, for the three years ended December 31, 2008, 2009 and 2010;

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  Quarterly interim reports (or equivalent Form 10-Q) of Atlantic Power and CPILP including the unaudited financial statements and management's discussion and analysis contained therein, for each of the quarterly periods in 2008, 2009, 2010 and 2011;

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  Annual information forms (or equivalent Form 10-K) of Atlantic Power and CPILP for the three years ended December 31, 2008, 2009 and 2010;

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  Notices of meetings and management information circulars for the annual meeting of shareholders (or equivalent Schedule 14A) of Atlantic Power for the three years ended December 31, 2008, 2009 and 2010;

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  Unaudited financial forecast and financial model for CPILP as prepared by management of CPILP and included in the electronic data room;

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  Certain financial forecasts for CPILP as prepared by the management of Atlantic Power;

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  Base case financial forecast for Atlantic Power as prepared by the management of Atlantic Power;

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  Discussions with management of Atlantic Power and CPILP with respect to the information referred to herein and other issues deemed relevant by TD Securities including the financial outlook of Atlantic Power, CPILP and the combined company including synergies resulting from the Proposed Transaction;

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  Discussions with the management of Atlantic Power pertaining to target pro forma capital structure and dividend policy for Atlantic Power;

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  Discussions with Atlantic Power's tax advisor, KPMG LLP, regarding Atlantic Power, CPILP and the combined company;

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  Review of Atlantic Power and CPILP data room materials considered relevant to the Proposed Transaction;

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  Representations contained in a certificate dated June 19, 2011 from a senior officer of Atlantic Power;

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  Various research publications prepared by equity research analysts regarding Atlantic Power, CPILP and the overall power generation industry in Canada and the United States, and other selected public companies considered relevant;

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  Atlantic Power management presentations dated May 16, 2011 and May 20, 2011;

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  CPILP management presentation dated January 6, 2011;

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  CPILP Confidential Information Memorandum dated October 2010;

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  Public information relating to the business, operations, financial performance and share/unit trading history of Atlantic Power and CPILP and other selected public companies considered relevant;

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  Public information with respect to certain other transactions of a comparable nature considered relevant; and

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  Such other corporate, industry, and financial market information, investigations and analyses as TD Securities considered necessary or appropriate in the circumstances.

        With Atlantic Power's acknowledgement and agreement, TD Securities relied upon and assumed the accuracy, completeness and fair presentation of all data, documents, advice, opinions and other information obtained by it from public sources (including on SEDAR) or provided to it by or on behalf of Atlantic Power and/or CPILP and/or their respective personnel, consultants and advisors, or otherwise obtained by TD Securities, including the certificate dated June 19, 2011 from a senior officer of Atlantic Power and all other documents and information referred to above (collectively, the "Data"). The TD Securities Fairness Opinion is premised and conditional upon such accuracy, completeness and fair presentation and upon there being no "misrepresentation" (as defined in the Securities Act (Ontario)) in the Data. In addition, TD Securities assumed that there is no information relating to the business, operations, assets, liabilities, condition (financial or otherwise), capital or prospects of Atlantic Power, CPILP or any of their respective affiliates that is or could reasonably be expected to be material to the TD Securities Fairness Opinion that was not disclosed or otherwise made available to TD Securities as part of the Data. Subject to the exercise of professional judgment and except as expressly described in the TD Securities Fairness Opinion, TD Securities did not attempt to verify independently the accuracy, completeness or fair presentation of any of the Data.

        With respect to the budgets, forecasts, projections or estimates provided to TD Securities and used in its analyses, TD Securities noted that projecting future results is inherently subject to uncertainty. TD Securities assumed, however, that such budgets, forecasts, projections and estimates were prepared using the assumptions identified therein (as discussed between senior management of Atlantic Power and TD Securities) which TD Securities was advised are (or were at the time of preparation and continue to be), in the opinion of Atlantic Power, reasonable in the circumstances. In addition, TD Securities assumed that the expected synergies will be achieved at the times and in the amounts projected by Atlantic Power. TD Securities expressed no independent view as to the reasonableness of such budgets, forecasts, projections and estimates and the assumptions on which they are based.

        TD Securities was not engaged to review and did not review any of the legal, accounting or tax aspects of the Proposed Transaction. In preparing the TD Securities Fairness Opinion, TD Securities assumed that the Proposed Transaction complies with all applicable laws and accounting requirements and has no adverse tax or other adverse consequences for Atlantic Power.

        In preparing the TD Securities Fairness Opinion, TD Securities made several assumptions, including that all final executed versions of agreements and documents relating to the Proposed Transaction will conform in all material respects to the drafts provided to or terms discussed with TD Securities, all conditions to the completion of the Proposed Transaction can and will be satisfied in due course, that all consents, permissions, exemptions or orders of relevant regulatory authorities or third parties will be obtained, without adverse condition or qualification, and that the actions being taken and procedures being followed to implement the Proposed Transaction are valid and effective and comply with all applicable laws and regulatory requirements. In its analysis in connection with the preparation of the TD Securities Fairness Opinion, TD Securities made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of TD Securities, Atlantic Power, CPILP or their respective affiliates. Among other things, TD Securities assumed the accuracy, completeness and fair presentation of and relied upon the financial statements forming part of the Data. The TD Securities Fairness Opinion is conditional on all such assumptions being correct.

        The TD Securities Fairness Opinion was provided for the exclusive use of the Board of Directors of Atlantic Power and is not intended to and does not constitute a recommendation to the Board of Directors of Atlantic Power. Furthermore, the TD Securities Fairness Opinion is not intended to be, and does not constitute, a recommendation that Atlantic Power shareholders vote in favor of the Proposed Transaction or as an opinion concerning the trading price or value of any securities of Atlantic Power following the announcement or completion of the Proposed Transaction. The TD Securities Fairness Opinion does not address the relative merits of the Proposed Transaction as compared to other transactions or business strategies that might be available to Atlantic Power, nor does it address the underlying business decision to implement the Proposed Transaction. In preparing the TD Securities Fairness Opinion TD Securities did not consider the economic or other interests of either individual, or particular groups of, Atlantic Power stakeholders. The TD Securities Fairness Opinion must not be used by any other person or relied upon by any other person other than the Board of Directors of Atlantic Power without the express prior written consent of TD Securities. The TD Securities Fairness Opinion was rendered as of June 19, 2011, on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of Atlantic Power and CPILP and their respective subsidiaries and affiliates as they were reflected in the Data provided or otherwise available to TD Securities. Although TD Securities reserved the right to change, modify, update, supplement or withdraw the TD Securities Fairness Opinion in the event that there is any material change in any fact or matter affecting the TD Securities Fairness Opinion, it disclaims any undertaking or obligation to advise any person of any such material change that may come to its attention or to change, modify, update, supplement or withdraw the TD Securities Fairness Opinion as a result of any such material change. TD Securities did not undertake an independent evaluation, appraisal or physical inspection of any assets or liabilities of Atlantic Power or CPILP or their respective subsidiaries. TD Securities is not an expert on, and did not render advice to the Board of Directors of Atlantic Power regarding, legal, accounting, regulatory or tax matters.

        The following is a brief summary of the material analyses performed by TD Securities in connection with its oral opinion and the preparation of its written opinion letter dated June 19, 2011. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by TD Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Historical Share Price Analysis

        TD Securities reviewed the share price performance of Atlantic Power and CPILP for various periods ending on June 17, 2011 (the last trading day prior to the meeting of the Board of Directors of Atlantic Power approving the execution of the Arrangement Agreement) as observed on the Toronto Stock Exchange (TSX) and other Canadian exchanges as reported by Bloomberg L.P. TD Securities noted that the range of low and high closing prices of Atlantic Power common shares during the prior 60-day period was C$13.96 to C$15.19. TD Securities noted that the range of low and high closing prices of CPILP units during the prior 60-day period was C$18.28 to C$20.90. The consideration (C$19.42 assuming the closing price C$14.96 for Atlantic Power common shares on the TSX on June 17, 2011) represented a 4.2% premium to the closing price of CPILP units on June 17, 2011.

Equity Research Analyst Price Targets

        TD Securities reviewed the public market trading price targets for Atlantic Power common shares prepared and published by equity research analysts between May 12, 2011 and May 27, 2011. These targets reflected each analyst's estimate of the 12-month target trading price of Atlantic Power common shares. TD Securities noted that the range of 12-month research analyst price targets for Atlantic Power was C$12.00 to C$15.00 per share. Using a discount rate of 9%, TD Securities discounted the analysts' price targets back 12-months to arrive at a range of present values for these targets. TD Securities' analysis of the present value of equity research analysts' future price targets implied an equity range for Atlantic Power of approximately $11.01 to $13.76 per share.

        TD Securities reviewed the public market trading price targets for CPILP units prepared and published by equity research analysts between April 28, 2011 and June 13, 2011. These targets reflected each analyst's estimate of the 12-month target trading price of CPILP units. TD Securities noted that the range of 12-month research analyst price targets for CPILP was C$16.50 to C$20.00 per unit. Using a discount rate of 9%, TD Securities discounted the analysts' price targets back 12-months to arrive at a range of present values for these targets. TD Securities' analysis of the present value of equity research analysts' future price targets implied an equity range for CPILP of approximately C$15.14 to C$18.35 per unit.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Atlantic Power common shares and CPILP units and these estimates are subject to uncertainties, including the future financial performance of Atlantic Power and CPILP and future financial market conditions.

Comparable Company Analysis

        TD Securities performed a comparable company analysis, which is designed to provide an implied value of a company by comparing it to similar companies. TD Securities compared certain financial information of Atlantic Power and CPILP with publicly-available information for peer group companies and funds that operate in and are exposed to similar lines of business as Atlantic Power and CPILP, namely Canadian-traded independent power producers. The peer group included:

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  Algonquin Power & Utilities Corp.

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  Atlantic Power Corp.

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  Boralex Inc.

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  Brookfield Renewable Power Fund

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  Capital Power Income L.P.

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  Innergex Renewable Energy Inc.

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  Capstone Infrastructure Corp.

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  Northland Power Inc.

        For this analysis, TD Securities considered the ratio of enterprise value (defined as equity value plus total debt, minority interest, capital lease obligations and preferred shares less cash and cash equivalents, referred to as EV) to 2011 estimated earnings before interest, taxes, depreciation and amortization (referred to as EBITDA), EV/EBITDA, to be the primary value multiple when analyzing each of these companies or funds. Based on estimates for the peer group companies or funds provided by the Institutional Brokers' Estimate System (I/B/E/S), and public filings, TD Securities calculated the relevant metrics for each of the comparable companies or funds. TD Securities selected, using its experience and judgment, a representative range of EV/EBITDA multiples of the comparable companies or funds and applied this range of multiples to the relevant financial statistics for Atlantic Power and CPILP. For purposes of estimated 2011 EBITDA, TD Securities utilized consensus metrics provided by I/B/E/S, as well as estimates prepared by Atlantic Power management.

        TD Securities calculated the implied equity range for Atlantic Power common shares as follows:

	Estimated 2011 EBITDA (C$MM)		EV/EBITDA Multiple Range	Implied Range Per Atlantic Power Common Share
I/B/E/S Consensus	C$	133	10.0x - 11.0x	C$10.40 - $12.34
Atlantic Power Management	C$	147	10.0x - 11.0x	C$12.43 - $14.57

        TD Securities calculated the implied equity range per CPILP unit as follows:

	Estimated 2011 EBITDA (C$MM)		EV/EBITDA Multiple Range	Implied Range Per CPILP Unit
I/B/E/S Consensus	C$	187	10.0x - 11.0x	C$	17.79 - $21.10
Atlantic Power Management	C$	174	10.0x - 11.0x	C$	17.51 - $20.58

        The process of analyzing EV/EBITDA multiples implied by comparable publicly traded companies or funds and applying these EV/EBITDA multiples to Atlantic Power and CPILP involved certain judgments concerning the financial and operating characteristics of the peer group compared to Atlantic Power and CPILP. Given differences in business mix, growth prospects and risks inherent in the comparable companies or funds identified, TD Securities did not consider any specific company to be directly comparable to Atlantic Power or CPILP.

Precedent Transaction Analysis

        Using publicly-available information, TD Securities reviewed the terms of selected precedent transactions in which the targets were Canadian independent power producers, such as Atlantic Power and CPILP.

        TD Securities reviewed the consideration given and calculated the ratio of EV to EBITDA ("EV/EBITDA Multiple").

        For this analysis, TD Securities reviewed the following transactions:

Acquiror	Target	Announcement Date
Boralex Inc.	Boralex Power Income Fund	05/03/2010
Innergex Power Income Fund	Innergex Renewable Energy Inc.	02/01/2010
Northland Power Income Fund	Northland Power Inc.	04/23/2009
FPL Energy, LLC	Creststreet Power & Income Fund LP	04/18/2008
Cheung Kong Infrastructure Holdings Ltd.	TransAlta Power, LP	10/15/2007
Fort Chicago Energy Partners LP	Countryside Power Income Fund	06/20/2007
Macquarie Power & Infrastructure Income Fund	Clean Power Income Fund	04/15/2007
Harbinger Capital Partners	Calpine Power Income Fund	01/29/2007
EPCOR Utilities Inc.	TransCanada Power L.P. (30.6% interest in public units and control of the General Partner)	05/17/2005

        Based on the analysis of the relevant characteristics for each of the selected precedent transactions and on the experience and judgment of TD Securities, TD Securities selected a representative range of EV/EBITDA Multiples of the selected precedent transactions and applied this range of multiples to the relevant EBITDA estimates for CPILP.

        TD Securities calculated the implied equity range per CPILP unit as follows:

	Estimated 2011 EBITDA (C$MM)		EV/EBITDA Multiple Range	Implied Range Per CPILP Unit
I/B/E/S Consensus	C$	187	9.5x - 11.0x	C$16.13 - $21.10
Atlantic Power Management	C$	174	9.5x - 11.0x	C$15.97 - $20.58

        The process of analyzing EV/EBITDA Multiples implied by selected precedent transactions and applying these EV/EBITDA multiples to CPILP involved certain judgments concerning, among other things, the financial and operating characteristics of the companies or funds acquired in these transactions compared to the business of CPILP. Given the differences in business mix, economic and market conditions, growth prospects and risks inherent in the selected precedent transactions identified, TD Securities did not consider any specific selected precedent transaction to be directly comparable to CPILP.

Discounted Cash Flow Analysis

        TD Securities performed discounted cash flow (DCF) analysis on Atlantic Power and CPILP, which is an analysis of the present value of expected future cash flows. The DCF methodology reflects the growth prospects and risks inherent in each business by taking into account the amount, timing and relative certainty of projected free cash flows expected to be generated by each business. The DCF approach requires that certain assumptions be made regarding, among other things, future free cash flows, discount rates and terminal values. The possibility that some of the assumptions will prove to be inaccurate is one factor involved in the determination of discount rates to be used in establishing a range of values. TD Securities' DCF analysis of Atlantic Power and CPILP involved discounting to a present value the projected levered after tax free cash flows from January 1, 2012 until December 31, 2024 for each of Atlantic Power and CPILP, plus terminal values determined as at December 31, 2024, utilizing an appropriate cost of equity as the discount rate.

        TD Securities analyzed Atlantic Power's business through discussions with Atlantic Power management, a review of 2012 - 2024 financial forecasts prepared by Atlantic Power management and by using publicly-available information. The terminal value was calculated by applying a terminal year perpetual growth formula to 2025 free cash flow as projected by Atlantic Power management. The perpetual growth formula used a 0% terminal year growth rate and 8.5% - 9.5% was selected as the appropriate equity discount rate range. The discount rate range was selected based on an analysis of Atlantic Power's cost of equity. This analysis resulted in an implied equity range for Atlantic Power of C$9.49 - C$10.57 per share.

        TD Securities analyzed CPILP's business through discussions with both Atlantic Power and CPILP management, a review of 2012 - 2024 financial forecasts prepared by Atlantic Power management and by using publicly-available information. Atlantic Power management prepared two financial forecasts for CPILP. A low case and a high case incorporating the results of the due diligence performed by Atlantic Power on CPILP. Atlantic Power management also identified synergies related to the elimination of certain public company costs and efficient use of available tax deductions. The terminal value was calculated by applying a terminal year perpetual growth formula to 2025 free cash flow, as projected by Atlantic Power management. The perpetual growth formula used a 0% terminal year growth rate and 8.5% - 9.5% was selected as the appropriate equity discount rate range. The discount rate range was selected based on an analysis of CPILP's cost of equity. This analysis resulted in an implied equity range for CPILP of C$15.72 - C$19.33 per unit including synergies.

        TD Securities analyzed the implied value, using the DCF methodology described above, of Atlantic Power per common share on a pro forma basis, after giving effect to the Proposed Transaction. TD Securities assumed that Atlantic Power successfully completes the public market financings for the Proposed Transaction as contemplated at June 17, 2011. The public market financings contemplated at June 17, 2011 included, among other things, a term-debt issuance of approximately $430 million and an Atlantic Power public common share offering of approximately C$200 million. TD Securities performed its analysis using the low and high financial forecasts including the identified synergies above. The analysis resulted in an implied equity range for Atlantic Power on a pro forma basis, after giving effect to the Proposed Transaction of C$10.23 - C$12.52 per share including synergies.

Distributable Cash Flow Accretion and Payout Ratio Analysis

        TD Securities performed distributable cash flow accretion analysis, which compares the projected cash flows available for distribution to common shareholders of Atlantic Power on a standalone and pro forma basis, using forecasts prepared by Atlantic Power management. Cash flow available for distribution is defined as cash from operations less maintenance capital expenditures and mandatory debt principal or amortization payments.

Distributable Cash Flow Per Share	2011 - 2020 Average
Atlantic Power Standalone	C$0.95
Pro Forma—Atlantic Power Management	C$1.20 - C$1.29

        TD Securities performed payout ratio analysis, which is an analysis of the percentage resulting from the projected dividends paid to common shareholders of Atlantic Power compared to projected cash flows available for distribution to common shareholders on a standalone and pro forma basis, using forecasts prepared by Atlantic Power management, Atlantic Power standalone annual dividend per share used in the analysis was C$1.09 and the Atlantic Power pro forma annual dividend per share (under the low and high case) used in the analysis was C$1.15. The forecasted annual dividend per share, as a percentage of forecasted cash flow available for distribution per share, results in an implied forecasted payout ratio.

Payout Ratio	2011 - 2020 Average
Atlantic Power Standalone	124.9%
Pro Forma—Atlantic Power Management	90.0% - 97.4%

Exchange Ratio Analysis

        TD Securities performed an analysis of the exchange ratio of CPILP units to Atlantic Power common shares, using the transaction consideration of C$19.42 (based on the closing price for Atlantic Power common shares on June 17, 2011) and the volume-weighted average prices of Atlantic Power's shares as at June 17, 2011 as observed on the Toronto Stock Exchange (TSX) and other Canadian exchanges as reported by Bloomberg L.P. This implied exchange ratios observed during these periods ranging from 1.29x to 1.33x Atlantic Power common shares per CPILP unit.

General

        In connection with the review of the Proposed Transaction by the board of directors of Atlantic Power, TD Securities performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to partial analysis or summary description. In arriving at its opinion, TD Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any single analysis or factor it considered. TD Securities believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete or misleading view of the process underlying the TD Securities Fairness Opinion. In addition, TD Securities may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of implied values resulting from any particular analysis or combination of analyses described above should not be taken to be the view of TD Securities with respect to the actual value of Atlantic Power or CPILP. TD Securities has not prepared a valuation of Atlantic Power or CPILP or any of their respective securities or assets or liabilities and the Fairness Opinion should not be construed as such.

        In performing its analyses, TD Securities made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of Atlantic Power and CPILP. Any estimates contained in TD Securities' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favourable than those suggested by such estimates.

        The analyses performed were prepared solely as part of TD Securities' analysis of the fairness of the Consideration to be paid by Atlantic Power in connection with the Proposed Transaction from a financial point of view to Atlantic Power, and were conducted in connection with the delivery of the TD Securities Fairness Opinion to the board of directors of Atlantic Power. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Atlantic Power or CPILP units might actually trade. The consideration to be paid to the holders of CPILP units and other terms of the Proposed Transaction were determined through arm's-length negotiations between Atlantic Power and CPILP and were approved by Atlantic Power's board of directors. TD Securities provided advice to Atlantic Power during such negotiations; however, TD Securities did not recommend any specific consideration to Atlantic Power or that any specific consideration constituted the only appropriate consideration for the proposed transaction. In addition, as described above, TD Securities' opinion and presentation to Atlantic Power's board of directors were one of many factors taken into consideration by such Board in making their decision to approve the Proposed Transaction. Consequently, the TD Securities analyses as described above should not be viewed as determinative of the opinion of Atlantic Power's board of directors with respect to the consideration or the value of CPILP, or of whether the board of directors of Atlantic Power would have been willing to agree to pay a different consideration. See the section entitled "Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors" beginning on page 55.

        The TD Securities Fairness Opinion was approved by a committee of senior investment banking professionals of TD Securities in accordance with its customary practice.

        Atlantic Power retained TD Securities based upon TD Securities' qualifications, experience and expertise and its knowledge of the business affairs of Atlantic Power. Neither TD Securities, nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Atlantic Power, CPILP or any of their respective affiliates (collectively, the "Interested Parties"). Neither TD Securities nor any of its affiliates is an advisor to any Interested Party with respect to the Proposed Transaction, other than to Atlantic Power and its affiliates.

        TD Securities and its affiliates have not been engaged to provide any financial advisory services, have not acted as lead or co-lead manager on any offering of securities of Atlantic Power or any other Interested Party, or had a material financial interest in any transaction involving Atlantic Power or any other Interested Party during the 24 months preceding the date on which TD Securities was first contacted in respect of the Proposed Transaction other than services provided under its engagement in respect of the Proposed Transaction or as described hereinafter. TD Securities acted as a co-manager for the offering of Atlantic Power common shares and convertible debentures in October 2010. TD Securities acted as co-financial advisor, co-lead underwriter, lead arranger and co-lead arranger in connection with the initial public offering of common shares of Capital Power and the related reorganization and acquisition transactions involving EPCOR Utilities Inc. ("EPCOR") and Capital Power LP and related financings in 2009. TD Securities acted as financial advisor to EPCOR for two unrelated transactions during the 24 month period referenced above.

        No understanding or agreement exists between TD Securities and any Interested Party with respect to future financial advisory or investment banking business other than those that may arise as a result of the terms of its engagement in respect of the Proposed Transaction. TD Securities may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Atlantic Power, any other Interested Party or any of their respective associates. A Canadian chartered bank, the parent company of TD Securities, directly or through one or more affiliates may provide banking services, extend loans or credit, offer financial products or provide other financial services to Atlantic Power, any other Interested Party or any of its associates.

        TD Securities and its affiliates act as a trader and dealer, both as principal and as agent, in major financial markets and, as such, may have and may in the future have positions in the securities of Atlantic Power and/or any other Interested Party and/or their respective associates and, from time to time, may have executed or may execute transactions on behalf of Atlantic Power and/or any other Interested Party and/or their respective associates or other clients for which it may have received or may receive compensation. As an investment dealer, TD Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Proposed Transaction, Atlantic Power and/or any other Interested Party and/or their respective associates.

        Under the terms of TD Securities' engagement, Atlantic Power has agreed to pay TD Securities for its financial advisory services in connection with the Proposed Transaction a customary fee, a portion of which became payable upon public announcement of the Proposed Transaction and upon delivery of the opinion and a significant portion of which is contingent upon completion of the Proposed Transaction or in the event Atlantic Power receives a termination fee. In addition, TD Securities or one of its affiliates is providing or arranging financing for Atlantic Power in connection with the Proposed Transaction and will receive customary fees in connection with such services, a substantial portion of which are contingent upon the closing of the Proposed Transaction. Atlantic Power has also agreed to reimburse TD Securities for its reasonable expenses incurred in performing its services, including reasonable fees and costs of its legal counsel and other advisors retained by TD Securities. In addition, Atlantic Power has agreed to indemnify TD Securities and its affiliates, and each of their respective directors, officers, employees, partners, agents and shareholders against certain expenses, losses, claims, actions, suits, proceedings, damages and liabilities related to, caused by, resulting from or arising out of or based on, directly or indirectly, TD Securities' engagement.

Opinion of Morgan Stanley & Co. LLC

        Atlantic Power retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the transaction. Atlantic Power selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Atlantic Power. At the meeting of the Atlantic Power board of directors on June 19, 2011, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the consideration to be paid by Atlantic Power pursuant to the Arrangement Agreement was fair, from a financial point of view, to Atlantic Power.

        The full text of the written opinion of Morgan Stanley, dated June 19, 2011, which discusses, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex C and incorporated by reference into this section of the joint proxy statement. The summary of the Morgan Stanley opinion provided in this joint proxy statement is qualified in its entirety by reference to the full text of the opinion. We encourage you to read the opinion carefully and in its entirety. The Morgan Stanley opinion is directed to the Atlantic Power board of directors and addresses only the fairness, from a financial point of view, of the consideration to be paid by Atlantic Power pursuant to the Arrangement Agreement. The Morgan Stanley opinion does not address any other aspect of the transaction and does not constitute a recommendation to any Atlantic Power shareholder or unitholder of CPILP as to how any such shareholder or unitholder should vote with respect to the proposed transaction or whether to take any other action with respect to the transaction. The opinion also does not address the prices at which Atlantic Power common shares will trade following the completion of the transaction or at any time.

        For the purposes of its opinion, Morgan Stanley, among other things:

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  Reviewed certain publicly available financial statements and other business and financial information of CPILP and Atlantic Power, respectively;

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  Reviewed certain internal financial statements and other financial and operating data concerning CPILP and Atlantic Power, respectively;

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  Reviewed certain financial projections relating to CPILP prepared by the management of CPILP (the "CPILP Forecasts") and certain financial projections relating to Atlantic Power prepared by the management of Atlantic Power (the "Atlantic Power Forecasts");

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  Reviewed certain adjustments to the CPILP Forecasts prepared by the management of Atlantic Power (the "Atlantic Power-CPILP Forecasts") and discussed with the management of Atlantic Power its assessments as to the relative likelihood of achieving the future financial results reflected in the CPILP Forecasts and the Atlantic Power-CPILP Forecasts;

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  Discussed with the management of Atlantic Power the past and current operations and financial condition and the prospects of Atlantic Power, including information relating to certain strategic, financial and operational benefits anticipated from the transaction (the "Synergy/Costs Savings");

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  Reviewed the pro forma impact of the transaction on Atlantic Power's earnings per share, cash flow, consolidated capitalization and financial ratios;

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  Reviewed the reported prices and trading activity for the CPILP units and Atlantic Power common shares;

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  Compared the financial performance of CPILP and Atlantic Power and the prices and trading activity of the CPILP units and the Atlantic Power common shares with that of certain other publicly-traded companies that Morgan Stanley deemed relevant, and their securities;

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  Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that Morgan Stanley deemed relevant;

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  Participated in certain discussions and negotiations among representatives of CPILP and Atlantic Power and certain parties and their financial and legal advisors;

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  Reviewed the Arrangement Agreement and certain related documents; and

  •
  Performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by CPILP and Atlantic Power, and formed a substantial basis for its opinion. With respect to the CPILP Forecasts, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CPILP of the future financial performance of CPILP. With respect to the Atlantic Power-CPILP Forecasts, the Atlantic Power Forecasts, and the Synergy/Cost Savings, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Atlantic Power of the future financial performance of CPILP and Atlantic Power and the other matters covered thereby, and based on the assessments of the management of Atlantic Power as to the relative likelihood of achieving the future financial results reflected in the CPILP Forecasts and the Atlantic Power-CPILP Forecasts, Morgan Stanley relied, at the direction of Atlantic Power, on the Atlantic Power-CPILP Forecasts for purposes of its opinion. In addition, Morgan Stanley assumed that the Synergies/Cost Savings will be achieved at the times and in the amounts projected. In rendering its opinion, Morgan Stanley assumed that the final form of the Arrangement Agreement will not differ in any material respect from the draft reviewed by Morgan Stanley. In addition, Morgan Stanley assumed that the transaction will be consummated in accordance with the terms set forth in the Arrangement Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transaction.

        Morgan Stanley is a not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and it relied upon, without independent verification, the assessment of Atlantic Power and CPILP and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no view on, and its opinion did not address, any other term or aspect of the Arrangement Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into in connection with the transaction, including, without limitation, the NC Purchase Agreement, or the fairness of the transactions contemplated thereby, including, without limitation, the North Carolina transaction. Morgan Stanley expressed no opinion as to the relative fairness of any portion of the consideration to be paid by Atlantic Power for the CPILP units and the Class A and Class B shares in the capital of CPI Investments. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of CPILP or CPI Investments, or any class of such persons, relative to the consideration to be paid to the holders of the

CPILP units and the Class A and Class B shares in the capital of CPI Investments in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of CPILP, CPI Investments or Atlantic Power, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 19, 2011. Events occurring after June 19, 2011 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion, dated as of June 19, 2011. Although each analysis was provided to the Atlantic Power board of directors, in connection with arriving at its opinion, Morgan Stanley considered all of its analysis as a whole and did not attribute any particular weight to any analysis described below. Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

        Historical Trading and Exchange Ratio Review.    Morgan Stanley reviewed the ranges of closing prices of Atlantic Power common shares and CPILP units for various periods ending on June 17, 2011. Morgan Stanley noted that for the 52-week period ending June 17, 2011 the ranges of closing prices per share for Atlantic Power common shares and CPILP units were C$12.11 to C$15.50 and C$15.90 to C$21.22, respectively. Morgan Stanley also calculated the average trading ratio of the price of CPILP units to the price of Atlantic Power common shares over the following periods:

Period Ending June 17, 2011	Average Historical Trading Ratio
June 17, 2011	1.25	x
1 Week Prior	1.26	x
1 Month Prior	1.29	x
3 Months Prior	1.33	x
6 Months Prior	1.29	x
1 Year Prior	1.30	x

        Morgan Stanley noted that the exchange ratio pursuant to the Arrangement Agreement is 1.3 shares of Atlantic Power common shares for each CPILP unit, and that the implied offer value per CPILP unit as of June 17, 2011 was C$19.42, based on the closing price of Atlantic Power common shares on June 17, 2011 of $14.96.

        Equity Research Analysts' Price Targets.    Morgan Stanley reviewed the most recent equity research analysts' per-share target prices for Atlantic Power common shares and CPILP units, respectively. These targets reflect each analyst's estimate of the future public market trading price for Atlantic Power common shares and CPILP units. Target prices for CPILP units ranged from C$16.50 to C$20.00, compared with the implied offer value per unit of C$19.42 as of June 17, 2011. Target prices for Atlantic Power common shares ranged from C$12.00 to C$15.00, compared with the closing price of Atlantic Power common shares of $14.96 as of June 17, 2011.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Atlantic Power common shares or CPILP units and these estimates are subject to uncertainties, including the future financial performance of Atlantic Power and CPILP and future financial market conditions.

        Selected Companies Analysis.    Morgan Stanley reviewed and compared certain publicly available and internal financial information, ratios and publicly available market multiples relating to Atlantic Power and CPILP, respectively, to corresponding financial data for publicly-traded companies that shared characteristics with Atlantic Power and CPILP to derive an implied per share equity reference range for Atlantic Power and CPILP.

        The companies included in the selected companies analysis were:

  •
  Capstone Infrastructure Corporation;

  •
  Brookfield Renewable Power Fund;

  •
  Northland Power Incorporated;

  •
  Algonquin Power and Utilities Corporation; and

  •
  Innergex Renewable Energy Inc.

        Morgan Stanley then reviewed both publicly available and internal financial information for each of Atlantic Power and CPILP to compare financial information and multiples of market value of the companies included in the selected companies analysis to the following metrics for Atlantic Power and CPILP:

  •
  aggregate value (defined as equity value plus estimated total debt, minority interest, capital lease obligations and preferred stock less cash and cash equivalents) to 2011 estimated earnings before interest, taxes, depreciation and amortization (which is referred to herein as EBITDA); and

  •
  aggregate value to 2012 estimated EBITDA.

        The following table reflects the results of this analysis, as well as the multiples for Atlantic Power and CPILP based on the median statistics of EBITDA for these companies obtained from I/B/E/S, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors:

Aggregate Value to EBITDA
	2011E	2012E
Representative range derived for Atlantic Power from selected companies	11.0x - 13.0x	9.0x - 11.0x
Atlantic Power multiples (I/B/E/S)	13.9x	13.0x
Representative range derived for CPILP from selected companies	11.0x - 13.0x	9.0x - 11.0x
CPILP multiples (I/B/E/S)	10.3x	10.0x

        Applying representative ranges of multiples that were derived from the selected companies analysis, Morgan Stanley calculated an implied per share equity reference range for Atlantic Power common shares and CPILP units with respect to the following metrics:

  •
  aggregate value to 2011 estimated EBITDA; and

  •
  aggregate value to 2012 estimated EBITDA.

        Based on this analysis, Morgan Stanley derived an implied per share equity reference range for Atlantic Power common shares of C$12.26 to C$18.85 and an implied per share equity reference range for CPILP units of C$14.94 to C$28.33.

        Morgan Stanley noted that the implied offer value per CPILP unit as of June 17, 2011 was C$19.42, based on the closing price of Atlantic Power common shares on June 17, 2011 of $14.96.

        Atlantic Power management prepared two financial forecasts for CPILP, referred to as Case 1 and Case 2, which incorporated the results of due diligence that were performed by Atlantic Power on CPILP. Morgan Stanley also performed an EBITDA multiple analysis on Atlantic Power common shares in the combined company post-transaction, using projections for both Atlantic Power and CPILP provided by the management of Atlantic Power, which incorporated synergies related to the elimination of certain public company costs identified by Atlantic Power management. Applying representative ranges of multiples that were derived from the selected companies analysis, Morgan Stanley calculated a range of implied per share equity reference ranges for Atlantic Power common shares in the combined company post-transaction with respect to the following metrics:

  •
  aggregate value to 2011 estimated EBITDA; and

  •
  aggregate value to 2012 estimated EBITDA.

        Based on this analysis, Morgan Stanley derived an implied per share equity reference range for Atlantic Power common shares in the combined company post-transaction of C$10.83 to C$20.89.

        No company utilized in the selected companies analysis is identical to Atlantic Power or CPILP. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Atlantic Power and CPILP and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Atlantic Power and CPILP, such as the impact of competition on the businesses of Atlantic Power or CPILP and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Atlantic Power or CPILP or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean, median or average, is not in itself a meaningful method of using selected company data.

        Discounted Cash Flow Analyses.    Morgan Stanley performed a discounted cash flow analysis (DCF) on Atlantic Power and CPILP using projections provided by Atlantic Power management. A discounted cash flow analysis is designed to provide insight into the value of a company as a function of its future cash flows and terminal value. Morgan Stanley's DCF analysis of Atlantic Power and CPILP involved discounting to a present value the projected levered after tax free cash flows from January 1, 2012 until December 31, 2024 for each of Atlantic Power and CPILP, plus terminal values determined as at December 31, 2024, utilizing a range of costs of equity which were chosen by Morgan Stanley based upon an analysis of market discount rates applicable to selected companies.

        Atlantic Power.    Morgan Stanley calculated indications of net present value of levered after tax free cash flows for Atlantic Power for the years 2012 through 2024 using discount rates ranging from 8.0% to 9.0%, reflecting estimates of Atlantic Power's cost of equity. Morgan Stanley then calculated an implied terminal value for Atlantic Power by applying a perpetual growth rate of 0% to an illustrative terminal year levered after tax free cash flow, which is the cash flow assumed to continue into perpetuity following the initial projection period that ends in the year 2024. This illustrative terminal value was then discounted to calculate indications of present value using an illustrative terminal discount rate ranging from 8.0% to 9.0%. From this analysis, Morgan Stanley calculated an implied per share equity reference range for Atlantic Power common shares of C$8.24 to C$8.93.

        CPILP.    Morgan Stanley calculated indications of net present value of levered after tax free cash flows for CPILP for the years 2012 through 2024 using discount rates ranging from 8.0% to 9.0%, reflecting estimates of CPILP's cost of equity. Morgan Stanley then calculated an implied terminal value for CPILP by applying a perpetual growth rate of 0% to an illustrative terminal year levered after tax free cash flow, which is the cash flow assumed to continue into perpetuity following the initial projection period that ends in the year 2024. This illustrative terminal value was then discounted to calculate indications of present value using an illustrative terminal discount rate ranging from 8.0% to 9.0%. Morgan Stanley performed these analyses utilizing Cases 1 and 2, the two financial forecasts prepared for CPILP by Atlantic Power management. From this analysis, Morgan Stanley calculated an implied per share equity reference range for CPILP units of C$14.52 to C$18.85.

        Pro Forma Analysis.    Morgan Stanley calculated indications of net present value of levered after tax free cash flows for Atlantic Power on a pro forma basis for the transaction for the years 2012 through 2024 using discount rates ranging from 8.0% to 9.0%, reflecting estimates of Atlantic Power's pro forma cost of equity. Morgan Stanley then calculated an implied terminal value for Atlantic Power on a pro forma basis by applying a perpetual growth rate of 0% to an illustrative terminal year levered after tax free cash flow, which is the cash flow assumed to continue into perpetuity following the initial projection period that ends in the year 2024. This illustrative terminal value was then discounted to calculate indications of present value using an illustrative terminal discount rate ranging from 8.0% to 9.0%. Morgan Stanley performed these pro forma analyses utilizing Cases 1 and 2, the two financial forecasts prepared for CPILP by Atlantic Power management. Included in this pro forma analysis were synergies related to the elimination of certain public company costs identified by Atlantic Power management. From this analysis, Morgan Stanley calculated an implied per share equity reference range for Atlantic Power common shares pro forma for the transaction of C$9.51 to C$11.69.

        Morgan Stanley noted that the implied offer value per CPILP unit as of June 17, 2011 was C$19.42, based on the closing price of Atlantic Power common shares on June 17, 2011 of $14.96.

        Distributable Cash Flow Accretion Analysis.    Morgan Stanley performed distributable cash flow accretion analysis, which compares projected cash flows available for distribution to common shareholders of Atlantic Power on a standalone basis and pro forma for the transaction, using forecasts prepared by Atlantic Power management. For purposes of this analysis, cash flow available for distribution is cash from operations less maintenance capital expenditures and mandatory debt principal or amortization payments.

Distributable Cash Per Share	2012 - 2016 Average
Atlantic Power Standalone	C$0.96
Pro Forma—Atlantic Power Management Case 1	C$1.23
Pro Forma—Atlantic Power Management Case 2	C$1.29

        Analysis of Selected Precedent Transactions.    Morgan Stanley also performed an analysis of selected precedent transactions, which attempted to provide an implied value for CPILP by comparing it to other companies involved in business combinations. Using publicly available information, Morgan Stanley considered the following set of transactions:

Announcement Date	Acquiror	Target
May 2010	Boralex Inc.	Boralex Power Income Fund
February 2010	Innergex Power Income Fund	Innergex Renewable Energy Inc.
April 2009	Northland Power Income Fund	Northland Power Inc.
April 2008	FPL Energy, LLC	Creststreet Power & Income Fund LP
October 2007	Cheung Kong Infrastructure Holdings Ltd.	TransAlta Power, LP
June 2007	Fort Chicago Energy Partners LP	Countryside Power Income Fund
April 2007	Macquarie Power & Infrastructure Income Fund	Clean Power Income Fund
January 2007	Harbinger Capital Partners	Calpine Power Income Fund
May 2005	EPCOR Utilities Inc.	TransCanada Power L.P. (30.6% interest of public units and control of the GP)

        Morgan Stanley compared certain financial and market statistics of the selected precedent transactions. Based on an assessment of the selected precedent transactions, Morgan Stanley applied a representative range of multiples that were derived from the selected precedent transaction analysis and calculated an implied per share equity reference range for CPILP units with respect to aggregate value to 2011 estimated EBITDA.

        Based on this analysis, Morgan Stanley derived an implied per share equity reference range for CPILP units of C$14.30 to C$21.32.

        Morgan Stanley noted that the implied offer value per CPILP unit as of June 17, 2011 was C$19.42, based on the closing price of Atlantic Power common shares on June 17, 2011 of $14.96.

        No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to CPILP, Atlantic Power, or the transaction in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of CPILP and Atlantic Power and other factors that would affect the value of the companies to which they are being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond the control of CPILP and Atlantic Power, such as the impact of competition on CPILP and Atlantic Power and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of CPILP, Atlantic Power, or the industry or the financial markets in general. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using precedent transactions data.

  General

        In connection with the review of the transaction by Atlantic Power's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of CPILP units or Atlantic Power common shares.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CPILP or Atlantic Power. Many of these assumptions are beyond the control of CPILP and Atlantic Power. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. The analyses were performed solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be paid by Atlantic Power pursuant to the Arrangement Agreement and were conducted in connection with the delivery of Morgan Stanley's opinion dated June 19, 2011 to the Atlantic Power board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CPILP units or Atlantic Power common shares might actually trade. The consideration under the Arrangement Agreement and other terms of the Arrangement Agreement were determined through arm's length negotiations between CPILP and Atlantic Power and approved by the Atlantic Power board of directors. Morgan Stanley provided advice to Atlantic Power during these negotiations, but did not, however, recommend any specific purchase price or transaction consideration to Atlantic Power, or that any specific purchase price or transaction consideration constituted the only appropriate purchase price or transaction consideration for the transaction. The opinion of Morgan Stanley was one of a number of factors taken into consideration by Atlantic Power's board of directors in making its decision to approve the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement. Consequently, Morgan Stanley's analyses described above should not be viewed as determinative of the opinion of Atlantic Power's board of directors with respect to the value of CPILP or Atlantic Power, or the consideration, or of whether the Atlantic Power board of directors would have been willing to agree to a different purchase price or transaction consideration. See the section entitled "The Arrangement Agreement and Plan of Arrangement—Atlantic Power's Reasons for the Arrangement Agreement; Recommendations of Atlantic Power's Board of Directors" beginning on page 55. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley, as part of its investment banking businesses, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Atlantic Power selected Morgan Stanley as its financial advisor based upon the firm's qualifications, experience and expertise and because it is an internationally recognized investment banking firm with substantial experience in transactions similar to the transaction. In the ordinary course of its trading and brokerage activities, Morgan Stanley and its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for their own accounts or for the accounts of customers, in the equity or debt securities or senior loans of CPILP or Atlantic Power or any currency or commodity related to CPILP or Atlantic Power.

        Pursuant to the terms of its engagement, Atlantic Power has agreed to pay Morgan Stanley a customary fee, a portion of which became payable upon announcement of the execution of the Arrangement Agreement and a significant portion of which is contingent upon the consummation of the transaction. In addition, Morgan Stanley or one or more of its affiliates may provide to Atlantic Power a portion of the financing required in connection with the transaction, for which Morgan Stanley would receive additional fees from Atlantic Power. Atlantic Power has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Atlantic Power has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. Morgan Stanley may in the future seek to provide financial advisory or financing services to Atlantic Power and may receive fees for such services.

Interests of Atlantic Power Directors and Officers in the Plan of Arrangement

        No current Atlantic Power directors or officers own CPILP units. Current Atlantic Power directors and officers will continue to hold their positions at the Combined Company after the Plan of Arrangement.

Certain Atlantic Power Prospective Financial Information

        Atlantic Power does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information beyond the current fiscal year, and Atlantic Power is especially wary of making forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of Atlantic Power in connection with the Arrangement Agreement, Atlantic Power's management prepared and provided to CPILP, as well as to TD Securities, Morgan Stanley, CIBC and Greenhill in connection with their respective evaluation of the fairness of the Arrangement Agreement consideration, non-public, internal financial forecasts regarding Atlantic Power's projected future operations for the 2011 through 2015 fiscal years. Atlantic Power has included below a summary of these forecasts for the purpose of providing shareholders and investors access to certain non-public information that was furnished to third parties and such information may not be appropriate for other purposes. These forecasts were also considered by the Atlantic Power board of directors for purposes of evaluating the Plan of Arrangement. The Atlantic Power board of directors also considered non-public, financial forecasts prepared by CPILP regarding CPILP's anticipated future operations for the 2011 through 2015 fiscal years for purposes of evaluating CPILP and the Plan of Arrangement. See "The Arrangement Agreement and Plan of Arrangement—Certain CPILP Prospective Financial Information" beginning on page 82 for more information about the forecasts prepared by CPILP.

        The Atlantic Power internal financial forecasts are not guidance and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, the guidelines established by the Canadian Institute of Chartered Accountants Handbook, rules relating to future oriented financial information under Canadian securities laws or generally accepted accounting principles in the United States or Canada. KPMG LLP has not examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP reports incorporated by reference in this joint proxy statement relate only to Atlantic Power's historical financial information. They do not extend to the prospective financial information and should not be read to do so. The summary of these internal financial forecasts included below is not being included to influence your decision whether to vote for the Arrangement and the transactions contemplated in connection with the Arrangement, but because these internal financial forecasts were provided by Atlantic Power to CPILP and TD Securities, Morgan Stanley, CIBC and Greenhill.

        The inclusion of a summary of these internal financial forecasts in this joint proxy statement should not be regarded as an indication that any of Atlantic Power, CPILP or their respective affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such nor should the information contained in these internal financial forecasts be considered appropriate for purposes of making investment decisions in relation to Atlantic Power securities or for any other purposes. None of Atlantic Power, CPILP or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. Since the forecasts cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year. Atlantic Power does not intend to make publicly available any update or other revision to these internal financial forecasts. None of Atlantic Power or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any shareholder or other person regarding Atlantic Power's ultimate performance compared to the information contained in these internal financial forecasts or that the forecasted results will be achieved. Atlantic Power has made no representation to CPILP, in the Arrangement Agreement or otherwise, concerning these internal financial forecasts. The below forecasts do not give effect to the Plan of Arrangement. Atlantic Power urges all shareholders to review Atlantic Power's most recent SEC filings for a description of Atlantic Power's reported financial results.

	Fiscal Year
	2011	2012	2013	2014	2015
	(US$ in millions)
EBITDA	$139.7	$154.0	$158.8	$116.7	$127.4
Distributable Cash Flow	$62.4	$82.1	$76.1	$42.5	$56.9

        Atlantic Power's internal financial forecasts above reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Atlantic Power's business all of which are difficult to predict and many of which are beyond control. Atlantic Power's internal financial forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, internal financial forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including the various risks described under the heading "Risk Factors" in this joint proxy statement and in Atlantic Power's Annual Report on Form 10-K for the year ended December 31, 2010, as updated by Atlantic Power's subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement. See also "Cautionary Note Regarding Forward-Looking Statements" beginning on page 30 of this joint proxy statement. There can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. Atlantic Power's internal financial forecasts cannot be considered a reliable predictor of future results and should not be relied upon as such. Atlantic Power's internal financial forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

        ATLANTIC POWER DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

CPILP's Reasons for the Plan of Arrangement; Recommendations of the Board of Directors of CPILP's General Partner

        At a meeting held on June 19, 2011, after considering, among other things, the oral opinions of CIBC and Greenhill, subsequently confirmed in writing, the full text of which are attached as Annexes D and E, respectively, of this joint proxy statement, the members of the board of directors of the General Partner entitled to vote, being the independent directors, determined unanimously that the Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders and resolved unanimously to recommend to the CPILP unitholders that they vote in favor of the Arrangement. The members of the board of directors of the General Partner entitled to vote also unanimously approved the Arrangement and the execution and performance of the Arrangement Agreement. Accordingly, the board of directors of the General Partner unanimously recommends that the CPILP unitholders vote "FOR" the approval of the Arrangement Resolution.

        In considering the proposed business combination with Atlantic Power and in making its determination that the Arrangement is advisable and in the best interests of CPILP and its unitholders, the board of directors of the General Partner consulted with its management and financial, legal and other advisors, and considered a variety of factors weighing in favor of or relevant to the Plan of Arrangement, including the factors discussed below.

        Strategic Benefits of the Plan of Arrangement.    The board of directors of the General Partner believes that the combination of Atlantic Power and CPILP should result in significant strategic benefits to the Combined Company, which would benefit CPILP and its unitholders to the extent they receive Atlantic Power common shares of the Combined Company. These strategic benefits include the following:

  •
  the creation of a more diversified, larger combined power company than CPILP currently is alone;

  •
  the enhancement to Atlantic Power's proven management team by combining it with CPILP's highly qualified operations and other personnel;

  •
  the advantages presented by the larger scale and expanded scope of the Combined Company in meeting the challenges facing the power industry in light of current and potential future changes in regulatory, financial and economic conditions affecting the industry;

  •
  the benefit of allowing the business of CPILP to grow independently of the Manager, which has its own power generation business, and the additional growth opportunities of the Combined Company;

  •
  the complementary nature of the respective products and geographic markets of Atlantic Power and CPILP, and the opportunity created by the transaction to enhance the capabilities of both entities to operate more effectively and efficiently;

  •
  the additional growth opportunities presented by the expanded operating platform of the Combined Company and strong and stable cash flows from existing Atlantic Power and CPILP facilities that are expected to support future growth; and

  •
  the expected market capitalization, free cash flow, liquidity and capital structure of the Combined Company relative to CPILP on a stand-alone basis, including the potential for the Combined Company to participate in strategic opportunities that otherwise might not be available to CPILP.

        Financial Benefits of the Plan of Arrangement.    The board of directors of the General Partner believes that the combination of Atlantic Power and CPILP should result in significant financial benefits to CPILP's unitholders and the Combined Company. These financial benefits include the following:

  •
  the fact that CPILP unitholders may receive as consideration for their units the Combined Company's common shares, which would allow CPILP unitholders to share in value-creation opportunities of the Combined Company;

  •
  the belief that, after completion of the Plan of Arrangement, the Combined Company will have a strong cash generation profile; and

  •
  the business operations and prospects of the Combined Company and each of Atlantic Power and CPILP, and the then-current financial market conditions and historical market prices, volatility and trading information with respect to Atlantic Power shares and CPILP units.

        Other Factors Considered.    During the course of its deliberations relating to the Arrangement Agreement, the board of directors of the General Partner considered the following factors in addition to the benefits described above:

  •
  the inherent constraints associated with CPILP's current growth structure and the belief that the Combined Company will be well positioned and structured to generate and exploit future growth opportunities;

  •
  the prospect of finding it necessary to develop or otherwise replace the management, employee work force and administrative functions performed by the Manager, given that Capital Power had advised CPILP that was considering divesting itself of all of its CPILP interests in order to focus on its own core business;

  •
  its analysis and understanding of the business, operations, financial performance, financial condition, earnings, strategy and future prospects of CPILP on a stand-alone basis, and the assessment, based on such analysis and understanding, that the Plan of Arrangement would be more favorable to CPILP and its unitholders in the long-term in light of the potential rewards, risks and uncertainties associated with CPILP continuing to operate as a stand-alone entity;

  •
  the reduction of the proposed per share dividend of the Combined Company relative to the per unit distributions of CPILP and the increased sustainability of the Combined Company's dividend over time;

  •
  the alternatives available to CPILP if it continued on a stand-alone basis;

  •
  the financial analyses reviewed and discussed with the board of directors of the General Partner by representatives of CIBC, as well as the opinion rendered by CIBC to the effect that, as of June 19, 2011 and based upon and subject to the various limitations, qualifications and assumptions set forth in its opinion, the consideration of C$19.40 per unit in cash or 1.3 Atlantic Power common shares per unit to be received by holders of CPILP pursuant to the Arrangement Agreement was fair from a financial point of view, to such holders units (other than Capital Power and its affiliates);

  •
  the financial analyses reviewed and discussed with the board of directors of the General Partner by representatives of Greenhill, as well as the written opinion rendered by Greenhill to the effect that, on June 19, 2011 and based upon and subject to the various limitations, qualifications and assumptions set forth in its written opinion, the purchase price of C$19.40 per unit in cash or 1.3 Atlantic Power common shares per unit to be paid to holders of CPILP units (other than the General Partner, CPI Investments and Atlantic Power) pursuant to the Arrangement Agreement was fair, from a financial point of view, to such holders;

  •
  the fact that the respective shareholders of Atlantic Power and unitholders of CPILP would vote on approval of the transaction, including the fact that the required vote of CPILP unitholders for the adoption of the Arrangement Agreement is (i) at least two-thirds of the votes cast by the unitholders of CPILP, and (ii) a majority of the votes cast by CPILP's unitholders (excluding the General Partner and CPI Investments and their respective associates and affiliates), at a special meeting of CPILP unitholders;

  •
  the results of the due diligence investigations of Atlantic Power by CPILP's management and financial, legal and other advisors;

  •
  the structure of the Plan of Arrangement and terms and conditions of the Arrangement Agreement, including the commitment by Atlantic Power and CPILP to take all actions to complete the Plan of Arrangement as soon as reasonably possible (see "Summary of the Arrangement Agreement" beginning on page 93); and

  •
  the fact that the Arrangement Agreement does not preclude a third party from making a proposal for an acquisition of or business combination with CPILP and that, under certain circumstances more fully described in the sections "Summary of the Arrangement Agreement—Covenants—Non-Solicitation" on page 100 and "Summary of the Arrangement Agreement—Termination of the Arrangement Agreement" on page 102 of this joint proxy statement, CPILP may provide information to and negotiate with such a third party and the board of directors of the General Partner may change its recommendation to CPILP unitholders regarding the transaction with Atlantic Power.

        The board of directors of the General Partner weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the Arrangement Agreement, including:

  •
  the challenges inherent in the combination of entities of the size and geographic scope of Atlantic Power and CPILP, the risk of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be fully realized or may take longer than expected to achieve;

  •
  the risk that integration of the two businesses, including the transaction expenses associated with the Plan of Arrangement, may be more costly, and may divert management attention for a greater period of time, than anticipated and that it may be difficult to retain key employees;

  •
  the possibility that the efficiencies inherent in Atlantic Power's corporate structure cannot be fully realized for the Combined Company or may take longer to realize than expected;

  •
  the risk of not maintaining Atlantic Power's and CPILP's revenues given the challenges facing the power industry in light of changes in regulatory, financial and economic conditions affecting the industry, including possible industry consolidation;

  •
  the restrictions on the conduct of CPILP's business during the period between execution of the Arrangement Agreement and the completion of the Plan of Arrangement;

  •
  the risk that regulatory agencies may not approve the proposed Plan of Arrangement or may impose terms and conditions on their approvals that adversely affect the business and financial results of the Combined Company;

  •
  the risk that the Plan of Arrangement may not be completed despite the parties' efforts or that completion may be unduly delayed, even if the requisite approval is obtained from Atlantic Power's shareholders and CPILP's unitholders;

  •
  the fact that certain provisions of the Arrangement Agreement, although reciprocal, may have the effect of discouraging alternative acquisition transactions involving CPILP, including: (1) the restrictions on CPILP's ability to solicit proposals for alternative transactions; and (2) the requirement that CPILP pay a termination fee of C$35.0 million to Atlantic Power in certain circumstances following the termination of the Arrangement Agreement;

  •
  the increased leverage of the Combined Company which, while believed to be appropriate for a company with the expected earnings profile of the Combined Company, could negatively affect the Combined Company's credit ratings, limit access to credit markets or make such access more expensive and reduce operational and strategic flexibility; and

  •
  the other risks described in the sections entitled "Risk Factors" beginning on page 22 and "Cautionary Note Regarding Forward-Looking Statements" beginning on page 30.

        The board of directors of the General Partner concluded that the uncertainties, risks and potentially negative factors relevant to the Plan of Arrangement were outweighed by the potential benefits that it expected CPILP and CPILP unitholders would achieve as a result of the Plan of Arrangement.

        This discussion of the information and factors considered by the board of directors of the General Partner includes the principal positive and negative factors considered by the board of directors, but is not intended to be exhaustive and may not include all of the factors considered. The board of directors of the General Partner did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Arrangement Agreement and the Arrangement is in the best interests of CPILP and is fair to the CPILP unitholders . Rather, the board of directors of the General Partner viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the board of directors of the General Partner may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the board of directors of the General Partner and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled "Cautionary Note Regarding Forward-Looking Statements" in this joint proxy statement, beginning on page 30.

Opinions of CPILP's Financial Advisors

Opinion of CIBC World Markets Inc.

        CIBC rendered its opinion to the board of directors of the General Partner that, as of June 19, 2011 and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by holders of CPILP units, pursuant to the Arrangement Agreement was fair from a financial point of view to such holders (other than Capital Power and its affiliates).

        The full text of the written opinion of CIBC, dated June 19, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement. CIBC provided its opinion for the information and assistance of the board of directors of CPILP's general partner in connection with its consideration of the Plan of Arrangement and was one of a number of factors taken into consideration by the board of directors of the General Partner in making its unanimous determination that the offer is in the best interests of CPILP and is fair to the unitholders and to recommend that CPILP unitholders vote in favor of the Arrangement. The CIBC opinion does not constitute a recommendation as to how any CPILP unitholder should vote with respect to the Plan of Arrangement or any other matter.

Opinion of Greenhill & Co. Canada Ltd.

        The board of directors of the General Partner retained Greenhill to act as a financial advisor to the board of directors of the General Partner in connection with the Plan of Arrangement and to render to the board of directors of the General Partner an opinion as to the fairness to the holders of CPILP units (other than the General Partner, CPI Investments and Atlantic Power) of the purchase price pursuant to the Arrangement Agreement to be paid to such holders. At the meeting of the board of directors of CPILP's general partner on June 19, 2011, Greenhill rendered its opinion to the board of directors of CPILP's general partner to the effect that, as of that date and based upon and subject to various limitations, qualifications and assumptions set forth in its written opinion, the purchase price pursuant to the Arrangement Agreement to be paid to the holders of CPILP units (other than the General Partner, CPI Investments and Atlantic Power), was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Greenhill, dated as of June 19, 2011, is attached as Annex E to this joint proxy statement. Greenhill's opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of the review undertaken by Greenhill in rendering its opinion. CPILP encourages its unitholders to read the opinion carefully and in its entirety. Greenhill's opinion was directed to the board of directors of CPILP's general partner and addresses only the fairness from a financial point of view of the purchase price to the CPILP unitholders (other than the General Partner, CPI Investments and Atlantic Power), as of the date of the opinion. It does not address any other aspects of the Plan of Arrangement and does not constitute a recommendation as to how any holder of CPILP unit should vote on the Arrangement or any matter related thereto.

Interests of CPILP Directors and Officers in the Plan of Arrangement

        Certain of the directors and officers of the general partner of CPILP are also officers and/or directors of Capital Power and its affiliates and are not considered to be independent of CPILP within the meaning of applicable Canadian securities laws. Capital Power and its affiliates have interests in the Plan of Arrangement and certain other transactions to be completed in connection with the Plan of Arrangement that are different from, or in addition to, the interests of the other CPILP unitholders. See "Canadian Securities Law Matters" beginning on page 85.

        The board of directors of the General Partner was aware of and considered these interests, among other matters, in evaluating the Plan of Arrangement, and in recommending that CPILP unitholders vote in favor of the Arrangement Resolution. The members of the board of directors of the General Partner who are officers and/or directors of Capital Power and its affiliates did not participate in the vote to approve the Arrangement, as a result of the potential conflict of interest presented by their positions with Capital Power and its affiliates.

        The following table indicates, as of the date hereof, the number of CPILP units beneficially owned, directly or indirectly, or over which control or direction is exercised, by: (i) each director and officer of CPILP; (ii) each associate or affiliate of an insider of CPILP; (iii) each associate or affiliate of CPILP; (iv) each insider of CPILP (other than a director or officer of CPILP; and (v) each person acting jointly or in concert with CPILP, and the maximum amount of potential cash consideration payable to each pursuant to the Plan of Arrangement:

Name	Position with CPILP	CPILP Units	Maximum Amount of Potential Cash Consideration
Graham L. Brown	Director	—	n/a
Brian A. Felesky	Director (Independent)	5,640	$109,416
Allen R. Hagerman	Director (Independent)	17,702	$343,419
Francois L. Poirier	Director (Independent)	3,100	$60,140
Brian T. Vaasjo	Chairman and Director	7,400	$143,560
Rodney D. Wimer	Director (Independent)	—	n/a
James Oosterbaan	Director	—	n/a
Stuart A. Lee	Director and President	3,536	$68,598
B. Kathryn Chisholm	General Counsel and Corporate Secretary	915	$17,751
Peter D. Johanson	Controller	400	$7,760
Leah M. Fitzgerald	Assistant Corporate Secretary	—	n/a
Anthony Scozzafava	Chief Financial Officer	2,050	$39,770
Yale Loh	Vice President, Treasurer	—	n/a
Capital Power Corporation(1)	Unitholder	16,513,504	$320,361,978

(1)
Capital Power indirectly owns 49% of the voting interests and all of the economic interests in CPI Investments. EPCOR owns the remaining 51% voting interest in CPI Investments. CPI Investments owns 16,513,504 CPILP units. Under the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement.

        The current directors and officers of the General Partner will resign their positions in connection with the Plan of Arrangement.

Certain CPILP Prospective Financial Information

        CPILP does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information beyond the current fiscal year, and CPILP is especially wary of making forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of CPILP in connection with the Plan of Arrangement, CPILP's management prepared and provided to Atlantic Power, as well as to TD Securities, Morgan Stanley, CIBC and Greenhill in connection with their respective evaluation of the fairness of the Arrangement Agreement consideration, non-public, internal financial forecasts regarding CPILP's projected future operations for the 2011 through 2015 fiscal years. CPILP has included below a summary of these forecasts for the purpose of providing unitholders and investors access to certain non-public information that was furnished to third parties and such information may not be appropriate for other purposes. These forecasts were also considered by the CPILP's general partner's board of directors for purposes of evaluating the Plan of Arrangement. The CPILP's general partner's board of directors also considered non-public, financial forecasts prepared by Atlantic Power regarding Atlantic Power's anticipated future operations for the 2011 through 2015 fiscal years for purposes of evaluating Atlantic Power and the Plan of Arrangement. See "The Arrangement Agreement and Plan of Arrangement—Certain Atlantic Power Prospective Financial Information" beginning on page 75 for more information about the forecasts prepared by Atlantic Power.

        The CPILP internal financial forecasts are not guidance and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public

Accountants for preparation and presentation of financial forecasts, the guidelines established by the Canadian Institute of Chartered Accountants Handbook, rules relating to future oriented financial information under Canadian securities laws or generally accepted accounting principles in the United States or Canada. KPMG has not examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The KPMG reports incorporated by reference in this joint proxy statement relate to CPILP's historical financial information. They do not extend to the prospective financial information and should not be read to do so. The summary of these internal financial forecasts included below is not being included to influence your decision whether to vote for the Arrangement and the transactions contemplated in connection with the Arrangement, but because these internal financial forecasts were provided by CPILP to Atlantic Power and TD Securities, Morgan Stanley, CIBC and Greenhill.

        The inclusion of a summary of these internal financial forecasts in this joint proxy statement should not be regarded as an indication that any of CPILP, Atlantic Power or their respective affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such nor should the information contained in these internal financial forecasts be considered appropriate for purposes of making investments decisions in relation to CPILP units or for any other purposes. None of Atlantic Power, CPILP or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. Since the forecasts cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year. CPILP does not intend to make publicly available any update or other revision to these internal financial forecasts. None of CPILP or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any shareholder or other person regarding CPILP's ultimate performance compared to the information contained in these internal financial forecasts or that the forecasted results will be achieved. CPILP has made no representation to Atlantic Power, in the Arrangement Agreement or otherwise, concerning these internal financial forecasts. The below forecasts do not give effect to the Plan of Arrangement. CPILP urges all unitholders to review CPILP's financial statements included elsewhere in this joint proxy statement in Schedules IV and V.

	Fiscal Year
	2011	2012	2013	2014	2015
	($ in millions)
EBITDA	$205.2	$215.2	$219.7	$219.7	$234.3
Cash available for distribution	$122.3	$136.3	$130.7	$135.3	$134.1

        CPILP's internal financial forecasts above reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to CPILP's business as set out in CPILP's "Forward Looking Statements" contained in Schedule II to this joint proxy statement, which schedule is incorporated by reference into this joint proxy statement. All of these assumptions and estimates are difficult to predict and many of which are beyond control. CPILP's internal financial forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, internal financial forecasts constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including the various risks and uncertainties described under the heading "Risk Factors" beginning on

Schedule I-26 and "Business Risks" beginning on Schedule II-34, as well as the risk factors set forth elsewhere in this joint proxy statement and also under the heading "Cautionary Note Regarding Forward-Looking Statements" beginning on page 30 of this joint proxy statement and CPILP's "Forward-Looking Information" contained in Schedule II of this joint proxy statement, which is incorporated herein by reference. There can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. CPILP's internal financial forecasts cannot be considered a reliable predictor of future results and should not be relied upon as such. CPILP's internal financial forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

        CPILP DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Accounting Treatment of the Arrangement

        Atlantic Power will account for the acquisition using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, "Business Combinations," under US generally accepted accounting principles.

Court Approval Required for the Plan of Arrangement

Interim Order

        On                , 2011, the Court of Queen's Bench of Alberta (the "Court") granted the Interim Order facilitating the calling of the CPILP special meeting and prescribing the conduct of the CPILP special meeting and other matters. The Interim Order is attached hereto as Annex H to this joint proxy statement.

Final Order

        The CBCA provides that an arrangement requires court approval. Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by CPILP unitholders at the CPILP special meeting in the manner required by the Interim Order, CPILP and the General Partner, as general partner of CPILP, will make an application to the Court for a final order (the "Final Order").

        The application for the Final Order approving the Arrangement is scheduled for                , 2011 at            (Calgary time), at Calgary, Alberta, or as soon thereafter as counsel may be heard in Calgary, Alberta. The notice of application in respect of the Final Order is attached hereto as Annex I. At the hearing, the Court will consider, among other things, the fairness and reasonableness of the terms of the Arrangement, including the fairness of the Arrangement to CPILP unitholders. At the hearing, any CPILP unitholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon CPILP and Atlantic Power a notice of intention to appear together with any evidence or materials which such party intends to present to the Court on or before            , 2011. Service of such notice will be effected by service upon the General Partner's legal counsel, Fraser Milner Casgrain LLP, Bankers Court, 15th Floor, 850-2nd Street SW, Calgary, Alberta T2P 0R8, Attention: Brian Foster with a copy to Atlantic Power's legal counsel, Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7, Attention: Tom Friedland and Jason Wadden.

        The Court has broad discretion under the CBCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement, either as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, CPILP, the General Partner, CPI Investments and Atlantic Power may determine not to proceed with the Arrangement.

        If made, the Final Order will constitute the basis for an exemption, under Section 3(a)(10) of the Securities Act, from the registration requirements of the Securities Act with respect to the Plan of Arrangement and the Court will be so advised in advance.

Canadian Securities Law Matters

Ongoing Canadian Reporting Obligations

        CPILP is a reporting issuer (or the equivalent) in all of the provinces and territories of Canada. CPILP units currently trade on the TSX. After the Plan of Arrangement, Atlantic Power intends to delist the CPILP units from the TSX. The preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the TSX.

Special Transaction Rules

        The Ontario and Quebec securities commissions have adopted Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions ("MI 61-101"), which governs transactions that raise the potential for conflicts of interest, including issuer bids, insider bids, related party transactions and business combinations.

        For the reasons set out in the following paragraph, the Plan of Arrangement will constitute a "business combination" under MI 61-101 and the Arrangement Resolution will require "minority approval" in accordance with MI 61-101. The Arrangement Resolution will have to be approved by a simple majority of the votes cast by the CPILP unitholders, excluding those votes required to be excluded pursuant to the minority approval provisions of MI 61-101, being the votes of "interested parties" and their related parties and joint actors, which include CPI Investments and the General Partner. This approval is in addition to the requirement that the Arrangement Resolution must be approved by not less than 66 2/3% of the votes cast by the unitholders of CPILP that vote in person or by proxy at the CPILP special meeting.

        As part of the Plan of Arrangement, an affiliate of Capital Power will acquire CPILP's Southport and Roxboro facilities in North Carolina. In addition, certain management and operations agreements between Capital Power and its subsidiaries and CPILP and its subsidiaries will be terminated and/or assigned in consideration for the payment by CPILP and its subsidiaries of C$10.0 million. See "Summary of the Arrangement Agreement—Summaries of Other Agreements Relating to the Arrangement—Management Agreements Termination Agreement and Management Agreement Assignment Agreement" beginning on page 106. Capital Power and its subsidiaries are "related parties" of CPILP within the meaning of MI 61-101 and the sale of the North Carolina facilities and the termination and/or assignment of the management and operations agreements would constitute "connected transactions" (collectively, the "Connected Transactions") within the meaning of MI 61-101. Accordingly, the Plan of Arrangement will constitute a "business combination" for CPILP under MI 61-101.

        As a result of the foregoing, the votes attaching to CPILP units beneficially owned, or over which control or direction is exercised, by CPI Investments and the General Partner, representing approximately 29.18% of the outstanding CPILP units, will be excluded in determining whether minority approval of the Arrangement Resolution has been obtained.

        The Plan of Arrangement is exempt from the formal valuation requirements of MI 61-101 for certain "business combinations" on the basis that at the time the Connected Transactions were agreed to, neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the Connected Transactions, exceeded 25% of CPILP's market capitalization.

        The foregoing was reviewed by the independent directors of the General Partner in connection with their review and approval process for the Plan of Arrangement. See "The Arrangement Agreement and Plan of Arrangement—CPILP's Reasons for the Plan of Arrangement; Recommendations of the Board of Directors of CPILP's General Partner" beginning on page 77.

        To the knowledge of CPILP and Atlantic Power, there have been no prior valuations of CPILP or Atlantic Power, the CPILP units or the Atlantic Power common shares, or the material assets of CPILP or Atlantic Power in the 24 months prior to the date of this joint proxy statement.

Judicial Developments

        The Plan of Arrangement will be implemented pursuant to section 192 of the CBCA, which provides that, where it is not practicable for a corporation to effect a fundamental change in the nature of an arrangement under any other provisions of the CBCA, a corporation may apply to a court for an order approving the Plan of Arrangement proposed by such corporation. Pursuant to this section of the CBCA, such an application will be made by CPILP and the General Partner for approval of the Plan of Arrangement. See above under the heading "—Court Approval Required for the Plan of Arrangement." Although there have been a number of judicial decisions considering this section of the CBCA and applications to various arrangements, there have not been, to the knowledge of CPILP or Atlantic Power, any recent significant decisions which would apply in this instance. CPILP unitholders should consult their legal advisors with respect to the legal rights available to them in relation to the Plan of Arrangement.

Restrictions on Sales of Shares (Canada)

        The Atlantic Power common shares to be issued in exchange for CPILP units pursuant to the Plan of Arrangement will be issued in reliance upon exemptions from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to customary restrictions applicable to distributions of shares that constitute "control distributions," Atlantic Power common shares issued pursuant to the Plan of Arrangement may be freely resold in each province and territory in Canada, subject to the conditions that: (i) no unusual effort has been made to prepare the market or create a demand for the common shares, (ii) no extraordinary commission or consideration is paid to a person or company in respect of the trade and (iii) if the selling securityholder is an insider or officer of Atlantic Power, the selling securityholder has no reasonable grounds to believe that Atlantic Power is in default of securities legislation.

United States Securities Law Matters

        The Atlantic Power common shares to be issued pursuant to the Plan of Arrangement will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act. Section 3(a)(10) of the Securities Act exempts from registration the distribution of a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing on the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. Accordingly, Atlantic Power expects the Final Order of the Court will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act with respect to the Atlantic Power common shares issued in connection with the Plan of Arrangement.

        The Atlantic Power common shares received by persons who will be an "affiliate" of Atlantic Power after the Plan of Arrangement will be subject to certain restrictions on resale in the U.S. imposed by the Securities Act. As defined in Rule 144 under the Securities Act, an "affiliate" of an issuer is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer. Persons who are not affiliates after the Plan of Arrangement may resell the Atlantic Power common shares that they receive in connection with the Plan of Arrangement in the United States without restriction under the Securities Act.

        Persons who are affiliates of Atlantic Power after the Plan of Arrangement may not sell their Atlantic Power common shares that they receive in connection with the Plan of Arrangement in the absence of registration under the Securities Act, unless an exemption from registration is available, such as the exemptions contained in Rule 144 or Rule 904 of Regulation S under the Securities Act, as described below.

        Affiliates—Rule 144.    In general, under Rule 144, persons who are affiliates of Atlantic Power after the Plan of Arrangement will be entitled to sell in the United States, during any three-month period, a portion of the Atlantic Power common shares that they receive in connection with the Plan of Arrangement, provided that the sale meets certain requirements. The number of such securities sold during such period may not exceed the greater of one percent of the then-outstanding securities of such class or, if such securities are listed on a United States securities exchange, the average weekly trading volume of such securities during the four-week period preceding the date of sale. The seller also must have held the Atlantic Power common shares for at least one year. In addition, the sale is subject to specified restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about Atlantic Power. Persons who are affiliates of Atlantic Power after the Plan of Arrangement will continue to be subject to the resale restrictions described in this paragraph for so long as they continue to be affiliates of Atlantic Power.

        Affiliates—Regulation S.    In general, under Regulation S, persons who are affiliates of Atlantic Power solely by virtue of their status as an officer or director of Atlantic Power may sell their Atlantic Power common shares outside the United States in an "offshore transaction" (which would include a sale through the TSX, if applicable) if neither the seller nor any person acting on its behalf engages in "directed selling efforts" in the United States. In the case of a sale of Atlantic Power common shares received in connection with the Plan of Arrangement by an officer or director who is an affiliate of Atlantic Power solely by virtue of holding such position, there is also a requirement that no selling commission, fee or other remuneration is paid in connection with such sale other than a usual and customary broker's commission. For purposes of Regulation S, "directed selling efforts" means "any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered" in the sale transaction. Certain additional restrictions are applicable to a holder of Atlantic Power common shares received in connection with the Plan of Arrangement, who is an affiliate of Atlantic Power after the Plan of Arrangement other than by virtue of his or her status as an officer or director of Atlantic Power.

        This document does not cover any resales of shares of Atlantic Power's common shares received in the Plan of Arrangement by any person who may be deemed an affiliate of Atlantic Power following completion of the Plan of Arrangement.

Stock Exchange Approvals

        Atlantic Power common shares currently trade on the TSX and NYSE. Atlantic Power will also apply to list Atlantic Power common shares issuable under the Plan of Arrangement on the NYSE and the TSX, and it is a condition to the completion of the Plan of Arrangement that Atlantic Power shall have obtained approval for these listings.

Regulatory Approvals Required for the Plan of Arrangement and Other Regulatory Matters

        Atlantic Power and CPILP have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the Arrangement Agreement.

Investment Canada Act (Canada)

        Subject to certain limited exceptions, the direct acquisition of control of a Canadian business by a non-Canadian that exceeds a financial threshold prescribed under Part IV of the Investment Canada Act (a "Reviewable Transaction") cannot be implemented unless the transaction has been reviewed by the Minister responsible for the Investment Canada Act (the "Minister") and the Minister is satisfied or is deemed to be satisfied that the transaction is likely to be of net benefit to Canada (the "net benefit ruling"). Accordingly, in the case of a Reviewable Transaction, a non-Canadian purchaser must submit an application to the Minister (an "Application for Review") seeking approval of the Reviewable Transaction and cannot complete the transaction until it receives a net benefit ruling. The submission of the Application for Review triggers an initial review period of up to 45 days. If the Minister has not completed the review by that date, the Minister may unilaterally extend the review period for up to a further 30 days. If necessary, the Minister and the purchaser may agree to further extensions of the review period.

        In determining whether to issue a net benefit ruling, the Minister is required to consider, among other things, the Application for Review and any written undertakings offered by the purchaser to Her Majesty in right of Canada. The prescribed factors that the Minister must consider when determining whether to issue a net benefit ruling include, among other things, the effect of the investment on the economic activity in Canada (including the effect on employment, resource processing, utilization of Canadian products and services and exports), the participation by Canadians in the acquired business, the effect of the investment on productivity, industrial, efficiency, technological development, product innovation, product variety and competition in Canada, the compatibility of the investment with national and provincial industrial, economic and cultural policies, and the contribution of the investment to Canada's ability to compete in world markets.

        If, following his review during the initial review period or the extension(s) described above, the Minister is not satisfied or deemed to be satisfied that the Reviewable Transaction is likely to be of net benefit to Canada, the Minister is required to send a notice to that effect to the purchaser, advising the purchaser of its right to make further representations and submit (additional) undertakings within 30 days from the date of such notice or any further period that may be agreed to by the purchaser and the Minister.

        At any time, and in any event within a reasonable time after the expiry of the last-mentioned period for making representations and submitting undertakings described above, the Minister shall send a notice to the purchaser that either the Minister is satisfied that the investment is likely to be of net benefit to Canada (i.e., a net benefit ruling) or confirmation that the Minister is not satisfied that the investment is likely to be of net benefit to Canada. In the latter case, the Reviewable Transaction may not be implemented.

        The Plan of Arrangement is a Reviewable Transaction. An Application for Review under the Investment Canada Act was filed by Atlantic Power in due course.

Competition Act (Canada)

        Part IX of the Competition Act (Canada) (the "Competition Act") requires that, subject to certain limited exceptions, the Commissioner of Competition ("Commissioner") be notified of certain classes of transactions that exceed the thresholds set out in Sections 109 and 110 of the Competition Act ("Notifiable Transactions") by the parties to the transaction.

        The parties to a Notifiable Transaction cannot complete the transaction until they have submitted the information prescribed pursuant to subsection 114(1) of the Competition Act to the Commissioner and the applicable waiting period has expired or been terminated or waived by the Commissioner, provided that there is no order in effect prohibiting completion at the relevant time.

        Atlantic Power filed with the Commissioner a request for an advance ruling certificate, pursuant to subsection 102(1) of the Competition Act, or in the alternative a no-action letter and a waiver from merger notification on                    , 2011. On                    , 2011, the Commissioner issued an advance ruling certificate or a "no-action" letter and waiver from merger notification in respect of the Plan of Arrangement, providing that, as at such date, the Commissioner does not intend to challenge the transaction by making an application under Section 92 of the Competition Act. The "no-action" letter acknowledges that the Commissioner reserves the right to challenge the Plan of Arrangement up to one year after it has been substantially completed.

HSR Act

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain transactions may not be completed until each party has filed a Notification and Report Form with the Antitrust Division of the US Department of Justice (the "DOJ") and with the US Federal Trade Commission (the "FTC") and the HSR Act's waiting period has expired or early termination of the waiting period has been granted. The transactions contemplated by the Plan of Arrangement are subject to the HSR Act.

        Atlantic Power and CPILP filed the requisite Notification and Report Forms on                , 2011. The waiting period expired on                , 2011. The expiration or early termination of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Plan of Arrangement.

        At any time before or after the Plan of Arrangement is completed, the DOJ, the FTC, or others (including states and private parties) could attempt to take action under the antitrust laws, including seeking to prevent the Plan of Arrangement, to rescind the Plan of Arrangement, or to conditionally approve the completion of the Plan of Arrangement upon the divestiture of assets of Atlantic Power and CPILP. There can be no assurance that a challenge to the transactions contemplated by the Plan of Arrangement on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

Federal Power Act

        Atlantic Power and CPILP each have public utility subsidiaries subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC"), under the Federal Power Act ("FPA"). Section 203 of the FPA provides that no holding company in a holding company system that includes a transmitting utility or an electric utility may purchase, acquire, merge or consolidate with a transmitting utility, an electric utility company or a holding company in a holding company system that includes a transmitting utility or electric utility company without prior FERC authorization. Further, Section 203 requires prior authorization from the FERC for certain transactions resulting in the direct or indirect change of control over a FERC jurisdictional public utility. Consequently, the FERC's approval of the Plan of Arrangement under Section 203 of the FPA is required.

        The FERC must authorize the Plan of Arrangement if it finds that the Plan of Arrangement is consistent with the public interest. The FERC has stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of the Plan of Arrangement on:

  •
  competition in electric power markets;

  •
  the applicants' wholesale rates; and

  •
  state and federal regulation of the applicants.

        In addition, in accordance with the Energy Policy Act of 2005, the FERC also must find that the Plan of Arrangement will not result in the cross-subsidization by utilities of their non-utility affiliates or the improper encumbrance or pledge of utility assets. If such cross-subsidization or encumbrances were to occur as a result of the Plan of Arrangement, the FERC then must find that such cross-subsidization or encumbrances are consistent with the public interest.

        The FERC will review these factors to determine whether the Plan of Arrangement is consistent with the public interest. If the FERC finds that a transaction would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the transaction would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, impose upon the proposed transaction remedial conditions intended to mitigate such effects or it may decline to authorize the transaction. The FERC is required to rule on a completed Section 203 application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the Section 203 application by an additional 180 days. If the FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. Atlantic Power and CPILP expect that the FERC will approve the Plan of Arrangement within the initial 180-day review period. However, there is no guarantee that the FERC will not extend the time period for its review or not impose conditions on its approval that are unacceptable to Atlantic Power or CPILP.

        Atlantic Power and CPILP and their respective public utility subsidiaries filed their application under Section 203 on                , 2011.

General

        In connection with obtaining the approval of all necessary governmental authorities to complete the Plan of Arrangement, including but not limited to the governmental authorities specified above, there can be no assurance that:

  •
  governmental authorities will not impose any conditions on the granting of their approval and, if such conditions are imposed, that CPILP or Atlantic Power will be able to satisfy or comply with such conditions;

  •
  compliance or non-compliance will not have adverse consequences on the Combined Company after completion of the Plan of Arrangement; or

  •
  the required regulatory approvals will be obtained within the time frame contemplated by Atlantic Power and CPILP or on terms that will be satisfactory to Atlantic Power and CPILP.

        Atlantic Power and CPILP cannot assure you that a regulatory challenge to the Plan of Arrangement will not be made or that, if a challenge is made, it will not prevail.

        In the event that a governmental approval imposes conditions on, or requires divestitures relating to, the operations or assets of Atlantic Power or CPILP, each party has agreed that the other party would not be required, or permitted without prior written consent, to take any actions with respect to such conditions or divestitures if such actions would, or would reasonably be expected to, result (after giving effect to any reasonably expected proceeds of any divestiture or sale of assets) in a Material Adverse Effect on the Combined Company. See "Summary of the Arrangement Agreement—Conditions Precedent to the Plan of Arrangement" on page 94.

Listing of Atlantic Power Shares

        Following the completion of the Plan of Arrangement, Atlantic Power intends to maintain its listings on the NYSE and TSX under the symbols "AT" and "ATP," respectively, and the preferred shares of CPI Preferred Equity Ltd. will remain outstanding and listed on the TSX.

Appraisal/Dissent Rights

        The holders of Atlantic Power common shares are not entitled to dissent rights in connection with the Share Issuance Resolution.

        The unitholders of CPILP are not entitled to dissent rights in connection with the Arrangement Resolution.

Litigation Related to the Plan of Arrangement

        None.

Effect of the Plan of Arrangement on CPILP's Other Securities

Preferred Shares of CPI Preferred Equity Ltd.

        CPI Preferred Equity Ltd., a subsidiary of CPILP, is authorized to issue an unlimited number of preferred shares issuable in series, of which up to 5,750,000 Cumulative Redeemable Preferred Shares, Series 1 (the "Series 1 Shares"), 4,000,000 Cumulative Rate Reset Preferred Shares, Series 2 (the "Series 2 Shares") and 4,000,000 Cumulative Floating Rate Preferred Shares, Series 3 (the "Series 3 Shares") have been authorized for issuance.

        As of the date hereof, CPI Preferred Equity Ltd. has issued 5,000,000 Series 1 Shares, 4,000,000 Series 2 Shares and no Series 3 Shares. The Series 1 Shares trade on the TSX under the symbol CZP.PR.A and the Series 2 Shares trade on the TSX under the symbol CZP.PR.B. CPILP has agreed to fully and unconditionally guarantee the Series 1 Shares, Series 2 Shares and Series 3 Shares on a subordinated basis as to: (i) payment of dividends, as and when declared; (ii) payment of amounts due on redemption; and (iii) payment of amounts due on liquidation, dissolution or winding up of CPI Preferred Equity Ltd. If, and for so long as, the declaration or payment of dividends on the Series 1 Shares, Series 2 Shares or Series 3 Shares is in arrears, CPILP will not make any distributions on the CPILP units. See "Capital Structure—Preferred Shares of CPEL" beginning on Schedule I-37.

        The Series 1 Shares and Series 2 Shares will remain outstanding following completion of the Plan of Arrangement in accordance with their terms. CPILP will continue to guarantee the Series 1 Shares, Series 2 Shares and Series 3 Shares on the same terms and conditions as described above and Atlantic Power will provide substantially similar guarantees in the forms attached as Schedule J to the Arrangement Agreement.

Medium Term Notes of CPILP

        CPILP has issued C$210.0 million of 5.95% unsecured medium term notes due June 23, 2036 under a note indenture dated June 15, 2006. See "Capital Structure—Debt Financing" beginning on Schedule I-38. The medium term notes will remain outstanding following completion of the Plan of Arrangement in accordance with their terms and the terms of the note indenture.

Senior Notes of CPI Power (US) GP

        CPI Power (US) GP, a subsidiary of CPILP, has issued an aggregate of $150.0 million principal amount of 5.87% Senior Notes due August 15, 2017 and an aggregate of $75.0 million principal amount of 5.97% Senior Notes due August 15, 2019, each guaranteed by CPILP. See "Capital Structure—Debt Financing" beginning on Schedule I-38. The senior notes will remain outstanding following completion of the Plan of Arrangement in accordance with their terms and will continue to be guaranteed by CPILP.

Curtis Palmer Notes

        Curtis Palmer LLC, a subsidiary of CPILP, has issued $190.0 million principal amount of 5.9% Senior Notes due July 15, 2014 pursuant to an indenture dated June 28, 2004 among CPILP, Curtis Palmer LLC and Deutsche Bank Trust Company Americas. See "Material Contracts" beginning on Schedule I-80. The notes will remain outstanding following completion of the Plan of Arrangement in accordance with their terms and the terms of the indenture.

SUMMARY OF THE ARRANGEMENT AGREEMENT

        The transaction will be carried out pursuant to the Arrangement Agreement and the Plan of Arrangement. The following is a summary of the principal terms of the Arrangement Agreement and Plan of Arrangement. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is attached as Annex A to this joint proxy statement, and the Plan of Arrangement, which is attached as Schedule A to the Arrangement Agreement. Capitalized terms used in this section and not otherwise defined in this joint proxy statement have the meaning ascribed to them in the Arrangement Agreement.

        On June 20, 2011, Atlantic Power, the General Partner, CPI Investments and CPILP entered into the Arrangement Agreement, pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Arrangement Agreement, Atlantic Power will acquire all of the issued and outstanding CPILP units (directly, or indirectly through the acquisition of all of the outstanding shares of CPI Investment). Upon completion of the Plan of Arrangement, for each CPILP unit held, CPILP unitholders will receive at their election either C$19.40 in cash or 1.3 Atlantic Power common shares, subject to proration. The terms of the Arrangement Agreement are the result of arm's length negotiation between the parties and their respective advisors. Effective July 19, 2011, the Arrangement Agreement was amended to account for the entering into of the Tranche B Facility commitment letter, the termination of a commitment regarding certain bridge loans that Atlantic Power had entered into at the time of entering into the Arrangement Agreement and the correction of certain other references.

Representations and Warranties

        The Arrangement Agreement contains representations and warranties made by the Partnership Entities (the General Partner and CPILP being referred to herein as the "Partnership Entities") to Atlantic Power, by CPI Investments to Atlantic Power and by Atlantic Power to CPILP and CPI Investments Those representations and warranties were made solely for the purposes of the Arrangement Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, some of the representations and warranties contained in the Arrangement Agreement are subject to a contractual standard of materiality (including a Material Adverse Effect) that is different from that generally applicable to the public disclosure of Atlantic Power or CPILP, or those standards used for the purpose of allocating risk between parties to an agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.

        The representations and warranties provided by the Partnership Entities in favor of Atlantic Power relate to, among other things: (a) board approval, (b) organization, standing and power, (c) authority and absence of conflict, (d) regulatory approvals, (e) interest of the General Partner in CPILP, (f) capital structure of CPILP, (g) subsidiaries of CPILP, (h) existing commitments to issue securities, (i) compliance with laws, (j) permits and licenses, (k) compliance with securities laws and exchange requirements, (l) accuracy of public documents, (m) CPILP financial statements, (n) the financial statements of the General Partner, (o) absence of certain changes, (p) records, (q) assets and undertakings, (r) operation of facilities, (s) material contracts, (t) litigation, (u) environmental matters, (v) benefit plans, (w) intellectual property, (x) tax matters, (y) fees, (z) regulatory status, (aa) internal controls and financial reporting, (bb) no undisclosed liabilities, (cc) related party transactions, (dd) registration rights, (ee) insurance, and (ff) Primary Energy Recycling Holdings LLC.

        The representations and warranties provided by CPI Investments in favor of Atlantic Power relate to, among other things: (a) organization, standing and power, (b) authority and absence of conflict, (c) regulatory approvals, (d) capital structure of CPI Investments, (e) CPILP units, (f) subsidiaries, (g) existing commitments to issue securities, (h) compliance with laws, (i) permits and licenses,

(j) CPI Investments financial statements, (k) absence of certain changes, (l) records, (m) assets, (n) operation of facilities, (o) material contracts, (p) litigation, (q) benefit plans, (r) intellectual property, (s) tax matters, (t) fees, (u) no undisclosed liabilities, (v) related party transactions, (w) registration rights, (x) insurance, and (y) shareholder and similar agreements.

        The representations and warranties provided by Atlantic Power in favor of CPILP and CPI Investments relate to, among other things: (a) organization, standing and power, (b) authority and absence of conflict, (c) regulatory approvals, (d) capital structure of Atlantic Power, (e) subsidiaries of Atlantic Power, (f) compliance with laws, (g) permits and licenses, (h) compliance with securities laws and exchange requirements, (i) accuracy of public documents, (j) Atlantic Power financial statements, (k) absence of certain changes, (l) records, (m) assets and undertakings, (n) operation of facilities, (o) material contracts, (p) litigation, (q) environmental matters, (r) employee matters, (s) benefit plans, (t) intellectual property, (u) tax matters, (v) fees, (w) commitment letter, (x) funds available, (y) internal controls and financial reporting, (z) related party transactions, (aa) registration rights, (bb) insurance, (cc) board approval and (dd) Registered Retirement Savings Plan eligibility.

Conditions Precedent to the Plan of Arrangement

Mutual Conditions

        The obligations of the parties to complete the transactions contemplated by the Arrangement Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent:

  •
  the requisite unitholder approvals shall have been obtained at the CPILP special meeting in accordance with the Interim Order;

  •
  the shareholders of Atlantic Power shall have approved the issuance of the Atlantic Power common shares that form part of the purchase consideration;

  •
  the Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to the parties, each acting reasonably, on appeal or otherwise;

  •
  no person shall have filed any notice of appeal of the Final Order, and no person shall have communicated to CPILP, the General Partner or Atlantic Power any intention to appeal the Final Order which would, in the judgment of the parties, acting reasonably, make it inadvisable to proceed with the implementation of the Plan of Arrangement;

  •
  all regulatory approvals shall have been obtained or satisfied as applicable;

  •
  the additional listing of Atlantic Power common shares issuable pursuant to the Plan of Arrangement shall have been conditionally approved by the TSX and NYSE, subject only to the satisfaction by Atlantic Power of customary post-closing conditions imposed by the TSX and NYSE in similar circumstances;

  •
  the articles of arrangement to be filed with the Director in accordance with the Plan of Arrangement shall be in form and substance satisfactory to each of the parties, each acting reasonably;

  •
  the actions and transactions contemplated by the Employee Hiring Agreement dated June 20, 2011 among Capital Power, the Manager and Atlantic Power to be completed at or before the Effective Time shall have been completed, and such agreement shall not have been terminated;

  •
  the actions and transactions contemplated by the Pension Transfer Agreement dated June 20, 2011 among Capital Power, the Manager and Atlantic Power to be completed at or before the Effective Time shall have been completed, and such agreement shall not have been terminated;

  •
  the transactions contemplated by the Management Agreements Termination Agreements and the Management Agreement Assignment Agreement to be completed at or before the Effective Time shall have been completed, all conditions precedent to the obligations of the parties thereto shall have been satisfied or waived, and such agreements shall not have been terminated in accordance with their terms;

  •
  the ROFL Termination Agreement between Capital Power and CPILP shall have been duly executed by the parties thereto;

  •
  the CPC Agreements set forth in Schedule E of the Arrangement Agreement shall have been terminated;

  •
  this joint proxy statement shall have been cleared for filing in definitive form by the SEC under the Exchange Act;

  •
  the transactions contemplated by the NC Purchase Agreement dated June 20, 2011 between CPI USA Holdings LLC, CPI Power Holdings Inc. and Capital Power Investments LLC to be completed at or before the Effective Time shall have been completed, all conditions precedent to the obligations of the parties thereto shall have been satisfied or waived, and such agreements shall not have been terminated;

  •
  the Distribution Agreement between CPI Power Holdings Inc., CPI Preferred Equity Ltd., CPILP, Atlantic Power and a new limited liability company to be formed by CPI Power Holdings Inc. shall have been duly executed by the parties thereto and shall not have been terminated;

  •
  the Transitional Services Agreement CP Regional Power Services Limited Partnership, Capital Power Operations (USA) Inc. and CPILP shall have been finalized and duly executed by the parties thereto and shall not have been terminated;

  •
  no law shall have been enacted, issued, promulgated, enforced, made, entered, issued or applied and no action or proceeding shall otherwise have been taken under any laws by any Governmental Entity (whether temporary, preliminary or permanent):

  •
  that makes the Plan of Arrangement illegal or otherwise directly or indirectly cease trades, enjoins, restrains or otherwise prohibits consummation of the Plan of Arrangement or the transactions contemplated in the Arrangement Agreement; or

  •
  which results, or could reasonably be expected to result, in any judgment or assessment of damages, directly or indirectly, relating to the Plan of Arrangement or the transactions contemplated by the Arrangement Agreement which would have a Material Adverse Effect in respect of either (A) the Partnership Entities and CPI Investments taken as a whole or, (B) Atlantic Power;

  •
  there shall be no proceeding of a judicial or administrative nature or otherwise in progress or threatened that relates to or results from the transactions contemplated by the Arrangement Agreement that would, if successful, result in an order or ruling that would reasonably be expected to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement in accordance with its terms; and

  •
  the Arrangement Agreement shall not have been terminated in accordance with its terms.

        The foregoing conditions are for the mutual benefit of the parties and may be waived, in whole or in part, jointly by such parties at any time.

Additional Conditions in Favor of the Partnership Entities

        The obligation of the Partnership Entities to complete the transactions contemplated by the Arrangement Agreement is also subject to the fulfillment of each of the following conditions precedent:

  •
  all covenants of Atlantic Power under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Atlantic Power in all material respects, and the Partnership Entities shall have received a certificate of Atlantic Power addressed to the Partnership Entities and dated the Effective Date, signed on behalf of Atlantic Power by two senior executive officers of Atlantic Power (on Atlantic Power's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  the representations and warranties of Atlantic Power set forth in the Arrangement Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date) except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of Atlantic Power (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), and the Partnership Entities shall have received a certificate of Atlantic Power addressed to the Partnership Entities and dated the Effective Date, signed on behalf of Atlantic Power by two senior executive officers of Atlantic Power (on Atlantic Power's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  no Material Adverse Effect in respect of Atlantic Power shall have occurred after the date of the Arrangement Agreement and prior to the Effective Date;

  •
  the guarantees of Atlantic Power in respect of the preferred share obligations of CPI Preferred Equity Ltd. shall have been duly executed;

  •
  Atlantic Power shall have furnished the Partnership Entities with:

  •
  certified copies of the resolutions duly passed by the board of director of Atlantic Power approving the Arrangement Agreement and the consummation of the transactions contemplated by the Arrangement Agreement including issuance of Atlantic Power common shares that form part of the consideration, and

  •
  certified copies of the resolution of shareholders approving the issuance of Atlantic Power common shares duly passed at the Atlantic Power special meeting;

  •
  Atlantic Power shall have paid the merger consideration;

  •
  executed releases shall have been received from Atlantic Power, the Partnership Entities and certain CPILP subsidiaries by each director and officer of such entities in a form mutually acceptable to the parties thereto, each acting reasonably;

  •
  arrangements satisfactory to the Partnership Entities, acting reasonably, shall have been entered into in respect of the insurance and indemnification obligations contemplated by the Arrangement Agreement; and

  •
  Atlantic Power shall not have reduced the annual dividend from the stated amount.

        The conditions above are for the exclusive benefit of the Partnership Entities and may be asserted by the Partnership Entities regardless of the circumstances or may be waived by the Partnership

Entities in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which the Partnership Entities may have.

Additional Conditions in Favor of CPI Investments

        The obligation of CPI Investments to complete the transactions contemplated by the Arrangement Agreement shall also be subject to the fulfillment of each of the following conditions precedent:

  •
  all covenants of Atlantic Power under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Atlantic Power in all material respects, and CPI Investments shall have received a certificate of Atlantic Power addressed to CPI Investments and dated the Effective Date, signed on behalf of Atlantic Power by two senior executive officers of Atlantic Power (on Atlantic Power's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  the representations and warranties of Atlantic Power set forth in the Arrangement Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of Atlantic Power (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), and CPI Investments shall have received a certificate of Atlantic Power addressed to CPI Investments and dated the Effective Date, signed on behalf of Atlantic Power by two senior executive officers of Atlantic Power (on Atlantic Power's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  no Material Adverse Effect in respect of Atlantic Power shall have occurred after the date of the Arrangement Agreement and prior to the Effective Date;

  •
  Atlantic Power shall have furnished CPI Investments with:

  •
  certified copies of the resolutions duly passed by the board of directors of Atlantic Power approving the Arrangement Agreement and the consummation of the transactions contemplated by the Arrangement Agreement including issuance of Atlantic Power common shares that form part of the consideration, and

  •
  certified copies of the resolution of shareholders approving the issuance of Atlantic Power common shares that form part of the consideration duly passed at the Atlantic Power special meeting;

  •
  Atlantic Power shall have paid the merger consideration;

  •
  executed releases shall have been received from Atlantic Power and CPI Investments by each director and officer of CPI Investments in a form mutually acceptable to the parties thereto, each acting reasonably; and

  •
  Atlantic Power shall not have reduced the annual dividend from the stated amount.

        The conditions above are for the exclusive benefit of CPI Investments and may be asserted by CPI Investments regardless of the circumstances or may be waived by CPI Investments in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which CPI Investments may have.

Additional Conditions in Favor of Atlantic Power

        The obligation of Atlantic Power to complete the transactions contemplated by the Arrangement Agreement is also subject to the fulfillment of each of the following conditions precedent:

  •
  all covenants of CPILP under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by CPILP in all material respects, and Atlantic Power shall have received a certificate of CPILP addressed to Atlantic Power and dated the Effective Date, signed on behalf of CPILP by two officers of the General Partner (on CPILP's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  all covenants of CPI Investments under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by CPI Investments in all material respects, and Atlantic Power shall have received a certificate of CPI Investments addressed to Atlantic Power and dated the Effective Date, signed on behalf of CPI Investments by two officers of CPI Investments (on CPI Investments' behalf and without personal liability), confirming the same as at the Effective Time;

  •
  all covenants of the General Partner under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by the General Partner in all material respects, and Atlantic Power shall have received a certificate of the General Partner addressed to Atlantic Power and dated the Effective Date, signed on behalf of the General Partner by two officers of the General Partner (on behalf of the General Partner and without personal liability), confirming the same as at the Effective Time;

  •
  the representations and warranties of the Partnership Entities set forth in the Arrangement Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of the Partnership Entities and CPI Investments taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), provided that the representations and warranties of the Partnership Entities regarding capital structure shall be true and correct in all respects as of the Effective Time, and Atlantic Power shall have received a certificate of the Partnership Entities addressed to Atlantic Power and dated the Effective Date, signed on behalf of the Partnership Entities by two officers of the General Partner (on CPILP's and the General Partner's behalf and without personal liability), confirming the same as at the Effective Time;

  •
  the representations and warranties of CPI Investments set forth in the Arrangement Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of CPI Investments and the Partnership Entities taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), provided that the representations and warranties of CPI Investments regarding capital structure and CPILP units shall be true and correct in all respects as of the Effective Time, and Atlantic Power shall have received a certificate of CPI Investments addressed to Atlantic Power and dated the Effective Date, signed on behalf of CPI Investments by two officers of CPI

    Investments (on CPI Investments' behalf and without personal liability), confirming the same as at the Effective Time;

  •
  no Material Adverse Effect in respect of the Partnership Entities and CPI Investments taken as a whole shall have occurred after the date of the Arrangement Agreement and prior to the Effective Date;

  •
  Atlantic Power shall have received the funds in the amount contemplated by TLB Commitment Letter or shall have successfully completed the proposed public and/or private offerings by Atlantic Power of approximately C$425 million of debt and approximately C$200 million of equity to enable Atlantic Power to pay the cash consideration payable to CPILP unitholders and CPI Investments shareholders pursuant to the Plan of Arrangement;

  •
  the Partnership Entities shall have furnished Atlantic Power with:

  •
  certified copies of the resolutions duly passed by the board of directors of the General Partner approving the Arrangement Agreement and the consummation of the transactions contemplated by the Arrangement Agreement (for both itself and on behalf of CPILP); and

  •
  certified copies of the resolution of the unitholders of CPILP, duly passed at the CPILP special meeting, approving the Arrangement Resolution;

  •
  CPI Investments shall have furnished Atlantic Power with:

  •
  certified copies of the resolutions duly passed by the board of CPI Investments approving the Arrangement Agreement and the consummation of the transactions contemplated by the Arrangement Agreement; and

  •
  certified copies of the resolutions of shareholders of CPI Investments, duly passed, approving the Plan of Arrangement;

  •
  no party to the support agreements dated June 20, 2011 between Atlantic Power and each of EPCOR, Capital Power LP and Capital Power shall have breached its obligations or covenants under such agreement in any material respect; and

  •
  the wind-up of certain partnership subsidiaries of CPILP shall have been completed to the satisfaction of Atlantic Power, acting reasonably.

        The conditions above are for the exclusive benefit of Atlantic Power and may be asserted by Atlantic Power regardless of the circumstances or may be waived by Atlantic Power in its sole discretion, in whole or in any part, at any time and from time to time without prejudice to any other rights which Atlantic Power may have.

Covenants

General

        In the Arrangement Agreement, each of the Partnership Entities, CPI Investments and Atlantic Power has agreed to certain covenants, including customary affirmative and negative covenants relating to the operation of their respective businesses, and using commercially reasonable efforts to satisfy the conditions precedent to their respective obligations under the Arrangement Agreement.

Atlantic Power Financing

        Atlantic Power has represented in the Arrangement Agreement that the Tranche B Facility, when funded in accordance with the TLB Commitment Letter, and the available cash of Atlantic Power will provide Atlantic Power with cash proceeds sufficient to pay the cash consideration payable pursuant to the Plan of Arrangement and the fees and expenses of Atlantic Power.

        Atlantic Power has agreed to use commercially reasonable efforts to fulfill and comply with all of its obligations under the TLB Commitment Letter and to satisfy or cause the satisfaction of all of the conditions precedent to the funding of the Tranche B Facility on or before the Effective Date (or such earlier date required by the TLB Commitment Letter).

Non-Solicitation

        Pursuant to the Arrangement Agreement, the Partnership Entities shall not, directly or indirectly, through any officer, director, employee, representative, agent, subsidiary or otherwise:

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  knowingly make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers regarding any Partnership Acquisition Proposal;

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  engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other person to make or complete any Partnership Acquisition Proposal (provided that, for greater certainty, the Partnership Entities may advise any person making an unsolicited Partnership Acquisition Proposal that such Partnership Acquisition Proposal does not constitute a Superior Proposal when the board of directors of the General Partner has so determined);

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  withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Atlantic Power the approval or recommendation of the board of directors of the General Partner (or any committee thereof) of the Arrangement Agreement or the Plan of Arrangement;

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  approve, recommend or remain neutral with respect to, or propose publicly to approve, recommend or remain neutral with respect to, any Partnership Acquisition Proposal; or

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  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, arrangement or undertaking related to any Partnership Acquisition Proposal (other than a confidentiality agreement in certain limited circumstances).

        The Partnership Entities shall be permitted to engage in discussions or negotiations, provide information and otherwise cooperate with and assist a person making an unsolicited Partnership Acquisition Proposal prior to the CPILP unitholder meeting upon certain conditions, including that the board of directors of the General Partner has determined in good faith, after consultation with its outside legal and financial advisors, that such Partnership Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that, based on the advice of outside counsel, the failure to take such action would be inconsistent with its fiduciary duties under applicable laws and the CPILP partnership agreement.

        The Partnership Entities are required, as soon as reasonably practicable (and in any event, within 24 hours) to notify Atlantic Power, at first orally and then in writing, of any proposal, inquiry, offer, expression of interest or request relating to or constituting a Partnership Acquisition Proposal, any request for discussions or negotiations, and any request for non-public information relating to the Partnership Entities received by the Partnership Entities' directors, officers, representatives or agents, or any material amendments to the foregoing.

        The Partnership Entities may not accept, approve or enter into any agreement (a "Proposed Agreement"), other than a confidentiality and standstill agreement under certain conditions, providing for or to facilitate any Partnership Acquisition Proposal unless:

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  the CPILP special meeting has not occurred;

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  the board of directors of the General Partner determines in good faith, after consultation with its outside legal and financial advisors, that such Partnership Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable laws and the CPILP partnership agreement;

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  the Partnership Entities have complied with their non-solicitation restrictions in the Arrangement Agreement;

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  the Partnership Entities have provided Atlantic Power with a written notice that there is a Superior Proposal together with all documentation related to and detailing the Superior Proposal, including a copy of any Proposed Agreement relating to such Superior Proposal, and a written notice from the board of directors of the General Partner regarding the value in financial terms that the board of directors of the General Partner has in consultation with its financial advisors determined should be ascribed to any non-cash consideration offered under the Superior Proposal, such documents to be so provided to Atlantic Power not less than five Business Days prior to the proposed acceptance, approval, recommendation or execution of the Proposed Agreement by Partnership Entities;

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  five business days shall have elapsed from the date Atlantic Power received the notice and documentation under the Arrangement Agreement and, if Atlantic Power has proposed to amend the terms of the Plan of Arrangement, the board of directors of the General Partner shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Partnership Acquisition Proposal continues to be a Superior Proposal compared to the proposed amendment to the terms of the Plan of Arrangement by Atlantic Power;

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  the Partnership Entities concurrently terminate the Arrangement Agreement; and

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  CPILP has previously, or concurrently will have, paid to Atlantic Power the Atlantic Power Termination Fee (defined below).

        During the five business day period described above or such longer period as the Partnership Entities may approve, Atlantic Power shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement Agreement and the Plan of Arrangement and the Partnership Entities shall co-operate with Atlantic Power with respect thereto, including negotiating in good faith with Atlantic Power to enable Atlantic Power to make such adjustments to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement as Atlantic Power deems appropriate and as would enable Atlantic Power to proceed with the Plan of Arrangement and any related transactions on such adjusted terms. The board of directors of the General Partner will review any written definitive proposal made by Atlantic Power in good faith to amend the terms of the Plan of Arrangement in order to determine, in good faith in the exercise of its fiduciary duties, whether Atlantic Power's proposal to amend the Plan of Arrangement would result in the Partnership Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Plan of Arrangement. If the board of directors of the General Partner determines that a Partnership Acquisition Proposal is not a Superior Proposal as compared to the proposed amendment to the terms of the Plan of Arrangement, it will promptly enter into the proposed amendment to the Plan of Arrangement.

        The Arrangement Agreement also includes non-solicitation covenants of CPI Investments and Atlantic Power.

Termination of the Arrangement Agreement

        The Arrangement Agreement may be terminated at any time prior to the Effective Time:

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  by mutual written agreement of the parties;

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  by CPILP, the General Partner, CPI Investments or Atlantic Power: (i) if the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate shall not be available to a party whose failure to fulfill any of its obligations under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date; (ii) if the CPILP special meeting is held and the Arrangement Resolution fails to receive the requisite approval in accordance with the Interim Order; (iii) if the Atlantic Power meeting is held and the Atlantic Power Share Issuance Resolution fails to receive the requisite approval; or (iv) if any law makes the consummation of the Plan of Arrangement or the transactions contemplated by the Arrangement Agreement illegal or otherwise prohibited, and such law has become final and non-appealable.

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  by Atlantic Power:

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  if the board of directors of the General Partner shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Atlantic Power its approval or recommendation of the Arrangement Agreement or the Plan of Arrangement, or (B) the board of directors of the General Partner shall have approved or recommended any Partnership Acquisition Proposal or (C) any of the Partnership Entities shall have breached, in any material respect, its non-solicitation covenants;

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  if Atlantic Power is not in material breach of its obligations under the Arrangement Agreement and (A) there has been a breach on the part of CPILP, the General Partner or CPI Investments of any of their covenants or agreements that would cause certain conditions not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, or (B) there has been a breach of any of the representations and warranties in respect of CPILP, the General Partner or CPI Investments that would cause certain conditions set out in not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; or

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  if CPI Investments shall have breached, in any material respect, its covenants regarding non-solicitation.

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  by the Partnership Entities:

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  if (A) the board of directors of Atlantic Power shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to CPILP its approval or recommendation of the issuance of Atlantic Power common shares, or (B) the board of directors of Atlantic Power shall have approved or recommended any Purchaser Acquisition Proposal;

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  if the Partnership Entities are not in material breach of their obligations under the Arrangement Agreement and (A) there has been a breach on the part of Atlantic Power of any of its covenants or agreements that would cause certain conditions not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, or (B) there has been a breach of any of the representations and warranties in respect of Atlantic Power that would cause certain conditions not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; or

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    in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the non-solicitation provisions, subject to the prior payment by CPILP of the Atlantic Power Termination Fee.

Termination Payment

        The Arrangement Agreement provides that CPILP will pay to Atlantic Power C$35.0 million (the "Atlantic Power Termination Fee") if:

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  Atlantic Power shall have terminated the Arrangement Agreement where (A) the board of directors of the General Partner shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Atlantic Power its approval or recommendation of the Arrangement Agreement or the Plan of Arrangement, or (B) the board of directors of the General Partner shall have approved or recommended any Partnership Acquisition Proposal or (C) any of the Partnership Entities shall have breached, in any material respect, its non-solicitation covenants;

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  prior to the earlier of (A) the termination of the Arrangement Agreement, and (B) the CPILP special meeting, (i) a bona fide Partnership Acquisition Proposal shall have been made or proposed to CPILP or otherwise made or publicly announced, (ii) the requisite unitholder approvals for the Arrangement are not obtained at the CPILP special meeting, and (iii) within 12 months after the date of the termination of the Arrangement Agreement such Partnership Acquisition Proposal is consummated or a definitive agreement in respect thereof has been entered into, in which case payment shall be made on the date on which the transaction contemplated by such Partnership Acquisition Proposal is consummated; or

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  CPILP shall have terminated the Arrangement Agreement in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the non-solicitation provisions.

        The Arrangement Agreement provides that Atlantic Power will pay to CPILP C$35.0 million (the "CPILP Termination Fee") if:

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  CPILP shall have terminated the Arrangement Agreement where (A) the board of directors of Atlantic Power shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to CPILP its approval or recommendation of the issuance of Atlantic Power common shares, or (B) the board of directors of Atlantic Power shall have approved or recommended any Purchaser Acquisition Proposal;

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  after the date hereof and prior to the earlier of (A) the termination of the Arrangement Agreement, and (B) the Atlantic Power meeting, a bona fide Purchaser Acquisition Proposal shall have been made or proposed to Atlantic Power or otherwise made or publicly announced, (ii) the requisite Atlantic Power shareholder approvals for the issuance of the Atlantic Power common shares are not obtained at the Atlantic Power meeting; and (iii) within 12 months after the date of the termination of the Arrangement Agreement such Purchaser Acquisition Proposal is consummated or a definitive agreement in respect thereof has been entered into, in which case payment shall be made on the date on which the transaction contemplated by such Purchaser Acquisition Proposal is consummated; or

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  the Arrangement Agreement is terminated where the Effective Time has not occurred on or prior to the Outside Date and where all of the conditions set forth for the benefit of Atlantic Power have been satisfied or waived other than the financing condition.

Expense Payment

        In certain circumstances, if the Arrangement Agreement is terminated (A) CPILP shall be required to pay to Atlantic Power its reasonably incurred out-of-pocket fees; or (B) Atlantic Power shall be required to pay CPILP its reasonably incurred out-of pocket fees, in each case, up to a maximum of C$8.0 million.

Governing Law

        The Arrangement Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as an Alberta contract.

Summaries of Other Agreements Relating to the Arrangement

Support Agreements

        As part of the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments (an entity indirectly owned by Capital Power and EPCOR), the direct and indirect holder of 16,513,504 CPILP units, on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement. Accordingly, Atlantic Power's willingness to enter into the Arrangement Agreement was subject to, among other things, each of EPCOR, Capital Power and Capital Power LP, the entity through which Capital Power holds its shares of CPI Investments, entering into a support agreement, pursuant to which each shareholder of CPI Investments confirmed its commitment to support the Plan of Arrangement. Contemporaneously with the entering into of the Arrangement Agreement on June 20, 2011, Atlantic Power entered into two support agreements, one with EPCOR and the other with Capital Power LP and Capital Power.

        Among other things, each of Capital Power LP and EPCOR agreed in its respective support agreement to:

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  vote or cause to be voted all of its CPI Investments shares in favor of any resolution, vote, consent or other approval (including by written resolution) by shareholders of CPI Investments of the Plan of Arrangement and any ancillary matters to give legal effect thereto;

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  vote or cause to be voted all voting rights attached to its CPI Investments shares against (i) certain acquisition proposals regarding CPI Investments; and (ii) any proposal, transaction or other proposed action that might reasonably be expected to impede, frustrate, delay or prevent the Plan of Arrangement or transactions contemplated by any transaction resolutions and/or reduce the likelihood of the Plan of Arrangement being approved under CPI Investments transaction approvals;

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  exchange its CPI Investments shares for the consideration available to it under the Plan of Arrangement;

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  not sell, transfer, pledge or assign any of its subject securities or enter into any voting arrangement in relation to such securities;

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  not exercise any securityholder rights or remedies available to it to impede, frustrate, delay or prevent the Plan of Arrangement or transactions contemplated by the transaction resolutions; and

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  certain non-solicitation covenants in respect of CPILP and CPI Investments.

        Given the more active role of Capital Power in the business of Capital Power LP and CPI Investments, the material terms of the support agreement among Atlantic Power, Capital Power LP and Capital Power also include the following:

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  Capital Power agrees, among other things, to cause Capital Power LP to fulfill its obligations under the support agreement and not to make certain acquisition proposals in respect of CPILP or CPI Investments.

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  Atlantic agrees that, within the later of 30 days following the termination of the transitional services agreement or 180 days following the Effective Date, it will use commercially reasonable efforts to cause each of CPILP, its general partner and subsidiaries to change its name to a name that does not include "Capital Power," "CPI" or "CP" and certain other actions related to the change of name.

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  In addition to customary representations and warranties from Capital Power LP, the support agreement includes certain additional representations specific to the Plan of Arrangement, including with respect to the representations and warranties made by CPI Investments in the Arrangement Agreement and equipment and personal property owned by Capital Power LP and/or Capital Power and used in the operations of the CPILP or any of the CPILP's facilities.

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  For a period of 90 days commencing on the Effective Date, Capital Power LP will not, without the prior consent of Atlantic, offer, sell, pledge, grant any option to purchase, hedge, transfer, assign, make any short sale or otherwise dispose of any Atlantic shares received pursuant to the Plan of Arrangement (or agree to, or announce, any intention to do so) with certain limited customary exceptions.

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  Upon and after the effective time for the Plan of Arrangement, Capital Power LP will indemnify Atlantic and CPI Investments and their respective, shareholders, officers, directors, employees, agents, successors and assigns against any claims in respect of:

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  any failure of any representations, warranties or covenants by Capital Power LP or Capital Power;

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  any liabilities, debts or obligations of CPI Investments arising prior to the effective time of the Plan of Arrangement; and

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  any taxes payable by CPI Investments in respect of any taxation year or period ending on or before the Effective Date or the portion of any taxes payable by CPI Investments, as the case may be, for any taxation year or period ending after the Effective Date that is attributable to the portion of such year or period ending on the Effective Date.

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  The survival period for claims in respect of certain provisions under the support agreement is as follows:

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  for claims with respect to certain more fundamental representations and warranties, the maximum period of time permitted by law;

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  for claims with respect to representations and warranties relating to tax matters, within 90 days after the expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of taxes by any governmental authority in respect of any taxation period ending on or prior to the effective time for the Plan of Arrangement or in which the effective time occurs;

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  for claims with respect to any other representation and warranties, within a period of 18 months following the effective time for the Plan of Arrangement; and

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    for claims with respect to covenants of Capital Power LP and Capital Power, the completion of the Plan of Arrangement, the effective time and the date of any expiration or termination of each of the support agreement and the Arrangement Agreement, subject only to applicable limitation periods imposed by applicable law.

        Each support agreement terminates on the earlier of (i) the effective time for the Plan of Arrangement and (ii) the termination of the Arrangement Agreement.

Management Agreements Termination Agreement and Management Agreement Assignment Agreement

        On June 20, 2011, certain subsidiaries of Capital Power entered into an agreement (the "Management Agreements Termination Agreement") with CPILP and certain of its subsidiaries pursuant to which the parties agreed to terminate each of the management and operations agreements between them, other than the Frederickson Agreement (as defined below), effective immediately upon completion of the Plan of Arrangement. In consideration for the termination of the management and operations agreements, CPILP and its subsidiaries agreed to pay to the subsidiaries of Capital Power an aggregate of C$8.5 million.

        On June 20, 2011, a subsidiary of Capital Power entered into an agreement with Atlantic Power and Frederickson Power L.P., a subsidiary of CPILP, pursuant to which the subsidiary of Capital Power agreed to assign its right, benefit, interest and obligation in, to and under the operations and maintenance agreement in respect of CPILP's Frederickson facility (the "Frederickson Agreement") to Atlantic Power. The assignment will be effective immediately upon completion of the Plan of Arrangement. In consideration for the assignment, Atlantic Power has agreed to pay to the subsidiary of Capital Power an aggregate of C$1.5 million. The assignment is conditional on, among other things, receipt of the consent of Puget Sound Energy, Inc. to the assignment.

North Carolina Purchase and Sale Agreement

        On June 20, 2011, a subsidiary of Capital Power entered into a purchase and sale agreement with certain subsidiaries of CPILP, pursuant to which the subsidiary of Capital Power agreed to purchase and the subsidiaries of CPILP agreed to sell all of the membership interests in the limited liability company that owns CPILP's Roxboro and Southport power plants in North Carolina. The purchase price for the membership interests is C$121,405,211. Closing of the purchase and sale will take place on the Effective Date. Closing of the purchase and sale will be conditional on, among other things, receipt of all necessary regulatory approvals and consents, including, without limitation, expiration or early termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and prior authorization from FERC under Section 203 of the United States Federal Power Act.

Employee Hiring and Lease Assignment Agreement

        On June 20, 2011, Atlantic Power, Capital Power and CPO USA entered into an employee hiring and lease assignment agreement pursuant to which Atlantic Power agreed to assume the employment of certain designated employees who perform functions related to CPILP's business. This agreement was necessitated by the fact that neither CPILP nor the General Partner has any employees. Persons performing the functions of employees of CPILP are currently employed by Capital Power and CPO USA rather than directly by CPILP. For further details regarding CPILP employees, see "Business of the Partnership—Employees of the Partnership" beginning on Schedule I-25.

        Pursuant to the agreement, Atlantic Power will (i) be bound by the collective agreements currently in place for Capital Power's unionized employees and, (ii) for certain individuals whose employment is not governed by the collective agreements, Atlantic Power will make offers of employment on substantially the same (or better) terms and conditions of employment, in the aggregate, as are in effect on the date of the offer. Existing employee benefits provided by Capital Power will vest on closing of the Plan of Arrangement and be paid out by Capital Power. The agreement also contemplates the negotiation of the assignment of office leases for Capital Power's offices located in the cities of Richmond, B.C., Toronto, Ontario and Chicago, Illinois.

Canadian Pension Transfer Agreement

        On June 20, 2011, Atlantic Power and Capital Power entered into a Canadian pension transfer agreement, pursuant to which Atlantic Power agreed to assume the pension plan assets and obligations from Capital Power related to the employees that it assumes pursuant to the employee hiring and lease assignment agreement described above.

        The agreement primarily relates to the Capital Power Pension Plan (which is a Canadian registered pension plan with both a defined benefit and defined contribution component). For further details regarding Capital Power's pension plan assets and obligations, see "Compensation Discussion and Analysis—Pension Programs" beginning on Schedule I-65. The agreement provides that the assets associated with the pension plan obligations of the employees being transferred to Atlantic Power will be carved out of the Capital Power Pension Plan and transferred to a new plan to be established by Atlantic Power. The new pension plan for Atlantic Power will have equivalent terms to the Capital Power Pension Plan.

        If there is a deficiency in the Capital Power Pension Plan on a going concern basis at the time of closing of the Plan of Arrangement, Capital Power is required to pay Atlantic Power the amount of the deficiency related to the assumed employees (and if there is a surplus, Atlantic Power is required to make a payment to Capital Power). Currently, it is estimated that there is a deficiency of approximately C$2.0 million. Atlantic Power is required to establish savings plans that are substantially the same as certain group RRSPs provided by Capital Power. Capital Power and Atlantic Power will take all commercially reasonable steps to permit transferring employees with balances in Capital Power's Group RRSPs to transfer their assets to Atlantic Power's Group RRSPs.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Fraser Milner Casgrain LLP, Canadian counsel to the General Partner, the following is a general summary of the principal Canadian federal income tax considerations generally applicable to a CPILP unitholder that disposes of CPILP units pursuant to the Plan of Arrangement and that, for purposes of the application of the Tax Act and at all relevant times (i) holds CPILP units and will hold any Atlantic Power common shares received pursuant to the Plan of Arrangement as capital property, (ii) deals at arm's length with and is not affiliated with CPILP or Atlantic Power, and (iii) is or is deemed to be resident in Canada (a "Holder" or "Holders"). CPILP units and Atlantic Power common shares will generally constitute capital property to a Holder provided the Holder does not hold such shares in the course of carrying on a business or as part of an adventure in the nature of trade.

        This summary is based on the current provisions of the Tax Act and the regulations thereunder (the "Regulations"), and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"), and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction (unless specifically provided for herein), which may differ from those discussed herein.

        This summary is not applicable to a Holder: (i) that is a "specified financial institution," (ii) an interest in which is a "tax shelter investment," (iii) that is a "financial institution" for purposes of certain rules referred to as the mark-to-market rules, (iv) that is exempt from tax under Part I of the Tax Act, or (v) to which the "functional currency" reporting rules apply, each as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to their own particular circumstances.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.

        Where a Holder jointly makes an election with Atlantic Power under section 85 of the Tax Act (a "Section 85 Election") in respect of its CPILP units as described below, the Atlantic Power common shares received in exchange for such CPILP units will not be "Canadian securities," as defined under subsection 39(6) of the Tax Act, to such Holder and therefore cannot be deemed to be capital property by making an election under subsection 39(4) of the Tax Act. Holders whose CPILP units might not otherwise be considered to be capital property or whose Atlantic Power common shares may not be considered to be capital property should consult their own tax advisors concerning this election.

Disposition of CPILP Units Pursuant to the Plan of Arrangement

Tax-Deferred Rollover Under the Tax Act

        A Holder that exchanges CPILP units for Atlantic Power common shares or a combination of cash and Atlantic Power common shares and is either (i) a resident of Canada for purposes of the Tax Act (other than a person that is exempt from tax under Part I of the Tax Act or that holds its CPILP units in an Exempt Plan, defined below), or (ii) a partnership any member of which is a resident of Canada for purposes of the Tax Act and is not exempt from tax under Part I of the Tax Act (collectively referred to herein as an "Eligible Unitholder"), may make a Section 85 Election with Atlantic Power under subsection 85(1) of the Tax Act, or where the Eligible Unitholder is a partnership, subsection 85(2) of the Tax Act, (and in each case, the corresponding provisions of any applicable provincial or territorial tax legislation), and may thereby obtain a full or partial tax-deferred "rollover" for Canadian income tax purposes in respect of its disposition of its CPILP units, depending on the Elected Amount (as defined below) and the adjusted cost base to the Eligible Unitholder of its CPILP units at the time of the exchange, provided the Eligible Unitholder has properly completed and delivered to Atlantic Power the required election forms in the manner and within the time set out below and has properly and timely filed such election forms.

        So long as the adjusted cost base to an Eligible Unitholder of the Eligible Unitholder's CPILP units at the time of the exchange, together with any reasonable costs of disposition, is not less than the Elected Amount, the Eligible Unitholder will not realize a capital gain for purposes of the Tax Act as a result of the exchange. The "Elected Amount" means the amount selected by an Eligible Unitholder in a Section 85 Election to be treated as the proceeds of disposition of its CPILP units, subject to the limitations described below.

        Atlantic Power has agreed to make the Section 85 Election pursuant to subsection 85(1) or 85(2) of the Tax Act (and any similar provision of any provincial legislation) with an Eligible Unitholder at the Elected Amount determined by such Eligible Unitholder, subject to the limitations set out in subsection 85(1) or 85(2) of the Tax Act (or any applicable provincial legislation).

In general, the Elected Amount may not be:

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  less than the amount of cash received by the Eligible Unitholder on the exchange,

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  less than the lesser of (i) the Eligible Unitholder's adjusted cost base of the CPILP units and (ii) the fair market value of the CPILP units, in each case determined at the time of the exchange, or

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  greater than the fair market value of the CPILP units at the time of the exchange.

        The tax treatment to an Eligible Unitholder that makes a valid Section 85 Election jointly with Atlantic Power generally will be as follows:

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  the Eligible Unitholder will be deemed to have disposed of the CPILP units held by such Eligible Unitholder for proceeds of disposition equal to the Elected Amount;

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  the Eligible Unitholder will not realize any capital gain or capital loss if the Elected Amount equals the aggregate of the Eligible Unitholder's adjusted cost base of the CPILP units determined immediately before the exchange and any reasonable costs of disposition;

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  the Eligible Unitholder will realize a capital gain (or a capital loss) to the extent that the Elected Amount exceeds (or is less than) the aggregate of the Eligible Unitholder's adjusted cost base of the CPILP units and any reasonable costs of disposition; and

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  the aggregate cost to the Eligible Unitholder of the Atlantic Power common shares acquired on the exchange will equal the Elected Amount and for the purpose of determining the Eligible Unitholder's adjusted cost base of those shares, such cost will be averaged with the Eligible Unitholder's adjusted cost base of any other Atlantic Power common shares held by the Eligible Unitholder as capital property at that time.

        The income tax consequences described below under "Material Canadian Federal Income Tax Considerations—Taxation of Capital Gains and Capital Losses" will generally apply to a Holder that realizes a capital gain or capital loss from the disposition of CPILP units.

        A tax instruction letter providing certain instructions on how to complete the Section 85 Election may be obtained from the Depositary by checking the appropriate box on the Letter of Transmittal and Election Form and by submitting the Letter of Transmittal to the Depositary on or before the Election Deadline, complying with the procedures set out in section 2.5 of the Plan of Arrangement.

        Eligible Holders that wish to make a Section 85 Election must check the appropriate box on their duly completed and submitted Letter of Transmittal and Election Form. Eligible Holders should note that, because of the potential proration of cash and share consideration described above under the heading "The Arrangement Agreement and Plan of Arrangement—Effects of the Plan of Arrangement", they may receive a combination of cash and Atlantic Power common shares in exchange for their CPILP units even if they elect to receive only cash consideration. Eligible Holders that would wish to make a Section 85 Election in such circumstances should check the appropriate box on the duly completed and submitted Letter of Transmittal and Election Form even if they elect to receive cash consideration.

        The signed and properly completed Section 85 Election form of an Eligible Unitholder must be received by Atlantic Power no later than 90 days after the Effective Date. Any Eligible Unitholder that does not ensure that Atlantic Power has received the relevant election form(s) by such date may not be able to benefit from a Section 85 Election. Accordingly, all Eligible Unitholders that wish to make a Section 85 Election with Atlantic Power should give their immediate attention to this matter. With the exception of execution of a Section 85 Election form by Atlantic Power, compliance with the requirements for a valid election will be the sole responsibility of the Eligible Unitholder making the election. Accordingly, none of Atlantic Power, CPILP nor the Depositary will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to deliver any election in accordance with the procedures set out in the tax instruction letter, to properly complete any Section 85 Election form(s) or to properly file such forms within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial or territorial tax legislation).

        An Eligible Unitholder that does not make a valid Section 85 Election (or the corresponding election under any applicable provincial or territorial tax legislation) may realize a taxable capital gain. The comments herein with respect to such elections are provided for general assistance only. Eligible Unitholders wishing to make the Section 85 Election should consult their own tax advisors.

Exchange of CPILP Units Without a Tax-Deferred Rollover

        A Holder that exchanges its CPILP units and that does not make a valid Section 85 Election jointly with Atlantic Power with respect to the exchange will be considered to have disposed of such CPILP units for proceeds of disposition equal to the aggregate of the cash (if any) received on the exchange and the fair market value, at the time of the exchange, of the Atlantic Power common shares (if any) received on the exchange. As a result, the Holder will generally realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Holder's CPILP units immediately before the exchange. Holders will be entitled to increase the adjusted cost base of their CPILP units by the amount of CPILP income allocated by CPILP to such Holders for the 2011 taxation year.

Holding and Disposing of Atlantic Power common shares

Dividends on Atlantic Power common shares

        In the case of a Holder that is an individual, including certain trusts, dividends received or deemed to be received on Atlantic Power common shares will be included in computing the Holder's income and, subject to certain exceptions that apply to trusts, will be subject to the gross-up and dividend tax credit rules applicable to dividends paid by taxable Canadian corporations under the Tax Act, including the enhanced gross-up and dividend tax credit applicable to any dividend designated as an "eligible dividend" in accordance with the provisions of the Tax Act.

        A Holder that is a corporation will be required to include in its income any dividend received or deemed to be received on Atlantic Power common shares, and generally will be entitled to deduct an equivalent amount in computing its taxable income. A Holder that is a "private corporation" (as defined in the Tax Act) or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received (or deemed to be received) on the Atlantic Power common shares to the extent such dividends are deductible in computing taxable income for the year.

Disposition of Atlantic Power common shares

        Generally, a Holder that disposes of or is deemed to dispose of an Atlantic Power common share in a taxation year will be subject to the rules described below under "Material Canadian Federal Income Tax Considerations—Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

        Generally, a Holder is required to include in computing its income for a taxation year the amount of any taxable capital gain, which is one-half of the amount of any capital gain realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Holder is permitted to deduct the allowable capital loss, which is one-half of the amount of any capital loss realized in a taxation year, from taxable capital gains realized in the year by such Holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against net taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

        A Holder that is throughout the year a "Canadian controlled private corporation" (as defined in the Tax Act) may be liable to pay, in addition to tax otherwise payable under the Tax Act, a refundable tax on certain investment income including taxable capital gains.

Alternative Minimum Tax

        Taxable capital gains realized and dividends received by a Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act and such Holders should contact their own tax advisors in this regard.

Eligibility for Investment

        In the opinion of Fraser Milner Casgrain LLP, the Atlantic Power common shares, if issued on the date of this joint proxy statement, would be qualified investments under the Tax Act and the Regulations for a trust governed by a registered retirement savings plan (an "RRSP"), a registered retirement income funds (an "RRIF"), a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan or a tax-free savings account (a "TFSA"), each as defined in the Tax Act ("Exempt Plans").

        Notwithstanding that the Atlantic Power common shares may, at a particular time, be qualified investments for a trust governed by a TFSA, the holder of a TFSA will be subject to a penalty tax with respect to the Atlantic Power common shares held in a TFSA if such shares are "prohibited investments" for the TFSA for the purposes of the Tax Act. Provided that the holder of a TFSA deals at arm's length with Atlantic Power and does not hold a "significant interest" (as defined in the Tax Act) in Atlantic Power or in a corporation, partnership or trust with which Atlantic Power does not deal at arm's length for the purposes of the Tax Act, the Atlantic Power common shares will not be "prohibited investments" for a trust governed by a TFSA.

        On June 6, 2011, the Minister of Finance (Canada) reintroduced certain proposed amendments to the Tax Act that were originally tabled on March 22, 2011 which would extend the application of the rules governing "prohibited investments" and the penalty tax for holding "prohibited investments" to the annuitant of an RRSP or RRIF. No assurance can be given that these proposed amendments to the Tax Act will be enacted as proposed. Holders that intend to hold the Atlantic Power common shares in their TFSA, RRSP or RRIF should consult with their own tax advisors regarding the application of the foregoing prohibited investment rules in their particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        CPILP does not permit non-residents of Canada (as determined for purposes of the Income Tax Act) to hold CPILP units. Accordingly, the following summary does not address the U.S. federal income tax consequences to CPILP unitholders that are U.S. residents or who are otherwise subject to US tax on their worldwide income as a result of their personal circumstances (each, a "US Holder"). Persons who are not US Holders will not be subject to U.S. federal income tax with respect to their CPILP units or Atlantic Power common shares received in exchange therefor unless (1) their income with respect thereto is effectively connected with the conduct of a trade or business in the United States, or (2) such person is an individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. Even if a non-US Holder is subject to US federal income tax under either test in the preceding sentence, such person may be eligible for relief from (or reduction to) any US income tax under a tax treaty.

        Persons who may be subject to U.S. federal income tax, including US Holders, should consult their own tax advisors regarding the consequences of the disposition of their CPILP units and the ownership and disposition of Atlantic Power common shares.

ATLANTIC POWER FINANCING

        Atlantic Power intends to finance the cash portion of the purchase price to complete the Plan of Arrangement by issuing up to approximately C$200.0 million of equity and up to approximately C$425.0 million of debt through public and private offerings. However, in the event that such financing is not available on terms satisfactory to Atlantic Power, Atlantic Power has also delivered to CPILP a copy of an executed letter evidencing the commitment of a Canadian chartered bank and another financial institution to structure, arrange, underwrite and syndicate a senior secured term loan facility in the amount of $625 million (the "Tranche B Facility") subject to the terms and conditions set forth therein. Advances under the Tranche B Facility may be made by way of Base Rate-based loans and LIBOR-based loans. Conditions precedent to funding under the Tranche B Facility include, without limitation, that there shall not have occurred a Material Adverse Effect (as defined in the Arrangement Agreement) in respect of Atlantic Power, CPILP, the General Partner and CPI Investments Inc. taken as a whole.

        Interest for any Base Rate-based loans will be charged at the Base Rate plus a spread and for any LIBOR-based loans, interest will be charged at a rate equal to LIBOR for the corresponding deposits of U.S. dollars plus a spread. The Tranche B Facility will mature on the seventh anniversary following the closing date of the Tranche B Facility. The lenders will be provided with certain collateral, including a first priority security interest in respect of 100% of the units of CPILP and 100% of the shares of the General Partner and any intercompany indebtedness owing by CPILP to Atlantic Power or the General Partner.

INFORMATION REGARDING ATLANTIC POWER

General

        Atlantic Power is an independent power producer, with power projects located in major markets in the United States. Its current portfolio consists of interests in 12 operational power generation projects across eight states, one wind project under construction in Idaho, a 500 kilovolt 84-mile electric transmission line located in California, and six development projects in five states. Atlantic Power's power generation projects in operation have an aggregate gross electric generation capacity of approximately 1,948 megawatts (or "MW") in which our ownership interest is approximately 871 MW. Atlantic Power's corporate strategy is to generate stable cash flows from Atlantic Power's existing assets and to make accretive acquisitions to sustain Atlantic Power's dividend payout to shareholders, which is currently paid monthly at an annual rate of C$1.094 per share. Atlantic Power's current portfolio consists of interests in 12 operational power generation projects across nine states, one 53 MW biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer with several projects under development.

        Atlantic Power sells the capacity and power from its projects under PPAs with a variety of utilities and other parties. Under the PPAs, which have expiration dates ranging from 2010 to 2037, Atlantic Power receives payments for electric energy sold to its customers (known as energy payments), in addition to payments for electric generation capacity (known as capacity payments). Atlantic Power also sells steam from a number of its projects under steam sales agreements to industrial purchasers. The transmission system rights owned by Atlantic Power in its power transmission project entitle it to payments indirectly from the utilities that make use of the transmission line.

        Atlantic Power's projects generally operate pursuant to long-term supply agreements, typically accompanied by fuel transportation arrangements. In most cases, the fuel supply and transportation arrangements correspond to the term of the relevant PPAs and most of the PPAs and steam sales agreements provide for the pass-through or indexing of fuel costs to Atlantic Power's customers.

        Atlantic Power partners with recognized leaders in the independent power business to operate and maintain its projects, including Caithness Energy LLC, Power Plant Management Services and the Western Area Power Administration. Under these operation, maintenance and management agreements, the operator is typically responsible for operations, maintenance and repair services.

        Atlantic Power completed its initial public offering on the TSX in November 2004. At the time of Atlantic Power's initial public offering, its publicly traded security was an income participating security, or an "IPS", each of which was comprised of one common share and C$5.767 principal amount of 11% subordinated notes due 2016. On November 27, 2009, Atlantic Power converted from the IPS structure to a traditional common share structure. In connection with the conversion, each IPS was exchanged for one new common share. Atlantic Power's common shares trade on the TSX under the symbol "ATP" and began trading on the NYSE under the symbol "AT" on July 23, 2010.

Trading Price and Volume

        The Atlantic Power common shares began trading on the TSX on December 2, 2009, under the trading symbol "ATP" and on the NYSE on July 23, 2010 under the trading symbol "AT". The following tables show the monthly range of high and low prices per Atlantic Power common share and the total volume of Atlantic Power common shares traded on the TSX and NYSE during the 12 month period before the date of this joint proxy statement. On                        , 2011, being the last day on which the Atlantic Power common shares traded prior to the date of this joint proxy statement, the

closing price of the Atlantic Power common shares on the TSX and NYSE was C$            and $            , respectively.

TSX Date	High		Low		Volume
July 2010	C$	13.39	C$	12.11	1,873,091
August 2010	C$	13.71	C$	13.00	2,290,914
September 2010	C$	14.47	C$	13.36	2,932,970
October 2010	C$	14.33	C$	13.38	3,761,300
November 2010	C$	14.39	C$	13.31	2,521,106
December 2011	C$	15.18	C$	14.12	2,685,937
January 2011	C$	15.43	C$	14.66	2,163,986
February 2011	C$	15.50	C$	14.96	1,752,812
March 2011	C$	15.25	C$	14.41	2,569,639
April 2011	C$	14.86	C$	13.82	2,126,241
May 2011	C$	15.13	C$	14.36	1,924,026
June 2011	C$	15.72	C$	14.51	4,854,845
July 1 - 19, 2011	C$	15.45	C$	14.54	1,649,100

NYSE Date	High	Low	Volume
July 2010	$12.97	$11.35	1,644,472
August 2010	$13.48	$12.30	3,633,804
September 2010	$14.00	$12.65	3,437,548
October 2010	$14.38	$13.26	9,451,920
November 2010	$14.00	$13.31	4,155,433
December 2011	$14.98	$13.90	4,227,202
January 2011	$15.40	$14.73	3,585,486
February 2011	$15.67	$15.15	2,893,679
March 2011	$15.75	$14.72	4,245,353
April 2011	$15.42	$14.33	4,064,445
May 2011	$15.62	$14.95	4,855,598
June 2011	$16.18	$14.87	15,174,606
July 1 - 19, 2011	$16.24	$15.10	4,171,500
        The 6.50% convertible secured debentures of Atlantic Power due October 31, 2014 (the "2006 Debentures") issued pursuant to the trust indenture dated as of October 11, 2006 between Atlantic Power and Computershare Trust Company of Canada as amended by a first supplemental indenture dated as of November 27, 2009 were listed for trading on the TSX on October 11, 2006, under the trading symbol "ATP.DB". The following table shows the range of high and low prices per C$100 principal amount of 2006 Debentures and total monthly volumes traded on the TSX during the 12 month period before the date of this joint proxy statement. On                                    , 2011, being the

last day on which the 2006 Debentures traded prior to the date of this joint proxy statement, the closing price of the 2006 Debentures on the TSX was C$            .

Date	High		Low		Volume
July 2010	C$	107.00	C$	103.30	3,200
August 2010	C$	111.00	C$	106.00	30,370
September 2010	C$	116.00	C$	108.25	39,800
October 2010	C$	115.00	C$	109.50	21,120
November 2010	C$	115.25	C$	109.00	19,550
December 2011	C$	121.00	C$	114.45	21,740
January 2011	C$	123.40	C$	118.92	41,570
February 2011	C$	124.00	C$	121.16	17,060
March 2011	C$	122.12	C$	118.60	17,230
April 2011	C$	120.35	C$	112.31	6,570
May 2011	C$	121.98	C$	113.82	20,750
June 2011	C$	124.48	C$	118.11	22,310
July 1 - 19, 2011	C$	124,13	C$	117.54	41,100

        The 6.25% convertible unsecured subordinated debentures of Atlantic Power due March 15, 2017 (the "2009 Debentures") issued pursuant to the trust indenture dated as of December 17, 2009 between Atlantic Power and Computershare Trust Company of Canada were listed for trading on the TSX on December 17, 2009, under the trading symbol "ATP.DB.A". The following table shows the monthly range of high and low prices per C$100 principal amount of 2009 Debentures and total monthly volumes traded on the TSX during the 12 month period before the date of this joint proxy statement. On            , 2011, being the last day on which the 2009 Debentures traded prior to the date of this joint proxy statement, the closing price of the 2009 Debentures on the TSX was C$            .

Date	High		Low		Volume
July 2010	C$	105.49	C$	101.99	42,510
August 2010	C$	108.99	C$	104.51	44,290
September 2010	C$	114.99	C$	105.17	45,200
October 2010	C$	111.00	C$	106.15	40,100
November 2010	C$	110.02	C$	105.50	18,790
December 2011	C$	115.50	C$	108.86	66,480
January 2011	C$	117.75	C$	113.21	47,490
February 2011	C$	119.00	C$	108.92	37,020
March 2011	C$	116.88	C$	113.80	17,260
April 2011	C$	114.00	C$	107.45	19,116
May 2011	C$	117.00	C$	112.00	33,330
June 2011	C$	120.01	C$	113.00	75,480
July 1 - 19, 2011	C$	118.50	C$	112.18	6,750

Prior Sales

        During the 12 month period before the date of this joint proxy statement, Atlantic Power issued 8,129,585 common shares (including all common shares issued under compensation plans and all securities convertible into common shares).

Description of Common Shares

        The following summary description sets forth some of the general terms and provisions of the Atlantic Power common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the Atlantic Power common shares, please refer to the provisions of Atlantic Power's articles.

        Atlantic Power's articles authorize an unlimited number of common shares. At the close of business on            , 2011,             Atlantic Power common shares were issued and outstanding. the Atlantic Power common shares are listed on the TSX under the symbol "ATP" and began trading on the NYSE under the symbol "AT" on July 23, 2010. Holders of Atlantic Power common shares are entitled to receive dividends as and when declared by Atlantic Power's board of directors and are entitled to one vote per Atlantic Power common share on all matters to be voted on at meetings of shareholders. Atlantic Power is limited in its ability to pay dividends on its common shares by restrictions under the BCBCA, relating to Atlantic Power's solvency before and after the payment of a dividend. Holders of Atlantic Power common shares have no pre-emptive, conversion or redemption rights and are not subject to further assessment by Atlantic Power.

        Upon Atlantic Power's voluntary or involuntary liquidation, dissolution or winding up, the holders of Atlantic Power common shares are entitled to share ratably in the remaining assets available for distribution, after payment of liabilities.

        Holders of Atlantic Power common shares will have one vote for each common share held at meetings of common shareholders.

        Pursuant to Atlantic Power's articles and the provisions of the BCBCA, certain actions that may be proposed by Atlantic Power require the approval of its shareholders. Atlantic Power may, by special resolution and subject to its articles, increase its authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. Atlantic Power may, by special resolution, alter its articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of its shares. Atlantic Power may also, by special resolution, alter its articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the BCBCA and Atlantic Power's articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by not less than two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of Atlantic Power common shares of the Corporation as of July 19, 2011 with respect to:

  •
  each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Exchange Act) who is known to Atlantic Power to be the beneficial owner of more than 5% of the outstanding Common Shares (none as of July 19, 2011);

  •
  each of the Directors of Atlantic Power;

  •
  each of the named executive officers of Atlantic Power; and

  •
  all of the Directors and the named executive officers of Atlantic Power as a group.

        The address of each beneficial owner listed in the following table is c/o Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, MA 02116.

        Except as otherwise indicated in the footnotes to the following table, Atlantic Power believes, based on the information provided to it, that the persons named in the following table have sole voting and investment power with respect to the shares they beneficially own, subject to applicable community property laws.

Owner	Number of Common Shares beneficially owned		Percentage of Common Shares beneficially owned(1)
Directors and named executive officers			*
Irving R. Gerstein	10,400		*
Kenneth M. Hartwick	57,485	(2)	*
John A. McNeil	12,500		*
R. Foster Duncan	—		*
Holli Nichols(3)	2,550	(2)	*
Barry E. Welch	223,105		*
Paul H. Rapisarda	40,009		*
William B. Daniels	11,173		*
John J. Hulburt	6,143		*
All directors and named executive officers as a group (9 persons)	363,365.01

Notes:

*
Less than l%.

(1)
The applicable percentage ownership is based on 68,639,654 common shares issued and outstanding as of June 30, 2011.

(2)
Common Shares beneficially owned include units held in the Corporation's Deferred Share Unit Plan of 55,485 for Ken Hartwick and 2,550 for Holli Nichols.

(3)
Joined Board in June 2010.

Risk Factors

        The business and operations of Atlantic Power are subject to risks. In addition to considering the other information in this joint proxy statement, CPILP unitholders should consider carefully the factors set forth in the Annual Report on Form 10-K of Atlantic Power for the fiscal year ended December 31, 2010, which is incorporated by reference herein.

INFORMATION REGARDING CPILP

        The information concerning CPILP contained in this joint proxy statement has been provided by CPILP. Although Atlantic Power has no knowledge that would indicate that any of such information is untrue or incomplete, Atlantic Power does not assume any responsibility for the accuracy or completeness of such information or the failure by CPILP to disclose events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to Atlantic Power.

Presentation of Information

        The information contained herein provides material information about the business, operations and capital of CPILP. Any reference to CPILP means Capital Power Income L.P. and its subsidiaries on a consolidated basis, except where otherwise noted or where the context otherwise dictates. All financial information with respect to CPILP is presented in Canadian dollars unless otherwise stated.

General

        CPILP (formerly known as EPCOR Power L.P. and prior thereto, TransCanada Power, L.P.) was formed pursuant to a limited partnership agreement dated as of March 27, 1997 and as amended and restated June 6, 1997 and as amended September 29, 1998, March 26, 2004, April 29, 2004 and August 31, 2005 and as amended and restated July 1, 2009, October 1, 2009 and November 4, 2009 among the general partner of CPILP (CPI Income Services Ltd., formerly known as TransCanada Power Services Ltd.), the initial limited partner and each person who is admitted to CPILP as a limited partner in accordance with the terms of the limited partnership agreement. On March 27, 1997, CPILP was registered as a limited partnership under the laws of the Province of Ontario and was registered or extra-provincially registered, as the case may be, in all other provinces of Canada. The head office of CPILP is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1. The registered office of CPILP is 200 University Avenue, Toronto, Ontario, M5H 3C6.

        CPILP is only permitted to carry on activities that are directly or indirectly related to the energy supply industry and to hold investments in other entities which are primarily engaged in such industry. CPILP's portfolio consists of 19 wholly-owned power generation assets located in both Canada (in the provinces of British Columbia and Ontario) and in the United States (in the states of California, Colorado, Illinois, New Jersey, New York and North Carolina), a 50.15% interest in a power generation asset in Washington State (collectively the power plants), and a 14.3% common equity interest in Primary Energy Recycling Holdings LLC.

        The general partner of CPILP is responsible for the management of CPILP. The General Partner has engaged the Managers, both subsidiaries of Capital Power, to perform management and administrative services for CPILP and to operate and maintain the power plants pursuant to certain management and operations agreements.

        For further information regarding CPILP, its subsidiaries and their respective business activities, including CPILP's inter-corporate relationships and organizational structure, see "Additional Information Regarding CPILP" beginning on Schedule I-81.

Recent Developments

Termination of Dividend Reinvestment Plan

        CPILP terminated its Premium Distribution and Distribution Reinvestment Plan effective June 30, 2011.

Power Purchase Agreements Finalized for the North Carolina Plants

        In June 2011, CPILP executed final power purchase agreements with Progress Energy for CPILP's Southport and Roxboro facilities. The final power purchase agreements, which expire in 2021, replace the interim power purchase agreements that were effective April 1, 2011 and contain terms that are generally consistent with the interim power purchase agreements.

Power Purchase Agreement Amendment for the Calstock Plant

        The power purchase agreement for CPILP's Calstock facility was amended effective May 1, 2011 to increase the price for power delivered during peak power demand periods and to reduce the power the power purchase agreement counterparty is required to purchase during periods of low power demand.

Additional Information Relating to CPILP

        The following documents, which have been filed by CPILP with the Canadian Securities Administrators, are specifically attached as schedules to and form an integral part of this joint proxy statement:

  •
  the annual information form of CPILP dated March 11, 2011 and attached as Schedule I;

  •
  the management's discussion and analysis of CPILP for the year ended December 31, 2010 and attached as Schedule II;

  •
  the management's discussion and analysis of CPILP for the three months ended March 31, 2011 and attached as Schedule III;

  •
  the audited consolidated financial statements of CPILP as at and for the years ended December 31, 2010, 2009 and 2008, together with the notes thereto and the auditors' report thereon and attached as Schedule IV; and

  •
  the unaudited condensed interim financial statements of CPILP as at and for the three month period ended March 31, 2011, together with the notes thereto and attached as Schedule V.

Price Range and Trading Volume of CPILP Units

        The CPILP units are listed and trade on the TSX under the trading symbol "CPA.UN". The following table sets forth the price range and trading volume of the CPILP units as reported by the TSX for the periods indicated.

Month	High ($)	Low ($)	Close ($)	Volume Traded
2010
June	16.59	15.38	16.30	1,834,995
July	17.90	16.03	17.68	1,470,997
August	18.01	16.96	18.01	1,275,618
September	18.85	17.65	18.75	1,433,610
October	19.02	17.81	18.33	1,395,389
November	18.54	17.75	17.91	1,497,626
December	18.10	17.11	17.95	1,566,002
2011
January	19.83	17.65	19.60	1,495,356
February	20.70	19.15	20.17	1,453,180
March	21.22	17.87	20.90	2,092,101
April	20.49	19.25	19.26	1,295,173
May	19.80	18.28	19.80	1,458,674
June	19.77	18.63	19.00	4,174,124
July (to July 19)	19.50	18.94	19.47	1,586,822

        On June 17, 2011, the last trading day on which the CPILP units traded prior to the announcement of entering into the Arrangement Agreement, the closing price of the CPILP units on the TSX was $18.63. On                        , 2011, the last trading day on which the CPILP units traded prior to mailing this joint proxy statement, the closing price of the CPILP units on the TSX was $            .

Dividend History

Distributions of CPILP

        The following table sets forth the cash distributions declared (on a per unit basis) in respect of the CPILP units during the prior two years:

	2011 (to July 19)	2010	2009
Cash distributions per CPILP unit	$1.0266	$1.76	$1.95

        Prior to October 1, 2009, CPILP distributed cash to its limited partners on a quarterly basis. Commencing after September 30, 2009, CPILP distributes cash to its limited partners on a monthly basis in accordance with the requirements of the limited partnership agreement and subject to the approval of the board of directors of the general partner of CPILP. Cash distributions are determined after considering cash amounts required for the operations of CPILP and the power plants, including maintenance capital expenditures, debt repayments, and financing charges, and any cash retained at the discretion of the general partner of CPILP to satisfy anticipated obligations or to normalize monthly distributions.

Dividends of Subsidiary (CPI Preferred Equity Ltd.)

        Dividends are also declared in respect of preferred shares issued by CPI Preferred Equity Ltd., which is a wholly-owned subsidiary of CPILP. Cash dividends per share declared by CPI Preferred Equity Ltd. in respect of its Cumulative Redeemable Preferred Shares, Series 1, and its Cumulative Rate Reset Preferred Shares, Series 2 during the prior two years are set forth in the following table:

	2011 (to July 19)	2010	2009
Cash distributions per Series 1 Preferred Share	$0.60625	$1.2125	$1.2125
Cash distributions per Series 2 Preferred Share	$0.875	$1.75	$0.28288	(1)

Note:

(1)
Represents the period from November 2, 2009 to December 31, 2009.

Voting Securities and Principal Holders of Voting Securities

        The authorized capital of CPILP consists of an unlimited number of CPILP units and an unlimited number of subscription receipts exchangeable into CPILP units. As at the date hereof, CPILP had outstanding 56,597,899 CPILP Units, each of which carries the right to one vote on all matters that may come before the CPILP special meeting. To the knowledge of the directors and executive officers of the general partner of CPILP, the only persons or companies beneficially owning, directly or indirectly, or controlling or directing securities carrying 10% or more of the voting rights attached to any class of outstanding voting securities of CPILP is set forth in the following table:

Shareholder	Type of Ownership	Number of Shares	(%)
CPI Investments Inc.(1)	Direct & Indirect	16,513,504	29.18%

Note:

(1)
CPI Investments holds 16,511,104 CPILP units and all of the issued and outstanding shares of the General Partner, which holds 2,400 CPILP units. Capital Power, indirectly through Capital Power L.P., holds a 49% voting interest and 100% economic interest in CPI Investments and EPCOR holds the remaining 51% voting interest in CPI Investments.

Ownership of CPILP Securities by Directors, Officers and Insiders

        To the knowledge of CPILP, after reasonable inquiry, the following table indicates, as of the date hereof, the number of CPILP units beneficially owned, directly or indirectly, or over which control or direction is exercised, by: (i) each director and officer of CPILP; (ii) each associate or affiliate of an insider of CPILP; (iii) each associate or affiliate of CPILP; (iv) each insider of CPILP (other than a director or officer of CPILP; and (v) each person acting jointly or in concert with CPILP:

Name	Position with CPILP	CPILP Units	Maximum Amount of Potential Cash Consideration
Graham L. Brown	Director	—	n/a
Brian A. Felesky	Director (Independent)	5,640	$109,416
Allen R. Hagerman	Director (Independent)	17,702	$343,419
Francois L. Poirier	Director (Independent)	3,100	$60,140
Brian T. Vaasjo	Chairman and Director	7,400	$143,560
Rodney D. Wimer	Director (Independent)	—	n/a
James Oosterbaan	Director	—	n/a
Stuart A. Lee	Director and President	3,536	$68,598
B. Kathryn Chisholm	General Counsel and Corporate Secretary	915	$17,751
Peter D. Johanson	Controller	400	$7,760
Leah M. Fitzgerald	Assistant Corporate Secretary	—	n/a
Anthony Scozzafava	Chief Financial Officer	2,050	$39,770
Yale Loh	Vice President, Treasurer	—	n/a
Capital Power Corporation(1)	Unitholder	16,513,504	$320,361,978

(1)
Capital Power indirectly owns 49% of the voting interests and all of the economic interests in CPI Investments. EPCOR owns the remaining 51% voting interest in CPI Investments. CPI Investments owns 16,513,504 CPILP units. Under the Plan of Arrangement, Atlantic Power will acquire all of the outstanding shares of CPI Investments on effectively the same basis as the acquisition of CPILP units under the Plan of Arrangement.

Indebtedness of Directors and Executive Officers

        No executive officers, directors, employees or former executive officers, directors or employees of CPILP or any of its subsidiaries, nor any associate of any one of them, is currently or will be indebted to CPILP, the general partner of CPILP or any of its subsidiaries upon completion of the Plan of Arrangement.

Risk Factors

        An investment in CPILP units or other securities of CPILP is subject to certain risks. The transactions contemplated by the Arrangement Agreement and the Plan of Arrangement are also subject to certain risks. Investors should carefully consider the risk factors described under the heading "Risk Factors" beginning on Schedule I-26 and "Business Risks" beginning on Schedule II-34, as well as the risk factors set forth elsewhere in this joint proxy statement.

Auditors, Transfer Agent and Registrar

        The auditors of CPILP are KPMG LLP, Independent Registered Chartered Accountants, Calgary, Alberta. CPILP's transfer agent and registrar is Computershare Trust Company of Canada at its principal offices in Calgary and Toronto.

Selected Historical Consolidated Financial Data of CPILP

        The following table presents selected consolidated financial information for CPILP. The selected historical financial data as of, and for the years ended, December 31, 2010, 2009 and 2008 has been derived from CPILP's audited consolidated financial statements for those periods appearing elsewhere in this joint proxy statement. The selected historical financial data as of, and for the years ended, December 31, 2007 and 2006 has been derived from the audited consolidated financial statements of CPILP not appearing in this joint proxy statement. The selected historical financial data as of, and for the periods ended, March 31, 2011 and 2010 are derived from CPILP's unaudited consolidated financial statements for those periods appearing elsewhere in this joint proxy statement.

        Data for all periods presented below have been prepared under Canadian generally accepted accounting principles and are reported in Canadian dollars. You should read the following selected consolidated financial data together with CPILP's consolidated financial statements and the notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" for CPILP included elsewhere in this joint proxy statement.

	Year Ended December 31,					Three months ended March 31,
(in thousands of Canadian dollars, except as otherwise stated)	2010	2009	2008	2007	2006	2011(a)(b)	2010(a)
	$	$	$	$	$	$	$
Revenue	$532,377	$586,491	$499,267	$549,872	$326,900	$131,233	$144,157
Depreciation, amortization and accretion	$98,227	$93,249	$88,313	$85,553	$65,200	$23,026	$23,516
Financial charges and other, net	$40,179	$46,462	$94,836	$8,574	$42,200	$10,810	$11,010
Net income before tax and preferred share Dividends	$35,224	$56,812	$(91,918)	$108,953	$67,400	$12,078	$12,372
Net income (loss) attributable to equity holders of CPILP	$30,500	$57,553	$(67,893)	$30,816	$62,121	$8,411	$14,329
Basic and diluted earning (loss) per unit, C$	$0.55	$1.07	$(1.26)	$0.59	$1.28	$0.15	$0.26
Distributions declared per unit, C$	$1.76	$1.95	$2.52	$2.52	$2.52	$0.44	$0.44
Total assets	$1,583,910	$1,668,057	$1,809,225	$1,852,573	$1,883,400	$1,468,500	$1,618,408
Total long-term liabilities	$874,190	$853,314	$935,248	$730,940	$757,800	$809,087	$846,508
Operating margin	$187,567	$211,680	$111,446	$216,188	$185,900	$50,104	$50,855

(a)
Unaudited

(b)
Results for 2011 have been prepared using International Financial Reporting Standards.

        Under U.S. GAAP, the following differences are noted:

	Years Ended December 31,
(in thousands of Canadian dollars, except as otherwise stated)	2010	2009
Revenue	$532,377	$586,491
Depreciation, amortization and accretion	$98,277	$93,249
Financial charges and other, net	$40,129	$46,462
Net income before tax and preferred share dividends	$39,179	$54,753
Net income (loss) attributable to equity holders of CPILP	$34,455	$55,529
Basic and diluted earning (loss) per unit, C$	$0.63	$1.03
Distributions declared per unit, C$	$1.76	$1.95
Total assets	$1,588,352	$1,673,059
Total long-term liabilities	$878,632	$858,317
Operating margin	$191,530	$209,621

INFORMATION REGARDING THE COMBINED COMPANY

General

        On completion of the Plan of Arrangement, Atlantic Power will continue to be a corporation governed by the laws of the Province of British Columbia and CPILP will continue to be a limited partnership governed by the laws of the Province of Ontario. After the Effective Date, Atlantic Power will directly or indirectly own all of the outstanding CPILP units.

        Upon completion of the Plan of Arrangement, CPILP's operations will be managed and operated as a subsidiary of Atlantic Power.

Directors and Executive Officers of the Combined Company

        Following completion of Plan of Arrangement, it is anticipated that the senior management and the board of directors of the Combined Company will initially be comprised of the existing senior management and board of directors of Atlantic Power.

ATLANTIC POWER AND CPILP UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined statements of income (which we refer to as the pro forma financial statements) combine the historical consolidated financial statements of Atlantic Power and CPILP to illustrate the effect of the Plan of Arrangement. The pro forma financial statements were based on and should be read in conjunction with the:

  •
  accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

  •
  consolidated financial statements of Atlantic Power for the year ended December 31, 2010 and for the three months ended March 31, 2011 and the notes relating thereto, incorporated herein by reference; and

  •
  consolidated financial statements of CPILP for the year ended December 31, 2010 and for the three months ended March 31, 2011 and the notes relating thereto, elsewhere in this joint proxy statement.

        The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to Plan of Arrangement, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined consolidated statement of operations (which we refer to as the pro forma statement of operations), expected to have a continuing impact on the combined results. The pro forma statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011, give effect to the Plan of Arrangement as if it occurred on January 1, 2010. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of March 31, 2011, gives effect to the Plan of Arrangement as if it occurred on March 31, 2011.

        As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the SEC. Atlantic Power has been treated as the acquirer in the transaction for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma financial statements are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

        The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations and financial position would have been had the transaction been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2011
(in thousands, except per share data)

	Atlantic Power Historical (unaudited)(a)	CPILP Historical (unaudited)(a)(1)	Pro Forma Adjustments(b)		Pro Forma Combined
Project revenue:	$53,665	$128,332	$(8,873	)(d)	$173,124
Project expenses:
Fuel	17,068	72,137	(6,294	)(d)	82,911
Operations and maintenance	11,072	7,368	(4,992	)(d)	13,448
Depreciation and amortization	10,879	23,026	8,566	(c),(d),(e)	42,471

	39,019	102,531	(2,720)		138,830
Project other income (expense):
Change in fair value of derivative instruments	3,561	(472)	(7)		3,082
Equity in earnings of unconsolidated affiliates	1,311	—	—		1,311
Interest expense, net	(4,647)	—	—		(4,647)
Other expense, net	(2)	—	—		(2)

	223	(472)	(7)		(256)

Project income	14,869	25,329	(6,160)		34,038
Administrative and other expenses (income):
Administration	4,054	5,342	(238	)(d)	9,158
Interest expense, net	3,968	10,814	6,652	(c),(f)	21,434
Foreign exchange gain	(658)	(2,905)	(42)		(3,605)

	7,364	13,251	6,372		26,987

Income (loss) from operations before income taxes	7,505	12,078	(12,532)		7,051
Income tax expense (benefit)	1,523	140	(6,481	)(e),(i)	(4,818)

Net income (loss)	5,982	11,938	(6,051)		11,869
Net (loss) income attributable to noncontrolling interest	(154)	3,527	52		3,425

Net income (loss) attributable to Atlantic Power Corporation/CPILP	$6,136	$8,411	$(6,103)		$8,444

Net income (loss) per share attributable to Atlantic Power Corporation shareholders / CPILP unitholders:
Basic	$0.09	$0.15	$(0.16)		$0.08
Diluted	$0.09	$0.15	$(0.16)		$0.08

(1)
The CPILP historical results are in recorded in Canadian dollars and are in accordance with IFRS.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010
(in thousands, except per share data)

	Atlantic Power Historical (unaudited)(a)	CPILP Historical (unaudited)(a)(1)	Pro Forma Adjustments(b)		Pro Forma Combined
Project revenue:	$195,256	$524,569	$(49,840	)(d)	$669,985
Project expenses:
Fuel	65,553	219,218	(27,387	)(c),(d)	257,384
Operations and maintenance	31,237	114,164	(18,908	)(d)	126,493
Depreciation and amortization	40,387	98,277	28,604	(d),(e)	167,268

	137,177	431,659	(17,691)		551,145
Project other income (expense):
Change in fair value of derivative instruments	(14,047)	(11,421)	468		(25,000)
Equity in earnings of unconsolidated affiliates	15,288	—	—		15,288
Interest expense, net	(17,660)	—	—		(17,660)
Other expense, net	219	—	—		219

	(16,200)	(11,421)	468		(27,153)

Project income	41,879	81,489	(31,681)		91,687
Administrative and other expenses (income):
Administration	16,149	13,945	(2,292	)(d)	27,802
Interest expense, net	11,701	40,129	26,771	(d),(f)	78,601
Foreign exchange gain	(1,014)	(7,808)	234	(c)	(8,588)
Other (income)	(26)	—	(1,121	)(d)	(1,147)

	26,810	46,266	23,592		96,668

Income (loss) from operations before income taxes	15,069	35,223	(55,273)		(4,981)
Income tax expense (benefit)	18,924	(9,384)	(25,656	)(e),(i)	(16,116)

Net income (loss)	(3,855)	44,607	(29,617)		11,135
Net (loss) income attributable to noncontrolling interest	(103)	14,107	(407)		13,597

Net income (loss) attributable to Atlantic Power Corporation/CP	$(3,752)	$30,500	$(29,210)		$(2,462)

Net income (loss) per share attributable to Atlantic Power Corporation shareholders/CPILP unitholders:
Basic	$(0.06)	$0.55	$(0.51)		$(0.02)
Diluted	$(0.06)	$0.55	$(0.51)		$(0.02)

(1)
The CPILP historical results are in recorded in Canadian dollars and are in accordance with Canadian GAAP.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET

As of March 31, 2011
(in thousands)

	Atlantic Power Historical (unaudited)(a)	CPILP Historical (unaudited)(a)(1)	Pro Forma Adjustments(b)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$28,258	$—	$88,064	(d),(f)	$116,322
Restricted cash	23,268	—	—		23,268
Accounts receivable	19,781	51,364	(1,581	)(d)	69,564
Note receivable—related party	17,671	—	—		17,671
Current portion of derivative instruments asset	9,340	10,859	315		20,514
Prepayments, supplies, and other	8,583	22,259	(6,470	)(d)	24,372
Refundable income taxes	2,079	—	—		2,079

Total current assets	108,980	84,482	80,328		273,790
Property, plant, and equipment, net	284,018	936,621	30,553	(c),(d),(e)	1,251,192
Transmission system rights	186,171	—	—		186,171
Equity investments in unconsolidated affiliates	294,231	30,001	871		325,103
Other intangible assets, net	82,933	277,653	351,065	(c),(e)	711,651
Goodwill	12,453	42,733	422,776	(c),(h)	477,962
Derivative instruments asset	22,461	32,874	954		56,289
Deferred income taxes	—	24,858	19,991	(c),(i)	44,849
Other assets	16,554	39,278	7,668	(c),(f)	63,500

Total assets	$1,007,801	$1,468,500	$914,206		$3,390,507

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	$22,857	$58,420	$23,876	(c),(d),(g)	$105,153
Current portion of long-term debt	24,394	—	—		24,394
Current portion of derivative instruments liability	8,940	22,203	644		31,787
Interest payable on convertible debentures	3,759	—	—		3,759
Dividends payable	6,430	—	—		6,430
Other current liabilities	124	4,133	120		4,377

Total current liabilities	66,504	84,756	24,640		175,900
Long-term debt	240,692	660,996	448,628	(c),(f)	1,350,316
Convertible debentures	210,005	—	—		210,005
Derivative instruments liability	20,214	74,363	2,158		96,735
Deferred income taxes	31,632	16,298	125,159	(c),(i)	173,089
Other non-current liabilities	1,949	57,430	(23,804	)(c),(d)	35,575
Equity
Common shares	642,453	354,403	319,215	(f),(j)	1,316,071
Accumulated other comprehensive loss	527	—	—		527
Retained deficit	(209,528)	—	18,904	(g),(i)	(190,624)

Total shareholders' equity	433,452	354,403	338,119		1,125,974

Noncontrolling interest	3,353	220,254	(694	)(c)	222,913

Total equity	436,805	574,657	337,425		1,348,887

Total liabilities and equity	$1,007,801	$1,468,500	$914,206		$3,390,507

(1)
The CPILP historical results are in recorded in Canadian dollars and are in accordance with IFRS

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Transaction

        On June 20, 2011, Atlantic Power, CPILP, the General Partner and CPI Investments entered into the Arrangement Agreement, which provides that Atlantic Power will acquire, directly or indirectly, all of the issued and outstanding CPILP units pursuant to a court-approved statutory Plan of Arrangement under the CBCA. Under the terms of the Plan of Arrangement, CPILP unitholders will be permitted to exchange each of their CPILP units for, at their election, C$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections will be subject to proration if total cash elections exceed approximately C$506.5 million and all share elections will be subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares.

        Pursuant to the Plan of Arrangement, CPILP will sell its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power, for approximately C$121.0 million. Additionally, in connection with the Plan of Arrangement, the management agreements between certain subsidiaries of Capital Power and CPILP and certain subsidiaries of CPILP will be terminated (or assigned to Atlantic Power) in consideration of a payment of C$10 million. Atlantic Power will assume the management of CPILP and enter into a transitional services agreement with Capital Power for a term of up to 12 months following closing, which will facilitate the integration of CPILP into Atlantic Power.

Note 2. Basis of Pro Forma Presentation

        The pro forma financial statements were derived from historical consolidated financial statements of Atlantic Power and CPILP. Certain reclassifications have been made to the historical financial statements of CPILP to conform with Atlantic Power's presentation. This resulted in income statement adjustments to operating revenues, operating expenses, other income and deductions and balance sheet adjustments to current assets, long term assets, current liabilities and other long term liabilities.

        The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria.

  •
  Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the transaction with CPILP. The timing and effect of actions associated with integration are currently uncertain.

  •
  A fair value adjustment for CPILP's pension and other postretirement benefit obligations. Atlantic Power management believes the actuarial assumptions and methods used to measure CPILP's obligations and costs for financial accounting purposes for 2010 and 2011 are appropriate in the circumstances. The final fair value determination of the pension and postretirement benefit obligations may differ materially, largely due to potential changes in discount rates, return on plan assets up to the date of completion of the transaction and the conforming of certain Atlantic Power and CPILP assumptions surrounding the determination of these obligations.

        The pro forma financial statements were prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. Atlantic Power has been treated as the acquirer in the transaction for accounting purposes. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. In

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Basis of Pro Forma Presentation (Continued)

addition, acquisition accounting establishes that the consideration transferred be measured at the closing date of the transaction at the then-current market price. Since acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement, the pro forma financial statements are preliminary and have been prepared solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

Note 3. Significant Accounting Policies

        Based upon Atlantic Power's initial review of CPILP's summary of significant accounting policies, as disclosed in the CPILP consolidated historical financial statements elsewhere in this joint proxy statement, as well as on preliminary discussions with CPILP's management, the pro forma combined consolidated financial statements assume there will be significant adjustments necessary to conform CPILP's accounting policies under International Financial Reporting Standards ("IFRS") to Atlantic Power's accounting policies under US GAAP. Upon completion of the transaction and a more comprehensive comparison and assessment, differences may be identified that would necessitate changes to CPILP's future accounting policies and such changes could result in material differences in future reported results of operations and financial position for CPILP as compared to historically reported amounts.

Note 4. Estimated Purchase Price and Preliminary Purchase Price Allocation

        Atlantic Power is proposing to acquire all of the outstanding units of CPILP for a combination of either C$19.40 in cash or 1.3 Atlantic Power shares per CPILP unit. The purchase price for the business combination is estimated as follows (in thousands except conversion ratio and share price):

Fair value of consideration transferred:
Cash	$521,632
Equity	483,718

Total estimated purchase price	1,005,350
Preliminary purchase price allocation
Working capital	$(4,320)
Property, plant and equipment	967,174
Intangibles	628,718
Other long-term assets	135,689
Long-term debt	(684,624)
Other long-term liabilites	(110,147)
Deferred tax liability	(173,089)
Noncontrolling interest	(219,560)

Total identifiable net assets	539,841
Goodwill	465,509

Total estimated purchase price	1,005,350

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Estimated Purchase Price and Preliminary Purchase Price Allocation (Continued)

        The preliminary purchase price was computed using CPILP's outstanding units as of June 30, 2011, adjusted for the exchange ratio. The preliminary purchase price reflects the market value of Atlantic Power's common stock to be issued in connection with the transaction based on the closing price of Atlantic Power's common stock on June 30, 2011.

        The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of CPILP's assets and liabilities at the time of the completion of the transaction. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet primarily because power market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the transaction compared to the amounts assumed in the pro forma adjustments.

Note 5. Pro Forma Adjustments to Financial Statements

        The pro forma adjustments included in the pro forma financial statements are as follows:

  (a)
  Atlantic Power and CPILP historical presentation—Based on the amounts reported in the consolidated statements of operations and balance sheets of Atlantic Power and CPILP for the year ended December 31, 2010 and for the three months ended and as of March 31, 2011. Certain financial statement line items included in CPILP's historical presentation have been reclassified to corresponding line items included in Atlantic Power's historical presentation. These reclassifications had no impact on the historical operating income, net income from continuing operations or partners' equity reported by CPILP. The adjustments to total assets and liabilities were not material to CPILP's balance sheet.

  (b)
  CPILP conversion to US dollars—Based on the amounts reported in the historical consolidated statements of operations of CPILP for the year ended December 31, 2010 and for the three months ended March 31, 2011, the amounts have been converted from Canadian dollars to US dollars using average exchange rates for the applicable periods. For the historical consolidated balance sheet as of March 31, 2011, the amounts have been converted from Canadian dollars to US dollars using ending exchange rates for that period. The adjustments to total assets, total liabilities, revenues and expenses were not material to CPILP's consolidated balance sheet and income statements.

  (c)
  CPILP conversion to US GAAP—Based on the amounts reported in the consolidated statements of operations and balance sheets of CPILP for the year ended December 31, 2010 and for the three months ended and as of March 31, 2011. Certain financial statement line items included in CPILP's historical presentation have been reclassified or adjusted to confirm to US GAAP presentation. For the three months ended March 31, 2011, the CPILP statements conform to the IFRS and for the year ended December 31, 2010 the CPILP statements conform to Canadian GAAP. The adjustments to total assets, total liabilities, revenues and expenses were not material to CPILP's consolidated balance sheet and income statements.

  (d)
  CPILP exclusion of the North Carolina Plants—CPILP will sell its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power. Based on the amounts

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Pro Forma Adjustments to Financial Statements (Continued)

    reported in the historical consolidated statements of operations and balance sheets of CPILP for the year ended December 31, 2010 and for the three months ended and as of March 31, 2011, the following amounts have been excluded from the unaudited pro forma condensed combined consolidated financial statements:

	Three months ended March 31, 2011	Year ended December 31, 2010
Project revenue	$10,755	$34,726
Project expenses
Fuel	7,352	24,816
Project operations and maintenance	5,100	15,916
Depreciation and amortization	2,338	8,936

	14,790	49,668

Project income	(4,035)	(14,942)
Administration	474	3,438

Net loss	$(4,509)	$(18,380)

As of March 31, 2011
Assets
Current assets:
Accounts receivable	$3,071
Prepayments, supplies, and other	7,116

Total current assets	10,187
Property, plant, and equipment, net	103,941

Total assets	$114,128

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	$5,774
Other non-current liabilities	5,459
Equity
Retained earnings	102,895

Total liabilities and equity	$114,128

  (e)
  Power Purchase Agreements and Plants—The pro forma balance sheet includes pro forma adjustments to reflect the fair value of CPILP's power contracts (including those designated as "normal purchases normal sales") recorded to intangible assets and additional fair value of plants in the amounts of $343.0 million and $68.3 million, respectively. The pro forma statements of operations include pro forma adjustments to reflect the increase in expense resulting from the amortization of the valuation adjustment related to CPILP's intangibles and

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Pro Forma Adjustments to Financial Statements (Continued)

    the depreciation of the plants of $10.1 million and $40.4 million for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively. The pro forma estimated annual amortization for the power contracts is $38.1 million based on the timing and fair value of the underlying contracts. This estimate is preliminary, subject to change and could vary materially from the actual adjustments at the time the transaction is completed, driven by various factors including changes in energy commodity prices and fuel prices.

  (f)
  Debt and Equity issuance—The pro forma balance sheet includes a pro forma adjustment of $425.0 million to reflect Atlantic Power's proceeds from third-party debt and proceeds of $200.0 million from the issuance of 13.1 million common shares. The assumptions for the $425.0 million debt facility would include a term of 5 years at 6.00% per annum. The proceeds from the debt and equity offering will be used to pay the CPILP unitholders the cash portion of the purchase price. The debt and equity amounts are offset by $11.7 million and $10.1 million of transaction costs classified as deferred financing costs and a reduction of common stock, respectively. The pro forma statements of operations include pro forma adjustments to reflect the net incremental interest expense resulting from the new debt and amortization of deferred financing costs of $7.0 million and $27.8 million for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively.

  (g)
  Transaction Costs—The pro forma balance sheet includes a pro forma adjustment to accounts payable and accrued liabilities to reflect estimated transaction costs of $25.7 million. The transaction costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

  (h)
  Goodwill—The pro forma balance sheet includes a preliminary estimate of the allocation of the excess of the purchase price paid over the fair value of CPILP's identifiable assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Atlantic Power's common stock on the NYSE on June 30, 2011, is $1,005.0 million, and the excess purchase price over the fair value of the identifiable net assets acquired is $465.5 million.

  (i)
  Deferred Tax Assets and Liabilities: The pro forma balance sheet includes a preliminary estimated deferred tax asset impact of $40.6 million to deferred tax liabilities. This adjustment reflect the estimated deferred tax impacts of the acquisition on the balance sheet, primarily related to the reversal of the Atlantic Power's valuation allowance associated with its Canadian accumulated net operating losses as of June 30, 2011. For purposes of the unaudited pro forma condensed combined consolidated financial statements, deferred taxes are provided at the Canadian enacted statutory rate of 25%. This rate does not reflect Atlantic Power's effective tax rate, which includes other tax items, such as non-deductible items, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. When the transaction is completed and additional information becomes available, it is likely the applicable income tax rate will change.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Pro Forma Adjustments to Financial Statements (Continued)

    The $125,159 deferred tax liability adjustment reflects the estimated deferred tax liability impact of the acquisition on the balance sheet, primarily related to estimated fair value adjustments for acquired tangible and intangible assets. For purposes of the unaudited pro forma condensed combined consolidated financial information, deferred taxes are provided at Atlantic Power's deferred tax rate of 33%, which includes the U.S. federal statutory income tax rate plus the Canadian statutory income tax rate. This rate does not reflect Atlantic Power's effective tax rate, which includes other tax items, such as state taxes, as well as other tax charges or benefits and does not take into account any historical or possible future tax events that may impact the combined company. When the transaction is completed and additional information becomes available, it is likely the applicable income tax rate will change.

  (j)
  Common Stock Shares outstanding—Reflects the elimination of the CPILP units offset by issuance of 31.5 million shares of Atlantic Power common stock as part of purchase price and the issuance of 13.1 million shares of Atlantic Power common stock in new equity . The pro forma weighted average number of basic shares outstanding is calculated by adding these additional share issuances to Atlantic Power's weighted average number of basic shares of common stock outstanding for the three months ended March 31, 2011 or the year ended December 31, 2010. The following table illustrates these computations (in thousands):

	Three months ended March 31, 2011	Year ended December 31, 2010
Atlantic Power's basic shares outstanding	67,654	61,706
Additional shares issued to CPILP unit holders	31,500	31,500
Additional shares on new equity issuance	13,141	13,141

Basic shares outstanding	112,295	106,347
Dilutive potential shares
Convertible debentures	14,809	12,339
LTIP notional units	517	542

Potentially dilutive shares	127,621	119,228

        Potentially dilutive shares from convertible debentures have been excluded from fully dilutive shares for the three months ended March 31, 2011 and for the year ended December 31, 2010 because their impact would be anti-dilutive.

COMPARATIVE PER SHARE/UNIT MARKET PRICE DATA AND DIVIDEND INFORMATION

Selected Comparative Per Share/Unit Market Price and Dividend Information

        Atlantic Power common shares are listed and traded on the NYSE under the symbol "AT" and on the TSX under the symbol "ATP". CPILP units are listed and traded on the TSX under the symbol "CPA.UN". The following table sets forth, for the quarters indicated, the high and low sales price per share of Atlantic Power common shares as reported on both the NYSE and the TSX and the high and low sales price per unit of CPILP units as reported on the TSX. In addition, the table also sets forth the monthly cash dividends per share declared by Atlantic Power with respect to its common shares and monthly cash distributions per unit declared by CPILP with respect to its limited partnership units. On the Atlantic Power record date (                        , 2011), there were approximately                                    common shares of Atlantic Power outstanding. On the CPILP record date (                         , 2011), there were 56,597,899 CPILP units outstanding.

	Atlantic Power (TSX)			CPILP
	High (C$)	Low (C$)	Dividends Declared	High	Low	Distributions Declared
2009
First Quarter	$9.28	$6.34	0.2735	18.98	12.90	0.63
Second Quarter	9.45	7.71	0.2735	16.21	11.65	0.44
Third Quarter	9.49	8.55	0.2735	16.30	13.62	0.44
Fourth Quarter	11.90	9.08	0.2735	15.77	13.35	0.44
2010
First Quarter	13.85	11.50	0.2735	18.43	15.54	0.44
Second Quarter	12.90	11.20	0.2735	18.14	15.05	0.44
Third Quarter	14.47	12.11	0.2735	18.85	16.03	0.44
Fourth Quarter	15.18	13.31	0.2735	19.02	17.11	0.44
2011
First Quarter	15.50	14.41	0.2735	21.22	17.65	0.44
Second Quarter	15.72	13.82	0.2735	21.05	18.28	0.44
Third Quarter (until July 19, 2011)	15.45	14.54	—	19.50	18.94	—

	Atlantic Power (NYSE)
	High ($)	Low ($)	Dividends Declared
2010
Third Quarter (beginning July 23, 2010)	$14.00	$12.10	0.266
Fourth Quarter	14.98	13.26	0.270
2011
First Quarter	15.75	14.72	0.277
Second Quarter	16.18	14.33	0.28
Third Quarter (until July 19, 2011)	16.18	15.10	—

 CERTAIN HISTORICAL AND PRO FORMA PER SHARE/UNIT DATA

        The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Atlantic Power common shares and per unit financial information for CPILP units. The pro forma and pro forma equivalent per share/unit information gives effect to the Plan of Arrangement as if the Plan of Arrangement had occurred on March 31, 2011 in the case of book value per share data and as of January 1, 2010 in the case of net income per share/unit data.

        The pro forma per share balance sheet information combines CPILP's March 31, 2011 unaudited consolidated balance sheet with Atlantic Power's March 31, 2011 unaudited consolidated balance sheet. The pro forma per share income statement information for the fiscal year ended December 31, 2010, combines CPILP's audited consolidated statement of income for the fiscal year ended December 31, 2010, with Atlantic Power's audited consolidated statement of operations for the fiscal year ended December 31, 2010. The pro forma per share income statement information for the three months ended March 31, 2011, combines CPILP's unaudited consolidated statement of income for the three months ended March 31, 2011, with Atlantic Power's unaudited consolidated statement of operations for the three months ended March 31, 2011. The CPILP pro forma equivalent per share financial information is calculated by multiplying the unaudited Atlantic Power pro forma combined per share amounts by 1.3 (being the exchange ratio under the Plan of Arrangement). The balance sheet of CPILP as of March 31, 2011 has been translated using a C$/$ exchange rate of C$0.9718 to $1.00.

        The per share data for the Combined Company on a pro forma basis presented below is not necessarily indicative of the financial condition of the Combined Company had the Plan of Arrangement been completed on March 31, 2011 and the operating results that would have been achieved by the Combined Company had the Plan of Arrangement been completed as of the beginning of the period presented, and should not be construed as representative of the Combined Company's future financial condition or operating results. The per share data for the Combined Company on a pro forma basis presented below has been derived from the unaudited pro forma condensed combined consolidated financial data of the Combined Company included in this joint proxy statement. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
Atlantic Power Historical Data per Common Share
Income from continuing operations
Basic	$0.09	$(0.06)
Diluted	$0.09	$(0.06)
Dividends declared per Common Share	$0.28	$1.06
Book value per Common Share	$6.46	$7.02

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
CPILP Historical Data per Unit(a)
Income from continuing operations attributable to controlling interest
Basic	$0.15	$0.55
Diluted	$0.15	$0.55
Distributions declared per unit	$0.44	$1.76
Book value per unit	$6.30	$7.30

(a)
Results for 2011 have been prepared using International Financial Reporting Standards.

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
Atlantic Power Pro Forma Combined Data per Common Share
Income from continuing operations
Basic	$0.08	$(0.02)
Diluted	$0.08	$(0.02)
Dividends declared per Common Share	$0.29	$1.12
Book value per Common Share	$12.01	$13.28

	As of and for the Three Months Ended March 31, 2011	As of and for the Year Ended December 31, 2010
CPILP Pro Forma Equivalent Combined Data per unit
Income from continuing operations attributable to controlling interest
Basic	$0.10	$(0.03)
Diluted	$0.10	$(0.03)
Distributions declared per unit	$0.38	$1.46
Book value per unit	$15.61	$17.26

COMPARISON OF RIGHTS OF ATLANTIC POWER
SHAREHOLDERS AND CPILP UNITHOLDERS

        If the Plan of Arrangement is completed, unitholders of CPILP may become shareholders of Atlantic Power. The rights of Atlantic Power shareholders are currently governed by the BCBCA and the articles of Atlantic Power. The rights of CPILP unitholders are currently governed by the Limited Partnerships Act (Ontario) ("LPA") and CPILP's partnership agreement.

        This section of the joint proxy statement describes the material differences between the rights of Atlantic Power shareholders and CPILP unitholders. This section does not include a complete description of all differences among the rights of Atlantic Power shareholders and CPILP unitholders, nor does it include a complete description of the specific rights of these persons.

        THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND YOU ARE URGED TO READ CAREFULLY, THE RELEVANT PROVISIONS OF THE BCBCA, THE LPA AND THE ARTICLES OF ATLANTIC POWER AND THE LIMITED PARTNERSHIP AGREEMENT OF CPILP. THIS SUMMARY DOES NOT REFLECT ANY OF THE RULES OF THE NYSE OR TSX THAT MAY APPLY TO ATLANTIC POWER OR CPILP IN CONNECTION WITH THE PLAN OF ARRANGEMENT. A COPY OF THE ARTICLES OF ATLANTIC POWER IS FILED AS AN EXHIBIT TO THE REPORTS OF ATLANTIC POWER INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 149.

	Atlantic Power	CPILP
Outstanding Capital Stock:	As of , 2011 there were common shares outstanding.	As of , 2011, CPILP had 56,597,899 issued and outstanding units.
Authorized Capital Stock:	Atlantic Power is authorized to issue an unlimited number of common shares.

CPILP is authorized to issue an unlimited number of units and an unlimited number of subscription receipts exchangeable into units. Any limited partner who holds units must not be a non-resident of Canada for purposes of the Tax Act. There are restrictions in the CPILP partnership agreement on unit ownership by non-residents of Canada.

Voting Rights:	On a poll, one vote per common share on all matters to be voted on at all meetings of shareholders. On a show of hands, one vote per person present.	Each limited partner is entitled to one vote per unit at all meetings of limited partners.

	Atlantic Power	CPILP
Dividend Rights:	Holders of common shares are entitled to receive dividends as and when declared by the board of directors of Atlantic Power.

CPILP distributes cash to its limited partners on a monthly basis in accordance with the requirements of the CPILP partnership agreement and subject to the approval of the board of directors of the General Partner. Cash distributions are determined in consideration of cash amounts required for the operations of CPILP and the power plants including maintenance capital expenditures, debt repayments, and financing charges, and any cash retained at the discretion of the board of directors of the General Partner to satisfy anticipated obligations or to normalize monthly distributions. The cash distributions are made in respect of each calendar month to unitholders of record on the last day of each month commencing. Payments are made on or before the 30th day after each record date.

Restrictions on share transfers:	Transfers are governed by the Securities Transfer Act.

The limited partners have covenanted not to transfer their units to any person, including corporations or other entities, which has not represented, warranted and covenanted under the CPILP partnership agreement that it is not a non-resident of Canada for purposes of the Tax Act or, if a partnership, is a "Canadian Partnership" under the Tax Act.

Size of the Board of Directors:

The board of directors currently has six members. The BCBCA requires a public corporation to have at least three directors. Atlantic Power's articles provide for a minimum of three directors if the company is public, and no maximum of directors.

The board of directors of the general partner currently has eight members.

	Atlantic Power	CPILP
Residency of Directors:	No residency requirement for directors.	Pursuant to the CBCA, at least 25% of the directors of the General Partner must be resident Canadians.
Election of Directors:	Election of directors may be made by shareholders at a shareholders' meeting where an existing director is removed, or otherwise by the shareholders or remaining directors in certain circumstances.

Unitholders do not have the right to elect directors of the general partner. CPI Investments elects the directors of the general partner. The CPILP partnership agreement requires that at least three directors be independent of Capital Power or its affiliates and EPCOR or its affiliates provided that combined such entities own at least 30% of the issued and outstanding Units. Should Capital Power and its affiliates and EPCOR and its affiliates not maintain a 30% ownership holding in CPILP (or such lower percentage, being not less than 20%, resulting from the issuance of Units other than to Capital Power and its affiliates or EPCOR and its affiliates), not less than four directors must be independent.

Removal of Directors:	A director may be removed by a resolution passed by a majority of the shareholders or may resign.	CPILP unitholders do not have the right to remove directors of the General Partner. CPI Investments, as the sole shareholder of the General Partner, may remove directors.
Filling of Vacancies on the Board of Directors:

The vacancy created by the removal of a director may be filled at the shareholder meeting at which he or she was removed. A vacancy not so filled at a shareholder meeting, or created by the resignation of a director, may be filled by a resolution of the remaining directors.

See "Election of Directors".

	Atlantic Power	CPILP
Ability to call Special Meeting of Shareholders/Unitholders:

A requisition may be made by shareholders who, at the date on which the requisition is received by Atlantic Power, hold in the aggregate at least 1/20 of the issued shares of Atlantic that carry the right to vote at general meetings.

The general partner or limited partners holding not less than 10% of the outstanding units may request a meeting which shall be convened within 60 days of receipt of notice of the meeting. A quorum will consist of one or more limited partners present in person or by proxy holding at least 10% of the outstanding CPILP units.

Place of meetings:	The BCBCA provides that meetings may be held outside British Columbia if provided for in the articles or approved by shareholders or a resolution of directors.

All meetings are to be held in Calgary, Alberta or at other such place as the general partner or limited partners who have requested a meeting in accordance with the CPILP partnership agreement may designate.

Notice of Annual and Special Meetings of Shareholders/Unitholders:	Atlantic Power must send notice of the general meeting of the company at least 21 days but not more than two months before the meeting.	Notice of any meeting of limited partners is to be provided to each limited partner not less than 21 days prior to a meeting.
Shareholders/Unitholders Action by Written Consent:	A unanimous consent resolution of shareholders is deemed to be as valid and effective as if it had been passed at a meeting of shareholders.	Not specified.
Ability to set necessary levels of shareholder consent:

Articles can set levels for various shareholder approvals (other than those prescribed by the statute). The default threshold is a special resolution. The percentage of votes required for a special resolution can be specified in the articles, no less than 2/3 and no more than 3/4 of votes cast. Atlantic's articles provide that 2/3 of the votes cast on a given resolution will constitute a "special majority".

Not specified.

	Atlantic Power	CPILP
Advance Notice Requirements for Proposals by Shareholders/Unitholders:

The proposal must be received at the registered office of Atlantic Power at least three months before the anniversary of the previous year's annual reference date.
The text of the proposal, the names and mailing addresses of the submitter and the supporters, and the text of the statement, if any, accompanying the proposal must be sent to all of the persons who are entitled to notice of the annual general meeting in relation to which the proposal is made in, or within the time set for the sending of, the notice of the applicable annual general meeting or) in Atlantic's information circular or equivalent, if any, sent in respect of the applicable annual general meeting.

Not specified.

	Atlantic Power	CPILP
Directors' and Officers' Liability and Indemnification:

The BCBCA includes detailed provisions for permitted and prohibited indemnification of directors or officers. Gives discretion to the court to order payment or make any other order it considers appropriate.
Directors are not liable if they rely in good faith on financial statements, auditors' reports, professional reports, a statement of fact from an officer, or on other documents the court considers provide reasonable grounds for the directors' actions.
Atlantic Power has obtained a policy of insurance for the directors of Atlantic Power. Under the policy, Atlantic Power has reimbursement coverage to the extent that it has indemnified the directors. The policy includes securities claims coverage, insuring against any legal obligation to pay on account of any securities claims brought against the directors of Atlantic Power.
Atlantic Power has provided for indemnification of its directors from and against liability and costs in respect of any action or suit brought against them in connection with the execution of their duties of office, subject to certain limitations.

The LPA provides that where a corporation contravenes the act, any director or officer of such corporation, and where the corporation is an extra-provincial corporation, every person acting as its representative in Ontario, who authorized, permitted or acquiesced in such an offence is also guilty of an offence and on conviction is liable to a fine of not more than $2,000.

Oppression remedy:

The scope of potential claimants includes shareholders, beneficial owners of shares and any other person considered appropriate by the court. Claims may be based on conduct of the corporation that is oppressive or unfairly prejudicial.

No statutory right to bring oppression action.

	Atlantic Power	CPILP
Derivative actions:

A shareholder, beneficial owner, director and any other person considered appropriate by the court may, with leave of the court, bring action in the name of the company or defend an action against the company. Shareholder approval of action is not determinative but will be taken into account.

No statutory right to bring derivative action.
Sale of all or substantially all the assets or undertaking of business:

The sale by a corporation of all or substantially all its undertaking, outside of the ordinary course of business, is permitted only if authorized by special resolution. Any such sale gives rise to dissent rights. The BCBCA exempts certain transactions with affiliates.

Extraordinary resolutions of the unitholders are required to approve the sale, exchange or other disposition of all or substantially all of the property of the Partnership, and the waiving of any default on the part of the general partner.

LEGAL MATTERS

        Certain Canadian legal matters relating to the Plan of Arrangement will be passed upon by Goodmans LLP on behalf of Atlantic Power. Certain United States legal matters relating to matters described in this joint proxy statement will be passed upon by Goodwin Procter LLP on behalf of Atlantic Power. Certain Canadian legal matters relating to the Plan of Arrangement are to be passed upon by Fraser Milner Casgrain LLP on behalf of CPI Investments and the General Partner, as general partner of CPILP, and by Norton Rose OR LLP on behalf of CPILP. Certain United States legal matters related to the Plan of Arrangement are to be passed by K&L Gates LLP on behalf of CPI Investments and the General Partner, as general partner of CPILP. As at the date hereof, the partners and associates of Fraser Milner Casgrain LLP beneficially owned, directly or indirectly, less than 1% of the outstanding CPILP units and less than 1% of the outstanding Atlantic Power common shares. As at the date hereof, the partners and associates of Norton Rose OR LLP beneficially owned, directly or indirectly, less than 1% of the outstanding CPILP units and less than 1% of the outstanding Atlantic Power common shares.

EXPERTS

        The consolidated financial statements and financial statement schedule of Atlantic Power Corporation as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 appearing in Atlantic Power's Annual Report on Form 10-K (including the schedule appearing therein) have been incorporated by reference herein in reliance upon the reports of the United States and Canadian firms of KPMG LLP, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

        The consolidated financial statements of CPILP as of December 31, 2010, 2009 and 2008 and for each of the years in the three year period ended December 31, 2010 have been included in this joint proxy statement in reliance on the report of the Canadian firm of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

 SHAREHOLDER PROPOSALS

Atlantic Power

        Atlantic Power shareholder proposals intended to be presented at the next annual meeting of Atlantic Power shareholders and which are to be considered for inclusion in Atlantic Power's information circular and proxy statement and form of proxy for that meeting, must be received by Atlantic Power on or before January 18, 2012. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Atlantic Power's information circular and proxy statement and form of proxy. Any such proposals should be mailed to the Corporate Secretary at Atlantic Power Corporation, 200 Clarendon St., Floor 25, Boston, Massachusetts 02116.

        An Atlantic Power shareholder who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in Atlantic Power's information circular and proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation to Atlantic Power no later than April 2, 2012. Proxies solicited by the Atlantic Power's board of directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed the Corporate Secretary at Atlantic Power Corporation, 200 Clarendon St., Floor 25, Boston, Massachusetts 02116.

HOUSEHOLDING

Householding Information

        Atlantic Power has adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of this proxy statement unless one or more of these shareholders notifies Atlantic Power that they wish to continue receiving individual copies. This procedure reduces Atlantic Power's printing costs and postage fees.

        Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our mailings and you wish to receive only a single copy of each of these documents for your household, please contact                                     .

 WHERE YOU CAN FIND MORE INFORMATION

        Atlantic Power files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act, and Atlantic Power also files these documents with the securities regulatory authorities in each of the provinces and territories of Canada. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Atlantic Power, who files electronically with the SEC. The address of that site is www.sec.gov. Atlantic Power also files its continuous and timely disclosure reports and other information on SEDAR at www.sedar.com. CPILP files its continuous and timely disclosure reports and other information on SEDAR.

        Investors may also consult Atlantic Power's and CPILP's website for more information about Atlantic Power or CPILP, respectively. Atlantic Power's website is www.atlanticpower.com. CPILP's website is www.capitalpowerincome.ca. Except as specifically incorporated by reference in this joint proxy statement, the information included on these websites is not incorporated by reference into this joint proxy statement.

        This joint proxy statement incorporates by reference the documents listed below that Atlantic Power has previously filed or will file with the SEC and with the Canadian securities regulators. These documents contain important information about Atlantic Power, its financial condition or other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

  •
  Proxy Statement on Schedule 14A, filed May 2, 2011.

  •
  Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2011.

  •
  Current Reports on Form 8-K.

        In addition, Atlantic Power incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and on SEDAR under National Instrument 51-102 after the date of this joint proxy statement and prior to the date of the Atlantic Power special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Such documents are considered to be a part of this joint proxy statement, effective as of the date such documents are filed. To the extent that any information contained in any such Current Report on Form 8-K, or any exhibit thereto, is furnished, rather than filed, with the SEC or the Canadian securities regulators, such information or exhibit is specifically not incorporated by reference into this joint proxy statement.

        You can obtain any of these documents from the SEC, through the SEC's website at www.sec.gov or on SEDAR at www.sedar.com, or Atlantic Power will provide you with copies of these documents, without charge, upon written or oral request to: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, telephone number (617) 977-2400.

        In the event of conflicting information in this joint proxy statement in comparison to any document incorporated by reference into this joint proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

        You should rely only on the information contained or incorporated by reference into this joint proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement. This joint proxy statement is dated                        , 2011. You should not assume that the information contained in this joint proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement is accurate as of any date other than the date of such incorporated document. Neither the mailing of this joint proxy statement to Atlantic Power shareholders or CPILP unitholders nor the issuance by Atlantic Power of common shares in connection with the Plan of Arrangement will create any implication to the contrary.

Schedule I
Annual Information Form of CPILP dated March 11, 2011

Annual Information Form

For the year ended December 31, 2010

March 11, 2011

Schedule I-1

Schedule I-2

Schedule I-3

PRESENTATION OF INFORMATION

        Unless otherwise noted, the information contained in this Annual Information Form (AIF) is given at or for the year ended December 31, 2010. Amounts are expressed in Canadian dollars unless otherwise indicated. Financial information is presented in accordance with Canadian generally accepted accounting principles (GAAP).

        This AIF provides material information about the business and operations of Capital Power Income L.P. (the Partnership). Any reference to the Partnership, means Capital Power Income L.P. and its subsidiaries on a consolidated basis, except where otherwise noted or the context otherwise dictates.

        The "Business Risks" section of the Partnership's Management's Discussion and Analysis dated March 2, 2011 (MD&A), for the year ended December 31, 2010 is incorporated by reference into this AIF and can be found on SEDAR at www.sedar.com.

        All financial information presented in millions of Canadian dollars is rounded to the nearest million unless otherwise stated.

FORWARD-LOOKING INFORMATION

        Certain information in this AIF is forward-looking and related to anticipated financial performance, events and strategies. When used in this context, words such as "will", "anticipate", "believe", "plan", "intend", "target" and "expect" or similar words suggest future outcomes. By their nature, such statements are subject to significant risks, assumptions and uncertainties, which could cause the Partnership's actual results and experience to be materially different than the anticipated results.

        In particular, forward-looking information and statements include: (i) the sustainability of distributions; (ii) planned capital expenditures at Southport in 2011 and the anticipated total cost of the North Carolina enhancement project, including capacity levels; (iii) anticipated completion of the Southport facility modifications and the impact of the Southport and Roxboro facility modifications on the operation and economic performance of the facilities and their emissions; (iv) expectations regarding the time at which the Partnership will make material cash income tax payments; (v) expectations on the throughput on the TransCanada Canadian Mainline and related expectations regarding waste heat availability at the Ontario facilities; (vi) expectations in respect of new power purchase agreements at the North Carolina facilities, including timing for their being finalized, and expectations with respect to the Partnership's long-term outlook for the North Carolina plants; (vii) expectations regarding the introduction of new emissions and other environmental regulations, when such regulations will come into force, and the costs to comply with, and other impacts of, current and anticipated emissions and other environmental regulations; (viii) the expected impact of transition to International Financial Reporting Standards; (ix) expectations of the timing of the process to review strategic alternatives and expectations that the Partnership will seek growth opportunities that fit the Partnership's strategy and deliver on business plan priorities; (x) the monthly distributions of the Partnership while the strategic review process is underway; (xi) expectations regarding the final capital cost of the Oxnard natural gas turbine replacement, and reductions in forced outage costs at Oxnard in comparison to the previous turbine; (xii) expectations regarding the quantity and duration of new wood waste supply for Calstock; (xiii) expectations regarding Ontario Power Authority as a counterparty for replacement power purchase agreements; (xiv) expectations regarding demand growth for power in Canada and the U.S., and the need for new power development; and (xv) expectations regarding the Colorado Public Utilities Commission decision in December 2010, and the filing by parties of Requests for Rehearing and Reconsideration Applications in relation thereto.

        These statements are based on certain assumptions and analysis made by the Partnership in light of its experience and perception of historical trends, current conditions and expected future

Schedule I-4

developments and other factors it believes are appropriate. The material factors and assumptions used to develop these forward-looking statements include, but are not limited to: (i) the Partnership's operations, financial position, available credit facilities and access to capital markets; (ii) the Partnership's assessment of commodity, currency and power markets; (iii) the markets and regulatory environment in which the Partnership's facilities operate; (iv) the state of capital markets; (v) management's analysis of applicable tax legislation; (vi) the assumption that the currently applicable and proposed tax laws will not change and will be implemented; (vii) the assumption that counterparties to fuel supply, power purchase agreements will continue to perform their obligations under the agreements taking account of the matters described herein; (viii) that current expectations regarding throughput on the TransCanada Canadian Mainline will continue; (ix) the level of plant availability and dispatch; (x) the performance of contractors and suppliers; (xi) the renewal or replacement of power purchase and other agreements including the terms and timing of power purchase agreements at the North Carolina facilities; (xii) the ability of the Partnership to successfully realize the benefits of its capital projects; (xiii) the ability of the Partnership to implement its strategic initiatives and whether such initiatives will yield the expected benefits; (xiv) expected water flows; (xv) the ability of the Partnership to adequately source alternative sources of supply of wood waste; (xvi) currently applicable and proposed environmental regulation will be implemented; (xvii) the ability to manage the transition to IFRS; and (xviii) the Partnership's assessment of the strategic alternatives that may be available to it.

        Whether actual results, performance or achievements will conform to the Partnership's expectations and predictions is subject to a number of known and unknown risks and uncertainties which could cause actual results to differ materially from the Partnership's expectations. Such risks and uncertainties include, but are not limited to risks relating to (i) the operation of the Partnership's facilities; (ii) plant availability and performance; (iii) the availability and price of energy commodities including natural gas and wood waste; (iv) the performance of counterparties in meeting their obligations under fuel supply, power purchase and other agreements; (v) competitive factors in the power industry; (vi) economic conditions, including in the markets served by the Partnership's facilities; (vii) changing demand for natural gas transportation on the TransCanada Canadian Mainline; (viii) ongoing compliance by the Partnership with its current debt covenants; (ix) developments within the North American capital markets; (x) the availability and cost of permanent long term financing in respect of acquisitions and investments; (xi) unanticipated maintenance and other expenditures; (xii) the Partnership's ability to successfully realize the benefits of its capital projects; (xiii) changes in regulatory and government decisions including changes to emission regulations; (xiv) waste heat availability and water flows; (xv) changes in existing and proposed tax and other legislation in Canada and the U.S. and including changes in the Canada-U.S. tax treaty; (xvi) the tax attributes of and implications of any acquisitions; (xvii) the availability and cost of equipment; (xviii) the ability of the Partnership to adequately source alternative sources of supply of wood waste; (xix) the ability of the Partnership to obtain power purchase agreements for the North Carolina facilities with satisfactory financial terms; and (xx) the strategic review process could take more or less time than anticipated. See "Business Risks" in the Partnership's MD&A.

        Readers are cautioned not to place undue reliance on forward-looking statements as actual results could differ materially from the plans, expectations, estimates or intentions expressed in the forward-looking statements. Forward-looking statements are provided for the purpose of presenting information about management's current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Except as required by law, the Partnership disclaims any intention and assumes no obligation to update any forward-looking statement.

Schedule I-5

 DEFINITION OF CERTAIN TERMS

        Certain terms used in this AIF are defined below:

"BC Hydro" means British Columbia Hydro and Power Authority

"Board" or "Board of Directors" means the board of directors of CPI Income Services Ltd., the General Partner

"Btu" means British thermal units

"Capital Power" means Capital Power Corporation together with its subsidiaries and its investment in Capital Power L.P. on a consolidated basis except where otherwise noted or the context otherwise dictates

"CHP" means combined heat and power

"CoA" means Certificate of Approval

"Common Shares" means common shares of Capital Power Corporation

"Capital Power CGCN Committee" means the Corporate Governance, Compensation & Nomination Committee of Capital Power Board of Directors

"CPEL" means CPI Preferred Equity Ltd.

"CPI Investments" means CPI Investments Inc.

"CPUC" means California Public Utility Commission

"CPUSGP" means CPI Power (US) GP

"DB" means defined benefit

"DBRS" means DBRS Limited

"DC" means defined contribution

"EBIT" means Earnings Before Interest & Taxes

"EPA" means Electricity Purchase Agreement

"EPCOR" means EPCOR Utilities Inc. collectively with its subsidiaries

"Equistar" means Equistar Chemicals, LP

"ESA" means Energy Supply Agreement

"EWG" means Exempt Wholesale Generator

"FERC" means Federal Energy Regulatory Commission

"FPA" means Fuel Purchase Agreement

"General Partner" means CPI Income Services Ltd., the general partner of the Partnership

"GWh" means gigawatt hours

"HRSG" means heat recovery steam generator

"IFRS" means International Financial Reporting Standards issued by the International Accounting Standards Board

"kWh" means kilowatt hours

"LAPP" means Local Authorities Pension Plan

Schedule I-6

"lbs/hr" means pounds per hour

"LTIP" means long-term incentive plan

"Management and Operations Agreements" means collectively certain management and operations agreements with the Manager as described in the "Management of the Partnership" and "Interests of Management and Others in Material Transactions" sections of this AIF

"Manager" means CP Regional Power Services Limited Partnership and Capital Power Operations (USA) Inc., both subsidiaries of Capital Power

"mlbs/hr" means thousand pounds per hour

"MW" means megawatts

"MWh" means megawatt hours

"NEO" means Named Executive Officer

"NOx" means nitrogen oxide

"NUSC" means Negotiated Utility Service Contracts

"OEFC" means Ontario Electricity Financial Corporation

"Partnership" means Capital Power Income L.P. and its subsidiaries on a consolidated basis, except where otherwise noted or the context otherwise dictates

"PERC" means Primary Energy Recycling Corporation

"PERH" means Primary Energy Recycling Holdings LLC

"PPA" means Power Purchase Agreement

"PSCo" means Public Service Company of Colorado

"QF" means Qualifying Facility

"RFP" means Request for Proposal

"ROCE" means Return on Capital Employed

"S&P" means Standard & Poor's, a division of the McGraw-Hill Companies (Canada) Corporation

"SCE" means Southern California Edison Company

"SDG&E" means San Diego Gas and Electric Company

"SEDAR" means the System for Electronic Document Analysis and Retrieval, which can be accessed via the Internet at www.sedar.com

"Series 1 Shares" means the Cumulative Redeemable Preferred Shares, Series 1 issued by CPEL

"Series 2 Shares" means the Cumulative Rate Reset Preferred Shares, Series 2 issued by CPEL

"Series 3 Shares" means the Cumulative Floating Rate Preferred Shares, Series 3 issued by CPEL

"SO2" means sulphur dioxide

"SPP" means Supplemental Pension Plan

"STIP" means short-term incentive plan

"SPA" means Steam Purchase Agreement

"SRAC" means short run avoided cost

Schedule I-7

"The Navy" means the United States Navy

"TransCanada" means TransCanada PipeLines Limited

"TSA" means Thermal Supply Agreement

"TSX" means Toronto Stock Exchange

"Unitholders" means holders of Units

"Units" means limited partnership units of the Partnership

"U.S." means United States of America

"Ventures" means CPI USA Ventures LLC

THE PARTNERSHIP

        The Partnership (formerly known as EPCOR Power L.P. and prior thereto, TransCanada Power, L.P.) was formed pursuant to a limited partnership agreement (the Partnership Agreement) dated as of March 27, 1997 and as amended and restated June 6, 1997 and as amended September 29, 1998, March 26, 2004, April 29, 2004 and August 31, 2005 and as amended and restated July 1, 2009, October 1, 2009 and November 4, 2009 among CPI Income Services Ltd. hereinafter referred to as the General Partner (formerly known as TransCanada Power Services Ltd.), the initial limited partner and each person who is admitted to the Partnership as a limited partner in accordance with the terms of the Partnership Agreement. On March 27, 1997, the Partnership was registered as a limited partnership under the laws of the Province of Ontario and was registered or extra-provincially registered, as the case may be, in all other provinces of Canada. The head office of the Partnership is located at 10065 Jasper Avenue, Edmonton, Alberta, T5J 3B1. The registered office of the Partnership is 200 University Avenue, Toronto, Ontario, M5H 3C6.

        The Partnership is only permitted to carry on activities that are directly or indirectly related to the energy supply industry and to hold investments in other entities which are primarily engaged in such industry. As at December 31, 2010, the Partnership's portfolio consisted of 19 wholly-owned power generation assets located in both Canada (in the provinces of British Columbia and Ontario) and in the United States (in the states of California, Colorado, Illinois, New Jersey, New York, and North Carolina), a 50.15% interest in a power generation asset in Washington State (collectively the power plants), and a 14.3% common equity interest in Primary Energy Recycling Holdings LLC (PERH). See "General Development of the Business".

        The General Partner is responsible for the management of the Partnership. The General Partner has engaged CP Regional Power Services Limited Partnership and Capital Power Operations (USA) Inc., both subsidiaries of Capital Power Corporation (Capital Power), to perform management and administrative services for the Partnership and to operate and maintain the power plants pursuant to the Management and Operations Agreements. See "Management of the Partnership" and "Interests of Management and Others in Material Transactions".

Corporate Structure

        The Partnership's corporate structure is shown on Schedule A of this AIF.

Schedule I-8

 GENERAL DEVELOPMENT OF THE BUSINESS

Relationship with Capital Power

        As part of the sale by EPCOR Utilities Inc. (EUI, and collectively with its subsidiaries, EPCOR) of a 27.8% interest in its power generation business to Capital Power: (i) in June 2009, CPI Investments Inc. (CPI Investments) acquired 16,511,104 limited partnership units (Units) in the capital of the Partnership and all of the common shares of the General Partner of the Partnership, which entity directly owns 2,400 Units in the capital of the Partnership, representing collectively 30.6% of the then total outstanding units of the Partnership (the Acquisition), and (ii) in July 2009, Capital Power acquired 100% ownership of the entities that provide management and operations services to the Partnership and its subsidiaries pursuant to the Management and Operations Agreements. EPCOR owns 51 voting, non-participating shares of CPI Investments and Capital Power indirectly owns 49 voting, participating shares of CPI Investments. Pursuant to the Shareholder Agreement in respect of CPI Investments, Capital Power L.P. and EPCOR agreed that: (i) the board of directors of CPI Investments shall consist of three directors; and (ii) EPCOR is entitled to nominate one person for election to the board of directors of CPI Investments.

        In connection with the Acquisition, the Partnership, Capital Power and EUI entered into a Memorandum of Agreement dated June 7, 2009, pursuant to which the parties agreed on certain matters, including: (i) an approach by which Capital Power and the Partnership will work together early in the process to review Capital Power development opportunities in which the Partnership might have an interest in participating and acquisitions under the Partnership's right of first look applicable to operating power generation acquisitions (including brownfield development opportunities tied to such assets) on which Capital Power plans to bid (including through joint venture opportunities); (ii) the Partnership will have a right of first look on the sale of Capital Power generation assets so it may become the acquiring vehicle at not less than the fair market value for such assets; (iii) amendments to the incentive fee pursuant to which the Manager is compensated by the Partnership, and (iv) the basis on which the Partnership would in the future provide relief to Capital Power with respect to maintaining its minimum 30% interest in the Partnership. See "Interests of Management and Others in Material Transactions" and "Material Contracts". In addition, the Partnership and each of EPCOR and Capital Power entered into standstill agreements pursuant to which Capital Power and EPCOR agreed not to increase their ownership in the Partnership without the consent of the Independent Directors of the Partnership until July 1, 2010.

        As a result of the Premium DistributionTM and Distribution Reinvestment Plan (the DRIP), as of December 31, 2010, CPI Investments, through its direct ownership of Units and 100% ownership of the General Partner, indirectly owned 29.6% of the outstanding Units.

TM
Denotes a trademark of Canaccord Capital Corporation

        As at December 31, 2010, the Partnership's assets, excluding its interests in PERH, had a total net generating capacity of 1,400 MW and more than four million pounds per hour of thermal energy.

Amendments to Limited Partnership Agreement

        In connection with the sale by EPCOR of its power generation business to Capital Power, effective July 1, 2009, the Limited Partnership Agreement governing the Partnership was amended and restated to reflect the acquisition by Capital Power from EPCOR of the ownership interests in the Partnership. In connection with the launch of the DRIP, effective October 1, 2009 the Limited Partnership Agreement was amended and restated to provide for distributions to limited partners on a monthly basis, and, as contemplated in the Memorandum of Agreement dated June 7, 2009, to provide relief to Capital Power with respect to maintaining its minimum 30% interest in the Partnership. See

Schedule I-9

"Distributions of the Partnership". Effective November 4, 2009, the Limited Partnership Agreement was amended and restated to change the name of the Partnership to Capital Power Income L.P.

Three Year History

        The general development of the Partnership's business during the last three financial years, and the significant acquisitions and events or conditions which have had an influence on such development, are described below.

2010

        In November 2010, the Partnership completed the final phase of the enhancement project on the North Carolina facilities designed to reduce environmental emissions and improve economic performance by increasing the use of tire-derived fuel and wood waste in the fuel mix and significantly reducing the nitrogen oxide (NOx) and sulphur dioxide (SO2) emissions. Project costs incurred to December 31, 2010, including costs incurred prior to 2010, were US$82 million with an additional US$5 million to be spent in 2011 on access roads and final testing.

        On October 5, 2010, the Partnership and Capital Power announced that the Partnership had initiated a process to review its strategic alternatives. This decision was the result of separate strategic review processes undertaken by the Special Committee of the independent directors of the Board to maximize value for the Partnership's Unitholders and by Capital Power to maximize value for Capital Power's shareholders. The initiation of the strategic review was not in response to any proposed transaction for the Partnership and there is no assurance that it will lead to a transaction. During the process to review strategic alternatives it is anticipated that the Partnership will continue to provide the same amount of monthly distributions to its Unitholders, maintain the same investor proposition supported by its high quality portfolio of contracted power assets and deliver on business plan priorities.

        In July 2010, the Partnership filed a renewal of its Short Form Base Shelf Prospectus in each of the provinces and territories of Canada qualifying the issuance by the Partnership from time to time over a period of 25 months of up to $600 million in securities consisting of Units, debt securities and/or subscription receipts.

        In May 2010, the Partnership completed the replacement of the existing GE LM5000 natural gas turbine with a more efficient and reliable GE LM6000 at Oxnard at a cost of US$19.2 million. The final capital cost could potentially be lower if the sale of the used General Electric LM5000 turbine is successful. The repowering project was completed on May 21, 2010, in time for the summer peak demand season in Southern California.

2009:

        To December 31, 2009, the Partnership incurred a total of US$70.7 million on the enhancement project designed to reduce environmental emissions and improve the economic performance of the Southport and Roxboro facilities. Enhancements to the Roxboro facility and to one of the two units at the Southport facility were completed in December 2009.

        On November 2, 2009, CPI Preferred Equity Ltd. (CPEL), a subsidiary of the Partnership, issued 4,000,000 Cumulative Rate Reset Preferred Shares, Series 2 (Series 2 Shares) for gross proceeds of $100 million. The net proceeds were used to repay outstanding bank indebtedness. The Series 2 Shares are fully and unconditionally guaranteed by the Partnership on a subordinated basis as to: (i) the payment of dividends, as and when declared; (ii) the payment of amounts due on a redemption for cash; and (iii) the payment of amounts due on the liquidation, dissolution or winding up of CPEL. If, and for so long as, the declaration or payment of dividends on the Series 2 Shares is in arrears, the

Schedule I-10

Partnership will not make any distributions on the Units. See "Dividends of Subsidiary (CPEL)" and "Capital Structure—Preferred Shares of CPEL" in this AIF and "Business Risks—Preferred Share guarantee—unit distribution risk" in the Partnership's MD&A.

        In August 2009, the Partnership converted all of its common and preferred interests in PERH to a 14.3% common equity interest in connection with a recapitalization of PERH, pursuant to which all previously outstanding common and preferred interests in PERH, including those held by the Partnership, were converted to new common equity interests. Primary Energy Recycling Corporation (PERC) completed its previously announced US$50 million rights offering in November 2009 and, concurrently with PERC's subscription for new common membership interests in PERH, the Partnership exercised its pre-emptive right to subscribe for additional common membership interests to maintain its current pro-rata interest (14.3%) in PERH at an aggregate subscription price of US$8.3 million. Concurrently with the PERH recapitalization, certain changes were made to the long-term management agreement pursuant to which a subsidiary of the Partnership provides certain management and administrative services to PERH, certain subsidiaries of PERH and PERC (PERC Management Agreement). See "Business of the Partnership—PERC Management Arrangements" and "Material Contracts".

        On May 26, 2009, the Partnership completed the sale of its 64 MW combined-cycle, natural gas and oil-fired Castleton power plant for approximately US$10.7 million.

        On May 1, 2009, the Partnership completed the repowering project for its North Island facility, which involved the replacement of its GE LM5000 natural gas turbine with a more efficient GE LM6000 unit at a cost of approximately US$17.0 million.

2008:

        On October 31, 2008, the Partnership, through an indirect wholly-owned subsidiary, acquired a 100% interest in Morris Cogeneration, LLC, which owns a 177 MW natural gas-fired cogeneration facility for total cash consideration of US$73.4 million.

        In July 2008, the Partnership filed a Short Form Base Shelf Prospectus in each of the provinces and territories of Canada qualifying the issuance by the Partnership from time to time over a period of 25 months of up to $1 billion in securities consisting of Units, debt securities and/or subscription receipts. Concurrent with the prospectus filing, a Prospectus Supplement was filed, establishing a Medium Term Notes program of up to $600 million as part of the overall prospectus limit.

BUSINESS OF THE PARTNERSHIP

        The Partnership's primary business is the ownership and operation of power plants in Canada and the United States, which generate electricity and steam, from which it derives its earnings and cash flows. The power plants generate electricity and steam from a combination of natural gas, waste heat, wood waste, water flow, coal and tire-derived fuel.

Power Plant Summary

        The Partnership's Canadian operations consist of:

  •
  four natural gas-fired plants with a combined generating capacity of 163 MW;

  •
  two biomass, wood waste plants with a combined generating capacity of 101 MW; and

  •
  two hydroelectric facilities with a combined generating capacity of 56 MW.

        The Partnership's United States operations consist of:

  •
  two natural gas-fired plants with a combined generating capacity of 425 MW;

Schedule I-11

  •
  seven natural gas-fired CHP plants, three of which can also use distillate fuel, with a combined generating capacity of 440 MW and steam generating capacity of 2,537 mlbs/hr;

  •
  two wood waste, tire-derived fuel and coal CHP plants with a maximum combined generating capacity of 155 MW and steam generating capacity of 1,620 mlbs/hr; and

  •
  a hydroelectric plant with a total generating capacity of 60 MW.

        The following two pages summarize each of the Partnership's 20 power plants and their operating characteristics.

Remainder of page left intentionally blank

Schedule I-12

	Nipigon	Kapuskasing	North Bay	Tunis	Calstock	Williams Lake	Mamquam	Moresby Lake	Frederickson	Manchief
Electric Capacity(1)	40 MW	40 MW	40 MW	43 MW	35 MW	66 MW	50 MW	6 MW	125 MW + 10 MW duct firing(5)	301 MW
Location	Nipigon, Ontario	Kapuskasing, Ontario	North Bay, Ontario	Iroquois Falls, Ontario	Hearst, Ontario	Williams Lake, British Columbia	Mamquam River, British Columbia	Moresby Island, British Columbia	Pierce County, Washington	Brush, Colorado
Type	Enhanced combined cycle gas-fired generation	Enhanced combined cycle gas-fired generation	Enhanced combined cycle gas-fired generation	Enhanced combined cycle gas-fired generation	Enhanced biomass wood waste generation	Biomass wood waste generation	Hydroelectric run-of-river	Hydroelectric reservoir-based station	Combined cycle gas-fired generation	Simple-cycle gas-fired generation
Major Equipment	22 MW gas turbine, 18 MW steam turbine, 3 HRSGs	25 MW gas turbine, 20 MW steam turbine, 3 HRSGs	25 MW gas turbine, 20 MW steam turbine, 2 HRSGs	31 MW gas turbine, 17 MW steam turbine, 4 HRSGs	Wood waste boiler, 41 MW steam turbine, 2 HRSGs	Wood waste boiler, 66 MW steam turbine	2 hydroelectric turbines	3 hydroelectric turbines	166 MW combustion turbine, 88 MW steam turbine	2 gas turbines
Commercial Operations	1992	1997	1997	1995	2000	1993	1996	1990	2002	2000
PPA Expiry	2012(2)	2017	2017	2014	2020	2018 with an option for 2 extensions of 5 years each	2027(4) with an option to extend and purchase facility at the end of the term	2022	2022	2022(7)
Counterparty to PPAs	OEFC	OEFC	OEFC	OEFC	OEFC	BCH	BCH	BCH	3 Public Utility Districts (PUDs)(6)	PSCo
FPA Expiry	Gas supply agreements expiring 2012	Gas supply agreement expiring 2017	Gas supply agreement expiring 2017	Month to month	Wood waste agreements with three local mills expiring 2019	5 wood waste agreements expiring 2018. 1 wood waste agreement expiring 2014(3)			PUDs are responsible for fuel supply	PSCo is responsible for the fuel supply
Fuel Supply	NAL, Petrobank	TCPM	TCPM		Tembec, Lecours, Columbia

Schedule I-13

The legal names of the respective counterparties are:
British Columbia Hydro and Power Authority (BCH)
Columbia Forest Products, Inc. (Columbia)
Devon Canada Corporation (Devon)
Lecours Lumber Co. Limited (Lecours)
NAL Resources Ltd. (NAL)
Ontario Electricity Financial Corporation (OEFC)
Petrobank Energy and Resources Ltd. (Petrobank)
Public Service Company of Colorado (PSCo)
Tembec Inc. (Tembec)
TransCanada Power Marketing Ltd. (TCPM)

 Notes:

(1)
Electric capacity is shown as net generation.

(2)
The Partnership has the option to extend the PPA for 10 years at existing terms.

(3)
Several periodic suppliers continue to supply on an as available and needed basis. Several long-term suppliers have temporarily curtailed operations but the new 5-year agreement with Pioneer Biomass Inc. more than offsets the expected shortfall. See "Business Risks" in the MD&A

(4)
BCH has an option exercisable in 2021 and every five years thereafter to buy the Mamquam facility or extend the contract.

(5)
Represents Partnership's 50.15% ownership interest in Frederickson. Puget Sound Energy, Inc. owns the remaining 49.85% ownership interest.

(6)
Public Utility Districts are: Benton, Franklin and Grays Harbor.

(7)
PSCo has an option during the latter part of the extension term to purchase the Manchief facility.

Schedule I-14

	Greeley	Naval Station	North Island	Naval Training Center	Oxnard	Curtis Palmer	Morris	Kenilworth	Roxboro	Southport
Electric Capacity(1)	72 MW	47 MW	40 MW	25 MW	48 MW	60 MW	177 MW	30 MW	52 MW(5)	103MW(5)
Steam Capacity	170 mlbs/hr	479 mlbs/hr	390 mlbs/hr	220 mlbs/hr	120 mlbs/hr		1,080 mlbs/hr	78 mlbs/hr	540 mlbs/hr	1,080 mlbs/hr
Location	Greeley, Colorado	San Diego, California	San Diego, California	San Diego, California	Oxnard, California	Hudson River near Corinth, New York	Morris, Illinois	Kenilworth, New Jersey	Roxboro, North Carolina	Southport, North Carolina
Type	Natural gas-fired CHP facility	Dual-fuel (natural gas or No. 2 distillate fuel oil) CHP facility	Natural gas-fired CHP facility	Dual-fuel (natural gas or No. 2 distillate fuel oil) CHP facility	Natural gas-fired CHP facility	Hydroelectric impoundment and run-of-river	Natural gas-fired CHP facility	Dual fuel (natural gas or No. 2 distillate fuel oil) CHP facility	Coal, tire-derived fuel and wood waste CHP facility	Coal, tire-derived fuel and wood waste CHP facility
Major Equipment	Two 35 MW gas turbines, 12 MW steam turbine, 2 HRSGs	37 MW gas turbine, 10 MW steam turbine, 1 HRSG	36 MW gas turbine, 4 MW steam turbine, 1 HRSG	22 MW gas turbine, 2.5 MW steam turbine, 1 HRSG	49 MW gas turbine, 1 HRSG, 1 AAARP	7 turbines	3 combustion turbine-generators, 3 HRSGs, 60 MW steam turbine generator	23 MW gas turbine, 7 MW steam turbine, 1 HRSG	3 stoker boilers, 57.4 MW steam turbine	6 stoker boilers, two 57.4 MW steam turbines
Commercial Operations	1988	1989	1989	1989	1990	1986(2)	1998	1989	2009(6)	2010(6)
PPA Expiry	2013	2019	2019	2019	2020	2027 or delivery of 10,000 GWh	2023 (77 MW) 2011 (100 MW)	2012	Under negotiation	Under negotiation
Counterparty to PPAs	PSCo	SDG&E	SDG&E	SDG&E	SCE	Niagara	ECLP, EGC LLC	Schering	CP&L	CP&L
SPA Expiry	2013	2018	2018	2018			2023	2012(3)		2014
Counterparty to SPAs	UNC	U.S. Navy	U.S. Navy	U.S. Navy	Boskovich		ECLP	Schering		ADM
FPA Expiry	Gas supply agreement expiring in 2011	Gas supply agreement expiring 2011	Gas supply agreement expiring 2011	Gas supply agreement expiring 2011	Gas supply agreement expiring 2011		Gas supply agreement expiring 2016	Month-to- month gas supply	Annual(7)	Annual(7)
Fuel Supply	SENA	SETC	SETC	SETC	SETC		TPSC	SETC(4)

Schedule I-15

The legal names of the respective counterparties are:
Archer Daniels Midland Company (ADM)
Boskovich Farms, Inc. (Boskovich)
Carolina Power & Light Company (CP&L)
Equistar Chemicals, LP (ECLP)
Exelon Generation Company LLC (EGC LLC)
Niagara Mohawk Power Corporation (Niagara)
Public Service Company of Colorado (PSCo)
Public Service Enterprise Group (PSE&G)
San Diego Gas & Electric Company (SDG&E)
Schering-Plough Corporation (Schering)
Sempra Energy Trading Corporation (SETC)
Shell Energy North America (US), L.P. (SENA)
Southern California Edison Company (SCE)
Tenaska Power Services Co. (TPSC)
University of Northern Colorado (UNC)

 Notes:

(1)
Electric capacity is shown as net generation.

(2)
The Curtis Palmer facility was repowered in 1986.

(3)
Steam is sold to Schering under the PPA.

(4)
Gas is purchased from a local gas distribution company and Sempra Energy Trading Corporation.

(5)
Maximum capacity utilizing 100% coal for fuel supply.

(6)
Enhancements to the Roxboro facility and to one of the two units at Southport facility were completed in December 2009. Enhancements to the second unit were completed in November 2010. The Roxboro and Southport facilities originally commenced operations in 1987.

(7)
Approximately 25-30% of the Southport and 20-24% of the Roxboro facilities' fuel requirements are satisfied with coal, with the balance from tire-derived fuel and wood waste. The anticipated coal requirements for each facility are sourced with regional coal suppliers.

AAARP = Anhydrous ammonia absorption refrigeration plant
HRSG = Heat recovery steam generator
CHP = Combined Heat and Power

Schedule I-16

Power Purchase Agreements

Canada

Ontario

        The Ontario Electricity Financial Corporation (OEFC) is the sole purchaser of power from the Partnership's five Ontario power plants. The power is purchased under long-term Power Purchase Agreements (PPAs). The earliest expiry date of these agreements is at the Nipigon plant where the initial term of the PPA expires in 2012 and the longest expiry date is at the Calstock plant where the PPA expires in 2020. See "Power Plant Summary". The Partnership reached an agreement with the OEFC to amend the Tunis PPA effective January 16, 2010 that allows the Partnership to flow-through natural gas and transportation costs in excess of benchmark amounts to OEFC and extends OEFC the right to curtail the plant during summer off-peak periods through the remaining term of the PPA in 2014.

Williams Lake

        The Williams Lake power plant sells power to the British Columbia Hydro and Power Authority (BC Hydro) under a 25-year PPA with the initial term expiring in 2018. BC Hydro has an option to extend the agreement by up to 10 years, on the basis of two five-year term extensions.

        The Williams Lake Electricity Purchase Agreement (EPA) contains two pricing tranches: a firm energy tranche, representing approximately 82% of total energy produced; and a surplus energy tranche, representing approximately 18% of total energy produced. The firm energy tranche price consists of a fixed energy component, an operations and maintenance component (adjusted annually for average weekly earnings in British Columbia), and a reimbursable cost component. The surplus energy tranche price is adjusted annually for changes in the Dow Jones California Oregon Border index. The year end surplus energy tranche price would have been set at $30/MWh for 2010, compared to $58/MWh for 2009. However the Partnership sold the surplus energy to a third party at a higher price. The surplus energy price for 2011 was set through negotiations with BC Hydro and is attractive.

Mamquam

        The Mamquam hydroelectric facility sells all of its electricity generated to BC Hydro under a long-term contract (Mamquam EPA) which will expire in October 2027. BC Hydro has an option, exercisable in 2021 and every five years thereafter, to either purchase the Mamquam facility or extend the Mamquam EPA.

        Energy rates payable under the Mamquam EPA consist of a fixed energy component, an operations and maintenance component (adjusted annually for inflation), and a reimbursable cost component which covers costs such as property taxes, water and land use fees as well as comprehensive liability insurance costs.

Moresby Lake

        The Moresby Lake hydroelectric facility sells substantially all its electricity to BC Hydro under a long-term contract (Moresby Lake PPA) which will expire in 2022. The balance, approximately 1% of its power generation, is sold to NAV Canada and the Department of Fisheries and Oceans (Canada) under long-term PPAs.

        The energy rate payable by BC Hydro under the Moresby Lake PPA consists of a fixed energy component adjusted annually for inflation.

Schedule I-17

 United States

Frederickson

        The Partnership's portion (50.15% or approximately 125 MW) of the Frederickson facility's base 249 MW generating capacity has been sold under PPAs to three Washington State Public Utility Districts (PUDs) for a term of 20 years ending in 2022. Under the PPAs, the Partnership provides generating capacity and associated energy to each PUD, and the PUDs pay the Partnership a capacity charge, a fixed operations and maintenance charge, a variable operations and maintenance charge and a fuel charge. The PUDs must supply their proportionate share of natural gas to the Partnership at Huntingdon, British Columbia. The Partnership is responsible for contracting firm transportation for natural gas from Huntingdon to the Frederickson facility. The Partnership is responsible for any fixed and variable cost increases above those recoverable under the PPAs, other than costs that result from the effects of material changes to environmental and tax laws.

Manchief

        The Manchief power plant operates under an Energy Supply Arrangement (ESA) with the Public Service Company of Colorado (PSCo) that expires in 2022 pursuant to a 10-year extension agreed to in 2006. PSCo is an electricity and natural gas distribution company that primarily serves northern Colorado. Under the ESA, PSCo purchases: (i) the electricity capacity consisting of 301.8 MW of net generating capacity per hour, or the actual net generating capacity that is available in any given hour, whichever is less; and (ii) the electrical energy which is actually dispatched by PSCo and associated with such capacity, and Manchief is paid capacity and energy payments. Capacity payments are typically stable and are made on a monthly basis, regardless of whether the plant is actually dispatched by PSCo. Energy payments are also made on a monthly basis and are comprised of tolling fees, start-up fees, heat rate adjustment payments (payable either to or by Manchief) and natural gas transportation charges. Starting in May 2012, the capacity payments will be reduced by approximately 15% under the tolling arrangement.

        Manchief obtains operations and maintenance services for its generating facility from Colorado Energy Management, LLC pursuant to the terms of a plant operating and maintenance agreement.

        The Partnership and PSCo have also signed an Option Agreement under which PSCo has the right, during the latter part of the ESA extension term, to acquire the Manchief power plant. If PSCo exercises the purchase option, the Partnership would receive a fixed purchase price, as specified in the Option Agreement, which management believes will maintain the economic value of the 10-year ESA extension and compensate the Partnership for the power plant's expected residual value.

Greeley

        The Greeley facility provides all of its electrical output to PSCo under an on-system PPA which expires in August 2013. PSCo pays the Greeley facility a monthly capacity payment and energy payment pursuant to the PPA. The Partnership entered into a three-year forward natural gas swap contract expiring in October 2011 that covers most of the anticipated supply requirements for the Greeley facility during this period. Extension of the forward swap to cover the expiry of the PPA is being evaluated by management.

        Under a development agreement between Ventures and KN/Thermo LLC, KN/Thermo LLC is currently entitled to up to 33.5% of the Pre-Tax Cash Flow from the Greeley facility. Pre-Tax Cash Flow is defined in the development agreement to include the net proceeds realized by the Partnership from the sale of the Greeley facility under certain circumstances, and cash proceeds received from operation of the Greeley facility (including from sales of electric power and hot water), as reduced by the reasonable operating costs of the facility.

Schedule I-18

California Facilities

        The Partnership's California facilities are comprised of three facilities located on U.S. naval bases (the Naval Facilities) and the Oxnard facility.

        The Naval facilities are comprised of Naval Station, North Island and Naval Training Center. Except for the 4 MW steam turbine at the North Island facility, each of the Naval Facilities provides all of its electrical output to San Diego Gas and Electric Company (SDG&E) under the terms of the Long Run Standard Offer No. 4 for Power Purchase and Interconnection agreements from Qualifying Facilities, each of which expire in 2019. SDG&E is an electricity and natural gas distribution company primarily serving the San Diego area. Each of the Naval Facilities is required to operate throughout the term of the applicable PPA as a Qualifying Facility (QF) in accordance with the cogeneration facility requirements established by the Federal Energy Regulatory Commission (FERC).

        In 2009, the Partnership completed an upgrade to its gas turbine at the North Island facility in southern California from a GE LM5000 to a GE LM6000 unit for an approximate cost of US$17.0 million. The repowering project was completed in time for the summer peak demand season in Southern California. The project improved the operating efficiency of the facility reducing the gas turbine gross heat rate by approximately 1,127 Btu/kWh. The replaced LM5000 unit will be available as a spare gas turbine for the Partnership's other LM5000 turbines. The energy produced by the 4 MW steam turbine at the North Island facility is sold to the U.S. Navy (the Navy) at a discount to SDG&E's retail rates. The energy produced by the 2.5 MW steam turbine at the Naval Training Center is sold to SDG&E under a Standard Offer No. 1 for Power Purchase and Interconnection from Qualifying Facilities (SO1). The energy rates under the SO1 are the SDG&E short run avoided cost (SRAC) rates. Capacity payments are paid on an as-available basis under rates that are reviewed by the California Public Utility Commission (CPUC) periodically.

        The Navy has the right to terminate the Naval Facility Negotiated Utility Service Contracts (NUSCs) for convenience on one year's notice. Termination costs incurred under the PPA would be reimbursed under the NUSC in the event of termination for convenience. See "Thermal Supply Agreements".

        The Oxnard facility provides all of its natural gas turbine electrical output to Southern California Edison Company (SCE) under a contract (Oxnard PPA) that expires in 2020. SCE is an electricity and natural gas distribution company primarily serving areas of southern California outside Los Angeles and San Diego. The Oxnard facility is required to operate throughout the term of the Oxnard PPA meeting QF efficiency standards in accordance with the cogeneration facility requirements established by the FERC. The Oxnard facility is qualified as both a QF and an Exempt Wholesale Generator (EWG).

        In May 2010, the Partnership completed the replacement of the existing GE LM5000 natural gas turbine with a more efficient and reliable GE LM6000 at Oxnard at a cost of US$19.2 million. The final capital cost could potentially be lower if the sale of the used General Electric LM5000 turbine is successful. The repowering project was completed in time for the summer peak demand season in Southern California. While the project improved the Oxnard facility heat rate by 3%, the primary economic driver of the project is an expected reduction in forced outage costs relative to the GE LM5000.

        The price paid under the Naval Facilities' PPAs includes a capacity payment and an energy payment based on SDG&E's SRAC. The price paid under the Oxnard PPA includes a capacity payment and an energy payment based on SCE's SRAC. Capacity payments are based on achieving availability performance targets. These performance requirements require that forced outage rates for the facility are to be less than 20% during specified on-peak hours during the summer peak demand months. An additional performance bonus is applied when on-peak forced outage rates are less than 15%. Each of

Schedule I-19

the Naval Facilities and the Oxnard facility has historically achieved its firm capacity revenue and near maximization of capacity bonus revenues.

        On September 20, 2007, the CPUC accepted an alternative decision regarding revisions to the SRAC formulae that became effective August 1, 2009. The essence of the decision was to provide a 50/50 split between market and administratively determined heat rates for the calculation of the overall heat rate used in the energy price calculation; provide an escalating operating and maintenance fee adder; and use a 12-month forward-looking market heat rate rather than the historical pricing. The SRAC change impacts the steam payment component of the Naval Facilities PPAs and the Partnership is currently in discussions with the Navy regarding implications of future steam pricing. See "Regulation—California".

        SRAC energy prices are published monthly in accordance with the above mentioned decision. As such, this pricing provision recovers the month-to-month natural gas costs related to electricity production and substantially passes through the fuel cost to SDG&E and SCE in the variable energy charge. Time of use factors are applied to the SRAC energy rate to value the electricity delivered during on-peak hours relative to electricity delivered during off-peak hours. The Oxnard facility typically operates during on-peak hours in order to take advantage of higher electricity prices provided from on-peak time of use rates. Changes in natural gas prices have a nominal impact on the Oxnard facility's operating margin.

Curtis Palmer

        The Curtis Palmer hydroelectric facility sells all power generated to Niagara Mohawk Power Corporation (Niagara) under a long-term contract (Curtis Palmer PPA). The Curtis Palmer PPA ends after the earlier of 2027 and the delivery to Niagara of a cumulative 10,000 GWh of electricity.

        The Curtis Palmer PPA sets out 11 different prices for electricity sold to Niagara, with the applicable price to be paid at any given time being dependent upon the cumulative GWh of electricity which have been delivered to Niagara. In December 2008, the pricing increased by 18% as the plant moved into the sixth pricing block. Over the remaining term of the PPA, the price increases by US$10/MWh with each additional 1,000 GWh of electricity delivered. The plant requires approximately three years to move through each 1,000 GWh block, depending upon river flow.

        Under certain circumstances, Niagara has the ability to relocate, rearrange, retire or abandon its transmission system which would potentially give rise to material future capital cost outlays by Curtis Palmer to maintain its interconnection.

Morris

        The Morris facility sells electrical energy to Equistar Chemicals, LP (Equistar), a wholly-owned subsidiary of LyondellBasell AF S.C.A. (LyondellBasell), under an ESA that expires in 2023. Pursuant to the Morris ESA, Equistar pays a tiered energy rate based on the amount of energy consumed to a maximum of 77 MW. Equistar also pays capacity fees, comprised of both a non-escalating fixed fee that expires in 2013 and a variable fee that escalates with materials and labour indices and expires in 2023. The non-escalating capacity payment is fixed at US$8.3 million per year. In addition, the Morris facility earns energy payments based on electricity and steam delivered that is adjusted monthly for natural gas prices. Based on the energy payment formula, there is a small portion of energy costs that are not recovered through the energy payments, and this non-recoverable amount fluctuates with the price of natural gas. Most of this natural gas price exposure has been hedged through 2011. Equistar has a right to purchase the Morris facility at fair market value at the end of 2013, 2018 and 2023. The Morris facility is certified as a QF.

Schedule I-20

        Subordinate to the needs of Equistar, the Morris facility has a PPA with Exelon Generation Company, LLC (Exelon) covering 100 MW of electrical capacity that expires in April 2011. Exelon pays a capacity charge that varies based on the time of year together with an energy charge based on amount of energy dispatched. The annual capacity revenue earned under the PPA with Exelon has averaged just over US$6 million per year, including bonus payments for peak availability that exceeds 98%.

        Excess capacity and energy above the needs of Equistar and Exelon can be sold into the Pennsylvania, New Jersey, and Maryland (PJM) market. The 100 MW of electrical capacity that is currently serving the Exelon PPA has been sold through the PJM market from May 2011 to April 2014 at auction prices that are lower than the Exelon contract resulting in slightly lower capacity revenue.

        On January 6, 2009, Equistar, along with LyondellBasell's other North American operating entities, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Since that date, Equistar made all post-petition payments required under the ESA. On April 23, 2010 the plan of reorganization for LyondellBasell's U.S. subsidiaries, including Equistar, under Chapter 11 of the U.S. Bankruptcy Code was approved. Pursuant to the plan of reorganization, Equistar assumed the Morris ESA, and as a result, the Partnership received a US$12.4 million payment for pre-petition services under the ESA along with interest.

Kenilworth

        The Kenilworth facility sells electrical energy to Schering-Plough Corporation (Schering), a subsidiary of Merck & Co., Inc., under an amended and extended ESA that expires in July 2012. Pursuant to the Kenilworth ESA, Schering pays an energy rate that escalates annually. The Kenilworth ESA imposes a minimum take or pay obligation on Schering of 125,000 MWh per year. Load growth at Schering's facility over the years has caused certain seasonal loads to match more closely with the capacity of the Kenilworth facility. Excess generation above the Schering loads are sold to Public Service Enterprise Group Incorporated under a contract entered into in 2009.

North Carolina Facilities

        The Roxboro and Southport facilities provide all of their electrical output under PPAs to Carolina Power & Light Company (CP&L), which is a regulated utility servicing North Carolina and South Carolina, and is a subsidiary of Progress Energy Inc. (Progress). The electric output from the facilities is sold to Progress pursuant to PPAs which expired on December 31, 2009, but which have been extended pending resolution of arbitration before the North Carolina Utilities Commission (NCUC). The Partnership filed for arbitration with the NCUC and is seeking long term PPAs with pricing terms consistent with Progress's actual avoided costs. The NCUC has ordered that Progress continue to pay for the output of the North Carolina facilities pursuant to the terms of the PPAs that expired December 31, 2009 until the arbitration is finalized. On this interim basis, the price paid includes a capacity payment, an energy payment that reflects the price paid for coal, and a cycling charge. If this pricing does not result in a dispatch order for the facility, the Partnership has the right, but not the obligation, to bid an alternate price based upon its own pricing strategies to obtain a dispatch order. See "Business Risks—Power Purchase Contract Expiry Risk" in the MD&A. On January 27, 2011, the NCUC issued an Order on Arbitration which provided direction on four fundamental issues: (i) that a legally enforceable obligation was created in July 2008 and that, accordingly, it is appropriate to use Progress' June 2008 fuel forecasts as the basis for determining the avoided cost fixed energy rates for the new PPAs; (ii) that the facilities are entitled to receive full capacity payments in respect of the full term of the PPAs; (iii) that Progress' avoided capacity costs should be calculated based on the average unit cost to construct four combustion turbines at a single site; and (iv) that a 10-year term would be fair and appropriate for the new PPAs with the term starting from the time when the new PPAs are signed. The Order on Arbitration did not set a deadline for the completion of negotiations but requires

Schedule I-21

the Partnership and Progress to report on the status of negotiations within 30 days, if no agreement is reached sooner. On February 25, 2011, a joint report on the status of negotiations was filed in which the parties state that they have reached agreement on the majority of key commercial terms and will begin drafting final PPAs, with the goal of having an April 1, 2011 effective date.

        The North Carolina facilities burn a mix of wood waste, tire-derived fuel and coal. Both facilities have undergone substantial capital improvements designed to significantly reduce their NOx and SO2 emissions. These changes will additionally reduce the facilities' fuel costs via increased use of wood waste and tire-derived fuel accommodated via modified equipment design. In the fourth quarter of 2010, the Partnership completed the final phase of the enhancement project designed to reduce environmental emissions and improve the economic performance of the Southport and Roxboro facilities by increasing the use of tire-derived fuel and wood waste in the fuel mix. Project costs incurred to December 31, 2010 were US$82 million with an additional US$5 million to be spent in 2011 on access roads and final testing. The Partnership had anticipated a reduction in the capacity of Southport and Roxboro to approximately 88 megawatts (MW) and 46 MW respectively as a result of the increased use of wood waste and tire-derived fuel. The reduction in the capacity levels as a result of the change to a greater level of wood waste and tire-derived fuel in the fuel mix may be greater than previously expected. Recent testing indicates the plants may only be able to achieve capacities of 84-87 MW at Southport and 42-44 MW at Roxboro based on the targeted fuel mix. Management is assessing whether a shortfall in capacity can be practically resolved.

        As QFs under the FERC rules, both Roxboro and Southport can sell to CP&L under a special avoided cost rate determined every two years, and can supplement this revenue stream with sales of Renewable Energy Credits (REC) to satisfy North Carolina's Renewable Energy Portfolio Standard. As part of the capital investment, both plants dramatically increased their wood fuel percentage and thus achieved certification as REC providers. To reclaim its QF status, Roxboro increased its minimum non-coal fuel percentage to 75%, thus qualifying as a Small Power Producer on January 1, 2010. The Southport facility has been QF certified since initial operations in 1987.

Thermal Supply Agreements

        The Greeley facility sells hot water to the University of Northern Colorado (UNC) pursuant to a Thermal Supply Agreement (TSA) which expires in August 2013. Under the Greeley TSA, the Greeley facility is obligated to deliver for sale to UNC only such heat energy as is generated during the production of electrical capacity and energy for sale to PSCo. The charge per million Btu of thermal energy is calculated in a manner that gives UNC a discount when compared to UNC avoided natural gas-fired boiler costs.

        The Naval Facilities sell steam to the Navy pursuant to NUSCs, each of which expires in February 2018. The Naval Facility NUSCs give the Navy a right to purchase electrical energy from the Naval Facilities at prices comparable to those under the Naval Facility PPAs. Under the Naval Facility NUSCs, the Navy has an obligation to consume enough thermal energy for the Naval Facilities to maintain their QF status. The Navy has the right to terminate the SPAs for convenience on one year's notice. The Navy is obligated to pay a termination payment if it breaches an agreement or causes any loss of a Naval Facility's QF status.

        The contracted steam for the Naval Facilities is based on a take or pay formula using a specified volume at each facility. Additional steam can be taken above these specified volumes and such steam is priced at avoided package boiler costs. The monthly price payable by the Navy for steam under the Naval Facility NUSCs includes: (i) a steam commodity charge; (ii) fixed service charge for plant capital and operations and maintenance avoidance; and (iii) water cost pass-through provisions, a feed water charge and a credit for condensate return.

Schedule I-22

        Steam pricing is linked to the cost of natural gas and SDG&E's SRAC by an energy sharing formula. This formula provides the Naval Facilities with reduced price volatility as the SRAC price of electricity primarily increases or decreases as a result of changes to the price of natural gas. Changes in natural gas prices have a nominal impact on the Naval Facilities' cash provided by operating activities. On September 20, 2007, the CPUC accepted an alternative decision regarding revisions to the SRAC formulae that became effective on August 1, 2009. See "Regulation—California".

        The Oxnard facility supplies steam to its anhydrous ammonia absorption refrigeration plant, which then provides refrigeration services to Boskovich Farms at no charge; thereby maintaining the Oxnard facility's QF status.

        The Morris facility sells steam to Equistar to a maximum of 720 million lbs/hr under the Morris ESA through 2023. Ten year average usage is approximately 320 million lbs/hr. The Morris ESA charge for steam is calculated on the basis of a tiered pricing schedule ranging from US$2.60/mlbs of steam to US$3.18/mlbs of steam depending on quantity of average monthly steam demand. The agreement provides for the option to renegotiate pricing if steam demand falls outside a set range for a stipulated period of time. See "Power Purchase Agreements—United States—Morris" in this AIF, and "Business Risks—Qualifying Facility Status Risk" in the MD&A.

        The Kenilworth facility sells steam to Schering under an amended and extended Kenilworth ESA that expires in July 2012. The Kenilworth ESA provides for a contract minimum of 160,000 million Btu per year. The average annual heat content of steam sales directly from the Kenilworth facility under the terms of the Kenilworth ESA has been higher (740,000 million Btu per year average) than the contract minimum. The Kenilworth ESA charge per million Btu of steam is calculated as a function of the delivered cost of fuel to Schering's auxiliary boilers. Schering is able to request long term purchase strategies to minimize the monthly volatility of natural gas prices.

        The Partnership filed for market-based rate authority with the FERC, which was granted effective January 1, 2008, in endeavoring to ensure that the Roxboro facility would have the requisite authority in place to sell power under the Roxboro PPA in the event the facility does not have a steam host. Currently, the facility does not have a steam host and the Partnership does not expect one to emerge. The Southport facility sells steam pursuant to a Steam Purchase Contract which expires in December 2014 to Archer Daniels Midland Company (ADM). ADM has committed to purchase a minimum quantity of steam equivalent to 5% of the total energy output of the Southport facility. The Southport facility is required to make all reasonable efforts to provide a continuous supply of steam. However, the Southport facility is not responsible for any loss or damage resulting from a failure to maintain continuous steam service. Southport operates the boilers to provide steam continuously, even when the plant is not dispatched.

Fuel Purchase Agreements

        The largest of the Partnership's expenses is the cost of fuel used in the generation of electricity. Fuel costs include the natural gas commodity price, natural gas transportation charges, waste heat optimization costs and wood waste costs at the Calstock and Williams Lake plants and wood waste, tire-derived and coal fuel prices and transportation costs at the Roxboro and Southport facilities. Wood waste costs include the cost of wood waste, the transportation of wood waste, fuel and management costs and the disposal of wood ash. Although wood waste and the related transportation services have been purchased under contract for the majority of the fuel requirements at the Calstock and Williams Lake facilities, the suppliers have no obligation to provide in the event they scale back or shut down operations.

        The Partnership purchases fuel gas and/or waste heat for each of the Ontario power plants except Tunis, under long-term natural gas and waste heat supply agreements. The Partnership reached an agreement with the OEFC to amend the Tunis PPA effective January 16, 2010 that allows the

Schedule I-23

Partnership to flow-through natural gas and transportation costs in excess of benchmark amounts to OEFC and extends OEFC the right to curtail the plant during summer off-peak periods through the remaining term of the PPA in 2014. Firm capacity for the transportation of fuel gas to the Ontario power plants has been contracted for on the TransCanada natural gas transmission system under long-term transportation agreements, the earliest of which expires in 2011. See "Business Risks—Energy Supply Risk" in the MD&A.

        In late 2008, the Partnership completed a new supply agreement with a nearby wood waste landfill site for Calstock. The landfill site is estimated by management to have equivalent to one million green metric tons of supply, which is equal to three years of supply for the plant. Pursuant to a Certificate of Approval (CoA) from the Ministry of Environment, Calstock successfully completed a rail ties test burn in November 2009. The Partnership has applied for a permanent CoA amendment from the Ministry of Environment. If approved, the rail ties could provide up to 20% of the Calstock facility's fuel requirement.

        Wood waste supply to the Williams Lake facility was sufficient in 2010. Traditional suppliers returned to near normal production levels with the exception of one supplier who continues to idle one of their sawmills. The Partnership has identified other sources of supply to replace volume lost from the curtailed sawmill. These sources are more expensive; however, approximately 82% of the fuel cost is borne by BC Hydro under the PPA. The facility is well positioned to withstand potential fuel shortages largely due to an agreement with Pioneer Biomass Inc. to supply processed forest based residuals, on an as needed basis, to the Williams Lake facility. Fuel inventory levels were reduced significantly in 2010 to bring back to normal operating levels. The expanded wood waste storage capacity continues to provide flexibility in managing available lower cost wood waste supplies. At December 31, 2010, the plant had sufficient wood waste inventory for the plant to produce its maximum output of 66 megawatts (MW) for 35 days at full output.

        Natural gas supply purchased for the Greeley facility is financially fixed under an agreement with Shell Energy North America and CP Energy Marketing (US) Inc. which expires in October 2011. Natural gas for the Naval Facilities and Oxnard is purchased through natural gas contracts with RBS Sempra Energy Trading Corporation (Sempra) at monthly index prices similar to those used in the utility SRAC calculations. Kenilworth natural gas is also purchased from Sempra with that price used directly in the steam pricing under the ESA. The Morris facility obtains the majority of its required natural gas through a Purchase and Sale Agreement with DCP Midstream Marketing LP and Tenaska Power Services Co. (Tenaska) which expires in 2016 at a price indexed to the Chicago City Gate market. Under the agreement, Tenaska also provides power market trading services through a year-to-year agreement that may be cancelled on 60 days notice. Additionally, the Morris facility contracts gas storage facility as a seasonal hedge and to maximize operational flexibility.

        Approximately 25-30% of the Southport and 20-24% of the Roxboro facilities' fuel requirements are satisfied with coal, with the balance from tire-derived fuel and waste wood. The anticipated coal requirements for 2011 for each facility are sourced with regional coal suppliers. Tire-derived fuel and waste wood are sourced from multiple local suppliers. Tire-derived fuel is procured under fixed-price contracts, and waste wood is procured at fixed prices indexed to the transport distance from the facility and subject to a fuel surcharge.

Partnership Waste Heat Agreements

        Pursuant to long-term waste heat agreements, TransCanada provides the Ontario power plants with all waste heat generated by the natural gas turbine compressors located at the compressor stations adjacent to the Ontario power plants on an as available basis. Each agreement continues in effect for as long as the Partnership delivers electrical energy from the particular plant. The waste heat agreements provide that TransCanada will be obligated to supply waste heat to the Ontario power

Schedule I-24

plants only when such waste heat is available from the compressor stations. In the event waste heat output is reduced at a compressor station as a result of reduced natural gas turbine output arising from any cause, TransCanada's obligation to deliver waste heat is reduced accordingly. See "Business Risks—Energy Supply Risk" in the MD&A.

        In 2003, the Partnership entered into an agreement with TransCanada to optimize the waste heat availability at certain of the Partnership's Ontario plants. Under the agreement, the Partnership pays for incremental natural gas used in the compressor station turbines to optimize the quantities of waste heat which can be available to the Partnership's adjacent power plant. Any incremental maintenance or repair costs as a result of the increased use of TransCanada's turbines are also charged to the Partnership.

PERC Management Arrangements

        Pursuant to the PERC Management Agreement, the Partnership, through Ventures, provides management and administrative services to PERH and its subsidiaries and, if and to the extent requested by PERC, provides certain administrative services to PERC. The initial term of the PERC Management Agreement expires in 2025. In consideration for providing the management and administrative services, the Partnership receives a base annual management fee.

        Concurrently with the PERH recapitalization in August 2009, certain changes were made to the PERC Management Agreement. The changes include: (i) PERH has assumed responsibility for certain management functions, (ii) the parties agreed that PERH can terminate the management agreement for a specified price, declining over time, if the Partnership agrees to sell its interest in PERH, and (iii) the allocation agreement among the Partnership, PERC and certain other parties, together with the rights of first offer in respect of certain projects of the Partnership granted to PERC and to PERH under the PERC Management Agreement and the allocation agreement, have been terminated. See "General Development of the Business—Three Year History".

        PERC, through PERH and its subsidiaries, competes with the Partnership. The PERC Management Agreement does not prohibit the Partnership or its affiliates from competing with PERC or PERH or from acquiring, investing in, or providing administrative or managerial services to a competitor of PERC. Pursuant to the PERC Management Agreement, PERC, PERH and its subsidiaries acknowledge and agree that the Partnership and its affiliates may engage in activities similar to and competitive with those of PERC, PERH and its subsidiaries.

Employees of the Partnership

        Neither the Partnership nor the General Partner has any employees. All day-to-day operations at the Canadian and U.S. power generation facilities are undertaken by employees of Capital Power with the exception of the Manchief facility. Operations and maintenance services for the Manchief facility are supplied by a contracted service provider, Colorado Energy Management, LLC.

        All senior officers of the Partnership are employed by, and obtain all of their compensation from, Capital Power, and compensation for their services to the Partnership is paid by Capital Power. The directors and officers of the Partnership who are officers or employees of Capital Power do not receive any compensation directly from the Partnership for such services. See "Compensation Discussion and Analysis".

        The Canadian operations have approximately 23 non-unionized employees at North Bay, Mamquam and Moresby Lake. The facility operations at Nipigon, Kapuskasing, Tunis and Calstock unionized in the spring of 2006. The Power Workers' Union of Ontario is the certified bargaining agent for approximately 46 employees at these facilities and has a collective agreement with Capital Power which expires in December 2013. At the Williams Lake facility, there are approximately 23 unionized

Schedule I-25

employees whose United Steel Workers local has a collective agreement with Capital Power which expires in December 2011. The United States operations have approximately 167 non-unionized employees.

Expansion, Enhancement and Acquisition Opportunities

        Where opportunities arise, the Partnership will seek to grow its asset base by expanding capacity and implementing enhancements at existing plants and by pursuing acquisition or development opportunities that meet the Partnership's investment criteria and are accretive to cash flows. These criteria include generation assets that have relatively stable and predictable cash flows; risk profiles similar to the assets already owned by the Partnership; and with predictable capital expenditures and long operating lives.

        The Ontario PPAs contain provisions that, under certain circumstances and subject to the consent of OEFC, allow for the sale of additional electricity to the extent that the plants subject to the agreements are physically expanded. Expansions could be achieved in a number of ways; however, at present there is no agreement with OEFC to expand the Ontario plants.

RISK FACTORS

        The Partnership has direct ownership interests in a portfolio of 20 power generation assets that operate using six different fuel types in two countries, and also a 14.3% equity ownership interest in another organization that owns 5 plants, and is therefore subject to a number of business and operational risks.

        A detailed discussion of risk factors is included in the section on "Business Risks" in the Partnership's MD&A dated March 2, 2011 and filed on SEDAR.

REGULATION

        Set forth below is an overview of the principal electrical power regulatory regimes to which the Partnership's operations are subject. Environmental regulations affecting the Partnership's operations are discussed under "Environmental Regulation".

        The Partnership's operations are subject to extensive regulation by governmental agencies. In addition to environmental regulation, the Partnership's facilities and operations are subject to laws and regulations that govern, among other things, transactions by and with purchasers of power, including utility companies, the development and construction of generation facilities, the ownership and operations of generation facilities, access to transmission, and the geographical location, zoning, land use and operation of a facility.

Ontario

        The OEFC is one of five corporations established by the Electricity Act, 1998. OEFC is the purchaser of 100% of the power produced by the Partnership's operations in Ontario. This relationship has remained stable despite numerous regulatory and policy changes over the intervening years. The formation of the Ontario Power Authority (OPA) in 2004, while having no impact on the existing contracts, is helpful in that it will provide a creditworthy counterparty with whom to negotiate replacement PPAs as the existing agreements expire.

        On September 20, 2010, the Ontario Minister of Energy announced a revised process regarding the development of the Integrated Power System Plan (IPSP). On November 23, 2010, the Ontario Ministry of Energy issued its "Long-Term Energy Plan" (LTEP) and a proposed new supply mix directive. Subject to a 45 day posting of the proposed supply mix directive on the Environmental Registry, the OPA will prepare a detailed IPSP, hold consultations, and submit a revised IPSP to the Ontario Energy

Schedule I-26

Board (OEB) by mid 2011 with review by the OEB to take place between 2011 and 2012. Once reviewed and approved by the OEB, the IPSP will be updated every three years as required by regulation.

        On October 7, 2010, the Ontario government announced that the 900 MW Oakville Generating Station selected by the OPA for the southwest Greater Toronto Area was no longer required and would be cancelled. The LTEP issued on November 23, 2010 referenced this cancellation but noted that natural gas would continue to play a strategic role in Ontario's supply mix by complementing intermittent supply from renewable energy projects, meeting local and system requirements, and ensuring that adequate capacity is available as nuclear plants are modernized, and that the OPA will continue to plan on natural gas usage for those strategic purposes. The LTEP specifically noted that the procurement of a natural gas-fired plant in the Kitchener-Waterloo-Cambridge area, as was originally envisaged in the original IPSP submitted to the OEB in 2007, is still necessary to ensure adequate regional electricity supply.

British Columbia

        BC Hydro is the principal purchaser and distributor of electricity in the Province of British Columbia. BC Hydro is owned by the Province of British Columbia and is regulated by the British Columbia Utilities Commission (BCUC). The British Columbia Government Energy Plan (BC Energy Plan) and direction to BC Hydro have the effect of making hydroelectric, wind and wood waste electricity generation more favourable than natural gas and coal fired electricity generation.

        On August 27, 2009, the Government of British Columbia affirmed that development of clean and renewable energy sources will continue to be aggressively promoted and pursued in conjunction with energy self-sufficiency both to support achievement of British Columbia's climate action plan goals and to position British Columbia as a "clean energy powerhouse" as per the BC Energy Plan.

        On April 28, 2010, the Government of British Columbia introduced a new Clean Energy Act that aims to aggressively accelerate and expand development of clean and renewable energy sources within the Province of British Columbia to achieve energy self-sufficiency, job creation and greenhouse gas reduction objectives. The Clean Energy Act also re-integrates British Columbia Transmission Corporation (BCTC) into BC Hydro and provides a new role for BC Hydro to actively market and expand sales of BC clean power in export markets. The Clean Energy Act received Royal Assent on June 3, 2010, and BCTC was re-integrated into BC Hydro effective July 5, 2010.

        The Clean Energy Act requires BC Hydro to submit an Integrated Resource Plan (IRP) by November 2011. The long-term electricity planning framework and expanded opportunities for contracted power development for both BC domestic use and BC Hydro export purposes established through the Clean Energy Act, and addressed through the forthcoming IRP, could provide opportunities for the Partnership. The Clean Energy Act would also streamline regulatory approval processes for future projects qualifying for contracts with BC Hydro.

U.S. Energy Industry Regulatory Matters

Federal Energy Regulatory Commission (FERC) Jurisdiction

        Unless otherwise exempt, any person that owns or operates facilities used for the wholesale sale or transmission of electric energy in interstate commerce is a public utility subject to FERC's jurisdiction. FERC has extensive ratemaking jurisdiction and other authority with respect to interstate wholesale sales and transmission of electric energy under the Federal Power Act (FPA) and with respect to certain interstate sales, transportation and storage of natural gas under the U.S. Natural Gas Act of 1938 (NGA), as amended and the U.S. Natural Gas Policy Act of 1978 (NGPA), as amended. FERC also maintains certain reporting requirements for public utilities and regulates, among other things, the

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disposition and acquisition of certain assets and securities, the holding of certain interlocking directorate positions, and the issuance of securities by public utilities.

Transmission Service

        Issued in 1996, FERC Order No. 888 mandated the unbundling of utilities' transmission and generation services and required such utilities to offer eligible entities open access to utility transmission facilities on a basis comparable to the utilities' own use of the facilities. FERC Order No. 888 required public utility transmission owners to file open access transmission tariffs containing the terms and conditions under which they would offer transmission service, enabling independent generators and marketers to schedule and reserve capacity on those transmission facilities. In 2007, FERC Order No. 890 made a number of changes to open access implementation, including requiring an open, transparent and coordinated transmission planning process on both a local and regional basis.

        In 1999, FERC issued Order No. 2000, which set out standards for Independent System Operators (ISOs) and Regional Transmission Organizations (RTOs). These organizations are operated by an entity that is independent of market participants, and planning, operations, and transmission services are performed on a regional instead of utility specific basis. In addition, most ISOs and RTOs administer liquid day-ahead and real-time spot markets. Examples are PJM Interconnection, ISO New England, New York ISO, Midwest Independent Transmission System Operator and California ISO. In 2008, FERC Order No. 719 made incremental reforms to such markets, including requiring scarcity pricing to encourage demand response and other new resources.

Market-Based Rate Authority

        Under the FPA and FERC's regulations (subject to certain exceptions for entities such as municipal utilities that are not public utilities under the FPA), an entity seeking to make wholesale sales of power at market-based or cost-based rates must obtain authorization from FERC. FERC grants market-based rate authorization if it finds that the seller and its affiliates lack market power in generation and transmission, that the seller and its affiliates cannot erect other barriers to market entry and the seller and its affiliates comply with certain affiliate restrictions. All of the Partnership's affiliates that own power plants in the U.S. (except for those power plants that are QFs, as well as the Partnership's power marketer affiliates, are currently authorized by FERC to make wholesale sales of power at market-based rates. This authorization is subject to revocation by FERC if such companies fail to continue to satisfy FERC's current or future criteria for market-based rate authority or to modification if FERC restricts the ability of wholesale sellers of power to make sales at market-based rates.

Mergers and Acquisitions

        FERC has FPA jurisdiction over certain sales, mergers, consolidations and acquisitions of public utility assets or securities, and over certain mergers and acquisitions involving holding companies and transmitting utilities or electric utility companies. In reviewing such matters, FERC reviews the effect of the transaction on competition, rates and regulation and ensures that there is no unlawful cross subsidization of affiliates by entities with captive customers.

Independent System Operators (ISOs) and Regional Transmission Organizations (RTOs)

        ISOs grew out of Orders Nos. 888/889 where the Commission suggested the concept of an ISO as one way for existing tight power pools to satisfy the requirement of providing non-discriminatory access to transmission. Subsequently, in Order No. 2000, the Commission encouraged the voluntary formation of RTOs to administer the transmission grid on a regional basis throughout North America. With the exception of the southeast and northwest, most wholesale power markets in the lower 48 states of the

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United States are controlled by RTOs operating under FERC jurisdiction. The organized markets under each of these RTOs have developed differently, each with their own variation of markets. The northeast region (PJM, NYISO and ISO-NE) is considered the more developed of the RTOs but each region has its own uniqueness of history, market participants, resources and state involvement. Market rules continue to evolve. The non-organized market regions of the northwest and southeast typically represent the old model of vertically integrated utilities and opportunities there are limited to bilateral contracts.

Reliability Standards

        Pursuant to the U.S. Energy Policy Act of 2005, FERC finalized in February 2006 new rules regarding the certification of an Electric Reliability Organization and the procedures for the establishment, approval and enforcement of mandatory electric reliability standards. In July 2006, FERC certified North American Electric Reliability Corporation (NERC) as the Electric Reliability Organization to establish and enforce reliability standards applicable to all owners, operators and users of the bulk power system. NERC relies on regional reliability entities to enforce FERC and NERC standards with bulk power system owners, operators, and users through approved delegation agreements. Such regional entities are responsible for monitoring compliance of the registered entities within their regional boundaries, assuring mitigation of all violations of approved reliability standards and assessing penalties and sanctions for failure to comply.

FERC Enforcement Authority

        FERC has the authority to enforce the statutes it is responsible for implementing and the regulations it issues under those statutes. The U.S. Energy Policy Act of 2005 conferred substantial enforcement authority on FERC, allowing it to impose civil penalties of up to U.S. $1 million per day per violation for violations of the NGA, NGPA and Part II of the FPA. This expanded penalty authority also applies to any entity that manipulates wholesale natural gas or electric markets by engaging in fraud or deceit in connection with jurisdictional transactions. In addition, these laws allow for the assessment of criminal fines and imprisonment for violations.

The Public Utility Regulatory Policies Act of 1978

        The Public Utility Regulatory Policies Act of 1978, as amended (PURPA) and FERC's regulations under PURPA provide certain incentives for the development of combined heat and power facilities and small power production facilities using alternative or renewable fuels, in part by establishing certain exemptions from the FPA and the U.S. Public Utility Holding Company Act of 2005 for owners of QFs.

        PURPA provides two primary benefits to QFs. First, all cogeneration facilities, geothermal and biomass small power production facilities, and small power production facilities 30 MW or smaller that are QFs are exempt from certain provisions of the FPA, the regulations of FERC thereunder and the U.S. Public Utility Holding Company Act of 2005. Second, the FERC regulations promulgated under PURPA require that electric utilities purchase electricity generated by QFs that are directly, or under certain circumstances indirectly, connected to such electric utilities at a price based on the purchasing utilities avoided cost and that such utilities sell back up power to such QFs on a non-discriminatory basis. An electric utility may be entitled to relief from these mandatory purchase and sale obligations if, in the case of the mandatory purchase obligation, the utility can show that the QF has non-discriminatory access to a market that meets certain competitive conditions and, in the case of the mandatory sale obligation, if the utility can show that that there are competing retail electric suppliers willing and able to sell and deliver electricity to the QF and there is no obligation under state law for the utility to make such power sales. The provisions for relief from the mandatory purchase and sale obligations do not affect contracts entered into or pending approval on or before August 8, 2005.

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        Under FERC's regulations, QFs are subject to FERC's rate making authority under the FPA and are required to obtain market-based rate authority in order to sell power at market-based rates, except for sales of energy or capacity: (i) made by QFs that have a generating capacity of 20 MW or less; (ii) made pursuant to a contract executed on or before March 17, 2006; or (iii) made pursuant to state-approved avoided cost rates.

        PURPA establishes certain thermal use and efficiency requirements for QFs. Loss of a steam host or changes in operations at the facility or at the steam host may result in non-compliance with such requirements. The Partnership endeavours to monitor regulatory compliance by its QF facilities in a manner that minimizes the risks of losing these facilities' QF status. If any of the QF facilities in which the Partnership has an interest were to lose its status as a qualifying cogeneration facility, that facility would no longer be entitled to the QF-related exemptions and could become subject to rate regulation under the USFPA and additional state regulation. Loss of QF status could also trigger defaults under covenants to maintain QF status in the facilities' PPAs, SPAs and financing agreements and result in termination, penalties or acceleration of indebtedness under such agreements. Loss of QF status on a retroactive basis could lead to, among other things, fines and penalties, or claims by a utility customer for the refund of payments previously made. If the obligation to purchase from some or all of the Partnership's QFs is terminated, the Partnership will seek alternative purchasers for the output of such QFs or enter into negotiated rate contracts with existing counterparties once their current contracts expire. Such sales will be at prevailing market rates, which may not be as favourable as the terms of the PURPA sales arrangements under existing contracts and thus may diminish the value of the Partnership's QFs.

        In November 2007, FERC granted a limited request for waiver of FERC's QF operating and efficiency standards for the Roxboro facility due to an inability to find a replacement steam host. On January 1, 2010 Roxboro was recertified as a QF under the requirement for a Small Power Producer due to its ability to utilize renewable fuel.

Public Utility Holding Company Act of 2005

        In August 2005, the passage of U.S. Energy Policy Act of 2005 repealed the Public Utility Holding Company Act of 1935 and enacted the U.S. Public Utility Holding Company Act of 2005, effective February 2006, which primarily addresses FERC's access to the books and records of holding companies. Any entity that is a holding company solely with respect to QFs, exempt wholesale generators or foreign utility companies, such as the Partnership, is exempt from FERC's books and records requirements and any accounting, record-retention and reporting requirements contained in the U.S. Public Utility Holding Company Act of 2005 and FERC's regulations promulgated thereunder.

California

        The Naval Facilities in San Diego and the Oxnard facility in Oxnard sell energy to SDG&E and SCE respectively on the basis of each utility's SRAC formula.

        On September 20, 2007, the CPUC accepted an alternative decision regarding revisions to the SRAC cost formulae that were implemented in 2009. The essence of the decision is to provide a 50/50 split between market and administrative heat rates for the calculation of the overall heat rate used in the compensation calculation. This increases the amount of variable operating cost included in the determination of SRAC amount. The SRAC change impacts the steam payment component of the PPAs described above and the Partnership is currently in discussion with the Navy on implications of future steam pricing.

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Colorado

        On April 19, 2010, the Colorado Legislature enacted House Bill 10-1365 (HB1365) which entitled the "Clean Air-Clean Jobs Act" (CACJA). CACJA requires PSCo to submit a plan to the Colorado Public Utilities Commission (CoPUC) to achieve 70 - 80% reductions in NOx emissions from a minimum of 900 MW of its existing coal generating facilities by December 31, 2017 with a CoPUC decision accepting, modifying or rejecting the plan required by December 15, 2010.

        The specific replacement options that will ultimately be approved for PSCo could have implications for future commercial contracting opportunities for the Partnership's Greeley facility. The existing Greeley PPA with PSCo expires in August 2013.

        The CoPUC issued a decision on December 15, 2010. The CoPUC did not select any of the packaged portfolios that were extensively modeled in the docket, but instead generated its own unique plan that incorporates elements of various plans. The decision directs PSCo to retire 551 MW of existing coal generation, add emissions controls to 742 MW of existing coal capacity, fuel-switch 463 MW of coal-capacity to natural gas, and construct a new 2x1 natural gas combined cycle facility with 569 MW capacity. The CoPUC did acknowledge other options, including gas turbines, IPP generation, and transmission, may be more effective long-term solutions than fuel-switching coal-to-natural gas units, and in this respect directed PSCo to present alternatives to fuel-switching coal-to-natural gas in its upcoming ERP due in late 2011.

        The decision preserves an option for the Partnership and other existing IPP facilities to bid into the next RFP. On January 4, 2011, seven parties, including PSCo and CIEA (on behalf of the Partnership and SWG), filed "Requests for Rehearing, Reargument or Reconsideration" (RRR Request) regarding various aspects of the decision. See "Legal Proceedings".

ENVIRONMENTAL MATTERS

        The Partnership has obtained all environmental licenses, permits, approvals and other authorizations required for the operation of its power plants. Except as outlined below, the Partnership is satisfied that its operating practices are in material compliance with applicable environmental laws and regulatory requirements. The power plants are operated in an environmentally sound manner and the environmental management systems are aligned with the corporate policies and procedures of Capital Power, which are binding upon the General Partner and the Manager.

        At the Calstock plant, opacity remains a concern while burning the landfill waste wood alone. A blend of fuel supply is utilized to mitigate opacity and particulate issues. However, Calstock is not meeting two other conditions in its Certificate of Approval (CoA): (i) attaining the minimum combustion gas temperature and residence time, and (ii) the maximum carbon monoxide concentration in the stack. The Partnership has submitted an application to the Ontario Ministry of Environment to amend the Certificate of Approval to more accurately reflect the operating conditions of the plant.

Environmental Regulation

        Many of the Partnership's operations are subject to extensive environmental laws, regulations and guidelines relating to the generation and transmission of electricity, pollution and protection of the environment, health and safety, greenhouse gas (GHG) and other air emissions, water usage, wastewater discharges, hazardous material handling, storage, treatment and disposal of waste and other materials and remediation of sites and land-use responsibility. These regulations can impose liability for compliance costs and costs to investigate and remediate contamination.

        The Partnership business is a significant emitter of carbon dioxide (CO2), NOx, sulphur dioxide (SO2), mercury and particulate matter (PM), and is required to comply with all licenses and permits and federal, provincial and state requirements, including programs to reduce or offset GHG emissions.

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        Compliance with new regulatory requirements may require the Partnership to incur significant capital expenditures or additional operating expenses, and failure to comply with such regulations could result in fines, penalties or the curtailment of operations. To the extent that proposed regulations are described below, until detailed regulations are enacted there is insufficient information to assess the impact on the Partnership, although as additional regulations are passed it is likely the Partnership will incur increased costs.

Canadian Federal Government—GHG Emissions Regulations

        On June 23, 2010, the Canadian Environment Minister announced the Government of Canada's plan for new GHG emission regulation for coal-fired electricity generation units. The proposed plan will apply a new GHG emissions performance standard to new coal-fired electricity generation units and facilitate phasing out conventional coal-fired electricity generation in an orderly manner. The regulations are anticipated to be effective July 1, 2015 and units that have commercial operation dates prior to July 1, 2015 are expected to be exempt from the regulation until they reach the end of their economic useful life. Because the proposed regulations address coal-fired generation assets they are not expected to have any negative impact on the Partnership's facilities.

Canadian Federal Government—Air Emission Regulations

        The Canadian government is considering regulations which may place stricter limits on NOx, SO2, mercury and PM emissions from fossil fuel-fired generating stations in Canada. The Canadian Department of Environment has been working with the provincial governments and industry to develop a regulatory framework to minimize local emissions under a Comprehensive Air Management System (CAMS) and the regulations are expected to be implemented in 2013.

Ontario

        The Ontario government aims to harmonize its cap and trade program with the Western Climate Initiative (WCI), which is represented by four provinces (B.C., Ontario, Quebec and Manitoba) and seven states (Arizona, California, Montana, New Mexico, Oregon, Utah and Washington). The WCI requires a 15% reduction in GHG emission levels by 2020, from those of 2005. The cap and trade system applicable to industrial facilities including electricity generation is expected to be implemented in 2012. However, the Ontario Government has not yet provided the industry specific GHG reduction targets or other program details.

British Columbia

        The Greenhouse Gas Reduction Targets Act and the Greenhouse Gas Reduction (Cap and Trade) Cap and Trade Act which were enacted in 2008, provide the statutory basis for establishing a market-based framework to reduce GHG emissions from large emitters. The BC Government aims to harmonize its cap and trade program with the WCI, similar to Ontario. The cap and trade system applicable to industrial facilities including electricity generation is expected to start in 2012 and will replace the current fuel tax. However, the BC Government has not yet provided the industry specific GHG reduction targets or other program details.

U.S.—Greenhouse Gas Regulation

        The U.S. Environmental Protection Agency (USEPA) and the state of California have implemented mandatory GHG reporting requirements, which are expected to be met by the Partnership on their respective due dates in 2011.

        The USEPA is expected to regulate GHGs under the Clean Air Act (CAA) with requirements for best available control technology for new GHG sources and major modifications of existing sources.

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They also plan to control GHG emissions for existing and new sources through new source performance standards.

        The WCI, as described above under Ontario, may affect the operation of the Partnership's four facilities in California and the Frederickson facility in Washington.

        California's proposed Cap and Trade program to control GHGs aims to cut the state's GHG emissions to 1990 levels by 2020 with further reductions each year thereafter. The initial phase of the program will apply to electric generation and large industrial units and is expected to be effective in January 2012, but the proposal's GHG emission allocation methodology has not yet been established. On November 2, 2010, a proposition (Proposition 23) to effectively repeal the program was rejected by California voters.

        There is currently insufficient information to determine the impact of the proposed regulations on the Partnership, however if additional regulations are passed it is likely that the Partnership will incur increased costs.

U.S.—Air Emission Regulations

        In July, 2010, USEPA proposed the Clean Air Transport Rule (CATR) to replace the Clean Air Interstate Rule. CATR proposes to reduce the amount of Nitrogen Oxide (NOx) and Sulphur Dioxide (SO2) emissions from electric generating units that are transported in the air to down-wind states. CATR proposes emission reductions sufficient to contribute to reducing NOx and SO2 measures below the ambient air quality standards in those down-wind states. The CATR proposals are also expected to significantly limit emissions trading.

        CATR only applies to units of generating facilities with a capacity of 25 MW or more, although it may be extended to other facilities when it is re-evaluated in 2014. Cogeneration facilities and units not providing electricity for sale on the electricity grid are also exempt. The Partnership units that may be impacted are Roxboro, Southport, and Morris, however, there is insufficient information to understand the implications of the proposed regulations.

        There is currently insufficient information to determine the impact of these air emission proposed regulations on the Partnership, however if additional regulations are passed it is likely that the Partnership will incur increased costs.

        In 2010, the USEPA proposed new air toxics standards, including standards for mercury, for industrial boilers (Boiler MACT) and for coal and oil-fired electric generating units. However, the state of North Carolina issued a maximum available control technology permit to the Partnership under the CAA, which precludes the application of these proposed new standards to its North Carolina facilities. In addition, based on the fuel mix and newly installed controls at the Partnership's North Carolina facilities, the Partnership does not anticipate the need for further mercury or other hazardous emissions controls at these facilities.

U.S.—Comprehensive Environmental Response, Compensation and Liability Act (CERCLA)

        CERCLA, also referred to as Superfund, requires investigation and remediation of sites where there has been a release or threatened release of hazardous substances. It also authorizes the USEPA to take response actions at Superfund sites, including ordering parties who are potentially responsible for the release to pay for their actions. Many states have similar laws. CERCLA defines potentially responsible broadly to include past and present owners and operators, as well as generators, of wastes sent to a site. The Partnership is currently not subject to any material liability for any Superfund matters. However, the Partnership generates certain wastes, including hazardous wastes, and sends certain of its wastes to third party waste disposal sites. As a result, there can be no assurance that the Partnership will not incur a liability under CERCLA in the future.

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 COMPETITION

        During the terms of the PPAs, the obligations to purchase power generated by the power plants are firm up to the contract quantities and are not significantly affected by a competitive market for power in the jurisdictions and markets in which the power plants are located or the markets to which their power is sold. At the Williams Lake plant, any excess energy, approximately 20% of the total energy produced, is priced by reference to a power index. In 2009, the year end excess energy price ($58/MWh) was higher than the year end prices received for such excess energy in 2008 ($49/MWh). Except in that limited instance, (e.g. Williams Lake excess energy), the potential presence of lower or higher priced power in any of the electricity markets supplied by the power plants does not (subject to certain curtailment rights in the applicable PPAs), allow for a change either in the quantity of power required to be purchased under such agreements or the price payable for such power. During the term of a SPA, the obligations to purchase steam and other forms of thermal energy generated by the CHP facilities are fixed by the contract. While some areas may offer ready access to an alternate steam or thermal energy source, most would require the construction of new facilities and infrastructure by the customer or another third party to offer a competing supply. It is a competitive advantage to the CHP facilities to have their facilities and infrastructure in place and available to the customer.

        Ongoing research and development activities improve upon power technologies and reduce the cost of alternative methods of power generation. As the PPAs and SPAs expire the Partnership must re-contract plant capacity which may also involve capacity re-powering or upgrades in order to compete with more efficient plants utilizing newer technologies.

        Competition in the North American power generation market is comprised of numerous fully and partially-regulated utilities and independent power producers. However, with operational experience in four types of energy supply, a broad geographic footprint and good access to capital markets, the Partnership is well-positioned to compete for contracted generation assets.

Canada

        In its 2009 outlook of Canada's energy supply, the National Energy Board of Canada forecasts Canadian electricity production to grow at a compound average annual rate of over 1% between 2011 and 2020. The combined effect of demand growth and facility retirements is expected to result in a need for new generation in the coming years. The British Columbia and Ontario markets remain price regulated, and provincial regulatory bodies have continued to issue RFP's or other procurements for the development of new generation.

United States

        The U.S. Energy Information Administration in its 2010 Annual Energy Outlook forecasts U.S. electricity demand to grow at a compound average annual rate of over 1% between 2011 and 2020. In combination with limited near-term capacity development and anticipated retirements (particularly of aging coal plants), demand growth in the U.S. is expected to compress reserve margins and necessitate renewed development activity. Regional power markets within the U.S. exhibit a high level of diversity, due in part to differing regulatory regimes, transmission constraints, supply and demand characteristics and environmental policies. The U.S. market has solid growth potential for the Partnership due to its size relative to the Canadian market and because of its historical reliance on fossil fuel-based power generation which is an area of expertise for the Partnership.

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 DISTRIBUTIONS OF THE PARTNERSHIP

        Cash distributions per Unit declared by the Partnership per year during the past three years are as follows:

	2010	2009	2008
Cash distributions per Unit declared per year	$1.76	$1.95	$2.52

        Prior to October 1, 2009, the Partnership distributed cash to its limited partners on a quarterly basis. Commencing after September 30, 2009 the Partnership distributes cash to its limited partners on a monthly basis in accordance with the requirements of the Partnership Agreement and subject to the approval of the Board of Directors of the General Partner. Cash distributions are determined in consideration of cash amounts required for the operations of the Partnership and the power plants including maintenance capital expenditures, debt repayments, and financing charges, and any cash retained at the discretion of the Board of Directors of the General Partner to satisfy anticipated obligations or to normalize monthly distributions. The cash distributions are made in respect of each calendar month to Unitholders of record on the last day of each month commencing after September 30, 2009. Payments are made on or before the 30th day after each record date. See "General Development of the Business". In connection with the signing of the Memorandum of Agreement, the Partnership announced a reduction in distributions on Units from $0.63 per Unit per quarter to $0.44 per Unit per quarter effective with the June 2009 distribution. Distributions are prohibited by certain covenants under the Partnership's credit facilities, and pursuant to guarantees entered into in connection with the issue of preferred shares by CPEL, if an uncured default exists. See "Business Risks—Preferred Share guarantee—unit distribution risk" in the MD&A.

        In October 2009, the Partnership announced the launch of a Premium DistributionTM and Distribution Reinvestment Plan (the Plan) that provides eligible Unitholders with two alternatives to receiving the monthly cash distributions, including the option to accumulate additional Units in the Partnership by reinvesting cash distributions in additional Units issued at a 5% discount to the Average Market Price of such Units (as defined by the Plan) on the applicable distribution payment date. Under the Premium DistributionTM component of the Plan, eligible Unitholders may elect to exchange these additional Units for a cash payment equal to 102% of the regular cash distribution on the applicable distribution payment date. See "General Development of Business".

TM
Denotes a trademark of Canaccord Capital Corporation

        Additional information with respect to the Plan is available on the Partnership's website at www.capitalpowerincome.ca.

DIVIDENDS OF SUBSIDIARY (CPEL)

Series 1 Shares

        Cash dividends per share declared by CPEL per year with respect to the Series 1 Shares during the past three years are as follows:

	2010	2009	2008
Cash dividends per share declared per year	1.2125	$1.2125	$1.2125

        Series 1 Shares pay cumulative dividends of $1.2125 per share per annum payable quarterly on the last business day of March, June, September and December of each year, as and when declared by the Board of Directors of CPEL.

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Series 2 Shares and Series 3 Shares

        CPEL paid an initial dividend of $0.28288 per share on December 31, 2009 on its Series 2 Shares for the period from November 2, 2009 to December 31, 2009. CPEL paid a fixed dividend of $1.75 per share per annum, payable quarterly, for the period from January 1, 2010 to December 31, 2010.

        Series 2 Shares pay fixed cumulative dividends of $1.75 per share per annum payable quarterly on the last business day of March, June, September and December of each year, as and when declared by the Board of Directors of CPEL, for an initial five-year period ending December 31, 2014. The dividend rate will reset on December 31, 2014 and every five years thereafter at a rate equal to the sum of the then five-year Government of Canada bond yield and 4.18%. The holders of Series 2 Shares will have the right to convert their shares into Series 3 Shares of CPEL, subject to certain conditions, on December 31, 2014 and on December 31 of every fifth year thereafter. The holders of Series 3 Shares will be entitled to receive quarterly floating rate cumulative dividends, as and when declared by the Board of Directors of CPEL, at a rate equal to the sum of the then 90-day Government of Canada Treasury bill rate and 4.18%.

        CPEL confirms that the dividends for Series 1 Shares and Series 2 Shares are 100% eligible dividends as defined by the Income Tax Act (Canada) (Tax Act). Under this legislation, individuals resident in Canada may be entitled to enhanced dividend tax credits that reduce the income tax otherwise payable.

CAPITAL STRUCTURE

        The Partnership is authorized to issue an unlimited number of Units and an unlimited number of subscription receipts exchangeable into Units. Any limited partner who holds Units has represented, warranted and covenanted under the Partnership Agreement that they are not a non-resident of Canada for purposes of the Tax Act or, if a partnership, is a Canadian Partnership under the Tax Act. The Partnership Agreement itself contains restrictions on Unit ownership outside of Canada. The limited partners have further covenanted not to transfer their Units to any person including corporate or other entities which are not able to give these representations, warranties or covenants. Compliance with these covenants is monitored by regular review of a registered Unitholder list provided by the Partnership's transfer agent. Distributions will be withheld from non-residents.

Nature of Units

        Unitholders do not have the right to elect directors of the General Partner or to appoint auditors of the Partnership. In addition, Unitholders do not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring oppression or derivative actions.

Votes of the Limited Partners

        Generally there are no meetings of the limited partners as the Partnership Agreement requires Unitholder votes in only limited circumstances. CPI Investments, as the owner of all of the shares of the General Partner, elects the directors of the General Partner. However, under the Partnership Agreement, the General Partner or limited partners holding not less than 10% of the outstanding Units may request a meeting which shall be convened within 60 days of receipt of notice of the meeting. A quorum will consist of one or more limited partners present in person or by proxy holding at least 10% of the outstanding Units.

        Extraordinary Resolutions (as defined in the Partnership Agreement) will be decided by a poll allowing one vote for each Unit held by the person present as shown on the record as a limited partner at the record date and for each Unit in respect of which the person is the proxy holder. Extraordinary

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resolutions of the Unitholders are required to approve certain matters, including certain amendments to the Partnership Agreement, in certain circumstances the removal or voluntary withdrawal of the General Partner as general partner, the dissolution of the Partnership, the sale, exchange or other disposition of all or substantially all of the property of the Partnership, and the waiving of any default on the part of the General Partner.

        Ordinary resolutions will be decided by a show of hands unless otherwise required by the Partnership Agreement or a poll is demanded by a limited partner. Ordinary resolutions of the Unitholders are required to approve certain matters, including in certain circumstances the removal of the General Partner as general partner.

        Securities laws in Canada and the rules of the TSX also provide Unitholders with the right to vote in certain circumstances, such as on the approval of "related party transactions", and on certain significant private placement and acquisition transactions.

Dissolution

        In the event of dissolution, the General Partner (or, in specified circumstances, such other person as may be appointed by ordinary resolution) shall act as receiver and liquidator of the assets of the Partnership and shall provide for the payment of all liabilities of the Partnership and distribute the balance of assets remaining after payment of creditors to Unitholders proportionate to the number of Units held by them.

Preferred Shares of CPEL

        CPEL is authorized to issue an unlimited number of Preferred Shares issuable in series, of which up to 5,750,000 Series 1 Shares, 4,000,000 Series 2 Shares and 4,000,000 Series 3 Shares have been authorized for issuance.

        Except as required by law or in the conditions attaching to the Preferred Shares as a class, the holders of Series 1 Shares, Series 2 Shares and Series 3 Shares are not entitled to vote at any meeting of shareholders of CPEL, unless and until CPEL has failed to pay eight quarterly dividends and for as long as any such dividends remain in arrears.

        On May 25, 2007, CPEL issued 5,000,000 Series 1 Shares for gross proceeds of $125 million. Pursuant to a guarantee indenture dated May 25, 2007 among the Partnership, CPEL and CIBC Mellon Trust Company, the Partnership agreed to fully and unconditionally guarantee the Series 1 Shares on a subordinated basis as to: (i) payment of dividends, as and when declared; (ii) payment of amounts due on redemption of the Series 1 Shares; and (iii) payment of amounts due on liquidation, dissolution or winding up of CPEL.

        On November 2, 2009, CPEL issued 4,000,000 Series 2 Shares for gross proceeds of $100 million. The holders of Series 2 Shares will have the right to convert their shares into Series 3 Shares of CPEL, subject to certain conditions, on December 31, 2014 and on December 31 of every fifth year thereafter. Pursuant to guarantee indentures each dated November 2, 2009 among the Partnership, CPEL and Computershare Trust Company of Canada, the Partnership agreed to fully and unconditionally guarantee the Series 2 Shares and Series 3 Shares on a subordinated basis as to: (i) the payment of the dividends, as and when declared; (ii) the amounts payable on a redemption of Series 2 Shares or Series 3 Shares for cash; and (iii) the amounts payable in the event of the liquidation, dissolution and winding up of CPEL.

        The guarantee indentures for the Series 1 Shares, Series 2 Shares and Series 3 Shares provide that if, and for so long as, the declaration or payment of dividends on the Series 1 Shares, Series 2 Shares or Series 3 Shares is in arrears, the Partnership will not make any distributions on the Units. See "Business Risks—Preferred Share guarantee—unit distribution risk" in the MD&A.

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Debt Financing

Credit Facilities

        The Partnership currently has in place approximately $365 million in total credit facilities consisting of three revolving credit facilities totalling $325 million with three Canadian chartered banks, a $20 million demand credit facility with a Canadian chartered bank and a US$20 million demand credit facility with a US tier 1 bank. Each of the revolving credit facilities is unsecured, bears interest at market rates and has two-year terms maturing in June 2012, September 2012 and October 2012, subject to extension. As at December 31, 2010, the combined Canadian dollar equivalent of $86.1 million was utilized under these facilities. Under the revolving credit facilities, the Partnership must maintain a debt-to-capitalization ratio of not more than 65% as at the end of each quarter. In addition, in the event the Partnership is assigned a rating of less than BBB+ by Standard & Poor's (S&P) and less than BBB (high) by DBRS Limited (DBRS), the Partnership must also maintain a ratio of EBITDA (earnings before interest, income taxes, depreciation and amortization as defined in the respective credit facilities) to interest expense of not less than 2.5 to 1.0, measured quarterly. If an event of default has occurred and is continuing under such facilities, the Partnership may not declare, make or pay distributions (subject to certain limited exceptions). As at December 31, 2010, the Partnership was in compliance with its financial covenants and was not in default under its revolving credit facilities. There are no similar financial covenants in the demand facilities. The demand credit facilities are unsecured and bear interest at floating rates plus a spread.

Medium Term Notes Program

        On June 23, 2006, the Partnership issued $210 million of unsecured medium term notes (MTNs) under a note indenture (the Note Indenture) dated June 15, 2006. The $210 million principal amount of MTNs outstanding is due June 23, 2036 and bears interest at 5.95% per annum. The Note Indenture does not limit the aggregate principal amount of MTNs that may be issued thereunder. Additional MTNs maturing at varying dates and bearing interest at different rates, in each case as determined by the Partnership, may be issued under the Note Indenture. Under the Note Indenture, the Partnership must maintain a debt-to-capitalization ratio of not more than 65%.

Senior Notes

        On August 15, 2007, CPUSGP, issued an aggregate of US$150 million principal amount of 5.87% Senior Notes due August 15, 2017 and an aggregate of US$75 million principal amount of 5.97% Senior Notes due August 15, 2019, each guaranteed by the Partnership. Under the terms of the Senior Notes, the Partnership must maintain a debt-to-capitalization ratio of not more than 65%.

RATINGS

Debt Ratings

        The Partnership has been assigned a debt rating for the Partnership's Senior Notes by S&P and DBRS.

        S&P has assigned the Partnership a credit rating of BBB (stable). The "BBB" rating is the fourth highest rating out of 10 rating categories for S&P's long-term issuer credit ratings. According to S&P, an obligor rated "BBB" has adequate capacity to meet its financial commitments. However adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments. The stable outlook reflects S&P's view that the Partnership will continue to generate relatively stable revenue and cash flow from its diversified portfolio of generating assets supported by PPAs largely with investment-grade off-takers and well-spread expiries.

Schedule I-38

        DBRS has assigned the Partnership's long-term debt a credit rating of BBB (high). This rating is DBRS's fourth highest of 10 categories. Long-term debt rated "BBB" by DBRS is of adequate credit quality. According to DBRS, protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities. The assignment of a "high" or "low" modifier indicates the relative standing within the rating category. As a result of the announcement of the strategic review process, DBRS placed this rating under review with negative implications.

Stability Rating

        The Partnership has also been assigned a Stability Rating by DBRS.

        DBRS has assigned the Partnership a stability rating of STA-2 (low). STA-2 is the second highest of seven categories in DBRS's rating system for income fund stability. DBRS further subcategorizes each rating category by the designation high, middle and low to indicate where an entity falls within the rating category. According to DBRS, income funds rated STA-2 have very good distributions per unit stability and sustainability, exhibit performance that is only slightly below the STA-1 category, typically show above-average strength in areas of consideration, and possess levels of distributable income per unit that are not likely to be significantly negatively affected by foreseeable events. According to DBRS, income funds rated STA-2 are above average in many, if not most, areas of consideration.

Preferred Shares Ratings

        The preferred shares issued by CPEL have been assigned Preferred Share Ratings by S&P and DBRS.

        S&P has assigned the Series 1 Shares and Series 2 Shares a rating of P-3 (high). Such P-3 (high) rating is the ninth highest of twenty ratings used by S&P in its preferred share rating scale. According to S&P, a P-3 (high) rating indicates that, although the obligation has some quality and protective characteristics, the obligor faces major ongoing uncertainties, and exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitments.

        DBRS has assigned the Series 1 Shares and Series 2 Shares a rating of Pfd-3 with a negative trend. The Pfd-3 rating is the third highest of six rating categories used by DBRS for preferred shares. According to DBRS, preferred shares rated Pfd-3 are of adequate credit quality and, while protection of dividends and principal is still considered acceptable for such preferred shares, the issuing entity of preferred shares with a Pfd-3 rating is considered to be more susceptible to adverse changes in financial and economic conditions, and there may be other adverse conditions present which detract from debt protection. DBRS further subcategorizes each rating by the designation of "high" and "low" to indicate where an entity falls within the rating category. The absence of either a "high" or "low" designation indicates the rating is in the middle of the category. The rating trend indicates the direction in which DBRS considers the rating is headed should present tendencies continue, or in some cases, unless challenges are addressed.

Ratings Summary

        Ratings are intended to provide investors with an independent assessment of the credit quality of an issue or an issuer of securities and such ratings do not address the suitability of a particular security for a particular investor. The ratings assigned to a security may not reflect the potential impact of all risks on the value of a security. The above ratings are not a recommendation to buy, sell or hold securities of the Partnership and may be subject to revision or withdrawal at any time by the applicable rating organization.

Schedule I-39

 MARKET FOR SECURITIES

        The Units trade under the symbol CPA.UN.

Toronto Stock Exchange 2010 Trading Statistics:

	Unit Price
				Volume Traded
Month	High	Low	Close
January	$17.24	$15.54	$16.76	1,809,591
February	$16.98	$15.91	$16.51	1,238,618
March	$18.43	$16.50	$17.82	1,763,684
April	$18.14	$16.80	$17.18	1,463,942
May	$17.31	$15.05	$16.67	1,773,034
June	$16.59	$15.38	$16.30	1,834,995
July	$17.90	$16.03	$17.68	1,470,997
August	$18.01	$16.96	$18.01	1,275,618
September	$18.85	$17.65	$18.75	1,433,610
October	$19.02	$17.81	$18.33	1,395,389
November	$18.54	$17.75	$17.91	1,497,626
December	$18.10	$17.11	$17.95	1,566,002

MANAGEMENT OF THE PARTNERSHIP

General

        The business and affairs of the Partnership are managed by the General Partner pursuant to the Partnership Agreement. Management services are provided by the Manager, and its affiliates, for and on behalf of the General Partner and the Partnership's subsidiaries, pursuant to the Management and Operations Agreements, pursuant to which the Manager is to provide, perform, or cause to be provided and performed, management and administrative services for the Partnership and operations and maintenance services for the power plants. Such services include, without limitation, advice and consultation regarding the affairs of the Partnership, its business planning, support, guidance and policy making, general management services and the management and operation of the power plants. The Manager relies on its resources and those of its affiliates in providing services to the Partnership under the Management and Operations Agreements. See "Interests of Management and Others in Material Transactions".

        Certain of the officers and directors of the Manager are also officers or directors of Capital Power, and/or the General Partner. The Management and Operations Agreements are generally long term and are reviewed by the Partnership's Independent Directors Committee from time to time. See "Interests of Management and Others in Material Transactions".

        The Partnership Agreement sets out the rights and duties of the limited partners as well as the General Partner. Under its terms, the business of the Partnership is restricted to direct or indirect participation in the energy supply industry.

        The Partnership Agreement contains other provisions important to Unitholders. A copy is available on the Partnership's website at www.capitalpowerincome.ca or upon request to the Corporate Secretary of the General Partner or under the Partnership's profile on SEDAR at www.sedar.com.

The General Partner

        The General Partner was incorporated on February 13, 1997 under the Canada Business Corporations Act. The General Partner is a wholly-owned subsidiary of CPI Investments. EPCOR owns all of the 51 voting non-participating shares of CPI Investments and Capital Power owns all of the 49 voting, participating shares of CPI Investments. Pursuant to the Shareholder Agreement in respect of

Schedule I-40

CPI Investments, Capital Power L.P. and EPCOR agreed that: (i) the board of directors of CPI Investments shall consist of three directors; and (ii) EPCOR is entitled to nominate one person for election to the board of directors of CPI Investments. Under the Partnership Agreement, the General Partner is prohibited from undertaking any business activity other than acting as General Partner of the Partnership.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The Board of Directors of the General Partner has plenary power and is responsible for the stewardship of the Partnership. The Board of Directors' Terms of Reference provide that its primary responsibility is to foster the long-term success of the Partnership consistent with the requirements set out in the Partnership Agreement and the Board's fiduciary responsibility to the Unitholders. As part of its mandate, the Board has the responsibility to seek to ensure that management has identified the principal risks of the Partnership's business and has implemented appropriate systems and strategies to manage these risks.

        The Partnership Agreement does not entitle Unitholders to elect directors of the General Partner but rather requires that at least three directors be independent of Capital Power or its affiliates and EPCOR or its affiliates provided Capital Power and its affiliates and EPCOR and its affiliates together own at least 30% of the issued and outstanding Units. Should Capital Power and its affiliates and EPCOR and its affiliates not maintain a 30% ownership holding in the Partnership (or such lower percentage, being not less than 20%, resulting from the issuance of Units other than to Capital Power and its affiliates or EPCOR and its affiliates), not less than four directors must be independent. Capital Power's (including its Affiliates) ownership is approximately 29.6% as a result of the issuance of Units to other Unitholders under the Partnership's distribution reinvestment plan, and so the board of directors of the General Partner must have at least three directors who are independent. The Board has determined that, notwithstanding the Partnership Agreement, it is appropriate and in the interests of Unitholders and good governance that an additional independent director, as defined under Canadian securities laws, be appointed to the General Partner's Board. The Board of Directors now consists of four independent directors, as defined under Canadian securities laws, three directors who are senior officers of Capital Power, and one director who is a former senior officer of Capital Power.

        The four independent members of the Board of Directors are not members of management of Capital Power and are independent, as that term is defined in National Instrument 58-101—Disclosure of Corporate Governance Practices (NI 58-101). Under NI 58-101, a director is independent if he or she would be independent within the meaning of independence under Section 1.4 of National Instrument 52-110—Audit Committees (NI 52-110). Under NI 52-110, a director is independent if he or she has no direct or indirect material relationship with the Partnership. A material relationship is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director's independent judgment. The Board has determined that each of the four independent directors is independent for the purpose of NI 58-101 on the basis that he does not have any relationship with the Partnership which could reasonably be expected to interfere with the exercise of his independent judgement. The Board has determined that each of the other directors is not independent for the purpose of NI 58-101 on the basis that each is a member of senior management of Capital Power.

Directors and Officers

        The following tables set out the full name, province/state and country of residence, date of birth and office for each individual that was a director or officer of the Partnership as at December 31, 2010, as well as their principal occupations during the past five years.

Remainder of page left intentionally blank

Schedule I-41

Directors

Name, Province/State and Country of Residence, and Date became a Director and Units held(1)(2)	Office Held and 2010 Board & Committee Meetings Attended	Principal Occupation During the Past Five Years	Director of Other Reporting Issuers
Graham L. Brown(8) Alberta, Canada December 12, 2008 Units held: Nil(5) Date of Birth: January, 1953	Director 11 of 13 Board	Senior Vice President, Operations of Capital Power Corporation from July, 2009; prior thereto, Senior Vice President of EPCOR USA Inc. from May 2008 to June 2009; prior thereto, Vice President, Operations of EPCOR USA Inc. from January 2007; prior thereto, Director, Eastern of EPCOR Regional from September 2005; prior thereto, Production Manager, Ontario Power Generation from 2003.
Brian A. Felesky, CM, QC(3)(4)(10) Alberta, Canada June 18, 1997 Units held: Nil(5) Date of Birth: November, 1943	Director 13 of 13 Board 9 of 10 Independent Directors 5 of 5 Audit 20 of 20 Special	Counsel with Felesky Flynn LLP (law firm) from December 2006; prior thereto Partner of Felesky Flynn LLP.	Precision Drilling Corporation, RS Technologies Inc., Cequence Energy Ltd.
Allen R. Hagerman, FCA(3)(4)(6)(10) Alberta, Canada February 26, 2003 Units held: 16,873(5) Date of Birth: May, 1951	Director 13 of 13 Board 10 of 10 Independent Directors 5 of 5 Audit 3 of 3 Governance 20 of 20 Special	Executive Vice President of Canadian Oil Sands Limited (oil and gas) from April 2007 to present; prior thereto, Chief Financial Officer of Canadian Oil Sands Limited from June 2003.	Precision Drilling Corporation
Francois L. Poirier(3)(4)(10)(11) Ontario, Canada April 2, 2007 Units held: 3,100(5) Date of Birth: July, 1966	Director 13 of 13 Board 10 of 10 Independent Directors 5 of 5 Audit 20 of 20 Special

Part-time instructor at Schulich School of Business (York University) from September 2007 to 2009; prior thereto, Managing Director and Group Head, Power Investment Banking Division, JP Morgan Securities, Inc., (financial services) from August 2005; prior thereto, Managing Director, Power Investment Banking from May 2001.

Schedule I-42

Name, Province/State and Country of Residence, and Date became a Director and Units held(1)(2)	Office Held and 2010 Board & Committee Meetings Attended	Principal Occupation During the Past Five Years	Director of Other Reporting Issuers
Brian T. Vaasjo(6) Alberta, Canada August 31, 2005 Units held: 7,400(5) Date of Birth: August, 1955	Chairman and Director 13 of 13 Board 3 of 3 Governance

President and Chief Executive Officer of Capital Power Corporation from July 2009 to present; prior thereto, Executive Vice President of EPCOR Utilities Inc. from April 2005; prior thereto, Executive Vice President and President, Energy Services for EPCOR Utilities Inc. from July 2001.

Capital Power Corporation
Rodney D. Wimer(4)(6)(10) Oregon, U.S. January 17, 2006 Units held: Nil(5) Date of Birth: August, 1949	Director 13 of 13 Board 10 of 10 Independent Directors 3 of 3 Governance 19 of 20 Special

Managing Director of Mazama Capital Partners LLC (private investments and asset management) since October 2002; General Partner of Fulcrum Power Services L.P. from October 2002 to September 2009 and a director from October 2002 to December 2010; prior thereto, President, Commercial Power Division of Dynegy Inc. (energy marketing) from March 2001 to January 2002.

Fairborne Energy Ltd.
James Oosterbaan(9) Alberta Canada June 24, 2009 Units held: Nil(5) Date of Birth: February, 1960	Director 13 of 13 Board	Senior Vice President, Commercial Services of Capital Power Corporation from July 2009; prior thereto, Senior Vice President of EPCOR Merchant & Capital and EPCOR Alberta from April 2004.
Stuart A. Lee(7)(11) Alberta, Canada February 22, 2010 Units held: 3,536(5) Date of Birth: June, 1964	Director and President 13 of 13 Board

Senior Vice President, and Chief Financial Officer of Capital Power Corporation and President of CPI Income Services Ltd. from July 2009 to present; prior thereto, Chief Financial Officer of EPCOR Power Services Ltd. (now CPI Income Services Ltd.) from September 2005 and Vice President and Controller of EPCOR Utilities Inc. from July 2003 to July 2009.

(1)
The Board does not have an executive committee.

Schedule I-43

(2)
Directors are elected until the close of the next annual meeting of the shareholder of the General Partner, or the effective date of a resolution in writing of the shareholder of the General Partner removing the directors from office, or the effective date of their resignation in writing in lieu thereof.

(3)
Member of the Audit Committee.

(4)
Independent Director and Member of the Independent Directors Committee. The other Directors are Officers of Capital Power and are therefore not Independent Directors under applicable Canadian securities law.

(5)
Represents as of December 31, 2010 the number of Units of the Partnership beneficially owned, or controlled or directed, directly or indirectly, by such persons. See "Director Compensation".

(6)
Member of the Governance Committee.

(7)
Mr. Lee was appointed as Director effective February 22, 2010.

(8)
Mr. Brown retired effective January 4, 2011 from his position as Senior Vice President, Operations of Capital Power Corporation.

(9)
Mr. Oosterbaan was appointed Senior Vice President, Operations & Commodity Portfolio Management of Capital Power Corporation on January 4, 2011.

(10)
Member of the Special Committee.

(11)
Member of the Strategic Review Sub-Committee.

        Additional biographical information regarding the current directors of the General Partner is set forth below.

Brian T. Vaasjo

        Brian Vaasjo has been President and Chief Executive Officer of Capital Power Corporation since July, 2009. Mr. Vaasjo was Executive Vice President of EPCOR Utilities Inc. until July, 2009, and was President of EPCOR's Energy Division from July, 2001 to April, 2005. Mr. Vaasjo was chiefly responsible for regional power generation and water operations. One of his primary responsibilities was advancing the company's competitive power and water businesses across North America including the clean coal initiatives. Mr. Vaasjo was also President of the Partnership from September 2005 until July 2009. Mr. Vaasjo is currently the Chair and a director of the General Partner.

        Mr. Vaasjo joined EPCOR in 1998 as Executive Vice President and Chief Financial Officer. Mr. Vaasjo led EPCOR's initial public offering of debentures and preferred shares. After joining EPCOR, Mr. Vaasjo was responsible for EPCOR's development and acquisition activity for most of his tenure with EPCOR, including the Genesee 3 project and the UE Waterheater Income Fund spin-off. Before joining EPCOR, Mr. Vaasjo spent 19 years with the Enbridge Group of Companies. At Enbridge, Mr. Vaasjo led or played a substantial role in the Consumers Gas acquisition, development of the Alliance and Vector Natural Gas Pipelines and the initial public offering of the Lakehead Pipeline Partners LP among other initiatives.

        Mr. Vaasjo holds a Master of Business Administration from the University of Alberta where he also received his undergraduate degree. Mr. Vaasjo is a Fellow of the Society of Management Accountants. Mr. Vaasjo also attended the University of Western Ontario Executive Program. In addition, he is a past Chairman of the board of the United Way, Alberta Capital Region, and a member of the Financial Executives Institute of Canada and is a board member for the Alberta Shock Trauma Air Rescue Society.

Schedule I-44

Graham L. Brown

        Mr. Brown was Senior Vice President, Operations of Capital Power Corporation until his retirement on January 4, 2011. Prior to becoming Senior Vice President, Operations of Capital Power Corporation, Mr. Brown joined what is now CP Regional Power Services Limited Partnership as Director of Eastern Operations in 2005 where his chief role included maximizing plant revenues while improving efficiency, safety and environmental compliance. In November 2006, the Partnership purchased Ventures where his experience in managing hydro, solid fuel, natural gas turbine and renewable energy plants proved highly valuable as he assumed the role of Vice President of Operations for Ventures in January 2007.

        Mr. Brown began his career at GEC Gas Turbines Ltd. in Leicester, England in 1975 where he spent seven years building, operating and maintaining natural gas turbine power plants and gas pumping stations in the United Kingdom, Europe and the U.S. In 1982, he immigrated to Canada to join Ontario Hydro (subsequently Ontario Power Generation) and was involved in power operations for the next 23 years.

        Mr. Brown is from Manchester, England, and is a graduate of Mechanical Engineering from Leicester Polytechnic, Leicester, England as well as a Certified Professional Engineer since 1988 and a member of the Institute of Corporate Directors since 2009.

Brian A. Felesky

        Mr. Felesky is counsel at the law firm of Felesky Flynn LLP in Calgary, Alberta. He is a senior tax practitioner involved in structuring company reorganizations, acquisitions and spin-offs. He is also a member of the board of Precision Drilling Corporation, RS Technologies Inc., Cequence Energy Ltd. and various private corporations. He is a member of the audit committee of RS Technologies Inc. and chair of the audit committee of Cequence Energy Ltd. Mr. Felesky is actively involved in not-for-profit and charitable organizations. He is the co-chair of Homefront on Domestic Violence, a member of the senate of Athol Murray College of Notre Dame, board member of the Calgary Stampede Foundation, a Council member of the Alberta Order of Excellence, and a member of the Calgary Executive of the Institute of Corporate Directors.

        Mr. Felesky is a Queen's Counsel and Member of the Order of Canada. He is a recipient of an honorary doctorate of Laws from the University of Calgary. He is a graduate of and holds the ICD.D certification from the Institute of Corporate Directors (ICD).

Allen R. Hagerman, FCA

        Mr. Hagerman is currently Executive Vice President of Canadian Oil Sands Limited and prior to 2007 was Chief Financial Officer of Canadian Oil Sands Limited. Mr. Hagerman is a Director of Precision Drilling Corporation and the Calgary Exhibition and Stampede.

        Mr. Hagerman received a Bachelor of Commerce degree from the University of Alberta, a Masters of Business Administration from the Harvard Business School and is a chartered accountant with a corporate finance qualification with the Canadian Institute of Chartered Accountants. He is a graduate of and holds the ICD.D certification from the ICD.

        Mr. Hagerman is a Fellow of the Alberta Institute of Chartered Accountants, past Chair of the Alberta Children's Hospital Foundation and past President of the Financial Executives Institute, Calgary Chapter.

Schedule I-45

Francois L. Poirier

        Mr. Poirier had a 20 year career in management consulting and financial services, most recently as Managing Director and Group Head of Power Investment Banking for JP Morgan Securities in New York. He has advised on mergers and acquisitions, for both buyers and sellers; led leveraged buyouts; structured project financing; and issued common stock and convertible securities for companies in the energy sector. Mr. Poirier has also lectured on private equity at the Schulich School of Business, York University.

        Mr. Poirier received a Bachelor of Operations Research from the University of Ottawa and a Masters of Business Administration from the Schulich School of Business at York University.

        Mr. Poirier currently serves as Vice Chairman on the board of one not-for-profit entity, The North York Harvest Food Bank. He is a graduate of and holds the ICD.D certification from the ICD.

Rodney D. Wimer

        Mr. Wimer is Managing Director of Mazama Capital Partners LLC (a private investment firm) and a limited partner of Fulcrum Power Services L.P (energy) since October 2002. Mr. Wimer was general partner of Fulcrum Energy LLC from October 2002 to September 2009 and director from October 2002 to December 2010. Prior thereto, he was President of the Commercial Power Division of Dynegy, Inc. from March 2001 until his retirement in January 2002.

        Mr. Wimer is a graduate of the Stanford University Executive Program and attended the Advanced Management Program of Phillips Petroleum Company. He has an undergraduate degree in Earth Sciences from Eastern Washington University and completed post-graduate work in geography and earth sciences at Portland State University.

James Oosterbaan

        Mr. Oosterbaan was Senior Vice President, Commercial Services of Capital Power Corporation until January 4, 2011, when he was appointed Senior Vice President, Operations & Commodity Portfolio Management of Capital Power Corporation. Prior thereto, he was Senior Vice President at EPCOR, responsible for the competitive power and water businesses in Alberta. Mr. Oosterbaan joined EPCOR in 2001. His areas of focus were business development, major project construction, commodity trading, water and power plant operations, and sales to end use customers. During his time at EPCOR, Mr. Oosterbaan was successful in guiding and further developing EPCOR's competitive water and power and commodity trading businesses through the deregulation of the Alberta electricity markets.

        Prior to joining EPCOR, Mr. Oosterbaan was a consultant in the energy and information technology sectors, and employed with the Westcoast Energy Group of Companies. While at Westcoast, he had management responsibilities in the areas of marketing, business development, forecasting, natural gas supply portfolio management, and regulatory affairs.

        Mr. Oosterbaan is a graduate of Stanford University's Executive Management Program. He holds a Master of Business Administration from the Ivey School of Business and a Bachelor of Business Administration (Honours) from Wilfred Laurier University.

Stuart A. Lee

        Mr. Lee is Senior Vice President and Chief Financial Officer of Capital Power Corporation. He has led several equity and debt offerings to finance the Partnership's acquisitions. He joined EPCOR in 2003 as Vice President and Corporate Controller.

        Mr. Lee is a chartered accountant who articled with one of the large international accounting firms. Prior to joining EPCOR, Mr. Lee worked for five years for Celanese Canada Inc., a large

Schedule I-46

petrochemical manufacturer, as Vice-President and Controller where he was responsible for the reporting, treasury, tax, IT and supply chain functions for the Canadian operations. Mr. Lee has more than 23 years of relevant financial and reporting experience.

Officers(1)

Name, Province/State and Country of Residence, and Date became an Officer and Units held	Title	Principal Occupation During the Past Five Years
B. Kathryn Chisholm Alberta, Canada August 31, 2005 Units held: 1,316(2) Date of Birth: May, 1963	Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, General Counsel and Corporate Secretary of Capital Power Corporation from July 2009 to present; prior thereto, Senior Vice President, General Counsel and Corporate Secretary of EPCOR Utilities Inc. from May 2005; prior thereto, Associate General Counsel of EPCOR Utilities Inc. from September 2004.
Peter D. Johanson Alberta, Canada May 8, 2009 Units held: 400(2) Date of Birth: August, 1971	Controller
Controller of CPI Income Services Ltd. from July 2009 to present; prior thereto, Controller of EPCOR Power from November 2008; prior thereto, Senior Finance Manager of EPCOR Utilities Inc. from December 2006; prior thereto, Manager, Asset Valuation of EPCOR Utilities Inc. from April 2003.
John D. H. Patterson Alberta, Canada May 9, 2008 Units held: 2,353(2) Date of Birth: June, 1946	Vice President and Treasurer
Vice President and Treasurer, Capital Power Corporation from July 2009; prior thereto, Vice President and Treasurer, EPCOR Power Services Ltd., EPCOR Power L.P. and subsidiaries from April 2007 and Vice President and Treasurer, EPCOR Utilities Inc. and subsidiaries from November 2005; prior thereto, Assistant Treasurer, EPCOR Utilities Inc. and subsidiaries from January 2000.
Leah M. Fitzgerald Alberta, Canada July 9, 2009 Units held: <1(2) Date of Birth: August, 1967	Assistant Corporate Secretary
Associate General Counsel and Assistant Corporate Secretary of Capital Power Corporation from November 2010 to present; prior thereto, Director, Ethics and Assistant Corporate Secretary of Capital Power Corporation from July 2009 to November 2010; prior thereto, Chief Compliance Officer of EPCOR Utilities Inc. from October 2007; prior thereto, Associate Lawyer for Field LLP (law firm) from July 2006; prior thereto, Associate Lawyer for Brownlee LLP (law firm) from September 2002.
Anthony Scozzafava Alberta, Canada June 24, 2009 Units Held: 2,309(2) Date of Birth: February, 1967	Chief Financial Officer
Vice President, Taxation of Capital Power Corporation from July 2009 to present and Chief Financial Officer of the CPI Income Services Ltd. from June, 2009 to present; prior thereto, Vice President, Taxation of EPCOR Utilities Inc. from July 2001.

Schedule I-47

Name, Province/State and Country of Residence, and Date became an Officer and Units held	Title	Principal Occupation During the Past Five Years
David Hermanson Illinois, U.S. Units Held: Nil(2) Date of Birth: August, 1957	Vice President, Operations of Capital Power U.S.A.(3)
Vice President, Operations of Capital Power U.S.A. from July 2009 to present; prior thereto Vice President Operations at EPCOR USA from May 2008; prior thereto General Manager at EPCOR USA from November 2006 to April 2008; General Manager of Primary Energy from January 2005 to October 2006.

(1)
Stuart Lee, who is President of the Partnership, is included in the Directors table. Brian Vaasjo and Graham Brown are also included in the Directors table. Each of Messrs. Vaasjo, Lee and Brown performs a role as or similar to an executive officer of the Partnership.

(2)
Represents as of December 31, 2010, the number of Units of the Partnership beneficially owned, or controlled or directed, directly or indirectly, by such persons.

(3)
Mr. Hermanson performs a role as or similar to an executive officer of the Partnership.

        As at December 31, 2010, the directors of the General Partner who are not also executive officers of the General Partner, as a group, beneficially owned, or controlled or directed, directly or indirectly, 27,373 Units ($17.95 per Unit as at the close of trading on December 31, 2010 for a value of $491,345) which is less than 1% of the issued and outstanding Units.

        As at December 31, 2010, the directors and executive officers of the General Partner, as a group, beneficially owned, or controlled or directed, directly or indirectly, 37,335 Units ($17.95 per unit as at the close of trading on December 31, 2010 for a value of $670,163) which is less than 1% of the issued and outstanding Units.

Committees of the Board

Board of Directors / Governance Committee / Audit Committee / Independent Directors Committee

        The governance of the Partnership is the responsibility of the Board and the rights, authority and limitations on the General Partner are described in the Partnership Agreement.

        The Partnership is structured such that the role of the Chair and President of the General Partner are split between two individuals. The Chair, who is the President and Chief Executive Officer of Capital Power, has a casting vote or second vote in case of a tie vote at any meeting of the Board. In addition, the Board has appointed a Lead Director who is an independent director.

        The Chair's prime responsibility is seeking to ensure the effective operation of the Board of Directors by managing Board and Unitholder meetings, monitoring and overseeing the strategic agenda of the Partnership, and providing leadership and advice respecting the General Partner's business planning processes and the Partnership's corporate governance.

        The President of the General Partner provides day-to-day leadership and management to the General Partner and represents Management on the Board. The President's primary duties and objectives include: leading the General Partner; managing the Partnership's relationship with limited partners and the investment community; formulating strategies and plans and presenting them to the Board for approval; seeking to ensure that information management processes support the early identification of issues appropriately addressed by the Board; keeping the Board fully informed of the Partnership's progress toward achievement of its goals, objectives and policies in a timely and candid manner by managing the supporting material provided to the Board; leading the delivery of all functions provided for in the Management and Operations Agreements; leading the search for accretive

Schedule I-48

transactions for presentation to the Board; and creating and maintaining the appropriate "tone at the top" to ensure that a "culture of integrity" applies to Capital Power's performance of functions pursuant to the Management and Operations Agreements.

        The primary responsibilities of the Board's Lead Director are to seek to ensure that appropriate structures are in place so the Board can function independently of management, to lead the process by which the Independent Directors Committee seeks to ensure that the Board represents and protects the interests of all Unitholders, and to act as Chair of the Board when non-independent directors (including the Chair) are conflicted, such as when the Board is discussing or determining issues related to the Manager's compensation and when non-arm's length issues are negotiated between Capital Power and the Partnership. The Lead Director is required to be independent as such term is defined under applicable Canadian securities law. The Lead Director position is filled by Mr. Allen Hagerman.

        The Board currently has four committees and one sub-committee:

  •
  The Corporate Governance Committee (with a sub-committee comprising a Nominating Committee when required);

  •
  The Independent Directors Committee;

  •
  The Audit Committee;

  •
  The Special Committee; and

  •
  The Strategic Review Sub-Committee.

        There is no executive committee or compensation committee (see "Compensation Discussion & Analysis").

        Written position descriptions for the Chairman of the Board, the Chair of each Board committee, the Lead Director and President of the General Partner, are contained in the various Terms of Reference attached to this AIF.

        The Terms of Reference for the Board of the General Partner are attached as Schedule B to this AIF.

Corporate Governance Committee

        The Corporate Governance Committee (GC) is currently composed of Allen Hagerman, Brian Vaasjo and Rod Wimer (Chair). Both Mr. Hagerman and Mr. Wimer are independent as such term is defined under applicable Canadian securities law and mandated by the GC's terms of reference. See "Board of Directors and Executive Officers".

        The GC operates under the Corporate Governance Committee Terms of Reference attached as Schedule C to this AIF.

        In general, the GC is tasked to assist the Board in developing the Partnership's approach to corporate governance issues, including, the response to applicable corporate governance guidelines and standards set by regulators or stock exchanges on which the Partnership's Units are listed. The GC is also responsible for assessing the effectiveness of the Partnership's system of corporate governance and, where necessary, making recommendations for improvement of the Partnership's system of corporate governance to ensure high standards of governance are achieved and maintained. The mandate of the GC includes: (i) monitoring and assessing the relationship between the Board and management, defining limits of management's responsibilities and seeking to ensure that there is a process in place to enable the Board to function independently of management; (ii) developing terms of reference or position descriptions for the Board, the Lead Director, President and any senior officers of the Partnership where necessary; (iii) reviewing potential conflicts for directors; (iv) seeking to ensure the

Schedule I-49

ongoing adequacy, integrity and implementation of the strategic planning process; (v) reviewing and recommending to the Board rules and guidelines governing and regulating the affairs of the Board such as indemnification and compensation of directors; (vi) reviewing with the Manager its relevant succession plans, training programs, compensation policies and officer appointments; (vii) preparing and reviewing results and reporting to the Board on an annual assessment of Board and committee performance, including an evaluation of the competencies and skills that the Board as a whole should possess, and the basis of the evaluation and making recommendations to improve Board and Committee effectiveness; and (viii) reviewing periodically the performance and contribution of individual Board members.

        In addition, when required, the GC forms a sub-committee, composed entirely of Independent Directors, to serve as a Nominating Committee for the Board to assess potential candidates new for appointment as Independent Directors and make recommendations in respect thereof to the Board. Potential Independent Director candidates are assessed with a view to the critical skills they can bring to the Board and their alignment to the strategic plan of the Partnership. The GC, and ultimately the Board, undertakes a regular review of the current skills set of the Board as a whole to identify potential areas where a gap may exist and to anticipate new skills that may be required as the Partnership pursues its strategy. Subsequent to the Nominating Committee's recommendation of potential new candidates, the Board approves the slate of nominees for election which are presented for election annually by the shareholder of the General Partner.

        The GC is also tasked with the preparation of and review of results and subsequent reporting to the Board on the annual assessment of Board and committee performance, including an evaluation of the competencies and skills that the Board as a whole should possess, and the basis of the evaluation and including a periodic review of the performance and contribution of individual Board members. To assist in this review, questionnaires relating to Board and committee assessments are provided to each director for completion and these are reviewed by the GC. The GC uses the information in this evaluation to report to the Board.

        The GC also makes recommendations to improve Board and committee effectiveness. The GC undertakes a Board (including a peer review of individual members) and committee evaluation on an annual basis.

Audit Committee

        The Audit Committee (AC) is currently composed of Brian Felesky (Chair), Allen Hagerman (Vice Chair) and Francois Poirier. The Board has determined that all members of the AC are independent and financially literate as such terms are defined under applicable Canadian securities law and mandated under the AC's terms of reference. See "Board of Directors and Executive Officers". The Board based these determinations regarding financial literacy on the education and breadth and depth of experience of each AC member. See "Board of Directors—Directors" for a description of each member's relevant education and experience.

        The AC is directly responsible for overseeing the work of the external auditor engaged for the purpose of reviewing or attesting services, including the resolution of disagreements between management and the external auditor regarding financial reporting.

        The AC is responsible for assisting the Board in overseeing the integrity of the Partnership's financial statements, compliance with legal and regulatory requirements and ensuring the independence and performance of the Partnership's internal audit function and external auditors. The AC's Terms of Reference, are attached as Schedule D to this AIF.

Schedule I-50

Independent Directors Committee

        The Independent Directors Committee (IDC) is currently composed of Allen Hagerman (Chair/Lead Director), Brian Felesky, Francois Poirier and Rod Wimer. All IDC members are independent as such term is defined under applicable Canadian securities law and mandated under the IDC's terms of reference. See "Board of Directors and Executive Officers".

        The IDC operates under the Independent Directors Committee Terms of Reference, attached as Schedule E to this AIF. The IDC is responsible for carrying out the obligations assigned to it by the Partnership Agreement, including reviewing, and, if thought appropriate, recommending for approval by the Board, all material transactions or agreements between the Partnership and Capital Power and its associates or affiliates.

        The IDC meets whenever deemed appropriate and necessary by the Independent Directors, without the presence of non-independent directors or management and generally at the end of all regular meetings of the Board. The IDC met 10 times in 2010 in connection with these regular meetings.

        Apart from their respective roles as directors of the General Partner, a description of the education and experience of Allen Hagerman (Chair/Lead Director), Brian Felesky, Francois Poirier and Rod Wimer, the members of the Independent Directors Committee, that is relevant to the performance of their responsibilities as independent directors and members of the Partnership's committees is found under "Board of Directors—Directors".

Other Committees

        The Partnership established two additional committees during 2010, the Special Committee and the Strategic Review Sub-Committee.

        The Special Committee of the Independent Directors of the Partnership, consisting of Allen Hagerman, Brian Felesky, Francois Poirier (as chair) and Rod Wimer, was formed to review and consider on behalf of the Partnership potential alternatives for the restructuring of the relationship between Capital Power and the Partnership. The Special Committee met 20 times in 2010.

        The Strategic Review Sub-Committee, consisting of Independent Director Francois Poirier and Stuart Lee, President of the General Partner and a senior officer of Capital Power, was created to act in an administrative capacity to the Board of Directors of the General Partner in the context of its strategic review process, and for that purpose, to lead the investigation of available strategic alternatives in the best interests of the Partnership.

        The Special Committee and the Strategic Review Sub-Committee both have written Terms of Reference, which due to the ongoing, sensitive nature of the strategic review have not been included as schedules.

Director Orientation and Continuing Education

        All Directors are provided with an orientation to the duties and obligations of directors and the business of the Partnership. Opportunities for meetings and discussions with senior management and other directors are also available and the details of the orientation of each new director are tailored to that Director's individual needs and areas of interest. In addition, a Corporate Governance Reference Manual (the CGR Manual) is provided to new Directors which helps familiarize new Directors with the Partnership (which is also updated, as appropriate and as necessary, for all existing Directors). The current CGR Manual covers a wide range of topics including: background information on the Partnership; information on Board structure; certain details on orientation and education; and key governance documents, policies, guidelines, codes and procedures. All Directors have participated with

Schedule I-51

senior management at offsite strategic planning sessions at which all significant aspects of the Partnership's operations, opportunities and strategies are discussed. In addition the Board and the AC have attended a training session on International Financial Reporting Standards (IFRS) and the AC receives regular updates on the IFRS conversion projects.

        In 2010, as part of their continuing education, the Directors were given an in-depth presentation on IFRS on November 22, 2010.

        Management also periodically provides Directors with articles, papers and other materials relating to or addressing issues relevant to the Partnership, its business, and the various regulatory and legal regimes within which it operates, including on corporate governance matters. Directors are responsible for reviewing the materials provided and for generally keeping their knowledge of issues relevant to the Partnership current through the media and other public sources of information. The Partnership reimburses Directors for fifty percent of the cost of attending pre-approved educational conferences, industry symposia and other seminars (including direct out-of-pocket expenses related to travel) when in the Board's opinion, the Partnership will benefit from the Director's attendance at the seminar.

        The Partnership provides Directors with the opportunity to tour each of the various types of facilities and plants owned by the Partnership on a periodic basis.

Ethics Policy

        On April 27, 2010, the Partnership adopted a new Ethics Policy. Certification by all employees on the Ethics Policy was obtained in 2010. A copy of the Partnership's Ethics Policy can be obtained from the Partnership's website at www.capitalpowerincome.ca or under the Partnership's SEDAR profile at www.sedar.com. The Ethics Policy contemplates certification of all new personnel and periodic certification of existing personnel of the Manager and of the Independent Directors. The Manager has appointed an employee who is responsible for monitoring compliance with the Ethics Policy. Members of management are instructed to monitor compliance with the Ethics Policy and to report any compliance issues. The AC is mandated, to the extent it deems necessary or appropriate, to review and recommend to the Board for approval policy changes and program initiatives with respect to the implementation of the Ethics Policy and to obtain reports and report to the Board on the status and adequacy of the Partnership's efforts in seeking to ensure its businesses are conducted and its facilities are operated in an ethical, legally compliant and socially responsible manner, in accordance with the Ethics Policy.

External Auditor Service Fees

        The table below sets out amounts billed by KPMG LLP in its capacity as the Partnership's external auditor. KPMG LLP did not provide or bill for any tax services or other services outside its audit and audit related services in 2010 and 2009.

Fee Category ($000's)	2010		2009(1)		Description of Fee Category
Audit Fees		$826		$694	Aggregate fees billed for audit services.
Audit Related Fees(1)	$	Nil		$57	Aggregate Partnership's fees billed by external auditor for the assurance and related services that are reasonably related to performance of the audit or review of the Partnership's financial statements and are not reported as Audit Fees.
All Other Fees(2)	$	Nil	$	Nil
Total		$826		$751

(1)
2009 figures have been restated to reflect fees on an accrual basis. Previously they were disclosed on a cash basis.

Schedule I-52

(2)
Audit Related Fees are for services provided on financial instruments and due diligence comfort provided in respect of the Partnership's annual and certain interim management's discussion and analysis in connection with a prospectus filing.

(3)
All Other Fees are for services provided in respect of internal control over financial reporting and disclosure controls and procedures advisory matters.

Pre-Approval Policies and Procedures

        The AC's Terms of Reference provides that all non-audit services to be provided by the external auditor for the Partnership or its subsidiaries require pre-approval by the AC. The AC can delegate this pre-approval function to one or more members of the AC, provided that any exercise of the delegated pre-approval function must be reported to the AC at the next committee meeting following the pre-approval.

COMPENSATION DISCUSSION AND ANALYSIS

        The Partnership does not directly employ its executive officers. The General Partner has contracted for management and administrative services of the Partnership to be provided by the Manager. Accordingly, all of the executive officers of the General Partner serve in that capacity as nominees of the Manager in accordance with the Management and Operations Agreements and are therefore not compensated directly by the Partnership. The Manager, or its affiliates, employs substantially all of the staff carrying out the duties for the Partnership, including the Partnership's executive officers, in return for the payment of a fixed fee by the Partnership (the details of which are more particularly described herein under "Management of the Partnership" and "Interests of Management and Others in Material Transactions"). In addition, the Partnership pays incentive and other fees to the Manager that are based on the performance of the Partnership. See "Management of the Partnership" and "Interests of Management and Others in Material Transactions". The compensation paid to the General Partner's executive officers has no direct link to the fees paid to the Manager.

        The performance of the Partnership is an important element of Capital Power's overall corporate financial performance. Approximately 30% of the Partnership's Funds From Operations (FFO) is included in determining Capital Power's overall corporate financial performance for purposes of the performance measures applied under Capital Power's corporate short-term incentive plan (STIP) for the period December 31, 2010. The Total Recordable Injury Frequency Rate performance measure includes all reportable incidents and exposure hours of the 18 facilities that Capital Power employees operate on behalf of the Partnership.

        The General Partner is a direct wholly-owned subsidiary of CPI Investments. EPCOR owns all of the 51 voting, non-participating shares of CPI Investments and Capital Power owns all of the 49 voting, participating shares of CPI Investments. The Manager is controlled by Capital Power. Consequently, decisions relating to the compensation of the Partnership's executive officers are based on their respective roles, responsibilities and services within Capital Power as a whole and on Capital Power's overall performance relative to goals and targets established for Capital Power as a whole. Prior to July 2009, decisions relating to the compensation of the Partnership's executive officers were similarly based on their respective roles, responsibilities and services within EPCOR as a whole and on EPCOR's overall performance relative to goals and targets established for EPCOR as a whole.

        Executive compensation disclosure in this AIF is provided in respect of the Named Executive Officers (NEOs) of the Partnership (as such term is defined in Form 51-102F6—Statement of Executive Compensation of the Canadian Securities Administrators, each of whom is employed and compensated by Capital Power). In accordance with Form 51-102F6, the NEOs include the President of the General Partner (as Chief Executive Officer), the Chief Financial Officer of the General Partner and each of the three most highly compensated other executive officers of the General Partner, or individuals acting

Schedule I-53

in a similar capacity. The three most highly compensated executive officers of the General Partner, other than the President and the Chief Financial Officer, have been determined by multiplying the amount of each of Capital Power's executive officer's total compensation from Capital Power by the proportion of their respective time generally spent on matters pertaining directly to the Partnership. On this basis, the NEOs of the Partnership for 2010 were:

  •
  Stuart Anthony Lee, President of the General Partner;

  •
  Anthony Scozzafava, Chief Financial Officer of the General Partner;

  •
  Brian Tellef Vaasjo, Chairman of the General Partner;

  •
  Graham Lloyd Brown, Senior Vice President, Operations of Capital Power; and

  •
  David Hermanson, Vice President, US Operations of Capital Power.

        The NEOs' remuneration reported in the Summary Compensation Table and other tabular disclosure in this AIF represents the entire compensation paid to the Partnership's NEOs by Capital Power, (all compensation including salary, short-term and long-term incentives, pension and other benefits) based on their respective roles, responsibilities and services within Capital Power, as applicable, as a whole.

Capital Power Corporate Governance, Compensation & Nominating Committee

Composition

        The Corporate Governance, Compensation & Nominating Committee (the Capital Power CGC&N Committee) of the Capital Power Board of Directors approves, or recommends for approval, all remuneration to be awarded through Capital Power's executive compensation program to the Partnership's NEOs who are executives of Capital Power, including annual base salary, short-term and long-term incentive and executive allowances. Remuneration for the Partnership's NEOs who are not executives of Capital Power is determined under Capital Power's management compensation programs over which the Capital Power CGC&N Committee has oversight.

        The Capital Power CGC&N Committee is a committee of the Capital Power Board of Directors, composed of five members, each of whom, other than Mr. Cruickshank, is independent from Capital Power within the meaning of applicable Canadian securities laws. The members of the Capital Power CGC&N Committee are: Albrecht W.A. Bellstedt (Chair), Richard Cruickshank, Brian F. MacNeill, Robert Lawrence Phillips and Janice Rennie. As Chair of the Board, Don Lowry also attends Capital Power CGC&N Committee meetings in an ex-officio, non-voting capacity.

Mandate

        With respect to executive compensation, the Capital Power CGC&N Committee assists the Capital Power Board of Directors in fulfilling its responsibilities relating to the compensation, evaluation and succession of directors and employees of Capital Power, including the Partnership's NEOs and provides oversight of the Company's corporate governance and identifying conditions for Board nomination. The role of the Capital Power CGC&N Committee with respect to compensation is to:

  •
  Oversee, review and recommend for approval by the Capital Power Board of Directors, executive compensation policies including all forms of compensation for each member of the Capital Power's executive team, including the Partnership's NEOs;

  •
  Oversee the general compensation policies and plans for Capital Power; and

  •
  Review and approve the annual performance measures for incentive plans.

Schedule I-54

        The Capital Power CGC&N Committee has written Terms of Reference that establish its purpose, responsibilities, and membership.

        The Capital Power CGC&N Committee follows an objective process for determining compensation by holding "in camera" sessions at the end of each committee meeting, without management present.

        In November of 2010, the Capital Power CGC&N Committee engaged Hugessen Consulting to provide them with independent advice in respect of Capital Power directors' and executives' compensation and to advise the Capital Power CGC&N Committee, on a go-forward basis, on levels of compensation in the competitive market in which Capital Power operates and on other compensation matters.

        In its role as independent compensation consultant to the Capital Power CGC&N Committee, Hugessen Consulting will:

  •
  Keep the Committee members abreast of issues arising in the area of executive compensation;

  •
  Provide comment on Capital Power compensation policy & strategy (including peer group utilized, pay mix, and positioning); and

  •
  Represent the Capital Power Board of Directors/CGC&N Committee in interactions with major institutional shareholders regarding executive compensation issues and advise the Capital Power Board of Directors / CGC&N Committee on institutional shareholder issues, their associations and proxy advisors.

        The Partnership does not engage Hugessen Consulting as an executive compensation consultant and therefore no amounts were paid by the Partnership to Hugessen Consulting for executive compensation advice.

        Prior to that, Towers Watson acted as advisor to both Management and the Capital Power CGC&N Committee. The Partnership does not engage Towers Watson as an executive compensation consultant and therefore no amounts were paid by the Partnership to Towers Watson for executive compensation advice. Towers Watson continues to act as Management's consultant and will provide consulting advice and administrative support to Capital Power on compensation, pension and benefits matters.

Compensation Approval Process

        In accordance with its Terms of Reference the Capital Power CGC&N Committee carries out its responsibilities on an on-going basis throughout the year and has established a review process which includes the following matters:

  •
  An annual review of compensation strategy and design, to ensure that they continue to meet the needs of the business of Capital Power. The Capital Power CGC&N Committee also reviews on an annual basis the total compensation of Capital Power executives including the Partnership's NEOs against market compensation data and recommends the approval of any changes to compensation levels to the Capital Power Board of Directors; In instances where the NEO is not also an executive of Capital Power, changes to compensation levels are subject to Capital Power's annual salary review process and approved by Capital Power's Chief Executive Officer;

  •
  The Capital Power CGC&N Committee approves the overall salary budget of Capital Power for the year, and the annual incentive-plan design;

  •
  The Capital Power CGC&N Committee presented for informational purposes with the Chief Executive Officer of Capital Power's evaluation of the individual performance of the other executives of Capital Power including the Partnership's NEOs;

Schedule I-55

  •
  The Capital Power CGC&N Committee reviews and recommends to the Capital Power Board of Directors for approval the payout amounts for executives of Capital Power (including the Partnership's NEOs) under the Capital Power corporate short-term incentive plan and reviews and approves the aggregate payout amount of the Capital Power corporate short-term incentive plan to all employees of Capital Power; and

  •
  The Capital Power CGC&N Committee reviews and approves the long-term incentive measures in place to ensure that they reinforce the key priorities of the business of Capital Power.

Compensation Philosophy and Objectives

        The Partnership's NEOs participate in the same direct compensation (salary, short and long term incentives), pension and benefit programs of Capital Power as other similarly positioned Capital Power Executives and management. The compensation of Capital Power's executives including the Partnership's NEOs, is influenced by a number of factors, including business strategy, organizational performance and governance. Capital Power's compensation philosophy aims to achieve the following objectives:

  •
  Attract and retain high performing employees through market competitive compensation and a performance culture that rewards superior performance;

  •
  Link compensation with Capital Power's business strategy and objectives; and

  •
  Align total compensation with the interests of shareholders.

        These objectives have guided the development of a compensation model that includes base salary, short-term and long-term incentives. The compensation programs are designed to be market competitive with organizations in the Canadian energy and utility industries that are of a similar size and scope of operations to those of Capital Power. For executives, the primary focus is on performance related compensation (short-term and long-term incentives). For the Partnership's NEOs that are not executives of Capital Power, base salary may be more important. Capital Power's short-term incentive plan (STIP) is designed to reward executives for achievement of corporate and individual goals that have a one-year time horizon. Capital Power's long-term incentive plan (LTIP) is designed to align longer-term executive and stakeholder interests by focusing executives on Capital Power's longer-term strategic objectives and sustained value creation.

        In March 2011, the Capital Power CGC&N Committee approved a revised compensation philosophy, for executive positions where base salaries and short-term and long-term incentive opportunities will be targeted at the median of the market. The aggregate of base salary, short-term and long-term incentives will produce median compensation in the event of target performance of Capital Power and/or the individual, above median compensation in the event of superior performance of Capital Power and/or individual and below median compensation if performance falls short of expectations. This approach will better align Capital Power's executive compensation practices with those of their comparator companies. The performance of the Partnership is an important element of Capital Power's overall financial performance.

        Prior to this, Capital Power was targeting base salaries at below the median and short and long-term incentive opportunities at above the median of this market in order to encourage an entrepreneurial spirit on start-up.

Comparator Group

        For 2010 Capital Power's executive comparator group consisted of companies that met the following criteria:

  •
  Autonomous, publicly-traded Canadian companies;

Schedule I-56

  •
  Primarily Alberta-based companies;

  •
  Classified in the Energy and Utilities industries; and

  •
  Revenue between $1 billion and $30 billion.

        As the 2010 comparator group was comprised of companies within a wide revenue range and included significantly larger organizations the data used to assess the competitiveness of executive compensation was size-adjusted to Capital Power's revenue using single-regression analysis.

        In 2010, the executive compensation comparator group comprised the following companies:

ATCO Ltd.	Nexen Inc.
Canadian Natural Resources Ltd.	Spectra Energy Corp.
Emera Inc.	Suncor Energy Inc.
Enbridge Inc.	Talisman Energy Inc.
Ensign Energy Services Inc.	TransAlta Corp.
Fortis Inc.	TransCanada Corp.
Husky Energy Inc.

        For 2011 the comparator group selection criteria will be refined by narrowing the revenue scope to companies with revenues between $750 million and $10 billion. Raw percentile statistics for compensation data will be used, as opposed to regressed market data. Similar compensation levels are observed when market data from the 2010 comparator group is regressed to the market median revenue of the 2011 comparator group. Further refinements will be considered for 2012.

        For 2011 the executive compensation comparator group will comprise the following companies, with which Capital Power competes for talent and which the Capital Power CGC&N Committee believes to be an appropriate comparator group:

ATCO Ltd.	Pengrowth Energy Corp.
ARC Resources Ltd.	Penn West Energy Corp.
Emera Inc.	ShawCor Ltd.
Fortis Inc	Talisman Energy Inc.
Nexen Inc.	TransAlta Corp.
Pembina Pipeline Corp.	TransCanada Corp.

        Third party compensation surveys are used to compare base salary, short-term incentive and long-term incentive levels of Capital Power's executives to those of its comparators. Based on the analysis, compensation recommendations are formulated and brought forth to the Capital Power CGC&N Committee.

        A broader comparator group is used to benchmark senior management and professional positions.

        It should be noted that since the Partnership's NEOs' compensation is set based on their roles and responsibilities within Capital Power, the comparator group companies represent peers of Capital Power and are not chosen based on a comparison to the Partnership itself.

Schedule I-57

 Total Compensation Elements and Objectives

        The following table outlines the key elements of Capital Power's compensation program, including the objective and rationale for each compensation element and what each compensation element is intended to reward.

Compensation Element	Objective and Rationale	What the Element Rewards
Base salary	To provide a competitive base level of fixed compensation based on responsibilities, scope and market data.	Experience, expertise, knowledge and scope of responsibilities.
Short-term incentive program	To provide a component of compensation that is conditional on performance and rewards the achievement of annual targets that support Capital Power's strategic direction.	Achievement of short-term company objectives and/or individual performance goals.
Long-term incentive program

To provide a component of compensation that is conditional on sustained mid-term to long-term performance and aligns the interests of the executive officer with the interests of the shareholder through holdings of significant equity interests and to aid in long-term retention of executive officers.

Achievement of mid-term to long-term performance results resulting in share price increases.
Other compensation arrangements (and perquisites)	To provide a competitive total compensation package.	Scope of responsibilities.
Pension and other retirement benefits

To provide a competitive total compensation package that includes market competitive health benefits and retirement savings vehicles. Facilitates long-term financial security for executive officers and aids in retention.

Tenure.

Overview of Compensation Mix for NEOs in 2010

        The table below outlines the mix of base salary and compensation-at-risk for each of the Partnership's NEOs. The percentages shown for short and long-term incentive compensation assume achievement of target Capital Power performance levels. While variable compensation represents the greatest proportion of total compensation for several of the partnership's NEOs, the actual mix varies

Schedule I-58

according to the NEO's role and level in Capital Power, their relative ability to influence short and long-term business results of Capital Power and market practices for comparable positions.

Executive	Base Salary	Short-Term Incentive Compensation	Long-Term Incentive Compensation
Stuart Anthony Lee	45%	23%	32%
Anthony Scozzafava	66%	17%	17%
Brian Tellef Vaasjo	33%	25%	42%
Graham Lloyd Brown	47%	24%	29%
David Hermanson	65%	19%	16%

Base Salary

        The Partnership does not have an annual base salary program for executive officers. The Partnership's NEOs are compensated under the Capital Power base salary program. Salaries are determined based on the responsibilities of each position, the executive's experience, expertise and knowledge when compared with market, individual performance and internal comparability and will generally align at a point below the median of the comparator group for executive positions with similar responsibilities to those of Capital Power. Base salaries for non-executive positions with Capital Power are targeted at the median of the comparator group for positions with similar responsibilities to those of Capital Power.

Short-Term Incentive Compensation

        The Partnership does not have a short-term incentive program (STIP) for executive officers. The Partnership's NEOs are compensated under Capital Power's corporate STIP.

The Corporate Short-Term Incentive Plan

        Capital Power believes that the corporate STIP should provide competitive bonuses that reflect corporate and individual performance. Corporate measures focus on corporate results and create joint accountability among the executives. Individual performance objectives allow for the differentiation of payouts based on individual contributions.

        In 2010, the Capital Power CGC&N Committee approved a new STIP. Performance measures and targets were chosen to better reflect Capital Power's business objectives and to improve the line of sight for all employees through better alignment to the financial reporting documentation and other activities considered critical for success.

Performance Measures

        Performance measures are approved by the Capital Power CGC&N Committee through the annual budgeting process based on Capital Power Corporation's performance. The only extent to which the compensation of the Capital Power executives who act as officers of the General Partner is affected by the Partnership's performance is to the extent that Capital Power Corporation performance measures incorporate the performance of the Partnership. At the end of the year, actual performance is measured against these pre-determined performance measures and the STIP pays out on the basis of achievement, within an expected range of performance: a minimum performance expectation (threshold), an expected result (target) and a plan maximum (stretch). The maximum payout under the plan will not exceed 2.0 times target. The following table shows Capital Power's performance measures applied for the period from January 1, 2010 to December 31, 2010 for the purposes of the STIP awards there under for the executive group.

Remainder of page left intentionally blank

Schedule I-59

Performance Measure	Weight	Target	Actual Result	Performance Assessment
Financial
— Funds from Operations(1)	70%	$250.0 million	$259.0 million	Above Target
Aggregated Safety
— Total Recordable Injury Frequency Rate (TRIF)(2)	15%	1.20	1.48	Below Target
People Measure
— Organizational Design(3)	5%	Complete the final two phases of the organizational design project. Incorporate accountabilities and deliverables into the individual performance measures for the CEO and SVPs.

Completed the final
two phases of the
organizational
design project.

 Incorporated
accountabilities and
deliverables into the
individual
performance
measures for the
CEO, SVPs,
Directors and Senior
Managers.

				Above Target
— Succession Planning(4)	5%	Complete executive level succession plans. Create a developmental plan for each high potential employee.	Completed executive and director level succession plans. Created a developmental plan for each high potential employee.	Above Target
— Turnover(5)	5%	6.0%	6.0%	At Target

Notes:

(1)
The performance measure "Funds from Operations" represents cash provided by operating activities (GAAP defined term) less changes in operating working capital. Includes approximately 30.0% of the Partnership's funds from operations.

(2)
The performance measure "Total Recordable Injury Frequency Rate" represents the total number of employee fatalities and injuries resulting in lost time, restricted work duties or medical treatment per 200,000 work hours.

(3)
The performance measure "Organizational Design" represents the completion of an organizational design project which includes the final two phases, determining cross-functional accountabilities and authorities; and, aligning business deliverables to each stratum.

(4)
The performance measure "Succession Planning" represents the process for identifying and developing internal people with the potential to fill Senior Vice President and Director positions.

Schedule I-60

(5)
The performance measure "Turnover" represents the number of permanent full-time employees who voluntarily leave the Partnership in 2010 divided by the actual number of active permanent full-time employees on December 31, 2009.

        Individual performance measures for the executive group include a combination of quantitative and qualitative goals with no pre-determined weightings. These goals are intended to align with the annual corporate objectives and reflect goals which have a reasonable likelihood of being achieved within the relevant year. If the goals are met, this would be considered target performance for purposes of the plan. Individual performance is rated on a scale from 1 to 5, with 1 being Unacceptable and 5 being Outstanding.

2010 STIP Targets

        The following table outlines the target incentive opportunity for each of the Partnership's NEOs for the fiscal year ended December 31, 2010:

Name	Minimum	Target	Maximum
Stuart Anthony Lee	0%	50%	100%
Anthony Scozzafava	0%	25%	50%
Brian Tellef Vaasjo	0%	75%	150%
Graham Lloyd Brown	0%	50%	100%
David Hermanson	0%	30%	60%

2010 STIP Payout Formula

        The target incentive opportunity for each position is a percentage of base salary and will generally align at a point above the median of the comparator group for executive positions with similar responsibilities to those of Capital Power.

        Payouts are based on the weighted-average of the combined corporate performance measures adjusted for individual performance results. The following formula is used to determine the final STIP award:

Base Salary	×	Annual Incentive Target Payout	×	Corporate Performance Result / Individual Performance Modifier	=	Annual STIP Award
(e.g. $300,000)		(e.g. 50% of salary = $150,000)		(e.g. 150%)		(e.g. $225,000)

        The individual performance modifier is determined based on the following matrix and will be calculated using linear interpolation when corporate performance results fall between the threshold and target or target and stretch. The illustration above is based on "stretch" corporate performance results and an individual performance rating of "3".

	Individual Performance Rating
Corporate Performance Result	1	2	3	4	5
Stretch	0%	75%	150%	175%	200%
Target	0%	50%	100%	125%	150%
Threshold	0%	0%	50%	75%	100%
Below Threshold	0%	0%	0%	0%	0%

Capital Power CGC&N Committee Oversight

        After considering and evaluating the performance results for the year, the Capital Power CGC&N Committee retains the discretion to adjust payouts under Capital Power short-term incentive plans to

Schedule I-61

take into account factors affecting performance that are beyond the participants' control resulting in an outcome that would be unfair by either "over or underpaying" incentive or creating unintentional results.

Long-Term Incentive Compensation

        The Partnership does not have a long-term incentive program (LTIP) for executive officers. The Partnership's NEOs are compensated under Capital Power's LTIP. Capital Power has two LTIPs for its executives and employees, including the Partnership's NEOs; a LTIP for 2009 (the 2009 Plan) and a LTIP for the 2010 fiscal year and onward (the LTI Plan). The issuance of Units is not included as part of the LTIP due to the potential for a conflict of interest due to the Partnership's relationship with Capital Power. See "Business Risks—Conflict of interest risk related to the Partnership's relationship with Capital Power Corporation" in the MD&A.

The 2009 Plan

        The 2009 Plan is structured as a stock option plan providing for one-time only grants of options that replaced the value of outstanding 2006, 2007, 2008 and 2009 EPCOR phantom option grants held by individuals who became employees and executives of Capital Power. An aggregate of 2,183,100 stock options were granted to eligible participants of Capital Power including to individuals acting as officers of the Partnership on July 8, 2009. No further grants will be made under the 2009 Plan.

        Options granted under the 2009 Plan may be exercised, once vested, up to the expiry date of July 8 2016. The 2009 Plan also provides that, unless otherwise determined by the Capital Power Board of Directors, options will terminate within specified time periods set out in the 2009 Plan following the termination of employment of an eligible participant with the Company or affiliated entities. The options granted under the 2009 Plan were unvested at grant, with one third vesting on January 1 of each of 2010, 2011, and 2012.

        When used in this paragraph, the terms "insiders" and "security based compensation arrangement" have the meanings ascribed thereto in the TSX rules for this purpose. The number of Common Shares that may be (a) reserved for issuance to insiders pursuant to the 2009 Plan and under any other security based compensation arrangement of Capital Power and (b) issued within a one-year period to insiders pursuant to the 2009 Plan and under any other security based compensation arrangement of Capital Power, is in each case limited to 10% of the total number of outstanding Common Shares after giving effect to the exchange of the Exchangeable LP Units of Capital Power L.P.. The number of Common Shares which may be reserved for issuance to any one participant pursuant to the 2009 Plan and under any other security based compensation arrangement of Capital Power or options for services granted by Capital Power is limited to 5% of the total number of outstanding Common Shares after giving effect to the exchange of the Exchangeable LP Units of Capital Power L.P.

        If options granted under the 2009 Plan would otherwise expire during a trading black-out period or within 10 business days of the end of such period, the expiry date of the options will be extended to the tenth business day following the end of the black-out period.

        The interests of any participant under the 2009 Plan or in any option are not transferable, except to a spouse, minor child or grandchild or a trust or corporation controlled by the participant of which any combination of the participant and the foregoing are shareholders or beneficiaries. Upon any such permitted transfer, the transferred options shall be deemed for the purposes of the 2009 Plan to continue to be held by the participant. Upon death, the participant's legal personal representative shall receive the benefit of the option.

        The 2009 Plan may be amended with the approval of the Capital Power Board of Directors, in accordance with TSX requirements and, to the extent provided under the 2009 Plan, the approval of

Schedule I-62

shareholders of Capital Power. The Capital Power Board of Directors has overall authority for interpreting, applying, amending and terminating the 2009 Plan.

The LTI Plan

        Under the LTI Plan, the Capital Power Corporation Board of Directors may in its discretion grant from time to time Capital Power stock options, performance share units (PSUs), restricted share units (RSUs) and stock appreciation rights (SARs) to employees and consultants, the "eligible participants", of Capital Power and its affiliated entities. An aggregate of 1,246,046 stock options and 152,801 PSUs were granted to eligible participants of Capital Power including to individuals acting as officers of the Partnership under the LTI Plan on March 9, 2010.

        Eligibility to receive grants of Capital Power stock options, PSUs, RSUs and SARs and grant guidelines are determined by the Capital Power Board of Directors, provided that non-employee directors of Capital Power are not eligible to participate in the LTI Plan. The CEO of Capital Power recommends to the Capital Power CGC&N Committee the actual recipients of such grants from among the eligible participants, the composition of the grants (as among options, PSUs, RSUs and SARs) and the actual grant size, taking into consideration such factors as their levels of responsibility, performance and market information. In determining the size and composition of the grants that the Capital Power CGC&N Committee recommends to the Capital Power Board of Directors, the Capital Power CGC&N Committee will consider their expected payout and the competitiveness of Capital Power's total compensation relative to Capital Power's comparator group in addition to the recommendation of Capital Power's CEO. The Capital Power CGC&N Committee will determine the grant size and composition to be recommended to the Capital Power Board of Directors in respect of the CEO of Capital Power. Capital Power intends to make new grants under the LTI Plan in subsequent years without taking prior grants into account when making such new grants.

        An aggregate of five million Capital Power Common Shares or approximately 6.4% of the number of outstanding Common Shares, after giving effect to the exchange of the Exchangeable LP Units of Capital Power L.P., have been reserved for issuance from treasury under the LTI Plan and the 2009 Plan. Capital Power may satisfy its obligations to deliver Common Shares under the LTI Plan by the issuance of Common Shares from treasury or by acquiring Common Shares in the market.

        When used in this paragraph, the terms "insiders" and "security based compensation arrangement" have the meanings ascribed thereto in the TSX rules for this purpose. The number of Common Shares that may be (a) reserved for issuance to insiders pursuant to the LTI Plan and under any other security based compensation arrangement of Capital Power and (b) issued within a one-year period to insiders pursuant to the LTI Plan and under any other security based compensation arrangement of Capital Power, is in each case limited to 10% of the total number of outstanding Common Shares after giving effect to the exchange of the Exchangeable LP Units of Capital Power L.P.. The number of Common Shares which may be reserved for issuance to any one participant pursuant to the LTI Plan and under any other security based compensation arrangement of Capital Power or options or rights granted for services granted by Capital Power is limited to 5% of the total number of outstanding Common Shares after giving effect to the exchange of the Exchangeable LP Units of Capital Power L.P..

        Options granted under the LTI Plan may be exercised during the period determined under the LTI Plan, which is generally seven years, or the shorter option period established by the Capital Power CGC&N Committee for any individual grant. The LTI Plan also provides that, unless otherwise determined by the Capital Power Board of Directors, options will terminate within specified time periods following the termination of employment of an eligible participant with the Company or affiliated entities. The exercise price for options granted under the LTI Plan is the closing price for Common Shares on the day prior to the grant. The exercise of options may, in the discretion of the Capital Power Board of Directors, be subject to vesting conditions, including specific time schedules for

Schedule I-63

vesting and performance based conditions such as share price and financial results. The options granted on March 9, 2010 under the LTI Plan were unvested at grant, with one third vesting on March 9 of each of 2011, 2012 and 2013.

        Under the LTI Plan, the Capital Power Board of Directors also has the discretion to attach a SAR to an option when granted to an eligible participant or at a later date. Such SARs provide the holder with a right to receive an amount in cash or Common Shares equal to the difference between the option exercise price at the time of the grant and the closing price for a Common Share on the last trading day prior to exercise. The exercise of any such SARs will be subject to the same terms and conditions as the options to which they are attached. When SARs attached to an option are exercised, the related options are cancelled and the Common Shares underlying such cancelled options will, to the extent not used to satisfy stock settled SARs, no longer be available for issuance under the LTI Plan.

        The LTI Plan also permits eligible participants to receive grants of SARs that are not attached to options (Stand Alone SARs). Each Stand Alone SAR gives holders the right to receive an amount in cash or Common Shares equal to the difference between the market price of a Common Share at the time of grant and the market price of Common Shares at the time of exercise of the Stand Alone SAR. The "market price" used for this purpose is the simple average closing price of the Common Shares as traded on the stock exchange on which the highest aggregate volume of Common Shares have traded on each of the five trading days immediately preceding the grant or exercise date, as the case may be. Such amounts may also be payable at the election of the Company by the delivery of Common Shares. The exercise of Stand Alone SARs may also, at the discretion of the Capital Power Board of Directors, be subject to conditions similar to those that may be imposed on the exercise of stock options.

        Under the LTI Plan, eligible participants may be granted PSUs or RSUs, which represent the right to receive an equivalent number of Common Shares at a specified release date or an amount equal to the market price of such number of Common Shares on the release date (market price having the same meaning as in the case of Stand Alone SARs). The delivery of such Common Shares or payment of cash in respect of PSUs or RSUs may, at the discretion of the Capital Power Board of Directors, be subject to vesting requirements similar to those described above with respect to the exercisability of options and SARs, including such time or performance based conditions as may be established by the Capital Power Board of Directors. The PSUs granted on March 9, 2010 under the LTI Plan vest on January 1, 2013. Payout is based on relative total shareholder return over a three-year performance period.

        If incentives granted under the LTI Plan that are to be settled in newly issued Common Shares would otherwise expire during a trading black-out period or within 10 business days of the end of such period, the expiry date of the incentive will be extended to the tenth business day following the end of the black-out period.

        The interests of any participant under the LTI Plan or in any option, PSUs, RSUs or SAR are not transferable, subject to limited exceptions. An option may be transferred to a spouse, minor child or grandchild or a trust corporation controlled by the participant of which any combination of the participant and the foregoing are shareholders or beneficiaries. Upon any such permitted transfer, the transferred options shall be deemed for the purposes of the 2009 Plan to continue to be held by the participant. Upon death, the participant's legal personal representative shall receive the benefit of the option.

        The LTI Plan may be amended with the approval of the Capital Power Board of Directors, in accordance with TSX requirements and, to the extent provided under the LTI Plan, the approval of shareholders of Capital Power.

        The Capital Power Board of Directors has overall authority for interpreting, applying, amending and terminating the LTI Plan.

Schedule I-64

Benefit and Pension Plans

        The Partnership does not have benefit or pension plans for executive officers. The Partnership's NEOs participate in Capital Power's benefit and pension plans. Capital Power's benefit and pension plans support the well-being of employees and facilitate retirement savings. The plans are reviewed periodically to determine whether they are competitive and whether they continue to meet Capital Power's business and human resources objectives.

Health and Welfare Benefits

        The benefit plans are designed to protect the health of employees and their dependents, and cover them in the event of death or disability. The Partnership's NEOs participate in the same benefits program as all other permanent employees of Capital Power. Capital Power provides Canadian based executives with an executive benefit allowance, paid on a semi-monthly basis, to offset employee costs under the plan.

Executive Business Allowance

        Executive officers of Capital Power, including the Partnership's NEOs, are provided with an annual taxable allowance that can be used to offset the cost of a variety of business related expenses including but not limited to memberships and other out-of-pocket expenses associated with performing the duties of the position.

Financial Planning Allowance

        Mr. Vaasjo is eligible to receive an annual financial planning allowance from Capital Power in an amount not exceeding $5,000. Other NEOs, who are also executives of Capital Power, are eligible to receive an annual financial planning allowance in an amount not to exceed $3,500.

Capital Accumulation Plan

        Under the voluntary Capital Accumulation Plan, all Canadian based non-bargaining unit employees of Capital Power may contribute up to 10% of their base salary towards a range of investment options, including Partnership Units. Employee contributions are matched to a maximum of 3% of base salary.

Pension Programs

        Canadian based employees participate in one of two registered pension plans: the Local Authorities Pension Plan (LAPP) and the Capital Power Pension Plan. The Capital Power Pension Plan includes a defined contribution component and, for certain employees who work in the Partnership's plants, a defined benefit component. There are no NEOs of the Partnership who participate in the defined benefit component of the Capital Power Pension Plan. In addition, Canadian management employees whose benefits under the Capital Power Pension Plan or the LAPP are limited due to the Tax Act maximum pension or contribution limits are eligible to participate in the Capital Power sponsored Supplemental Pension Plan.

        US based employees participate in the Capital Power 401(k) plan.

LAPP Plan

        The LAPP is a contributory, defined benefit, best average earnings pension plan that is governed by the Public Sector Pension Plans Act (Alberta). The LAPP is a multi-employer pension plan that covers approximately 140,000 active members as at December 31, 2010 who are employed by Alberta municipalities, hospitals and other public entities. Mr. Lee, Mr. Scozzafava and Mr. Vaasjo participate in the LAPP.

Schedule I-65

        Benefits payable under the LAPP are based on the average of the best five consecutive years of pensionable earnings and years of service. Pensionable earnings are equal to base salary plus actual bonus, up to a maximum of 20% of base salary (effective January 1, 2004). Pensionable earnings are limited for each year of service after 1991 to the earnings which provide the maximum annual accrual under the Tax Act.

        Subject to Tax Act limits, the benefit formula under the LAPP is 1.4% of the average of the best five consecutive year's annual pensionable earnings up to the average Year's Maximum Pensionable Earnings (YMPE) under the Canada Pension Plan plus 2% of the average of the best five consecutive year's annual pensionable earnings in excess of the five year average YMPE. The benefit formula is multiplied by years of service up to a maximum of 35 years.

        Employee and employer contribution rates under the LAPP are set out in the plan rules and are adjusted from time to time by the LAPP Board of Trustees based on recommendations from the plan's actuary. In 2010, members were required to contribute 8.06% up to the YMPE plus 11.53% of pensionable earnings in excess of the YMPE, and employers contributed 9.06% up to the YMPE and 12.53% of pensionable earnings in excess of the YMPE.

        The pension payable under the LAPP is reduced by 3% for each year that the combination of the individual's age and years of service is less than 85 or for each year the individual is younger than 65, whichever provides the lower reduction. No pension is payable if a participant has not completed two years of service.

        The pension payable is indexed annually to 60% of the increase in the Alberta consumer price index.

The Capital Power Defined Contribution (DC) Plan

        Contributions to the Capital Power DC Plan are made based on pensionable earnings subject to the annual limits imposed under the Tax Act. Specifically, members are required to contribute 5% of pensionable earnings and Capital Power contributes either 5%, 6.5%, or 8% of pensionable earnings depending on the member's length of service.

        Mr. Brown participates in the Capital Power DC Plan.

        In late 2010, the Capital Power DC Plan was amended to allow executive members the option to suspend their membership. Executive members who elect to suspend their membership will not receive any company contributions and cannot make employee contributions to the Capital Power DC Plan for the duration of the suspension. Executive members have the right to lift the suspension and thereby resume making employee contributions, at which point the company contributions will resume, for future service only from the date that the suspension is lifted. In addition, executive members have the option to elect to irrevocably transfer their account balance in the Capital Power Plan to a locked-in retirement savings vehicle.

        Should an executive member choose to suspend their membership in the Capital Power DC Plan, Capital Power will provide a payment to the executive member equivalent to the amount that would have been paid into the executive member's plan had he or she not chosen to suspend their membership in the pension plan. Any such payment does not become part of the executive's base salary and is subject to all applicable taxes and payroll withholding requirements.

Supplemental Pension Plan (SPP)

        Capital Power has established a non-registered, unfunded and non-contributory SPP that provides benefits that cannot be provided under the Capital Power registered pension plan or, if applicable, the LAPP due to the Tax Act maximum pension or contribution limits.

Schedule I-66

        All of the partnership's NEOs, with the exception of Mr. Hermanson, participate in the SPP.

        The pensionable earnings defined under the SPP includes base salary and target bonus. For employees who transferred from EPCOR in July of 2009, the Capital Power SPP has the same provisions as the EPCOR Utilities Inc. Supplemental Pension Plan. Specifically, the SPP provides a defined benefit pension equal to 2% of the average pensionable earnings in excess of an earnings threshold multiplied by service after January 1, 2000. The SPP has the same early retirement and indexing provisions as the LAPP. For new hires after July 2009 the Capital Power SPP provides benefits on a defined contribution basis that are in excess of the Tax Act maximum contribution limits. For employees who transferred from EPCOR, Capital Power assumed all obligations from EPCOR relating to the entitlements accrued under the EPCOR Utilities Inc. Supplemental Pension Plan.

        Executives who elect to withdraw from the Company DC Pension Plan are still eligible to participate in the SPP for earnings above the Tax Act maximum pension or contribution limits.

The Capital Power 401(k) Plan

        Capital Power's US based employees including Mr. Hermanson participate in the Capital Power 401(k) Plan.

        Members are permitted to make pre-tax elective contributions of up to 100% (less applicable tax withholdings) of eligible compensation (maximum of US$22,000 in 2009, including up to $5,500 in catch-up contributions for employees at least age 50). After tax contributions are not permitted. Eligible compensation includes total salary and wages during the plan year as reported on the W-2, including pre-tax contributions to the Plan. Annual compensation in excess of US$245,000, as adjusted for cost of living increases, is not included.

        Capital Power matches employee contributions equal to 100% of the member's pre-tax contributions up to 5% of compensation plus Capital Power has the option to make additional matching contribution equal to 2% of the first 2% the member elects to defer. Each year Capital Power had the option to make an additional matching contribution and/or additional employer contribution on behalf of each eligible participant in amounts determined by Capital Power.

        Interest credited on 401(k) accounts reflects the rate of return on investment options selected by the participant.

        Mr. Brown participated in the Capital Power 401(k) from January 1, 2006 to December 31, 2009 and commenced participation in the Capital Power DC Plan on January 1, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides a summary of compensation for each of the Partnership's NEOs for the years ended December 31, 2010, 2009 and 2008. The NEOs' remuneration reported in the Summary Compensation Table represents the entire compensation paid to the Partnership's NEOs by Capital Power or EPCOR, as applicable, (all compensation including salary, short-term and long-term incentives, pension and other benefits) based on their respective roles, responsibilities and services within Capital Power or EPCOR, as applicable, as a whole.

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Schedule I-67

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Year	Salary(1)(7) ($)	Share Based Awards(2)(7) ($)	Option Based Awards(3)(7) ($)	Annual Incentive Plans(4)(7) ($)		Long-Term Incentive Plans(5)(7) ($)	Pension Value(6)(7) ($)	All Other Compensation(7) ($)		Total Compensation(7) ($)
Stuart Anthony Lee	2010	$338,269	$112,000	$112,000	$226,474		$0	$90,672	$43,309	(18)	$922,725
President of the General	2009	$276,385	—	$152,144	$290,000		$0	$161,902	$95,165	(19)	$975,596
Partner(8)(10)(11)	2008	$235,231	—	$0	$136,000		$4,427	$51,573	$31,822	(20)	$459,053
Anthony Scozzafava	2010	$253,364	$30,726	$30,726	$101,772		$0	$45,591	$10,000		$472,180
Chief Financial Officer of	2009	$243,892	—	$95,604	$106,552		$0	$37,663	$9,438		$493,149
the General Partner(8)(11)	2008	$234,177	—	$0	$97,000		$931	$51,678	$8,333		$392,119
Brian Tellef Vaasjo	2010	$679,231	$406,250	$406,250	$679,000		$0	$246,466	$56,042	(21)	$2,473,240
Chairman of the General	2009	$529,923	—	$610,632	$843,000		$0	$788,003	$113,936	(22)	$2,885,494
Partner(9)(10)(11)	2008	$422,692	—	$0	$341,000		$6,042	$122,903	$42,822	(23)	$935,459
Graham Lloyd Brown	2010	$259,615	$74,999	$74,999	$137,500	(17)	$0	$47,728	$39,398	(24)	$634,240
SVP, Operations of Capital	2009	$277,699	—	$156,770	$204,414		$0	$19,585	$75,532	(25)	$734,000
Power(9)(10)(11)(13)(14)(15)	2008	$228,435	—	$0	$199,342		$0	$12,259	$10,660	(26)	$450,696
David Hermanson	2010	$218,530	$25,750	$25,750	$63,886		$0	$13,237	$729		$347,883
VP, US Operations of Capital	2009	$246,909	—	$79,670	$104,862		$0	$9,528	$19,938		$460,907
Power(9)(12)(14)(15)(16)	2008	$213,200	—	$0	$63,960		$0	$7,950	$0		$285,110

Notes:

(1)
See "Compensation Discussion and Analysis—Base Salary".

(2)
2010 share based awards represent the grant date expected value of the Capital Power PSU grant for 2010 under the LTI Plan. Payout is based on how the Capital Power's total shareholder return performs relative to the total shareholder return of the companies in the Capital Power performance peer group.

(3)
2010 option based awards represent the expected value of the Capital Power stock option grant for 2010 under the LTI Plan. 2009 option based awards represent the expected value of the Capital Power stock option grant for 2009 as well as the replacement for the outstanding 2006, 2007 and 2008 EPCOR grants under the 2009 Plan.

(4)
See "Compensation Discussion and Analysis—Short-Term Incentive Compensation". Represents short-term incentive award earned for the stated year's performance and paid in the subsequent year.

(5)
See "Compensation Discussion and Analysis—Long-Term Compensation". For 2008, reflects long-term incentive payment for the 4-year performance cycle from 2005 to 2008 and paid by EPCOR in 2009.

(6)
See "Compensation Discussion and Analysis—Benefit and Pension Plans". 2009 values reflect a one time increase in pensionable earnings as a result of the transfer of the NEOs from EPCOR to Capital Power.

(7)
Represents the total annual salary, share-based awards, option-based awards, annual incentive compensation, long-term incentive compensation, annual compensatory pension value or other annual compensation value, as applicable, paid to the Partnership's NEOs by Capital Power, or EPCOR, as applicable.

(8)
Mr. Lee and Mr. Scozzafava are designated NEOs based upon their respective positions as President and Chief Financial Officer of the General Partner.

(9)
The approximate percentages of time that the NEOs spent rendering services to the Partnership relative to their services to Capital Power or EPCOR, as applicable, were as follows: Mr. Vaasjo—20% in 2010, 15% in 2009, 35% in 2008; Mr. Brown—60% in 2010, 75% in 2009, 95% in 2008; Mr. Hermanson—90% in both 2010 and 2009, 100% in 2008. A change in the percentage of time a NEO allocates to the Partnership would not affect the NEOs' compensation from Capital Power.

(10)
NEOs who are directors of the General Partner do not and did not receive any incremental income from Capital Power or EPCOR or the Partnership for their roles as directors of the General Partner.

(11)
Canadian based NEOs. See "Compensation Discussion and Analysis—Benefit and Pension Plans".

(12)
US based NEOs. See "Compensation Discussion and Analysis—Benefit and Pension Plans".

(13)
Mr. Brown retired from Capital Power in January 2011.

(14)
For 2008, converted to Canadian dollars using an average conversion rate of 1.066 Canadian/US with the average rate based on 252 days of data provided by the Bank of Canada.

(15)
For 2009, converted to Canadian dollars using an average conversion rate of 1.142 Canadian/US with the average rate based on 251 days of data provided by the Bank of Canada.

Schedule I-68

(16)
For 2010, converted to Canadian dollars using an average conversion rate of 1.030 Canadian/US with the average rate based on 251 days of data provided by the Bank of Canada.

(17)
Mr. Brown's STIP award was paid out at target following his retirement.

(18)
Includes an executive benefit allowance of $14,000 and an executive business allowance of $15,000.

(19)
Includes a vacation payout of $56,385.

(20)
Includes an executive benefit allowance of $13,404, an executive business allowance of $9,981 and a matching contribution into the EPCOR savings plan of $7,507.

(21)
Includes an executive benefit allowance of $15,474, an executive business allowance of $15,000 and employer contributions to the Capital Power capital accumulation plan of $20,377.

(22)
Includes a vacation payout of $64,866.

(23)
Includes an executive benefit allowance of $13,790, an executive business allowance of $14,971 and a matching contribution into the EPCOR savings plan of $12,681.

(24)
Includes an executive benefit allowance of $13,462 and an executive business allowance of $14,423.

(25)
Includes a relocation allowance of $47,582 and an executive business allowance of $27,122.

(26)
Includes an executive business allowance of $10,660.

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Schedule I-69

 Long-Term Incentive Plan

        The 2010 grant under the LTI Plan consisted of Stock Options and Performance Share Units, with 50% of the target value coming from each vehicle.

        Options granted in 2010 vest in equal amounts on March 9 in each of 2011, 2012 and 2013 and have a seven-year term.

        PSUs granted in 2010 vest on January 1, 2013 based on Capital Power's total shareholder return (share price plus dividend equivalents) relative to the total shareholder return of the companies in a performance peer group. Relative TSR was selected as the performance measure as it complements the absolute performance focus of stock options and is a holistic measure that encompasses share price performance plus dividends. Upon vesting, PSUs will be settled in cash.

        The performance peer group consists of organizations with similar business characteristics (e.g., power generation/transmission/utility companies, high dividend yield), reflects companies that compete directly for capital with Capital Power and are consistent with the executive compensation comparator group. The composition of Capital Power's performance peer group will be reviewed annually by third party consultants and the Capital Power CGC&N Committee for continued relevance. In 2010, the performance peer group comprised the following companies:

Algonquin Power & Utilities Corp.	Enbridge Inc.
Atlantic Power Corp.	Fortis Inc.
Brookfield Renewable Power Inc.	Northland Power Inc.
Canadian Utilities Ltd.	TransAlta Corp.
Emera Inc.	TransCanada Corp.

        A vesting range with a floor of 50% of target for minimum performance and a cap of 150% of target for maximum performance was established as Capital Power does not have a lengthy trading history and felt a conservative approach was appropriate. Accordingly;

  •
  50% of PSUs granted will vest if Capital Power's TSR is at or below the 25th percentile of its performance peer group;

  •
  100% of PSUs granted will vest if Capital Power's TSR is at the median of its performance peer group; and

  •
  150% of PSUs granted will vest if Capital Power's TSR is at or above the 75th percentile of its performance peer group.

        Vesting is interpolated on a straight-line basis between threshold and target and between target and maximum.

        The performance criteria and vesting range will be reviewed in 2013 for continued relevance.

Schedule I-70

        The following table sets forth the information regarding the options and PSUs that were granted to the Partnership's NEOs under the LTI Plan during the fiscal year ended December 31, 2010:

					Share-based Awards
	Option-based Awards
						Market or payment value of share-based awards that have not vested(4) ($)
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date(1)	Value of unexercised in-the-money options(2) ($)	Number of shares or units that have not vested(3) (#)
Stuart Anthony Lee	47,160	22.50	March 9, 2017	$54,234	6,024	$142,465
Anthony Scozzafava	12,938	22.50	March 9, 2017	$14,879	1,653	$39,096
Brian Tellef Vaasjo	171,060	22.50	March 9, 2017	$196,719	21,850	$516,746
Graham Lloyd Brown	31,580	22.50	March 9, 2017	36,317	4,034	$95,412
David Hermanson	12,381	22.50	March 9, 2017	$14,238	1,581	$37,396

Notes:

(1)
The date of grant of the options and the PSUs was March 9, 2010.

(2)
The difference between the closing share price of Capital Power Corporation common shares on the TSX on December 31, 2010 of $23.65 per share and the option exercise price, times the number of outstanding vested and unvested stock options.

(3)
Includes reinvested dividends.

(4)
The closing share price of Capital Power Corporation common shares on the TSX on December 31, 2010 of $23.65 per share multiplied by 100% of the number of PSUs that have not vested. The values noted in this column represent the target payout value.

Outstanding Share Based Awards and Option based Awards

        The following table sets forth the aggregate value of all option based awards, share based awards and non-equity incentive plan compensation previously made to the Partnership's NEOs that vested during the fiscal year ended December 31, 2010:

Pension Plan Tables

Name	Option-based awards— Value vested during the year(1) ($)	Share-based awards— Value vested during the year ($)	Non-equity incentive plan compensation— Value vested during the year ($)
Stuart Anthony Lee	$12,826	$0	N/A
Anthony Scozzafava	$8,060	$0	N/A
Brian Tellef Vaasjo	$51,480	$0	N/A
Graham Lloyd Brown	$13,216	$0	N/A
David Hermanson	$6,716	$0	N/A

Notes:

(1)
The difference between the closing share price of Capital Power Corporation common shares on the TSX on December 31, 2010 of $23.65 per share and the weighted average option exercise price, times the number of stock options that vested during the year.

Schedule I-71

 Pension Plan Tables

        The Defined Benefits Plan Table set forth below provides a reconciliation of the accrued obligation for the Partnership's NEOs who have defined benefit entitlements. In particular, the compensatory change reflects the Capital Power SPP employer current service cost, any change in the Capital Power SPP obligation due to the actual increase in compensation during the period being different than expected, any change in the Capital Power SPP obligation due to plan changes, and, if applicable, the employer contributions to the LAPP. The actual increase in compensation may deviate from the expected increase used in the actuarial assumptions. The actual increase will vary between the Partnership's NEOs and will vary from year to year.

        The Defined Contribution Plan Table set forth below provides a reconciliation of accumulated values. In particular, the compensatory change for the Partnership's Canadian based NEOs who participate in the Capital Power DC Plan equals the employer contribution made in respect of the Partnership's NEOs.

Defined Benefits Plan Table

			Annual Benefits Payable ($)		Accrued Obligation at January 1, 2010(7)(8) ($) (d)		2010 Non- Compensatory Changes(8) ($) (f)	Accrued Obligation at December 31, 2010(7)(8) ($) (g)
	Number of Years Credited Service (#) (b)					2010 Compensatory Changes(7) ($) (e)
Name(a)			At year end(5) (c1)	At age 65(6) (c2)
Stuart Anthony Lee	7.4452	(1)	49,256	171,649	340,601	90,672	117,018	532,527
Anthony Scozzafava	9.4589	(1)	49,723	160,989	239,468	45,591	82,915	352,210
Brian Tellef Vaasjo	12.5833	(2)(3)	177,589	330,424	1,813,996	246,466	440,317	2,485,015
Graham Lloyd Brown	2.3041	(4)	3,203	13,051	34,720	36,249	16,012	86,981

Notes:

(1)
Credited service under LAPP and SPP.

(2)
Credited service in respect of LAPP as at December 31, 2010.

(3)
Credited service under SPP is 11 years.

(4)
Credited service under SPP.

(5)
Accrued Defined Benefit pension under the SPP and, if applicable, the LAPP as at December 31, 2010 and payable at normal retirement age of 65. Reflects highest average earnings and credited service as at December 31, 2010.

(6)
Benefits payable on retirement at age 65, assuming continued service accrual to age 65 and highest average earnings as at December 31, 2010 remain unchanged.

(7)
The accrued benefit obligation and the service cost were calculated using the projected unit credit cost method.

(8)
Reflects SPP only. LAPP has been valued on a defined contribution basis; therefore, $15,764 in employer contributions to LAPP has been included in column (e) compensatory changes only, with the exception of Mr. Brown who does not participate in the LAPP. As a result, where applicable, columns (d), (e) and (f) do not sum up to column (g).

Schedule I-72

Defined Contribution Plan Table

Name	Accumulated Value at December 31, 2009 ($)	2010 Compensatory Changes ($)	2010 Non- Compensatory Changes ($)	Accumulated Value at December 31, 2010 ($)
Graham Lloyd Brown	19,796	11,479	13,942	45,217

401(k) Pension Plan Table

Name	Accumulated Value at December 31, 2009 (US$)	2010 Compensatory Changes (US$)	2010 Non- Compensatory Changes (US$)	Accumulated Value at December 31, 2010 (US$)
Graham Lloyd Brown	104,774	—	7,848	112,622
David Hermanson	246,949	12,852	51,005	310,806

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        No director or executive officer of the General Partner was, as of December 31, 2010 or is, as of the date hereof, indebted to the Partnership, the General Partner or any of its subsidiaries.

COMPENSATION OF THE BOARD OF DIRECTORS

        The directors' compensation program is designed to attract and retain the most qualified individuals to serve on the Board. In consideration for serving on the Board for 2010, each director who was not an executive officer or employee of the General Partner or Capital Power was compensated by the Partnership as indicated below:

Type of Fee	Amount
Board Chair Retainer	Nil
Director Retainer	$35,000/year
Special Committee Chair Retainer(1)	$50,000/year
Audit Committee Chair Retainer	$10,000/year
Governance Committee Chair Retainer	$5,000/year
Independent Directors Committee Chair Retainer	$24,000/year
Special Committee Member Retainer(1)	$35,000/year
Audit Committee Member Retainer	Nil
Other Committee Member Retainer	Nil
Board Meeting Attendance Fee(2)	$1,600/meeting
Committee Chair Attendance Fee	$2,600/meeting
Committee Member Attendance Fee	$1,600/meeting
Unit Retainer(3)	$25,000/year
Travel Allowance(4)	$1,600/trip
Material and/or Complex Non-Arms Length Transaction(5)	Fixed retainer of up to $15,000 plus meeting fees, the sum of which is not to exceed $30,000/non-arms length transaction without Board approval
Special Assignment Fee(5)	$1,600/day

Notes:

(1)
The Special Committee retainer was split into two payments (50% each)—the first payment was made in Q3 of 2010 and the second payment will be made in 2011.

Schedule I-73

(2)
This fee is reduced by 50% for any telephonic meeting of one hour or less in duration.

(3)
Although all Independent Directors receive the Unit Retainer, non-resident directors are ineligible to hold Partnership Units so non-resident directors are not required to purchase units with their annual Unit Retainer. See "Compensation of the Board of Directors—Unit Ownership by Directors".

(4)
In circumstances in which (i) a Director must travel for four hours or more from his or her place of residence to or from a Board or Committee meeting or (ii) is required to spend a night or more away from home, then a travel allowance is paid in addition to the regular meeting fee.

(5)
For material and/or complex transactions, the Board has authorized an additional cash retainer in addition to necessary meeting fees. For less material and/or complex transactions, the additional compensation payable to directors will be confined to meeting fees. In the case where an Independent Director is asked to perform a special assignment on behalf of the Partnership (such as recruitment of new directors or because of their unique qualifications), he/she will also be paid a daily rate equivalent to a meeting fee.

Summary of Directors' Compensation for the Fiscal Year 2010

        The table below details the compensation provided to directors of the General Partner who are not NEOs in the fiscal year ending December 31, 2010:

Name(1)	Fees Earned		Share- Based Awards(9)		Option- Based Awards	Non-Equity Incentive Plan Compensation	Pension Value	All Other Compensation		Total
Brian A. Felesky	$132,600	(5)	$25,000		—	—	—	—		$157,600
Allen R. Hagerman	$165,500	(6)	$25,000		—	—	—	$1,600	(10)	$192,100
Francois L. Poirier	$185,700	(7)	$25,000		—	—	—	$14,400	(10)	$225,100
Rodney D. Wimer(2)(3)	$128,500	(8)	—	(3)	—	—	—	$9,600	(10)	$138,100
James N. Oosterbaan(4)	—		—		—	—	—	—		—

Notes:

(1)
Does not include Stuart A. Lee, Brian T. Vaasjo or Graham L. Brown, as such directors are also NEOs and their total compensation is reflected under "Summary Compensation Table" in this AIF.

(2)
Canadian equivalent paid in US$ when paid.

(3)
Non-resident directors (who are not eligible to hold Units) receive a long-term compensation award, accruing each year and paid in cash when the director leaves the Board, equal to the increase in market value of the number of Units that would have been purchased with the long-term compensation award of $25,000 if such amount had been used to purchase Units. As at December 31, 2010, Mr. Wimer would have been entitled to receive $170,004 pursuant to this award.

(4)
These individuals are senior officers of Capital Power and are compensated as officers of Capital Power by Capital Power through its executive compensation program. See "Executive Compensation". As part of their employment, these individuals have been asked to sit on the Board of the Partnership. Capital Power attributes none of their compensation to services provided to the Partnership. The individuals do not receive any incremental compensation from the Partnership for their roles as directors of the Partnership.

(5)
Includes $35,000 director retainer, $5,000 Audit Committee Chair retainer, $17,500 Special Committee Member retainer, $20,800 in board meeting attendance fees, $22,300 in committee meeting attendance fees and $28,800 in special meeting attendance fees. Includes $3,200

Schedule I-74

  committee meeting attendance fees that will be paid in Q1 of 2011 for two Independent Directors meetings held on December 17, 2010 and December 30, 2010.

(6)
Includes $35,000 director retainer, $5,000 Audit Committee Chair retainer, $24,000 Independent Committee Chair retainer, $17,500 Special Committee Member retainer, $20,800 in board meeting attendance fees, $29,200 in committee meeting attendance fees and $29,800 in special meeting attendance fees. Includes $5,200 committee meeting attendance fees that will be paid in Q1 of 2011 for two Independent Directors meetings held on December 17, 2010 and December 30, 2010.

(7)
Includes $35,000 director retainer, $50,000 Special Committee Chair retainer, $12,500 Strategic Review Committee retainer, $20,800 in board meeting attendance fees, $18,400 in committee meeting attendance fees and $45,800 in special meeting attendance fees. Includes $3,200 committee meeting attendance fees that will be paid in Q1 of 2011 for two Independent Directors meetings held on December 17, 2010 and December 30, 2010.

(8)
Includes $35,000 director retainer, $5,000 Governance Committee Chair retainer, $17,500 Special Committee Member retainer $20,800 in board meeting attendance fees, $20,600 in committee meeting attendance fees and $28,000 in special meeting attendance fees. Includes US$3,200 committee meeting attendance fees will be paid in Q1 of 2011 for two Independent Directors meetings held on December 17, 2010 and December 30, 2010.

(9)
Represents the annual equity retainer paid to independent Canadian directors in cash. The independent Canadian directors are required to invest the sum given to them in Units. See "Compensation of the Board of Directors—Unit Ownership by Directors".

(10)
Travel Allowance & Special Assignment.

        Compensation for Independent Directors is competitive and market-based, when independently benchmarked relative to a defined industry peer group. Compensation is revisited periodically by an independent expert who seeks to ensure that director compensation remains competitive and the principles used for determining compensation reflect current industry practices. Compensation is recommended by the Board's Governance Committee for approval by the Board.

        The Independent Directors receive a combination of cash retainer, annual unit retainer or cash equivalent, and meeting fees. In addition, given that the Partnership's business model incorporates growth through non-arms length transactions, an additional component of compensation for the Independent Directors is provided when these transactions occur so as to recognize the materiality and/or complexity of the transaction and the time required by the Independent Directors to discharge their fiduciary responsibility.

Unit Ownership by Directors

        The General Partner's Board has determined that ownership of Units by the independent directors is a positive step in helping members to align their interests with those of the Unitholders. The Board has adopted a policy guideline that requires independent Canadian directors to invest the sum given to them as an annual unit cash retainer in Units. Non-resident directors that are ineligible to hold Units receive a long-term compensation award, accruing each year and paid in cash when the director leaves the Board, equal to the market value of the number of Units that would have been purchased with the long-term compensation award if such amount had been used to purchase Units. See "Compensation of the Board of Directors".

        The Partnership does not issue and has not issued any unit or stock options in the Partnership or General Partner.

Schedule I-75

 PERFORMANCE GRAPH

        The following graph compares the annual change over the past five years in the cumulative total Unitholder return on the Units of the Partnership with the cumulative total return on the S&P/TSX Composite Index, assuming a $100 investment on December 31, 2005 and reinvestment of distributions.

	December 31, 2005	December 31, 2006	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010
CPA.UN	$100	$82	$78	$65	$64	$80
S&P/TSX Composite Index	$100	$117	$129	$86	$117	$137

        Over the five-year period ending December 31, 2010, cumulative total Unitholder return on the Units of the Partnership decreased by approximately 20%. Total direct compensation for the NEOs over the same period increased. For the purposes of comparison over the period, total direct compensation for the NEOs includes base salary, annual incentive payment and the value of the annual equity award.

        The NEOs are not compensated by the Partnership, but as employees or officers of Capital Power. Consequently, decisions relating to their compensation are based on their respective roles, responsibilities and services within Capital Power as a whole and on Capital Power's overall performance relative to goals and targets established for Capital Power as a whole. Therefore, it is not anticipated there will be a direct correlation between the cumulative total unitholder return relative to the cumulative total return on the S&P/TSX Composite Index and executive compensation levels over a given period.

Schedule I-76

CONFLICTS OF INTEREST

General

        As a result of Capital Power's relationship with the Partnership, certain conflicts of interest could arise from time to time in which the Partnership's interests are not aligned with those of Capital Power. For example the strategic review may result in a situation in which the same potential alternatives do not serve the best interests of both parties equally.

        Capital Power is indirectly, the principal Unitholder of the Partnership. The General Partner is controlled by Capital Power, and the Manager is a wholly owned subsidiary of Capital Power. Certain of the officers of Capital Power are directors and officers of the General Partner.

        The Terms of Reference for the Board denotes that the Board shall be composed of not more than eight members, at least four of whom shall be independent directors who are not officers, directors or employees of Capital Power or its affiliates and are free from any direct or indirect interest, any business or other relationship that could interfere with a director's independence or ability to act in the best interests of the General Partner and Partnership. There are three senior officers and one former senior officer of Capital Power who are members of the Board and are not considered to be independent. The Chairman, who is an executive officer of Capital Power, has a casting vote in case of a tie vote at any meeting of the Board. In order to address these conflicts of interest, the Partnership Agreement provides that all material transactions or agreements between the Partnership and Capital Power, its affiliates or associates must be approved by a majority of the independent directors of the General Partner. Furthermore, members of the Board who are officers of Capital Power are required to declare their interest in, and abstain from voting on, these transactions as provided for in the Management and Operations Agreement and general principles of corporate law. See "Business Risk—Conflict of Interest Risk Related to the Partnership's Relationship with Capital Power Corporation" in the MD&A.

LEGAL PROCEEDINGS

North Carolina PPA arbitration

        The Partnership filed for arbitration with the NCUC and is seeking long term PPAs for its North Carolina facilities. The NCUC issued an Order on Arbitration on January 26, 2011, which provided direction on four fundamental issues. See "Business of the Partnership—Power Purchase Agreements—United States—North Carolina Facilities" and "Business Risks—PPA contract expiry risk" in the Partnership's MD&A.

Colorado

        The Colorado Public Utilities Commission issued its written decision in mid December, 2010, regarding Public Service of Colorado's (PSCo) Emissions Reduction Plan. The decision preserves the Partnership's option to bid Greeley into PSCo's next resource plan proceeding that will consider how best to replace the 463 MW combined capacity of PSCo's Arapahoe 4 and Cherokee 4 coal units. However Management expects a number of parties, including PSCo, to file Requests for Rehearing and Reconsideration Applications so it is premature to forecast the financial impacts of the decision on the Partnership. See "Regulation—U.S. Energy Industry Regulatory Matters—Colorado".

Petrobank

        The Partnership is in dispute with Petrobank Energy and Resources Ltd. (Petrobank) over the propriety of the price escalation mechanism that has been applied since 2006 to natural gas sales under the long-term supply contract pursuant to which it supplies natural gas to the Partnership's Nipigon plant. Petrobank suggests that the Partnership pay Petrobank $2.5 million retroactively and pay for

Schedule I-77

natural gas supplied under the contract in the future at a higher rate until expiry of the contract. Petrobank has not specified the increased amount they seek for the balance of the contract, so it is not possible to quantify the potential cost of a loss of this dispute to the Partnership, however Management believes that Petrobank is unlikely to succeed in this dispute because the proper escalator has been applied and because its claim is barred by the Limitations Act of Alberta.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Management

        Certain of Capital Power's indirect wholly-owned subsidiaries and the Manager, are parties to the Management and Operations Agreements with the Partnership. See "Management of the Partnership". Under these agreements, Capital Power is compensated by way of certain management and operating fees, including: (i) an operations and maintenance fee, (ii) a base fee, (iii) an incentive fee, and (iv) a commercial enhancement fee.

        As part of the transfer by EPCOR of its power generation business to Capital Power and its related entities in connection with Capital Power's initial public offering, Capital Power acquired the companies that are parties to the Management and Operations Agreements with the Partnership. Prior to that acquisition, the management and operating fees were paid to EPCOR.

        Pursuant to the Management and Operations Agreements, the operations and maintenance fee payable by the Partnership includes both cost pass-through and fixed amounts that escalate each year on the basis of various indices such as the Canadian consumer price index, as set forth in the Management and Operations Agreement. The base fee is equal to 1% of the Partnership's annual cash distributions.

        Pursuant to the Memorandum of Agreement dated June 7, 2009 among the Partnership, EPCOR and Capital Power, the basis for calculating the incentive fee was revised effective June 30, 2009. The incentive fee is equal to 10% of annual distributable cash flow (as defined) in excess of $2.40 per Unit in respect of each fiscal year. Annual distributable cash flow is defined as cash flow from operating activities before changes in non-cash operating working capital plus dividends from PERH less scheduled debt repayments and maintenance capital (but not growth capital). Prior to June 30, 2009, the incentive fee was equal to 20% of annual cash distributions in excess of $2.31 per Unit and less than $2.52 per Unit; and 30% of annual cash distributions in excess of $2.51 per Unit.

        The commercial enhancement fee payable is calculated as 35% of the amount by which net income of the Partnership increases as a result of effecting certain commercial enhancement transactions through energy marketing and trading operations (enhancement fees) in respect of the power facilities. A commercial enhancement transaction generally is any unique opportunity that is not contemplated as part of the normal management of the Partnership's power facilities that may arise for the Manager to effect transactions in respect of any power facility.

        Services provided under the Management and Operations Agreements are subject to the control and direction of the Board. Pursuant to the Partnership Agreement and the Terms of Reference of the IDC established by the Board, the IDC must approve all material transactions or agreements between the Partnership and Capital Power or its associates or affiliates, including all material amendments to, or the renewal of any non-arm's length agreements between the Partnership and Manager.

        The Manager provides services to the Partnership pursuant the Management and Operations Agreements. See "Material Contracts". The primary Canadian agreement is the Second Amended and Restated Management and Operations Agreement dated July 23, 2004 as amended, which has a term expiring June 30, 2017, subject to early termination in certain circumstances, including: (i) by the Manager, on not less than 12 months' notice to the Partnership; (ii) by the Partnership, (A) on the occurrence of a substantial deterioration in the business of the Partnership where within six months

Schedule I-78

thereafter the termination is authorized by a resolution approved by not less than 50% of all outstanding Units and not less than 66 2/3% of all outstanding Units represented at the meeting, (B) where at least 51% of the equity shares of the Manager are not beneficially owned, directly or indirectly, by Capital Power, or (C) if the General Partner is no longer the general partner of the Partnership; and (iii) by either the Manager or the Partnership, in the event of a default in the performance of a material obligation under the agreement by the other, after notice and an opportunity to remedy the default. The Management and Operations Agreements do not expressly provide for an amount to be paid for cancelling the agreements in other circumstances.

        In addition, the Manager is a party to a Transaction Fees and Costs Agreement with the Partnership which provides fees to the Manager upon the completion of any acquisition or disposition of assets by the Partnership based on the aggregate consideration paid in respect of such transactions.

        Fees paid to Capital Power (and prior to June 30, 2009 to EPCOR) by the Partnership under these agreements are set out below:

Years ended December 31 (millions of dollars)	2010	2009
Transactions with CPC(1)
Revenue—Frederickson duct firing capacity fees	0.1	0.1
Cost of fuel—Greeley natural gas contract	1.5	2.6
Operating and maintenance expense	47.5	50.5
Management and administration
Base fee	0.9	1.1
Enhancement fee	0.1	0.2
General and administrative costs	8.4	8.0

	9.4	9.3

Acquisition and divestiture fees	—	0.2
Distributions	29.1	32.2
Transactions of discontinued operations
Cost of fuel—Castleton demand charge	—	1.1
Operating and maintenance expense—Castleton	—	1.4

(1)
Prior to July 1, 2009, EPCOR.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of December 31, 2010, the Partnership's principal Unitholder, CPI Investments Inc., together with the General Partner held 16,513,504 Units or approximately 29.6% of the 55,824,528 issued and outstanding Units of the Partnership.

TRANSFER AGENT AND REGISTRAR

        The Partnership's transfer agent and registrar is Computershare Trust Company of Canada at its principal offices in Calgary and Toronto.

Schedule I-79

 MATERIAL CONTRACTS

        Except for contracts entered into in the ordinary course of business, the Partnership has entered into the following material contracts:

Financing Agreements

  •
  The Credit Agreement dated June 14, 2007, as amended by letter agreement dated September 15, 2008, as amended by the first amending agreement dated July 9, 2009, and as amended September 22, 2010, among the Partnership, CPI Power Holdings Inc. and CPI Preferred Equity Ltd. (jointly as borrowers), The Toronto-Dominion Bank and Toronto-Dominion (Texas) LLC (collectively as lenders) pertaining to the Partnership's $125 million revolving credit facility. See "Capital Structure—Debt Financing—Credit Facilities";

  •
  The Credit Agreement dated September 22, 2006, as amended by the first amending agreement dated May 9, 2007, as amended and restated dated October 9, 2009, and as amended September 22, 2010, among the Partnership, CPI Power Holdings Inc. and CPI Preferred Equity Ltd. (jointly as borrowers) and Bank of Montreal pertaining to the Partnership's $100 million revolving credit facility. See "Capital Structure—Debt Financing—Credit Facilities";

  •
  The Credit Agreement dated October 2, 2006, as amended by the first amending agreement dated May 9, 2007, as amended and restated dated October 9, 2009, and as amended September 22, 2010, among the Partnership, CPI Power Holdings Inc. and CPI Preferred Equity Ltd. (jointly as borrowers) and Royal Bank of Canada pertaining to the Partnership's $100 million revolving credit facility. See "Capital Structure—Debt Financing—Credit Facilities";

  •
  The Guarantee Indenture dated May 25, 2007 among the Partnership, CPI Preferred Equity Ltd. and CIBC Mellon Trust Company pursuant to which the Partnership provided a guarantee for the Series 1 Shares. See "Capital Structure—Preferred Shares of CPEL";

  •
  The Guarantee Indenture dated November 2, 2009 among the Partnership, CPI Preferred Equity Ltd. and Computershare Trust Company of Canada pursuant to which the Partnership provided a guarantee for the Series 2 Shares. See "Capital Structure—Preferred Shares of CPEL";

  •
  The Guarantee Indenture dated November 2, 2009 among the Partnership, CPI Preferred Equity Ltd. and Computershare Trust Company of Canada pursuant to which the Partnership provided a guarantee for the Series 3 Shares. See "Capital Structure—Preferred Shares of CPEL";

  •
  The Trust Indenture dated June 15, 2006 pertaining to the Partnership's Medium Term Notes Program. See "Capital Structure—Debt Financing—Medium Term Notes Program";

  •
  The Note Purchase and Parent Guarantee Agreement dated August 15, 2007 pursuant to which CPI Power (US) GP issued an aggregate of US$150 million principal amount of 5.87% Senior Notes due August 15, 2017 and an aggregate of US$75 million principal amount of 5.97% Senior Notes due August 15, 2019. See "Capital Structure—Debt Financing—Senior Notes";

  •
  The Indenture dated June 28, 2004 pursuant to which Curtis Palmer LLC. issued U.S. $190 million principal amount of 5.9% senior notes due July 15, 2014 among the Partnership, Curtis Palmer LLC. and Deutsche Bank Trust Company Americas;

Management and Operation Agreements

  •
  The Second Amended and Restated Management and Operations Agreement dated July 23, 2004, as amended by an assignment and novation agreement dated August 31, 2005, a consent

Schedule I-80

    and amending agreement dated July 1, 2009 and an amending agreement dated October 26, 2009 between the Partnership and CP Regional Power Services Limited Partnership. See "Management of the Partnership";

  •
  The Transaction Fees and Costs Agreement dated July 5, 1999 and pursuant to an assignment and novation agreement dated August 31, 2005 between the Partnership and CP Regional Power Services Limited Partnership. See "Management of the Partnership";

  •
  The Management Agreement dated October 18, 1999, as amended by an amending agreement dated October 18, 2004, an assignment and novation agreement dated August 31, 2005, and a consent and amending agreement dated July 1, 2009 between NW Energy (Williams Lake) Corp. and CP Regional Power Services Limited Partnership. See "Management of the Partnership";

  •
  The First Amended and Restated Operations Agreement dated April 30, 2004 as amended by an assignment and novation agreement dated August 31, 2005 and a consent and amending agreement dated July 1, 2009 between Manchief Power Company LLC and Capital Power Operations (U.S.A.) Inc. See "Management of the Partnership";

  •
  The First Amended and Restated Operations Agreement dated April 30, 2004 as amended by an assignment and novation agreement dated August 31, 2005, and a consent and amending agreement dated July 1, 2009 between Curtis/Palmer Hydroelectric Company, L.P. and Capital Power Operations (USA) Inc. See "Management of the Partnership";

  •
  Management Services Agreement dated November 1, 2006 among Capital Power Operations (USA) Inc., Primary Energy Holdings LLC. See "Management of the Partnership"; as amended and restated on August 24, 2009

General

  •
  The Memorandum of Agreement dated June 7, 2009 among the Partnership. EPCOR and Capital Power, including the related standstill agreements. See "General Development of the Business";

INTEREST OF EXPERTS

        KPMG LLP are the auditors of the Partnership and have provided opinions with respect to the Partnership's consolidated annual financial statements as at December 31, 2009 and December 31, 2010 and for the fiscal years then ended. KPMG LLP has confirmed that they are independent with respect to the Partnership within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

ADDITIONAL INFORMATION

        The "Business Risks" section of the Partnership's MD&A dated March 2, 2011 and filed on SEDAR at www.sedar.com is incorporated herein by reference.

        Additional information related to the Partnership may be found under its profile on SEDAR at www.sedar.com.

        Additional financial information is provided in the Partnership's Annual Audited Consolidated Financial Statements for the year ended December 31, 2010 and in the Management's Discussion and Analysis for the same period both of which can be accessed on SEDAR at www.sedar.com or the Partnership's website at www.capitalpowerincome.ca or by contacting the Corporate Secretary at (780) 392-5155.

Remainder of page left intentionally blank

Schedule I-81

SCHEDULE A—CAPITAL POWER INCOME L.P. AND SIGNIFICANT SUBSIDIARIES(1)(2)(3)

(1)
Certain subsidiaries having assets and sales and operating revenues representing individually less than 10% of the consolidated assets and consolidated sales and operating revenues of the Partnership, and in aggregate less than 20% of the consolidated assets and consolidated sales and operating revenues of the Partnership, have been omitted.

(2)
Series 1 Shares and Series 2 Shares of CPEL have been issued to the public.

(3)
Organization chart is as of January 1, 2011

Schedule I-82

SCHEDULE B—TERMS OF REFERENCE FOR
THE BOARD OF DIRECTORS OF CAPITAL POWER INCOME L.P.
(the "Partnership")

INTRODUCTION

  A.
  The Board of Directors' (the "Board") primary responsibility is to foster the long-term success of the Partnership consistent with the requirements set out in the Limited Partnership Agreement as amended and restated from time to time and the Board's fiduciary responsibility to the Partnership's unitholders (the "Limited Partners") to maximize unitholder value.

  B.
  The Board of Directors has plenary power and is responsible for the stewardship of the Partnership. Any responsibility not delegated to management or a committee of the Board remains with the Board. This Terms of Reference has been prepared to assist the Board and management in clarifying responsibilities and seeking to ensure effective communication between the Board and management.

II.    COMPOSITION AND BOARD ORGANIZATION

  A.
  Nominees for directors are initially considered and recommended by the nominating sub-committee of the Governance Committee of the Board, approved by the entire Board and elected annually by the shareholder of the General Partner, CPI Income Services Limited.

  B.
  The Board of Directors shall be composed of not more than eight members at least four of whom shall be independent directors who are not officers, directors or employees of Capital Power Corporation, ("Capital Power"), its subsidiaries or affiliates and are free from any direct or indirect interest, any business or other relationship that could interfere with a director's independence or ability to act in the best interests of the Company and the Partnership.

  C.
  Certain of the responsibilities of the Board referred to herein may be delegated to committees of the Board. The responsibilities of those committees will be as set forth in their terms of reference, as may be amended by the Board from time to time.

III.  DUTIES AND RESPONSIBILITIES

A.    Managing the Affairs of the Board

        The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. Certain of the legal obligations of the Board are described in detail in Section IV. Subject to these legal obligations and to the Articles and By-laws of the General Partner and the covenants and agreements contained in the Limited Partnership Agreement made as of March 27, 1997, as may be amended and restated from time to time, among the General Partner, the Initial Limited Partner and subsequent Limited Partners, the Board retains the responsibility for managing its own affairs, including:

  i)
  planning its composition and size;

  ii)
  selecting its Chair and any Lead Director;

  iii)
  approving appointment of Directors;

  iv)
  approving committees of the Board and membership of directors thereon;

  v)
  approving the terms of reference of the Board, Board Committees, and President;

  vi)
  determining independence of any member;

Schedule I-83

  vii)
  approving director compensation; and

  viii)
  assessing the effectiveness of the Board, committees and directors in fulfilling their responsibilities.

B.    Management and Human Resources

        The Board has the responsibility for the appointment and succession of the officers of the General Partner and the Partnership as well as:

  i)
  approving a position description for the President;

  ii)
  reviewing the President's performance at least annually, against agreed-upon written objectives; and

  iii)
  approving as may be required decisions relating to the appointment, discharge, and duties and responsibilities of senior management.

C.    Strategy and Plans

        The Board has the responsibility to:

  i)
  participate in strategic planning sessions seeking to ensure that management develops a strategic plan, and ultimately to approve the Partnership's strategies and objectives;

  ii)
  approve capital commitments and expenditure budgets and related operating plans for the Partnership;

  iii)
  approve the entering into, or withdrawing from, lines of business that are, or are likely to be, material to the Partnership;

  iv)
  approve material divestitures and acquisitions for the Partnership; and

  v)
  monitor management's and the Manager's progress and achievements in implementing major corporate strategies and objectives, in light of changing circumstances.

D.    Financial and Corporate Issues

        The Board has the responsibility to:

  i)
  monitor the Partnership's operational and financial results;

  ii)
  approve the Partnership's annual financial statements, and receive reports from the Audit Committee on the review and approval of quarterly financial results;

  ii)
  approve the Partnership's Annual Information Form and documents incorporated by reference therein;

  iv)
  declare Partnership cash distributions;

  v)
  approve information circulars to unitholders; Partnership financings and prospectuses, issuance of units, debt securities, subscription receipts and the listing of Partnership units and other securities and the entering into of trust indentures;

  vi)
  approve the external auditors and the external auditors' compensation;

  vii)
  approve banking relationships and any significant changes in such relationships;

  viii)
  approve appointments, agreements with or material changes in the relationships with any corporate trustees for the Partnership;

Schedule I-84

  ix)
  approve contracts, leases and other arrangements or commitments that may have a material impact on the General Partner or the Partnership;

  x)
  approve the commencement or settlement of litigation that may have a material impact on the General Partner or the Partnership; and

  xi)
  approve spending authority guidelines.

E.    Business and Risk Management

        The Board has the responsibility to:

  i)
  seek to ensure that management has identified the principal risks of the Partnership's business and has implemented appropriate systems and strategies to manage these risks and to understand the principal risks and whether the Partnership has an appropriate balance between risks and returns;

  ii)
  review reports on the Partnership's capital commitments and expenditures relative to approved budgets;

  iii)
  review the Partnership's operating and financial performance relative to budgets or objectives;

  iv)
  receive, on a regular basis, reports from management on matters relating to, among others, ethical conduct, environmental management, the health and safety practices and performance of the Manager, and related party transactions;

  v)
  assess and monitor internal control and management information systems applied to the Partnership by evaluating and assessing information provided by internal and external auditors about the effectiveness of the systems.

F.     Policies and Procedures

        The Board has responsibility to:

  i)
  monitor compliance with all significant policies and procedures by which the General Partner and the Partnership are operated;

  ii)
  direct management in seeking to ensure the General Partner and the Partnership operate at all times within applicable laws and regulations and to the highest ethical and moral standards;

  iii)
  provide policy direction to management while respecting its responsibility for day-to-day management of the General Partner's and Partnership's businesses, including the General Partner's contractual obligation to the Partnership and the Partners arising out of the Limited Partnership's Agreement; and

  iv)
  review significant new corporate policies or material amendments to existing policies (including, for example, policies regarding business conduct, conflict of interest and the environment).

G.    Compliance Reporting and Corporate Communications

        The Board has the responsibility to:

  i)
  seek to ensure the Partnership has in place effective communication processes with the unitholders and other stakeholders and financial, regulatory and other recipients;

  ii)
  approve interaction with unitholders on all items requiring unitholder response or approval;

Schedule I-85

  iii)
  take all reasonable and prudent steps in seeking to ensure there are processes in place so that financial performance of the Partnership is adequately reported to Limited Partners and regulators on a timely and regular basis;

  iv)
  take all reasonable and prudent steps in seeking to ensure there are processes in place so that financial results of the Partnership are reported fairly and in accordance with Canadian generally accepted accounting principles and in compliance with applicable law; and

  v)
  take all reasonable and prudent steps in seeking to ensure there are processes in place so that there is timely reporting of any other developments that could have significant or material impact on the General Partner or the Partnership.

IV.    GENERAL LEGAL OBLIGATIONS OF THE BOARD OF DIRECTORS

        A.    The Board is responsible for:

  i)
  directing management to be diligent in seeking to ensure all legal requirements have been met and documents and records have been properly prepared, approved and maintained;

  ii)
  approving the Partnership's overall legal structure including for its subsidiaries all constating documents and any amendments thereto, and any amendments to the Limited Partnership Agreement, subject only to where applicable to shareholder or Limited Partner approval or confirmation;

  iii)
  confirming that management is seeking full compliance with all legal requirements applicable to the General Partner and the Partnership, including, but without limitation, corporate environmental and securities law;

  iv)
  performing such functions as it reserves to itself or which cannot, by law, be delegated to committees of the Board or to management; and

  v)
  confirming the Partnership is conducting itself and its business in compliance with the Limited Partnership Agreement.

V.     CHAIR

        The Chair of the Board plays a critical Ieadership role in promoting the optimum functioning of the General Partner's Board of Directors and in maintaining a positive working relationship between the Board of Directors and Management and the Partnership and the Partnership's limited partners. The Chair's prime responsibility is seeking to ensure the effective operation of the Board of Directors by managing Board and Shareholder meetings, monitoring and overseeing the strategic agenda of the Corporation, and providing leadership and advice respecting the General Partner's business planning processes and the Partnership's corporate governance. In order to fulfill this mandate, the Chair must seek to ensure that the responsibilities of the Board are well understood by both the Board and Management and that the boundaries between the Board and Management are clearly understood and respected.

        The Chair of the Board reports to the Partnership's limited partners, except in cases in which there exists a conflict of interest between Capital Power and the other limited partners, in which case the Chair (like other Capital Power-elect Directors) must declare the conflict and recuse himself from any discussions regarding the subject of the conflict of interest. In situations in which the Chair experiences a conflict of interest or temporarily cannot perform his or her duties for any other reason, the Lead Director acts as chair.

Schedule I-86

        The Chair's duties and obligations include:

  i)
  seeking to ensure that the limited partners and financial markets receive accurate, relevant and timely information respecting Board actions;

  ii)
  acting as chief spokesperson for the Board, including representing the Board's views to, and reporting back to the Board respecting communications with, the limited partners and financial markets;

  iii)
  chairing meetings of the Board and seeking to ensure that meetings are properly convened, business is conducted legally and accurate minutes of proceedings are recorded;

  iv)
  working with the Lead Director, President and the Corporate Secretary to set Board meeting schedules, establishing agenda that address areas within the Board's responsibility and seeking to ensure that Board information packages and presentations are focused and of appropriate length, content and context to support sound decisions;

  v)
  encouraging full participation by Directors in, and vigorous debate of issues at, meetings, creating an open atmosphere for Directors to ask questions or dissent freely;

  vi)
  maintaining open channels of communication with Directors between meetings;

  vii)
  seeking to ensure the adoption by the Board of good corporate governance practices which will assist in keeping the General Partner and the Partnership strong, viable and competitive;

  viii)
  providing leadership in Board organization, effectiveness and renewal, making recommendations respecting optimum Board and committee structure, processes, operation and membership;

  ix)
  taking a lead role in assessing and addressing any concerns related to the performance of the Board as a whole, committees of the Board (other than the Independent Directors Committee) or individual Directors;

  x)
  assisting Directors, collectively and individually, to achieve full utilization of individual abilities, recommending director orientation and training opportunities where required;

  xi)
  working with committee chairs to establish effective communication and information-sharing mechanisms and clear delineation of responsibilities between committees of the Board;

  xii)
  attending committee meetings, except the Independent Directors Committee, as an ex-officio member of all Board committees; and

  xiii)
  supporting and assisting the President to:

  a)
  communicate Board directives and requests to Management and report responses to the Board;

  b)
  communicate with the President between meetings;

  c)
  contribute to the selection, performance assessment and compensation review process of the President and other Capital Power-elect Directors; and

  d)
  work with the President to develop and maintain productive relationships with all stakeholders, and represent the General Partner and Partnership with limited partners, regulators, customers, stakeholders, the community and the media.

Schedule I-87

SCHEDULE C—GOVERNANCE COMMITTEE TERMS OF REFERENCE

Establishment of Committee and Procedures

1.     Committee

        A Committee of the Directors to be known as the "Governance Committee" (the "Committee") is hereby established. The Committee shall assist the Board of Directors (the "Board") in developing the Partnership's approach to corporate governance issues, including the response to applicable corporate governance guidelines and standards set by regulators or stock exchanges on which the Partnership's units are listed. The Committee shall also be responsible for assessing the effectiveness of the Partnership's system of corporate governance and where necessary, making recommendations for improvement of the Partnership's system of corporate governance to ensure high standards of governance are achieved and maintained.

2.     Composition of Committee

        The Committee shall consist of a minimum of three Directors, a majority of whom are independent. A member is independent if the member has no direct or indirect material relationship with the Partnership or Capital Power Corporation, ("Capital Power") or any of its subsidiaries which could, in view of the Board, reasonably interfere with the exercise of a member's independent judgment.

3.     Appointment of Committee Members

        The members of the Committee shall be appointed by the Board on the recommendation of the Committee and shall remain members until replaced or until they cease to be Directors of the General Partner of the Partnership.

4.     Vacancies

        Where a vacancy occurs at any time in the membership of the Committee, it shall be filled by the Board on the recommendation of the Committee.

5.     Committee Chair

        Because Capital Power provides management services to the Partnership, the Chair of the Committee must be independent of Capital Power.

        The primary responsibility of the chair of the Committee is to seek to ensure the effective operation of the Committee by managing Committee meetings, leading the Committee's strategic oversight of the Partnership's relationship with Capital Power and providing leadership and advice respecting the General Partner's corporate governance generally. The Committee Chair's duties and responsibilities also include:

  a)
  working with the Chair of the Board and the Corporate Secretary to set Committee meeting schedules, establishing agenda that address areas within the Committee's responsibility and seeking to ensure that Committee information packages and presentations are focused and of appropriate length, content and context to support sound decisions;

  b)
  encouraging full participation by Directors in, and constructive debate of issues at, Committee meetings, creating an open atmosphere for Directors to ask questions or dissent freely;

  c)
  seeking to ensure that the Committee can make informed and thoughtful recommendations to the Board in respect of governance best practices; and

  d)
  communicating with, and providing guidance to (as appropriate), the Corporate Secretary between meetings.

Schedule I-88

6.     Absence of Committee Chair

        If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside at the meeting.

7.     Secretary of Committee

        The Corporate Secretary of the Partnership shall be the Secretary of the Committee.

8.     Meetings

        The Chair, or any two members of the Committee, may call a meeting of the Committee. The Committee shall meet at least twice per year.

9.     Quorum

        Two members of the Committee, present in person or by telephone or other electronic communication device that permit all persons participating in the meeting to speak to each other, shall constitute a quorum.

10.   Notice of Meetings

        Notice of the time and place of every meeting shall be given in writing or facsimile communication to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive a notice of a meeting and attendance of a member at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

11.   Attendance of Management at Committee Meetings

        At the invitation of the Chair of the Committee, Management may attend any meeting of the Committee.

12.   Procedure, Records and Reporting

        The Committee shall fix its own procedure at, and keep records of, its meetings and report to the Board when the Committee may deem appropriate.

13.   Review of Mandate

        The Committee shall review its mandate annually or otherwise, as it deems appropriate, and propose recommended changes to the Board.

14.   Experts

        The Committee Chair, on behalf of the Committee, and any member with the consent of the Committee Chair, is authorized when deemed necessary or desirable to retain independent experts, at the Partnership's expense, to advise the Committee or the member independently on any matter related to their service on the Committee.

Schedule I-89

Mandate of Committee

15.   Specific Mandates

        The Committee shall:

  •
  Monitor and assess the relationship between the Board and management, defining the limits of management's responsibilities and seeking to ensure that there is a process in place to enable the Board to function independently of management;

  •
  When required, form a sub-committee composed of the independent directors to serve as a Nominating Committee for the Board of Directors to assess potential candidates for appointment and make recommendations in respect thereto to the Board;

  •
  Develop terms of reference or position descriptions for the Board, the Lead Director, President and any senior officers of the Partnership where necessary;

  •
  Assess the needs of the Board and Committees in terms of the frequency and location of the Board and committee meetings, meeting agendas, discussion papers, reports and information, and the conduct of meetings;

  •
  Review the size, composition and membership profile of the Board and its committee's including a review of criteria used in the selection of new directors and report findings to the Board;

  •
  Prepare, review results and report to the Board on the annual assessment of Board and Committee performance, including an evaluation of the competencies and skills that the Board as a whole should possess, and the basis of the evaluation and make recommendations to improve Board and Committee effectiveness;

  •
  Review periodically the performance and contribution of individual Board members;

  •
  Review and recommend to the Board rules and guidelines governing and regulating the affairs of the Board such as indemnification and compensation of directors;

  •
  Review and recommend to the Board changes to the D&O insurance policy;

  •
  Review potential conflicts for directors;

  •
  Be responsible for the orientation and continuing education of directors;

  •
  Review the terms of reference of the Board, Board committees, and President at least annually and recommend to the Board such amendments as may be necessary or advisable;

  •
  Seek to ensure ongoing adequacy, integrity and implementation of the Strategic Planning Process;

  •
  Review with the Manager its relevant succession plans, training programs, compensation policies and officer appointments where applicable; and

  •
  Undertake on behalf of the Board such other corporate governance initiatives as may be necessary or advisable to enable the Board to contribute to the success of the Partnership and to enhance unitholder value.

Schedule I-90

SCHEDULE D—AUDIT COMMITTEE TERMS OF REFERENCE

Establishment of Committee and Procedures

1.     Committee

        A committee of the Directors to be known as the "Audit Committee" or "Committee" is hereby established. The Committee shall be directly responsible for overseeing the work of the external auditor engaged for the purpose of reviewing or attesting services, including the resolution of disagreements between Management and the external auditor regarding financial reporting. The Committee shall monitor the integrity of the financial statements of the Partnership, the compliance by the Partnership with legal and regulatory requirements and the independence and performance of the Partnership's internal audit function and the external auditor.

2.     Composition of Committee

        The Committee shall consist of a minimum of three Independent Directors, each of whom shall be financially literate.

3.     Definition of Financial Literacy

        The Committee and the Partnership's Board of Directors have determined that for the purposes of the Committee's mandate the following definition applies:

        "Financially literate" means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised in the Partnership's financial statements.

4.     Appointment of Committee Members

        The members of the Committee shall be appointed by the Board with due consideration of the recommendation of the Governance Committee and shall remain members until replaced or until they cease to be Directors of the Partnership.

5.     Vacancies

        Where a vacancy occurs at any time in the membership of the Committee, it shall be filled by the Board with due consideration of the recommendation of the Governance Committee.

6.     Committee Chair

        The Chair of the Committee's prime responsibility is seeking to ensure the effective operation of the Audit Committee by managing Audit Committee meetings, leading the Audit Committee's strategic oversight of the Partnership's financial controls and related risks and providing leadership and advice respecting the General Partner's audit function generally. The Committee Chair's duties and obligations also include:

  a)
  assisting the Board in seeking to ensure that the limited partners and financial markets receive accurate, relevant and timely information respecting the Partnership and its financial results;

  b)
  working with the Chief Financial Officer and the Corporate Secretary to set Committee meeting schedules, establishing agenda that address areas within the Committee's responsibility and seeking to ensure that Committee information packages and presentations are focused and of appropriate length, content and context to support sound decisions;

Schedule I-91

  c)
  encouraging full participation by Directors in, and constructive debate of issues at, Committee meetings, creating an open atmosphere for Directors to ask questions or dissent freely;

  d)
  seeking to ensure that information management processes support the early identification of financial and related risks and overseeing the management and /or mitigation thereof;

  e)
  communicating with, and providing guidance (as appropriate) to, the Chief Financial Officer between meetings;

  f)
  reviewing annually the Committee members' commitments to their functions on the Committee seeking to ensure compliance with the applicable regulations and for disclosure, as necessary; and

  g)
  meeting as appropriate with the Chief Financial Officer or Controller, the internal auditor and the external auditor in separate executive sessions.

7.     Absence of Committee Chair

        If the Chair of the Committee is not present at any meeting of the Committee, the Vice Chair shall preside at the meeting.

8.     Secretary of Committee

        The Corporate Secretary of the Partnership shall be the Secretary of the Committee.

9.     Meetings

        The Chair, any two members of the Committee, the internal auditor, or the external auditor may call a meeting of the Committee. The Committee shall meet at least four times per year.

10.   Quorum

        Two members of the Committee, present in person or by telephone or other electronic communication device that permit all persons participating in the meeting to speak to each other, shall constitute a quorum.

11.   Notice of Meetings

        Notice of the time and place of every meeting shall be given in writing or by facsimile or other electronic communication to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive a notice of a meeting and attendance of a member at a meeting is deemed a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.   Attendance of Partnership Officers at Meeting

        At the invitation of the Chair of the Committee, Management may attend any meeting of the Committee.

13.   Procedure, Records and Reporting

        The Committee shall fix its own procedure at, and keep records of, its meetings and report to the Board when the Committee may deem appropriate.

Schedule I-92

14.   Review of Mandate and Performance Assessment

        The Committee shall review its mandate annually or otherwise, as it deems appropriate, and propose recommended changes to the Governance Committee and the Board. The Committee shall also conduct a periodic self-evaluation of the performance of the Committee of its responsibilities in accordance with these Terms of Reference. The Committee shall report the results of its evaluation to the Governance Committee and such report may be an oral report by the Committee Chairman.

15.   Experts

        The Committee Chair, on behalf of the Committee, is authorized when deemed necessary or desirable to retain independent counsel and other advisors, at the Partnership's expense, to advise the Committee independently on any matter necessary to carry out its duties. Individual members of the Committee may retain independent counsel and other advisors to advise them, on request to and with the authorization of the Chair. The Committee has authority to set and pay the compensation for any counsel or advisors it retains or employs.

  Specific Mandates

16.   Appointment of the Partnership's External Auditor

        The Committee shall recommend to the Board for nomination, the external auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Partnership, such nomination on approval of the Board shall be confirmed by the General Partner's sole shareholder. The Committee shall also recommend to the Board for approval, the compensation to be paid to the external auditor for audit services and, except as may be otherwise provided herein, shall approve the retention of the external auditor for all non-auditor services and the fees for such services. The Committee is responsible for overseeing the work of the external auditor and shall also receive periodic reports from the external auditor regarding the external auditor's independence, discuss such reports with the external auditor, consider whether provision of non-audit services is compatible with maintaining the auditor's independence, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the external auditor.

        All non-audit services to be provided by the external auditor for the Partnership or its subsidiaries shall require pre-approval of the Committee. The Committee may delegate the pre-approval function for non-audit services to one or more members of the Committee. Any exercise of the delegated pre-approval function shall be reported to the Committee at the Committee meeting next following the pre-approval.

        The Committee shall evaluate the performance of the external auditor and determine whether there is an appropriate policy in place relative to the rotation of the lead audit partner. The Committee shall recommend to the Board any replacement of the external auditor.

17.   Oversight in Respect of Financial Disclosure

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  review, discuss with Management and recommend to the Board for approval, the Partnership's audited annual financial statements including the accompanying management's discussion and analysis and news release, its annual report, annual information form, all financial statements and related financial information contained in prospectuses, and information circulars and other offering memoranda, financial statements required by regulatory authorities, and all other documents which may be incorporated by reference into a prospectus or other disclosure document;

Schedule I-93

  (b)
  review, discuss with Management and the external auditor and approve the Partnership's interim financial statements and accompanying management's discussion and analysis, news releases and reports to unitholders on quarterly financial results or other interim periods;

  (c)
  review with Management and the external auditor any major issues regarding accounting and auditing principles and practices including any significant changes in the Partnership's selection or application of accounting principles as well as the adequacy of the Partnership's internal controls and any special audit steps taken or adopted in light of material control deficiencies that could significantly affect the Partnership's financial statements;

  (d)
  review with Management and the external auditor all significant financial reporting issues and judgments made in connection with the preparation of the Partnership's financial statements;

  (e)
  review with Management and the external auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet or special purpose vehicle structures on the Partnership's financial statements;

  (f)
  review Management's, the external auditor's and the internal auditor's plans regarding any significant changes in accounting practices or policies and the financial impact thereof;

  (g)
  review with Management, the external auditor and if necessary, legal counsel, any litigation, claim or contingency, including tax assessments, that could have a material effect upon the financial position of the Partnership, and the manner in which these matters have been disclosed in the financial statements;

  (h)
  review and discuss with the external auditor the results of their interim review or audit reports relative to:

  (i)
  findings set out therein,

  (ii)
  the appropriateness of accounting policies and practices being used and proposed to be used,

  (iii)
  all alternative treatments of financial information within Canadian generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor,

  (iv)
  other material written communications between the external auditor and Management, such as any management letter or schedule of unadjusted differences, and

  (v)
  review the report of the Partnership's Disclosure Committee in respect to its review of interim and annual financial statements including the accompanying management's discussion and analysis carried out as part of the President's and Chief Financial Officer's certification process of the quarterly and annual financial statements; and

  (i)
  review and consider the annual and interim certificates provided by the President and the Chief Financial Officer pursuant to Multilateral Instrument 52-109 issued by the Canadian Securities Administrator or its successor instrument along with reports from Management or the external auditors regarding the design and effectiveness of the Partnership's disclosure controls and internal controls over financial reporting.

Schedule I-94

18.   Oversight in Respect to Certain Policies

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  review and recommend to the Board for approval policy changes and program initiatives deemed advisable by Management or the Committee with respect to the implementation of the Partnership's Compliance and Ethics Policy;

  (b)
  obtain reports from the Manager and the senior internal auditing executive and the external auditor and report to the Board on the status and adequacy of the Partnership's efforts in seeking to ensure its businesses are conducted and its facilities are operated in an ethical, legally compliant and socially responsible manner, in accordance with the Partnership's Compliance and Ethics Policy;

  (c)
  establish procedures for:

  (i)
  the receipt, retention and treatment of complaints received by the Partnership or Manager regarding accounting, internal accounting controls, or auditing matters, and

  (ii)
  the confidential, anonymous submission by employees of the Partnership or Manager of concerns regarding potentially questionable accounting or auditing matters; and

  (d)
  review the policy of the Partnership's Manager with respect to the hiring of partners, employees and former partners and employees of the external auditors.

19.   Oversight in Respect of Business Risks and Risk Management

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  review with Management and report to the Board, on an annual basis, the Partnership's obligations pursuant to warranties of performance and guarantees securing the performance or payment by wholly-owned subsidiaries of any indebtedness, liability or obligation, and material contractual obligations of the Partnership;

  (b)
  review with Management and report to the Board on the Partnership's risk management policies and procedures, including those relating to any financial risks, and receive annual reports on insurance exposure;

  (c)
  review and approve exposure limits for any counterparties; and/or

  (d)
  receive and review Management's assessment of and report to the Board on any identified business risks which could have an impact on the Partnership's financial condition.

20.   Oversight in Respect of Legal and Regulatory Matters

        The Committee shall to the extent it deems necessary or appropriate review with the Partnership's counsel any legal matters that may have a material impact on the financial statements, the Partnership's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.   Oversight in Respect of Internal Audit

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  review the audit plans of the Manager's internal auditor for the Partnership including the degree of coordination of that plan with that of the external auditor's and the extent to which the resulting combined planned audit scope can be relied upon to detect weaknesses in internal controls, fraud or other illegal acts;

Schedule I-95

  (b)
  review the adequacy of the resources of the Manager's internal auditor and consider the objectivity and independence of the Partnership's internal audit function as well as the audit processes and procedures of the Partnership;

  (c)
  review and consider the significant findings in the reports prepared by the internal audit group and recommendations issued by that group or by any external party relating to internal audit issues, together with the Manager's response thereto;

  (d)
  receive reports and review the internal control procedures used by the Manager and monitor the effectiveness of the Manager's internal controls relative to the Partnership's financial statements and related financial information and to monitor compliance with the Partnership's policies on the avoidance of conflicts of interest;

  (e)
  seek to ensure the internal auditor has access to the Chair of the Committee and of the Board and meet separately with the internal auditor to review any problems or difficulties that may have been encountered and specifically:

  i)
  any difficulties which were encountered in the course of the internal audit work, including restrictions on the scope of activities or access to required information, and any disagreements with management,

  ii)
  any changes required in the planned scope of the internal audit, and

  iii)
  the internal audit department responsibilities and capabilities relative to the Partnership and report to the Board on such meetings.

22.   Oversight in Respect of the External Auditor

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  review and approve the external audit plan;

  (b)
  review the annual post-audit or management letter from the external auditor and the Manager's response and follow-up in respect of any identified weakness, inquire regularly of the Manager and the external auditor of any significant issues between them and how they have been resolved, and intervene in the resolution if required;

  (c)
  review the quarterly unaudited financial statements with the external auditor and receive and review the engagement reports of external auditor on unaudited financial statements of the Partnership;

  (d)
  receive and review annually the external auditor's formal written statement of independence delineating all relationships between itself and the Partnership and its affiliated companies;

  (e)
  meet separately with the external auditor to review with them any problems or difficulties the external auditor may have encountered and specifically:

  i)
  any difficulties which were encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management, and

  ii)
  any changes required in the planned scope of the audit,

    and report to the Board on such meetings;

  (f)
  review with the external auditor, prior to the audit, the planning and staffing of the audit;

  (g)
  meet with the external auditor to review the adequacy and appropriateness of the accounting policies used in preparation of the financial statements;

Schedule I-96

  (h)
  receive and review annually the external auditor's written report on their own internal quality control procedures including any material issues raised by the most recent internal quality control review, or peer review of the external auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, and any steps taken to deal with such issues; and

  (i)
  review and evaluate the external auditor performance including the lead partner.

23.   Other Responsibilities

        The Committee shall to the extent it deems necessary or appropriate:

  (a)
  assess Management's procedures in seeking to ensure compliance by the Partnership with its loan covenants;

  (b)
  obtain reasonable assurance from discussion with and/or reports from Management and reports from external and internal auditors that the accounting systems are reliable and that the prescribed internal controls are adequate and functioning properly; and

  (c)
  conduct all other matters required by law or stock exchange rules that are to be dealt with by an audit committee.

24.   Oversight of Committee

        While the Committee has the responsibilities and powers set forth in this mandate, it is not the duty of the Committee to plan or conduct audits or to determine that the Partnership's financial statements and disclosure are complete and accurate or are in accordance with the Canadian GAAP. This is the responsibility of the Partnership's Manager, the Chief Financial Officer, the Controller and the external auditor. The Committee, its Chair and its members are members of the Board, are appointed to the Committee to provide broad oversight of the financial disclosure, financial risk and control related activities of the Partnership, and are specifically not accountable or responsible for the day-to-day operation of such activities. In particular, the member or members who may be identified from time to time as having accounting or related financial experience or education shall not be accountable for giving professional opinions on the internal or external audit of the Partnerships' financial information or financial disclosures. It is expected, however, that Committee members will bring to bear their education and experience in the discharge of the Committee's responsibilities.

Schedule I-97

SCHEDULE E—INDEPENDENT DIRECTORS TERMS OF REFERENCE

Establishment of Committee and Procedures

1.     Committee

        A Committee of the Directors to be known as the "Independent Directors Committee" is hereby established. The Committee shall carry out the obligations assigned to them by the Limited Partnership Agreement as amended and restated from time to time.

2.     Composition of Committee

        The Committee shall consist of all independent directors on the Board. "Independent directors" are those Directors who have no direct or indirect material relationship with the Partnership or Capital Power Corporation, ("Capital Power") or any of its subsidiaries which could, in view of the Board, reasonably interfere with the exercise of their independent judgment.

3.     Appointment of Committee Members

        The Board shall appoint all independent directors to serve as members of the Committee and such members shall remain members until replaced or until they cease to be Directors of the General Partner of the Partnership.

4.     Lead Director & Committee Chair

        The Lead Director chairs the Independent Directors Committee and otherwise seeks to ensure that the responsibilities of the Independent Directors are well understood by the Independent Directors, the Board and Management and that the boundaries between the General Partner and the Manager are clearly understood and respected. The primary responsibilities of the Lead Director are therefore to (i) seek to ensure appropriate structures and procedures are in place so the Board can function independently of management; and (ii) lead the process by which the Independent Directors Committee seeks to ensure that the General Partner's Board represents and protects the interests of all limited partners.

        The Lead Director's duties and obligations also include:

  a)
  liaising with the Chair of the Board and providing input and advice relative to Board agendas and minutes, the strategic plan and other matters of concern raised by the independent directors;

  b)
  chairing meetings of the Board when the Capital Power-elect representatives have withdrawn from any meeting and/or when the Chair of the Board is otherwise not available;

  c)
  maintaining liaison and communication with all independent directors;

  d)
  meeting with and advising senior officers and managers of Capital Power or CPI Income Services Ltd. on behalf of the Partnership's independent directors on any matters or concerns such independent directors may have and reporting back to the Independent Directors Committee regarding management's resulting activities or undertakings;

  e)
  providing input and recommendations of a strategic nature on the Partnership's relationship with Capital Power;

  f)
  providing leadership and advice respecting all non-arm's length negotiations between Capital Power and the Partnership;

  g)
  seeking to ensure appropriate communication links exist between the Partnership's senior management and the independent directors;

Schedule I-98

  h)
  calling and chairing meetings of the independent directors;

  i)
  establishing agenda for Independent Directors Committee meetings that address areas within the Independent Directors Committee's responsibility and seeking to ensure that Independent Directors Committee information packages and presentations are focused and of appropriate length, content and context to support sound decisions;

  i)
  leading the process by which the Independent Directors Committee obtains advice from sources independent of Capital Power in seeking to ensure that the interests of all limited partners are protected;

  j)
  encouraging full participation by independent directors in, and constructive debate of issues at, Independent Directors Committee meetings, creating an open atmosphere in which independent directors may ask questions or dissent freely;

  k)
  seeking to ensure that the Independent Directors Committee can act as, and in the stead of, the Board of Directors in respect of non-arm's length negotiations between Capital Power and the Partnership when Capital Power-elect representatives are operating under conflict of interest;

  l)
  seeking to ensure that accurate minutes of Independent Directors Committee meetings are recorded and maintained; and

  m)
  communicating with the President, Chair of the Board and Corporate Secretary, as appropriate, between meetings.

        The Lead Director is nominated by the independent directors and such nomination considered by the Governance Committee and recommended to the Board of Directors for approval. Once so appointed, the Lead Director serves at the pleasure of, and reports to, the Board.

5.     Absence of Lead Director

        If the Chair of the Committee is not present at any meeting of the Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside at the meeting.

6.     Secretary of Committee

        At the pleasure of the Committee, the Corporate Secretary of the Partnership shall be the Secretary of the Committee.

7.     Meetings

        The Chair, or any two members of the Committee, may call a meeting of the Committee. The Committee shall meet after Board meetings in-camera and as required.

8.     Quorum

        Two members of the Committee, present in person or by telephone or other electronic communication device that permit all persons participating in the meeting to speak to each other, shall constitute a quorum.

9.     Notice of Meetings

        Notice of the time and place of every meeting shall be given in writing or facsimile communication to each member of the Committee at least 24 hours prior to the time fixed for such meeting; provided, however, that a member may in any manner waive a notice of a meeting and attendance of a member

Schedule I-99

at a meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.   Attendance of Partnership Officers at Meeting

        At the invitation of the Chair of the Committee, one or more officers of the Partnership or Capital Power may attend any meeting of the Committee.

11.   Procedure, Records and Reporting

        The Committee shall fix its own procedure at meetings, keep records of its proceedings and report to the Board when the Committee may deem appropriate.

12.   Review of Mandate and Performance Assessment

        The Committee shall review its mandate annually or otherwise, as it deems appropriate, and propose recommended changes to the Governance Committee for review and reference to the Board. The Committee shall also conduct a periodic self-evaluation of the performance of the Committee of its responsibilities in accordance with the Committee mandate. The Committee shall report the results of its evaluation to the Governance Committee and such report may be an oral report by the Committee Chairman.

13.   Experts

        The Committee Chair, on behalf of the Committee, and any member with the consent of the Committee Chair, is authorized when deemed necessary or desirable to retain independent professional advisors or experts of whatever background or specialty, at the Partnership's expense, to advise the Committee or the member independently in respect of any matter related to their service on the Committee or as may be necessary or desirable in order to properly discharge the Committee's duties and responsibilities.

14.   Mandate of Committee

        The Committee shall be responsible to review, and if thought appropriate, recommend to the Board for approval:

  (a)
  All material transactions or agreements between the Partnership and Capital Power or its associates or affiliates; and

  (b)
  All material amendments to, or the renewal of, any non-arm's length power purchase agreements between the Manager (and/or its affiliates) and the Partnership.

15.   Balance of Interests

        In connection with their duties as directors generally, Independent Directors will have regard for the position and interests of the public unitholders, with a view to anticipating the instances in which the interests of Capital Power and such unitholders may diverge, so as to ensure in any such instances that the Partnership conducts itself and its business and affairs on the basis of full and timely disclosure of the relevant facts and circumstances to all directors and with due regard to the position and interests of the public unitholders generally.

Schedule I-100

16.   Advance Notice of Matters

        The Committee shall be provided with notice, as early as reasonably practicable, of any matter or thing which, if it was to proceed or be pursued, might reasonably be anticipated to require the involvement or approval of the Committee having regard to the role, duties and responsibilities of the Committee. It is recognized that early notification to and involvement of the Committee will enable it to more properly discharge its duties and enhance its ability to minimize any divergence or potential divergence between the interests of Capital Power and the interests of the Partnership's public unitholders. The Partnership President shall be responsible for such early notification and shall, wherever any reasonable doubt exists as to whether any matter may ultimately require the Committee's involvement or approval, the President shall err on the side of notification. In all events, the Committee will be provided with full, complete and timely access to all such information and personnel as it may reasonably request in connection with the discharge of its duties.

Schedule I-101

 SCHEDULE F—PRESIDENT'S TERMS OF REFERENCE

        The President of the General Partner provides day-to-day leadership and management to the General Partner and represents Management on the Board of Directors. The President's primary duties and objectives include:

  a)
  leading the General Partner;

  b)
  managing the Partnership's relationship with limited partners and the investment community;

  c)
  formulating strategies and plans and presenting them to the Board for approval;

  d)
  seeking to ensure that information management processes support the early identification of issues appropriately addressed by the Board;

  e)
  keeping the Board fully informed of the Partnership's progress toward achievement of its goals, objectives and policies in a timely and candid manner by managing the supporting material provided to the Board;

  f)
  leading the delivery of all functions provided for in the Management, Operations & Maintenance and Transactions Agreements;

  g)
  leading the development of a portfolio of accretive transactions for presentation to the Board; and

  h)
  creating and maintaining the appropriate "tone at the top" to ensure that a "culture of integrity" pervades throughout the General Partner.

Schedule I-102

Schedule II
Management's Discussion and Analysis of CPILP
for the Year Ended December 31, 2010

CAPITAL POWER INCOME L.P.

MD&A

For the Year Ended December 31, 2010

Schedule II-1

MANAGEMENT'S DISCUSSION AND ANALYSIS

        This management's discussion and analysis (MD&A) is dated March 2, 2011 and should be read in conjunction with the accompanying audited consolidated financial statements of Capital Power Income L.P. (collectively with its subsidiaries the Partnership, unless otherwise specifically stated) for the years ended December 31, 2010 and 2009.

        CPI Income Services Ltd., the general partner of the Partnership (the General Partner), is a wholly-owned subsidiary of CPI Investments Inc. (CPI Investments). EPCOR Utilities Inc. (collectively with its subsidiaries, EPCOR) owns 51 voting, non-participating shares of Investments and Capital Power Corporation (collectively with its subsidiaries, CPC) indirectly owns 49 voting, participating shares of Investments. Pursuant to the shareholder agreement in respect of CPI Investments, Capital Power L.P. and EPCOR agreed that: (i) the board of directors of CPI Investments shall consist of three directors; and (ii) EPCOR is entitled to nominate one person for election to the board of directors of CPI Investments. In accordance with its terms of reference, the Audit Committee of the Board of Directors (the Board) of the General Partner, reviews the contents of the MD&A and recommends its approval by the Board. The Board has approved this MD&A.

        This discussion contains certain forward-looking information and readers are advised to read this discussion in conjunction with the cautionary statement regarding forward-looking information and statements at the end of this MD&A.

OPERATION OF THE PARTNERSHIP

        The General Partner is responsible for management of the Partnership. The Board of the General Partner declares the cash distributions to the Partnership's unitholders. The General Partner has engaged CP Regional Power Services Limited Partnership and Capital Power Operations (USA) Inc. (collectively herein, the Manager), both subsidiaries of CPC, to perform management and administrative services for the Partnership and to operate and maintain the power plants pursuant to management and operations agreements.

        The Partnership's power plants use natural gas, fuel oil, waste heat, wood waste, coal, tire-derived fuel, water flows or a combination of these energy sources to produce electricity and steam.

STRATEGY

        On October 5, 2010, the Partnership and CPC announced that the Partnership would initiate a process to review its strategic alternatives. This decision was the result of separate strategic review processes undertaken by the Special Committee of the independent directors of the Partnership to maximize value for the Partnership's unitholders and by CPC to maximize value for CPC's shareholders. The initiation of the strategic review was not in response to any proposed transaction for the Partnership and there is no assurance that it will lead to a transaction. The process to review strategic alternatives is ongoing and the Partnership anticipates it will be able to provide an update in the second quarter of 2011. During the process to review the strategic alternatives it is anticipated that the Partnership will continue to provide the same amount of monthly distributions to its unitholders, maintain the same investor proposition supported by its high quality portfolio of contracted power assets and deliver on business plan priorities.

SIGNIFICANT EVENTS

Completion of the Oxnard repowering

        The Partnership completed the replacement of the existing GE LM5000 natural gas turbine with a more efficient and reliable GE LM6000 at Oxnard at a cost of US$19.2 million. The repowering project was completed on May 21, 2010, in time for the summer peak demand season in Southern California.

Schedule II-2

Resolution of Equistar bankruptcy proceedings

        Equistar Chemicals, L.P. (Equistar) has emerged from Chapter 11 proceedings with no impact to the operations of the Morris facility. The Partnership has received payment of US$12.4 million for pre-petition services under the Morris Energy Services Agreement (ESA) and interest as stipulated in the ESA. Accordingly, net income and cash provided by operating activities for the second quarter include the reversal of a $2.1 million allowance for doubtful accounts provision and interest income of $1.8 million.

Arbitration ruling for North Carolina plants and completion of enhancement project

        On January 27, 2011, the North Carolina Utilities Commission (NCUC) issued an Order on Arbitration (Order) relating to Power Purchase Agreements (PPAs) with Progress Energy Inc. (Progress) for the Partnership's North Carolina facilities. The PPAs for the Partnership's two North Carolina facilities expired on December 31, 2009 and the Partnership initiated an arbitration process with the NCUC in October 2009, seeking long-term PPAs including pricing terms reflecting Progress' full avoided costs, including both capacity and energy components. The arbitration ruling supported the majority of the Partnerships positions. The NCUC Order ruled on four fundamental issues in the arbitration:

  1)
  The NCUC ruled in favour of the Partnership's position that a legally enforceable obligation was created in July 2008 and that, accordingly, it is appropriate to use Progress' June 2008 fuel forecasts as the basis for determining the avoided cost fixed energy rates for the new PPAs;

  2)
  The NCUC ruled in favour of the Partnership's position by indicating that it is just and fair for the Partnership to receive full capacity payments in respect of the full term of the PPAs. Progress had suggested that the Partnership should not be entitled to receive any value for capacity for the years 2010-2014, and as a consequence, the levelized capacity payments over the full term would have been significantly reduced;

  3)
  The NCUC ruled in favour of Progress' position of using the average unit cost to construct four combustion turbines at a plant site to determine Progress' avoided cost capacity rate. The Partnership had suggested that capacity costs should be determined based on a single combustion turbine at a plant site; and

  4)
  The NCUC ruled that a 10-year term would be fair and appropriate for the new PPAs with the term starting from the time when the new PPAs are signed. The Partnership requested a 15-year contract term while Progress requested a maximum of a 2-year term for PPAs with fixed energy rates.

        While the NCUC ruling supported the majority of the Partnership's positions, it did not completely align with the Partnership's economic projections. Accretion for the enhancement project at the North Carolina facilities will be significantly lower than the $0.10 per unit previously disclosed. The Partnership will specifically quantify and disclose the project's financial expectations once PPA terms have been finalized, which is expected to be in the second quarter.

        In the fourth quarter of 2010, the Partnership completed the final phase of the enhancement project on the North Carolina facilities designed to reduce environmental emissions and improve economic performance by increasing the use of tire-derived fuel and wood waste in the fuel mix. Project costs incurred to December 31, 2010 were US$82 million with an additional US$5 million to be spent in 2011 on access roads and final testing. The Partnership had anticipated a reduction in the capacity of Southport and Roxboro to approximately 88 megawatts (MW) and 46 MW respectively as a result of the increased use of wood waste and tire-derived fuel. The reduction in the capacity levels as a result of the change to a greater level of wood waste and tire-derived fuel in the fuel mix may be

Schedule II-3

greater than previously expected. Recent testing indicates the plants may only be able to achieve capacities of 84-87 MW at Southport and 42-44 MW at Roxboro based on the targeted fuel mix. Management is assessing whether a shortfall in capacity can be practically resolved.

POWER AND STEAM GENERATION CAPACITY

	Energy Source	POWER (MW)	STEAM (MLBS/HR)
Ontario plants
Nipigon(1)	Natural gas/waste heat	40	—
North Bay(1)	Natural gas/waste heat	40	—
Kapuskasing(1)	Natural gas/waste heat	40	—
Tunis(1)	Natural gas/waste heat	43	—
Calstock(1),(2)	Wood waste/waste heat	35	—
Williams Lake(2)	Wood waste	66	—
BC hydroelectric plants(3)			—
Mamquam	Water flows	50
Moresby Lake(4)	Water flows	6
Northwest US plants
Manchief(5)	Natural gas	300	—
Greeley(6)	Natural gas	72	170
Frederickson(7)	Natural gas	125	—
California plants
Naval Station(8)	Natural gas/fuel oil	47	479
North Island(6)	Natural gas	40	390
Naval Training Center(8)	Natural gas/fuel oil	25	220
Oxnard(6)	Natural gas	49	120
Curtis Palmer(3)	Water flows	60	—
Northeast US natural gas plants
Kenilworth(6)	Natural gas	30	78
Morris(6),(9)	Natural gas	177	1,080
North Carolina plants
Southport(10)	Wood waste/tire-derived fuel/coal	103	1,080
Roxboro(10)	Wood waste/tire-derived fuel/coal	52	540

(1)
The Ontario natural gas plants use a process called enhanced combined cycle generation that uses both natural gas and waste heat as energy sources. These plants and the Calstock plant are located adjacent to TransCanada's Canadian Mainline natural gas compressor stations.

(2)
Williams Lake and Calstock use wood waste from local mills as their primary source of energy.

(3)
The Curtis Palmer, Mamquam and Moresby Lake hydroelectric facilities rely on water flows to produce electricity.

(4)
Moresby Lake was previously named Queen Charlotte.

(5)
Manchief is a simple-cycle natural gas facility.

(6)
Greeley, North Island, Oxnard, Kenilworth and Morris are natural gas combined heat and power facilities.

(7)
Frederickson is a combined cycle natural gas plant. Capacity for Frederickson is the Partnership's 50.15% interest.

Schedule II-4

(8)
Naval Station and Naval Training Center are dual fuel (natural gas and No. 2 distillate fuel oil) fired combined heat and power facilities.

(9)
Morris was acquired on October 31, 2008.

(10)
The Southport and Roxboro combined heat and power facilities are fueled by wood waste, tire-derived fuel and coal. The capacity of each plant is based on using primarily coal. When the targeted proportion of wood waste and tire-derived fuel is used, capacities are expected to be 88 MW at Southport and 46 MW at Roxboro, based on original project expectations and subject to confirmation.

        Of the Partnership's fleet of 20 power plants, 18 have PPAs in place that expire between April 30, 2011 and 2027. The PPAs for the two North Carolina facilities expired on December 31, 2009. The electric output from the North Carolina facilities is sold to Progress. The NCUC has ordered that Progress continue to pay for the output of the North Carolina facilities pursuant to the terms of the PPAs that expired December 31, 2009 until new PPAs are entered (see Significant Events—Arbitration ruling for North Carolina plants and completion of enhancement project). Eight of the Partnership's power plants also have steam purchase agreements (SPAs) with expiry dates ranging from 2012 to 2023. The existence of long-term sales contracts combined with long-term energy supply and operating contracts reduces the financial risk to unitholders, minimizes commodity price risk and increases the stability and security of long-term cash flows.

Schedule II-5

 Consolidated Results-at-a-Glance(1)

Years ended December 31	2010	2009(4)	2008
(millions of dollars except unit and per unit amounts)
Revenues
Ontario plants	143.2	145.4	161.9
Williams Lake	42.2	42.9	38.2
BC hydroelectric plants	19.8	15.7	16.7
Northwest US plants	57.7	63.1	62.1
California plants	112.6	97.0	145.3
Curtis Palmer	36.9	42.1	34.5
Northeast US natural gas plants(2)	72.8	90.6	45.4
North Carolina plants	36.2	27.3	59.8
PERC management and incentive fees	3.2	3.6	3.5

	524.6	527.7	567.4
Fair value changes on foreign exchange contracts	7.8	58.8	(68.1)

	532.4	586.5	499.3
Operating margin(1)
Ontario plants	46.0	52.7	69.5
Williams Lake	24.3	27.8	25.2
BC hydroelectric plants	14.8	11.1	12.0
Northwest US plants	34.2	36.7	32.0
California plants	28.4	29.8	32.2
Curtis Palmer	31.5	36.3	29.3
Northeast US natural gas plants(2)	17.4	18.4	6.0
North Carolina plants	(7.3)	(10.0)	1.2
PERC management and incentive fees	1.8	2.5	2.5

	191.1	205.3	209.9
Fair value changes on foreign exchange and natural gas contracts	(3.6)	6.4	(98.5)

	187.5	211.7	111.4
Net income (loss)	30.5	57.6	(67.8)
Per unit	$0.55	$1.07	$(1.26)
Cash provided by operating activities of continuing operations	117.8	134.5	157.5
Per unit(1)	$2.14	$2.50	$2.92
Capital expenditures	28.3	100.7	40.0
Long-term debt	704.5	720.8	799.8
Distributions	96.9	105.2	135.8
Per unit	$1.76	$1.95	$2.52
Payout ratio(1)(3)	89%	86%	111%
Total assets	1,583.8	1,668.1	1,809.2
Weighted average units outstanding (millions)	55.0	53.9	53.9

(1)
The selected three-year annual financial data has been prepared in accordance with Canadian generally accepted accounting principles except for operating margin, cash provided by operating activities of continuing operations per unit and payout ratio. See Non-GAAP

(2)
Northeast US Gas Plants include Morris from the dates of acquisition of October 31, 2008 and have been restated to reflect the operations of Castleton as discontinued operations. Castleton was sold in May 2009.

Schedule II-6

(3)
Payout ratio is cash distributions divided by cash provided by operating activities of continuing operations excluding operating capital changes less maintenance capital expenditures.

(4)
The Partnership made an immaterial adjustment to the 2009 financial statements to reflect the reclassification of $5.2 million of property, plant and equipment to inventory resulting in a decrease in cash provided by operating activities and capital expenditures. There was no impact to net earnings resulting from this adjustment.

        Revenues excluding fair value changes in foreign exchange contracts were $524.6 million for the year ended December 31, 2010 compared to $527.7 million in 2009. The decrease was primarily due to lower foreign exchange rates, lower prices on settled foreign exchange contracts and lower fuel recovery revenues at Kenilworth caused by lower natural gas supply prices which also results in a decrease in fuel costs. Partially offsetting these decreases was higher revenues at Oxnard in 2010 compared to 2009 as the completion of the turbine upgrade was considered to be sold to Southern California Edison Company (SCE) in exchange for a long-term receivable in 2010. For accounting purposes, the PPA for Oxnard is considered a direct financing lease that transfers the ownership of the plant to the SCE. Accordingly, the turbine upgrade at Oxnard results in a sale and receivable being recorded to reflect the improved economics of the leasing arrangement.

        Operating margin excluding fair value changes in foreign exchange and natural gas supply contracts for the year ended December 31, 2010 decreased by $14.2 million. The decrease in operating margin was primarily the result of low waste heat availability at the Ontario facilities, lower water flows at Curtis Palmer, lower excess energy prices at Williams Lake and lower prices on the foreign exchange contracts that settled in 2010 than those that settled in 2009. These declines were partially offset by higher generation at the BC hydroelectric plants due to higher water flows. Operating margin is defined below under Non-GAAP Measures.

        Unrealized fair value changes in derivative instruments recorded for accounting purposes are not representative of their economic value when considering them in conjunction with the economically hedged item such as future natural gas purchases, future power sales or future US dollar cash flows.

CONSOLIDATED RESULTS OF OPERATIONS

(millions of dollars)
Cash provided by operating activities of continuing operations for the year ended December 31, 2009	134.5
Interest from Equistar and reversal of provision	3.9
Higher operating margin at BC hydroelectric plants	3.7
Higher operating margin at North Carolina plants	2.7
Higher operating margin at Naval plants	2.1
Changes in operating working capital	1.0
Lower operating margin at Ontario plants	(6.7)
Increase in preferred share dividends	(6.2)
Lower operating margin at Curtis Palmer	(4.9)
Lower operating margin at Oxnard	(3.5)
Lower operating margin at Williams Lake	(3.5)
Lower operating margin at Manchief	(3.1)
Other	(2.2)

Cash provided by operating activities of continuing operations for the year ended December 31, 2010	117.8

        The Partnership reported cash provided by operating activities of continuing operations of $117.8 million or $2.14 per unit for the year ended December 31, 2010 compared to $134.5 million or

Schedule II-7

$2.50 per unit in 2009. Cash provided by operating activities of continuing operations per unit is defined below under Non-GAAP Measures. The $16.7 million decrease in cash provided by operating activities of continuing operations for 2010 compared to 2009 is primarily due to the following:

  •
  Lower operating margin at the Ontario plants due to lower waste heat availability, higher prices in natural gas supply contracts and higher natural gas transportation costs partially offset by higher prices in power sales contracts and lower waste heat optimization costs;

  •
  Preferred share dividends increased by $6.2 million as a subsidiary of the Partnership issued additional preferred shares in November 2009;

  •
  Operating margin at Curtis Palmer was $4.9 million lower due to lower water volumes and lower prices on the foreign exchange contracts that settled in 2010;

  •
  Lower operating margin at Oxnard as the plant was offline for the turbine replacement project in 2010 and lower prices on the foreign exchange contracts that settled in 2010;

  •
  Operating margin at Williams Lake was $3.5 million lower due to lower excess energy prices; and

  •
  Operating margin at Manchief was $3.1 million lower due to lower dispatch in 2010 due to fewer outages at other plants in the region and lower prices on the foreign exchange contracts that settled in 2010.

        Decreases were partially offset by the following:

  •
  The reversal of an allowance for doubtful accounts provision and interest income at Morris of $3.9 million as Equistar emerged from Chapter 11 proceedings;

  •
  Operating margin was $3.7 million higher at the BC hydroelectric plants due to higher generation as a result of higher water flows;

  •
  Operating margin was higher at the North Carolina plants due to lower maintenance activity and higher dispatch of the plants in 2010;

  •
  Operating margin was $2.1 million higher at the Naval facilities due to the higher availability and dispatch of Naval Station due to planned outages for inspections in February 2009 and at North Island due to outages for the turbine replacement project in 2009 partially offset by lower prices on the foreign exchange contracts that settled in 2010; and

  •
  An increase in operating working capital of $7.3 million in the year ended December 31, 2010 compared to $8.3 million in the prior year. Working capital increased in 2010 primarily due to

Schedule II-8

    the timing of payments and receipts and spending on the Oxnard turbine of $14.4 million that has been included in inventory.

(millions of dollars)
Cash provided by operating activities of continuing operations for the year ended December 31, 2008	157.5
Impact of full year cash flow from Morris, excluding interest paid	17.5
Higher operating margin at Curtis Palmer	7.0
Higher operating margin at the Northwest US plants	4.7
Lower management and administration costs	2.6
Changes in operating working capital	(21.6)
Lower operating margin at the Ontario plants	(16.8)
Lower operating margin at the North Carolina plants	(11.2)
Higher interest expenses	(4.1)
Other	(1.1)

Cash provided by operating activities of continuing operations for the year ended December 31, 2009	134.5

        The Partnership reported cash provided by operating activities of continuing operations of $134.5 million or $2.50 per unit for the year ended December 31, 2009 compared to $157.5 million or $2.92 per unit in 2008. Cash provided by operating activities of continuing operations per unit is defined below under Non-GAAP Measures. The $17.8 million decrease in cash provided by operating activities of continuing operations for 2010 compared to 2009 is primarily due to the following:

  •
  An increase in working capital of $8.3 million in the year ended December 31, 2009 compared to a decrease of $13.3 million in the prior year. Working capital increased in 2009 primarily due to the timing of payments and receipts and spending on the Oxnard turbine of $5.2 million that has been included in inventory;

  •
  Operating margin was $16.8 million lower at the Ontario plants primarily due to lower enhancement and diversion revenues as a result of lower natural gas prices, lower revenues from waste heat and a $3.4 million reduction of natural gas costs recorded in 2008 as the Partnership updated its estimate of the cost for natural gas supplied under contract, partially offset by lower waste heat optimization costs;

  •
  Operating margin was $11.2 million lower at the North Carolina plants due to higher maintenance costs and lower generation due to lower natural gas prices resulting in increased competition from natural gas plants in the region; and

  •
  Higher interest expenses of $4.1 million were incurred due to the impact of a stronger US dollar relative to the Canadian dollar on US dollar interest expenses and interest on draws under the Partnership's revolving credit facilities to finance the acquisition of the Morris facility.

        Decreases were partially offset by the following:

  •
  An increase of $17.5 million in the cash flow from Morris, which was acquired on October 31, 2008. The contribution of Morris in 2008 includes a provision of $2.4 million against amounts receivable from Equistar;

  •
  Operating margin was $7.0 million higher at Curtis Palmer due to a step-up in pricing under the PPA of 18% in December 2008 and higher generation due to higher water flows;

Schedule II-9

  •
  Operating margin was $4.7 million higher at the Northwest US plants due to the payment of a non-recurring milestone payment by Frederickson under its long-term service agreement with the turbine manufacturer in 2008; and

  •
  Administrative costs were $2.6 million lower primarily due to lower incentive fees as a result of changes in the method of determining the incentive fees in 2009.

(millions of dollars)
Net income from continuing operations for the year ended December 31, 2009	57.8

Interest from Equistar and reversal of provision	3.9
Higher operating margin at BC hydroelectric plants	3.7
Higher operating margin at North Carolina plants	2.7
Higher operating margin at Naval plants	2.1
Fair value changes on natural gas supply and foreign exchange contracts	(10.0)
Lower operating margin at Ontario plants	(6.7)
Increase in preferred share dividends	(6.2)
Lower operating margin at Curtis Palmer	(4.9)
Increase in depreciation, amorization and accretion	(4.6)
Lower operating margin at Oxnard	(3.5)
Lower operating margin at Williams Lake	(3.5)
Lower operating margin at Manchief	(3.1)
Other	2.8

Net income from continuing operations for the year ended December 31, 2010	30.5

        Net income from continuing operations was $30.5 million or $0.55 per unit for the year ended December 31, 2010 compared to $57.8 million or $1.07 per unit in 2009. In addition to the items described above for the change in cash provided by operating activities of continuing operations, the decrease in net income of $27.3 million was the result of the following:

  •
  Net losses of $3.6 million were recorded in 2010 on changes in the fair value of the natural gas supply and foreign exchange contracts compared to net gains of $6.4 million in 2009. The fair value of foreign exchange contracts increased in 2010 and 2009 due to a strengthening of future prices for the Canadian dollar relative to the US dollar. The fair value of natural gas supply contracts decreased in 2010 and 2009 due to decreases in the future prices for natural gas; and

Schedule II-10

  •
  Depreciation was $4.6 million higher in 2010 compared to 2009 due to the completion of upgrades at the North Carolina facilities late in 2009 and earlier in 2010.

(millions of dollars)
Net loss from continuing operations for the year ended December 31, 2008	(67.1)

Fair value changes on natural gas supply and foreign exchange contracts	104.9
Foreign exchange losses in 2008	26.2
Asset impairment charge in 2008	24.1
Contribution of Morris acquired October 31, 2008, excluding interest paid	13.3
Higher operating margin at Curtis Palmer	7.0
Higher operating margin at the Northwest US plants	4.7
Lower management and administration costs	2.6
Decrease in income tax recovery	(22.5)
Lower operating margin at the Ontario plants	(16.8)
Lower operating margin at the North Carolina plants	(11.2)
Higher depreciation and amortization mainly due to the Morris acquisition in 2008	(5.0)
Higher interest expenses	(4.1)
Other	1.7

Net income from continuing operations for the year ended December 31, 2009	57.8

        Net income from continuing operations was $57.8 million or $1.07 per unit for the year ended December 31, 2009 compared to a net loss from continuing operations of $67.1 million or $1.24 per unit in 2008. In addition to the items described above for the change in cash provided by operating activities of continuing operations, the increase in net income of $124.9 million was the result of the following:

  •
  Net gains of $6.4 million were recorded in 2009 on changes in the fair value of the natural gas supply and foreign exchange contracts compared to net losses of $98.5 million in 2008. The majority of the changes in fair value are the result of a strengthening of future prices for the Canadian dollar relative to the US dollar in 2009 compared to a weakening in 2008 partially offset by larger decreases in the future prices for natural gas in 2009 compared to 2008;

  •
  In the fourth quarter of 2008, the Partnership re-evaluated the functional currency of its US subsidiaries and determined it to be US dollars. Accordingly, gains and losses on foreign currency translation are accumulated as a component of partners' equity commencing in the fourth quarter of 2008. The Partnership reported net foreign exchange losses of $26.2 million in 2008;

  •
  The Partnership recorded an impairment of its investment in the common shares of PERH in 2008 of $24.1 million; and

  •
  The increase in the contribution from Morris, which was acquired on October 31, 2008, is due to a full year of earnings in 2009 partially offset by an increase in revenue deferrals of $4.2 million, which will be recognized in future periods. The contribution of Morris in 2008 includes a provision of $2.4 million against amounts receivable from Equistar.

        Increases were partially offset by the following:

  •
  An income tax recovery of $8.9 million was recorded in 2009 compared to $31.4 million in 2008. The change was mainly due to future income taxes on changes in temporary differences primarily related to changes in the fair value of natural gas and foreign exchange contracts.

Schedule II-11

 NON-GAAP MEASURES

        The Partnership uses operating margin as a performance measure, cash provided by operating activities of continuing operations per unit as a cash flow measure and payout ratio as a distribution sustainability measure. These terms are not defined financial measures according to Canadian generally accepted accounting principles (GAAP) and do not have standardized meanings prescribed by GAAP. Therefore, these measures may not be comparable to similar measures presented by other enterprises.

        The Partnership uses operating margin to measure the financial performance of plants and groups of plants. A reconciliation from operating margin to net income before tax and preferred share dividends is as follows:

Years ended December 31 (millions of dollars)	2010	2009	2008
Operating margin	187.5	211.7	111.4
Deduct:
Depreciation, amortization and accretion	98.3	93.3	88.3
Financial charges and other, net	40.1	46.4	70.7
Management and administration	13.9	15.2	20.2
Asset impairment charge	—	—	24.1

Net income (loss) from continuing operations before tax and preferred share dividends	35.2	56.8	(91.9)

        Cash provided by operating activities of continuing operations per unit is cash provided by operating activities of continuing operations divided by the weighted average number of units outstanding in the period.

        Payout ratio is defined as distributions divided by cash provided by operating activities of continuing operations excluding working capital changes less maintenance capital expenditures. Working capital changes have been excluded from this measure as short-term changes in working capital are expected to be largely reversed in future periods or represent reversals from prior periods. Non-maintenance capital spending has been excluded from this measure as capital expenditures related to an expansion of the productive capacity of the business represent a long-term investment beyond the maintenance capital requirements of the existing business.

        The composition of the operating margin, cash provided by operating activities of continuing operations per unit and payout ratio used in this MD&A is consistent with December 31, 2009 reporting.

Schedule II-12

 OPERATING MARGIN(1) AND PLANT OUTPUT

Years ended December 31	GWh	2010	GWh	2009
		(millions of dollars)		(millions of dollars)
Ontario plants	1,276	46.0	1,330	52.7
Williams Lake	560	24.3	362	27.8
BC hydroelectric plants	306	14.8	232	11.1
Northwest US plants	741	34.2	990	36.7
California plants	935	28.4	971	29.8
Curtis Palmer	333	31.5	356	36.3
Northeast US natural gas plants(2)	604	17.4	657	18.4
North Carolina plants	258	(7.3)	65	(10.0)
PERC management	—	1.8	—	2.5
Fair value changes on derivative contracts	—	(3.6)	—	6.4

	5,013	187.5	4,963	211.7

Weighted average plant availability(3)
Ontario plants		95%		93%
Williams Lake		96%		98%
BC hydroelectric plants		91%		86%
Northwest US plants		94%		97%
California plants		91%		93%
Curtis Palmer		100%		94%
Northeast US natural gas plants(2)		98%		99%
North Carolina plants		93%		69%

Total weighted average availability		95%		92%

Average price per MWh
Ontario plants		$108		$104
Williams Lake		$75		$119
BC hydroelectric plants		$65		$68
California plants		$102		$100
Curtis Palmer		$111		$118
North Carolina plants		$140		$420

(1)
Operating margin is a non-GAAP financial measure. See Non-GAAP Measures.

(2)
Restated to reflect the operations of Castleton as discontinued operations. Castleton w as sold in May 2009.

(3)
Plant availability represents the percentage of time in the year that the plant is available to generate power, whether actually running or not, and is reduced by planned and unplanned outages.

Ontario Plants

        All the power output from the Ontario plants is sold to Ontario Electricity Financial Corporation under long-term PPAs with expiry dates ranging from 2012 to 2020. The Ontario plants reported operating margin of $46.0 million for the year ended December 31, 2010 compared to $52.7 million in 2009. The decrease was primarily due to lower waste heat availability, higher prices in natural gas supply contracts and higher natural gas transportation costs partially offset by higher prices in power sales contracts and lower waste heat optimization costs.

Schedule II-13

 Revenue from Ontario plants

Years ended December 31 (millions of dollars)	2010	2009
Power	136.4	138.3
Enhancements	1.4	1.1
Gas diversions	5.4	6.0

	143.2	145.4

        Revenues from the Ontario plants were lower for the year ended December 31, 2010 compared to 2009 due to lower waste heat availability partially offset by higher prices in power sales contracts. Revenues from waste heat were $6.4 million during the year ended December 31, 2010 compared to $15.4 million in 2009 as a result of lower throughput on TransCanada Corporation's Canadian Mainline, the natural gas transmission line through Northern Ontario. At throughput levels experienced in 2010, at times almost no compression was needed to move the natural gas resulting in no waste heat. Future throughput on the TransCanada Canadian Mainline will continue to be subject to supply and demand variances, however, the Partnership believes the decline in waste heat levelled off in 2010 and the economy has started a slow recovery. TransCanada's most recent projections of volumes for the next five years reflect a moderate increase in volumes in part attributable to TransCanada's plans to divert volumes from its Great Lakes Gas Transmission pipeline to the Canadian Mainline.

        Power output from the Ontario plants for the year ended December 31, 2010 was 54 gigawatt hours (GWh) lower year-over-year as a result of lower waste heat availability and an outage at Tunis in the third quarter of 2010, partially offset by an outage at Calstock in third quarter of 2009. Availability was higher at the Ontario plants during the year ended December 31, 2010 compared to 2009 as a result of the Calstock outage in 2009.

Williams Lake

        Revenues at Williams Lake consist of firm energy sales including cost recovery components under the PPA with British Columbia Hydro and Power Authority (BC Hydro) expiring in 2018. The amount of firm energy sold to BC Hydro on an annual basis is fixed at 445 GWh, except in years when major overhauls are performed (approximately every five years). Revenues remain constant in major overhaul years due to higher firm energy pricing and the firm energy commitment to BC Hydro is reduced to 401 GWh. Cost recovery components are escalated annually for inflation. Generation in excess of the firm energy requirements can be sold to BC Hydro under the power sales contract. In 2010, the Partnership sold the excess energy from Williams Lake to a third party at prices that were higher than under the power sales contract.

        Generation during the year ended December 31, 2010 was higher than in 2009 due to a temporary outage in 2009 initiated by the Partnership and the PPA counterparty resulting from reduced production from the plant's major wood waste suppliers. Under the terms of the Williams Lake PPA, the Partnership continued to receive energy payments while the plant was offline.

        Included in revenue are excess energy sales for the year ended December 31, 2010 of $4.0 million compared with $6.4 million in 2009. Excess energy sales were lower in 2010 due to lower pricing for the excess energy.

        Operating margin from Williams Lake was $24.3 million for the year ended December 31, 2010 compared to $27.8 million in 2009. The decrease was due to lower pricing on excess energy sales.

Schedule II-14

BC Hydroelectric Plants

        Mamquam and Moresby Lake have long-term PPAs with BC Hydro that expire in 2027 and 2022, respectively. The PPAs consist of a fixed energy component per megawatt hour (MWh) up to certain output thresholds, an operations and maintenance component adjusted annually for inflation and a reimbursable cost component. All electricity generated at Mamquam and substantially all electricity generated at Moresby Lake is sold to BC Hydro. A small amount of electricity from Moresby Lake is sold to two local customers.

        Operating margin at the BC hydroelectric plants was $14.8 million for the year ended December 31, 2010 compared to $11.1 million in 2009. The increase in operating margin, as well as the increases in revenue and generation, was due to higher water volumes at the plants.

Northwest US Plants

        Manchief has two separate tolling agreements covering the sale of capacity and incremental energy to Public Service Company of Colorado (PSCo) that expire in 2022. PSCo controls the dispatch of electricity from Manchief, including start-ups, shut-downs and generation loading levels. Capacity payments are generally unaffected by output levels but vary depending upon changes in plant availability. Capacity payments will be approximately 15% lower starting in May 2012. PSCo pays for incremental energy generated at the plant based upon a fixed price per MWh, escalated annually for inflation. PSCo also pays for turbine start-up fees, heat rate adjustments and natural gas transportation charges. Operating margin was $19.3 million for the year ended December 31, 2010 compared to $22.4 million in 2009. The decrease was the result of higher dispatch of the plant in 2009 due to outages at other plants in the region and lower prices on the foreign exchange contracts that settled in 2010.

        The Partnership's portion of the capacity of Frederickson has been sold under tolling arrangements expiring in 2022 to three Washington State public utility districts (the PUDs). The remaining interest in Frederickson is held by Puget Sound Energy, Inc. which works cooperatively with the PUDs to economically dispatch Frederickson. The PUDs pay capacity and fixed operating and maintenance charges as well as all fuel related costs and commercial start-up costs. Operating margin from Frederickson was $13.5 million for year ended December 31, 2010 compared to $13.2 million in 2009. The increase in operating margin was the result of lower operating and maintenance costs partially offset by lower prices on foreign exchange contracts that settled in 2010.

        Greeley provides all of its electrical output to PSCo under a PPA which expires in 2013. PSCo pays a monthly capacity payment and an energy payment pursuant to the PPA. Greeley sells hot water to the University of Northern Colorado (UNC) pursuant to a Thermal Supply Agreement which expires in August 2013. Under the agreement, Greeley is obligated to deliver for sale to UNC only such heat energy as is generated during the production of electrical capacity and energy for sale to PSCo. Operating margin from Greeley was $1.4 million for the year ended December 31, 2010 consistent with $1.1 million in 2009.

        Availability for the Northwest US plants for the year ended December 31, 2010 was consistent with 2009. Generation was lower due to lower dispatch of Manchief in 2010 due to outages at other plants in the region in 2009.

California Plants

        The three US Naval facilities (the Naval facilities) sell power to San Diego Gas and Electric Company (SDG&E) under long-term PPAs which expire in 2019, except for a 4 MW steam turbine at North Island which sells power to the United States Navy (the Navy) under its SPA which expires in 2018. The price paid under the PPAs includes a capacity payment and an energy payment based on

Schedule II-15

SDG&E's full short run avoided cost (SRAC). Each of the Naval facilities sells steam to the Navy pursuant to long-term SPAs, each of which expires in February 2018. The SPAs also give the Navy a right to purchase electrical energy from the Naval facilities at prices comparable to those under the PPAs. The Navy has an obligation to consume enough thermal energy for the Naval facilities to maintain their qualifying facility (QF) status. The Navy pays a combination of steam commodity charges, fixed charges and water cost pass through provisions. Steam pricing is linked to the cost of natural gas and SDG&E's SRAC by an energy sharing formula. Operating margin from the Naval facilities was $23.6 million for the year ended December 31, 2010 compared to $21.5 million in 2009. The increase was due to the higher availability and dispatch of Naval Station due to planned outages for inspections in February 2009 and at North Island due to outages for the turbine replacement project in 2009 partially offset by lower prices on the foreign exchange contracts that settled in 2010.

        All power output from Oxnard is sold to SCE under a PPA which expires in 2020. The price paid under the PPA includes a capacity payment and an energy payment based on SCE's SRAC. Steam from Oxnard is used to provide refrigeration services to Boskovich Farms, a food processing and cold storage facility, thereby maintaining Oxnard's QF status. Operating margin from Oxnard was $4.8 million for the year ended December 31, 2010 compared to $8.3 million in 2009. The decrease was the result of lower availability and dispatch as the plant was offline for the turbine replacement project in 2010 and lower prices on the foreign exchange contracts that settled in 2010. For accounting purposes the PPA with SCE is considered a direct financing lease and a portion of the PPA payments are considered principal repayments. During the year ended December 31, 2010, $2.8 million of PPA payments were applied against the long-term receivable from SCE compared to $1.9 million in 2010. Revenues were higher at Oxnard in 2010 compared to 2009 as the completion of the turbine upgrade has been considered to be sold to SCE in exchange for a long-term receivable.

        Availability and generation for the California plants for the year ended December 31, 2010 was consistent with 2009.

        Revenues and operating margins for the California facilities are seasonal. Approximately 75% of capacity revenue at the Naval facilities is earned during the summer peak demand months. For all the California plants, performance bonuses can be earned during these months if forced outage rates are below 15%.

Curtis Palmer

        Output from Curtis Palmer is sold to Niagara Mohawk Power Corporation (Niagara Mohawk) under a PPA which expires the earlier of 2027 and the delivery to Niagara Mohawk of a cumulative 10,000 GWh of electricity. The PPA sets out eleven pricing blocks over the contract term for electricity sold to Niagara Mohawk and the price is dependent on the cumulative GWh of electricity delivered. Over the remaining term of the PPA, the price increases by US$10/MWh with each additional 1,000 GWh of electricity delivered. The next cumulative GWh threshold is expected to be reached in the fourth quarter of 2011.

        Operating margin from Curtis Palmer was $31.4 million for the year ended December 31, 2010 compared to $36.3 million in 2009. The decrease was due to lower generation as a result of lower water volumes at the plant and lower prices on the foreign exchange contracts that settled in 2010 partially offset by an overhaul completed in June 2009.

Northeast US Natural Gas Plants

        Morris sells a combination of steam and power to Equistar under an energy services agreement (ESA) that expires in October 2023. Pursuant to the Morris ESA, Equistar pays tiered energy payments based on electricity and steam delivered to a maximum of 77 MW and 720 million pounds of steam per hour and adjusted for monthly natural gas prices. Based on the energy payment formula, there is a

Schedule II-16

small portion of energy costs that are not recovered through the energy payments and this non-recoverable amount fluctuates with the price of natural gas. Equistar also pays capacity fees, comprised of both a non-escalating fixed fee that expires in October 2013 and a variable fee that escalates with materials and labour indices and expires in 2023. The non-escalating capacity payment is fixed at $8.3 million (US$8.3 million) per year. Morris has a PPA with Exelon Generation Company, LLC (Exelon) covering 100 MW of electrical capacity. Exelon pays a capacity charge that varies based on the time of year together with an energy charge based on amount of energy dispatched. The annual capacity revenue earned under the PPA with Exelon has averaged just over US$6 million per year, including bonus payments for peak availability that exceeds 98%. The Exelon PPA expires in April 2011 after which Morris has participated in capacity auctions in the PJM market to April 2014. Auction prices are lower than the Exelon contract and as a result capacity revenue is expected to be approximately $2 million lower in 2011 and $4 million to $5 million lower in 2012 and 2013 compared to 2010.

        Operating margin from Morris, was $14.9 million for the year ended December 31, 2010 compared to $13.8 million in 2009. The increase was the result of lower maintenance and operating costs partially offset by lower prices on foreign exchange contracts that settled in 2010.

        Kenilworth sells electrical energy and steam to Schering-Plough Corporation (Schering) under an ESA that expires in July 2012. Pursuant to the ESA, Schering pays an energy rate that escalates annually. Any power produced in excess of Schering's requirements is sold to Public Service Enterprise Group Incorporated at current market prices. Revenues from steam are calculated as a function of the delivered cost of fuel. The ESA allows natural gas costs to be passed on to Schering when natural gas prices exceed a set price. Operating margin from Kenilworth was $2.5 million for the year ended December 31, 2010 compared to $4.6 million in 2009. The decrease was due to lower natural gas prices and lower prices on the foreign exchange contracts that settled in 2010.

North Carolina Plants

        The North Carolina plants provide all of their electrical output to Progress. The PPAs with Progress expired in December 2009. The NCUC ruled on four fundamental issues in the arbitration process initiated by the Partnership and the Partnership and Progress continue to negotiate the terms of new PPAs (see Significant Events—Arbitration ruling for North Carolina plants and completion of enhancement project). The NCUC has required that Progress continue to purchase electrical output from the North Carolina plants pursuant to the terms of the expired PPAs until new PPAs are entered. During this interim period, the price paid includes capacity payments and energy payments that reflect the price paid for coal and cycling charges. If this pricing does not result in a dispatch order for the facility, the Partnership has the right, but not the obligation, to bid an alternate price based upon its own pricing strategies to obtain a dispatch order. Southport sells steam pursuant to a SPA which expires in December 2014. Roxboro does not currently have a SPA. Both the facilities are QF certified.

        The North Carolina plants reported operating margin losses of $7.3 million for the year ended December 31, 2010 compared to $10.0 million in 2009. The decreases in the losses were due to lower maintenance costs as a result of an outage at Roxboro in 2009 and higher dispatch of the plants in 2010. Partially offsetting these increases was lower revenue at Southport due to lower steam demand and lower capacity payments due to an outage in March 2010.

Fair value changes

        Unrealized gains on foreign exchange contracts were $7.8 million for the year ended December 31, 2010 compared to $58.8 million in 2009. The changes in fair value were primarily due to changes in the forward prices for US dollars relative to Canadian dollars which decreased $0.039 for the year ended December 31, 2010 compared to $0.144 in 2009.

Schedule II-17

        The Partnership recorded fair value losses on natural gas supply contracts of $11.4 million for the year ended December 31, 2010 compared to $52.4 million in 2009. The changes in the fair value of the natural gas contracts were primarily due to changes in natural gas forward prices. Alberta forward natural gas prices decreased $1.65 per gigajoule (GJ) for the year ended December 31, 2010 compared to $1.02 per GJ in 2009. On July 31, 2009, the Partnership designated certain of its natural gas supply contracts as hedges. Net losses of $59.1 million relating to these contracts were recorded in other comprehensive income in 2010 compared to $8.9 million in 2009.

COST OF FUEL

Years ended December 31	2010	2009
(millions of dollars except average cost per MWh)
Ontario plants
Natural gas	76.1	69.7
Waste heat	0.7	3.4
Wood waste	3.9	3.0

	80.7	76.1
Williams Lake—wood waste	7.7	5.7
Northwest US plants—natural gas	10.7	11.7
California plants—natural gas	47.9	47.5
Northeast US natural gas plants—natural gas(1)	46.7	61.1
North Carolina plants—wood waste, tire-derived fuel & coal	25.6	16.9
Fair value changes on natural gas contracts	11.4	52.4

	230.7	271.4

(1)
Restated to reflect the operations of Castleton as discontinued operations. Castleton was sold in May 2009.

        Fuel costs, which are the Partnership's most significant cost of operations, include commodity costs, transportation costs and fair value changes on natural gas supply contracts.

        For the year ended December 31, 2010, fuel costs, excluding fair value changes on natural gas contracts, were $219.3 million compared to $219.0 million in 2009.

        Fuel costs at the Ontario plants for the year ended December 31, 2010 were $80.7 million compared to $76.1 million in 2009. The increase was primarily due to higher prices in natural gas supply contracts and higher natural gas transportation costs partially offset by lower waste heat optimization costs. During the third quarter of 2010, the Partnership negotiated to change the delivery point for natural gas supplied under contract to Nipigon and Tunis. The change in delivery point is expected to reduce natural gas transportation costs by approximately $0.7 million over the remaining terms of the natural gas contracts.

        Williams Lake incurred fuel costs of $7.7 million for the year ended December 31, 2010 compared to $5.7 million in 2009. The increase was primarily the result of a temporary outage in 2009 due to reduced production from the plant's major wood waste suppliers.

        The Northwest US plants incurred fuel costs of $10.7 million for the year ended December 31, 2010 compared to $11.7 million in 2009. The decrease was due to a weaker US dollar relative to the Canadian dollar.

Schedule II-18

        Fuel costs at the California facilities were $47.9 million for the year ended December 31, 2010 compared to $47.5 million in 2009. The increase was due to higher natural gas prices in California and higher steam production partially offset by a weaker US dollar relative to the Canadian dollar.

        The Northeast US natural gas plants incurred fuel costs of $46.7 million for the year ended December 31, 2010, compared to $61.1 million in 2009. The decrease was primarily due to lower natural gas supply prices at Kenilworth and a weaker US dollar relative to the Canadian dollar.

        The North Carolina plants incurred fuel costs of $25.6 million for the year ended December 31, 2010 compared to $16.9 million in 2009. The increase was the result of higher dispatch partially offset by a lower cost fuel blend that incorporated more wood waste and a weaker US dollar relative to the Canadian dollar.

        The Curtis Palmer, Mamquam and Moresby Lake hydroelectric plants do not have fuel costs.

OPERATING AND MAINTENANCE EXPENSE

Years ended December 31 (millions of dollars)	2010	2009
Ontario plants	16.5	16.6
Williams Lake	10.2	9.4
BC hydroelectric plants	5.0	4.6
Northwest US plants	12.8	14.7
California plants	36.3	19.7
Curtis Palmer	5.4	5.8
Northeast US Gas plants(1)	8.7	11.1
North Carolina plants	17.9	20.4
PERC management expenses	1.4	1.1

	114.2	103.4

(1)
Restated to reflect the operations of Castleton as discontinued operations. Castleton was sold in May 2009.

        Operating and maintenance expenses include payments to the Manager and third parties for the operation and routine maintenance of the plants. Fees paid to the Manager are based on fixed charges adjusted annually for inflation for the Canadian plants, Curtis Palmer and Manchief, and a flow through of costs for the remaining US plants. Operating and maintenance expenses were $114.2 million for the year ended December 31, 2010 compared to $103.4 million in 2009. The increase was due to completion of the turbine replacement at Oxnard partially offset by lower maintenance costs at the North Carolina facilities and a weaker US dollar relative to the Canadian dollar.

        During the second quarter of 2010, the Partnership completed the repowering of the natural gas turbine at Oxnard with a goal to improve plant efficiency and reliability. For accounting purposes Oxnard was considered to be sold to SCE when the PPA was entered in 1990. Accordingly, the replacement of the Oxnard turbine has been expensed. At the same time revenue has been recognized as the turbine upgrade has been considered to be sold to SCE in exchange for a long-term receivable. Project costs incurred during the year ended December 31, 2010 were $14.4 million.

Schedule II-19

 DEPRECIATION, AMORTIZATION AND ACCRETION

Years ended December 31 (millions of dollars)	2010	2009
Depreciation of property, plant and equipment	69.6	65.0
Accretion of asset retirement obligations	2.9	1.9
Amortization of PPAs	25.4	27.8
Other amortization	0.4	(1.4)

	98.3	93.3

        Depreciation, amortization and accretion expense for the year ended December 31, 2010 was $98.3 million compared to $93.3 million in 2009. The increase in depreciation charges for the year was mainly due to the completion of upgrades at the North Carolina facilities in 2010.

MANAGEMENT AND ADMINISTRATION

Years ended December 31 (millions of dollars)	2010	2009
Base fee	0.9	1.1
Enhancement fee	0.1	0.2
General and administrative costs	12.9	13.9

	13.9	15.2

        Management and administration costs, which include fees payable to the Manager and general and administrative costs, were $13.9 million for the year ended December 31, 2010 compared to $15.2 million in 2009. The decrease was primarily due to the reversal of a $2.1 million allowance for doubtful accounts provision on a receivable from Equistar partially offset by higher legal and consulting costs.

FINANCIAL CHARGES AND OTHER, NET

Years ended December 31 (millions of dollars)	2010	2009
Interest on long-term debt	39.0	42.6
Foreign exchange losses	0.3	1.0
Interest on Equistar receivable	(1.8)	—
Losses from equity investment	—	3.1
Dividend income	—	(1.1)
Other	2.6	0.8

	40.1	46.4

        Financial charges and other expenses were $40.1 million for the year ended December 31, 2010 compared to $46.4 million in 2009. The decrease was primarily due to the impact of a weaker US dollar relative to the Canadian dollar on US dollar interest expenses and interest income of $1.8 million from Equistar.

        Losses from equity investment were from the Partnership's common ownership interest in Primary Energy Recycling Holdings LLC (PERH), which was accounted for on the equity basis up to August 24, 2009 and on a cost basis thereafter.

INCOME TAX RECOVERY

        Income tax recovery was $9.4 million for the year ended December 31, 2010, consistent with $8.9 million in 2009. The taxable income of the Partnership was taxed in the hands of unitholders up to

Schedule II-20

the end of 2010. Starting in 2011, taxes will be applied at the Partnership level as changes to Canadian tax legislation became effective.

        The Partnership does not expect to make any material cash income tax payments until 2015 or 2016 in both Canada and the US, due to tax attributes consisting primarily of tax losses and undepreciated capital cost pools available to the Partnership to deduct against future taxable income.

PREFERRED SHARE DIVIDENDS OF A SUBSIDIARY COMPANY

        A subsidiary of the Partnership has issued $125.0 million of Series 1 preferred shares, which pay dividends at a rate of 4.85% per annum, and $100.0 million Series 2 preferred shares, which pay dividends at a rate of 7.0% until their reset date on December 31, 2014. For the year ended December 31, 2010, dividends of $13.1 million were paid to shareholders and net income tax expenses of $1.0 million were recorded. Part VI.1 tax is paid at a rate of 40% of the dividends and a deduction from Part I tax is available for payment of Part VI.1 tax, which results in a tax benefit approximately equal to the Part VI.1 tax paid. The subsidiary expects to realize the benefit of the deduction starting in 2011.

LIQUIDITY AND CAPITAL RESOURCES

Distributions

        The Partnership makes monthly cash distributions to its Unitholders in accordance with the Partnership Agreement and subject to Board approval. Cash distributions are made in respect of each month in each year to unitholders of record on the last day of such month. Payments are made in the month following each record date. Distributions are prohibited by certain loan agreement covenants if an uncured default exists. Additionally, distributions are prohibited if declaration or payment of dividends on the preferred shares is in arrears. Up to the end of 2010, a portion of cash distributions were taxable to unitholders in the year received. Starting in 2011, taxes will be applied at the Partnership level and distributions will be taxable to unitholders in the year received as if they were taxable dividends, as changes to Canadian tax legislation became effective.

        In the second quarter of 2009, the Partnership reduced its distribution from $0.63 per quarter to $0.44 per quarter. In the fourth quarter of 2009, the Partnership announced a change in the frequency of its distributions to monthly from quarterly and the launch of distribution reinvestment programs.

        When cash provided by operating activities exceeds distributions and maintenance capital expenditures, the Partnership utilizes the difference to stabilize future distributions, to finance growth capital expenditures and to make debt repayments. When cash provided by operating activities is less than distributions and maintenance capital expenditures, the Partnership utilizes available cash balances and short-term financing to cover the shortfall. The ability of the Partnership to sustain current cash flow is subject to the Partnership finding cash accretive investments to replace expected future declines

Schedule II-21

in cash flow from contracts that expire and which may not be replaced with contracts under similar terms.

Years ended December 31 (millions of dollars except payout ratio)	2010	2009(2)
Distributions	96.9	105.2
Cash provided by operating activities of continuing operations	117.8	134.5
Net income from continuing operations	30.5	57.8
Payout ratio(1)	89%	86%
Dividends from PERH	—	1.3
Additions to property, plant and equipment	28.3	100.7
Excess of cash provided by operating activities of continuing operations over distributions	20.9	29.3
Shortfall of net income from continuing operating over distributions	(66.4)	(47.4)

(1)
Payout ratio is cash distributions divided by cash provided by operating activities of continuing operations excluding changes in working capital less maintenance capital expenditures. See Non-GAAP Measures.

(2)
The Partnership made an immaterial adjustment to the 2009 financial statements to reflect the reclassification of $5.2 million of property, plant and equipment to inventory resulting in a decrease in cash provided by operating activities and capital expenditures. There was no impact to net earnings resulting from this adjustment.

        Cash provided by operating activities of continuing operations exceeded distributions by $20.9 million for the year ended December 31, 2010. The Partnership also incurred capital expenditures of $28.3 million during the year ended December 31, 2010. The cash shortfall between distributions plus capital expenditures and cash provided by operating activities of continuing operations has been funded with proceeds from the distribution reinvestment program and draws on the credit facilities. The financing needs of the Partnership will be influenced by, among other factors, its capital spending in 2011 and potential acquisitions.

        The Partnership expects cash provided by operating activities (excluding changes in working capital requirements) to be higher in 2011 compared to 2010 as further outlined under Outlook, subject to variable factors including those discussed in our forward looking statements at the end of this MD&A. In addition, the Partnership expects capital expenditures in 2011, excluding the investments in the North Carolina, to be approximately $7 million to $9 million higher than maintenance capital expenditures in 2010 as outlined under Capital Expenditures. However, the Partnership expects total capital expenditures to be lower in 2011 as the Partnership completed a majority of the North Carolina enhancements in 2010.

        While the Partnership anticipates seasonal fluctuations in its working capital, it does not expect a significant increase in working capital requirements over the long term for existing operations. Year end 2011 working capital requirements are expected to remain at levels consistent with December 31, 2010 balances, with higher balances in the second and third quarters of 2011 and lower balances in the first and fourth quarters of 2011.

        Net income is not necessarily comparable to distributions as net income includes items such as changes in the fair value of derivative instruments. Aside from these items, management expects that distributions will exceed net income in 2011. Accordingly, a portion of the distributions represent a return of capital. To date, and subject to ensuring adequate liquidity, the Partnership has chosen to make distributions that include a return of capital.

Schedule II-22

        To the extent there is a shortfall between the Partnership's cash provided by operating activities and distributions and capital expenditures, the Partnership has available to it two revolving credit facilities, each of $100.0 million expiring in September 2012 and October 2012 and a third revolving credit facility of $125.0 million expiring in June 2012. The Partnership also has two demand facilities of $20.0 million and US$20.0 million respectively. Alternatively, in the case of major investments of capital, the Partnership may obtain new capital from external markets at the time of the required investment, utilizing its $600 million shelf prospectus which expires in August 2012.

        Beginning in 2006, the Partnership deferred utilizing elective deductions, including capital cost allowance, for Canadian income tax purposes in response to the Partnership's Canadian operations becoming taxable in 2011. As a result, the 2010 taxable amount of cash distributions per unit increased from $0.09, had the Partnership claimed full elective deductions in the year, to the actual amount of $0.57 per unit. The use of elective deductions for Canadian income tax purposes would not benefit a tax deferred investor whereas the deferral of these elective deductions is expected to benefit all investors beginning in 2011.

        The following table summarizes the tax pools the Partnership has available to deduct against future taxable income. Tax pools are comprised primarily of undepreciated capital costs and accumulated tax losses.

As at December 31 (millions of dollars)	2010	2009
Canadian tax pools	401.3	376.7
US tax pools (US$)	851.7	867.0

Capital expenditures

        Capital expenditures are primarily comprised of maintenance capital and additions to, or replacements of, equipment required to maintain or increase current output capacity. Major overhauls are performed periodically at each of the plants based on the number of operating hours and type of equipment. Major overhauls at the Ontario, Kenilworth, Morris and Naval plants are performed approximately every 25,000 operating hours or roughly every three years for hot section refurbishments on the gas turbines to approximately 50,000 operating hours or every six years for turbine overhauls. As a result of SRAC changes implemented in 2009, the Partnership may choose to dispatch the Naval facilities only during peak periods, thus increasing the interval between major overhauls. Hot section refurbishments and turbine overhauls are performed at Frederickson and Manchief at the same number of operating hours, however these plants are normally dispatched only during periods of peak power demand reducing operating hours each year and consequently increasing the interval between major overhauls. Similarly, major overhauls are performed at Greeley depending on plant usage. It is expected that the heat recovery steam generators will require re-tubing approximately once in 20 years.

        Major overhauls are completed at the Williams Lake, Calstock and North Carolina plants approximately every five to eight years and are condition based.

        Maintenance capital expenditures for the hydroelectric facilities are expected to be at longer intervals and are condition based.

Schedule II-23

        Capital expenditures for the year ended December 31, 2010 totalled $28.3 million, compared with $100.7 million in 2009. Capital spending for the year ended December 31, 2010 included spending for the enhancement of the Southport and Roxboro plants.

Years ended December 31 (millions of dollars)	2010	2009
Maintenance capital expenditures	16.8	20.0
North Carolina enhancement project	11.5	65.0
North Island turbine replacement project	—	15.7

	28.3	100.7

        The Partnership has invested $89.8 million (US$81.7 million) to December 31, 2010 for the enhancement of the Southport and Roxboro plants to reduce environmental emissions and improve their economic performance. The enhancements at Roxboro and two units at Southport were completed in 2009 and 2010. The Partnership plans to invest an additional $5 million (US$5 million) in 2011 primarily for the construction of access roads at Southport and final testing.

        The Partnership expects that over its five year planning cycle maintenance capital expenditures will average $20 million to $22 million annually for its existing facilities. Aside from the completion of the enhancements at Southport, the Partnership expects maintenance capital spending to be approximately $24 million to $26 million in 2011, higher than expectations for its five year planning cycle as certain projects have been deferred to 2011 from 2010.

Financing

        The following table summarizes the long-term debt of the Partnership.

As at December 31 (millions of dollars)	2010	2009
Senior unsecured notes, due 2036	210.0	210.0
Senior unsecured notes (US$415.0) due 2014 to 2019	412.8	436.1
Secured term loan	—	1.4
Revolving credit facilities	86.1	78.3

	708.9	725.8

        The Partnership's debt to total capitalization ratio as at December 31, 2010 increased to 53% from 49% at December 31, 2009 primarily due to declines in the fair value of natural gas contracts and distributions paid in excess of net income. The debt to total capitalization ratio is calculated as follows:

Debt to total capitalization ratio =	Debt (short-term debt + long-term debt) Debt + preferred shares + partners' equity

        Under the terms of its debt agreements, the Partnership must maintain a debt to capitalization ratio of not more than 65% at the end of each fiscal quarter. During the year ended December 31, 2010, the Partnership had net drawings of $8.1 million on its revolving credit facilities. Draws on the credit facilities were used to fund the North Carolina and Oxnard projects. Under the revolving credit facilities, in the event the Partnership is assigned both a rating of less than BBB+ by Standard and Poors (S&P) and a rating of less than BBB(high) by DBRS Limited (DBRS), the Partnership also would be required to maintain a ratio of EBITDA (earnings before interest, income taxes, depreciation and amortization as defined in the credit facilities) to interest expense of not less than 2.5 to 1, measured quarterly. Although the Partnership is not required to meet the EBITDA to interest ratio, the ratio was 4.1 as at December 31, 2010. The Partnership was compliant with all of its debt covenants under its debt agreements for the years ended December 31, 2010 and 2009.

Schedule II-24

        If an event of default occurs and continues under the Partnership's credit facilities, the Partnership may not declare, make or pay distributions (subject to certain limited exceptions).

        S&P reduced the credit rating assigned to the Partnership to BBB from BBB+ during the third quarter of 2010. S&P has discontinued issuing stability ratings. DBRS has assigned the Partnership a BBB(high) debt rating and STA-2(low) stability rating. DBRS placed the debt rating under review with negative implications at the time of the announcement of the strategic review process.

        The BBB debt rating by S&P is the fourth highest rating out of 10 rating categories. According to S&P, an obligor rated BBB has adequate capacity to meet its financial commitments. The BBB rating is DBRS' fourth highest of 10 categories. DBRS' BBB(high) rating designates the Partnership's debt as being of satisfactory credit quality with the protection of interest and principal still substantial. The high classification shows the relative standing within the major rating categories. The review with negative implications by DBRS highlights the potential that the long-term ratings may be lowered.

        Having an investment grade credit rating improves the Partnership's ability to re-finance existing debt as it matures and to access cost competitive capital for future growth.

        The STA-2 (low) stability rating by DBRS is the second highest of seven categories in their rating system for income fund stability. DBRS further subcategorizes each rating by the designation of "high", "middle" and "low" to indicate where an entity falls within the rating category.

Financial market liquidity

        Volatility in the Canadian and US financial markets may adversely impact the Partnership's access to capital. The Partnership has a sufficient liquidity position with revolving credit facilities of $325 million and a demand credit facility of $20.0 million with Canadian tier 1 banks. The Partnership also has a demand credit facility of US$20.0 million with a US tier 1 bank. Principal repayments on the Partnership's long-term debt facilities are as follows:

Year	Principal repayment (millions of dollars)
2012	86.1
2014	189.0
2017	149.2
2019	74.6
2036	210.0

        Uncertainty in global financial markets and, in particular, the Canadian and US financial markets may adversely affect the Partnership's ability to arrange permanent long-term financing for acquisitions, for significant capital expenditures and potentially to refinance indebtedness under the credit facilities outstanding at their maturity dates. This may also affect the Partnership's credit ratings.

        The Partnership continues to monitor changes in counterparty credit quality. Counterparties to the Partnership's PPAs are primarily investment grade, with 94% of operating margin from counterparties with a credit rating of A- or higher by S&P and include government agencies and utilities. The balance of the PPAs, other than with Equistar, are with enterprises with investment grade credit ratings of at least BBB- by S&P. The A credit rating is the third highest rating and the BBB credit rating is the fourth highest rating out of 10 rating categories. The minus sign shows the relative standing within the major rating categories. Equistar has a non-investment grade credit rating and underwent and emerged from a reorganization under Chapter 11 of the US Bankruptcy Code in 2009 and 2010. As well, a significant counterparty risk exists with wood waste suppliers given current market conditions, both in terms of slowing demand in the housing industry and its impact on the forestry industry in Canada as well as potential constraints wood waste suppliers may face in raising new capital. The Partnership has been actively seeking new sources of wood waste supply.

Schedule II-25

TRANSACTIONS WITH RELATED PARTIES

Years ended December 31 (millions of dollars)	2010	2009
Transactions with CPC(1)
Revenue—Frederickson duct firing capacity fees	0.1	0.1
Cost of fuel—Greeley natural gas contract	1.5	2.6
Operating and maintenance expense	47.5	50.5
Management and administration
Base fee	0.9	1.1
Enhancement fee	0.1	0.2
General and administrative costs	8.4	8.0

	9.4	9.3

Acquisition and divestiture fees	—	0.2
Distributions	29.1	32.2
Transactions of discontinued operations
Cost of fuel—natural gas demand charge	—	1.1
Operating and maintenance expense	—	1.4

(1)
Prior to July 1, 2009, EPCOR.

        In operating the Partnership's 20 power plants, the Partnership and CPC (and prior to July 1, 2009, EPCOR) engage in a number of related party transactions which are in the normal course of business. These transactions are based on contracts and many of the fees are escalated by inflation. The table above summarizes the amounts included in the calculation of net income for the years ended December 31, 2010 and 2009. Operating and maintenance expenses were $47.5 million for the year ended December 31, 2010, compared with $50.5 million in 2009. The decrease was due to a weaker US dollar relative to the Canadian dollar.

        Operating and maintenance expense, cost of fuel, base fees and administration fees represent fees that are intended to reimburse CPC for the provision of operating and maintenance services and materials or commodities. Incentive and enhancement fees are intended to provide CPC with an incentive to maximize cash provided by operating activities that in turn are used to make distributions. Acquisition fees are intended to both reimburse CPC for its costs associated with acquiring and integrating new assets and to provide CPC with an incentive to grow the Partnership and increase its cash flows.

        During the year ended December 31, 2010, the Partnership made cash distributions to CPC (and prior to June 30, 2009, EPCOR) in the amount proportionate to its ownership interest. At December 31, 2010, CPC owned 29.6% of the Partnership's units (30.5% at December 31, 2009).

Schedule II-26

 COMMITMENTS AND CONTINGENCIES

        The Partnership's future purchase and debt repayment obligations, estimated based on existing contract terms, estimated inflation and foreign exchange rates as at December 31, 2010, are as follows:

Commitments

Years ended December 31

(millions of dollars)	Note	2011	2012	2013	2014	2015	Later years
Natural gas purchase contracts	(1)	51.9	53.7	43.9	47.2	50.7	53.6
Natural gas transportation contracts	(2)	12.9	10.4	10.6	10.2	7.6	15.6
Operating and maintenance contracts	(3)	27.5	28.1	28.6	29.2	29.8	46.0
Long-term debt		—	86.1	—	189.0	—	433.8
Interest payments on long-term debt		39.5	39.1	36.9	32.2	25.7	291.5

Total		131.8	217.4	120.0	307.8	113.8	840.5

(1)
Natural gas purchase contracts have expiry dates ranging from 2012 to 2016 with built-in escalators.

(2)
Natural gas transportation contracts are based on estimates subject to changes in regulated rates for transportation and have expiry dates ranging from 2011 to 2017.

(3)
Operating and maintenance contracts for the Ontario plants, Mamquam, Moresby Lake, Williams Lake, Curtis Palmer and Manchief are based on fixed fees escalated annually by inflation and have expiry terms ranging from 2017 to 2018. Operating and maintenance contracts for the remaining power plants flow-through expenses.

        The Partnership is legally required to remove a majority of its power generation facilities at the end of their useful lives. The Partnership estimates that the undiscounted amount of payments required to settle its asset retirement obligations is approximately $129.4 million, calculated using inflation rates ranging from 2.1% to 3.0%. The expected timing for settlement of the obligations is between 2020 and 2090. The majority of the payments to settle the obligations are expected to occur between 2022 and 2070.

OFF-BALANCE SHEET ARRANGEMENTS

        At December 31, 2010 the Partnership did not have any off balance sheet arrangements.

CRITICAL ACCOUNTING ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES

        Since a determination of many assets, liabilities, revenues and expenses is dependent on future events, the preparation of the Partnership's consolidated financial statements requires the use of estimates and assumptions which are made using careful judgment.

Useful lives of assets

        The useful lives of the Partnership's property, plant and equipment and PPA assets are estimated for purposes of determining depreciation and amortization expense, in determining asset retirement obligations and in testing for potential impairment of long-lived assets. The estimated useful lives of assets are determined based on judgment, current facts, past experience, designed physical life, potential technological obsolescence and contract periods.

Schedule II-27

        The Partnership depreciates and amortizes its property, plant, equipment and PPA assets over their estimated useful lives. The Partnership amortizes its power generation plant and equipment, less estimated residual value, on a straight-line basis over their estimated remaining useful lives. Other equipment is capitalized and amortized over estimated service lives. PPAs are amortized on a straight line basis over the remaining lives of the contracts.

Fair values

        Fair values are estimated to measure asset retirement obligations, to measure impairment, if any, of long-lived assets and goodwill, to determine purchase price allocations and to value derivative instruments.

        Expected demolition, restoration and other related costs to settle the Partnership's asset retirement obligations are estimated and discounted at an appropriate credit-adjusted risk-free rate to determine the fair value of the asset retirement obligations.

        Undiscounted cash flows are used to test for asset impairment. If the carrying value of the asset is more than the undiscounted cash flows, an impairment loss is recognized to the extent the carrying value exceeds fair value. Management has assessed the impact of the NCUC Order (see Significant Events—Arbitration ruling for North Carolina plants and completion of enhancement project) and has determined that the current carrying amounts of the North Carolina assets were still recoverable.

        For determining purchase price allocations for business combinations, the Partnership is required to estimate the fair value of certain assets and liabilities. Goodwill arising on a business combination is tested for impairment at least annually or more frequently if events and circumstances indicate that a possible impairment may arise earlier. To test for impairment, the fair value of the reporting unit is compared to the carrying value, including goodwill, of the reporting unit. If the carrying value of the reporting unit exceeds its fair value, the fair value of the reporting unit's goodwill is compared with its carrying amount to measure the impairment loss, if any.

        Estimates of fair value for asset retirement obligations, purchase price allocations, long-lived asset and goodwill impairment testing are based on discounted cash flow techniques employing management's best estimates of future cash flows based on specific assumptions and using an appropriate discount rate.

        Fair values of derivative instruments including foreign exchange contracts and natural gas supply contracts are based on quoted market prices. Changes in fair values are recorded in revenue and cost of fuel in the income statement, in other comprehensive income and in derivative instruments asset/liability on the balance sheet.

        Because useful lives and fair values are used in determining potential impairments for each long-lived asset, it is not possible to provide a reasonable quantification of the range of these estimates that would be meaningful to readers.

        There have been no material changes in the valuation techniques used from prior periods.

CHANGES IN ACCOUNTING POLICIES

        There were no changes made to the Partnership's accounting policies during the year ended December 31, 2010.

Schedule II-28

 FUTURE ACCOUNTING STANDARDS

International Financial Reporting Standards

        Canadian reporting issuers are required to report under International Financial Reporting Standards (IFRS) effective January 1, 2011, including comparative figures for the prior year. In January 2008, a core team was established to develop a plan which will result in the Partnership's first interim report for 2011 being in compliance with IFRS.

        The diagnostic phase of the project was completed in April 2008. For each international standard, the primary differences from Canadian GAAP were identified and an initial assessment of the impact of the required changes for the purpose of prioritizing and assigning resources was made.

        The information obtained from the diagnostic phase was used to develop a detailed plan for convergence and implementation. The convergence and implementation work has five key sections: Financial Statement Adjustments, Financial Statements, Systems Updates, Policies and Internal Controls and Training.

Financial Statement Adjustments

        For each international standard, the Partnership determined the quantitative impacts to the financial statements, system requirements, accounting policy decisions and changes to internal controls and business policies. Preliminary accounting policy decisions were brought forward to the Audit Committee for their information as each standard was addressed and final accounting policy decisions for all standards in effect at the end of 2010 were made in the fourth quarter of 2010.

        The following areas have been identified as having the most impact on the financial statements of the Partnership:

IFRS 1—First Time Adoption of IFRS

        IFRS 1 provides first time adopters with a number of elections, exempting them from retrospectively adopting certain IFRS. The following elections are relevant to the Partnership:

  •
  Fair value or revaluation as deemed cost—An entity may deem the cost of an asset at the date of transition to be its fair value at that date. This election is available on an asset by asset basis and the Partnership plans to apply this election to its Curtis Palmer and Manchief plants;

  •
  Business combinations—The Partnership intends to elect to not apply IFRS 3 Business Combinations retrospectively and therefore does not plan to restate business combinations occurring before January 1, 2010;

  •
  Cumulative translation differences—The Partnership plans to elect to deem the balance for cumulative translation amounts to be nil at the date of transition and to reclassify the cumulative translation losses to December 31, 2009 of $131.9 million to retained deficit with no impact on the income statement;

  •
  Leases—An entity is not required to reassess the determination of a lease on transition. An entity can also choose to determine whether an arrangement existing at the date of transition to IFRS contains a lease on the basis of facts and circumstances existing at that date, rather than the inception date of the lease. Management will not utilize this election as the impact of implementing the lease standard is not expected to be significant in any case; and

  •
  Decommissioning liabilities—The Partnership intends to use a simplified calculation to measure decommissioning assets (included in PP&E) as at the transition date.

Schedule II-29

Property, plant and equipment (PP&E)

        PP&E is primarily impacted by IAS 16—Property, Plant and Equipment and IAS 23—Borrowing Costs. IFRS are different from Canadian GAAP in that certain costs on constructed PP&E such as training costs, overheads and borrowing costs in excess of the actual entity's cost of debt may not be capitalized. As most of the Partnership's assets were acquired and not self constructed, the impact of retrospectively adopting this aspect of IAS 16 will not be significant.

        IFRS are also more specific with respect to the level at which component accounting is required, requiring each component for which different depreciation methods or rates are appropriate to be accounted for separately. The appropriate components have been identified and the most significant difference from GAAP is that overhauls embedded within the initial carrying amount of a turbine must be treated as a separate component. As a result, depreciation is expected to increase by approximately $2 million per year initially, with smaller impacts in the future as the initial overhauls become fully depreciated.

        On transition, it is estimated that the cumulative impact of componentization and removal of disallowed costs will result in a reduction of approximately $37 million from the carrying amount of PP&E, with a corresponding reduction to Partners' equity of $37 million less the associated change in future income taxes.

Impairment of Assets

        IAS 36—Impairment of Assets requires a one-step approach using discounted cash flow techniques for asset impairment testing and measurement. Canadian GAAP's two-step approach requires the application of discounted cash flow techniques to measure the impairment amount, but only after the use of undiscounted cash flow analysis has indicated the existence of an impairment. The adoption of IAS 36 is expected to result in more frequent write downs since the carrying value of assets which are supported by undiscounted cash flows may be determined to be impaired when the future cash flows are discounted in accordance with the IFRS requirements. Unlike Canadian GAAP, previous impairment losses may be reversed or reduced if the circumstances which led to the impairment change.

        IAS 36 also requires that impairment testing be done on a cash-generating unit level, which for the Partnership will be at a plant basis. In addition, any goodwill amounts must be allocated to cash-generating units and included in the impairment test for each plant, whereas it is not allocated to plants under Canadian GAAP. Accordingly, this change may result in more frequent write downs of goodwill.

        The Partnership has assessed the fair value of all its facilities and expects the combined impact of asset impairments identified and fair value elections taken under IFRS 1 to be an decrease in long term assets of approximately $10 million to $15 million at December 31, 2010 and a corresponding decrease in Partners' equity of $10 million to $15 million less the associated change in future income taxes.

Leases

        The IFRS criteria for determining whether an arrangement contains a lease and if a lease is financing or operating are different than under Canadian GAAP. The Partnership has evaluated its PPAs under IFRIC 4 and IAS 17 and determined that ten of its PPAs contain operating leases. Classification as an operating lease will not have an impact on the balance sheet or income statement but will require additional note disclosure. The Partnership does not expect any of its PPAs to be classified as finance leases other than at Oxnard, which was considered a direct financing lease under Canadian GAAP.

Schedule II-30

Asset retirement obligations

        IAS 37—Provisions, Contingent Liabilities and Contingent Assets requires asset retirement obligations to be discounted at a risk free rate, rather than the credit adjusted risk free rate required under Canadian GAAP. As a result the Partnership expects that asset retirement obligations and property, plant and equipment will increase by approximately $18 million and $12 million respectively on transition, with a reduction to Partners' equity of $6 million.

        In the fourth quarter of 2010, the Partnership completed the quantification of the opening financial statement adjustments resulting from the application of all currently effective IFRS, including financial instruments, foreign exchange and income taxes. The draft, preliminary anticipated transition adjustments, transition financial statements and accounting policy changes were presented to the Audit Committee in the fourth quarter of 2010, and analysis continues before they are finalized for the Partnership's first quarter financial reports in 2011.

Financial Statements

        There are a number of international standards which relate to financial statement presentation. Draft financial statements highlighting the disclosure and presentation requirements were reviewed by and discussed with the Audit Committee in the first quarter of 2009. The development of the financial statement presentation evolved throughout the project as the impacts of implementing the various standards were quantified. The Partnership identified those areas requiring additional disclosure and developed processes to capture the additional information. Draft financial statements for the six months ended June 30, 2010 were prepared in accordance with IFRS, with an opening statement of financial position as at January 1, 2010, the Partnership's date of transition. These preliminary financial statements were presented to the Audit Committee in November 2010.

Systems Updates

        Systems must be able to capture 2010 financial information under both the prevailing Canadian GAAP and IFRS to allow comparative reporting in 2011. The Partnership completed its system updates in the third quarter of 2009 and implemented parallel general ledgers and fixed asset systems to allow both IFRS and Canadian GAAP information to be captured in 2010. The processes and internal controls related to the capture and reporting of IFRS information are similar to those for Canadian GAAP.

Policies and Internal Controls

        In the determination of the financial statement adjustments, requirements for changes to the Partnership's policies and internal controls were identified and documented. The changes were not significant.

        The impact of IFRS on certain agreements, such as debt, shareholder and compensation agreements was assessed and the Partnership has not identified provisions within the agreements which would be negatively impacted by the differences identified to date.

        In the fourth quarter of 2010, the IFRS team worked with investor relations to prepare information for the rating analysts.

Training

        The Partnership recognizes that training at all levels is essential to a successful conversion and integration. Accounting staff have attended four training sessions with more planned to occur throughout the conversion process. The Board of Directors and Audit Committee have attended a

Schedule II-31

training session and the Audit Committee receives regular updates on the conversion project. A comprehensive project update was provided to the Audit Committee in the fourth quarter of 2010.

DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

        As of December 31, 2010, management conducted an evaluation of the design and effectiveness of the Partnership's disclosure controls and procedures to provide reasonable assurance that material information relating to the Partnership is made known to management by others, particularly during the period in which the Partnership's annual filings are being prepared and that information required to be disclosed by the Partnership in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation. The evaluation took into consideration the Partnership's Disclosure Policy, the internal sub-certification process that has been implemented and the functioning of its Disclosure Committee. In addition, the evaluation covered the Partnership's processes, systems and capabilities relating to public disclosures and the identification and communication of material information. Based on that evaluation, the President (acting as Chief Executive Officer) and the Chief Financial Officer of the General Partner have concluded that the Partnership's disclosure controls and procedures are appropriately designed and effective.

        Also as of December 31, 2010, management conducted an evaluation of the design and effectiveness of internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Based on that evaluation, the President and the Chief Financial Officer have concluded that the Partnership's internal controls over financial reporting are appropriately designed and effective.

        These evaluations were conducted in accordance with the standards of the Committee of Sponsoring Organizations, a recognized control model, and the requirements of the Canadian Securities Administrators' National Instrument 52-109.

        There were no changes made to the Partnership's internal controls over financial reporting during the year ended December 31, 2010 that have materially affected or are reasonably likely to materially affect the Partnership's internal control over financial reporting.

FINANCIAL INSTRUMENTS

        The Partnership has various financial instruments that are classified for financial reporting purposes as "available for sale", "held for trading", "held to maturity", or "loans and receivables". Financial liabilities are classified as either "held for trading" or "other liabilities". Initially, all financial assets and financial liabilities are recorded on the balance sheet at fair value with subsequent measurement determined by the classification of each financial asset and liability.

        The Partnership classifies its cash and cash equivalents and current and non-current derivative instruments assets and liabilities as held for trading and measures them at fair value. Accounts receivable are classified as loans and receivables and accounts payable and distributions payable are classified as other financial liabilities and are measured at amortized cost. The fair values of accounts receivable, accounts payable and distributions payable are not materially different from their carrying amounts due to their short-term nature. The investment in PERH is classified as available for sale and the net investment in lease is classified as loans and receivables. The net investment in lease relates to the Oxnard PPA, which is considered a direct financing lease for accounting purposes.

Schedule II-32

        The classification, carrying amounts and fair values of the Partnership's other financial instruments held are summarized as follows:

	Carrying amount
As at December 31, 2010 (millions of dollars)	Loans and receivables	Other financial liabilities	Fair value
Other assets—net investment in lease and long term receivables	41.3	—	42.4
Long-term debt (including current portion)	—	(704.5)	(697.7)

Risk management and hedging activities

        The Partnership is exposed to changes in energy commodity prices, foreign currency exchange rates and interest rates. The Partnership uses various risk management techniques, including derivative instruments such as forward contracts, to reduce this exposure. These derivative instruments are recorded at fair value on the balance sheet unless the Partnership elects the fair value exemption for non-financial derivatives that are entered into and continue to be held for the purpose of receipt or delivery of a non-financial item in accordance with the Partnership's expected purchase, sale or usage requirements. The derivative instruments assets and liabilities used for risk management purposes are measured at fair value and consist of the following:

As at December 31, 2010 (millions of dollars)	Natural gas hedges	Natural gas non-hedges	Foreign exchange non-hedges	Total
Total derivative instruments net assets (liabilities)	(93.1)	(3.0)	33.2	(62.9)

Natural gas derivatives designated as accounting hedges

        At December 31, 2010, the net fair value of energy derivative instruments designated and qualifying for hedge accounting was a net liability of $93.1 million and is included in derivative instruments assets and derivative instruments liabilities on the consolidated balance sheet. The net derivative liability is primarily due to a decrease in the forward Alberta natural gas prices relative to the derivative contract prices. Unrealized gains and losses for fair value changes on derivatives that qualify for hedge accounting are recorded in other comprehensive income and reclassified to net income as cost of fuel as appropriate when realized.

Derivatives not designated as accounting hedges

        At December 31, 2010, the net fair value of natural gas derivative instruments not designated as hedges for accounting was a net liability of $3.0 million and is included in derivative instruments assets and derivative instruments liabilities on the consolidated balance sheet. The net derivative liability is primarily due to a decrease in the forward Alberta natural gas prices relative to the derivative contract prices.

        At December 31, 2010, the fair value of the Partnership's forward foreign currency contracts was a net derivative instrument asset of $33.2 million. The net asset was due to the impact of a strengthening Canadian dollar relative to the US dollar on forward foreign exchange sales contracts used to hedge US dollar denominated cash flows. The weighted average fixed exchange rate for contracts outstanding at December, 2010 was $1.13 per US $1.00. Unrealized and realized gains and losses on foreign exchange derivatives are recorded in revenues.

        All non-financial derivative instruments are measured at fair value unless they are designated as contracts used for the purpose of receipt or delivery of a non-financial item in accordance with the Partnership's expected purchase, sale or usage requirements as defined by accounting standards, or are

Schedule II-33

designated and qualify for hedge accounting. Some of the Partnership's natural gas purchase contracts that are used to meet power generation were not designated as contracts used in accordance with the Partnership's expected purchase requirements and therefore are recorded at fair value in the balance sheet.

Risk management and hedge accounting

        The Partnership uses various financial and non-financial derivatives primarily for risk management purposes. Unrealized changes in the fair value of financial and non-financial derivatives that either do not qualify for hedge accounting or the Partnership elects not to apply hedge accounting, and non-financial derivatives that do not qualify for the expected purchase, sale or usage requirements of the contract, are recorded in revenues or cost of fuel, as appropriate. The corresponding unrealized changes in the fair value of the associated economically hedged exposures are not recognized in income. Accordingly, derivative instruments that are recorded at fair value can produce volatility in net income as a result of fluctuating forward commodity prices, exchange rates and interest rates which are not offset by the unrealized fair value changes of the exposure being hedged on an economic basis. As a result, accounting gains or losses relating to changes in fair values of derivative instruments do not necessarily represent the underlying economics of the hedging transaction.

        For example, the Partnership records certain of its natural gas contracts at fair value because a small portion of this natural gas has been historically resold and not used in the production of electricity. Even though the economic impact from changes in natural gas prices is modest, for accounting purposes even a small change in natural gas prices can have a large impact on net income, other comprehensive income and equity. At December 31, 2010, holding all other variables unchanged, a $1/GJ increase (decrease) in the price of natural gas is estimated to increase (decrease) net income by $4 million and other comprehensive income by approximately $24 million.

Other comprehensive income

        Changes in the fair value of the effective hedge portion of the derivative contracts designated as accounting hedges, are recorded in other comprehensive income. The ineffective portion of the contracts is recorded in net income.

        For the year ended December 31, 2010, losses on derivative instruments designated as cash flow hedges, net of income taxes, of $44.5 million were recorded in other comprehensive income for the effective portion of cash flow hedges, while losses of $2.2 million for the ineffective portion of cash flow hedges were required to be recognized in net income. Of the $50.9 million in net unrealized fair value losses related to derivative instruments designated as cash flow hedges included in accumulated other comprehensive income at December 31, 2010, net losses of $3.2 million, net of taxes of $3.2 million are expected to settle and be reclassified to net income over the next twelve months.

BUSINESS RISKS

        The Partnership operates assets under long-term power and steam sales and energy supply contracts, which combined with an excellent ongoing maintenance program, minimize exposures to operational risk and commodity price and supply fluctuations. The most significant risks to the Partnership are those noted below.

Operational risk

        The operation of power plants involves many risks, including: (i) the breakdown or failure of, and the necessity to repair, upgrade or replace, power and steam generation equipment, transmission lines, pipelines or other equipment, structures or processes; (ii) the inability to secure critical or back-up parts for generator equipment on a timely basis; (iii) fire, explosion or other property damage; (iv) the

Schedule II-34

inability to obtain adequate fuel supplies, site control and operation and maintenance and other site services; (v) performance of generation equipment below expected levels, including those pertaining to efficiency and availability; (vi) non-compliance with all operating permits and licences (including environmental permits and emissions restrictions) under applicable laws and regulations; and (vii) the inability to retain, at all times, adequate skilled personnel, the occurrence of any of which could have a material adverse effect on the Partnership.

        The failure of facilities to operate to certain capacity levels can result in the facilities having their contracted capacity reduced and in certain cases having to make payments on account of reduced capacity to power purchasers. Contract counterparties have remedies available to them on account of the Partnership's failure to operate facilities to contract requirements, including the recovery of damages or the termination of contractual arrangements.

        Under some of the plants' power purchase arrangements, if minimum amounts of power are not provided on a monthly basis, a reduction in payments from the power buyer will occur.

        Plant personnel have developed procedures to minimize the plant downtime required for both scheduled and unscheduled maintenance. The Partnership's maintenance practices are supported by an inventory of strategic spare parts, which can reduce downtime considerably in the event of failure. Safety standards are in place at all plants. In addition, the Partnership maintains reasonable insurance to cover losses resulting from equipment breakdown and business interruption, although there can be no assurance it will cover all losses.

PPA contract expiry risk

        Of the Partnership's fleet of power plants, 18 have power purchase arrangements in place that expire between April 2011 and 2027. In order to stabilize future cash flows, the Partnership will seek to re-contract its existing plants under new or extended contracts and acquire new plants that meet its investment criteria. The commercial environment for North American power generation is very competitive and therefore there is no assurance that the Partnership will be successful in re-contracting its existing plants or will be able to re-contract at existing or economic rates. Failure by the Partnership to enter into a subsequent power purchase arrangement on terms and at prices that permit the operation of a facility on a profitable basis could have a material adverse effect on the Partnership's operations and financial condition, and may even require the Partnership to temporarily or permanently cease operations at the affected facility.

        The PPAs for the North Carolina facilities expired on December 31, 2009. While the NCUC ruled on four fundamental issues in the arbitration process initiated by the Partnership, there is no assurance that new PPAs will be entered into between the Partnership and Progress or those new PPAs will result in positive annual cash provided by operating activities for the facilities (see Significant Events—Arbitration ruling for North Carolina plants and completion of enhancement project).

        The Navy has the right to terminate the SPAs for convenience on one year's notice. These agreements grant the Partnership access rights to the Naval Facilities that are operated to produce and sell electricity under the Naval Facility PPAs. The termination would result in the loss of the Naval Facilities' steam host and subsequently its QF status which in turn would allow SDG&E to terminate the Naval Facility PPAs. See "Business Risks—Qualifying Facility Status Risk". The Navy is obligated to pay a termination payment if it breaches an agreement or causes any loss of a Naval facility's QF status.

        The drop in power demand coupled with the high cost of capital and ongoing environmental regulatory uncertainty is expected to curtail the construction of new power generation facilities in North America. As demand returns, this should have a positive impact on PPA renewals that come due after the recessionary pressures have eased.

Schedule II-35

 Energy supply risk

        The Partnership requires energy in such forms as natural gas, wood waste, tire-derived fuel, coal, water and waste heat to generate electricity. A disruption in the supply of any energy supplies required by the Partnership could have a material adverse impact on the Partnership's business, financial condition and results of operation.

        Wood waste is required to fuel the Partnership's two Canadian biomass wood waste plants, Williams Lake and Calstock. In addition, the two North Carolina plants burn a mix of wood waste, tire-derived fuel and coal. Weakness in the North American economy has placed economic hardships on forestry mills, which has caused mills to shut down or scale back production in British Columbia, Ontario and in the US In the event that the Partnership's wood waste suppliers curtail or shut down operations, the Partnership's biomass wood waste operations could be adversely affected.

        Performance of hydroelectric facilities is dependent upon the availability of water. Variances in water flows, which may be caused by shifts in weather or climate patterns, the timing and rate of melting and other uncontrollable weather related factors affecting precipitation, or potential dam failure could result in volatility of hydroelectric plant revenues. There is an increasing level of regulation respecting the use, treatment, rate of flow and discharge of water, and respecting the licensing of water rights. A continued tightening of such regulations could have a material adverse effect on the Partnership's business, financial condition and results of operation.

        The Partnership's five Ontario plants (namely, Nipigon, Kapuskasing, North Bay, Calstock and Tunis) also generate electricity in part from the use of waste heat gases from adjoining natural gas compressor stations. Supply of the waste heat gases is secured under long-term contracts; however the availability of the waste heat gases varies depending on the output of the compressor stations along the TransCanada Canadian Mainline system, and the hosts altering those operations under the terms of a Waste Heat Optimization Agreement. In 2010, waste heat contributed to approximately 5% of power revenue at the Partnership's Ontario plants. Declining waste heat availability that began in 2007 continued through 2010 due to lower throughput on the TransCanada Canadian Mainline system and may remain lower than pre-2007 levels in the near term until throughput increases on the TransCanada Canadian Mainline system.

Commodity price risk

        The Partnership's power plant operations are susceptible to the risks associated with the uncertainty of the competitive marketplace in which the power plants operate, especially the volatility in market prices for electricity and fuel supply beyond any fixed price contract term.

        The price of fuel supplies is dependent upon a number of factors, including: the projected supply and demand for such fuel supplies; the quality of the fuel (particularly in regards to wood waste); and the cost of transporting such fuel supplies to the Partnership's facilities. Changes in any of these factors could increase the Partnership's cost of generating electricity or decrease the Partnership's revenues either of which could have a material adverse effect on the Partnership's business, financial condition and results of operation.

        Certain natural gas-fired facilities in the US have power purchase arrangements that extend beyond existing supply contracts. The failure to contract additional fuel supply at a cost that is equal to or better than existing contracted prices once existing contracts expire may lead to increased operating costs, disruptions in operations and reduced operating margins.

        Natural gas prices impact the ability of the Partnership to earn enhancement revenue and diversion sales from the curtailment of electricity production in favour of selling the unused natural gas at prevailing market prices.

Schedule II-36

        Electricity prices under the PPAs for the Naval Facilities and the Oxnard facility are based on the purchasing utilities' SRAC. The SRAC formula is determined by the California Public Utility Commission (CPUC) and is subject to adjustment. In the future, the CPUC may make adjustments to the SRAC formula to change the basis on which future electricity prices will be determined for these facilities and such adjustments, which would affect the price of electricity and/or the price the Navy may have to pay for steam, may adversely affect the value of the affected PPAs to the Partnership.

        Certain of the Partnership's PPAs have fuel cost pass through mechanisms where revenues increase (decrease) as fuel costs increase (decrease). Because these costs are flowed through, they have minimal impact on net income or cash provided by operating activities. Other facilities dispatch (operation) is subject to the competitiveness of its fuel source versus other fuel sources in the region. This primarily affects the Manchief and North Carolina facilities as well as excess energy from the Morris facility. The impact of a change in natural gas prices on the overall dispatch of the Partnership's fleet as a whole is not expected to have a material impact on cash provided by operating activities or net income of the Partnership.

Environment, health and safety risk

        The Partnership's operations are subject to federal, provincial, state and local environmental, health and safety laws, regulations and guidelines. If the Partnership fails to comply with environmental, health and safety requirements, regulators could impose penalties and fines on the Partnership or curtail its operations. The Partnership's facilities could experience incidents, malfunctions or other unplanned events that could result in spills or emissions in excess of permitted levels and result in personal injury, penalties and property damage. As environmental laws, regulations and guidelines change, the Partnership may incur unforeseen capital expenditures and operating costs in order to comply, or may be unable to comply with more stringent standards causing the Partnership to close certain facilities.

        The Partnership has implemented environmental, health and safety management programs designed to continuously improve environmental, health and safety performance and is working towards alignment with the requirements of the ISO 14001 Environmental and the ISO 18000 Health and Safety Management Systems, a set of industry guidelines to achieve effective environmental, health and safety policies and procedures.

        As the Partnership's electricity generation business is an emitter of carbon dioxide (CO2), mercury and various local air contaminants, it must comply with emerging federal, state and provincial requirements including programs to offset emissions. As additional regulation is implemented, it is likely the Partnership will incur increased costs.

        Overall, the Partnership has a good fleet of power plants from an environmental perspective. The biomass facilities significantly reduce the release of CO2 that would otherwise occur with the decomposition of wood waste. The hydro facilities are not emitters. The Ontario natural gas-fired generation facilities utilize waste heat from adjacent natural gas compressor stations that reduce the use of natural gas. The combined heat and power facilities in the US maximize the use of energy by exporting steam to site hosts as a by-product of power generation.

        The Partnership has obtained all environmental licenses, permits, approvals and other authorizations required for the operation of the power plants. Except as outlined below, the Partnership is satisfied that its operating practices are in material compliance with applicable environmental laws and regulatory requirements. The power plants are operated in an environmentally sound manner and the environmental management systems are aligned with the corporate policies and procedures of CPC.

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Canadian Federal Government—Greenhouse Gas Emissions Regulations

        On June 23, 2010, the Canadian Environment Minister announced the Government of Canada's plan for new greenhouse gas (GHG) GHG emission regulation for coal-fired electricity generation units. The proposed plan will apply a new GHG emissions performance standard to new coal-fired electricity generation units and facilitate phasing out conventional coal-fired electricity generation in an orderly manner. The regulations are anticipated to be effective July 1, 2015 and units that have commercial operation dates prior to July 1, 2015 are expected to be exempt from the regulation until they reach the end of their economic useful life. Because the proposed regulations address coal-fired generation assets they are not expected to have any negative impact on the Partnership's facilities.

Canadian Federal Government—Air Emission Regulations

        The Canadian government is considering regulations which may place stricter limits on nitrogen oxide (NOx), sulphur dioxide (SO2), mercury and particulate matter emissions from fossil fuel-fired generating stations in Canada. The Canadian Department of Environment has been working with the provincial governments and industry to develop a regulatory framework to minimize local emissions under a Comprehensive Air Management System (CAMS) and the regulations are expected to be implemented in 2013. There is insufficient information to assess the financial implication to the Partnership's operations, although as additional regulation is passed it is likely the Partnership will incur increased costs.

Ontario

        The Ontario government aims to harmonize its cap and trade program with the Western Climate Initiative (WCI), which is represented by four provinces (B.C., Ontario, Quebec and Manitoba) and eleven states. The WCI requires a 15% reduction in GHG emission levels by 2020, from those of 2005. The cap and trade system applicable to industrial facilities including electricity generation is expected to be implemented in 2012. However, the Ontario Government has not yet provided the industry specific GHG reduction targets or other program details. Accordingly, there is insufficient information to determine the impact of this proposed system on the Partnership, although as additional regulation is passed it is likely that the Partnership will incur increased costs.

British Columbia

        The Greenhouse Gas Reduction Targets Act and the Greenhouse Gas Reduction (Cap and Trade) Cap and Trade Act which were enacted in 2008, provide the statutory basis for establishing a market-based framework to reduce GHG emissions from large emitters. The BC Government aims to harmonize its cap and trade program with the WCI, similar to Ontario. The cap and trade system applicable to industrial facilities including electricity generation is expected to start in 2012 and will replace the current fuel tax. However, the BC Government has not yet provided the industry specific GHG reduction targets or other program details. Accordingly, there is insufficient information at this time to determine the impact of this proposed system on the Partnership, although as additional regulation is passed it is likely that the Partnership will incur increased costs.

US—Greenhouse Gas Regulation

        The US Environmental Protection Agency (USEPA) and the state of California have implemented mandatory GHG reporting requirements, which are expected to be met by the Partnership on their respective due dates in 2011. The USEPA is expected to regulate GHGs under the Clean Air Act (CAA) with requirements for best available control technology for new GHG sources and major modifications of existing sources. They also plan to control GHG emissions for existing and new sources through new source performance standards. The WCI, as described above under Ontario, may

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affect the operation of the Partnership's four facilities in California and the Frederickson facility in Washington.

        California's proposed Cap and Trade program to control GHGs aims to cut the state's GHG emissions to 1990 levels by 2020 with further reductions each year thereafter. The initial phase of the program will apply to electric generation and large industrial units and is expected to be effective in January 2012, but the proposal's GHG emission allocation methodology has not yet been established. On November 2, 2010, a proposition (Proposition 23) to effectively repeal the program was rejected by California voters.

        There is currently insufficient information to determine the impact of the proposed regulations on the Partnership, however if additional regulations are passed it is likely that the Partnership will incur increased costs.

US—Air Emission Regulations

        In July, 2010, USEPA proposed the Clean Air Transport Rule (CATR) to replace the Clean Air Interstate Rule. CATR proposes to reduce the amount of NOx and SO2 emissions from electric generating units that are transported in the air to down-wind states. CATR proposes emission reductions sufficient to contribute to reducing NOx and SO2 measures below the ambient air quality standards in those down-wind states. The CATR proposals are also expected to significantly limit emissions trading.

        CATR only applies to units of generating facilities with a capacity of 25 MW or more, although it may be extended to other facilities when it is re-evaluated in 2014. Cogeneration facilities and units not providing electricity for sale on the electricity grid are also exempt. The Partnership units that may be impacted are Roxboro, Southport, and Morris, however, there is insufficient information to understand the implications of the proposed regulations.

        There is currently insufficient information to determine the impact of these air emission proposed regulations on the Partnership, however if additional regulations are passed it is likely that the Partnership will incur increased costs.

        In 2010, the USEPA proposed new air toxics standards, including standards for mercury, for industrial boilers (Boiler MACT) and for coal and oil-fired electric generating units. However, the state of North Carolina issued a maximum available control technology permit to the Partnership under the CAA, which precludes the application of these proposed new standards to its North Carolina facilities. In addition, based on the fuel mix and newly installed controls at the Partnership's North Carolina facilities, the Partnership does not anticipate the need for further mercury or other hazardous emissions controls at these facilities.

US—Comprehensive Environmental Response, Compensation and Liability Act (CERCLA)

        CERCLA, also referred to as Superfund, requires investigation and remediation of sites where there has been a release or threatened release of hazardous substances. It also authorizes the USEPA to take response actions at Superfund sites, including ordering parties who are potentially responsible for the release to pay for their actions. Many states have similar laws. CERCLA defines potentially responsible broadly to include past and present owners and operators, as well as generators, of wastes sent to a site. The Partnership is currently not subject to any material liability for any Superfund matters. However, the Partnership generates certain wastes, including hazardous wastes, and sends certain of its wastes to third party waste disposal sites. As a result, there can be no assurance that the Partnership will not incur a liability under CERCLA in the future.

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Acquisition and development risk

        The ability of the Partnership to sustain current cash flow is subject to the Partnership finding cash accretive investments to replace potential future declines in cash flow as contracts expire and may not be replaced under similar terms. The acquisition of power generation companies and assets is subject to substantial risks, including the failure to identify material problems during due diligence, the risk of over-paying for assets and the inability to arrange financing for an acquisition as may be required or desired. Despite extensive due diligence procedures prior to any acquisition, there can be no assurances that any future acquisitions will perform as expected or that the returns from such acquisitions will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

        Development of power generation facilities is subject to substantial risks, including various engineering, construction, stakeholder, government and environmental risks. Generally, in developing a power generation facility, there are numerous tasks the Partnership must complete, including: government permits and approvals; site agreements and construction contracts; access to power grids and electrical transmission agreements; fuel supply and transportation agreements; equipment; and financing. There can be no assurance that the Partnership will be successful in completing such tasks on a timely basis or at all. The development and future operation of power generation facilities can be adversely affected by changes in government policy and regulation, environmental concerns, increases in capital costs, increases in interest rates, competition in the industry, labour availability, labour disputes, increases in material costs and other matters beyond the direct control of the Partnership.

        In the event that a project is not completed or does not operate at anticipated performance levels, the Partnership may not be able to recover its investment, materially and adversely affecting the Partnership's financial position, operating results and business.

        The Partnership attempts to mitigate these risks by performing detailed project analyses and due diligence prior to and during construction or acquisition. Corrective actions are taken when necessary to increase the likelihood of investment recovery. The Partnership also seeks to enter into favourable long-term contracts for the projects' output whenever possible.

Government and political risk

        The Partnership is subject to risks associated with changes in federal, provincial, state or local laws, regulations and permitting requirements. It is not possible to predict changes in laws or regulations that could impact the Partnership's operations, income tax status or ability to renew permits, as required. The introduction of price caps or, in the case of Ontario, the continuation of price caps, may suppress price increases under the Partnership's PPAs. The upcoming leadership races and provincial elections in British Columbia and Ontario may result in changes in energy or environmental policy that could impact the Partnerships operations.

Foreign exchange risk

        The Partnership owns and operates power facilities in the US, has borrowings outstanding that are denominated in US dollars and has net cash flow that is generated in US dollars. Therefore, fluctuations in the exchange rate between the US dollar and the Canadian dollar could impact the Partnership's income and cash flows and have an adverse effect on financial performance and condition.

        The Partnership manages the foreign exchange risk of its future anticipated US dollar-denominated cash flows from its US plants net of debt service obligations on US dollar borrowings through the use of foreign exchange contracts for periods up to seven years. At December 31, 2010, US$308.9 million had been economically hedged for 2011 to 2016 at a weighted average exchange rate of 1.13 per US $1.00.

Schedule II-40

        By year, the amounts hedged and average rates are as follows:

	2011	2012	2013	2014	2015	2016
Forward foreign exchange sales (milions of US dollars)	57.7	56.0	54.7	54.8	44.8	40.9
Average exchange rate (US / CDN)	1.15	1.13	1.18	1.10	1.17	1.05

Qualifying facility status risk

        Similar to being dependent on counterparties for steam sales, certain US facilities are also dependent on their QF status. The loss of QF status could have adverse consequences to the Partnership and the facility could become subject to rate regulation by FERC under the US Federal Power Act and additional state regulation. Loss of QF status could also trigger defaults under covenants to maintain QF status in the facilities' PPAs, SPAs and financing agreements and result in termination, penalties or acceleration of indebtedness under such agreements. Loss of QF status on a retroactive basis could lead to, among other things, fines and penalties or claims by a utility customer for a refund of payments previously made and the Partnership cannot provide assurance that the costs incurred in connection with the facility could be recovered through sales to other purchasers. If a steam host facility were to become insolvent, it could result in the loss of QF status if operations cease.

Conflict of interest risk related to the Partnership's relationship with CPC

        As a result of CPC's relationship with the Partnership, certain conflicts of interest could arise from time to time in which the Partnership's interests are not aligned with those of CPC. For example, the strategic review may result in a situation in which the same potential alternatives do not serve the best interests of both parties equally.

        The Partnership's terms of reference for the board of directors of the General Partner denotes that the board of directors shall be composed of not more than eight members, at least four of whom shall be independent directors who are not officers, directors or employees of CPC or its affiliates and are free from any direct or indirect interest, any business or other relationship that could interfere with a director's independence or ability to act in the best interests of the General Partner and the Partnership. There are four senior officers of CPC who are members of the General Partner's board of directors and are not considered independent. The Chairman, who is an executive officer of CPC, has a casting vote in case of a tie vote at any meeting of the board of directors. Any non-arms' length agreements are evaluated and monitored solely by a committee of independent directors of the Partnership. Further a committee of the independent directors, referred to as the Special Committee, was established to review and consider on behalf of the Partnership potential alternatives for the restructuring of the relationship between CPC and the Partnership.

Tax risk

        On December 15, 2008, the fifth protocol to the US-Canada Income Tax Treaty (Treaty) entered into force. The protocol contains extensive changes to the current Treaty. Although the Treaty contains positive changes such as the elimination of non-resident withholding tax on interest, it also included the addition of a treaty denial provision applicable to payments obtained from or through certain hybrid entities. The treaty denial provision was effective January 1, 2010. While the Partnership does not expect to be immediately impacted by the treaty denial provision, the provision could negatively impact the Partnership's ability to repatriate future profits arising from US operations to Canada.

        Over the last several years, numerous proposals have been made to tighten the US rules (Earnings Stripping Rules) with respect to the deductibility of interest paid by US corporations to, or guaranteed by related parties, who do not fully pay US tax on such interest income. On November 28, 2007, the US Treasury Department issued a report on three international tax issues including the Earnings

Schedule II-41

Stripping Rules that concluded that broad based tightening of the Earnings Stripping Rules was warranted. On February 1, 2010, the President of the US transmitted the 2011 Budget to the Congress. The Budget includes measures proposing to tighten for certain entities only the Earnings Stripping Rules effective for tax periods beginning after December 31, 2010. The measures need passage by both houses of Congress before they are enacted but assuming they are substantively enacted as proposed, the measures are not expected to apply to the Partnership or its subsidiaries.

        The Partnership's operations are complex and the computation of the provision for income taxes involves tax interpretations, regulations, and legislation that are continually changing. In addition, the Partnership's tax filings are subject to audit by taxation authorities. While the Partnership believes that its tax filings have been made in accordance with all such tax interpretations, regulations, and legislation, the Partnership cannot guarantee that it will not have disagreements with the Canada Revenue Agency or other taxation authorities with respect to the Partnership's tax filings. Future changes in tax legislation, not limited to changes or potential changes discussed above may have an adverse impact on the Partnership, its Unitholders and the value of the Units.

        The Partnership monitors the development of any potential changes in tax legislation in order to manage the risks by proactively planning for any changes.

Counterparty credit risk

        Counterparty credit risk is the possible financial loss associated with the potential inability of counterparties to satisfy their contractual obligations to the Partnership, including payment and performance. In the event of default by a purchasing counterparty, existing PPAs and SPAs may not be replaceable on similar terms, particularly those agreements that have favourable pricing for the Partnership relative to their current markets. The Partnership is also dependant upon counterparties with respect to its cogeneration hosts and suppliers of fuel to its plants. Failure of any such counterparties could impact the operations of some of the Partnership's plants and could adversely impact the Partnership's financial results. In the wholesale electricity market, should a counterparty default, the Partnership may not be able to effectively replace such counterparty in order to manage short or long electricity positions, resulting in reduced revenues or increased power costs. Furthermore, a prolonged deterioration in economic conditions, such as the recent economic recession, could increase the foregoing risks and could have a material adverse affect on the Partnership.

        Counterparty credit risk is managed by making appropriate credit assessments of counterparties on an ongoing basis, dealing with creditworthy counterparties, diversifying the risk by using several counterparties and where appropriate and contractually allowed, requiring the counterparty to provide appropriate security.

Weather and catastrophic event risk

        Weather conditions and other unforeseen natural events could force the Partnership's facilities to cease operations which could adversely affect the Partnership.

        A natural disaster or other catastrophic event, such as an earthquake, hurricane, fire, explosion, flood, severe storm, terrorist attack or other comparable event at any of the Partnership's facilities, or to supplying pipelines or transmission lines could disrupt operations at or cause substantial damage to such facilities. While the Partnership has obtained insurance, including earthquake insurance, to mitigate financial costs arising from such events, there is no assurance that such insurance will fully cover such risks and costs or will continue to be available to the Partnership on terms which are commercially reasonable.

Schedule II-42

 Risks associated with strategic review

        The outcome of the strategic review of alternatives may not meet market expectations and may impact the value of the Partnership units.

General economic conditions and business environment

        In addition to all of the risks previously enumerated the Partnership is subject to adverse changes in its markets and general economic conditions. The Partnership is exposed to risks associated with the development and retention of a qualified workforce, technology, fluctuations in foreign exchange or interest rates, market competition, lawsuits, risks that are not fully covered by our various insurance policies, risks of a pandemic or the risk that the Partnership is unable to comply with the changes to the new IFRS reporting requirements on a timely basis. These risks could have an adverse impact on the Partnership's business, prospects, financial condition, results of operation or cash flows.

Preferred Share guarantee—unit distribution risk

        The Series 1 Shares, Series 2 Shares and Series 3 Shares are fully and unconditionally guaranteed by the Partnership on a subordinated basis as to (i) payment of dividends, as and when declared, (ii) payment of amounts due on redemption of the Series 1 Shares, Series 2 Shares and Series 3 Shares, and (iii) payment of amounts due on liquidation, dissolution or winding up of CPI Preferred Equity Ltd. (CPEL).

        As long as the declaration or payment of dividends on the Series 1 Shares, Series 2 Shares or Series 3 Shares is in arrears, the Partnership will not make any distributions on the Units. The market value of the Units may decline if the Partnership is unable to meet its cash distribution targets in the future, and that decline may be significant.

Structural subordination risk

        The right of the Partnership, as a shareholder of any of its subsidiaries, to realize on the assets of a subsidiary in the event of the bankruptcy or insolvency of the subsidiary would be subordinate to the rights of unsubordinated creditors of such subsidiary, holders of unsubordinated preferred shares of such subsidiary, including the Series 1 Shares, Series 2 Shares and Series 3 Shares of CPEL, and claimants preferred by statute.

Limited liability risk

        A unitholder may lose the protection of limited liability if it takes part in the management or control of the business of the Partnership or does not comply with applicable legislation governing limited partnerships.

        There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the above described or unforeseen risks.

OUTLOOK

        Changes in the Partnership's outlook that may result from the review of its strategic alternatives will depend on the outcome of this process. The process to review strategic alternatives is ongoing and the Partnership anticipates it will be able to provide an update in the second quarter of 2011. During the process to review the strategic alternatives it is anticipated that the Partnership will continue to provide the same amount of monthly distributions to its unitholders, maintain the same investor proposition supported by its high quality portfolio of contracted power assets and continue to deliver on business plan priorities.

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        The long-term outlook for the Partnership has not changed substantially from prior reporting periods. Our assets and contracts are expected to provide long-term stable cash flows. While the Partnership is now subject to Canadian SIFT taxes, the Partnership does not expect to make any material cash income tax payments until 2015 or 2016 in both Canada and the US, due to tax attributes consisting primarily of tax losses and undepreciated capital cost pools available to the Partnership to deduct against future taxable income.

        The Partnership expects cash provided by operating activities before working capital changes in 2011 will be higher than in 2010 as the Partnership benefits from the reinvestment in its plants, such as the Oxnard turbine replacement and North Carolina enhancement projects. The anticipated increase in cash provided by operating activities is primarily the result of expected higher dispatch and better terms in new PPAs at the North Carolina plants and higher contracted prices on foreign exchange contracts that will settle in 2011 versus 2010. Partially offsetting these increases is an anticipated increase in natural gas transportation cost at the Ontario plants of $4 million in 2011 compared to 2010 as a result of higher tolls on the TransCanada Canadian Mainline. The Partnership continues to face uncertainty in respect of the timing of finalization and terms of new PPAs for the North Carolina facilities.

        The Partnership continues to expect that current annual distributions of $1.76 per unit can be maintained until the end of 2014, based on its current strategy which may change depending on the outcome of the Partnership's review of its strategic alternatives. The ability of the Partnership to sustain cash flows to 2014 and beyond is subject to a number of risks and uncertainties including:

  •
  the ability to secure new contracts and the terms of such new contracts that replace contracts that expire, particularly at the Ontario facilities as a result of the uncertain outlook for waste heat availability and electricity demand;

  •
  the final PPA terms for the North Carolina facilities;

  •
  finding and successfully executing cash accretive investments;

  •
  ability to secure wood waste on a cost effective basis, particularly in Ontario; and

  •
  changes to repayment terms in new agreements that replace financing agreements that expire.

        The Partnership expects maintenance capital expenditures in 2011 to be $7 million to $9 million higher than in 2010. Maintenance capital expenditures in 2010 of $17 million were below the Partnerships long-term expectations of $20 million to $22 million.

        The PPAs for the North Carolina facilities expired on December 31, 2009. The Partnership initiated an arbitration process with the NCUC seeking long-term PPAs with pricing terms consistent with Progress's actual avoided costs. The NCUC issued a decision in January 2011 setting out guidelines for the new PPAs (see Significant Events—Arbitration ruling for North Carolina plants and completion of enhancement project). The Partnership is negotiating terms of the new PPA with Progress. While the NCUC ruling supported the majority of the Partnership's positions, it did not completely align with the Partnership's economic projections. Accretion for the enhancement project at the North Carolina facilities will be significantly lower than the $0.10 per unit previously disclosed. The Partnership will specifically quantify and disclose the project's financial expectations once PPA terms have been finalized, which is expected to be in the second quarter.

        In the fourth quarter of 2010, the Partnership completed the final phase of the enhancement project on the North Carolina facilities designed to reduce environmental emissions and improve economic performance by increasing the use of tire-derived fuel and wood waste in the fuel mix. Project costs incurred to December 31, 2010 were US$82 million with an additional US$5 million to be spent in 2011 on access roads and final testing. The Partnership had anticipated a reduction in the capacity of Southport and Roxboro to approximately 88 megawatts (MW) and 46 MW respectively as a result of the increased use of wood waste and tire-derived fuel. The reduction in the capacity levels as

Schedule II-44

a result of the change to a greater level of wood waste and tire-derived fuel in the fuel mix may be greater than previously expected. Recent testing indicates the plants may only be able to achieve capacities of 84-87 MW at Southport and 42-44 MW at Roxboro based on the targeted fuel mix. Management is assessing whether a shortfall in capacity can be practically resolved.

        The Partnership has the option to extend the Nipigon PPA for an additional 10 years beyond the end of the current term in 2012 with the same financial terms, which removes the near-term recontracting risk at this facility.

        The Morris facility has participated in capacity auctions in the PJM market for the 100 MW of its capacity that exceeds Equistar's requirements. The capacity is currently sold to Exelon Generation Company, LLC under a contract that expires in April 2011. Capacity has been sold from May 2011 to April 2014. Auction prices are lower than the Exelon contract and as a result capacity revenue will be approximately $2 million lower in 2011 and $4 million to $5 million lower in 2012 and 2013 compared to 2010.

Schedule II-45

 QUARTERLY INFORMATION
Selected Quarterly and Annual Consolidated Financial Data

	2010
Three months ended	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Total
(millions of dollars except unit and per unit amounts)
Revenues
Ontario plants	44.2	30.1	29.3	39.6	143.2
Williams Lake	11.1	11.3	11.9	7.9	42.2
BC hydroelectric plants	4.1	6.4	4.7	4.6	19.8
Northwest US plants	14.9	14.3	14.8	13.7	57.7
California plants	23.6	23.3	31.8	33.9	112.6
Curtis Palmer	10.5	7.9	5.8	12.7	36.9
Northeast US natural gas plants	21.4	14.8	20.5	16.1	72.8
North Carolina plants	8.1	7.6	10.3	10.2	36.2
PERC management	0.9	0.8	0.8	0.7	3.2
Fair value changes on foreign exchange contracts	5.4	(19.2)	10.8	10.8	7.8

	144.2	97.3	140.7	150.2	532.4

Operating Margin(1)
Ontario plants	19.3	6.6	5.4	14.7	46.0
Williams Lake	7.1	5.6	8.1	3.5	24.3
BC hydroelectric plants	3.0	5.3	3.0	3.5	14.8
Northwest US plants	9.5	8.4	8.6	7.7	34.2
California plants	3.2	9.2	14.9	1.1	28.4
Curtis Palmer	9.1	6.6	4.4	11.4	31.5
Northeast US natural gas plants	4.1	3.9	6.4	3.0	17.4
North Carolina plants	(1.9)	(1.7)	(0.5)	(3.2)	(7.3)
PERC management fees	0.7	0.4	0.5	0.2	1.8
Fair value changes on foreign exchange contracts	5.4	(19.2)	10.8	10.8	7.8
Fair value changes on natural gas supply contracts	(8.6)	1.4	(4.9)	0.7	(11.4)

	50.9	26.5	56.7	53.4	187.5
Other costs
Depreciation, amortization and accretion	23.5	26.3	25.1	23.4	98.3
Financial charges and other, net	11.0	8.0	10.6	10.5	40.1
Management and administration	4.0	1.6	5.3	3.0	13.9

	38.5	35.9	41.0	36.9	152.3
Net income (loss) from continuing operations before income tax and preferred share dividends	12.4	(9.4)	15.7	16.5	35.2
Income tax expense (recovery)	(5.5)	(4.0)	1.7	(1.6)	(9.4)
Preferred share dividends of a subsidiary company	3.6	3.6	3.4	3.5	14.1

Net income (loss) from continuing operations	14.3	(9.0)	10.6	14.6	30.5

Per unit	$0.26	$(0.16)	$0.19	$0.26	$0.55

Cash provided by operating activities of continuing operations	37.5	7.4	35.3	37.6	117.8
Per unit(1)	$0.82	$0.14	$0.64	$0.68	$2.14
Distributions	23.9	24.2	24.3	24.5	96.9
Per unit	$0.44	$0.44	$0.44	$0.44	$1.76
Capital Expenditures	4.6	8.2	8.7	6.8	28.3
Weighted Average Units Outstanding (millions)	54.3	54.7	55.2	55.6	55.0

(1)
The selected quarterly and annual consolidated financial data has been prepared in accordance with Canadian generally accepted accounting principles except for operating margin and cash provided by operating activities per unit. See Non-GAAP Measures.

Schedule II-46

QUARTERLY INFORMATION
Selected Quarterly and Annual Consolidated Financial Data

	2009
Three months ended	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Total
(millions of dollars except unit and per unit amounts)
Revenues
Ontario plants	43.7	32.5	29.0	40.2	145.4
Williams Lake	11.0	10.1	10.8	11.0	42.9
BC hydroelectric plants	2.5	5.5	2.9	4.8	15.7
Northwest US plants	15.7	16.4	15.6	15.4	63.1
California plants	21.8	24.7	29.4	21.1	97.0
Curtis Palmer	10.2	13.0	6.9	12.0	42.1
Northeast US natural gas plants(2)	27.5	21.4	21.0	20.7	90.6
North Carolina plants	10.5	6.7	6.2	3.9	27.3
PERC management fees	0.9	1.0	1.0	0.7	3.6
Fair value changes on foreign exchange contracts	(16.2)	33.9	32.7	8.4	58.8

	127.6	165.2	155.5	138.2	586.5

Operating Margin(1)
Ontario plants	19.8	9.7	7.2	16.0	52.7
Williams Lake	6.9	5.8	8.4	6.7	27.8
BC hydroelectric plants	1.5	4.4	1.6	3.6	11.1
Northwest US plants	8.9	9.3	9.0	9.5	36.7
California plants	1.5	9.5	15.8	3.0	29.8
Curtis Palmer	8.7	11.6	5.4	10.6	36.3
Northeast US natural gas plants(2)	3.9	4.7	6.3	3.5	18.4
North Carolina plants	(2.3)	(3.2)	(0.9)	(3.6)	(10.0)
PERC management	0.6	0.7	0.6	0.6	2.5
Fair value changes on foreign exchange contracts	(16.2)	33.9	32.7	8.4	58.8
Fair value changes on natural gas supply contracts	(34.1)	1.3	(20.2)	0.6	(52.4)

	(0.8)	87.7	65.9	58.9	211.7
Other costs
Depreciation, amortization and accretion	23.8	23.3	22.9	23.3	93.3
Financial charges and other, net	13.1	11.2	11.1	11.0	46.4
Management and administration	4.3	2.9	3.7	4.3	15.2

	41.2	37.4	37.7	38.6	154.9
Net income (loss) from continuing operations before income tax and preferred share dividends	(42.0)	50.3	28.2	20.3	56.8
Income tax expense (recovery)	(11.0)	6.3	(4.2)	—	(8.9)
Preferred share dividends of a subsidiary company	1.6	1.7	1.7	2.9	7.9

Net income (loss) from continuing operations	(32.6)	42.3	30.7	17.4	57.8

Per unit	$(0.60)	$0.78	$0.57	$0.32	$1.07

Cash provided by operating activities of continuing operations(3)	33.7	33.1	33.8	33.9	134.5
Per unit(1)	$0.63	$0.61	$0.63	$0.63	$2.50
Distributions	34.0	23.7	23.7	23.8	105.2
Per unit	$0.63	$0.44	$0.44	$0.44	$1.95
Capital Expenditures(3)	17.0	25.9	33.0	24.8	100.7
Weighted Average Units Outstanding (millions)	53.9	53.9	53.9	54.0	53.9

(1)
The selected quarterly and annual consolidated financial data has been prepared in accordance with Canadian generally accepted accounting principles except for operating margin and cash provided by operating activities per unit. See Non-GAAP Measures.

(2)
Restated to reflect the operations of Castleton as discontinued operations. Castleton sold in May 2009.

(3)
The Partnership made an immaterial adjustment to the 2009 financial statements to reflect the reclassification of $5.2 million of property, plant and equipment to inventory resulting in a decrease in cash provided by operating activities and capital expenditures in the fourth quarter. There was no impact to net earnings resulting from this adjustment.

Schedule II-47

Operating Margin(1) and Plant Output

	Three months ended December 31				Year ended December 31
(millions of dollars except GWh)	GWh	2010	GWh	2009	GWh	2010	GWh	2009
Ontario plants	365	14.7	352	16.0	1,276	46.0	1,330	52.7
Williams Lake	144	3.5	146	6.7	560	24.3	362	27.8
BC hydroelectric plants	66	3.5	70	3.6	306	14.8	232	11.1
Northwest US plants	133	7.7	293	9.5	741	34.2	990	36.7
California plants	237	1.1	274	3.0	935	28.4	971	29.8
Curtis Palmer	120	11.4	108	10.6	333	31.5	356	36.3
Northeast US natural gas plants(2)	157	3.0	158	3.5	604	17.4	657	18.4
North Carolina plants	88	(3.2)	4	(3.6)	258	(7.3)	65	(10.0)
PERC management	—	0.2	—	0.6	—	1.8	—	2.5
Fair value changes	—	11.5	—	9.0	—	(3.6)	—	6.4

	1,310	53.4	1,405	58.9	5,013	187.5	4,963	211.7

	Three months ended December 31		Year ended December 31
Weighted Average Plant Availability(1)	2010	2009	2010	2009
Ontario plants	99%	96%	95%	93%
Williams Lake	98%	100%	96%	98%
BC hydroelectric plants	98%	87%	91%	86%
Northwest US plants	97%	96%	94%	97%
California plants	94%	99%	91%	93%
Curtis Palmer	100%	100%	100%	94%
Northeast US natural gas plants(2)	99%	99%	98%	99%
North Carolina plants	93%	56%	93%	69%

Weighted Average Total	97%	92%	95%	92%

(1)
Operating margin is a non-GAAP financial measure. See Non-GAAP Measures.

(2)
Plant availability represents the percentage of time in the period that the plant is available to generate power, whether actually running or not, and is reduced by planned and unplanned outages.

(3)
Restated to reflect the operations of Castleton as discontinued operations. Castleton was sold in May 2009.

Factors impacting quarterly financial results

        The Partnership's Selected Quarterly Financial Data, which has been prepared in accordance with GAAP, except as noted, is set out above. Quarterly revenues, net income and cash provided by operating activities are affected by seasonal contract pricing, seasonal weather conditions, fluctuations in US dollar exchange rates relative to the Canadian dollar, attainment of firm energy requirements, natural gas prices, waste heat availability and planned and unplanned plant outages, as well as items outside of the normal course of operations. Quarterly net income is also affected by fair value changes in foreign exchange contracts and natural gas supply contracts.

        The Partnership's cash flow tends to be relatively stable over the year with seasonal fluctuations at the individual facilities. Under the power sales contracts for the Ontario plants, the Partnership receives

Schedule II-48

higher per MWh prices in the winter months (October to March) and lower prices in the summer months (April to September). The lower summer prices reduce the threshold for economic curtailments thereby increasing the profitability of enhancements, natural gas prices being equal. Contributions from Williams Lake are usually lower in the fourth quarter once the annual firm energy requirements are fulfilled and the plant is only producing lower-priced excess energy. The Naval facilities earn approximately 75% of their capacity revenue during the summer peak demand months and all the California plants can earn performance bonuses during these months. Revenues from the hydroelectric facilities are generally higher in the spring months due to seasonally higher water flows.

        Significant items which impacted the last eight quarters' net income were as follows:

        The Partnership recorded gains on the change in the fair value of the natural gas supply contracts in the second and fourth quarters of 2009 and the second quarter of 2010. Losses were recorded in the first and third quarters of 2009 and the first, third and fourth quarters of 2010.

        Unrealized fair value changes on foreign exchange contracts resulted in gains in the second, third and fourth quarters of 2009 and the first, third and fourth quarters of 2010. Losses were recorded in the first quarter of 2009 and the second quarter of 2010.

Factors impacting the fourth quarter financial results

        The Partnership reported cash provided by operating activities of continuing operations of $37.6 million or $0.68 per unit for the three months ended December 31, 2010 compared to $33.9 million or $0.63 per unit for the same period in 2009. Cash provided by operating activities per unit is defined previously under Non-GAAP Measures. The $3.7 million increase in cash provided by operating activities of continuing operations for the three months ended December 31, 2010 compared to the same period in 2009 is primarily due to the following:

  •
  A decrease in working capital of $11.7 million in the three months ended December 31, 2010 compared to an increase of $1.4 million for the same period in 2009. Working capital decreased in 2010 primarily due to the timing of payments and receipts.

        Increases were partially offset by the following:

  •
  Operating margin at Williams Lake was $3.2 million lower due to lower excess energy prices;

  •
  Operating margin at Manchief was $1.1 million lower due to lower dispatch in 2010 due to fewer outages at other plants in the region and lower prices on the foreign exchange contracts that settled in 2010; and

  •
  In the fourth quarter of 2009, $3.5 million of deferred revenue related to the first nine months of 2009 was included cash provided by operating activities before changes in working capital. Prior to the fourth quarter of 2009, the revenue deferral was included in changes in working capital.

        Revenue for the three month period ended December 31, 2010 was $150.2 million compared to $138.2 for the same period in 2009. The increase was primarily due to higher revenues at the North Carolina plants as a result of higher dispatch and higher revenues at Oxnard in 2010 compared to 2009 as the completion of the turbine upgrade was considered to be sold to SCE in exchange for a long-term receivable in 2010.

        The Partnership reported net income from continuing operations of $14.6 million or $0.26 per unit for the three months ended December 31, 2010 compared to $17.4 million or $0.32 per unit for the same period in 2009. Net income from continuing operations decreased by $2.8 million primarily due to lower operating margins at Williams Lake and Manchief.

Schedule II-49

 FORWARD-LOOKING INFORMATION

        Certain information in this MD&A is forward-looking and related to anticipated financial performance, events and strategies. When used in this context, words such as "will", "anticipate", "believe", "plan", "intend", "target" and "expect" or similar words suggest future outcomes. By their nature, such statements are subject to significant risks, assumptions and uncertainties, which could cause the Partnership's actual results and experience to be materially different than the anticipated results. In particular, forward-looking information and statements include: (i) the sustainability of distributions, (ii) planned capital expenditures at Southport in 2011 and the anticipated total cost of the Southport and Roxboro enhancement project, including capacity levels, (iii) anticipated completion of the Southport facility modifications and the impact of the Southport and Roxboro facility modifications on the operation and economic performance of the facilities and their emissions (iv) expectations regarding the Partnership's cash provided by operating activities, capital expenditures and working capital in 2011 and distributions relative to net income in 2011, (v) expectations regarding the time at which the Partnership make material cash income tax payments, (vi) expectations on the throughput on the TransCanada Canadian Mainline and related expectations regarding waste heat availability at the Ontario facilities, (vii) expectations regarding the financing of the Partnership's capital expenditures, (viii) expectations with respect to maintaining the current distribution levels until the end of 2014, (ix) expectations in respect of new PPAs at the North Carolina facilities, including timing for their being finalized, and expectations with respect to the Partnership's long-term outlook for the North Carolina plants, including in respect of accretion from the enhancement project at the North Carolina plants, (x) expected maintenance capital spending of $24 million to $26 million in 2011 and expectations that over a five year planning cycle maintenance capital expenditures will average $20 million to $22 million annually for the Partnership's existing facilities, (xi) expectations regarding the introduction of new emissions regulation and the costs to comply with, and other impacts of, current and anticipated emissions regulation, (xii) the expected impact of transition to IFRS including with respect of specific balances identified under Future Accounting Standards—International Financial Reporting Standards, (xiii) expectations of the timing of the process to review strategic alternatives and expectations that the Partnership will seek growth opportunities that fit the Partnership's strategy and deliver on business plan priorities, (xiv) the monthly distributions of the Partnership while the strategic review process is underway, (xv) expectations for capacity revenues at the Morris facility in 2011, 2012 and 2013, (xvi) expected future payment obligations under various agreements and in respect of asset retirement obligations, and (xvii) expected changes in the transportation costs on the TransCanada Canadian Mainline.

        These statements are based on certain assumptions and analysis made by the Partnership in light of its experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. The material factors and assumptions used to develop these forward-looking statements include, but are not limited to: (i) the Partnership's operations, financial position, available credit facilities and access to capital markets, (ii) the Partnership's assessment of commodity, currency and power markets, (iii) the markets and regulatory environment in which the Partnership's facilities operate, (iv) the state of capital markets, (v) management's analysis of applicable tax legislation, (vi) the assumption that the currently applicable and proposed tax laws will not change and will be implemented, (vii) the assumption that counterparties to fuel supply, power purchase and other agreements will continue to perform their obligations under the agreements taking account of the matters described herein, (viii) that current expectations regarding throughput on the TransCanada Canadian Mainline will continue, (ix) the level of plant availability and dispatch, (x) the performance of contractors and suppliers, (xi) the renewal or replacement and terms of PPAs including the terms and timing of new PPAs at the North Carolina facilities, (xii) the ability of the Partnership to successfully realize the benefits of its capital projects, (xiii) the ability of the Partnership to implement its strategic initiatives and whether such initiatives will yield the expected benefits, (xiv) expected water flows, (xv) the ability of the Partnership to adequately

Schedule II-50

source alterative sources of supply of wood waste, (xvi) currently applicable and proposed environmental regulation will be implemented, (xvii) the ability to manage the transition to IFRS, (xviii) the Partnership's assessment of the strategic alternatives that may be available to it, and (xix) factors and assumptions noted under Outlook in respect of the forward looking statements and information noted in that section.

        Whether actual results, performance or achievements will conform to the Partnership's expectations and predictions is subject to a number of known and unknown risks and uncertainties which could cause actual results to differ materially from the Partnership's expectations. Such risks and uncertainties include, but are not limited to risks relating to (i) the operation of the Partnership's facilities, (ii) plant availability and performance, (iii) the availability and price of energy commodities including natural gas and wood waste, (iv) the performance of counterparties in meeting their obligations under fuel supply, power purchase and other agreements, (v) competitive factors in the power industry, (vi) economic conditions, including in the markets served by the Partnership's facilities, (vii) changing demand for natural gas transportation on the TransCanada Canadian Mainline, (viii) ongoing compliance by the Partnership with its current debt covenants, (ix) developments within the North American capital markets, (x) the availability and cost of permanent long term financing in respect of acquisitions and investments, (xi) unanticipated maintenance and other expenditures, (xii) the Partnership's ability to successfully realize the benefits of its capital projects, (xiii) changes in regulatory and government decisions including changes to emission regulations, (xiv) waste heat availability and water flows, (xv) changes in existing and proposed tax and other legislation in Canada and the US and including changes in the Canada-US tax treaty, (xvi) the tax attributes of and implications of any acquisitions, (xvii) the availability and cost of equipment (xviii) the ability of the Partnership to adequately source alternative sources of supply of wood waste, (xix) the ability of the Partnership to obtain PPAs for the North Carolina facilities with satisfactory financial terms, (xx) the strategic review process could take more or less time than anticipated, and (xxi) risks and uncertainties noted under Outlook in respect of the forward looking statements and information noted in that section. See also Business Risks in this MD&A.
        Readers are cautioned not to place undue reliance on forward-looking statements as actual results could differ materially from the plans, expectations, estimates or intentions expressed in the forward-looking statements. Forward-looking statements are provided for the purpose of presenting information about management's current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Except as required by law, the Partnership disclaims any intention and assumes no obligation to update any forward-looking statement.

Schedule II-51

 QUARTERLY UNIT TRADING INFORMATION

        The Partnership units trade on the Toronto Stock Exchange under the symbol CPA.UN.

	2010
Three months ended (unaudited)	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Annual
Unit Price
High	$18.43	$18.14	$18.85	$19.02	$19.02
Low	$15.54	$15.05	$16.03	$17.11	$15.05
Close	$17.82	$16.30	$18.75	$17.95	$17.95

Volume traded (millions)	4.8	5.1	4.2	4.4	18.5

	2009
Three months ended (unaudited)	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Annual
Unit Price
High	$18.98	$16.21	$16.30	$15.77	$18.98
Low	$12.90	$11.65	$13.62	$13.35	$11.65
Close	$13.80	$15.25	$15.26	$15.48	$15.48

Volume traded (millions)	3.3	9.2	4.3	6.2	23.0

        As at March 2, 2011, the Partnership had 56.0 million units outstanding. The weighted average number of units outstanding for the year ended December 31, 2010 was 55.0 million.

ADDITIONAL INFORMATION

        Additional information relating to Capital Power Income L.P. including the Partnership's Annual Information Form and continuous disclosure documents are available on SEDAR at www.sedar.com.

Schedule II-52

Schedule III
Management's Discussion and Analysis of CPILP
for the Three Months Ended March 31, 2011

Capital Power Income L.P.
Management's Discussion and Analysis
For the Three Months Ended March 31, 2011

        This management's discussion and analysis (MD&A) is dated April 27, 2011 and should be read in conjunction with the unaudited condensed interim consolidated financial statements of Capital Power Income L.P. (collectively with its subsidiaries, the Partnership, unless otherwise specifically stated) for the three months ended March 31, 2011 and the audited consolidated financial statements and MD&A of the Partnership for the year ended December 31, 2010. Additional information relating to the Partnership, including the 2010 Annual Information Form and other continuous disclosure documents are available on SEDAR at www.sedar.com. This discussion contains certain forward-looking information and readers are advised to read this discussion in conjunction with the cautionary statement regarding forward-looking information and statements located toward the end of this MD&A.

        CPI Income Services Ltd., the general partner of the Partnership (the General Partner), is responsible for management of the Partnership. The General Partner is a wholly-owned subsidiary of CPI Investments Inc. (Investments). EPCOR Utilities Inc. (collectively with its subsidiaries, EPCOR) owns 51 voting, non-participating shares of Investments and Capital Power Corporation (collectively with its subsidiaries, CPC) indirectly owns 49 voting, participating shares of Investments. The Board of the General Partner (the Board) declares the cash distributions to the Partnership's unitholders. The General Partner has engaged CP Regional Power Services Limited Partnership and Capital Power Operations (USA) Inc. (collectively herein, the Manager), both subsidiaries of CPC, to perform management and administrative services for the Partnership and to operate and maintain the power plants pursuant to management and operations agreements. The Audit Committee of the Board is to review and approve the interim MD&A of the Partnership in accordance with the Audit Committee's terms of reference. The Audit Committee has reviewed and approved the contents of this interim MD&A.

STRATEGY

        On October 5, 2010, the Partnership and CPC announced that the Partnership would initiate a process to review its strategic alternatives. This decision was the result of separate strategic review processes undertaken by the Special Committee of the independent directors of the Partnership to maximize value for the Partnership's unitholders and by CPC to maximize value for CPC's shareholders. The initiation of the strategic review was not in response to any proposed transaction for the Partnership and there is no assurance that it will lead to a transaction. The process to review strategic alternatives is ongoing and the Partnership anticipates it will be able to provide an update later in the second quarter of 2011. During the process to review the strategic alternatives it is anticipated that the Partnership will continue to provide the same amount of monthly distributions to its unitholders, maintain the same investor proposition supported by its high quality portfolio of contracted power assets and continue to deliver on business plan priorities.

Schedule III-1

 CONSOLIDATED RESULTS OF OPERATIONS

(millions of dollars)(unaudited)
Funds from operations for the three months ended March 31, 2010	36.9

Increase in current income taxes	(2.9)
Lower operating margin at the Ontario plants	(1.8)
Lower operating margin at the hydroelectric plants	(1.5)
Lower operating margin at the Northwest US plants	(1.3)
Lower operating margin at the California plants	(1.3)
Other	(1.3)

Funds from operations for the three months ended March 31, 2011	(26.8)

        The Partnership reported funds from operations of $26.8 million or $0.48 per unit for the quarter ended March 31, 2011 compared to $36.9 million or $0.68 per unit for the same period in 2010. Funds from operations and funds from operations per unit are defined below under Non-IFRS Measures. The $10.1 million decrease in funds from operations for the first quarter of 2011 compared to the first quarter of 2010 was primarily due to the following:

  •
  Current income taxes were higher in the first quarter of 2011 as the taxable income of the Partnership was taxed at the Partnership level in 2011 rather than in the hands of unitholders as was the case for periods prior to 2011 due to changes to the SIFT legislation becoming effective January 1, 2011. The current income taxes, other than Part VI.1 taxes on preferred share dividends, are an accrual based on first quarter taxable income and are expected to partially reverse in the second and third quarters of 2011;

  •
  The Ontario plants reported operating margin of $17.5 million for the three months ended March 31, 2011 compared to $19.3 million for the same period in 2010. The decrease was primarily due an outage at Tunis and higher wood waste costs at Calstock;

  •
  Lower operating margins at the hydroelectric facilities due to lower water volumes;

  •
  Operating margin was $1.3 million lower at the Northwest US plants primarily due to a property tax adjustment of $0.5 million in the first quarter of 2011 at Manchief and maintenance on the turbine at Greeley; and

  •
  Operating margin was $1.3 million lower at the California plants primarily due to refrigeration system maintenance at Oxnard and lower energy rates.

(millions of dollars)(unaudited)
Income attributable to equity holders of the Partnership for the three months ended March 31, 2010	12.9

Fair value changes on natural gas supply and foreign exchange contracts	4.8
Higher income tax expense	(3.7)
Lower operating margin at the Ontario plants	(1.8)
Lower operating margin at the hydroelectric plants	(1.5)
Lower operating margin at the Northwest US plants	(1.3)
Lower operating margin at the California plants	(1.3)
Other	0.3

Income attributable to equity holders of the Partnership for the three months ended March 31, 2011	(8.4)

Schedule III-2

        Income attributable to equity holders was $8.4 million or $0.15 per unit for the three months ended March 31, 2011 compared to $12.9 million or $0.24 per unit for the same period in 2010. In addition to the items described above for the change in funds from operations, the decrease in income attributable to equity holders of $4.5 million was also the result of the following:

  •
  An income tax expense of $0.1 million was recorded in the three months ended March 31, 2011 compared to an income tax recovery of $3.6 million in the same period in 2010. Tax expense increased as the taxable income of the Partnership was taxed at the Partnership level in 2011 rather than in the hands of unitholders as was the case for periods prior to 2011 due to changes to the SIFT legislation becoming effective January 1, 2011.

        Decreases were partially offset by the following:

  •
  Net gains of $2.4 million were recorded in the three months ended March 31, 2011 on changes in the fair value of the natural gas supply and foreign exchange contracts compared to net losses of $2.4 million in the same period in 2010. The majority of the changes in fair value are the result of an increase in the future price of natural gas in the three months ended March 31, 2011 compared to a decrease in the same period in 2010 partially offset by a decrease in the amount of US dollar forward foreign exchange contracts and a smaller decrease in the future prices of the US dollar relative to the Canadian dollar in the first three months of 2011 compared to the same period in 2010.

NON-IFRS MEASURES

        The Partnership uses operating margin as a performance measure, funds from operations and funds from operations per unit as cash flow measures and payout ratio as a distribution sustainability measure. These terms are not defined financial measures according to International Financial Reporting Standards (IFRS) and do not have standardized meanings prescribed by IFRS. Therefore, these measures may not be comparable to similar measures presented by other enterprises. See Changes in Accounting Policies for a discussion on IFRS.

        The Partnership uses operating margin to measure the financial performance of plants and groups of plants. A reconciliation from operating margin to income before tax is as follows:

	Three months ended March 31
(millions of dollars) (unaudited)	2011	2010
Operating margin	50.1	51.7
Deduct:
Depreciation	23.0	23.4
Administrative and other expenses	4.2	4.0
Finance costs	10.9	11.4

Income before income tax	12.0	12.9

        The Partnership uses funds from operations as a measure of cash available to fund capital expenditures, debt repayments and distributions. This measure excludes working capital changes and includes interest and current tax expense recorded during the period, rather than interest and taxes paid, as these differences are expected to be largely reversed in future periods or represent reversals

Schedule III-3

from prior periods. A reconciliation from funds from operations to cash provided by operating activities is as follows:

	Three months ended March 31
(millions of dollars) (unaudited)	2011	2010
Funds from operations	26.8	36.9
Adjustments:
Interest expense	9.8	9.6
Interest paid	(12.9)	(13.2)
Current tax expense (excludes deferred taxes)	4.3	1.4
Taxes paid	—	(1.4)
Decrease in operating working capital	1.6	4.2

Cash provided by operating activities	29.6	37.5

        Funds from operations per unit is funds from operations divided by the weighted average number of units outstanding in the period.

        Payout ratio is defined as distributions divided by funds from operations less maintenance capital expenditures. Non-maintenance capital spending has been excluded from this measure as capital expenditures related to an expansion of the productive capacity of the business represent a long-term investment beyond the maintenance capital requirements of the existing business.

        The composition of the operating margin and payout ratio used in this interim MD&A is consistent with December 31, 2010 reporting. In the first quarter of 2011, the Partnership began using funds from operations and funds from operations per unit due to presentation changes in the statement of cash flows. Previously the Partnership used cash provided by operating activities and cash provided by operating activities per unit which were $36.9 million and $0.68 per unit respectively for the three months ended March 31, 2010 excluding change in working capital, equivalent to funds from operations and funds from operations per unit.

CHANGES IN ACCOUNTING POLICIES

International Financial Reporting Standards

        The Partnership's March 31, 2011 condensed interim consolidated financial statements are the Partnership's first condensed interim consolidated financial statements prepared in accordance with IAS 34—Interim Financial Reporting under IFRS and IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied. For prior reporting periods up to and including the year ended December 31, 2010, the Partnership prepared its condensed interim consolidated financial statements in accordance with previous Canadian generally accepted accounting principles (GAAP).

        The transition to IFRS did not have a significant impact on the key financial measures used by the Partnership. Both funds from operations and operating margin excluding fair value changes are the same under GAAP and IFRS. The Partnership's debt to total capitalization ratio increased to 54% at December 31, 2010 under IFRS from 53% under GAAP.

        The following tables provide reconciliations of equity and income attributable to equity holders of the Partnership reported under GAAP to those reported under IFRS.

Schedule III-4

 Equity attributable to equity holders of the Partnership

(millions of dollars) (unaudited)	As at December 31, 2010	As at January 1, 2010
GAAP	407.7	519.5
Adjustments:
IAS 16 Property, plant and equipment	(36.8)	(36.8)
IAS 37 Provisions	(4.3)	(7.1)
IAS 36 Impairments	(67.1)	(23.7)
IFRS 1 First time adoption of IFRS	49.8	58.2
IAS 39 Financial Instruments, Recognition and Measurement	12.4	(4.9)
Deferred taxes on the IFRS adjustments	10.7	1.2
Other impacts	(2.8)	1.1

IFRS	369.6	507.5

Income attributable to equity holders of the Partnership

(millions of dollars) (unaudited)	Three months ended March 31, 2010	Twelve months ended December 31, 2010
GAAP	14.3	30.5
Adjustments:
IAS 36 Impairments	—	(46.8)
IAS 39 Financial Instruments, Recognition and Measurement	0.8	3.9
Impact on depreciation and accretion of changes in carrying values	(0.3)	(0.2)
Deferred taxes on the IFRS adjustments	(1.9)	14.3
Other impacts	—	(0.4)

IFRS	12.9	1.3

IAS 16 Property, plant and equipment (PP&E)

        IFRS are more specific with respect to the level at which component accounting is required. The appropriate components have been identified and the most significant difference from GAAP is that overhauls embedded within the initial carrying amount of a turbine must be treated as a separate component.

IAS 37 Provisions

        In accordance with IAS 37, provisions are required to be measured at the best estimate of the expected expenditure using discount rates appropriate for each liability. Under GAAP the provision was measured at fair value. The provision is to be re-measured at each reporting period for any changes in cash flow estimates, timing of decommissioning activity and discount rates. Accordingly, the Partnership re-measured its asset retirement obligations with revised discount rates for all decommissioning liabilities.

Schedule III-5

 IAS 36 Impairments

        In accordance with IAS 36, the Partnership reviewed the recoverable amount for its cash generating units (CGUs) with allocated goodwill at both the date of transition to IFRS and in the third quarter of 2010. For these CGUs, management assessed whether there were any triggering events at December 31, 2010. The recoverable amounts were calculated on a fair value less cost to sell basis, using discounted cash flow models based on the Partnership's long term planning model. Previously under GAAP, the carrying values were compared to the undiscounted cash flows first and if the undiscounted cash flows exceeded carrying value then no further steps were taken. IAS 36 also requires that impairment testing be done on a CGU level and requires that goodwill be allocated to the CGU level and included in the impairment test for each CGU. The Partnership has determined its CGUs to be at the plant level.

IFRS 1 First time adoption of IFRS

        The Partnership took the IFRS 1 election to use fair value as deemed cost for the PP&E at certain plants at January 1, 2010.

        As a result of the Partnership taking the IFRS 1 election to deem the balance for the cumulative translation amount to be $nil on January 1, 2010, the accumulated other comprehensive loss decreased by $131.9 million. This election did not have a net impact on equity attributable to equity holders of the Partnership.

IAS 39 Financial instruments: recognition and measurement

        In accordance with IAS 39, Financial Instruments: Recognition and Measurement, financial assets available for sale must be measured at fair value. Previously under GAAP, an investment was carried at the lower of historic cost and fair value while the investment is carried at fair value under IFRS. Unrealized gains or losses in the fair value of the investment are recorded in other comprehensive income.

        In accordance with IAS 39, hedge effectiveness testing must incorporate the Partnerships' credit risk, which resulted in changes in the ineffective portion of the change in the fair value of the natural gas contracts.

Schedule III-6

REVENUES, OPERATING MARGIN(1) AND PLANT OUTPUT

	Three months ended March 31
	2011			2010
(millions of dollars except GWh) (unaudited)	GWh	Revenues	Operating Margin(1)	GWh	Revenues	Operating Margin(1)
Ontario plants	337	$42.9	$17.5	373	$44.2	$19.3
Williams Lake	137	11.1	6.2	141	11.1	7.1
BC hydroelectric plants	45	3.6	2.3	58	4.1	3.0
Northwest US plants	63	13.9	8.2	141	14.9	9.5
California plants	236	17.8	1.9	250	23.6	3.2
Curtis Palmer	80	9.6	8.3	86	10.5	9.1
Northeast US natural gas plants	155	17.6	4.3	164	21.4	4.1
North Carolina plants	86	11.0	(1.6)	55	8.1	(1.9)
PERC management fees	—	0.8	0.6	—	0.9	0.7

	1,139	128.3	47.7	1,268	138.8	54.1
Fair value changes
Foreign exchange contracts	—	2.9	2.9	—	5.4	5.4
Natural gas supply contracts	—	—	(0.5)	—	—	(7.8)

	1,139	$131.2	$50.1	1,268	$144.2	$51.7

(1)
Operating margin is a non-IFRS financial measure. See Non-IFRS Measures.

	Three months ended March 31
Weighted average plant availability(1)	2011	2010
Ontario plants	90%	97%
Williams Lake	99%	98%
BC hydroelectric plants	57%	67%
Northwest US plants	98%	97%
California plants	95%	88%
Curtis Palmer	100%	100%
Northeast US natural gas plants	86%	100%
North Carolina plants	87%	89%

Weighted average total	92%	95%

(1)
Plant availability represents the percentage of time in the period that the plant is available to generate power, whether actually running or not, and is reduced by planned and unplanned outages.

        Revenues excluding fair value changes in foreign exchange contracts were $128.3 million for the three months ended March 31, 2011 compared to $138.8 million for the same period in 2010. The decrease was primarily due to lower fuel recovery revenues at the California, Kenilworth and Morris plants caused by lower natural gas supply prices and lower generation, both of which result in a decrease in fuel costs.

        Operating margin excluding fair value changes in foreign exchange and natural gas supply contracts for the three months ended March 31, 2011 decreased by $6.4 million compared to the same period in 2010. The decrease was primarily the result of lower margins at the Ontario plants as a result of an

Schedule III-7

outage at Tunis and higher wood waste costs, lower generation at the hydroelectric plants and lower operating margins at the Northwest US and California plants.

        Unrealized fair value changes in derivative instruments recorded for accounting purposes are not representative of their economic value when considering them in conjunction with the economically hedged item such as future natural gas purchases, future power sales or future US dollar cash flows.

Ontario Plants

        The Ontario plants reported operating margin of $17.5 million for the three months ended March 31, 2011 compared to $19.3 million for the same period in 2010. The decrease was primarily due to an outage at Tunis and higher wood waste costs at Calstock. The Tunis natural gas turbine experienced a forced outage in the first quarter of 2011 and is expected to return to service by the end of April 2011. The Tunis steam turbine was able to generate power from available waste heat during this period.

        Revenues from the Ontario plants were lower for the three months ended March 31, 2011 compared to the same period in 2010 due to the outage at Tunis partially offset by higher prices in power sales contracts. Revenues from waste heat were $4.4 million for the three months ended March 31, 2011 compared to $4.8 million for the same period in 2010. Revenue from waste heat in the first quarter of 2011 improved from levels experienced in the last nine months of 2010, which were $1.5 million, as a result of higher throughput on TransCanada Corporation's Canadian Mainline, the natural gas transmission line through Northern Ontario. Future throughput on the TransCanada Canadian Mainline will continue to be subject to supply and demand variances, however, the Partnership believes the decline in waste heat levelled off in 2010 as the economy has started a slow recovery. TransCanada's most recent projections of volumes for the next five years reflect a moderate increase in volumes in part attributable to TransCanada's plans to divert volumes from its Great Lakes Gas Transmission pipeline to the Canadian Mainline.

Williams Lake

        Operating margin from Williams Lake was $6.2 million for the three months ended March 31, 2011 compared to $7.1 million for the same period in 2010. The decrease was due to the sale of more excess energy and less firm energy and higher wood waste costs that were partially recovered from the plant's power purchase agreement (PPA) counterparty. Excess energy prices are lower than firm energy prices and are $42 per megawatt hour (MWh) in 2011 compared to $35 per MWh in 2010. Excess and firm energy volumes for the full year 2011 are expected to be consistent with 2010.

BC Hydroelectric Plants

        Operating margin at the BC hydroelectric plants was $2.3 million for the three months ended March 31, 2011 compared to $3.0 million for the same period in 2010. The decrease was due to lower water flows at Mamquam. Availability was lower in the first quarter of 2011 compared with 2010 due to the replacement of the runner blades and rotor shaft in one of the Mamquam turbines, partially offset by an unplanned maintenance outage at one of the units at Mamquam in 2010. The second unit at Mamquam had sufficient capacity to capture the water flows available during the first quarters of 2010 and 2011 as water flows are normally lower in the first quarter of the year.

Northwest US Plants

        Operating margin from Frederickson was $3.6 million for the three months ended March 31, 2011, a small decrease from $3.8 million for the same period in 2010.

Schedule III-8

        Operating margin from Manchief was $4.3 million for the three months ended March 31, 2011 compared to $5.1 million for the same period in 2010. The decrease was primarily due to a property tax adjustment of $0.5 million in the first quarter of 2011.

        Operating margin from Greeley was $0.3 million for the three months ended March 31, 2011 compared to $0.6 million for the same period in 2010. The decrease was primarily due to turbine maintenance costs in the first quarter of 2011.

        Generation from the Northwest US plants was lower for the three months ended March 31, 2011 compared to the same period in 2010 due to lower generation at Frederickson as a result of higher generation from hydroelectric facilities in the region in 2011.

California Plants

        Operating margin from the Naval facilities was $2.8 million for the three months ended March 31, 2011 compared to $3.7 million for the same period in 2010. The decrease was due to lower natural gas prices, which have a greater impact on revenue than cost of fuel.

        Operating margin losses from Oxnard were $0.9 million for the three months ended March 31, 2011 compared to $0.5 million for the same period in 2010. The increase in losses was due to maintenance work completed on the refrigeration system in the first quarter of 2011. For accounting purposes the Oxnard PPA with Southern California Edison Company (SCE) is considered a direct financing lease and a portion of the PPA payments received are considered principal repayments. During the three months ended March 31, 2011, $0.5 million of PPA payments were applied against the long-term receivable from SCE compared to $0.5 million for the same period in 2010. Availability was higher in the first quarter of 2011 compared with the same period in 2010 as the plant was offline for a turbine replacement project in 2010.

Curtis Palmer

        Operating margin from Curtis Palmer was $8.3 million for the three months ended March 31, 2011 compared to $9.1 million for the same period in 2010. The decrease was due to lower water flows during the period.

Northeast US Natural Gas Plants

        Operating margin from Morris was $3.3 million for the three months ended March 31, 2011, a small increase from $3.1 million for the same period in 2010.

        Operating margin from Kenilworth was $1.0 million for the three months ended March 31, 2011, consistent with $1.0 million for the same period in 2010.

        The availability of the Northeast US Natural Gas plants was lower during the three months ended March 31, 2011 compared to the same period in 2010 due to an outage at Morris to complete natural gas turbine repairs and maintenance. The other natural gas turbines and boilers at Morris had sufficient capacity to meet the plant's power and steam commitments during the outage.

North Carolina Plants

        The North Carolina plants reported operating margin losses of $1.6 million for the three months ended March 31, 2011 compared to $1.9 million for the same period in 2010. The decrease in the loss was due to higher dispatch of the plants in the first quarter of 2011 partially offset by turbine and boiler maintenance at Southport in the first quarter of 2011.

        In March 2011, the Partnership executed an interim power purchase agreement (Interim PPA) with Progress Energy Inc. for the Partnership's two North Carolina facilities that will be in effect to the

Schedule III-9

earlier of replacement with long term power purchase agreements (Long-Term PPAs) or July 31, 2011. The terms of the Interim PPA, effective April 1, 2011, follow the guidelines set forth in the January 26, 2011 Order on Arbitration issued by the North Carolina Utilities Commission but are not binding on the terms of the expected Long-Term PPAs.

Fair value changes

        Unrealized gains on foreign exchange contracts were $2.9 million for the three months ended March 31, 2011 compared to $5.4 million reported for the same period in 2010. The changes in fair value were primarily due to a decrease in the amount of US dollar forward foreign exchange contracts of US$83.1 million and changes in the forward prices for US dollars relative to Canadian dollars which decreased $0.023 for the three months ended March 31, 2011 compared to $0.024 for the same period in 2010.

        The Partnership recorded fair value losses on natural gas supply contracts of $0.5 million for the three months ended March 31, 2011 compared to $7.8 million for the same period in 2010. The Partnership designated certain of its natural gas supply contracts as hedges. Net gains of $6.6 million relating to these contracts were recorded in other comprehensive income in the three months ended March 31, 2011 compared to net losses of $35.4 million for the same period in 2010. The changes in the fair value of the natural gas contracts were primarily due to changes in natural gas forward prices. Alberta forward natural gas prices increased $0.12 per gigajoule (GJ) for the three months ended March 31, 2011 compared to a decrease of $0.87 per GJ for the same period in 2010.

COST OF FUEL

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Ontario plants
Natural gas	19.8	19.9
Waste heat	0.2	0.7
Wood waste	1.4	0.4

	21.4	21.0
Williams Lake—wood waste	2.7	1.8
Northwest US plants—natural gas	2.4	2.6
California plants—natural gas	11.1	15.9
Northeast US natural gas plants	11.0	15.1
North Carolina plants—wood waste, tire-derived fuel & coal	7.2	5.7

	55.8	62.1
Fair value changes on natural gas contracts	0.5	7.8

	56.3	69.9

        Fuel costs, which are the Partnership's most significant cost of operations, include commodity costs, transportation costs and fair value changes on natural gas supply contracts.

        For the three months ended March 31, 2011, fuel costs, excluding fair value changes on natural gas contracts, were $55.8 million compared to $62.1 million for the same period in 2010.

        Fuel costs at the Ontario plants for the three months ended March 31, 2011 were $21.4 million compared to $21.0 million for the same period in 2010. The increase was primarily due to higher wood waste costs partially offset by lower waste heat costs.

Schedule III-10

        Williams Lake incurred fuel costs of $2.7 million for the three months ended March 31, 2011 compared to $1.8 million for the same period in 2010. The increase was due to higher prices for waste wood and higher fuel consumption in 2011.

        The Northwest US plants incurred fuel costs of $2.4 million for the three months ended March 31, 2011, a small decrease from $2.6 million for the same period in 2010.

        Fuel costs at the California facilities were $11.1 million for the three months ended March 31, 2011 compared to $15.9 million for the same period in 2010. The decrease was primarily due to lower natural gas prices in 2011.

        The Northeast US natural gas plants incurred fuel costs of $11.0 million for the three months ended March 31, 2011, compared to $15.1 million for the same period in 2010. The decrease was primarily due to lower natural gas prices in 2011.

        The North Carolina plants incurred fuel costs of $7.2 million for the three months ended March 31, 2011 compared to $5.7 million for the same period in 2010. The increase was the result of increased generation at the plants.

        The Curtis Palmer, Mamquam and Moresby Lake hydroelectric plants do not have fuel costs.

OPERATING AND MAINTENANCE EXPENSE

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Ontario plants	4.0	3.9
Williams Lake	2.2	2.2
BC hydroelectric plants	1.3	1.1
Northwest US plants	3.3	2.8
California plants	4.8	4.5
Curtis Palmer	1.3	1.4
Northeast US natural gas plants	2.3	2.2
North Carolina plants	5.4	4.3
PERC management expenses	0.2	0.2

	24.8	22.6

        Operating and maintenance expenses include payments to the Manager and third parties for the operation and routine maintenance of the plants. Fees paid to the Manager are based on fixed charges adjusted annually for inflation for the Canadian plants, Curtis Palmer and Manchief, and a flow through of costs for the remaining US plants. Operating and maintenance expenses were $24.8 million for the three months ended March 31, 2011 compared to $22.6 million for the same period in 2010. The increase was due to turbine and boiler maintenance at Southport, a $0.5 million property tax adjustment at Manchief and refrigeration system maintenance at Oxnard.

DEPRECIATION

        Depreciation expense for the three months ended March 31, 2011 was $23.0 million, a small decrease from $23.4 million for the same period in 2010.

Schedule III-11

 FINANCE COSTS

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Interest on long-term debt	9.6	9.6
Foreign exchange losses	—	0.7
Accretion and amortization	0.5	0.7
Other	0.8	0.4

	10.9	11.4

        Financial costs were $10.9 million for the three months ended March 31, 2011 a small decrease from $11.4 million for same period in 2010.

ADMINISTRATIVE AND OTHER EXPENSES

        Administrative and other expenses, which include fees payable to CPC and general and administrative costs, were $4.2 million for the three months ended March 31, 2011 a small increase from $4.0 million for the same period in 2010.

INCOME TAX EXPENSE (RECOVERY)

        Income tax expense was $0.1 million for the three months ended March 31, 2011 compared to a recovery of $3.6 million for the same period in 2010. Tax expense increased as the taxable income of the Partnership was taxed at the Partnership level in 2011 rather than in the hands of unitholders as was the case for periods prior to 2011 due to changes to the SIFT legislation becoming effective January 1, 2011.

PREFERRED SHARE DIVIDENDS OF A SUBSIDIARY COMPANY

        A subsidiary of the Partnership issued preferred shares, which paid dividends net of tax of $3.5 million for the three months ended March 31, 2011, compared to $3.6 million for the same period in 2010. Part VI.1 tax is paid at a rate of 40% of the dividends and a deduction from Part I tax is available for payment of Part VI.1 tax.

LIQUIDITY AND CAPITAL RESOURCES

Distributions

        When cash provided by operating activities exceeds distributions and maintenance capital expenditures, the Partnership utilizes the difference to stabilize future distributions, to finance growth capital expenditures and to make debt repayments. When cash provided by operating activities is less than distributions and maintenance capital expenditures, the Partnership utilizes available cash balances and short-term financing to cover the shortfall. The ability of the Partnership to sustain current cash flow is subject to the Partnership finding cash accretive investments to replace expected future declines

Schedule III-12

in cash flow from contracts that expire and which may not be replaced with contracts under similar terms.

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Distributions	24.7	23.9
Cash provided by operating activities	29.6	37.5
Income attributable to equity holders of the Partnership	8.4	12.9
Payout ratio(1)	116%	67%
Additions to property, plant and equipment	7.2	4.6
Excess of cash provided by operating activities over distributions	4.9	13.6
Shortfall of income attributable to equity holders of the Partnership over distributions	(16.3)	(11.0)

(1)
Payout ratio is distributions divided by funds from operations less maintenance capital expenditures. See Non-IFRS Measures.

        Cash provided by operating activities exceeded distributions by $4.9 million for the three months ended March 31, 2011. The Partnership also incurred capital expenditures of $7.2 million during the three months ended March 31, 2011, which the Partnership financed with cash provided by operating activities and available cash balances.

        The payout ratio exceeded 100% in the first quarter of 2011. The Partnership evaluates the payout ratio on an annual basis as quarterly results can be affected by the timing of cash flow items such as maintenance capital expenditures. The Partnership expects the payout ratio for 2011 to be less than 100%.

        Income attributable to equity holders of the Partnership is not necessarily comparable to distributions as income includes items such as changes in the fair value of derivative instruments. Aside from these items, management expects that distributions will exceed income attributable to equity holders of the Partnership. Accordingly, a portion of the distributions represent a return of capital. To date, and subject to ensuring adequate liquidity, the Partnership has chosen to make distributions that include a return of capital.

        To the extent there is a shortfall between the Partnership's cash provided by operating activities and distributions and capital expenditures, the Partnership has available to it two revolving credit facilities, each of $100.0 million expiring in September 2012 and October 2012 and a third revolving credit facility of $125.0 million expiring in June 2012. The Partnership also has two demand facilities of $20.0 million and US$20.0 million respectively. Alternatively, in the case of major investments of capital, the Partnership may obtain new capital from external markets at the time of the required investment, utilizing its $600 million shelf prospectus which expires in August 2012.

Schedule III-13

Capital expenditures

        Capital expenditures for the three months ended March 31, 2011 totalled $7.2 million compared to $4.6 million for the same period in 2010. Capital spending included spending for the enhancement of the North Carolina plants.

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Maintenance capital expenditures	5.5	1.4
North Carolina enhancement project	1.7	3.2

	7.2	4.6

        The Partnership substantially completed the final testing of the enhancements to the North Carolina plants in the first quarter of 2011 and plans to invest an additional $3 million in the remaining nine months of 2011.

Financing

        The following table summarizes the long-term debt of the Partnership.

(millions of dollars)(unaudited)	March 31 2011	December 31 2010
Senior unsecured notes, due 2036	210.0	210.0
Senior unsecured notes (US$415.0) due 2014 to 2019	402.4	412.8
Revolving credit facilities	53.0	86.1

	665.4	708.9

        The Partnership's debt to total capitalization ratio as at March 31, 2011 was 54%, consistent with 54% at December 31, 2010. The debt to total capitalization ratio is calculated as follows:

Debt to total capitalization ratio =	Debt (short-term debt + long-term debt) Debt + preferred shares + partners' equity

        Under the terms of its debt agreements, the Partnership must maintain a debt to capitalization ratio of not more than 65% at the end of each fiscal quarter. Under the revolving credit facilities, in the event the Partnership is assigned both a rating of less than BBB+ by Standard and Poors (S&P) and a rating of less than BBB(high) by DBRS Limited (DBRS), the Partnership also would be required to maintain a ratio of EBITDA (earnings before interest, income taxes, depreciation and amortization as defined in the credit facilities) to interest expense of not less than 2.5 to 1, measured quarterly. Although the Partnership is not required to meet the EBITDA to interest ratio, the ratio was 4.0 to 1 as at March 31, 2011.

        S&P has assigned the Partnership a credit rating of BBB (stable). DBRS has assigned the Partnership a BBB(high) debt rating. DBRS placed the debt rating under review with negative implications at the time of the announcement of the strategic review process.

        The BBB debt rating by S&P is the fourth highest rating out of 10 rating categories. According to S&P, an obligor rated BBB has adequate capacity to meet its financial commitments. The BBB rating is DBRS' fourth highest of 10 categories. DBRS' BBB(high) rating designates the Partnership's debt as being of satisfactory credit quality with the protection of interest and principal still substantial. The high classification shows the relative standing within the major rating categories. The review with negative implications by DBRS highlights the potential that the long-term ratings may be lowered.

Schedule III-14

        Having an investment grade credit rating improves the Partnership's ability to re-finance existing debt as it matures and to access cost competitive capital for future growth.

Financial market liquidity

        The exposure of the Partnership to the ongoing volatility in the Canadian and US financial markets is substantially unchanged from December 31, 2010. For further information on the Partnership's outlook, refer to the Partnership's December 31, 2010 MD&A. The Partnership has a sufficient liquidity position with revolving credit facilities of $325 million of which $271.6 million was available at March 31, 2011. The Partnership also has a demand credit facility of $20.0 million with Canadian tier 1 banks and a second demand credit facility of US$20.0 million with a US tier 1 bank. Principal repayments on the Partnership's long-term debt facilities are as follows:

Year	Principal repayment (unaudited) (millions of dollars)
2012	53.0
2014	184.2
2017	145.5
2019	72.7
2036	210.0

        Uncertainty in global financial markets and, in particular, the Canadian and US financial markets may adversely affect the Partnership's ability to arrange permanent long-term financing for acquisitions, for significant capital expenditures and potentially to refinance indebtedness under the credit facilities outstanding at their maturity dates. This may also affect the Partnership's credit ratings.

FOREIGN EXCHANGE RISK MANAGEMENT

        The Partnership manages the foreign exchange risk of its anticipated US dollar-denominated cash flows from its US plants through the use of forward foreign exchange contracts for periods up to seven years. As at March 31, 2011, US$297.3 million of expected future US cash flows were economically hedged for 2011 to 2016 at a weighted average exchange rate of $1.12 to US$1.00.

TRANSACTIONS WITH RELATED PARTIES

	Three months ended March 31
(millions of dollars)(unaudited)	2011	2010
Transactions with CPC
Cost of fuel—Greeley natural gas contract	0.4	0.1
Operating and maintenance expense	12.2	12.2
Administrative and other expenses
Base fee	0.2	0.2
General and administrative costs	2.5	2.3

	2.7	2.5

        In operating the Partnership's 20 power plants, the Partnership and CPC engage in a number of related party transactions which are in the normal course of business. These transactions are based on contracts and many of the fees are escalated by inflation. The table above summarizes the amounts included in the calculation of income for the three months ended March 31, 2011 and 2010.

Schedule III-15

        During the three months ended March 31, 2011, the Partnership made cash distributions to CPC in the amount proportionate to its ownership interest. At March 31, 2011, CPC owned 29.4% of the Partnership's units (30.3% at March 31, 2010).

CONTRACTUAL OBLIGATIONS, COMMITMENTS AND CONTINGENCIES

        There were no material changes to the Partnership's purchase obligations, commitments or contingencies during the first quarter, including payments for the next five years and thereafter. For further information on these obligations, refer to the Partnership's December 31, 2010 MD&A.

CRITICAL ACCOUNTING ESTIMATES AND POLICIES

        Since a determination of many assets, liabilities, revenues and expenses is dependent upon future events, the preparation of the Partnership's consolidated financial statements requires the use of estimates and assumptions which have been made using careful judgment. The Partnership's critical accounting estimates include tax provision calculations, depreciation expense, asset retirement obligations and fair value estimates. The following are the Partnership's most significant accounting policies and the items for which critical estimates were made in the financial statements and should be read in conjunction with the notes to the unaudited condensed interim consolidated financial statements.

Useful lives of assets

        The useful lives of the Partnership's property, plant and equipment and intangible assets are estimated for purposes of determining depreciation expense, in determining asset retirement obligations and in testing for potential impairment of long-lived assets. The estimated useful lives of assets are determined based on judgment, current facts, past experience, designed physical life, potential technological obsolescence and contract periods.

        The Partnership depreciates its property, plant, equipment and intangible assets over their estimated useful lives. The Partnership depreciates its power generation plant and equipment, less estimated residual value, on a straight-line basis over their estimated remaining useful lives. Other equipment is capitalized and amortized over estimated service lives. Intangible assets are depreciated on a straight line basis over their remaining lives.

Fair values

        Fair values are estimated to measure asset retirement obligations, to measure impairment, if any, of long-lived assets and goodwill, to determine purchase price allocations and to value derivative instruments.

        Expected demolition, restoration and other related costs to settle the Partnership's asset retirement obligations are estimated and discounted to determine the fair value of the asset retirement obligations.

        Items of property, plant and equipment and intangible assets are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount exceeds its recoverable amount. The recoverable amount is the higher of its fair value less costs to sell and its value in use. The value in use of an asset is the present value of estimated future cash flows using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. The fair value less costs to sell is based on estimated market values based on actual market transactions, if available, or a valuation model is used.

        For determining purchase price allocations for business combinations, the Partnership is required to estimate the fair value of certain assets and liabilities. For the purpose of impairment testing, goodwill acquired in an acquisition is, from the date of acquisition, allocated to each of the

Schedule III-16

Partnership's CGU that are expected to benefit from the acquisition. Goodwill is tested for impairment annually at the CGU level by comparing the recoverable amount of the CGU to which the goodwill relates to the carrying amount, including goodwill, of the CGU. The recoverable amount of the CGU is considered to be the higher of its value in use and its fair value less cost to sell. In assessing value in use, the estimated future cash flows are discounted using a discount rate that reflects current market assessments of the time value of money and the risks specific to each unit.

        Estimates of fair value for decommissioning liabilities, purchase price allocations, long-lived asset and goodwill impairment testing are based on discounted cash flow techniques employing management's best estimates of future cash flows based on specific assumptions and using an appropriate discount rate.

        Fair values of derivative instruments including foreign exchange contracts and natural gas supply contracts are based on quoted market prices. Changes in fair values are recorded in revenue and cost of fuel in the income statement, in other comprehensive income and in derivative instruments asset/liability on the balance sheet.

INTERNAL CONTROL OVER FINANCIAL REPORTING

        During the period, the Partnership transitioned to IFRS. However there were no significant changes to the Partnership's policies and internal controls. Accordingly, there were no changes made to the Partnership's internal controls over financial reporting during the interim period ended March 31, 2011 that have materially affected or are reasonably likely to materially affect internal control over financial reporting.

BUSINESS RISKS

        The Partnership's business and operational risks remain substantially unchanged since December 31, 2010 as provided in the Partnership's December 31, 2010 MD&A. For further information on business risks, refer to the Partnership's December 31, 2010 MD&A.

FUTURE ACCOUNTING STANDARDS

        There have been no new accounting standards issued since December 31, 2010 that are expected to materially impact the Partnership. For further information on future accounting standards, refer to the Partnership's December 31, 2010 MD&A.

OUTLOOK

        The Partnership's outlook for 2011 has not changed significantly from the outlook provided in the Partnership's December 31, 2010 MD&A. The Partnership continues to expect that annual funds from operations will be higher in 2011 compared to 2010. For further information on our outlook, refer to the Partnership's December 31, 2010 MD&A.

        In March 2011, the Partnership executed an Interim PPA with Progress for the Partnership's two North Carolina facilities that will be in effect to the earlier of replacement with Long-Term PPAs or July 31, 2011. The terms of the Interim PPA, effective April 1, 2011, follow the guidelines set forth in the January 26, 2011 Order on Arbitration issued by the North Carolina Utilities Commission but are not binding on the terms of the expected Long-Term PPAs. The Partnership continues to negotiate terms of the Long-Term PPAs with Progress. The Partnership will specifically quantify and disclose the project's financial expectations once PPA terms have been finalized, which is expected to be later in the second quarter.

        The Partnership's review of its strategic alternatives is ongoing and the Partnership anticipates it will be able to provide an update later in the second quarter of 2011. During the process to review the

Schedule III-17

strategic alternatives it is anticipated that the Partnership will continue to provide the same amount of monthly distributions to its unitholders, maintain the same investor proposition supported by its high quality portfolio of contracted power assets and continue to deliver on business plan priorities.

SELECTED QUARTERLY CONSOLIDATED FINANCIAL DATA

	2011	2010				2009(2)
(unaudited) (millions of dollars except per unit amounts)	First	Fourth	Third	Second	First	Fourth	Third	Second
Revenues	131.2	150.2	140.7	97.3	144.2	138.2	155.5	165.2
Operating margin(1)	50.1	55.6	58.0	26.1	51.7	58.9	65.9	87.7
Income (loss) attributable to equity holders of the Partnership	8.4	19.7	(26.8)	(4.5)	12.9	17.4	30.7	42.3
Funds from operations(1)	26.8	25.9	32.0	30.3	36.9	35.3	37.3	38.3
Capital expenditures	7.2	6.8	8.7	8.2	4.6	24.8	33.0	25.9
Distributions	24.7	24.5	24.3	24.2	23.9	23.8	23.7	23.7
Per unit statistics
Income (loss) attributable to equity holders of the Partnership	$0.15	$0.35	$(0.49)	$(0.08)	$0.24	$0.32	$0.57	$0.78
Funds from operations(1)	$0.48	$0.47	$0.58	$0.55	$0.68	$0.65	$0.69	$0.71
Distributions	$0.44	$0.44	$0.44	$0.44	$0.44	$0.44	$0.44	$0.44

(1)
The selected quarterly consolidated financial data has been prepared in accordance with IFRS except for operating margin, funds from operations and funds from operations per unit. See Non-IFRS Measures.

(2)
Results for 2009 have been prepared using previous Canadian GAAP not IFRS.

Factors impacting quarterly financial results

        The Partnership's Selected Quarterly Consolidated Financial Data, which has been prepared in accordance with IFRS, except as noted, is set out above. Quarterly revenues, income and funds from operations are affected by seasonal contract pricing, seasonal weather conditions, fluctuations in US dollar exchange rates relative to the Canadian dollar, attainment of firm energy requirements, natural gas prices, waste heat availability and planned and unplanned plant outages, as well as items outside of the normal course of operations. Quarterly income is also affected by fair value changes in foreign exchange contracts and natural gas supply contracts.

        The Partnership's cash flow tends to be relatively stable over the year with seasonal fluctuations at the individual facilities. The Naval facilities earn approximately 75% of their capacity revenue during the summer peak demand months and all the California plants can earn performance bonuses during these months. Under the power sales contracts for the Ontario plants, the Partnership receives higher per megawatt hour prices in the winter months (October to March) and lower prices in the summer months (April to September). The lower summer prices reduce the threshold for economic curtailments thereby increasing the profitability of enhancements, natural gas prices being equal. Contributions from Williams Lake are usually lower in the fourth quarter once the annual firm energy requirements are fulfilled and the plant is only producing lower-priced excess energy. Revenues from the hydroelectric facilities are generally higher in the spring months due to seasonally higher water flows.

        Significant items which impacted the last eight quarters' income were as follows:

        The Partnership recorded gains on the change in the fair value of the natural gas supply contracts in the second and fourth quarters of 2009 and the second quarter of 2010. Losses were recorded in the third quarter of 2009 and the first, third and fourth quarters of 2010.

        Unrealized fair value changes on foreign exchange contracts resulted in gains in the second, third and fourth quarters of 2009 and the first, third and fourth quarters of 2010. Losses were recorded in the second quarter of 2010.

Schedule III-18

        In the third quarter of 2010, the Partnership recorded a $46.8 million asset impairment charge related to the Tunis and Calstock plants.

        Prior to January 1, 2011, the taxable income of the Partnership was taxed in the hands of unitholders and was taxed at the Partnership level thereafter.

FORWARD-LOOKING INFORMATION

        Certain information in this MD&A is forward-looking and related to anticipated financial performance, events and strategies. When used in this context, words such as "will", "anticipate", "believe", "plan", "intend", "target" and "expect" or similar words suggest future outcomes. By their nature, such statements are subject to significant risks, assumptions and uncertainties, which could cause the Partnership's actual results and experience to be materially different than the anticipated results. In particular, forward-looking information and statements include: (i) expectations that, during the process to review strategic alternatives, the Partnership will continue to pay the same amount of distributions, maintain the same investor proposition and deliver on business plan priorities, (ii) planned capital expenditures at the North Carolina facilities in 2011, (iii) expectations regarding the Partnership's annual funds from operations in 2011, (iv) expectations regarding throughput on the TransCanada Canadian Mainline and related expectations regarding waste heat availability at the Ontario facilities, (v) expectations in respect of Long-Term PPAs at the North Carolina facilities, including timing for their being finalized and the economic terms thereof, (vi) expectations of the timing of the process to review strategic alternatives, (vii) expectations that distributions will exceed income attributable to the Partnership's unit holders, (viii) expectations regarding transportation costs on the TransCanada Canadian Mainline, (ix) expectations regarding the Partnership's payout ratio, and (x) expectations with respect to income taxes in the second and third quarters of 2011.

        These statements are based on certain assumptions and analysis made by the Partnership in light of its experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. The material factors and assumptions used to develop these forward-looking statements include, but are not limited to: (i) the Partnership's operations, financial position, available credit facilities and access to capital markets, (ii) the Partnership's assessment of commodity, currency and power markets, (iii) the markets and regulatory environment in which the Partnership's facilities operate, (iv) the state of capital markets, (v) management's analysis of applicable tax legislation, (vi) the assumption that the currently applicable and proposed tax laws will not change and will be implemented, (vii) the assumption that counterparties to fuel supply, power purchase and other agreements will continue to perform their obligations under the agreements, (viii) that current expectations regarding throughput on the TransCanada Canadian Mainline will continue, (ix) the level of plant availability and dispatch, (x) the performance of contractors and suppliers, (xi) the renewal or replacement and terms of PPAs including the terms and timing of Long-Term PPAs at the North Carolina facilities, (xii) the ability of the Partnership to successfully realize the benefits of its capital projects, (xiii) the ability of the Partnership to implement its strategic initiatives and whether such initiatives will yield the expected benefits, (xiv) expected water flows, (xv) the ability of the Partnership to adequately source alterative sources of supply of wood waste, (xvi) currently applicable and proposed environmental regulation will be implemented, (xvii) the Partnership's assessment of the strategic alternatives that may be available to it, and (xviii) factors and assumptions noted under Outlook in respect of the forward looking statements and information noted in that section.

        Whether actual results, performance or achievements will conform to the Partnership's expectations and predictions is subject to a number of known and unknown risks and uncertainties which could cause actual results to differ materially from the Partnership's expectations. Such risks and uncertainties include, but are not limited to risks and uncertainties relating to (i) the operation of the Partnership's facilities, (ii) plant availability and performance, (iii) the availability and price of energy

Schedule III-19

commodities including natural gas and wood waste, (iv) the performance of counterparties in meeting their obligations under fuel supply, power purchase and other agreements, (v) competitive factors in the power industry, (vi) economic conditions, including in the markets served by the Partnership's facilities, (vii) changing demand for natural gas transportation on the TransCanada Canadian Mainline, (viii) ongoing compliance by the Partnership with its current debt covenants, (ix) developments within the North American capital markets, (x) the availability and cost of permanent long term financing in respect of acquisitions and investments, (xi) unanticipated maintenance and other expenditures, (xii) the Partnership's ability to successfully realize the benefits of its capital projects, (xiii) changes in regulatory and government decisions including changes to emission regulations, (xiv) waste heat availability and water flows, (xv) changes in existing and proposed tax and other legislation in Canada and the US and including changes in the Canada-US tax treaty, (xvi) the tax attributes of and implications of any acquisitions, (xvii) the availability and cost of equipment (xviii) the ability of the Partnership to adequately source alternative sources of supply of wood waste, (xix) the ability of the Partnership to obtain Long-Term PPAs for the North Carolina facilities with satisfactory financial terms, (xx) seasonal contract pricing, (xxi) seasonal weather conditions, (xxii) fluctuations in US dollar exchange rates relative to the Canadian dollar, (xxiii) attainment of firm energy requirements, (xxiv) the strategic review process could take more or less time than anticipated and (xxv) risks and uncertainties noted under Outlook in respect of the forward looking statements and information noted in that section. See also Business Risks in the Partnership's December 31, 2010 annual MD&A.

        Readers are cautioned not to place undue reliance on forward-looking statements as actual results could differ materially from the plans, expectations, estimates or intentions expressed in the forward-looking statements. Forward-looking statements are provided for the purpose of presenting information about management's current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Except as required by law, the Partnership disclaims any intention and assumes no obligation to update any forward-looking statement.

QUARTERLY UNIT TRADING INFORMATION

        The Partnership units trade on the Toronto Stock Exchange under the symbol CPA.UN.

For the three months ended (unaudited)	Mar. 31 2011	Dec. 31 2010	Sep. 30 2010	Jun. 30 2010	Mar. 31 2010
Unit price
High	$21.22	$19.02	$18.85	$18.14	$18.43
Low	$17.65	$17.11	$16.03	$15.05	$15.54
Close	$20.90	$17.95	$18.75	$16.30	$17.82
Volume traded (millions)	5.0	4.4	4.2	5.1	4.8

        As at April 27, 2011, the Partnership had 56.3 million units outstanding. The weighted average number of units outstanding for the three months ended March 31, 2011 was 56.0 million.

ADDITIONAL INFORMATION

        Additional information relating to Capital Power Income L.P. including the Partnership's Annual Information Form and other continuous disclosure documents are available on SEDAR at www.sedar.com.

Schedule III-20

Schedule IV
Audited Consolidated Financial Statements of CPILP
as at and for the Years Ended December 31, 2010, 2009 and 2008

KPMG LLP Chartered Accountants 10125 - 102 Street Edmonton AB T5J 3V8 Canada	Telephone Fax Internet	(780) 429-7300 (780) 429-7379 www.kpmg.ca

INDEPENDENT AUDITORS' REPORT

To the Partners of Capital Power Income L.P.

        We have audited the accompanying consolidated balance sheets of Capital Power Income L.P. and subsidiaries ("the Partnership") as of December 31, 2010, 2009, and 2008 and the related consolidated statements of income, partners' equity, comprehensive loss and cash flows for each of the year in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2010, 2009, and 2008 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010 in conformity with Canadian generally accepted accounting principles.

        Accounting principles generally accepted in Canada vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 27 to the consolidated financial statements.

"signed KPMG"

KPMG LLP
Edmonton, Canada

March 2, 2011, except as to note 27, which is as of July 25, 2011

Schedule IV-1

Capital Power Income L.P.

CONSOLIDATED STATEMENTS OF INCOME AND LOSS

	Years ended December 31
	2010	2009	2008
	(In millions of dollars except units and per unit amounts)
Revenues	$532.4	$586.5	$499.3
Cost of fuel	230.7	271.4	288.8
Operating and maintenance expense	114.2	103.4	99.1

	187.5	211.7	111.4
Other costs
Depreciation, amortization and accretion (Note 5)	98.3	93.3	88.3
Financial charges and other, net (Note 9)	40.1	46.4	70.7
Management and administration	13.9	15.2	20.2
Asset impairment charge (Note 8)	—	—	24.1

	152.3	154.9	203.3

Net income (loss) from continuing operations before income tax and preferred share dividends	35.2	56.8	(91.9)
Income tax recovery (Note 14)	9.4	8.9	31.4

Net income (loss) from continuing operations before preferred share dividends	44.6	65.7	(60.5)
Preferred share dividends of a subsidiary company (Note 11)	14.1	7.9	6.6

Net income (loss) from continuing operations	30.5	57.8	(67.1)
Loss from discontinued operations (Note 25)	—	(0.2)	(0.7)

Net income (loss)	$30.5	$57.6	$(67.8)

Net income (loss) per unit from continuing operations	$0.55	$1.07	$(1.24)
Net loss per unit from discontinued operations	—	—	(0.01)
Net income (loss) per unit	$0.55	$1.07	$(1.26)

Weighted average units outstanding (millions)	55.0	53.9	53.9

See accompanying notes to the consolidated financial statements.

Schedule IV-2

 Capital Power Income L.P.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Years ended December 31
	2010	2009	2008
	(In millions of dollars)
Operating activities
Net income (loss) from continuing operations	$30.5	$57.8	$(67.1)
Items not affecting cash:
Depreciation, amortization and accretion	98.3	93.3	88.3
Asset impairment charge	—	—	24.1
Future income tax recovery	(13.9)	(12.4)	(34.4)
Fair value changes on derivative instruments	3.6	(6.2)	98.4
Unrealized foreign exchange losses	—	0.3	26.2
Other	6.6	10.0	8.7

	125.1	142.8	144.2
Change in non-cash working capital (Note 16)	(7.3)	(8.3)	13.3

Cash provided by operating activities of continuing operations	117.8	134.5	157.5
Cash (used in) provided by operating activities of discontinued operations	—	(2.8)	2.7

Cash provided by operating activities	117.8	131.7	160.2

Investing activities
Additions to property, plant and equipment and other assets	(28.3)	(100.7)	(40.0)
Change in non-cash working capital	(7.2)	4.2	2.7
Dividends from equity investment	—	1.3	3.2
Acquisition of Morris Cogeneration LLC (Note 24)	—	—	(90.7)
Acquisition of equity investment	—	(8.8)	—

Cash used in investing activities of continuing operations	(35.5)	(104.0)	(124.8)
Cash provided by (used in) investing activities of discontinued operations	—	11.6	(3.5)

Cash used in investing activities	(35.5)	(92.4)	(128.3)

Financing activities
Distributions paid	(69.5)	(127.7)	(135.8)
Net borrowings under credit facilities	8.1	1.8	85.7
Proceeds from preferred share offering (Note 11)	—	100.0	—
Long-term debt repaid	(1.4)	(1.3)	(1.1)
Issue costs	(0.5)	(4.1)	—

Cash used in financing activities	(63.3)	(31.3)	(51.2)

Foreign exchange gains (losses) on cash held in a foreign currency	(1.0)	(1.5)	2.2
Increase (decrease) in cash and cash equivalents	18.0	6.5	(17.1)
Cash and cash equivalents, beginning of year	9.5	3.0	20.1

Cash and cash equivalents, end of year	$27.5	$9.5	$3.0

Supplementary cash flow information
Income taxes paid	$5.6	$2.4	$6.7
Interest paid	$38.0	$43.6	$37.1

See accompanying notes to the consolidated financial statements.

Schedule IV-3

 Capital Power Income L.P.

CONSOLIDATED BALANCE SHEETS

	As at December 31
	2010	2009	2008
	(In millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$27.5	$9.5	$3.0
Accounts receivable	52.5	51.8	60.6
Inventories (Note 4)	19.5	24.6	23.2
Prepaids and other	4.0	4.5	5.0
Derivative assets (Note 15)	10.4	7.8	22.8
Future income taxes (Note 14)	7.1	1.9	2.3
Current assets of discontinued operations	—	—	2.3

	121.0	100.1	119.2
Property, plant and equipment (Note 5)	994.1	1,064.7	1,106.0
Power purchase arrangements (Note 6)	290.0	330.4	408.6
Goodwill (Note 7)	45.0	47.6	55.1
Derivative assets (Note 15)	29.7	31.8	27.1
Future income taxes (Note 14)	41.2	35.0	16.8
Other assets (Note 8)	62.8	58.5	64.4
Long-term assets of discontinued operations (Note 25)	—	—	12.0

	$1,583.8	$1,668.1	$1,809.2

LIABILITIES AND PARTNERS' EQUITY
Current liabilities
Accounts payable	$52.9	$59.6	$70.3
Distributions payable	8.2	7.9	33.9
Long-term debt due within one year (Note 9)	—	1.4	1.3
Derivative liabilities (Note 15)	21.1	2.9	13.0
Current liabilities of discontinued operations	—	—	1.2
Future income taxes (Note 14)	—	3.8	—

	82.2	75.6	119.7
Long-term debt (Note 9)	704.5	719.4	798.5
Derivative liabilities (Note 15)	81.9	36.4	38.5
Other liabilities (Note 10)	37.1	34.8	33.3
Long-term liabilities of discontinued operations (Note 25)	—	—	4.2
Future income taxes (Note 14)	50.7	62.7	60.7
Preferred shares issued by a subsidiary company (Note 11)	219.7	219.7	122.0

Partners' equity	407.7	519.5	632.3
Commitments (Note 23)
Subsequent event (Note 28)

	$1,583.8	$1,668.1	$1,809.2

Approved by CPI Income Services Ltd., as General Partner of Capital Power Income L.P.

"signed Brian Vaasjo"	"signed Brian Felesky"
Brian T. Vaasjo	Brian A. Felesky
Director and Chairman of the Board	Director and Chairman of the Audit Committee

See accompanying notes to the consolidated financial statements.

Schedule IV-4

 Capital Power Income L.P.

CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

	Years ended December 31
	2010	2009	2008
	(In millions of dollars)
Partnership capital (Note 12)
Balance, beginning of year	$1,200.6	$1,197.1	$1,197.1
Partnership units issued pursuant to distribution reinvestment plan	27.0	3.5	—

Balance, end of year	$1,227.6	$1,200.6	$1,197.1

Deficit
Balance, beginning of year:	(543.7)	(496.1)	(296.5)
Net income (loss)	30.5	57.6	(67.8)
Distributions	(96.9)	(105.2)	(135.8)

Balance, end of year	$(610.1)	$(543.7)	$(500.1)

Accumulated other comprehensive loss (Note 13)
Balance, beginning of year	$(137.4)	$(64.7)	$5.1
Other comprehensive loss	(72.4)	(72.7)	(69.8)

Balance, end of year	$(209.8)	$(137.4)	$(64.7)

Total of deficit and accumulated other comprehensive loss	$(819.9)	$(681.1)	$(564.8)

Partners' equity	$407.7	$519.5	$632.3

See accompanying notes to the consolidated financial statements.

Schedule IV-5

 Capital Power Income L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Years ended December 31
	2010	2009	2008
	(In millions of dollars)
Net income (loss)	$30.5	$57.6	$(67.8)
Other comprehensive income (loss), net of income taxes
Losses on translating net assets of self-sustaining foreign operations(1)	(27.4)	(65.9)	(66.0)
Amortization of deferred gains on derivative instruments de-designated as cash flow hedges to income(2)	(0.5)	(0.4)	(3.8)
Unrealized losses on derivative instruments designated as cash flow hedges(3)	(46.7)	(6.7)	—
Ineffective portion of cash flow hedges reclassified to net income(2)	2.2	0.3	—

	(72.4)	(72.7)	(69.8)

Comprehensive loss	$(41.9)	$(15.1)	$(137.6)

(1)
Includes income tax expense of $0.6 million (2009 and 2008—$nil).

(2)
Net of income tax of $nil.

(3)
Net of income tax of $14.6 million (2009—$2.5 million; 2008—$nil).

See accompanying notes to the consolidated financial statements.

Schedule IV-6

Capital Power Income L.P.

Notes to the Consolidated Financial Statements

Note 1. Description of the Partnership

        Capital Power Income L.P. (the Partnership) is a limited partnership created under the laws of the Province of Ontario pursuant to a Partnership Agreement dated March 27, 1997, as amended and restated November 4, 2009. The Partnership commenced operations on June 18, 1997 and currently has independent power generating facilities in British Columbia, Ontario, California, Colorado, Illinois, New Jersey, New York, North Carolina and Washington State.

        CPI Income Services Ltd., the general partner of the Partnership (the General Partner), has the responsibility for overseeing the management of the Partnership and distributions to unitholders. The General Partner is a wholly owned subsidiary of CPI Investments Inc. (Investments). Capital Power Corporation (collectively with its subsidiaries, CPC, unless otherwise indicated) indirectly owns all of the 49 voting, participating shares of Investments and EPCOR Utilities Inc. (EPCOR) indirectly owns all of the 51 voting, non-participating shares of Investments. The General Partner has engaged certain other subsidiaries of CPC (collectively herein, the Manager) to perform management and administrative services on behalf of the Partnership and to operate and maintain the power plants pursuant to management and operations agreements.

Note 2. Significant accounting policies

Basis of presentation

        The consolidated financial statements of the Partnership have been prepared by the management of the General Partner in accordance with Canadian generally accepted accounting principles (GAAP) and include the accounts of the Partnership and of its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Measurement uncertainty

        The preparation of the Partnership's financial statements in accordance with GAAP requires management to make estimates that affect the reported amounts of revenues, expenses, assets and liabilities as well as the disclosure of contingent assets and liabilities at the financial statement date. The Partnership uses the most current information available and exercises careful judgment in making these estimates and assumptions.

        For determining asset impairments, recording financial assets and liabilities and for certain disclosures, the Partnership is required to estimate the fair value of certain assets or obligations. Estimates of fair value may be based on readily determinable market values, depreciated replacement cost or discounted cash flow techniques employing estimated future cash flows based on a number of assumptions and using an appropriate discount rate.

        Adjustments to previous estimates, which may be material, will be recorded in the period they become known.

Revenue recognition

        Power purchase arrangements, steam purchase arrangements and energy services agreements (collectively referred to as power purchase arrangements or PPAs) are long-term contracts to sell power and steam from the Partnership on a predetermined basis. As explained in "Power purchase arrangements containing a lease," PPAs may be classified as a lease (either operating or capital) and the income is recognized in revenue according to lease revenue recognition standards. For those PPAs

Schedule IV-7

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

that are not considered to contain a lease, income earned on the PPA is recognized in revenue as follows: Revenue from the sales of electricity, steam and natural gas are recognized on delivery or availability for delivery under take or pay contracts. Revenue from certain long-term contracts with fixed payments is recognized at the lower of (1) the megawatt hours (MWhs) made available during the period multiplied by the billable contract price per MWh and (2) an amount determined by the MWhs made available during the period multiplied by the average price per MWh over the term of the contract from the date of acquisition. Any excess of the current period contract price over the average price is recorded as deferred revenue.

        Gains and losses on non-financial derivative instruments settlements are recorded in revenues or cost of fuel, as appropriate.

Financial instruments

        Financial assets are identified and classified as either available for sale, held for trading, held to maturity or loans and receivables. Financial liabilities are classified as either held for trading or other liabilities. Initially, all financial assets and financial liabilities are recorded on the balance sheet at fair value with subsequent measurement determined by the classification of each financial asset and liability.

        Financial assets and financial liabilities held for trading are measured at fair value with the changes in fair value reported in net income. Financial assets held to maturity, loans and receivables and financial liabilities other than those held for trading are measured at amortized cost. Available for sale financial assets are measured at fair value with changes in fair value reported in other comprehensive income until the financial asset is disposed of or becomes impaired. Investments in equity instruments classified as available for sale that do not have quoted market prices in an active market are measured at cost.

        Upon initial recognition, the Partnership may designate financial instruments as held for trading when such financial instruments have a reliably determinable fair value and where doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets and liabilities or recognising gains and losses on them on a different basis. The Partnership has designated its cash and cash equivalents as held for trading. All other non-derivative financial assets not meeting the Partnership's criteria for designation as held for trading are classified as available for sale, loans and receivables or held to maturity.

        Financial assets purchased or sold, where the contract requires the asset to be delivered within an established timeframe, are recognized on a settlement date basis.

        Transaction costs on financial assets and liabilities classified as other than held for trading are capitalized and amortized over the expected life of the instrument, based on contractual cash flows, using the effective interest method (EIM). The EIM calculates the amortized cost of a financial asset or liability and allocates the interest income or expense over the term of the financial asset or liability using an effective interest rate.

Derivative instruments and hedging activities

        To reduce its exposure to movements in energy commodity prices, interest rate changes and foreign currency exchange rates, the Partnership uses various risk management techniques including the use of derivative instruments. Derivative instruments may include forward contracts, fixed-for-floating

Schedule IV-8

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

swaps and option contracts. Such instruments are used to establish a fixed price for an energy commodity, a cash flow denominated in a foreign currency or an interest-bearing obligation. All derivative instruments, including embedded derivatives, are recorded at fair value on the balance sheet as derivative instruments assets or derivative instruments liabilities except for embedded derivatives instruments that are clearly and closely linked to their host contract and the combined instrument is not measured at fair value. Any contract to buy or sell a commodity that was entered into and continues to be held for the purpose of the receipt or delivery of that commodity in accordance with the Partnership's expected purchase, sale or usage requirements is not treated as a derivative. All changes in the fair value of derivatives are recorded in net income unless cash flow hedge accounting is used, in which case changes in fair value of the effective portion of the derivatives are recorded in other comprehensive income.

        The Partnership uses non-financial forward delivery contracts and financial contracts-for-differences to manage the Partnership's exposure to fluctuations in natural gas prices related to obligations arising from its natural gas fired generation facilities. Under the non-financial forward delivery contracts, the Partnership agrees to purchase natural gas at a fixed price for delivery of a pre-determined quantity under a specified timeframe. Under the financial contracts-for-differences derivatives, the Partnership agrees to exchange, with creditworthy or adequately secured counterparties, the difference between the variable or indexed price and the fixed price on a notional quantity of the underlying commodity for a specified timeframe.

        Foreign exchange forward contracts are used by the Partnership to manage foreign exchange exposures, consisting mainly of US dollar exposures, resulting from anticipated transactions denominated in foreign currencies.

        The Partnership may use forward interest rate or swap agreements and option agreements to manage the impact of fluctuating interest rates on existing debt.

        The Partnership may use hedge accounting when there is a high degree of correlation between the risk in the item designated as being hedged (the hedged item) and the derivative instrument designated as a hedge (the hedging instrument). The Partnership documents all relationships between hedging instruments and hedged items at the hedge's inception, including its risk management objectives and its assessment of the effectiveness of the hedging relationship on a retrospective and prospective basis. The Partnership uses cash flow hedges for certain of its anticipated transactions to reduce exposure to fluctuations in changes in natural gas prices. In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging derivative is recognized in other comprehensive income, while the ineffective portion is recognized in net income. The amounts recognized in accumulated other comprehensive income are reclassified into net income in the same period or periods in which the hedged item occurs and is recorded in net income or when the hedged item becomes probable of not occurring. The hedging relationship for the natural gas contracts, which are derivative instruments, was established after the inception of the contracts. The fair value of these contracts at the date of hedge designation is recognized in net income as the natural gas is delivered under the contracts based on the anticipated fair value of the deliveries at the inception of the hedging relationship.

        A hedging relationship is discontinued if the hedging relationship ceases to be effective, if the hedged item is an anticipated transaction and it is probable that the transaction will not occur by the end of the originally specified time period, if the Partnership terminates its designation of the hedging relationship or if either the hedged or hedging instrument ceases to exist as a result of its maturity,

Schedule IV-9

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

expiry, sale, termination or cancellation and is not replaced as part of the Partnership's hedging strategy.

        If a cash flow hedging relationship is discontinued or ceases to be effective, any cumulative gains or losses arising prior to such time are deferred in accumulated other comprehensive income and recognized in net income in the same period as the hedged item, and subsequent changes in the fair value of the derivative instrument are reflected in net income. If the hedged or hedging item matures, expires, or is sold, extinguished or terminated and the hedging item is not replaced, any gains or losses associated with the hedging item that were previously recognized in other comprehensive income are recognized in net income in the same period as the corresponding gains or losses on the hedged item. When it is no longer probable that an anticipated transaction will occur within the originally determined period and the associated cash flow hedge has been discontinued, any gains or losses associated with the hedging item that were previously recognized in other comprehensive income are recognized in net income in the period.

        When the conditions for hedge accounting cannot be applied, the changes in fair value of the derivative instruments are recognized as described above. The fair value of derivative financial instruments reflects changes in the commodity market prices and foreign exchange rates. Fair value is determined based on exchange or over-the-counter price quotations by reference to bid or asking price as appropriate, in active markets. In illiquid or inactive markets, the Partnership uses appropriate valuation and price modeling techniques commonly used by market participants to estimate fair value. Fair values determined using valuation models require the use of assumptions concerning the amounts and timing of future cash flows. Fair value amounts reflect management's best estimates using external readily observable market data such as future prices, interest rate yield curves, foreign exchange rates, discount rates for time value and volatility where available. It is possible that the assumptions used in establishing fair value amounts will differ from future outcomes and the impact of such variations could be material.

Income taxes

        Future income tax assets and liabilities are determined based on temporary differences between the tax basis of assets and liabilities and their carrying amounts for accounting purposes. Future income tax assets and liabilities are measured using the tax rate that is expected to apply when the temporary differences reverse.

        The Partnership was not subject to Canadian income taxes and accordingly those taxes which are the responsibility of individual partners have not been reflected in these consolidated financial statements. Certain subsidiaries are taxable and applicable income, withholding and other taxes have been reflected in these consolidated financial statements. However, the Partnership is subject to Canadian income taxes after 2010. As a result, the Partnership recognized future income taxes based on the estimated net taxable timing differences which are expected to reverse after 2010.

Cash and cash equivalents

        Cash and cash equivalents include cash or highly liquid, investment-grade, short-term investments and are recorded at fair value.

Schedule IV-10

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

Inventories

        Inventories represent small parts and other consumables and fuel, the majority of which is consumed by the Partnership in provision of its goods and services, and are valued at the lower of cost and net realizable value. Cost includes the purchase price, transportation costs and other costs to bring the inventories to their present location and condition. The cost of inventory items that are interchangeable are determined on an average cost basis. For inventory items that are not interchangeable, cost is assigned using specific identification of their individual costs. Previous write downs of inventories from cost to net realizable value can be fully or partially reversed if supported by economic circumstances.

Property, plant and equipment

        Property, plant and equipment is recorded at cost. Power generation plant and equipment, less estimated residual value, is depreciated on a straight-line basis over estimated service lives of one to fifty years. Other equipment, which includes the costs of office furniture, tools and vehicles, is capitalized and depreciated over estimated service lives of three to fifteen years.

        Property, plant and equipment, including asset retirement costs, is periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable from estimated undiscounted future cash flows. If it is determined that the estimated net recoverable amount is less than the net carrying amount, a write-down to the asset's fair value is recognized during the period, with a charge to income.

Power purchase arrangements

        On acquisition of power plants with existing PPAs in place, the acquired PPAs are capitalized as an intangible asset and included within the balance sheet as PPAs. The Partnership records acquired PPAs at their fair value and amortizes them over the remaining terms of the contracts.

Power purchase arrangements containing a lease

        The Partnership has entered into PPAs to sell power at predetermined rates. PPAs are assessed as to whether they contain leases which convey to the counterparty the right to the use of the Partnership's property, plant and equipment in return for future payments. Such arrangements are classified as either capital or operating leases. PPAs that transfer substantially all of the benefits and risks of ownership of property to the PPA counterparty are classified as direct financing leases.

        Finance income related to leases or arrangements accounted for as direct financing leases is recognized in a manner that produces a constant rate of return on the net investment in the lease. The net investment is comprised of net minimum lease payments and unearned finance income. Unearned finance income is the difference between the total minimum lease payments and the carrying value of the leased property. Unearned finance income is deferred and recognized in net income over the lease term.

        Payments received under PPAs classified as direct financing leases are segmented into those for the lease and those for other elements on the basis of their relative fair value.

Schedule IV-11

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

Long-term investments

        Investments that are not controlled by the Partnership, but over which it has significant influence are accounted for using the equity method and recorded at original cost and adjusted periodically to recognize the Partnership's proportionate share of the investee's net income or losses after the date of investment, additional contributions made and dividends received. Other investments are stated at cost. When there has been a decline in value that is other than temporary, the carrying amount of an investment is reduced to its fair value.

Investment in joint venture

        The investment in a joint venture is accounted for using the proportionate consolidation method. Under this method, the Partnership records its proportionate share of assets, liabilities, revenue and expenses of the joint venture.

Goodwill

        Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the net assets acquired based on their fair values. Goodwill is not amortized, but rather is tested for impairment at least annually or more frequently if events and circumstances indicate that a possible impairment may exist. To test for impairment, the fair value of the reporting unit to which the goodwill relates is compared to the carrying amount, including goodwill, of the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit's goodwill is compared with its carrying amount to measure the impairment loss, if any. The Partnership determines the fair value of a reporting unit using discounted cash flow techniques and estimated future cash flows.

Other intangible assets

        Other intangible assets consist primarily of emissions allowances and are amortized over their remaining lives.

Asset retirement obligations

        The Partnership recognizes asset retirement obligations for its power plants. The fair value of the liability is added to the carrying amount of the associated plant asset and depreciated accordingly. The liability is accreted at the end of each period through charges to depreciation, amortization and accretion. The Partnership has recorded these asset retirement obligations, as it is legally required to remove the facilities at the end of their useful lives and restore the plant sites to their original condition.

Foreign currency translation

        The Partnership's functional and presentation currency is the Canadian dollar. The Partnership indirectly owns US subsidiaries which are self-sustaining foreign operations translated to Canadian dollars using the current rate method. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the period. The resulting translation gains and losses are deferred and included in accumulated

Schedule IV-12

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 2. Significant accounting policies (Continued)

other comprehensive income until there is a reduction in the Partnership's net investment in the foreign operations. Prior to October 1, 2008, the US subsidiaries were considered integrated foreign operations.

Net income per unit

        Net income per unit is calculated by dividing net income by the weighted average number of units outstanding, including those held by CPC.

Note 3. Changes in accounting policies

Future accounting changes

International financial reporting standards

        The CICA has announced that Canadian reporting issuers will need to begin reporting under IFRS, including comparative figures, by the first quarter of 2011. In the fourth quarter of 2010, the Audit Committee reviewed accounting policy decisions for all standards that were in effect at the end of the year ended December 31, 2010.

Note 4. Inventories

	2010	2009	2008
Parts and other consumables	$9.0	$14.2	$7.7
Fuel	10.5	10.4	15.5

	$19.5	$24.6	$23.2

        Inventories expensed in cost of fuel and other plant operating expenses were $47.1 million for the year ended December 31, 2010 (December 31, 2009—$21.2 million; December 31, 2008—$40.5 million).

        No write-down of inventory or reversal of a previous write-down was recognized in the years ended December 31, 2010, 2009 or 2008. As at December 31, 2010, 2009 and 2008, no inventories were pledged as security for liabilities.

Note 5. Property, plant and equipment

	2010			2009
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Land	$4.9	$—	$4.9	$5.0	$—	$5.0
Plant and equipment	1,439.2	455.3	983.9	1,421.6	399.0	1,022.6
Other equipment	10.1	9.3	0.8	11.0	8.7	2.3
Construction in progress	4.5	—	4.5	34.8	—	34.8

	$1,458.7	$464.6	$994.1	$1,472.4	$407.7	$1,064.7

Schedule IV-13

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 5. Property, plant and equipment (Continued)

	2008
	Cost	Accumulated Depreciation	Net Book Value
Land	$3.3	$—	$3.3
Plant and equipment	1,423.9	346.3	1,077.6
Other equipment	8.7	7.7	1.0
Construction in progress	24.1	—	24.1

	$1,460.0	$354.0	$1,106.0

        Depreciation, amortization and accretion expense consists of:

	2010	2009	2008
Depreciation of property, plant and equipment	$69.6	$65.0	$55.9
Accretion of asset retirement obligations	2.9	1.9	1.6
Amortization of PPAs	25.4	27.8	31.4
Other amortization	0.4	(1.4)	(0.6)

	$98.3	$93.3	$88.3

Note 6. Power purchase arrangements

	2010			2009			2008
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
PPAs	$440.9	$150.9	$290.0	$462.8	$132.4	$330.4	$530.0	$121.4	$408.6

        The PPAs are being amortized over the remaining terms of the contracts, which range from four months to seventeen years.

Note 7. Goodwill

        The changes in the carrying value of goodwill are as follows:

	2010	2009	2008
Goodwill, beginning of year	$47.6	$55.1	$50.9
Foreign currency translation adjustment	(2.6)	(7.5)	4.2

Goodwill, end of year	$45.0	$47.6	$55.1

Schedule IV-14

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 8. Other assets

	2010	2009	2008
Net investment in lease	$23.7	$26.9	$33.2
Other long-term receivable	17.6	—	—
Long-term investments	20.3	21.4	19.2
Receivable from Equistar	—	9.1	9.6
Other intangible assets:
Cost	1.4	1.2	2.5
Accumulated amortization	(0.2)	(0.1)	(0.1)

	$62.8	$58.5	$64.4

Net investment in lease

        The PPA under which the power generation facility located in Oxnard, California operates is considered to be a direct financing lease for accounting. The PPA expires in 2020. The current portion of the net investment in lease of $1.5 million is included in accounts receivable (2009—$1.6 million; 2008—$1.8 million). Financing income for the year ended December 31, 2010 of $2.5 million is included in revenues (2009—$2.9 million; 2008—$2.8 million).

Other long-term receivable

        Other long-term receivable relates to amounts recoverable over the remaining term of the Oxnard PPA for unbilled services.

Long-term investment and asset impairment charge

        The Partnership's common ownership interest in Primary Energy Recycling Holdings LLC (PERH) was accounted for on the equity basis up to August 24, 2009 and on a cost basis thereafter as a result of a recapitalization of PERH and changes to the management agreement between the Partnership, PERH, Primary Energy Recycling Corporation (PERC) and Primary Energy Operations LLC. The Partnership has converted all of its common and preferred interests in PERH to a 14.3% common equity interest in PERH in connection with a recapitalization of PERH pursuant to which all previously outstanding common and preferred interests in PERH, including those held by the Partnership and PERC, were converted to new common equity interests. No gain or loss was recorded on the conversion.

        In November 2009, the Partnership exercised its pre-emptive right to maintain its pro-rata interest (14.3%) in PERH whereby the Partnership subscribed for new common equity interests at an aggregate subscription price of $8.8 million (US$8.3 million).

        The Partnership recorded a pre-tax impairment charge of $24.1 million during the year ended December 21, 2008 to write down the investment based on its fair value.

Schedule IV-15

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 9. Long-term debt

	Effective interest rate	2010	2009	2008
Senior unsecured notes, due June 2036 at 5.95%	6.12%	210.0	$210.0	$210.0
Senior unsecured notes (US$190.0 million), due July 2014 at 5.90%	6.16%	189.0	199.7	231.4
Senior unsecured notes (US$150.0 million), due August 2017 at 5.87%	6.01%	149.2	157.6	182.7
Senior unsecured notes (US$75.0 million), due August 2019 at 5.97%	6.11%	74.6	78.8	91.4
Secured term loan at 11.25%	11.57%	—	1.4	2.6
Revolving credit facilities at floating rates	2.85%	86.1	78.3	86.7

		708.9	725.8	804.8
Less: Current portion of long-term debt		—	1.4	1.3
Deferred debt issue costs		4.4	5.0	5.0

		$704.5	$719.4	$798.5

Senior unsecured notes

        The notes are unsecured obligations of the Partnership and, subject to statutory preferred exemptions, rank equally with all other unsecured and unsubordinated indebtedness of the Partnership. Interest on the senior unsecured notes is payable semi-annually.

Revolving credit facilities

        The Partnership has available to it unsecured two-year credit facilities of $100.0 million, $100.0 million and $125.0 million, for a total of $325.0 million, committed to 2012 and uncommitted amounts of $20.0 million and $20.0 million (US$20.0 million). At December 31, 2010, $86.1 million was drawn against these facilities (December 31, 2009—$78.3 million; December 31, 2008—$86.7 million).

        Under the terms of the extendible facilities, the Partnership may obtain advances by way of prime loans, US base rate loans, US LIBOR loans and bankers' acceptances. Depending on the facility, amounts drawn by way of prime loans bear interest at the prevailing Canadian prime rate or the average one-month bankers' acceptance rate plus a spread based on the Partnership's credit rating. Amounts drawn by way of US LIBOR loans bear interest at the prevailing LIBOR rate plus a spread based on the Partnership's credit rating. Amounts drawn by way of bankers' acceptances bear interest at the prevailing bankers' acceptance rate plus a spread based on the Partnership's credit rating. The Partnership's revolving credit facilities may be used for general partnership purposes including working capital support.

Deferred debt issue costs

        At December 31, 2010 deferred debt issue costs were $7.3 million, net of accumulated amortization of $2.9 million (December 31, 2009—deferred debt issue costs were $6.8 million, net of accumulated amortization of $1.8 million; December 31, 2008—deferred debt issue costs were $6.4 million, net of accumulated amortization of $1.4 million).

Schedule IV-16

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 9. Long-term debt (Continued)

Financial charges and other, net

	2010	2009	2008
Interest on long-term debt	$39.0	$42.6	$40.3
Foreign exchange losses	0.3	1.0	26.2
Interest on Equistar receivable	(1.8)	—	—
Losses from equity investment	—	3.1	6.3
Dividend income	—	(1.1)	(1.9)
Other	2.6	0.8	(0.2)

	$40.1	$46.4	$70.7

Note 10. Other liabilities

	2010	2009	2008
Asset retirement obligations	$29.3	$28.8	$28.6
Deferred revenue	6.5	4.5	—
Other long-term liabilities	1.3	1.5	4.7

	$37.1	$34.8	$33.3

Asset retirement obligations

	2010	2009	2008
Asset retirement obligations, beginning of year	$28.8	$28.6	$21.1
Adjustment to asset retirement obligations	(1.5)	—	—
Assumption of Morris asset retirement obligations	—	—	5.9
Accretion of asset retirement obligations	2.9	1.9	1.6
Foreign currency translation adjustment	(0.9)	(1.7)	—

Asset retirement obligations, end of year	$29.3	$28.8	$28.6

        At December 31, 2010, the estimated cost to settle the Partnership's asset retirement obligations was $129.4 million (2009—$146.0 million; 2008—$156.9 million) calculated using inflation rates ranging from 2.0% to 3.0% per annum (2009—2.1% to 3.0%; 2008—3.0%). The estimated cash flows were discounted at rates ranging from 6.4% to 7.5% (2009—6.4% to 7.5%; 2008—6.4%—7.5%). At December 31, 2010, the expected timing of payment for settlement of the obligations ranges from 9 to 80 years.

Note 11. Preferred shares issued by a subsidiary company

        In November 2009, a subsidiary of the Partnership issued 4 million 7.0% Cumulative Rate Reset Preferred Shares, Series 2 (the Series 2 Shares) priced at $25.00 per share. The Series 2 Shares pay fixed cumulative dividends of $1.75 per share per annum, as and when declared, for the initial five-year period ending December 31, 2014. The dividend rate will reset on December 31, 2014 and every five years thereafter at a rate equal to the sum of the then five-year Government of Canada bond yield and

Schedule IV-17

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 11. Preferred shares issued by a subsidiary company (Continued)

4.18%. The Series 2 Shares are redeemable at $25.00 per share by the Partnership on December 31, 2014 and on December 31 every five years thereafter. The holders of the Series 2 Shares will have the right to convert their shares into Cumulative Floating Rate Preferred Shares, Series 3 (the Series 3 Shares) of the Partnership, subject to certain conditions, on December 31, 2014 and every five years thereafter. The holders of Series 3 Shares will be entitled to receive quarterly floating rate cumulative dividends, as and when declared by the board of directors of the Partnership, at a rate equal to the sum of the then 90-day Government of Canada treasury bill rate and 4.18%.

        A subsidiary of the Partnership has issued 5 million 4.85% Cumulative Redeemable Preferred Shares, Series 1 priced at $25.00 per share with dividends payable on a quarterly basis at the annual rate of $1.2125 per share. On or after June 30, 2012, the shares are redeemable by the subsidiary company at $26.00 per share, declining by $0.25 each year to $25.00 per share after June 30, 2016. The shares are not retractable by the holders. Under the terms of the preferred share issue, the Partnership will not make any distributions on partnership units if the declaration or payment of dividends on the preferred shares is in arrears.

        Dividends will not be paid on the preferred shares if the senior unsecured notes of the Partnership are in default.

        The Partnership paid dividends of $13.1 million in 2010 (2009—$7.2 million; 2008—$6.1 million) and incurred associated net current and future income taxes of $1.0 million (2009—$0.7 million; 2008—$0.5 million) for an after-tax preferred share dividend of $14.1 million (2009—$7.9 million; 2008—$6.6 million).

Note 12. Partners' capital

	2010		2009
	Number of Units	Millions of Dollars	Number of Units	Millions of Dollars
Partnership capital, beginning of year	54,153,871	$1,200.6	53,897,279	$1,197.1
Partnership units issued pursuant to distribution
reinvestment plan	1,670,657	27.0	256,592	3.5

Partnership capital, end of year	55,824,528	$1,227.6	54,153,871	$1,200.6

	2008
	Number of Units	Millions of Dollars
Partnership capital, beginning and end of year	53,897,279	$1,197.1

        The Partnership is authorized to issue an unlimited number of limited partnership units. Each unit represents an equal, undivided limited partnership interest in the Partnership and entitles the holder to participate equally in distributable cash and net income. Units are not subject to future calls or assessments and entitle the holder to limited liability. Each unit is transferable, subject to the requirements referred to in the Partnership Agreement.

        In October 2009, the Partnership implemented a Premium Distribution (Premium Distribution is a trademark of Canaccord Capital Corporation) and Distribution Reinvestment Plan (the Plan) that

Schedule IV-18

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 12. Partners' capital (Continued)

provides eligible unitholders with two alternatives to receiving the monthly cash distributions, including the option to accumulate additional units in the Partnership by reinvesting cash distributions in additional units issued at a 5% discount to the Average Market Price of such units (as defined in the Plan) on the applicable distribution payment date. Alternatively, under the Premium DistributionTM component of the Plan, eligible unitholders may elect to exchange these additional units for a cash payment equal to 102% of the regular cash distribution on the applicable distribution payment date.

        In 2010, the weighted average number of units outstanding was 54,968,742 (2009—53,914,046; 2008—53,897,279).

Note 13. Accumulated other comprehensive income

        The components of accumulated other comprehensive income are as follows:

	2010	2009	2008
Cumulative unrealized losses on translating net assets of self-sustaining foreign operations	$(159.3)	$(131.9)	$(66.0)
Deferred gains on derivatives de-designated as cash flow hedges	0.4	0.9	1.3
Unrealized losses on derivative instruments designated as cash flow
hedges	(50.9)	(6.4)	—

Total accumulated other comprehensive income	$(209.8)	$(137.4)	$(64.7)

Note 14. Income taxes

Components of income tax recovery	2010	2009	2008
Current income taxes	$0.4	$1.3	$1.7
Future income taxes	(9.8)	(10.2)	(33.1)

	$(9.4)	$(8.9)	$(31.4)

Schedule IV-19

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 14. Income taxes (Continued)

Reconciliation of income tax recovery

	2010	2009	2008
Net income (loss) from continuing operations before income	$35.2	$56.8	$(91.9)
taxes and preferred share dividends
Combined federal and provincial tax rate	29.0%	31.0%	31.5%

Expected income tax expense (recovery)	10.2	17.6	(28.9)
Amounts related to (non-taxable) non-deductible foreign exchange and other permanent differences	(9.9)	(6.7)	2.7
Changes in valuation allowance	(0.1)	(4.5)	12.7
Change due to enactment of rate changes	0.5	0.7	—
Income allocated to Partnership unitholders	(7.5)	0.1	(15.8)
Taxes related to prior periods	1.3	(9.9)	—
Statutory and other rate differences	1.4	(9.6)	6.4
Other	(5.3)	3.4	(8.5)

Actual income tax recovery	$(9.4)	$(8.9)	$(31.4)

Future income tax assets and liabilities

	2010	2009	2008
Loss carryforwards	$87.1	$75.4	$53.9
Difference in accounting and tax basis of intangible assets	2.7	4.5	6.7
Asset retirement obligations	5.7	4.1	3.9
Deferred financing charges	3.5	2.4	1.8
Non-deductible accrued amounts	1.7	1.8	2.1
Unrealized losses on deriviative instruments	16.0	0.8	5.1
Deferred revenue	2.9	1.7	—
Long-term receivable	—	0.8	1.0
Other	—	—	0.9

Future income tax assets	$119.6	$91.5	$75.4

Difference in accounting and tax basis of plant, equipment and PPAs	$(109.2)	$(114.5)	$(115.4)
Unrealized foreign exchange gains	(4.9)	(4.3)	(1.6)
Long-term receivable	(7.0)	—	—
Other	(0.9)	(2.3)	—

Future income tax liabilities	$(122.0)	$(121.1)	$(117.0)

Net future income tax liabilities	$(2.4)	$(29.6)	$(41.6)

Schedule IV-20

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 14. Income taxes (Continued)

Presented on the balance sheet as follows:

	2010	2009	2008
Current assets	$7.1	$1.9	$2.3
Non-current assets	41.2	35.0	16.8
Current liabilities	—	(3.8)	—
Non-current liabilities	(50.7)	(62.7)	(60.7)

	$(2.4)	$(29.6)	$(41.6)

Income taxes

        The Partnership follows the liability method of accounting for income taxes, whereby income taxes are recognized on differences between the financial statement carrying values and the respective income tax basis of assets and liabilities. Future income tax assets and liabilities are measured using the substantively enacted tax rates and laws that will be effect when the temporary differences are expected to be recovered or settled. To the extent that the realization of a future tax asset is not considered 'more likely than not,' a valuation allowance is provided.

Taxation of flow-through entities

        Pursuant to the Income Tax Act (Canada), beginning on January 1, 2011, the Partnership will be subject to a specified investment flow-through (SIFT) distribution tax of 16.5% (15% beginning in 2012) along with a provincial tax component of 10%. The tax rates are equivalent to the substantially enacted corporate income tax rates, but apply to distributions of certain types of income. As the partnership generates cash flows from both Canada and the United States, only the cash flows generated in Canada would be subject to the SIFT tax. Cash flows generated in the United States are exempt from the SIFT tax as they are subject to United States taxation. The Partnership expects that its distributions will be treated as eligible dividends starting on January 1, 2011.

        The net future income tax liability relating to the SIFT legislation decreased $17.0 million to $45.7 million in 2010 (2009—$62.7 million; 2008—$60.7 million) due a reduction in the net taxable temporary differences which are expected to reverse subsequent to 2010. This estimate of the net future tax liability is based on the current best estimate of the accounting and tax values that exist on December 31, 2010. The Partnership and its Canadian subsidiary limited partnerships have net taxable temporary differences of $185.8 million (2009—$245.7 million, 2008—$309.1 million) of which the tax effects of $184.0 million (2009—$250.5 million, 2008—$230.5 million) are reflected in these consolidated financial statements due to the enactment of the SIFT legislation in 2007.

Taxation of corporate subsidiaries

        Current and future taxes have been reflected in respect of taxable income and temporary differences relating to the corporate subsidiaries of the Partnership. The Canadian corporate subsidiaries of the Partnership are subject to tax on their taxable income at a rate of approximately 29% (2009—31.0%; 2008—31.5%) whereas the US corporate subsidiaries are subject to tax on their taxable income at rates varying from 34% to 41% (2009—34.0% to 41.0%; 2008—34.0%—41.0%). Future income taxes relating to the corporate subsidiaries have been reflected in these consolidated

Schedule IV-21

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 14. Income taxes (Continued)

financial statements except in respect of deductible temporary differences of $4.4 million (2009—$4.4 million; 2008—$54.9 million) for which no tax benefit has been recognized.

Income tax loss carry forwards

        As at December 31, 2010, the Partnership has income tax loss carry forwards of approximately US $151.4 million (2009—US$128.9 million, 2008—US$84.8 million) in the US, which may be used to reduce future US taxable income. Of these losses, US$22.3 million (2009—US$22.3 million; 2008 US$22.3 million) expire between 2022 and 2025 with the remainder expiring thereafter and $18.1 million (2009—US$18.1 million; 2008—US$22.3 million) of the losses are restricted under Section 382 of the Internal Revenue Code. Under Section 382 of the Internal Revenue Code of 1986, as amended, the utilization of the restricted losses is limited to an annual amount of US$4.7 million.

        As at December 31, 2010, the Partnership has both non-capital losses and capital losses that are available for carry forward in Canada. For Canadian income tax purposes, there are non-capital loss carry forwards of approximately $120.7 million (2009—$96.7 million; 2008—$56.3 million), which may be used to reduce future income taxes otherwise payable and which expire in the years 2011 to 2030. There are also capital loss carry forwards of $3.5 million (2009—$3.5 million; 2008—$14.9 million) which can be carried forward indefinitely. The tax benefit on $0.3 million (2009—$0.2 million; 2008—$0.1 million) of the non-capital losses carry forwards and on $3.5 million (2009—$3.5 million; 2008—$14.9 million) of the capital loss carry forwards have been fully offset by the recognition of a valuation allowance.

Out of period adjustment

        During the year ended December 31, 2009, the Partnership recorded an out-of-period adjustment of $9.7 million relating to 2007 and 2008 in order to recognize net future income tax assets associated with the Partnership's interest in PERH. Management determined that the impact of the adjustment was not material, either individually or in aggregate, to any of the prior periods' financial statements and accordingly, that a restatement of previously issued financial statements was not necessary.

Note 15. Financial instruments

Fair values and classification of financial assets and liabilities

        The Partnership classifies its cash and cash equivalents and current and non-current derivative instruments assets and liabilities as held for trading and measures them at fair value. Accounts receivable are classified as loans and receivables and accounts payable and distributions payable are classified as other financial liabilities and are measured at amortized cost. The fair values of accounts receivable, accounts payable and distributions payable are not materially different from their carrying amounts due to their short-term nature. The investment in PERH is classified as available for sale and the net investment in lease is classified as loans and receivables. The net investment in lease and other long-term receivable relates to the Oxnard PPA, which is considered a direct financing lease for accounting purposes.

Schedule IV-22

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 15. Financial instruments (Continued)

        The classification, carrying amounts and fair values of the Partnership's other financial instruments are summarized as follows:

	2010
	Carrying amount
	Loans and receivables	Other financial liabilities	Total	Total fair value
Other assets—net investment in lease and other long-term receivable	$41.3	$—	$41.3	$42.4
Long-term debt (including current portion)	—	(704.5)	(704.5)	(697.7)

	2009
	Carrying amount
	Loans and receivables	Other financial liabilities	Total	Total fair value
Other assets—net investment in lease and other long-term receivable	$26.9	$—	$26.9	$27.1
Other assets—receivable from Equistar	9.1	—	9.1	$9.1
Long-term debt (including current portion)	—	(720.8)	(720.8)	(667.7)

	2008
	Carrying amount
	Loans and receivables	Other financial liabilities	Total	Total fair value
Other assets—net investment in lease
and other long-term receivable	$33.2	$—	$33.2	$33.1
Other assets—receivable from Equistar	9.6	—	9.6	$9.6
Long-term debt (including current portion)	—	(799.8)	(799.8)	(685.9)

        The fair value of the Partnership's long-term debt is based on determining an appropriate yield for the Partnership's debt as at December 31, 2010, 2009 and 2008. This yield is based on an estimated credit spread for the Partnership over the yields of long-term Government of Canada and US Government bonds that have similar maturities to the Partnership's debt. The estimated credit spread is based on the Partnership's indicative spread as published by independent financial institutions.

        The Partnership has used the carrying amount of its investment in PERH as its fair value as the shares are not quoted in an active market and their fair value therefore cannot be measured reliably.

        The fair value of the Partnership's net investment in the financing lease and related long-term receivables is based on the estimated interest rate implicit in a comparable lease arrangement as at December 31, 2010, 2009 and 2008.

Derivative instruments

        Derivative instruments are held to manage financial risk related to energy procurement and treasury management. All derivative instruments, including embedded derivatives, are classified as held

Schedule IV-23

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 15. Financial instruments (Continued)

for trading and are recorded at fair value on the balance sheet unless exempted from derivative treatment as a normal purchase, sale or usage. All changes in their fair value are recorded in net income.

        The derivative instruments assets and liabilities used for risk management purposes consist of the following:

	December 31, 2010
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$—	$10.4	$10.4
Non-current	—	—	29.7	29.7
Derivative instruments liabilities:
Current	(16.2)	(3.0)	(1.9)	(21.1)
Non-current	(76.9)	—	(5.0)	(81.9)

	$(93.1)	$(3.0)	$33.2	$(62.9)

Net notional amounts:
Gigajoules (GJs) (millions)	37.8	6.5
US foreign exchange (US dollars in millions)			309
Contract terms (years)	6.0	0.8 to 2.0	0.2 to 5.5

	December 31, 2009
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$1.0	$2.5	$4.3	$7.8
Non-current	—	6.0	25.8	31.8
Derivative instruments liabilities:
Current	(2.1)	—	(0.8)	(2.9)
Non-current	(32.8)	—	(3.6)	(36.4)

	$(33.9)	$8.5	$25.7	$0.3

Net notional amounts:
Gigajoules (GJs) (millions)	45.0	11.0
US foreign exchange (US dollars in millions)			395
Contract terms (years)	1.0 to 7.0	0.0 to 3.0	0.2 to 6.0

Schedule IV-24

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 15. Financial instruments (Continued)

	December 31, 2008
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$15.5	$7.3	$22.8
Non-current	—	23.5	3.6	27.1
Derivative instruments liabilities:
Current	—	(1.5)	(11.5)	(13.0)
Non-current	—	(0.6)	(37.9)	(38.5)

	$—	$36.9	$(38.5)	$(1.6)

Net notional amounts:
Gigajoules (GJs) (millions)	—	69.0
US foreign exchange (US dollars in millions)			456.9
Contract terms (years)	—	0.1 to 8.0	0.2 to 6.0

        The fair value of derivative instruments are determined, where possible, using exchange or over-the-counter price quotations by reference to quoted bid, ask, or closing market prices, as appropriate in active markets. Where there are limited observable prices due to illiquid or inactive markets, the Partnership uses appropriate valuation and price modeling commonly used by market participants to estimate fair value. Fair value determined using valuation models requires the use of assumptions concerning the amount and timing of future cash flows. In general, fair value amounts reflect management's best estimates using external readily observable market data such as future prices, interest rate yield curves, foreign exchange rates, discount rates for time value, and volatility for all of the Partnership's financial instruments. It is possible that the assumptions used in establishing fair value amounts will differ from future outcomes and the impact of such variations could be material.

        Unrealized and realized pre-tax gains and (losses) on derivative instruments recognized in net income and other comprehensive income were:

	Income statement category	2010	2009	2008
Foreign exchange non-hedges	Revenue	$12.4	$59.8	$(57.6)
Natural gas non-hedges	Cost of fuel	(9.3)	(52.1)	(30.4)
Natural gas hedges—ineffective portion	Cost of fuel	(2.2)	(0.3)	—
Natural gas hedges—effective portion	Other comprehensive loss	(59.1)	(8.9)	—

        If hedge accounting requirements are not met, unrealized and realized gains and losses on natural gas derivatives are recorded in cost of fuel. If hedge accounting requirements are met, realized gains and losses on natural gas derivatives are recorded in cost of fuel while unrealized gains and losses are recorded in other comprehensive income.

        The Partnership has elected to apply hedge accounting effective July 31, 2009, on certain derivative instruments it uses to manage commodity price risk relating to natural gas prices. For the year ended December 31, 2010, the change in the fair value of the ineffective portion of hedging derivatives required to be recognized in the income statement was $2.2 million. Of the $50.9 million of after tax losses related to derivative instruments designated as cash-flow hedges included in accumulated other

Schedule IV-25

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 15. Financial instruments (Continued)

comprehensive income at December 31, 2010, losses of $8.8 million, net of income taxes of $3.2 million are expected to settle and be reclassified to net income during the year ended December 31, 2011. The Partnership's cash flow hedges extend up to 2016.

Fair value hierarchy

        Fair value represents the Partnership's estimate of the price at which a financial instrument could be exchanged between knowledgeable and willing parties in an orderly arm's length transaction under no compulsion to act. Fair value measurements recognized in the consolidated balance sheets are categorized into levels within a fair value hierarchy based on the nature of the valuation inputs, and precedence is given to those fair value measurements calculated using observable inputs over those using unobservable inputs. The determination of fair value requires judgment and is based on market information where available and appropriate. The following levels were established for each input:

        Level 1:    Fair value is based on quoted prices (unadjusted) in active markets for identical instruments. Financial instruments classified in Level 1 include cash and cash equivalents, including highly liquid short term investments.

        Level 2:    Fair value is based on other than unadjusted quoted prices included in Level 1, which are either directly or indirectly observable at the reporting date. Level 2 includes those financial instruments that are valued using commonly used valuation techniques, such as the discounted cash flow model or black-scholes option pricing models. Valuation models use inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active but observable, and other observable inputs that are principally derived from or corroborated by observable market data for substantially the full term of the instrument. Financial instruments classified in Level 2 includes commodity, foreign exchange, and interest rate derivatives whose values are determined based on broker quotes, observable trading activity for similar, but not identical instruments, and prices published on information platforms and exchanges.

        Level 3:    Fair value is based unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the instrument. Level 3 includes financial instruments that are also valued using commonly used valuation techniques described in Level 2, however some inputs used in the models may not be based on observable market data and therefore based on the Partnership's best estimate from the perspective of a market participant. There are no financial instruments classified in Level 3 at the reporting date.

        The fair value measurement of a financial instrument is included in only one of the three levels, the determination of which is based upon the lowest level input that is significant to the derivation of the fair value. The Partnership's assessment of the significance of a particular input to the fair value measurement requires judgment thereby affecting the placement within the fair value hierarchy levels. The following table presents the Partnership's financial instruments measured at fair value on a

Schedule IV-26

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 15. Financial instruments (Continued)

recurring basis in the consolidated balance sheets, classified using the fair value hierarchy described above:

	Level 1	Level 2	Level 3	Total
Financial assets:
Cash	$27.5	$—	$—	$27.5
Derivative instrument assets:
Foreign exchange non-hedges	—	40.1	—	40.1
Derivative instrument liabilities:
Natural gas hedges	—	(93.1)	—	(93.1)
Natural gas non-hedges	—	(3.0)	—	(3.0)
Foreign exchange non-hedges	—	(6.9)	—	(6.9)

        There were no significant transfers between Level 1 and 2 for the period ended December 31, 2010.

Note 16. Changes in non-cash working capital

	2010	2009	2008
Accounts receivable	$8.4	$8.5	$10.5
Inventories	(14.7)	(1.2)	(4.7)
Accounts payable	(1.1)	(16.7)	8.9
Other	0.1	1.1	(1.4)

	$(7.3)	$(8.3)	$13.3

Note 17. Risk management

Risk management overview

        The Partnership is exposed to a number of different financial risks arising from natural business exposures as well as its use of financial instruments which include market, interest, credit and liquidity risks. The Partnership's overall risk management process is designed to identify, manage and mitigate business risk which includes financial risk, among others. Financial risk is managed according to objectives, targets and policies set forth by the Board of Directors. Risk management strategies, policies and limits are designed to ensure the risk exposures are managed within the Partnership's business objectives and risk tolerance. The Partnership's risk management objective is to protect and minimize volatility in cash provided by operating activities and distributions therefrom.

Market risk

        Market risk is the risk of loss that results from changes in market factors such as commodity prices, foreign currency exchange rates, interest rates and equity prices. The level of market risk to which the Partnership is exposed at any point in time varies depending on market conditions, expectations of future price or market rate movements and composition of the Partnership's financial assets and liabilities held, non-trading physical assets and contract portfolios. Commodity price risk

Schedule IV-27

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 17. Risk management (Continued)

management and the associated credit risk management are carried out in accordance with Partnership's financial risk management policies, as approved by the Board of Directors.

        To manage the exposure related to changes in market risk, the Partnership uses various risk management techniques including the use of derivative instruments. Derivative instruments may include financial and physical forward contracts. Such instruments may be used to establish a fixed price for an energy commodity, an interest-bearing obligation or an obligation denominated in a foreign currency. Market risk exposures are monitored regularly against approved risk limits and control processes are in place to monitor that only authorized activities are undertaken.

        The sensitivities provided in each of the following risk discussions disclose the effect of reasonably possible changes in relevant prices and rates on net income at the reporting date. The sensitivities are hypothetical and should not be considered to be predictive of future performance or indicative of earnings on these contracts. The Partnership's actual exposure to market risks is constantly changing as the Partnership's portfolio of debt, foreign currency and commodity contracts change. Changes in fair value based on market variable fluctuations cannot be extrapolated as the relationship between the change in the market variable and the change in fair value may not be linear. In addition, the effect of a change in a particular market variable on fair values or cash flows is calculated without considering interrelationships between the various market rates or mitigating actions that would be taken by the Partnership.

Commodity price risk

        The Partnership is exposed to commodity price risk as part of its normal business operations, particularly in relation to the prices of electricity, natural gas and coal. The Partnership actively manages commodity price risk by optimizing its asset and contract portfolios in the following manner:

  •
  The Partnership commits substantially all of its power supply to long-term fixed price PPAs which limits the exposure to electricity prices;

  •
  The Partnership purchases natural gas under long-term fixed price supply contracts to reduce the exposure to natural gas prices on certain of its natural gas fired generation plants; and

  •
  The Partnership has entered into certain PPAs whereby the counterparty bears the variable costs linked to the price of natural gas or coal.

        The following represents the sensitivity of net income to derivative instruments that are accounted for on a fair value basis. As at December 31, 2010, with all other variables unchanged, a $1.00/GJ increase (decrease) of the natural gas price is estimated to increase (decrease) net income by approximately $4 million after tax and other comprehensive income by approximately $24 million after tax. This assumption is based on the volumes or position held at December 31, 2010.

Foreign exchange risk

        The Partnership is exposed to foreign exchange risk on its net investment in self-sustaining foreign operations. The risk is that the Canadian dollar value of the US dollar net investment in self-sustaining foreign operations will vary as a result of the movements in exchange rates.

        The Partnership's foreign exchange management policy is to manage economic and material transactional exposures arising from movements in the Canadian dollar against the US dollar. The

Schedule IV-28

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 17. Risk management (Continued)

Partnership's foreign currency exposure arises from anticipated US dollar denominated cash flows from its US operations and from debt service obligations on US dollar borrowings. The Partnership coordinates and manages foreign currency risk through the General Partner's central Treasury function. Foreign exchange risk is managed by considering naturally occurring opposite movements wherever possible and then managing any material residual foreign currency exchange risks according to the policies approved by the Board of Directors.

        The Partnership primarily uses foreign currency forward contracts to fix the Canadian currency equivalent of its US currency expected cash flows thereby reducing its anticipated US denominated transactional exposure. The Partnership's foreign currency risk management practice is to ensure a majority of the net currency exposure on anticipated transactions within 7 years are economically hedged. At December 31, 2010, US$308.9 million of future anticipated net cash flows from its US plants were economically hedged for 2011 to 2016 at a weighted average rate of $1.13 per US $1.00.

        At December 31, 2010, holding all other variables constant, a $0.10 strengthening (weakening) of the Canadian dollar against the US dollar would increase (decrease) net income by approximately $19 million after tax as a result of changes in the fair value of foreign exchange contracts.

        This sensitivity analysis excludes translation risk associated with the application of the current rate and temporal translation methods, financial instruments that are non-monetary items, and financial instruments denominated in the functional currency in which they are transacted and measured.

Interest rate risk

        The Partnership is exposed to changes in interest rates on its cash and cash equivalents and floating rate short-term and long-term obligations. The Partnership is exposed to interest rate risk from the possibility that changes in the interest rates will affect future cash flows or the fair values of its financial instruments. In some circumstances, floating rate funding may be used for short-term borrowings and other liquidity requirements. At December 31, 2010 the Partnership held $86.1 million in floating rate debt (December 31, 2009—$78.3 million; December 31, 2008 $86.7 million). The Partnership may also use derivative instruments to manage interest rate risk. At December 31, 2010, 2009 and 2008 the Partnership did not hold any interest rate derivative instruments.

        Holding all other variables constant and assuming that the amount and mix of floating rate debt remains unchanged from that held at December 31, 2010, a 100 basis point change to interest rates would have a $0.9 million impact on net income and would have no impact on other comprehensive income.

Credit risk

        The electricity and steam generated at the Partnership's facilities are sold under long-term contracts to 23 customers. Customers accounting for 10% or more of the Partnership's revenue in 2010 were as follows:

	2010	2009	2008
Ontario Electricity Financial Corporation	26%	23%	26%
San Diego Gas & Electric Company	11%	10%	18%
British Columbia Hydro and Power Authority	11%	10%	11%

Schedule IV-29

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 17. Risk management (Continued)

        The Partnership has exposure to credit risk associated with counterparty default under the Partnership's PPAs, fuel supply agreements and foreign currency hedges. In the event of a default by a counterparty, existing PPAs may not be replaceable on similar terms as pricing in many of these agreements is favourable relative to their current markets. Credit risk is associated with the ability of counterparties to satisfy their contractual obligations to the Partnership, including payment and performance. Credit risk is managed by making appropriate credit assessments of counterparties on an ongoing basis, dealing primarily with creditworthy counterparties, diversifying the risk by using several counterparties and where appropriate and contractually allowed, requiring the counterparty to provide appropriate security.

Maximum credit risk exposure

        The Partnership has the following financial assets that are exposed to credit risk:

	2010
	Canada	US	Total
Trade receivables	$21.1	$31.4	$52.5
Other assets—net investment in lease and other long-term receivable	—	41.3	41.3
Derivative instruments—current assets	10.4	—	10.4
Derivative instruments—non-current assets	29.7	—	29.7

	$61.2	$72.7	$133.9

        The maximum credit exposure of these assets is their carrying amount. No amounts were held as collateral at December 31, 2010.

Accounts receivable

        Accounts receivable consist primarily of amounts due from customers including industrial and commercial customers, government-owned or sponsored entities, regulated public utility distributors and other counterparties. The Partnership historically has not experienced credit losses and accordingly has not provided for an allowance for doubtful accounts. The Partnership evaluates the need for an allowance for potential credit losses by reviewing any overdue accounts and monitoring changes in the credit profiles of counterparties. The Partnership manages its credit risk exposures by dealing with creditworthy counterparties and, where appropriate and contractually allowed, taking back appropriate security from the counterparty. The Partnership determines the creditworthiness of counterparties using its own assessments and credit ratings by Standard and Poor's (S&P) and DBRS Limited (DBRS) if available.

        No material accounts receivable were past due and there was no provision for credit losses associated with these receivables and financial derivative instruments as all balances are considered to be fully recoverable. Accounts receivable are mostly from counterparties with an investment grade rating assigned by S&P.

Schedule IV-30

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 17. Risk management (Continued)

Liquidity risk

        Liquidity risk is the risk that the Partnership will not be able to meet its financial obligations as they come due. The Partnership's liquidity is managed centrally through the General Partner's Treasury function. The Partnership manages liquidity through regular monitoring of cash and currency requirements by preparing short-term and long-term cash flow forecasts and matching the maturity profiles of financial assets and liabilities to identify financing requirements. The financing requirements are addressed through a combination of committed and demand revolving credit facilities and access to capital markets.

        As at December 31, 2010, the Partnership had available bank credit facilities of $238.8 million committed to 2012 as discussed in Note 11—Long-term debt. In addition, the Partnership has a Canadian shelf prospectus under which it may raise up to $600.0 million in partnership units or debt securities. The Canadian shelf prospectus expires in August 2012.

        The Partnership has a long-term debt rating of BBB/stable and BBB(high)/under review (negative), assigned by S&P and DBRS respectively.

        The following are the undiscounted cash flow requirements and contractual maturities of the Partnership's financial liabilities, including interest payments as at December 31, 2010:

	Within 1 year	Between 1 & 2 years	Between 2 & 3 years	Between 3 & 4 years	Between 4 & 5 years	Beyond 5 years	Total
Non-derivative financial liabilities:
Long-term debt(1)	$—	$86.1	$—	$189.0	$—	$433.8	$708.9
Interest payments on long-term debt	39.5	39.1	36.9	32.2	25.7	291.5	464.9
Accounts payable and accrued liabilities(2)	36.5	—	—	—	—	—	36.5
Distributions payable	8.2	—	—	—	—	—	8.2
Derivative financial liabilities:
Net forward exchange contracts	$1.9	$2.2	$1.4	$0.9	$0.9	$—	$7.3

Total	$86.1	$127.4	$38.3	$222.1	$26.6	$725.3	$1,225.8

(1)
Excluding deferred debt issue costs of $4.4 million.

(2)
Excluding interest on long-term debt of $10.5 million and non-cash accruals of $5.9 million.

Note 18. Capital management

        The Partnership's primary objectives when managing capital are to safeguard the Partnership's ability to continue as a going concern, provide stable distributions to unitholders, to maintain an investment grade credit rating and to facilitate the acquisition or development of power projects in Canada and the US consistent with the growth strategy of the Partnership. The Partnership's objective of maintaining an investment grade credit rating is subject to change in order to manage the Partnership's growth strategy with changing economic circumstances. The Partnership manages its capital structure in a manner consistent with the risk characteristics of the underlying assets. This

Schedule IV-31

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 18. Capital management (Continued)

overall objective and policy for managing capital remained unchanged in 2010 from the prior comparative period.

        The Partnership considers its capital structure to consist of long-term debt, preferred shares and partners' equity. The following table represents the total capital of the Partnership:

	2010	2009	2008
Long-term debt (including current portion)	$704.5	$720.8	$799.8
Preferred shares	219.7	219.7	122.0
Partners' equity	407.7	519.5	632.3

Total capital	$1,331.9	$1,460.0	$1,554.1

        The Partnership's credit and stability ratings are presented in the following table:

	2010	2009	2008
Credit rating
S&P	BBB (stable)	BBB+/negative outlook	BBB+
DBRS	BBB(high)/under review (negative)	BBB(high)/negative trend	BBB(high)
Stability rating
S&P	Not Rated	SR-2	SR-2
DBRS	STA-2 (low)	STA-2	STA-2

        The Partnership has the following externally imposed requirements on its capital:

  •
  The Partnership must maintain a debt to total capitalization ratio, as defined in the debt agreements, of not more than 65%; and

  •
  In the event the Partnership is assigned both a rating of less than BBB+ by S&P and a rating of less than BBB(high) by DBRS, the Partnership also would be required to maintain a ratio of earnings before interest, income taxes, depreciation and amortization to interest expense of not less than 2.5 to 1.

        At December 31, 2010, the Partnership's debt to capitalization ratio was 53% (December 31, 2009—49%; December 31, 2008—51%) and ratings of BBB/stable and BBB(high)/under review (negative) were assigned by S&P and DBRS respectively (December 31, 2009—BBB+/negative outlook and BBB(high)/negative trend; December 31, 2008—BBB+ and BBB(high)).

        In order to manage its capital structure, the Partnership may adjust the amount of distributions paid to unitholders, issue or redeem preferred shares, issue or repay debt or issue or buy back partnership units.

Note 19. Related party transactions

        In operating the Partnership's 20 power plants, the Partnership and CPC (and prior to July 1, 2009, EPCOR) engage in a number of related party transactions which are in the normal course of business. These transactions are based on contracts and many of the fees are escalated by inflation. The

Schedule IV-32

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 19. Related party transactions (Continued)

table below summarizes the amounts included in the calculation of net income for the years ended December 31, 2010, 2009 & 2008.

	2010	2009	2008
Transactions with CPC(1)
Revenue—Frederickson duct firing capacity fees	$0.1	$0.1	$0.1
Cost of fuel—Greeley natural gas swap contract	1.5	2.6	0.3
Operating and maintenance expense	47.5	50.5	45.1
Management and administration
Base fee	0.9	1.1	1.4
Incentive fee	—	—	2.3
Enhancement fee	0.1	0.2	2.4
General and administrative costs	8.4	8.0	5.9

	9.4	9.3	12.0

Transactions of discontinued operations
Cost of fuel—gas demand charge	—	1.1	2.2
Operating and maintenance expense	—	1.4	2.9

Acquisition and divestiture fees	—	0.2	1.9

Distributions	29.1	32.2	41.6

(1)
Prior to July 1, 2009, EPCOR.

Greeley natural gas swap contract

        The Partnership has entered into a three year natural gas swap contract with CPC to cover most of the anticipated natural gas supply for Greeley.

Operating and maintenance

        CPC is entitled to receive a fee for services related to the operation and maintenance of the power plants under the Management and Operations Agreements. The annual fees are payable on an equal monthly basis. The annual fees for the Canadian plants and two US plants are annually adjusted for inflation. The annual fees for the other US plants are determined using a cost recovery basis.

Base and incentive fee

        CPC is entitled to a base fee and an incentive fee under the Management and Operations Agreements in each fiscal year of the Partnership. The base fee is equal to 1% of the Partnership's annual cash distributions. The incentive fee is equal to 10% of annual distributable cash flow greater than $2.40 per unit. Annual distributable cash flow is defined as cash flow from operating activities before changes in non-cash operating working capital plus dividends from PERH less scheduled debt repayments and maintenance capital.

Schedule IV-33

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 19. Related party transactions (Continued)

Enhancement fee

        CPC can curtail operations of the Ontario power plants and re-sell contracted natural gas at market prices, rather than produce off-peak power at lower rates. CPC is entitled to receive an enhancement fee equivalent to 35% of the incremental profit.

General and administrative costs

        CPC is entitled to a fee related to the salaries and wages for management and administration employees for the US plants. The fee is payable monthly on a cost recovery basis. CPC is also entitled to receive a fee for Canadian support staff costs for public entity services required per the Management and Operations Agreements. The annual fee is payable on an equal monthly basis and is adjusted annually for changes in salary costs.

Acquisition and divestiture fees

        CPC is entitled to acquisition and divestiture fees under the Transaction Fees and Costs Agreements. The fee is based on the transaction value of the acquisition or disposition.

Distributions

        During the year ended December 31, 2010, the Partnership made cash distributions to CPC in the amount proportionate to its ownership interest. At December 31, 2010, CPC owned 29.6% of the Partnership's units (30.5% at December 31, 2009; at December 31, 2008 EPCOR owned 30.6% of the Partnership's units).
Note 20. Joint venture

        A financial summary of the Partnership's investments in the Frederickson joint venture is as follows:

	2010	2009	2008
Current assets	$1.8	$4.9	$2.3
Long-term assets	109.5	120.3	145.3
Current liabilities	0.7	0.4	1.0
Long term liabilities	0.5	0.5	0.5
Revenues	21.3	23.3	23.0
Expenses	12.9	15.5	21.9
Net income	8.4	7.8	1.1
Cash provided by operating activities	13.2	13.3	8.1
Cash used in investing activities	—	—	—
Cash used in financing activities	(16.4)	(10.2)	(8.4)

Note 21. Operating leases

        From the point of view of a lessor, the terms of the Manchief, Mamquam, Moresby Lake, Greeley and Kenilworth PPAs (2009 and 2008—Manchief, Mamquam, Moresby Lake, Greeley, Kenilworth, Southport and Roxboro PPAs) are operating leases. At December 31, 2010, the carrying amounts of the

Schedule IV-34

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 21. Operating leases (Continued)

property, plant and equipment of these facilities was $247.7 million less accumulated depreciation of $46.7 million (2009—$359.7 million and $47.6 million respectively; 2008—$317.6 million and $39.6 million respectively). The Partnership's revenues for the year ended December 31, 2010 include $74.9 million with respect to the PPAs for these plants (2009—$116.2 million; 2008—$141.8 million).

Note 22. Segment disclosures

        The Partnership operates in one reportable business segment involved in the operation of independent power generation plants within British Columbia, Ontario and in the US in California, Colorado, Illinois, New Jersey, New York, North Carolina and Washington State.

Geographic information

	2010			2009			2008
	Canada	US	Total	Canada	US	Total	Canada	US	Total
Revenue	$217.6	$314.8	$532.4	$263.8	$322.7	$586.5	$159.2	$340.1	$499.3

	As at December 31, 2010			As at December 31, 2009			As at December 31, 2008
	Canada	US	Total	Canada	US	Total	Canada	US	Total
Assets
PP&E	$502.2	$491.9	$994.1	$534.5	$530.2	$1,064.7	$559.3	$546.7	$1,106.0
PPAs	33.6	256.4	290.0	36.6	293.8	330.4	39.7	368.9	408.6
Goodwill	—	45.0	45.0	—	47.6	47.6	—	55.1	55.1
Other assets	—	62.8	62.8	—	58.5	58.5	—	64.4	64.4

	$535.8	$856.1	$1,391.9	$571.1	$930.1	$1,501.2	$599.0	$1,035.1	$1,634.1

Note 23. Commitments

        As of December 31, 2010 the Partnership's future purchase obligations were estimated as follows, based on existing contract terms and estimated inflation.

	2011	2012	2013	2014	2015	Later years	Total payments
Natural gas purchase contracts	$51.9	$53.7	$43.9	$47.2	$50.7	$53.6	$301.0
Natural gas transportation contracts	12.9	10.4	10.6	10.2	7.6	15.6	67.3
Operating and maintenance contracts	27.5	28.1	28.6	29.2	29.8	46.0	189.2

        The North Bay, Kapuskasing and Nipigon plants operate under fixed long-term natural gas supply contracts and natural gas transportation contracts with built-in annual escalators. Expiry dates for the contracts vary with an average remaining contract life of six years as at December 31, 2010. The remaining fuel requirements, which account for approximately 2% of the power plants' fuel costs, are purchased at current market prices. Morris operates under a long-term natural gas transportation contract expiring in 2013.

        The operating and maintenance contracts with the Manager are based on fixed fees escalated annually by inflation and have expiry terms of June 30, 2017.

Schedule IV-35

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 24. Morris acquisition

        On October 31, 2008, the Partnership acquired 100% of the equity interest in Morris Cogeneration LLC (Morris), a combined heat and power facility in Illinois. The total purchase price was $90.7 million including $88.4 million (US$73.4 million) in cash plus acquisition costs of approximately $2.3 million.

        The financial results of Morris are included in the Partnership's consolidated statements of income and loss from the date of acquisition. The purchase price for the acquisition of Morris was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

Current assets excluding cash and derivative instruments assets	$9.9
Derivative instruments assets—current	0.7
Derivative instruments assets—long term	2.9
Property, plant and equipment	87.2
Power purchase arrangements	2.1
Other assets	1.5
Current liabilities	(6.6)
Asset retirement obligations	(5.9)
Contract liabilities	(1.1)

Fair value of net assets acquired	$90.7

Consideration
Cash	$88.4
Acquisition costs	2.3

$90.7

Note 25. Discontinued operations

        The Partnership completed the sale of its Castleton facility (Castleton) on May 26, 2009. The disposition of Castleton resulted in proceeds of $11.9 million (US$10.7 million) less transaction

Schedule IV-36

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 25. Discontinued operations (Continued)

costs of $0.2 million (US$0.2 million) and a pre-tax accounting gain of $2.4 million. Revenues and expenses of Castleton were as follows:

	2009	2008
	(millions of dollars)
Revenues	$2.1	$12.9
Expenses
Cost of fuel	2.1	6.5
Operating and maintenance expense	2.1	4.4
Depreciation and amortization	—	3.7
Foreign exchange gains	—	(0.2)

Loss from operations	(2.1)	(1.5)
Gain on sale of Castleton	2.4	—

Income (loss) before income tax	0.3	(1.5)
Income tax expense (recovery)	0.5	(0.8)

Loss from discontinued operations	$(0.2)	$(0.7)

        The carrying amounts of the assets and liabilities of the discontinued operations at December 31, 2009 and December 31, 2008 were as follows:

	2009	2008
Assets of the discontinued operations
Accounts receivable	$—	$0.7
Inventories	—	1.0
Prepaids and other	—	0.6

Current assets of the discontinued operations	—	2.3
Property, plant and equipment	—	11.2
Future income taxes	—	0.8

Long-term assets of the discontinued operations	—	12.0

Total assets of the discontinued operations	$—	$14.3

Liabilities of the discontinued operations
Accounts payable	$—	$1.2
Asset retirement obligations	—	2.1
Future income taxes	—	2.1

Long-term liabilities of the discontinued operations	—	4.2

[Total liabilities of the discontinued operations	$—	$5.4	]

Note 26. Comparative figures

        Certain comparative figures have been reclassified to conform to the current year's presentation. The Partnership made an immaterial adjustment to the 2009 financial statements to reflect the reclassification of $5.2 million of costs from property, plant and equipment to inventory and to

Schedule IV-37

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 26. Comparative figures (Continued)

correspondingly decrease cash flow from operating activities and decrease cash flow used in investing activities. There was no impact to net earnings resulting from this adjustment.

Note 27. Canadian and US accounting policy differences

        The consolidated financial statements of the Partnership have been prepared in accordance with Canadian GAAP which differs in some respects from US GAAP. Differences in accounting principles as they pertain to the consolidated financial statements are immaterial except as described below.

        The application of US GAAP would have the following effect on income and comprehensive loss as reported for the years ended December 31, 2010 and 2009:

	2010	2009
Net income in accordance with Canadian GAAP	$30.5	$57.6
Preferred share dividends	14.1	7.9
Change in effective portion of hedging derivatives(a)	3.9	(2.1)

Net income in accordance with US GAAP	48.5	63.4
Attributable to:
Equity holders of the Partnership	34.4	55.5
Preferred share dividends of a subsidiary company	14.1	7.9

	$48.5	$63.4

Other comprehensive loss in accordance with Canadian GAAP	$(72.4)	$(72.7)
Change in effective portion of hedging derivatives(a)	(3.9)	2.1

Other comprehensive loss in accordance with US GAAP	$(76.3)	$(70.6)

Attributable to:
Equity holders of the Partnership	(90.4)	(78.5)
Preferred share dividends of a subsidiary company	14.1	7.9

	$(76.3)	$(70.6)

Net income per unit in accordance with US GAAP—basic and diluted	$0.63	$1.03

(a)
Accounting standards under US GAAP requires the measurement of hedge effectiveness incorporate the credit risk of the Partnership or its counterparty. Canadian GAAP does not have a similar requirement which results in changes in the effective portion of the hedging derivatives.

Schedule IV-38

Capital Power Income L.P.

Notes to the Consolidated Financial Statements (Continued)

Note 27. Canadian and US accounting policy differences (Continued)

        The application of US GAAP would have the following effect on the consolidated balance sheets as reported at December 31, 2010 and 2009:

	2010		2009
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
Current assets	$121.0	$121.0	$100.1	$100.1
Long-term assets(b)	1,462.8	1,467.2	1,568.0	1,573.0
Current liabilities	82.2	82.2	75.6	75.6
Long term liabilities(b)	874.2	878.6	853.3	858.3
Partners' equity and preferred shares(c)	627.4	627.4	739.2	739.2

(b)
Under Canadian GAAP, deferred financing fees are presented in the consolidated balance sheet as a reduction of the debt balance, while under US GAAP, deferred financing fees are presented as other assets.

(c)
Under Canadian GAAP, the preferred shares issued by a subsidiary company are classified between liabilities and equity, while under US GAAP, they are classified in equity attributed to non-controlling interests.

        U.S. GAAP requires the Partnership's investment in a joint venture to be accounted for using the equity method. However, under an accommodation of the Securities and Exchange Commission, accounting for joint ventures needs not be reconciled from Canadian to U.S. GAAP. The different accounting treatment affects only display and classification and not earnings or partners' equity.

        Under U.S. GAAP, no sub-total would be provided in the operating section of the consolidated statement of cash flows. As well, under U.S. GAAP, reconciliation in the consolidated statement of cash flows would commence with net income instead of income of continuing operation. However, there are no differences in the total operating, investing and financing cash flows.

Note 28. Subsequent event

        On June 20, 2011, the Partnership and Atlantic Power Corporation (Atlantic Power) jointly announced that they have entered into an arrangement agreement to which Atlantic Power would acquire, directly and indirectly, all of the outstanding limited partnership units of the Partnership for $19.40 per limited partnership unit, payable in cash or shares of Atlantic Power (the "Transaction"). The Transaction is expected to be completed in the fourth quarter of 2011, subject to customary approvals including unitholder and shareholder approvals

        In connection with Atlantic Power's acquisition of the Partnership, the Partnership will sell Roxboro and Southport to an affiliate of CPC. The Transaction values the Southport and Roxboro at approximately $121 million. This Transaction will have the effect of reducing the number of Partnership units outstanding by approximately 6.2 million units.

        Additionally, in connection with the Transaction, the management agreement between CPC and the Partnership will be terminated (or assigned to Atlantic Power). Atlantic Power will assume the management of the Partnership.

Schedule IV-39

Schedule V
Unaudited Condensed Interim Financial Statements of CPILP
as at and for the Three Months Ended March 31, 2011

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31
(unaudited)	2011	2010
(In millions of Canadian dollars except units and per unit amounts)		Restated (Note 7)
Continuing operations
Revenues	$131.2	$144.2
Cost of fuel	56.3	69.9
Operating and maintenance expense	24.8	22.6

	50.1	51.7
Other costs
Depreciation	23.0	23.4
Administrative and other expenses	4.2	4.0
Finance costs (Note 5)	10.9	11.4

Income before income tax	12.0	12.9

Income tax expense (recovery)	0.1	(3.6)

Income for the period	11.9	16.5

Attributable to:
Equity holders of the Partnership	8.4	12.9
Preferred share dividends of a subsidiary company	3.5	3.6

	$11.9	$16.5

Earnings per unit attributable to the equity holders of the Partnership
Basic and diluted earnings per unit	$0.15	$0.24

Weighted average units outstanding (millions)	56.0	54.3

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-1

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended March 31
(unaudited)	2011	2010
(In millions of Canadian dollars)		Restated
		(Note 7)
Income for the period	$11.9	$16.5
Other comprehensive income (loss), net of income tax
Cash flow hedges:
Amortization of deferred gains on derivative instruments de-designated as cash flow hedges to income(1)	(0.1)	(0.1)
Unrealized gains (losses) on derivative instruments designated as cash flow hedges(2)	4.7	(28.9)
Ineffective portion of cash flow hedges reclassified to income for the period(1)	1.2	(0.6)
Net investment in foreign operations:
Loss on translating investment in foreign operations(3)	(11.6)	(18.5)
Available for sale financial asset:
Net change in fair value of investment(4)	(0.1)	1.6

	(5.9)	(46.5)
Total comprehensive income (loss) for the period:	$6.0	$(30.0)

Attributable to:
Equity holders of the Partnership	$2.5	$(33.6)
Preferred share dividends of a subsidiary company	3.5	3.6

(1)
Net of income tax expense of $nil (2010—$nil).

(2)
Net of income tax expense of $1.9 million (2010—income tax recovery of $6.5 million).

(3)
Includes income tax expense of $0.7 million (2010—$1.7 million).

(4)
Net of income tax expense of $nil (2010—$0.3 million).

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-2

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(unaudited)	March 31, 2011	December 31, 2010	January 1, 2010
(In millions of Canadian dollars)		Restated (Note 7)	Restated (Note 7)
ASSETS
Current assets
Cash and cash equivalents	$—	$27.5	$9.5
Trade and other receivables	51.3	52.5	51.8
Inventories	18.9	19.5	24.6
Prepaids and other	3.4	4.0	4.5
Derivative assets (Note 4)	10.9	10.4	7.8

Total current assets	84.5	113.9	98.2

Non-current assets
Derivative assets (Note 4)	32.9	29.7	31.8
Other financial assets	69.2	72.5	54.6
Deferred tax asset	24.9	38.4	30.3
Intangible assets	277.7	290.1	330.6
Property, plant and equipment	936.6	958.5	1,075.5
Goodwill	42.7	43.8	46.3

Total non-current assets	1,384.0	1,433.0	1,569.1

Total assets	$1,468.5	$1,546.9	$1,667.3

LIABILITIES AND PARTNERS' EQUITY
Liabilities
Trade and other payables	$62.2	$61.5	$67.5
Derivative liabilities (Note 4)	22.2	21.1	2.9
Loans and borrowings	0.3	—	1.4

Total current liabilities	84.7	82.6	71.8

Non-current liabilities
Derivative liabilities (Note 4)	74.4	81.9	36.4
Loans and borrowings	661.0	704.5	719.4
Deferred tax liabilities	16.3	30.1	58.7
Decommissioning provision	48.7	50.1	46.8
Other liabilities	8.7	7.8	6.0

Total non-current liabilities	809.1	874.4	867.3

Total liabilities	893.8	957.0	939.1

Equity attributable to equity holders of the Partnership
Partners' capital	1,234.6	1,227.6	1,200.6
Deficit	(799.2)	(782.9)	(687.5)
Accumulated other comprehensive loss	(81.0)	(75.1)	(5.6)

	354.4	369.6	507.5
Preferred shares issued by a subsidiary company	220.3	220.3	220.7

Total equity	574.7	589.9	728.2

Total liabilities and equity	$1,468.5	$1,546.9	$1,667.3

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-3

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY

(unaudited) (in millions of Canadian dollars)	Partnership capital	Cumulative translation account*	Available for sale financial assets*	Cash flow hedges*	Deficit	Equity attributable to the Partnership	Non- controlling interests**	Total
Equity as at January 1, 2011	$1,227.6	$(29.6)	$6.8	$(52.3)	$(782.9)	$369.6	$220.3	$589.9
Income for the period	—	—	—	—	8.4	8.4	3.5	11.9

Other comprehensive income (loss):
Amortization of deferred gains on de-designated cash flow hedges	—	—	—	(0.1)	—	(0.1)	—	(0.1)
Unrealized gains on derivative instruments designated as cash flow hedges	—	—	—	4.7	—	4.7	—	4.7
Ineffective portion of cash flow hedges reclassified to income for the period	—	—	—	1.2	—	1.2	—	1.2
Loss on translating investment in foreign operations	—	(11.6)	—	—	—	(11.6)	—	(11.6)
Net change in fair value of investment	—	—	(0.1)	—	—	(0.1)	—	(0.1)

Total comprehensive income/(loss)	—	(11.6)	(0.1)	5.8	8.4	2.5	3.5	6.0
Distributions	—	—	—	—	(24.7)	(24.7)	—	(24.7)
Preferred share dividends paid	—	—	—	—	—	—	(3.3)	(3.3)
Tax on preferred share dividends	—	—	—	—	—	—	(0.2)	(0.2)
Issue of Partnership units	7.0	—	—	—	—	7.0	—	7.0

Equity as at March 31, 2011	$1,234.6	$(41.2)	$6.7	$(46.5)	$(799.2)	$354.4	$220.3	$574.7

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-4

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (Continued)

(unaudited) (in millions of Canadian dollars) Restated (Note 7)	Partnership capital	Cumulative translation account*	Available for sale financial assets*	Cash flow hedges*	Retained earnings	Equity attributable to the Partnership	Non- controlling interests**	Total
Equity as at January 1, 2010	$1,200.6	$—	$(2.2)	$(3.4)	$(687.5)	$507.5	$220.7	$728.2
Income for the period	—	—	—	—	12.9	12.9	3.6	16.5

Other comprehensive income (loss)
Amortization of deferred gains on de-designated cash flow hedges	—	—	—	(0.1)	—	(0.1)	—	(0.1)
Unrealized losses on derivative instruments designated as cash flow hedges	—	—	—	(28.9)	—	(28.9)	—	(28.9)
Ineffective portion of cash flow hedges reclassified to income for the period	—	—	—	(0.6)	—	(0.6)	—	(0.6)
Loss on translating investment in foreign operations	—	(18.5)	—	—	—	(18.5)	—	(18.5)
Net change in fair value of investment	—	—	1.6	—	—	1.6	—	1.6

Total comprehensive income (loss)	—	(18.5)	1.6	(29.6)	12.9	(33.6)	3.6	(30.0)
Distributions	—	—	—	—	(23.9)	(23.9)	—	(23.9)
Preferred share dividends paid	—	—	—	—	—	—	(3.3)	(3.3)
Tax on preferred share dividends	—	—	—	—	—	—	(0.3)	(0.3)
Issue of Partnership units	6.6	—	—	—	—	6.6	—	6.6

Equity as at March 31, 2010	$1,207.2	$(18.5)	$(0.6)	$(33.0)	$(698.5)	$456.6	$220.7	$677.3

*
Accumulated other comprehensive loss

**
Preferred share disvidends of a subsidiary company

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-5

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31
(unaudited)	2011	2010
(In millions of Canadian dollars)		Restated (Note 7)
Operating activities
Income before income tax for the period	$12.0	$12.9
Adjustments:
Depreciation	23.0	23.4
Fair value changes on derivative instruments	(2.4)	2.4
Preferred share dividends paid	(3.3)	(3.3)
Principal repayments on finance lease receivable	0.5	0.5
Deferred revenue	0.4	0.8
Income taxes paid	—	(1.4)
Interest expense	9.8	9.6
Interest paid	(12.9)	(13.2)
Other	0.9	1.6

	28.0	33.3
Decrease in operating working capital	1.6	4.2

Cash provided by operating activities	29.6	37.5

Investing activities
Additions to property, plant and equipment	(7.2)	(4.6)
Change in non-operating working capital	1.1	(7.5)

Cash used in investing activities	(6.1)	(12.1)

Financing activities
Distributions paid	(17.6)	(17.2)
Net repayments under credit facilities	(33.2)	(8.5)
Repayment of loans and borrowings	—	(0.7)

Cash used in financing activities	(50.8)	(26.4)

Foreign exchange (losses) gains on cash held in a foreign currency	(0.5)	0.2
Decrease in cash and cash equivalents	(27.8)	(0.8)
Cash and cash equivalents, beginning of period	27.5	9.5

Cash and cash equivalents (loans and borrowings), end of period	$(0.3)	$8.7

See accompanying notes to the condensed interim consolidated financial statements.

Schedule V-6

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

1. Nature of operations

        Capital Power Income L.P. (the Partnership) is a limited partnership created under the laws of the Province of Ontario pursuant to a Partnership Agreement dated March 27, 1997, as amended and restated November 4, 2009. The Partnership commenced operations on June 18, 1997 and currently has independent power generating facilities in British Columbia, Ontario, California, Colorado, Illinois, New Jersey, New York, North Carolina and Washington State.

        CPI Income Services Ltd., the general partner of the Partnership (the General Partner), has the responsibility for overseeing the management of the Partnership and cash distributions to unit holders. The General Partner is a wholly owned subsidiary of CPI Investments Inc. (Investments). Capital Power Corporation (collectively with its subsidiaries, CPC, unless otherwise indicated) indirectly owns all of the 49 voting, participating shares of Investments and EPCOR Utilities Inc. indirectly owns all of the 51 voting, non-participating shares of Investments. The General Partner has engaged certain other subsidiaries of CPC (collectively herein, the Manager) to perform management and administrative services on behalf of the Partnership and to operate and maintain the power plants pursuant to management and operations agreements.

        Quarterly revenues, income and cash provided by operating activities are affected by seasonal contract pricing, seasonal weather conditions, fluctuations in United States (US) dollar exchange rates, fulfillment of firm energy requirements, natural gas prices, waste heat availability and planned and unplanned plant outages, as well as items outside of the normal course of operations. Quarterly income is also affected by unrealized foreign exchange gains and losses and fair value changes in derivative instruments. The California plants normally generate the majority of their operating margin during the summer months when the plants can earn performance bonuses. Additionally, the plants located on Naval bases earn approximately 75% of their capacity revenue during these months. Revenues, income and cash provided by operating activities from the Partnership's Ontario plants are generally higher in the winter months (October to March) and lower in the summer months (April to September) due to seasonal pricing under the power purchase arrangements (PPAs). Revenues and income from the Partnership's hydroelectric plants are generally higher in the spring months due to seasonally higher water flows.

2. Basis of presentation and conversion to IFRS

        These condensed interim consolidated financial statements have been prepared by management of the General Partner in accordance with International Financial Reporting Standards (IFRS)—International Accounting Standard (IAS) 34 Interim Financial Reporting as issued by the International Accounting Standards Board (IASB) and adopted by the Canadian Institute of Chartered Accountants (CICA) applicable companies for years beginning on or after January 1, 2011. These are the Partnership's first condensed interim consolidated financial statements prepared in accordance with IFRSs and accordingly IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied. For prior reporting periods up to and including the year ended December 31, 2010, the Partnership prepared its condensed interim consolidated financial statements in accordance with Canadian generally accepted accounting principles (GAAP). The condensed consolidated interim financial statements do not include all of the information required for full annual financial statements.

Schedule V-7

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

2. Basis of presentation and conversion to IFRS (Continued)

        An explanation of how the transition to IFRS has affected the financial position, financial performance and cash flows of the Partnership is provided in note 7. This note includes reconciliations of equity and total comprehensive income for comparative periods and of equity at the date of transition reported under previous Canadian GAAP to those reported for those periods and at the date of transition under IFRSs.

        The Partnership's condensed interim consolidated financial statements are prepared under the historical cost convention, except for the revaluation of the Partnership's derivative instruments, cash and available for sale financial assets, which are recognized at fair value and certain property, plant and equipment which is recognized at deemed cost as fair value, at January 1, 2010.

Use of judgements and estimates

        The preparation of the Partnership's condensed interim consolidated financial statements in accordance with IFRS requires management to make judgements, estimates and assumptions that affect the reported amounts of income, expenses, assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the condensed interim consolidated financial statements.

        The Partnership reviews its estimates and assumptions on an ongoing basis and uses the most current information available and exercises careful judgement in making these estimates and assumptions. Adjustments to previous estimates, which may be material, will be recorded in the period they become known. Actual results may differ from these estimates.

        The main assumptions, estimates and judgements that were used in preparing the Partnership's condensed interim consolidated financial statements relate to:

Financial instruments

        The valuation of the Partnership's derivative instruments and certain other financial instruments requires estimation of the fair value of each instrument at the reporting date. Details of the basis on which fair value is estimated is provided in note 3(i) and 3(j).

Impairment

        The recoverable amount of goodwill, intangible assets and property, plant and equipment is based on estimates and assumptions regarding the expected market outlook and cash flows from each asset or cash generation unit (CGU). Details of the key estimates used in assessing the recoverable amount of CGUs that have been allocated a significant portion of goodwill,and the sensitivity to changes in assumptions are provided in note 8.

Decommissioning provisions

        Measurement of the Partnership's provisions and the related accretion require the use of estimates with respect to the amount and timing of decommissioning, the extent of site remediation required and related future cash flows for the decommissioning provisions. The key assumptions used in determining

Schedule V-8

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

2. Basis of presentation and conversion to IFRS (Continued)

these provisions are provided in note 8. Adjustments to the decommissioning provisions will arise as a result changes in future cash flow estimates and/or changes in discount rates.

Depreciation

        Depreciation is an estimate to allocate the cost of an asset less its estimated residual value over its estimated useful life on a systematic and rational basis. Depreciation is recognized in income on a straight-line basis over the estimated service lives of each separately determined component of property, plant and equipment, since this most closely reflects the expected usage of the assets. Land and construction work in progress is not depreciated.

        Estimating the appropriate useful lives of each part of an asset requires significant judgment and is generally based on estimates of common life characteristics of common assets. The estimated useful lives used are provided in note 3(e).

Deferred taxes

        Income taxes are determined based on estimates of the Partnership's current income taxes and estimates of deferred income taxes resulting from temporary tax differences. Deferred income tax assets are assessed to determine the likelihood that they will be realized from future taxable income.

Classification of arrangements which contain a lease

        As noted in note 3(o), the Partnership has exercised judgement in determining whether the risks and rewards of its generation assets which are subject to a PPA are transferred to the PPA buyer, in determining whether a lease exists and if so, whether the lease should be treated as a finance or operating lease. Details of those PPAs which contain either finance or operating leases are provided in note 8.

3. Significant Accounting Policies

        The accounting policies set out below have been applied consistently to all periods presented in these condensed interim consolidated financial statements and in preparing the opening IFRS statement of financial position at January 1, 2010 for the purposes of transition to IFRS.

a)    Basis of consolidation

        These condensed interim consolidated financial statements include the accounts of the Partnership and its subsidiaries. Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Partnership obtains control, and continue to be consolidated until the date that such control ceases to exist.

        All intercompany balances and transactions have been eliminated on consolidation.

        The financial statements of the subsidiaries are prepared for the same reporting period as the Partnership, using consistent accounting policies.

Schedule V-9

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

        Non-controlling interests in subsidiaries are identified separately from the Company's equity. The interests of non-controlling interests are initially measured at fair value and do not participate in subsequent changes in equity.

b)    Business combinations and goodwill

        The acquisitions of businesses are accounted for using the purchase method. The consideration for each acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets obtained, liabilities incurred or assumed, and equity instruments issued by the Partnership in exchange for control of the acquired business. The acquired business' identifiable assets, liabilities and contingent liabilities are recognized at their fair values at the acquisition date.

        To the extent the fair value of consideration paid exceeds the fair value of the net identifiable tangible and intangible assets, goodwill is recognized. To the extent the fair value of consideration paid is less than the fair value of net identifiable tangible assets and intangible assets, the excess is recognized in income.

        Goodwill is not depreciated, but is measured at cost less any accumulated impairment losses.

        Transaction costs incurred in connection with a business combination, such as legal fees, due diligence fees and other professional and consulting fees are expensed as incurred.

c)     Interest in joint venture

        The Partnership has an investment in a joint venture, whereby the venturers have a contractual arrangement that establishes joint control over the economic activities of the arrangement.

        The arrangement has been identified as a jointly controlled asset as the Partnership maintains rights over individual assets and liabilities. The Partnership recognizes its share of those assets and liabilities in accordance with those associated rights and obligations.

d)    Foreign currency

        Transactions in foreign currencies are translated to the respective functional currencies of the Partnership or the subsidiary concerned, at exchange rates in effect at the transaction date. At each reporting date monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect on the balance sheet date. Other non-monetary assets are not re-translated unless they are carried at fair value. Revenues and expenses are translated at average exchange rates prevailing during the period. The resulting foreign exchange gains and losses are included in the condensed interim consolidated statement of income.

        The Partnership owns US subsidiaries, whose functional currency has been determined to be US dollars. Assets and liabilities are translated into Canadian dollars at the exchange rate in effect at the reporting date. Revenue and expenses are translated at average exchange rates prevailing during the period. The resulting translation gains and losses are deferred and included in accumulated other

Schedule V-10

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

comprehensive income until there is a reduction in the Partnership's net investment in the foreign operations. On disposal of a foreign operation the deferred gain or loss will be reclassified to income.

e)     Property, plant and equipment

        Property, plant and equipment are recorded at cost net of accumulated depreciation and any accumulated impairment losses.

        Costs that are capitalized include contracted services, materials, borrowing costs on qualifying assets, directly attributable labour and overhead costs and asset retirement costs.

        The costs of replacing a part of an item of property, plant and equipment is capitalized if it is probable that the future economic benefits of the part will flow to the Partnership and that its cost can be measured reliably. The carrying amount of the replaced part is derecognized. Costs of day-to-day servicing are recognized in the condensed interim consolidated statement of income as incurred.

        Gains and losses on the disposal of an item of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount at the date of disposal. The gains or losses are recognised within depreciation expense.

        The estimated remaining useful lives for generation plant and equipment are two to fifty years.

        The estimated useful lives, residual values and method of depreciation are reviewed on an annual basis. Any changes are adjusted on a prospective basis.

f)     Intangible assets

        Intangible assets are recorded at cost net of accumulated depreciation and any accumulated impairment losses. The Partnership records intangible assets at their fair value at the date of acquisition and depreciates them over their remaining lives, which range from one to seventeen years.

g)     Impairment of non-financial assets

        Items of property, plant and equipment and intangible assets are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount exceeds its recoverable amount.

        Goodwill is tested for impairment annually at the CGU level by comparing the recoverable amount of the CGU to which the goodwill relates to the carrying amount, including goodwill, of the CGU. For the purpose of impairment testing, goodwill acquired in an acquisition is, from the date of acquisition, allocated to each of the Partnership's CGUs that are expected to benefit from the acquisition.

        The recoverable amount of an asset or CGU is considered to be the higher of its value in use and its fair value less cost to sell. In assessing value in use, the estimated future cash flows are discounted using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. The fair value less costs to sell is based on estimated market values based on actual market transactions, if available, or a valuation model is used.

Schedule V-11

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

        An impairment loss is recognized if it is determined that the estimated net recoverable amount of an asset or CGU is less than the net carrying amount. The impairment loss will be recorded as the excess of the carrying amount of the asset over its recoverable amount. Other than for goodwill, a previously recognized impairment charge is reversed when there has been a change in the assumptions used to determine the asset's recoverable amount since the impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount or the carrying amount that would have been determined, net of depreciation, had an impairment loss not been recognized. Impairment losses on goodwill are not reversed.

h)    Inventories

        Inventories represent small parts and other consumables and fuel, the majority of which is consumed by the Partnership in provision of its goods and services, and are valued at the lower of cost and net realizable value. Cost includes the purchase price, transportation costs and other costs to bring the inventories to their present location and condition. The costs of inventory items that are interchangeable are determined on an average cost basis. For inventory items that are not interchangeable, cost is assigned using specific identification of their individual costs. Previous write downs of inventories from cost to net realizable value can be fully or partially reversed if supported by economic circumstances.

i)     Non-derivative financial instruments

        Financial assets are identified and classified as either available for sale, held at fair value through profit or loss or loans and receivables. Financial liabilities are classified as either held at fair value through profit or loss or other financial liabilities. Initially, all financial assets and financial liabilities are recorded on the balance sheet at fair value.

Financial instruments at fair value through profit or loss

        A financial asset is classified at fair value through profit or loss if it is classified as held for trading or is designated as such upon initial recognition. The Partnership may designate financial instruments as held at fair value through profit or loss when such financial instruments have a reliably determinable fair value and where doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets and liabilities or recognizing gains and losses on them on a different basis.

        Financial assets and financial liabilities held at fair value through profit or loss are measured at fair value with the changes in fair value reported in income for the year. Upon initial recognition transaction costs are recognized in the condensed interim consolidated statement of income as incurred.

        Gains or losses realized on derecognition of investments held at fair value through profit or loss are recognized in the condensed interim consolidated statement of income.

Schedule V-12

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

Loans and receivables

        Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. The Partnership's current loans and receivables comprise its trade and other receivables. Non-current loans and other long-term receivables comprise lease receivables and amounts due from customers more than one year from the date of the statement of financial position.

        These assets are recognized initially at fair value plus any directly attributable transaction costs. After initial recognition they are measured at amortized cost using the effective interest method less any impairment losses as described in note 3(k). The effective interest method calculates the amortized cost of a financial asset or liability and allocates the interest income or expense over the term of the financial asset or liability using an effective interest rate.

Available for sale financial assets

        The Partnership's investment in Primary Energy Recycling Holdings LLC (PERH) is classified as an available for sale financial asset. Available for sale financial assets are measured at fair value with changes in fair value reported in other comprehensive income until the financial asset is disposed of or becomes impaired. On derecognition of an available for sale financial asset the cumulative gain or loss that was previously recognized in equity is transferred to the condensed interim consolidated statement of income.

Other financial liabilities

        The Partnership's loans and borrowings and trade and other payables are recognized on the date at which the Partnership becomes a party to the contractual arrangement. Liabilities are derecognized when the contractual obligations are discharged or cancelled or expire.

        Liabilities are recognized initially at fair value net of any directly attributable transaction costs, such as debenture discounts, premiums and issue expenses. Subsequently these liabilities are measured at amortized cost using the effective interest rate method.

j)     Derivative instruments and hedging activities

        To reduce its exposure to movements in energy commodity prices, interest rate changes, and foreign currency exchange rates, the Partnership uses various risk management techniques including the use of derivative instruments. Derivative instruments may include forward contracts, fixed-for-floating swaps, and option contracts. Such instruments may be used to establish a fixed price for an energy commodity, a cash flow denominated in a foreign currency or an interest-bearing obligation.

        All derivative instruments, including embedded derivatives, are recorded at fair value on the statement of financial position as derivative instrument assets or derivative instrument liabilities except for embedded derivative instruments that are clearly and closely linked to their host contract and the combined instrument is not measured at fair value. Any contract to buy or sell a non-financial item that was entered into and continues to be held for the purpose of the receipt or delivery of a non-financial

Schedule V-13

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

item in accordance with the Partnership's expected purchase, sale or usage requirements, is not treated as a derivative.

        All changes in the fair value of derivatives are recorded in income unless cash flow hedge accounting is used, in which case changes in the fair value of the effective portion of the derivatives are recorded in other comprehensive income.

        The Partnership uses non-financial forward delivery derivatives and financial contracts-for-differences to manage the Partnership's exposure to fluctuations in natural gas prices related to obligations arising from its natural gas fired generation facilities. Under the non-financial forward delivery derivatives, the Partnership agrees to purchase natural gas at a fixed price for delivery of a pre-determined quantity under a specified timeframe. Under the financial contracts-for-differences derivatives, the Partnership agrees to exchange, with creditworthy or adequately secured counterparties, the difference between the variable or indexed price and the fixed on a notional quantity of the underlying commodity for a specified timeframe.

        Foreign exchange forward contracts are used by the Partnership to manage foreign exchange exposures, consisting mainly of U.S. dollar exposures, resulting from anticipated transactions denominated in foreign currencies.

        The Partnership uses hedge accounting when there is a high degree of correlation between the risk in the item designated as being hedged (the hedged item) and the derivative instrument designated as a hedge (the hedging instrument). The Partnership documents all relationships between hedging instruments and hedged items at the hedge's inception, including its risk management objectives and its assessment of the effectiveness of the hedging relationship on a retrospective and prospective basis.

        The Partnership uses cash flow hedges for certain of its anticipated transactions to reduce exposure to fluctuations in changes in natural gas prices. In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging derivative is recognized in other comprehensive income, while the ineffective portion is recognized in the condensed interim consolidated statement of income. The amounts recognized in accumulated other comprehensive income as cash flow hedging gains/losses are reclassified into the condensed interim consolidated statement of income in the same period or periods in which the hedged item occurs and is recorded in the condensed interim consolidated statement of income when it becomes probable that the hedged items will not occur.

        The Partnership has not designated any fair value hedges at the date of the statement of financial position.

        A hedging relationship is discontinued if the hedge relationship ceases to be effective, if the hedged item is an anticipated transaction and it is probable that the transaction will not occur by the end of the originally specified time period, if the Partnership terminates its designation of the hedging relationship, or if either the hedged or hedging instrument ceases to exist as a result of its maturity, expiry, sale, termination or cancellation and is not replaced as part of the Partnership's hedging strategy.

Schedule V-14

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

        If a cash flow hedging relationship is discontinued or ceases to be effective, any cumulative gains or losses arising prior to such time are deferred in accumulated other comprehensive income and recognized in income in the same period as the hedged item, and subsequent changes in the fair value of the derivative instrument are reflected in the condensed interim consolidated statement of income. If the hedged or hedging item matures, expires, or is sold, extinguished or terminated and the hedging item is not replaced, any gains or losses associated with the hedging item that were previously recognized in other comprehensive income are recognized in the condensed interim consolidated statement of income in the same period as the corresponding gains or losses on the hedged item. When it is no longer probable that an anticipated transaction will occur within the originally determined period and the associated cash flow hedge has been discontinued, any gains or losses associated with the hedging item that were previously recognized in other comprehensive income are recognized in the condensed interim consolidated statement of income in the period.

        When the conditions for hedge accounting cannot be applied, the changes in fair value of the derivative instruments are recognized in the condensed interim consolidated statement of income. The fair value of derivative financial instruments reflects changes in the commodity market prices and foreign exchange rates. Fair value is determined based on exchange or over-the-counter quotations by reference to bid or asking price, as appropriate, in active markets. In illiquid or inactive markets, the Partnership uses appropriate valuation and price modeling techniques commonly used by market participants to estimate fair value. Fair values determined using valuation models require the use of assumptions concerning the amounts and timing of future cash flows. Fair value amounts reflect management's best estimates using external readily observable market data such as future prices, interest rate yield curves, the impact of counterparty credit risk, foreign exchange rates, discount rates for time value, and volatility where available. It is possible that the assumptions used in establishing fair value amounts will differ from future outcomes and the impact of such variations could be material.

k)    Impairment of financial assets

        A financial asset not carried at fair value through profit or loss is assessed for indicators of impairment at the end of each reporting period. An impairment loss is recorded where it is identified that there is objective evidence that one or more events has occurred after the initial recognition of the asset, that has had an impact on the estimated future cash flows of the asset.

l)     Provisions

        A provision is recognized if, as a result of a past event, the Partnership has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. The obligation is discounted using a discount rate that reflects current market assessments of the time value of money and the risks specific to the liability for which the estimates of future cash flows have not been adjusted. The unwinding of the liability due to the passage of time, or accretion, is recognized as a financing expense, and is recorded over the estimated time period until settlement of the obligation. Provisions are reviewed and adjusted, where required, to reflect the current best estimate at the end of each reporting period

Schedule V-15

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

        The Partnership recognizes decommissioning provisions for its power plants, as it is obliged to remove the facilities at the end of their useful lives and restore the plant sites to their original condition. The present value of the expected costs required to settle the obligation is added to the carrying amount of the associated plant asset and depreciated over the life of the related asset.

m)   Revenue recognition

        Revenue is recognized to the extent that it is probable that economic benefits will flow to the Partnership and where it can be reliably measured. Revenues are measured at the fair value of the consideration received, excluding discounts, rebates and sales taxes or duty.

        PPAs, steam purchase arrangements and energy services agreements are long-term contracts to sell power and steam on a predetermined basis. As detailed in note 3(o), PPAs may be classified as a lease. Revenue recognition for PPAs that contain a lease is described in note 3(o).

        For those PPAs that are not considered to contain a lease, revenue recognition is as follows:

        Revenue arising wholly on the sale of electricity, steam and natural gas is recognized when the risks and rewards of ownership pass to the buyer, collection is reasonably assured and the price is reasonably determinable. This occurs upon delivery or availability for delivery under take or pay contracts. In determining the fair value of revenue to be recognized for certain long-term contracts which contain fixed rates based on cumulative volume delivered, revenue is recognized at the lower of (1) the amount billable under the contract and (2) an amount determined by the MWhs made available during the period multiplied by the average price per MWh over the term of the contract from the date of acquisition. Any excess of the amount billable in the current period over the average revenue based on MWhs made available is recorded as deferred revenue.

        Gains and losses on derivative instruments settlements are recorded in revenues or cost of fuel, as appropriate.

n)    Income taxes

        The Partnership was not subject to Canadian income taxes prior to December 31, 2010. Certain subsidiaries are taxable and applicable income, withholding and other taxes have been reflected in these condensed interim consolidated financial statements. The Partnership was subject to Canadian income taxes after 2010.

        Income tax comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent of items recognized directly in equity or in other comprehensive income.

Schedule V-16

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

        Current tax is the expected tax payable or receivable on the taxable income or loss for the year using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

        Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

o)    Leases or arrangements containing a lease

        The Partnership has entered into PPAs to sell power at predetermined rates. PPAs are assessed as to whether they contain leases which convey to the counterparty the right to the use of the Partnership's property, plant and equipment in return for payment. Such arrangements may be classified as either finance or operating leases. PPAs that transfer substantially all of the benefits and risks of ownership of property, plant and equipment from the Partnership are classified as finance leases. PPAs that do not transfer all of the benefits and risks of ownership of property, plant and equipment are classified as either operating leases or executory contracts.

        For those PPAs determined to be finance leases with the Partnership as the lessor, finance income is recognized in a manner that produces a constant rate of return on the net investment in the lease. The net investment is composed of net minimum lease payments and unearned finance income. Unearned finance income is the difference between the total minimum lease payments and the carrying value of the receivable. Unearned finance income is deferred and recognized into income over the lease term.

        For those PPAs determined to be operating leases with the Partnership as the lessor, revenue is recognized based as volume is delivered using the rates outlined in the PPA as this is most representative of the use of the underlying leased asset.

p)    Earnings per unit

        Basic earnings per unit is calculated by dividing income for the year attributable to ordinary unit holders by the weighted average number of units outstanding, including those held by CPC. There are no units in issue that would have a dilutive effect on the earnings per unit.

Schedule V-17

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

3. Significant Accounting Policies (Continued)

q)    IFRS standards and interpretations not yet applied

        A number of new standards, and amendments to standards and interpretations, are not yet effective for the quarter ended March 31, 2011, and have not been applied in preparing these unaudited condensed interim consolidated financial statements. The following standards and interpretations have been issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committees with effective dates relating to the annual accounting periods starting on or after the effective dates as follows:

Effective Date
IFRS 9 Financial Instruments	January 1, 2013
IAS 12 Income Taxes	January 1, 2012

        The extent of the impact of adoption of these standards and interpretations on the consolidated financial statements of the Partnership has not been determined.

4. Derivative instruments

        Derivative instruments are held to manage financial risk related to energy procurement and treasury management. All derivative instruments, including embedded derivatives, are classified as held at fair value through profit or loss and are recorded at fair value on the statement of financial position as derivative instruments assets and derivative instruments liabilities unless exempted from derivative treatment as a normal purchase, sale or usage. All changes in their fair value are recorded in the condensed interim consolidated statement of income.

        The derivative instruments assets and liabilities used for risk management purposes consist of the following:

	March 31, 2011
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$—	$10.9	$10.9
Non-current	—	0.4	32.5	32.9
Derivative instruments liabilities:
Current	(16.8)	(2.4)	(3.0)	(22.2)
Non-current	(69.8)	(0.2)	(4.4)	(74.4)

	$(86.6)	$(2.2)	$36.0	$(52.8)

Net notional amounts:
Gigajoules (GJs)(millions)	36.3	5.5
US foreign exchange (US dollars in millions)			297.3
Contract terms (years)	5.8	0.6 to 1.8	0.2 to 5.2

Schedule V-18

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

4. Derivative instruments (Continued)

	December 31, 2010
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$—	$10.4	$10.4
Non-current	—	—	29.7	29.7
Derivative instruments liabilities:
Current	(16.2)	(3.0)	(1.9)	(21.1)
Non-current	(76.9)	—	(5.0)	(81.9)

	$(93.1)	$(3.0)	$33.2	$(62.9)

Net notional amounts:
Gigajoules (GJs)(millions)	37.8	6.5
US foreign exchange (US dollars in millions)			309.0
Contract terms (years)	6.0	0.8 to 2.0	0.2 to 5.5

	January 1, 2010
	Natural gas		Foreign exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$1.0	$2.5	$4.3	$7.8
Non-current	—	6.0	25.8	31.8
Derivative instruments liabilities:
Current	(2.1)	—	(0.8)	(2.9)
Non-current	(32.8)	—	(3.6)	(36.4)

	$(33.9)	$8.5	$25.7	$0.3

Net notional amounts:
Gigajoules (GJs)(millions)	45.0	11.0
US foreign exchange (US dollars in millions)			395.0
Contract terms (years)	1.0 to 7.0	0.0 to 3.0	0.2 to 6.0

Schedule V-19

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

4. Derivative instruments (Continued)

        Unrealized and realized pre-tax gains and losses on derivative instruments recognized in the condensed interim consolidated statement of income and other comprehensive income were:

		Three months ended March 31
	Financial statement category	2011	2010
Foreign exchange non-hedges	Revenue	$7.2	$8.6
Natural gas non-hedges	Cost of fuel	0.7	(8.3)
Natural gas hedges—ineffective portion	Cost of fuel	(1.2)	0.6
Natural gas hedges—effective portion	Other comprehensive income (loss)	7.8	(36.0)

        The Partnership has elected to apply hedge accounting on certain derivative instruments it uses to manage commodity price risk relating to natural gas prices. For the three months ended March 31, 2011, the change in the fair value of the ineffective portion of hedging derivatives required to be recognized in the condensed interim consolidated statement of income was $1.2 million.

        Net after tax gains and losses on derivative instruments designated as cash flow hedges are included in accumulated other comprehensive income at March 31, 2011. Losses of $46.5 million are expected to settle and be reclassified to the condensed interim consolidated statement of income in the following periods:

March 31, 2011
Within one year	$(10.9)
Between 1 to 5 years	(31.4)
After more than 5 years	(4.2)

$(46.5)

        The Partnership's cash flow hedges extend up to 2016.

5. Finance costs

	Three months ended March 31
	2011	2010
Interest on long-term debt	$9.6	$9.6
Foreign exchange losses	—	0.7
Accretion and amortiztion	0.5	0.7
Other	0.8	0.4

	$10.9	$11.4

Schedule V-20

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

6. Segment information

        The Partnership operates in one reportable business segment involved in the operation of electrical generation plants within British Columbia, Ontario and in the US in California, Colorado, Illinois, New Jersey, New York, North Carolina and Washington State.

Geographic information

	Three months ended March 31, 2011			Three months ended March 31, 2010
	Canada	US	Total	Canada	US	Total
Revenue	$64.7	$66.5	$131.2	$67.9	$76.3	$144.2

	As at March 31, 2011			As at December 31, 2010
	Canada	US	Total	Canada	US	Total
Assets
PP&E	$441.0	$495.6	$936.6	$448.5	$510.0	$958.5
Goodwill	—	42.7	42.7	—	43.8	43.8
Intangible assets	32.8	244.9	277.7	33.6	256.5	290.1

	$473.8	$783.2	$1,257.0	$482.1	$810.3	$1,292.4

	Three months ended March 31, 2011			Three months ended March 31, 2010
	Canada	US	Total	Canada	US	Total
Capital additions	$2.8	$4.4	$7.2	$0.5	$4.1	$4.6

7. Transition to IFRS

        As noted in note 2, this is the first period under which the Partnership's condensed interim consolidated financial statements have been presented in accordance with IFRS. For all periods up to and including the year ended December 31, 2010, the Partnership prepared its financial statements in accordance with previous Canadian GAAP.

        The Partnership has prepared financial statements which comply with IFRS applicable for periods beginning on or after January 1, 2010 as described in note 2. In preparing these financial statements, the Partnership's opening statement of financial position was prepared as at January 1, 2010, the Partnership's date of transition to IFRS. This note explains the principal adjustments made by the Partnership in restating its Canadian GAAP Statement of Financial Position as at January 1, 2010, and its previously published Canadian GAAP financial statements for the three months ended March 31,

Schedule V-21

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

2010 and twelve months ended December 31, 2010. The Partnership has applied the following optional exemptions in its transition from Canadian GAAP to IFRS:

  Business combinations

          IFRS 1 provides the option to apply IFRS 3, Business Combinations, retrospectively or prospectively from the date of transition. The Partnership has taken the IFRS 1 election to not restate previous business combinations at the date of transition. Goodwill arising on such business combinations before the date of transition has not been adjusted from its carrying value previously reported.

  Translation of foreign operations

          The Partnership has elected the option available under IFRS 1, to deem the cumulative translation account for all foreign operations to be $nil at the date of transition, and to reclassify all amounts determined in accordance with previous GAAP at that date to retained earnings.

  Decommissioning liabilities

          IFRS 1 provides an optional election to adopt a simplified approach, whereby the Partnership can elect to not calculate retrospectively the effect of each change in estimate that occurred prior to the date of transition. The Partnership has elected to use the simplified approach.

  Fair value as deemed cost

          IFRS 1 also provides an optional election on transition to IFRS which allows the use of fair value as deemed cost on items of property, plant and equipment. The Partnership has elected under IFRS 1 to fair value certain items of property, plant and equipment.

Schedule V-22

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Reconciliation of equity

Reconciliation of equity—January 1, 2010

	Canadian GAAP (f)	IAS 16 and 37 (a)	IAS 36 (b)	IFRS 1 (c)	Other impacts (d)	Presentation adjustment	IFRS
ASSETS
Current assets
Cash and cash equivalents	$9.5	$—	$—	$—	$—	$—	$9.5
Trade and other receivables	51.8	—	—	—	—	—	51.8
Inventories	24.6	—	—	—	—	—	24.6
Prepaids and other	4.5	—	—	—	—	—	4.5
Future income tax asset	1.9	—	—	—	—	(1.9)	—
Derivative assets	7.8	—	—	—	—	—	7.8

Total current assets	100.1	—	—	—	—	(1.9)	98.2

Non-current assets
Derivative assets	31.8	—	—	—	—	—	31.8
Other financial assets	58.5	—	—	—	(2.8)	(1.1)	54.6
Deferred tax asset	35.0	—	—	—	(6.6)	1.9	30.3
Intangible assets	330.4	—	(0.9)	—	—	1.1	330.6
Property, plant and equipment	1,064.7	(25.9)	(21.5)	58.2	—	—	1,075.5
Goodwill	47.6	—	(1.3)	—	—	—	46.3

Total non-current assets	1,568.0	(25.9)	(23.7)	58.2	(9.4)	1.9	1,569.1

Total assets	$1,668.1	$(25.9)	$(23.7)	$58.2	$(9.4)	$—	$1,667.3

LIABILITIES AND PARTNERS' EQUITY
Liabilities
Trade and other payables	$67.5	$—	$—	$—	$—	$—	$67.5
Derivative liabilities	2.9	—	—	—	—	—	2.9
Future income tax liability	3.8	—	—	—	—	(3.8)	—
Loans and borrowings	1.4	—	—	—	—	—	1.4

Total current liabilities	75.6	—	—	—	—	(3.8)	71.8

Non-current liabilities
Derivative liabilities	36.4	—	—	—	—	—	36.4
Loans and borrowings	719.4	—	—	—	—	—	719.4
Deferred tax liabilities	62.7	—	—	—	(7.8)	3.8	58.7
Decommissioning provision	—	18.0	—	—	—	28.8	46.8
Other liabilities	34.8	—	—	—	—	(28.8)	6.0

Total non-current liabilities	853.3	18.0	—	—	(7.8)	3.8	867.3

Total liabilities	928.9	18.0	—	—	(7.8)	—	939.1

Equity attributable to equity holders of the Partnership
Partners' capital	1,200.6	—	—	—	—	—	1,200.6
Deficit	(543.7)	(43.9)	(23.7)	(73.7)	(2.5)	—	(687.5)
Accumulated other comprehensive loss	(137.4)	—	—	131.9	(0.1)	—	(5.6)

	519.5	(43.9)	(23.7)	58.2	(2.6)	—	507.5
Preferred shares issued by a subsidiary company	219.7	—	—	—	1.0	—	220.7

Total equity	739.2	(43.9)	(23.7)	58.2	(1.6)	—	728.2

Total liabilities and equity	$1,668.1	$(25.9)	$(23.7)	$58.2	$(9.4)	$—	$1,667.3

Schedule V-23

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Reconciliation of equity—March 31, 2010

	Canadian GAAP (f)	IAS 16 and 37 (a)	IAS 36 (b)	IFRS 1 (c)	Other impacts (d)	Presentation adjustment	IFRS
ASSETS
Current assets
Cash and cash equivalents	$8.7	$—	$—	$—	$—	$—	$8.7
Trade and other receivables	50.3	—	—	—	—	—	50.3
Inventories	33.6	—	—	—	—	—	33.6
Prepaids and other	3.6	—	—	—	—	—	3.6
Future income tax asset	1.7	—	—	—	—	(1.7)	—
Derivative assets	7.0	—	—	—	—	—	7.0

Total current assets	104.9	—	—	—	—	(1.7)	103.2

Non-current assets
Derivative assets	29.9	—	—	—	—	—	29.9
Other financial assets	56.2	—	—	—	(0.7)	(1.2)	54.3
Deferred tax asset	33.2	—	—	—	(2.3)	1.7	32.6
Intangible assets	314.3	—	(0.9)	—	—	1.2	314.6
Property, plant and equipment	1,033.9	(25.1)	(20.6)	54.3	—	—	1,042.5
Goodwill	46.0	—	(1.2)	—	—	—	44.8

Total non-current assets	1,513.5	(25.1)	(22.7)	54.3	(3.0)	1.7	1,518.7

Total assets	$1,618.4	$(25.1)	$(22.7)	$54.3	$(3.0)	$—	$1,621.9

LIABILITIES AND PARTNERS' EQUITY
Liabilities
Trade and other payables	$68.2	$—	$—	$—	$—	$—	$68.2
Derivative liabilities	15.8	—	—	—	—	—	15.8
Future income tax liability	—	—	—	—	—	—	—
Loans and borrowings	0.7	—	—	—	—	—	0.7

Total current liabilities	84.7	—	—	—	—	—	84.7

Non-current liabilities
Derivative liabilities	59.3	—	—	—	—	—	59.3
Loans and borrowings	696.2	—	—	—	—	—	696.2
Deferred tax liabilities	56.1	—	—	—	(4.2)	—	51.9
Decommissioning provision	—	17.6	—	—	—	29.0	46.6
Other liabilities	34.9	—	—	—	—	(29.0)	5.9

Total non-current liabilities	846.5	17.6	—	—	(4.2)	—	859.9

Total liabilities	931.2	17.6	—	—	(4.2)	—	944.6

Equity attributable to equity holders of the Partnership
Partners' capital	1,207.2	—	—	—	—	—	1,207.2
Deficit	(553.3)	(43.5)	(23.4)	(74.6)	(3.7)	—	(698.5)
Accumulated other comprehensive loss	(186.4)	0.8	0.7	128.9	3.9	—	(52.1)

	467.5	(42.7)	(22.7)	54.3	0.2	—	456.6
Preferred shares issued by a subsidiary company	219.7	—	—	—	1.0	—	220.7

Total equity	687.2	(42.7)	(22.7)	54.3	1.2	—	677.3

Total liabilities and equity	$1,618.4	$(25.1)	$(22.7)	$54.3	$(3.0)	$—	$1,621.9

Schedule V-24

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Reconciliation of equity—December 31, 2010

	Canadian GAAP (f)	IAS 16 and 37 (a)	IAS 36 (b)	IFRS 1 (c)	Other impacts (d)	Presentation adjustment	IFRS
ASSETS
Current assets
Cash and cash equivalents	$27.5	$—	$—	$—	$—	$—	$27.5
Trade and other receivables	52.5	—	—	—	—	—	52.5
Inventories	19.5	—	—	—	—	—	19.5
Prepaids and other	4.0	—	—	—	—	—	4.0
Future income tax asset	7.1	—	—	—	—	(7.1)	—
Derivative assets	10.4	—	—	—	—	—	10.4

Total current assets	121.0	—	—	—	—	(7.1)	113.9

Non-current assets
Derivative assets	29.7	—	—	—	—	—	29.7
Other financial assets	62.8	—	—	—	10.6	(0.9)	72.5
Deferred tax asset	41.2	—	—	—	(9.9)	7.1	38.4
Intangible assets	290.0	—	(0.8)	—	—	0.9	290.1
Property, plant and equipment	994.1	(20.3)	(65.1)	49.8	—	—	958.5
Goodwill	45.0	—	(1.2)	—	—	—	43.8

Total non-current assets	1,462.8	(20.3)	(67.1)	49.8	0.7	7.1	1,433.0

Total assets	$1,583.8	$(20.3)	$(67.1)	$49.8	$0.7	$—	$1,546.9

LIABILITIES AND PARTNERS' EQUITY
Liabilities
Trade and other payables	$61.1	$—	$—	$—	$0.4	$—	$61.5
Derivative liabilities	21.1	—	—	—	—	—	21.1
Future income tax liability	—	—	—	—	—	—	—
Loans and borrowings	—	—	—	—	—	—	—

Total current liabilities	82.2	—	—	—	0.4	—	82.6

Non-current liabilities
Derivative liabilities	81.9	—	—	—	—	—	81.9
Loans and borrowings	704.5	—	—	—	—	—	704.5
Deferred tax liabilities	50.7	—	—	—	(20.6)	—	30.1
Decommissioning provision	—	20.8	—	—	—	29.3	50.1
Other liabilities	37.1	—	—	—	—	(29.3)	7.8

Total non-current liabilities	874.2	20.8	—	—	(20.6)	—	874.4

Total liabilities	956.4	20.8	—	—	(20.2)	—	957.0

Equity attributable to equity holders of the Partnership
Partners' capital	1,227.6	—	—	—	—	—	1,227.6
Deficit	(610.1)	(42.5)	(68.3)	(77.4)	15.4	—	(782.9)
Accumulated other comprehensive loss	(209.8)	1.4	1.2	127.2	4.9	—	(75.1)

	407.7	(41.1)	(67.1)	49.8	20.3	—	369.6
Preferred shares issued by a subsidiary company	219.7	—	—	—	0.6	—	220.3

Total equity	627.4	(41.1)	(67.1)	49.8	20.9	—	589.9

Total liabilities and equity	$1,583.8	$(20.3)	$(67.1)	$49.8	$0.7	$—	$1,546.9

Schedule V-25

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Notes to the equity reconciliations

a)    IAS 16 Property, plant and equipment (PP&E) & IAS 37 provisions

        IFRS are more specific with respect to the level at which component accounting is required and mandates that overhauls embedded within the initial carrying amount of a component must be treated as a separate component.

        In accordance with IAS 16, PP&E has decreased by $36.8 million at January 1, 2010, $35.8 million at March 31, 2010 and $36.8 million at December 31, 2010 as a result of identifying the significant components and calculating the adjustment to accumulated depreciation for the components' useful lives as well as derecognizing the overhauls that were inherent in the original turbines and where subsequent overhauls have been performed.

        In accordance with IAS 37, decommissioning provisions are required to be measured at the best estimate of the expected expenditure using discount rates appropriate for each liability. Under Canadian GAAP the provision was measured at fair value. The provision is to be re-measured at each reporting period for any changes in cash flow estimates, timing of decommissioning activity and discount rates. Accordingly, the Partnership re-measured its asset retirement obligations with revised discount rates for all decommissioning liabilities. The re-measurement of the decommissioning liabilities resulted in an increase of $18.0 million at January 1, 2010, $17.6 million at March 31, 2010 and $20.8 million at December 31, 2010 to the non-current provision. The re-measurement of the decommissioning liability also resulted in an increase to the associated PP&E of $10.9 million at January 1, 2010, $10.7 million at March 31, 2010 and $16.5 million at December 31, 2010.

        These adjustments resulted in an increase to the deficit of $43.9 million at January 1, 2010, $43.5 million at March 31, 2010 and $42.5 million at December 31, 2010.

        Accumulated other comprehensive loss (AOCL) decreased by $0.8 million at March 31, 2010 and by $1.4 million at December 31, 2010 as a result of translating the IFRS adjustments for the Partnership's operations with a US dollar functional currency.

b)    IAS 36 Impairment

        In accordance with IAS 36, the Partnership reviewed the recoverable amount for its CGUs with allocated goodwill at both the date of transition and in the third quarter of 2010. IAS 36 also requires that impairment testing be done on a CGU level and requires that goodwill be allocated to the CGU level and included in the impairment test for each CGU. The Partnership has determined its CGUs to be at the plant level. For these CGU's, management assessed whether there were any triggering events at December 31, 2010. The recoverable amounts were calculated on a fair value less cost to sell basis, using discounted cash flow models based on the Partnership's long term planning model. Previously under GAAP, the carrying values were compared to the undiscounted cash flows first and if the undiscounted cash flows exceeded carrying value then no further steps were taken.

        As a result of the changes to the determination of recoverable amounts and the allocation of the goodwill to the CGUs, the Partnership recorded total impairments of $23.7 million at December 31,

Schedule V-26

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

2009, which includes $12.9 million for Roxboro and $8.0 million for Greeley. The impairments at Roxboro and Greeley were the result of weakening economic conditions in their respective markets. The Partnership decreased its intangible assets, PP&E and goodwill $0.9 million, $21.5 million and $1.3 million respectively at January 1, 2010. The impacts at March 31, 2010 to intangible assets, PP&E and goodwill were decreases of $0.9 million, $20.6 million and $1.2 million respectively.

        Impairment charges of $25.1 million and $21.7 million related to the Calstock and Tunis CGUs respectively were recorded in the third quarter of 2010 primarily due to lower expectations for waste heat as a result of lower expected throughput on the pipeline.

        The combined impact of the impairments recorded on transition and in the third quarter of 2010 on intangible assets, PP&E and goodwill at December 31, 2010 was a decrease of $0.8 million, $65.1 million and $1.2 million respectively. Changes in the amount of the combined impact were also impacted by depreciation of the impairment amounts and translating the IFRS adjustments for the Partnership's operations with a US dollar functional currency.

        These adjustments resulted in an increase to the deficit of $23.7 million at January 1, 2010, $23.4 million at March 31, 2010 and $68.3 million at December 31, 2010.

        AOCL increased by $0.7 million at March 31, 2010 and by $1.2 million at December 31, 2010 as a result of translating the IFRS adjustments for the Partnership's operations with a US dollar functional currency.

c)     IFRS 1 First time adoption of IFRS

        As a result of the Partnership taking the IFRS 1 election to use fair value as deemed cost for the PP&E at Manchief and Curtis Palmer, the PP&E balance increased by $58.2 million at January 1, 2010, $54.3 million at March 31, 2010 and $49.8 million at December 31, 2010. The change subsequent to January 1, 2010 was the result of depreciation and foreign exchange translation. The aggregate fair value deemed as cost for the PP&E of these plants at January 1, 2010 was $210.2 million.

        As a result of the Partnership taking the IFRS 1 election to deem the balance for the cumulative translation amount to be $nil on January 1, 2010, the accumulated other comprehensive loss decreased by $131.9 million.

        These adjustments resulted in an increase to the deficit of $73.7 million at January 1, 2010 $74.6 million at March 31, 2010 and $77.4 million at December 31, 2010.

        AOCL increased by $3.0 million at March 31, 2010 and by $4.7 million at December 31, 2010 as a result of translating the IFRS 1 election taken of fair value as deemed cost by the Partnership's operations with a US dollar functional currency.

d)    Other impacts

        In accordance with IAS 39, Financial Instruments: Recognition and Measurement, financial assets available for sale must be measured at fair value. Under Canadian GAAP, the investment in PERH was carried at the lower of historic cost and fair value. IAS 39 requires financial assets to be measured at

Schedule V-27

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

fair value even if it is not traded in an active market. Fair value was established using the market price of Primary Energy Recycling Corporation (PERC), a publicly traded company whose sole asset is an investment in PERH. As a result of measuring the investment in PERH at its fair value, other financial assets were reduced by $2.8 million at January 1, 2010, and $0.7 million at March 31, 2010 and increased by $10.6 million at December 31, 2010. As these adjustments are unrealized, the offset is included in AOCL.

        In accordance with IAS 39, hedge effectiveness testing must incorporate the Partnerships' credit risk which resulted in the Partnership's deficit increasing by $2.1 million at January 1, 2010, $1.2 million at March 31, 2010 and decreasing by $1.8 million at December 31, 2010. As these adjustments are unrealized, the offset is to the AOCL, which are recorded net of tax. The tax impacts recorded against the above adjustments were $0.6 million at January 1, 2010, $0.3 million at March 31, 2010 and $3.6 million at December 31, 2010.

        Other impacts also include the impact to the deferred tax assets and deferred tax liabilities resulting from all of the IFRS transition adjustments discussed above. The deferred tax asset decreased by $6.6 million at January 1, 2010, $2.3 million at March 31, 2010 and $9.9 million at December 31, 2010. The deferred tax liability decreased by $7.8 million at January 1, 2010, $4.2 million at March 31, 2010 and $20.6 million at December 31, 2010.

        AOCL decreased by $3.2 million at March 31, 2010 and increased by $0.1 million at December 31, 2010 as a result of translating the other adjustments for the Partnership's operations with a US dollar functional currency.

Schedule V-28

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Reconciliation of total comprehensive income (loss)

Reconciliation of total comprehensive loss—three months ended March 31, 2010

	Canadian GAAP	IAS 16 and 37	IAS 36 (a)	IFRS 1	Other impacts (b)	Presentation adjustment	IFRS
Continuing operations
Revenues	$144.2	$—	$—	$—	$—	$—	$144.2
Cost of fuel	70.7	—	—	—	(0.8)	—	69.9
Operating and maintenance expense	22.6	—	—	—	—	—	22.6

Operating margin	50.9	—	—	—	0.8	—	51.7

Other costs
Depreciation	23.5	(0.3)	(0.2)	0.9	—	(0.5)	23.4
Administrative and other expenses	4.0	—	—	—	—	—	4.0
Finance costs	11.0	(0.1)	—	—	—	0.5	11.4

Profit before tax	12.4	0.4	0.2	(0.9)	0.8	—	12.9

Income tax recovery	(5.5)	—	—	—	1.9	—	(3.6)

Income for the period	17.9	0.4	0.2	(0.9)	(1.1)	—	16.5

Other comprehensive loss	(49.0)	0.8	0.7	(2.9)	3.9	—	(46.5)

Total comprehensive loss	$(31.1)	$1.2	$0.9	$(3.8)	$2.8	$—	$(30.0)

Attributable to:
Equity holders of the Partnership	$(34.7)	$1.2	$0.9	$(3.8)	$2.8	$—	$(33.6)
Preferred share dividends of a subsidiary company	3.6	—	—	—	—	—	3.6

Schedule V-29

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

Reconciliaton of total comprehensive loss—twelve months ended December 31, 2010

	Canadian GAAP	IAS 16 and 37	IAS 36 (a)	IFRS 1	Other impacts (b)	Presentation adjustment	IFRS
Continuing operations
Revenues	$532.4	$—	$—	$—	$—	$—	$532.4
Cost of fuel	230.7	—	—	—	(3.9)	—	226.8
Operating and maintenance expense	114.2	—	—	—	—	—	114.2

Operating margin	187.5	—	—	—	3.9	—	191.4

Other costs
Depreciation	98.3	(0.2)	(2.1)	3.7	—	(2.9)	96.8
Impairment	—	—	46.8	—	—	—	46.8
Administrative and other expenses	13.9	—	—	—	0.4	—	14.3
Finance costs	40.1	(1.2)	—	—	—	4.7	43.6
Finance income	—	—	—	—	—	(1.8)	(1.8)

Profit (loss) before tax	35.2	1.4	(44.7)	(3.7)	3.5	—	(8.3)

Income tax recovery	(9.4)	—	—	—	(14.3)	—	(23.7)

Income for the period	44.6	1.4	(44.7)	(3.7)	17.8	—	15.4

Other comprehensive loss	(72.4)	1.4	1.2	(4.6)	4.9	—	(69.5)

Total comprehensive loss	$(27.8)	$2.8	$(43.5)	$(8.3)	$22.7	$—	$(54.1)

Attributable to:
Equity holders of the Partnership	$(41.9)	$2.8	$(43.5)	$(8.3)	$22.7	$—	$(68.2)
Preferred share dividends of a subsidiary company	14.1	—	—	—	—	—	14.1

 Notes to the total comprehensive income reconciliations

a)    IAS 36 Impairment

        The impact to depreciation as a result of implementing IAS 36 is a decrease of $0.2 million for the three months ended March 31, 2010 and $2.1 million for the twelve months ended December 31, 2010.

        During the third quarter of 2010, additional asset impairments totalling $46.8 million were recorded related to the Calstock and Tunis CGUs.

        OCL decreased by $0.7 million at March 31, 2010 and by $1.2 million at December 31, 2010 as a result of translating the IAS 36 adjustments for the Partnership's operations with a US dollar functional currency.

Schedule V-30

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

7. Transition to IFRS (Continued)

b)    Other impacts

        The impact of incorporating the Partnership's credit risk in the hedge effectiveness testing, under IAS 39, is a reduction to fuel of $0.8 million for the three months ended March 31, 2010 and $3.9 million for the twelve months ended December 31, 2010. The offset is an increase to OCL.

        The combined impact of these adjustments to income tax recovery for the three months ended March 31, 2010 is a decrease of $1.9 million and an increase of $14.3 million for the twelve months ended December 31, 2010.

        The remaining adjustments impact OCL:

  •
  As a result of the Partnership using PERC's share price as a proxy, to determine the fair market value of its investment in PERH, OCL decreased by $1.6 million for the three months ended March 31, 2010 and $9.0 million for the twelve months ended December 31, 2010.

  •
  OCL decreased by $3.1 million at March 31, 2010 and increased by $0.2 million at December 31, 2010 as a result of translating the other adjustments for the Partnership's operations with a US dollar functional currency.

Summary of other comprehensive loss adjustments

	Three months ended March 31, 2010	Twelve months ended December 31, 2010
IAS 39—Hedge effectiveness	(0.8)	(3.9)
IAS 39—PERH fair value	1.6	9.0
Foreign exchange impacts	3.1	(0.2)

	3.9	4.9

        Other insignificant impacts had an aggregate impact of $nil for the three months ended March 31, 2010 and $0.4 million for the twelve months ended December 31, 2010.

Schedule V-31

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

8. Supplementary annual disclosures for the twelve months ended December 31, 2010

a)    Other financial assets—finance lease receivable

	Minimum lease payments		Present value of minimum lease payments
	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010
Amounts receivable under finance leases:
Less than one year	$4.0	$4.2	$1.8	$1.7
Between one and five years	16.1	17.0	9.1	8.7
More than five years	17.7	23.0	14.6	18.2
Less: unearned finance income	12.3	15.6	—	—

Minimum lease payment receivable	25.5	28.6	25.5	28.6
Less current portion (included with trade and other receivables)	1.8	1.7	1.8	1.7

	$23.7	$26.9	$23.7	$26.9

        The PPA under which the power generation facility located in Oxnard, California operates is considered to be a finance lease for accounting and expires in 2020. Financing income for the year ended December 31, 2010 of $2.5 million was included in revenues. The average effective interest rate inherent in the lease is 9.0%.

b)    Intangible assets

	PPAs	Other intangible assets	Total
Cost
At January 1, 2010	$462.8	$2.0	$464.8
Foreign currency translation adjustment	(21.9)	(0.1)	(22.0)

At December 31, 2010	$440.9	$1.9	$442.8

Accumulated depreciation
At January 1, 2010	$(132.4)	$(0.9)	$(133.3)
Impairments on transition	(0.9)	—	(0.9)
Depreciation	(25.4)	(0.1)	(25.5)
Foreign currency translation adjustment	7.0	—	7.0

At December 31, 2010	$(151.7)	$(1.0)	$(152.7)

Net Book Value
At January 1, 2010	329.5	1.1	330.6

At December 31, 2010	$289.2	$0.9	$290.1

        There were no impairments or reversals of impairments to intangible assets for the twelve months ended December 31, 2010. Details of impairments recognized on transition to IFRS are provided in note 7.

Schedule V-32

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

8. Supplementary annual disclosures for the twelve months ended December 31, 2010 (Continued)

c)     Property, plant and equipment

	Construction work in progress	Land	Plant and machinery	Total
Cost or deemed cost
At January 1, 2010	$39.9	$5.0	$1,421.6	$1,466.5
Additions	24.4	—	3.9	28.3
Transferred into service	(59.7)	—	59.7	—
Foreign currency translation adjustment	—	(0.1)	(39.5)	(39.6)
Other changes, movements	—	—	(0.7)	(0.7)

At December 31, 2010	$4.6	$4.9	$1,445.0	$1,454.5

Accumulated depreciation
At January 1, 2010	$—	$—	$(391.0)	$(391.0)
Depreciation	—	—	(69.4)	(69.4)
Impairments	—	—	(46.8)	(46.8)
Foreign currency translation adjustment	—	—	8.1	8.1
Other changes, movements	—	—	3.1	3.1

At December 31, 2010	$—	$—	$(496.0)	$(496.0)

Net Book Value
At January 1, 2010	39.9	5.0	1,030.6	1,075.5

At December 31, 2010	$4.6	$4.9	$949.0	$958.5

        In the third quarter of 2010, impairments totaling $46.8 million were recognized related to the Calstock and Tunis plants.

d)    Operating leases

        From the point of view of a lessor, the terms of the Manchief, Mamquam, Moresby Lake, Greeley and Kenilworth PPAs are operating leases. At December 31, 2010, the carrying amounts of the property, plant and equipment of these facilities was $272.4 million less accumulated depreciation of $56.4 million.

Schedule V-33

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

8. Supplementary annual disclosures for the twelve months ended December 31, 2010 (Continued)

        Minimum lease payments, which are included in revenues and represent the lessee's right to use the plant assets, due to be received under these contracts are as follows:

December 31, 2010
Within one year	$28.1
Between 1 to 5 years	97.5
After more than 5 years	177.2

$302.8

e)     Goodwill

Cost
At January 1, 2010	$47.5
Foreign currency translation adjustment	(2.5)

At December 31, 2010	$45.0

Accumulated impairment
At January 1, 2010	$(1.2)
Foreign currency translation adjustment	—

At December 31, 2010	$(1.2)

Net Book Value
At January 1, 2010	46.3

At December 31, 2010	$43.8

        Goodwill acquired through business combinations has been allocated to CGUs, for impairment testing as follows:

	December 31, 2010	January 1, 2010
Southport	$20.3	$21.4
Frederickson	10.1	10.7
Oxnard	10.0	10.6
Others	3.4	3.6

	$43.8	$46.3

        The recoverable amount of each of the Partnership's CGUs is determined on a fair value less costs to sell basis, which is calculated using discounted cash flow projections. Cash flow projections are prepared by management to the end of the respective PPA term for each CGU as market conditions may result in changes in cash flows after the expiry of the PPA. Cash flow projections are based on observable market data and, where this is not available, on internal projections.

Schedule V-34

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

8. Supplementary annual disclosures for the twelve months ended December 31, 2010 (Continued)

Key assumptions for Southport, Frederickson and Oxnard

        Key assumptions used in determining fair value less cost to sell are:

	Discount Rate	Growth Rate	End of Projection Period
Southport	7.0%	2%	2025
Frederickson	6.4%	2%	2037
Oxnard	6.4%	2%	2030

        Discount rates used reflect the current market assessment of the risks specific to each CGU. The discount rates are estimated based on a weighted average cost of capital for the industry. This rate is further adjusted to reflect risks specific to the CGU for which future estimates of cash flows have not been adjusted. Growth rates used are based on publicly available forecasts and internal estimates.

Sensitivity to changes in assumptions

        While cash flow projections are subject to inherent uncertainty, reasonably possible changes in the key assumptions applied in assessing the fair value less costs to sell would not cause a change in the conclusions reached.

f)     Decommissioning provisions

        At December 31, 2010, the estimated cost to settle the Partnership's decommissioning obligations was $168.6 million calculated using an inflation rate of 2.0% per annum. The estimated cash flows were discounted at rates ranging from 3.19% to 4.26%. At December 31, 2010, the expected timing of payment for settlement of the obligations ranged from 22 to 80 years, which reflected the anticipated useful lives of the different power plants.

Decommissioning provisions, January 1, 2010	$46.8
Adjustment to decommissioning provisions	2.9
Accretion of decommissioning provisions	1.8
Foreign currency translation adjustment	(1.4)

Decommissioning provisions, December 31, 2010	$50.1

g)     Interest in joint venture

        The Partnership holds a 50.15% in the Frederickson power plant. Under the terms of the Partnership's interest in the Frederickson power plant, the Partners have guaranteed financial and performance obligations under the joint agreements limited to $40 million respectively.

Schedule V-35

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements (Continued)

March 31, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

8. Supplementary annual disclosures for the twelve months ended December 31, 2010 (Continued)

h)    Finance costs

Twelve months ended December 31, 2010
Interest on long-term debt	$39.0
Foreign exchange losses	0.3
Accretion and amortiztion	2.7
Other	1.6

$43.6

Schedule V-36

Annex A

Arrangement Agreement including,
1. Plan of Arrangement (Schedule A);
2. Support Agreements (Schedule C);
3. Distribution Agreement (Schedule F); and
4. Preferred Share Guarantee Agreement (Schedule J).

CAPITAL POWER INCOME L.P.
— and —
CPI INCOME SERVICES LTD.
— and —
CPI INVESTMENTS INC.
— and —
ATLANTIC POWER CORPORATION

ARRANGEMENT AGREEMENT

June 20, 2011

Annex A-1

ARTICLE 1 INTERPRETATION		Annex A-5
1.1	Definitions	Annex A-5
1.2	Interpretation Not Affected by Headings	Annex A-21
1.3	Number and Gender	Annex A-21
1.4	Date for Any Action	Annex A-21
1.5	Statutory References	Annex A-21
1.6	Currency	Annex A-22
1.7	Accounting Matters	Annex A-22
1.8	Rules of Construction	Annex A-22
1.9	Consents and Approvals	Annex A-22
1.10	Knowledge	Annex A-22
1.11	Public Documents	Annex A-22
1.12	Schedules	Annex A-22
ARTICLE 2 THE ARRANGEMENT		Annex A-23
2.1	Plan of Arrangement	Annex A-23
2.2	Implementation Steps by the Partnership Entities and the Corporation	Annex A-23
2.3	Partnership Meeting	Annex A-24
2.4	Interim Order	Annex A-24
2.5	Final Order	Annex A-25
2.6	Filing Articles of Arrangement and Effective Date	Annex A-25
2.7	Payment of Consideration	Annex A-25
2.8	Closing	Annex A-26
2.9	Partnership Circular	Annex A-26
2.10	Preparation of Filings	Annex A-26
2.11	Court Proceedings	Annex A-27
2.12	Public Communications	Annex A-28
2.13	Outside Date	Annex A-29
2.14	Meeting Coordination	Annex A-29
ARTICLE 3 REPRESENTATIONS AND WARRANTIES		Annex A-29
3.1	Representations and Warranties of the Partnership and GP	Annex A-29
3.2	Representations and Warranties of the Corporation	Annex A-44
3.3	Representations and Warranties of the Purchaser	Annex A-52
3.4	Disclosure Letters	Annex A-65
3.5	Survival of Representations and Warranties	Annex A-66
ARTICLE 4 COVENANTS		Annex A-66
4.1	Covenants of the Purchaser—General	Annex A-67
4.2	Purchaser Meeting	Annex A-67
4.3	Purchaser Circular; Form S-4	Annex A-68
4.4	Preparation of Purchaser Filings	Annex A-69
4.5	Conduct of Business by the Partnership	Annex A-72
4.6	Conduct of Business by GP	Annex A-75
4.7	Conduct of Business by the Corporation	Annex A-77
4.8	Conduct of Business by the Purchaser	Annex A-78
4.9	Mutual Covenants Regarding the Arrangement	Annex A-78
4.10	Competition Act Approval, Investment Canada Act Approval and HSR Act Approval	Annex A-80

Annex A-2

4.11	Purchaser Financing	Annex A-81
4.12	FPA Section 203 Approval	Annex A-83
4.13	Covenants of the Partnership Entities Regarding Non-Solicitation	Annex A-83
4.14	Covenants of the Corporation Regarding Non-Solicitation	Annex A-87
4.15	Access to Information; Confidentiality	Annex A-88
4.16	Insurance and Indemnification	Annex A-88
4.17	Privacy Issues	Annex A-89
4.18	Title Insurance	Annex A-91
4.19	Notice and Cure Provisions	Annex A-91
4.20	Pre-Acquisition Reorganization	Annex A-91
4.21	Amendment of Constating Documents	Annex A-92
4.22	Additional Covenants	Annex A-92
4.23	Subsidiary Partnership Wind-Up	Annex A-93
4.24	NC Purchase Agreement	Annex A-94
ARTICLE 5 CONDITIONS PRECEDENT		Annex A-94
5.1	Mutual Conditions Precedent	Annex A-94
5.2	Additional Conditions Precedent to the Obligations of the Partnership Entities	Annex A-96
5.3	Additional Conditions Precedent to the Obligation of the Corporation	Annex A-97
5.4	Additional Conditions Precedent to the Obligations of the Purchaser	Annex A-98
5.5	Satisfaction of Conditions	Annex A-100
ARTICLE 6 AMENDMENT AND TERMINATION		Annex A-100
6.1	Amendment	Annex A-100
6.2	Term	Annex A-100
6.3	Termination	Annex A-100
6.4	Purchaser Termination Fee	Annex A-102
6.5	Partnership Termination Fee	Annex A-102
6.6	Expense Reimbursement	Annex A-103
6.7	Liquidated Damages, Injunctive Relief and No Liability of Others	Annex A-103
ARTICLE 7 GENERAL PROVISIONS		Annex A-103
7.1	Notices	Annex A-103
7.2	Entire Agreement, Binding Effect and Assignment	Annex A-106
7.3	Severability	Annex A-106
7.4	No Third Party Beneficiaries	Annex A-106
7.5	Time of Essence	Annex A-106
7.6	Further Assurances	Annex A-106
7.7	Remedies	Annex A-106
7.8	Costs and Expenses	Annex A-107
7.9	Governing Law	Annex A-107
7.10	Notice of Limitation	Annex A-107
7.11	Filing of Agreement	Annex A-107
7.12	Waiver	Annex A-107
7.13	Counterparts, Execution	Annex A-107

Annex A-3

Schedule A	—	Plan of Arrangement
Schedule B	—	Press Release
Schedule C	—	Partnership Support Agreements
Schedule D	—	Arrangement Resolution
Schedule E	—	List of CPC Agreements
Schedule F	—	Form of Distribution Agreement
Schedule G	—	Form of NC Purchase Agreement
Schedule H	—	List of Partnership Management Agreements
Schedule I	—	Term Sheet for Transitional Services Agreement
Schedule J	—	Forms of Preferred Share Guarantees

Annex A-4

ARRANGEMENT AGREEMENT

        THIS AGREEMENT is made as of June 20, 2011.

AMONG:

        CAPITAL POWER INCOME L.P., a limited partnership established under the laws of the Province of Ontario;

(hereinafter, the "Partnership")

AND:

        CPI INCOME SERVICES LTD., a corporation incorporated under the Canada Business Corporations Act;

(hereinafter, "GP")

AND:

        CPI INVESTMENTS INC., a corporation incorporated under the Canada Business Corporations Act;

(hereinafter, the "Corporation")

AND:

        ATLANTIC POWER CORPORATION, a corporation continued under the Business Corporations Act (British Columbia);

(hereinafter, the "Purchaser")

        WHEREAS the Purchaser proposes to acquire, directly or indirectly, all of the issued and outstanding Partnership Units and Corporation Shares;

        WHEREAS the Parties intend to carry out the transactions contemplated herein by way of a plan of arrangement under the provisions of the CBCA;

        WHEREAS the parties intend that certain other transactions be completed in connection with the Arrangement, including those contemplated by the Partnership Reorganization Agreements;

        WHEREAS the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Arrangement;

        NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Agreement (including the recitals, the Partnership Entity Disclosure Letter, the Corporation Disclosure Letter, the Purchaser Disclosure Letter and Schedules hereto), the following terms shall have the following meanings, and grammatical variations shall have the respective corresponding meanings:

        "Advance Ruling Certificate" means an advance ruling certificate issued by the Commissioner of Competition pursuant to section 102 of the Competition Act with respect to the transactions contemplated by this Agreement;

Annex A-5

        "Affiliate" has the meaning ascribed thereto in the Securities Act and, for greater certainty, in the case of the Partnership, the Corporation and GP, shall not include Primary Energy Recycling Corporation or Primary Energy Recycling Holdings LLC and any of their Affiliates;

        "Agent" of a Person means any (i) director, officer, partner, member, consultant, manager or employee of that Person; (ii) advisor, law firm, accounting firm, engineering/environmental firm or other professional or consulting Person of or acting on behalf of that Person, or any lenders or underwriters to that Person; or (iii) any director, officer, partner, member, consultant or employee of any Agent referred to in clause (ii) of this definition;

        "Agreement" means this arrangement agreement, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof from time to time;

        "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out herein and in the Plan of Arrangement as supplemented, modified or amended in accordance with the terms hereof or the Plan of Arrangement or at the direction of the Court in the Final Order;

        "Arrangement Resolution" means the extraordinary resolution of the Partnership Unitholders in respect of the Arrangement to be considered by the Partnership Unitholders at the Partnership Meeting, substantially in the form and content of Schedule D hereto;

        "Articles of Arrangement" means the articles of arrangement in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Partnership, GP, the Corporation and the Purchaser, each acting reasonably;

        "Authorization" means any authorization, sanction, ruling, declaration, filing, order, permit, approval, grant, licence, waiver, entitlement, classification, exemption, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation of any Governmental Entity;

        "Benefit Plans" means any pension or retirement income, benefit, supplemental benefit, stock option, restricted stock, stock appreciation right, restricted stock unit, phantom stock or other equity-based compensation plan, deferred compensation, severance, health, welfare, medical, dental, disability plans or any other employee compensation or benefit plans, policies, programs or other arrangements and all related agreements and policies with third parties such as trustees or insurance companies, which are maintained by a Party or any of its Subsidiaries with respect to any of their current or former employees, directors, officers or other individuals providing services to such Party or any of its Subsidiaries including, without limitation, "plans" as defined in Section 3(3) of ERISA;

        "Bridge Loans" has the meaning ascribed in Section 4.11(a)(i);

        "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the Province of Alberta or Ontario or the State of Massachusetts or New York;

        "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and the regulations made thereunder;

        "Certificate of Arrangement" means the certificate to be issued by the Director pursuant to subsection 192(7) of the CBCA giving effect to the Arrangement;

        "CFR" means the U.S. Code of Federal Regulations;

        "Class A Consideration" has the meaning ascribed in Section 2.1(b);

        "Class A Corporation Shares" means the Class A Shares in the capital of the Corporation;

        "Class B Consideration" has the meaning ascribed in Section 2.1(c);

Annex A-6

        "Class B Corporation Shares" means the Class B Shares in the capital of the Corporation;

        "Code" means the U.S. Internal Revenue Code of 1986, as amended;

        "Commissioner of Competition" means the Commissioner of Competition appointed pursuant to the Competition Act or a person designated or authorized pursuant to the Competition Act to exercise the powers and perform the duties of the Commissioner of Competition;

        "Commitment Letter" has the meaning ascribed in Section 3.3(w);

        "Competition Act" means the Competition Act (Canada), R.S.C. 1985, c. C-34, as amended, and the regulations thereunder;

        "Competition Act Approval" means:

  (a)
  the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been rescinded prior to the Effective Time; or

  (b)
  the Purchaser, the Partnership Entities, the Corporation and the Corporation Sellers have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement and the Partnership Reorganization Agreements and the applicable waiting period under section 123 of the Competition Act has expired or has been terminated in accordance with the Competition Act; or

  (c)
  the obligation to give the requisite notice under section 114 of the Competition Act has been waived pursuant to subsection 113(c) of the Competition Act,

and, in the case of (b) or (c), the Purchaser has been advised in writing by the Commissioner of Competition that, in effect, such person does not have sufficient grounds at that time to apply to the Competition Tribunal under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement and therefore the Commissioner of Competition, at that time, does not intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement, and any terms and conditions attached to any such advice are acceptable to the Purchaser, acting reasonably, and such advice has not been rescinded or amended prior to the Effective Time;

        "Competition Filing" has the meaning ascribed in Section 4.10(a);

        "Confidentiality Agreement" means, collectively, the confidentiality agreement dated October 25, 2010 among the Partnership, CPRPSLP and the Purchaser, and the Confidentiality Agreement dated May 6, 2011 among the Purchaser, the Partnership, CPRPSLP and CPC;

        "Consents" means those consents and approvals required from, and notices required to, any third party to proceed with the transactions contemplated by this Agreement, the Partnership Reorganization Agreements and the Plan of Arrangement;

        "Contract" means any contract, agreement, license, franchise, arrangement, joint venture, partnership, lease, commitment, understanding or other right or obligation (written or oral) to which a Party or any of its Subsidiaries is a party or by which a Party or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

        "Corporation Acquisition Proposal" means a proposal or offer, oral or written, relating to any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (i) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation, other business combination, liquidation or winding up directly or indirectly involving the Corporation, (ii) any sale or acquisition of beneficial ownership of any of the Corporation Shares, or (iii) any sale or acquisition of any Partnership Units owned by the Corporation

Annex A-7

or any exchange, mortgage, pledge, granting of any right or option to acquire or other arrangement involving the Partnership Units owned by the Corporation having similar economic effect;

        "Corporation Board" means the board of directors of the Corporation;

        "Corporation Consents" means the Consents set forth in Schedule 3.2(b) to the Corporation Disclosure Letter;

        "Corporation Disclosure Letter" means the disclosure letter executed by the Corporation and delivered to the Purchaser concurrently with the execution and delivery of this Agreement;

        "Corporation Financial Statements" means the unaudited financial statements of the Corporation as at and for the year ended December 31, 2010, and as at and for the three month period ended March 31, 2011 in the Data Site;

        "Corporation Material Contracts" means all Contracts to which the Corporation is a party or by which it is bound: (i) which, if terminated, modified or if ceased to be in effect without the consent of the Corporation, would have, or would reasonably be expected to have, a Material Adverse Effect in respect of the Corporation; (ii) under which the Corporation directly or indirectly guarantees any liabilities or obligations of a third party; (iii) providing for the establishment, investment in, organization or formation of any joint ventures or partnerships or for the acquisition of any shares or securities of any Person (other than the Partnership Agreement); (iv) which limits or restricts the Corporation from engaging in any line of business or in any geographic area in any material respect; (v) with CPC or any Affiliate thereof that is controlled by CPC; (vi) which are indentures, credit agreements, security agreements, mortgages, promissory notes and other contracts relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset; (vii) under which the Corporation is obligated to make or expects to receive payments in excess of $100,000 over the remaining term of the Contract; or (viii) that is otherwise material to the Corporation;

        "Corporation Regulatory Approvals" means those Regulatory Approvals set forth in Schedule 3.2(c) to the Corporation Disclosure Letter;

        "Corporation Shareholders" means holders of Corporation Shares, being EPCOR and CPLP;

        "Corporation Shares" means collectively, the Class A Corporation Shares and the Class B Corporation Shares;

        "Court" means the Court of Queen's Bench of Alberta;

        "CPC" means Capital Power Corporation, a corporation incorporated under the Canada Business Corporations Act;

        "CPC Agreements" means those Contracts set forth in Schedule E attached hereto;

        "CPEL" means CPI Preferred Equity Ltd., a corporation incorporated under the Business Corporations Act (Alberta);

        "CPEL Preferred Shares" means, collectively, the Cumulative Redeemable Preferred Shares, Series 1, the Cumulative Rate Reset Preferred Shares, Series 2 and the Cumulative Floating Rate Preferred Shares, Series 3, each issued by CPEL;

        "CPEL Public Documents" means all documents and information filed by CPEL under applicable Securities Laws on SEDAR since January 1, 2011 and accessible to the public on the SEDAR website as of the date hereof;

        "CPIH" means CPI Power Holdings Inc., a corporation incorporated under the laws of the State of Delaware;

Annex A-8

        "CPLP" means Capital Power L.P., a limited partnership established under the laws of the Province of Ontario;

        "CPRPSLP" means CP Regional Power Services Limited Partnership, a limited partnership established under the laws of the Province of Alberta;

        "CRA" means the Canada Revenue Agency;

        "Data Site" means the electronic data room established and maintained by the Partnership at https://fmc.firmex.com in the form and content available as of 9:00 p.m. (Mountain time) on the date immediately preceding the date hereof;

        "Depositary" means Computershare Investor Services Inc.;

        "Director" means the Director or a Deputy Director appointed pursuant to section 260 of the CBCA;

        "Distribution Agreement" means the distribution agreement to be entered into at the Effective Time among, CPIH, New LLC, CPEL, the Partnership and the Purchaser in the form set forth in Schedule F hereto;

        "Effective Date" means the date shown on the Certificate of Arrangement, which date shall be determined in accordance with Section 2.6;

        "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

        "Eligible Holder" means CPLP and any Partnership Unitholder, other than a Person that is exempt from tax under Part I of the Tax Act, and includes a partnership that is a Partnership Unitholder if one or more of its partners would, if directly a Partnership Unitholder, otherwise be an Eligible Holder;

        "Employee Hiring Agreement" means the agreement dated the date hereof among CPC, Capital Power Operations (USA) Inc. and the Purchaser providing for the transfer of employees to the Purchaser (or such Person or Persons as are designated by the Purchaser);

        "Encumbrances" means any pledges, liens, charges, security interests, leases, title retention agreements, mortgages, hypothecs, statutory or deemed trusts, adverse rights or claims, easements, indentures, deeds of trust, rights of way, restrictions on use of real property, licences to third parties, leases to third parties, security agreements, assignments, or encumbrances of any kind or character whatsoever, whether contingent or absolute, and any agreement, option, right of first refusal, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

        "Environmental Laws" means all material Laws relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the discharge, release or spill or threatened discharge, release or spill of Hazardous Substances or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances;

        "Environmental Reports" means collectively, the Phase 1 environmental reports for each of the Partnership Facilities in the Data Site;

        "EPCOR" means EPCOR Utilities Inc., a corporation incorporated under the Business Corporations Act (Alberta);

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended;

Annex A-9

        "ERISA Affiliate" means any entity that is treated as a trade or business under common control and a single employer with a Person pursuant to 29 CFR Section 4001.3 and the definition of "Employer" in 29 CFR Section 4001.2;

        "Exchanges" means the TSX and the NYSE;

        "Exempt Wholesale Generator" has the meaning ascribed thereto in Section 1262(6) of PUHCA;

        "FERC" means the Federal Energy Regulatory Commission;

        "Final Order" means the final order of the Court approving the Arrangement to be applied for by the Partnership, GP and the Corporation following the Partnership Meeting and to be granted pursuant to subsection 192(4) of the CBCA in respect of the Partnership, GP and the Corporation, as such order may be affirmed, amended or modified by the Court (with the consent of each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that such amendment is acceptable to each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) on appeal;

        "Foreign Utility Company" has the meaning ascribed thereto in Section 1262(6) of PUHCA and the regulations set forth in 18 CFR § 366.1;

        "Form S-4" means a registration statement on Form S-4 (or other applicable form) pursuant to which the Purchaser shall seek to register the Purchaser Share Issuance under the U.S. Securities Act;

        "FPA" means the Federal Power Act;

        "FPA Section 203 Approval" has the meaning referenced in Section 4.12;

        "FPA Section 203 Filing" has the meaning ascribed in Section 4.12;

        "GAAP" means the generally accepted accounting principles and practices in Canada, including the principles set forth in the Handbook published by the Canadian Institute of Charter Accountants, or any successor institute, which are applicable as at the date of the financial information in respect of which a calculation is made hereunder or as at the date of the particular financial statements referred to herein, as the case may be;

        "Governmental Entity" means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign, (ii) stock exchange, including each of the Exchanges; (iii) subdivision, agent, or authority of any of the foregoing, or (iv) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

        "GP" means CPI Income Services Ltd., and, for greater certainty, except where otherwise contemplated, means CPI Income Services Ltd. in its personal capacity and not as general partner of the Partnership;

        "GP Board" means the board of directors of GP;

        "GP Financial Statements" means the unaudited financial statements of the GP as at and for the year ended December 31, 2010, and as at and for the three month period ended March 31, 2011 in the Data Site;

        "GP Material Contracts" means all Contracts to which GP is a party or by which it is bound: (i) which, if terminated or modified or if it ceased to be in effect, would have, or would reasonably be expected to have, a Material Adverse Effect in respect of GP; (ii) under which GP directly or indirectly guarantees any liabilities or obligations of a third party; (iii) providing for the establishment, investment

Annex A-10

in, organization or formation of any joint ventures or partnerships or for the acquisition of any shares or securities of any Person (other than the Partnership Agreement); (iv) which limits or restricts GP from engaging in any line of business or in any geographic area in any material respect; (v) with CPC or any Affiliate thereof that is controlled by CPC; (vi) which are indentures, credit agreements, security agreements, mortgages, promissory notes and other contracts relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset; (vii) under which GP is obligated to make or expects to receive payments in excess of $100,000 over the remaining term of the Contract; or (viii) that is otherwise material to GP;

        "Hazardous Substances" means chemicals, pollutants, contaminants, wastes, residual materials, toxic substances, deleterious substances or hazardous substances, including petroleum or petroleum products;

        "HSR Act" means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

        "HSR Act Approval" means the expiration or termination of any waiting period under the HSR Act;

        "IFRS" means the International Financial Reporting Standards as issued by the International Accounting Standards Board and adopted by the Canadian Institute of Chartered Accountants;

        "Intellectual Property" means all intellectual property existing, used or currently being developed for use and all rights therein, including all claims for past infringement, worldwide, whether registered or unregistered, including without limitation: (a) all patents, patent applications and other patent rights, used, including divisional and continuation patents; (b) all registered and unregistered trade-marks, service marks, logos, slogans, corporate names, business names, and other indicia of origin, and all applications and registrations therefor, (c) registered and unregistered copyrights and mask works, including all copyright in and to computer software programs, including software, and applications and registration of such copyright; (d) internet domain names, applications and reservations for internet domain names, uniform resource locators and the corresponding Internet sites; (e) industrial designs, (f) trade secrets and proprietary information not otherwise listed in (a) through (e) above, including, without limitation, all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form) databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (g) any goodwill associated with any of the foregoing;

        "Interim Order" means the interim order of the Court concerning the Arrangement under subsection 192(4) of the CBCA in respect of the Partnership, GP and the Corporation, containing declarations and directions with respect to the Arrangement and the holding of the Partnership Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction with the consent of the Partnership Entities, the Corporation and the Purchaser, each acting reasonably;

        "Investment Canada Act" means the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supp.) as amended and the regulations promulgated thereunder;

        "Investment Canada Act Approval" means the Minister under the Investment Canada Act (the "Minister") shall have sent a notice pursuant to subsection 21(1), subsection 22(2) or paragraph 23(3)(a) of that Act to the Purchaser, on terms and conditions satisfactory to the Purchaser, acting reasonably, stating that the Minister is satisfied that the transactions contemplated by the Agreement are likely to be of net benefit to Canada, or alternatively, the relevant time period provided

Annex A-11

for such notice under section 21 or section 22 of the Investment Canada Act shall have expired such that the Minister shall be deemed, pursuant to subsection 21(9) or subsection 22(4) of the Investment Canada Act, to be satisfied that the transactions contemplated by the Agreement are of net benefit to Canada;

        "Investment Canada Filing" has the meaning ascribed in Section 4.10(b);

        "Key Regulatory Approvals" means, collectively, Competition Act Approval, Investment Canada Act Approval, HSR Act Approval, and the FPA Section 203 Approval;

        "Law" or "Laws" means all laws, statutes, codes, ordinances, decrees, rules, regulations, bylaws, statutory rules, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings, injunctions, determinations, awards or other requirements, and terms and conditions of any permit, grant of approval, permission, authority or licence of any Governmental Entity, statutory body or self-regulatory authority (including the Exchanges), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons and/or its Subsidiaries or its or their business, undertaking, property, Benefit Plans or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons and/or its Subsidiaries or its or their business, undertaking or securities;

        "Management Agreement Assignment Agreement" means the agreement dated the date hereof among Capital Power Operations (USA) Inc., Frederickson Power L.P., and the Purchaser providing for the assignment of the operations and maintenance agreement made effective April 29, 2004 among Capital Power Operations (USA) Inc. (as successor by merger to Frederickson Project Operations Inc.), Frederickson Power L.P. and Puget Sound Energy, Inc. to the Purchaser (or such person as is designated by the Purchaser) immediately following the completion of the Plan of Arrangement;

        "Management Agreements Termination Agreement" means the agreement dated the date hereof among CP Regional Power Services Limited Partnership, Capital Power Operations (USA) Inc. and the Partnership, CPI Power (Williams Lake) Ltd., Manchief Power Company LLC, Curtis/Palmer Hydroelectric Company, LP, CPI USA Holdings LLC and CPI USA Ventures LLC providing for the termination of the Partnership Management Agreements (other than the operations and maintenance agreement made effective April 29, 2004 among Capital Power Operations (USA) Inc. (as successor by merger to Frederickson Project Operations Inc.), Frederickson Power L.P. and Puget Sound Energy, Inc.) immediately following the completion of the Plan of Arrangement;

        "Market-Based Rate Authorization" means authorization granted by FERC to a Partnership Subsidiary pursuant to Section 205 of the FPA to sell wholesale electric energy, capacity or certain ancillary services at rates established in accordance with market conditions, acceptance of a tariff by FERC providing for such sales, and issuance of an order by FERC providing for such authorization and tariff acceptance, and granting such regulatory waivers and blanket authorizations to such Partnership Subsidiary as are customarily granted by FERC to companies authorized to sell electricity at market-based rates, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA;

        "Material Adverse Effect" means, with respect to any Person(s), any change, effect, event, occurrence, fact, state of facts or development that, either individually is or in the aggregate are, or individually or in the aggregate would reasonably be expected to be, both material and adverse to the business, operations, results of operations, properties, assets, liabilities, obligations (whether accrued, conditional or otherwise) or condition (financial or otherwise) of such Person(s) and its Subsidiaries taken as a whole, other than any change, effect, event, occurrence, fact, state of facts or development:

  (a)
  relating to general international, national or regional, economic or financial conditions or the currency exchange, commodity or securities markets in North America;

Annex A-12

  (b)
  relating to any natural disaster or epidemic or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof;

  (c)
  relating to any changes in Laws or regulations or interpretations thereof by any Governmental Entity or in GAAP, U.S. GAAP or IFRS, as the case may be;

  (d)
  affecting generally the industry in which such Person and its Subsidiaries operate, including, in the case of the Partnership Entities and the Corporation, any change generally affecting the national or regional (A) electric generating, transmission or distribution industry, (B) wholesale or retail markets for electric power or natural gas, or (C) electrical or natural gas transmission and distribution systems;

  (e)
  relating to any change in markets for commodities or supplies, including electric power, natural gas, emissions, fuel or water, or any change in the design or pricing of the wholesale or retail electric power and natural gas markets (including forward capacity markets, forward reserve markets, day-ahead markets, real-time markets, ancillary services markets and emissions markets);

  (f)
  relating to any decrease in the market trading price or any decline in the trading volume of any publicly traded securities of such Person (it being understood that causes underlying and other facts relating to such change may be taken into account in determining whether a Material Adverse Effect has occurred);

  (g)
  relating to any failure by such Person to meet any forecasts, projections or earnings guidance or expectations publicly released or provided, in the case of the Partnership, the Corporation or GP, to the Purchaser, and in the case of the Purchaser, to the Partnership, the Corporation and GP, for any period (it being understood that causes underlying and other facts relating to such failure may be taken into account in determining whether a Material Adverse Effect has occurred);

  (h)
  relating to and only in respect of NC LLC and the Partnership's facilities in North Carolina, including, any power purchase arrangements, fuel supply arrangements, or renewable energy credit arrangements relating to and only in respect of such facilities;

  (i)
  relating to any of the transactions or matters expressly contemplated by any of the Partnership Reorganization Agreements;

  (j)
  resulting from the announcement of this Agreement or the transactions contemplated hereby or from compliance with the terms of this Agreement;

  (k)
  relating to or resulting from any Taxes that become payable in connection with or as a result of the transactions contemplated by the Agreement or the Partnership Reorganization Agreements;

  (l)
  relating to or resulting from any attempt by any labour union, employee association or similar organization to organize, certify or establish any labour union or employee association at any of the Partnership Facilities which does not have a relationship with a labour union, employee association or similar organization;

  (m)
  relating to or resulting from any failure of the Ontario Electricity Financial Corporation ("OEFC") to approve an amendment to the power purchase agreement between the Partnership and the OEFC dated April 29, 1994, as amended, for the Calstock generating facility as outlined in the term sheet dated as of June 6, 2011 between OEFC and the Partnership;

  (n)
  relating to or resulting from any changes in transportation costs (tolls) on the TransCanada mainline;

Annex A-13

  (o)
  relating to or resulting from any change in the availability of waste heat for the applicable Partnership Facilities;

  (p)
  relating to or resulting from the occurrence of any of the transactions contemplated by the Amended and Restated Securityholders' Agreement by and among Primary Energy Recycling Corporation, and EPCOR USA Ventures LLC, and EPCOR USA Holdings LLC and Primary Energy Recycling Holdings LLC, dated August 24, 2009 or the Amended and Restated Management Agreement dated August 24, 2009 among EPCOR USA Ventures LLC, Primary Energy Recycling Holdings LLC, Primary Energy Operations LLC and Primary Energy Recycling Corporation;

  (q)
  relating to or resulting from the Navy giving notice of termination of the Naval Facility Negotiated Utility Service Contracts (NUSCs) for convenience;

  (r)
  relating to or resulting from the expiry of the Williams Lake collective agreement on December 31, 2011;

  (s)
  relating to or resulting from any downgrade in the credit ratings of the Partnership Entities, the Partnership Subsidiaries and/or their respective securities; or

  (t)
  relating to an award in favour for Petrobank Energy and Resources Ltd. ("Petrobank") for an amount less than $50 million in connection with the existing arbitration proceedings between the Partnership and Petrobank relating to the pricing dispute over natural gas sales under a long-term supply contract to the Partnership's Nipigon plant.

provided, however, that the change, effect, event, occurrence or state of facts or development referred to in clauses (a) to (e) above shall not be excluded from the definition of Material Adverse Effect in respect of any Person if it materially disproportionately adversely affects such Person and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the industry in which the Person and its Subsidiaries operate;

        "Material Change" has the meaning ascribed thereto in the Securities Act;

        "Material Fact" has the meaning ascribed thereto in the Securities Act;

        "misrepresentation" has the meaning ascribed thereto in the Securities Act;

        "MI 61-101" means Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions;

        "NC LLC" means CPI USA North Carolina LLC, a limited liability company formed under the laws of the State of Delaware;

        "NC Purchase Agreement" means the membership interest purchase agreement dated the date hereof between CPI USA Holdings LLC, CPIH and Capital Power Investments LLC in the form set forth in Schedule G hereto;

        "NERC" means the North American Electric Reliability Corporation;

        "New LLC" has the meaning ascribed to it in Section 4.24(c);

        "New LLC2" has the meaning ascribed to it in Section 4.24(c);

        "NYSE" means the New York Stock Exchange;

        "Outside Date" means, subject to Section 2.13, February 29, 2012 or such later date as may be mutually agreed to in writing by the Parties;

        "Parties" means, collectively, the Partnership, GP, the Corporation and the Purchaser, and "Party" means either of them;

Annex A-14

        "Partnership Acquisition Proposal" means a proposal or offer, oral or written, relating to any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (i) any take-over bid (including an acquisition of Partnership Units from the Corporation), tender offer or exchange offer that, if consummated, would result in any Person, or group of Persons or shareholders of such Person(s) beneficially owning 20% or more of any class of voting or equity securities of the Partnership; (ii) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Partnership and/or the Partnership Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues, as applicable, of the Partnership; (iii) any sale or acquisition, direct or indirect, of assets representing 20% or more of the consolidated assets or revenues of the Partnership or which contribute 20% or more of the consolidated revenues of the Partnership, or any lease, long-term supply agreement (other than in the ordinary course of business), exchange, mortgage, pledge or other arrangement having a similar economic effect, in a single transaction or a series of related transactions; or (iv) any sale or acquisition of beneficial ownership of 20% or more of the Partnership Units (or securities convertible or exchangeable into voting or equity securities of the Partnership) or 20% or more of the voting or equity securities of any of the Partnership Subsidiaries (or securities convertible or exchangeable into voting or equity securities of such Partnership Subsidiaries) whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues of the Partnership or which contribute 20% or more of the consolidated assets or revenues of the Partnership, or rights or interests therein or thereto in a single transaction or a series of related transactions;

        "Partnership Agreement" means the amended and restated limited partnership agreement of the Partnership made effective as of November 4, 2009;

        "Partnership Annual Financial Statements" means the audited consolidated financial statements of the Partnership as at and for the years ended December 31, 2010 and 2009, together with the notes thereto and the auditors' report thereon;

        "Partnership Circular" means the notice of meeting and management information circular, including all schedules, appendices and exhibits thereto, to be prepared and mailed to the Partnership Unitholders in connection with the Partnership Meeting, as may be amended, supplemented or otherwise modified;

        "Partnership Entities" means the Partnership and GP;

        "Partnership Entity Consents" means the Consents set forth in Schedule 3.1(c) to the Partnership Entity Disclosure Letter;

        "Partnership Entity Disclosure Letter" means the disclosure letter executed by the Partnership Entities and delivered to the Purchaser concurrently with the execution and delivery of this Agreement;

        "Partnership Entity Regulatory Approvals" means those Regulatory Approvals set forth in Schedule 3.1(c) to the Partnership Entity Disclosure Letter;

        "Partnership Facilities" means the facilities in which the Partnership holds a direct or indirect interest, except for (i) the Partnership's Roxboro and Southport facilities located in the State of North Carolina, and (ii) any facilities owned, directly or indirectly, by PERH;

        "Partnership Fairness Opinions" means the opinions of CIBC World Markets Inc. and Greenhill & Co. Canada Ltd., the financial advisors to the Partnership, to the effect that, as of the date of each such opinion, subject to the assumptions and limitations set out therein, the Partnership Unitholder Consideration to be received by the Partnership Unitholders (other than the Purchaser, the Corporation and GP) in connection with the transactions contemplated by this Agreement is fair, from a financial point of view, to such Partnership Unitholders;

Annex A-15

        "Partnership Financial Statements" means, collectively, the Partnership Annual Financial Statements and the Partnership Interim Financial Statements;

        "Partnership Interim Financial Statements" means the unaudited consolidated financial statements of the Partnership for the three month periods ended March 31, 2011 and 2010, together with the notes thereto;

        "Partnership Management Agreements" means those Contracts listed in Schedule H attached hereto;

        "Partnership Material Contracts" means all Contracts to which the Partnership or any of the Partnership Subsidiaries is a party or by which any of them is bound: (i) which provide for aggregate future payments by or to any of them in excess of $10 million in any 12-month period; (ii) which, if terminated, modified or if ceased to be in effect without the consent of the Partnership or any of the Partnership Subsidiaries, would have, or would reasonably be expected to have, a Material Adverse Effect in respect of the Partnership; (iii) under which the Partnership or any of the Partnership Subsidiaries directly or indirectly guarantees any liabilities or obligations of a third party in excess of $10 million in the aggregate; (iv) providing for the establishment, investment in, organization or formation of any joint ventures or partnerships or for the acquisition of any shares or securities of any Person (other than a Partnership Subsidiary); (v) which limits or restricts the Partnership or any Partnership Subsidiary from engaging in any line of business or in any geographic area in any material respect; (vi) with CPC or any Affiliate thereof (other than with the Partnership or any Partnership Subsidiary) that is controlled by CPC; (vii) which are indentures, credit agreements, security agreements, mortgages, promissory notes and other contracts relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset; (viii) which are PPAs, (ix) which are "material contracts" within the meaning of applicable Securities Laws; (x) under which a Partnership Facility procures 25% or more of its current fuel supply; (xi) any lease of a Partnership Facility; or (xii) that is otherwise material to the Partnership and its subsidiaries, considered as a whole;

        "Partnership Meeting" means the special meeting of Partnership Unitholders, including any adjournment or postponement thereof, to be held to consider the Arrangement Resolution;

        "Partnership Public Documents" means all documents and information filed by the Partnership under applicable Securities Laws on SEDAR since January 1, 2011 and accessible to the public on the SEDAR website as of the date hereof;

        "Partnership Reorganization Agreements" means the NC Purchase Agreement and the Distribution Agreement;

        "Partnership Subsidiaries" means all Subsidiaries of the Partnership, and which, for the purposes of this Agreement, shall not include NC LLC, New LLC, New LLC2, PERH or any Subsidiary of PERH;

        "Partnership Support Agreements" means the support agreements dated the date hereof between the Purchaser and each of EPCOR, CPLP and CPC, which have been duly executed and delivered by the parties thereto in the forms set forth in Schedule C;

        "Partnership Termination Fee" has the meaning ascribed thereto in Section 6.5;

        "Partnership Unitholder Approval" has the meaning ascribed thereto in Section 2.4(b);

        "Partnership Unitholders" means holders of Partnership Units;

        "Partnership Units" means the limited partnership units of the Partnership;

        "Partnership Unitholder Consideration" has the meaning ascribed thereto in Section 2.1(a);

Annex A-16

        "Pension Transfer Agreement" means the agreement dated the date hereof entered into among the Purchaser, CPC and Capital Power Operations (USA) Inc. providing for certain pension matters;

        "PERC" means Primary Energy Recycling Corporation;

        "PERC Agreements" means, together, (a) the amended and restated management agreement made as of August 24, 2009 among CPI USA Ventures LLC (as successor to EPCOR USA Ventures LLC), PERC, PERH, and Primary Energy Operations LLC and (b) the amended and restated securityholders' agreement made as of August 24, 2009 among CPI USA Ventures LLC (as successor to EPCOR USA Ventures LLC), EPCOR USA Holdings LLC, PERC and PERH, and any amendments or other modifications thereto;

        "PERH" means Primary Energy Recycling Holdings LLC;

        "Permitted Encumbrances" means (a)(i) liens for taxes, assessments and governmental charges or levies not yet due and payable and for which appropriate provision has been made in accordance with GAAP, U.S. GAAP or IFRS, as the case may be, and (ii) encumbrances such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business (but excluding those not discharged in the ordinary course of business); (b) access agreements, servitudes, easements and rights of way relating to sewers, water lines, gas lines, pipelines, electric lines, telephone and cable lines, and other similar services or products; (c) zoning restrictions and other limitations imposed by any Governmental Entity having jurisdiction over real property; (d) reservations in federal patents; (e) as to properties comprising any portion of the facilities in which such Person(s) conducts its business which are leased, or otherwise held by contractual interest, the terms and conditions of the leases and other contracts pertaining thereto that have been provided to the Purchaser prior to the date of this Agreement; (f) customary rights of general application reserved to or vested in any Governmental Entity to control or regulate any interest in the facilities in which such Person(s) conducts its business; provided that such liens, encumbrances, exceptions, agreements, restrictions, limitations, contracts and rights (i) were not incurred in connection with any indebtedness and (ii) do not, individually or in the aggregate, have a material adverse effect on the value or materially impair or add material cost to the use of the subject property; and (g) the terms of the Partnership Material Contracts, the PERC Agreements, the Corporation Material Contracts and the Purchaser Material Contracts;

        "Person" includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

        "Plan of Arrangement" means the plan of arrangement, substantially in the form and content of Schedule A attached hereto as such plan of arrangement may be amended or supplemented from time to time in accordance with the terms thereof and hereof;

        "Pre-Acquisition Reorganization" has the meaning ascribed thereto in Section 4.20;

        "Preferred Share Guarantees" means the guarantees of the Purchaser in respect of the preferred share obligations of CPEL, forms of which are set forth in Schedule J hereto to be effective immediately following completion of the Plan of Arrangement;

        "PPAs" means power purchase agreements, energy supply agreements, electricity supply agreements, renewable energy supply agreements or electric power tolling agreements for power projects;

        "Proposed Agreement" has the meaning ascribed thereto in Section 4.13(e);

Annex A-17

        "PUHCA" means the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58, as codified at 42 U.S.C. § 16451, et seq., together with the regulations promulgated thereunder;

        "Purchaser Acquisition Proposal" means a proposal or offer, oral or written, relating to any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (i) any take-over bid, tender offer or exchange offer that, if consummated, would result in any Person, or group of Persons or shareholders of such Person(s) beneficially owning 20% or more of any class of voting or equity securities of the Purchaser; (ii) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Purchaser and/or the Purchaser Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues, as applicable, of the Purchaser; (iii) any sale or acquisition, direct or indirect, of assets representing 20% or more of the consolidated assets or revenues of the Purchaser or which contribute 20% or more of the consolidated revenues of the Purchaser, or any lease, long-term supply agreement (other than in the ordinary course of business), exchange, mortgage, pledge or other arrangement having a similar economic effect, in a single transaction or a series of related transactions; or (iv) any sale or acquisition of beneficial ownership of 20% or more of the Purchaser Shares (or securities convertible or exchangeable into voting or equity securities of the Purchaser) or a majority of the voting or equity securities of any of the Purchaser Subsidiaries (or securities convertible or exchangeable into voting or equity securities of such Purchaser Subsidiaries) whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues of the Purchaser or which contribute 20% or more of the consolidated assets or revenues of the Purchaser, or rights or interests therein or thereto in a single transaction or a series of related transactions;

        "Purchaser Annual Financial Statements" means the audited consolidated financial statements of the Purchaser as at and for the years ended December 31, 2010 and 2009, together with the notes thereto and the auditors' report thereon;

        "Purchaser Board" means the board of directors of the Purchaser;

        "Purchaser Circular" means the notice of meeting and management information circular, including all schedules, appendices and exhibits thereto, to be prepared and mailed to the Purchaser Shareholders in connection with the Purchaser Meeting, as may be amended, supplemented or otherwise modified;

        "Purchaser Consents" means the Consents set forth in Schedule 3.3(b) to the Purchaser Disclosure Letter;

        "Purchaser Data Site" means the electronic data room established and maintained by the Purchaser at https://services.intralinks.com/ui/flex/CIX.html?workspaceId=816445&defa ultTab=documents the form and content available as of 9:00 p.m. (Mountain time) on the date immediately preceding the date hereof;

        "Purchaser Disclosure Letter" means the disclosure letter executed by the Purchaser and delivered to the Partnership and the Corporation concurrently with the execution and delivery of this Agreement;

        "Purchaser Financial Statements" means, collectively, the Purchaser Annual Financial Statements and the Purchaser Interim Financial Statements;

        "Purchaser Interim Financial Statements" means the unaudited consolidated financial statements of Purchaser for the three month periods ended on March 31, 2011 and 2010, together with the notes thereto;

        "Purchaser Material Contracts" means all Contracts to which the Purchaser or any of the Purchaser Subsidiaries is a party or by which any of them is bound: (i) which provide for aggregate

Annex A-18

future payments by the Purchaser or any Purchaser Material Subsidiary in excess of $10 million in any 12-month period; (ii) which, if terminated, modified or if ceased to be in effect without the consent of the Purchaser or any of the Purchaser Subsidiaries, would have, or would reasonably be expected to have, a Material Adverse Effect in respect of the Purchaser; (iii) under which the Purchaser or any of the Purchaser Material Subsidiaries directly or indirectly guarantees any liabilities or obligations of a third party in excess of $10 million in the aggregate; (iv) providing for the establishment, investment in, organization or formation of any joint ventures or partnerships (other than with a wholly owned Purchaser Subsidiary) or for the acquisition of any shares or securities of any Person (other than a Purchaser Subsidiary); (v) which limits or restricts the Purchaser or any Purchaser Material Subsidiary from engaging in any line of business or in any geographic area in any material respect; (vi) which are indentures, credit agreements, security agreements, mortgages, promissory notes and other contracts relating to indebtedness for borrowed money, (vii) which are PPAs; or (viii) which are "material contracts" within the meaning of applicable Securities Laws;

        "Purchaser Material Subsidiaries" means Pasco Cogen, Ltd., Atlantic Path 15, LLC, Lake Cogen Ltd., Auburndale Power Partners, L.P. and Chambers Cogeneration Limited Partnership, Cadillac Renewable Energy, LLC, Idaho Wind Partners 1, LLC, Orlando Cogen Limited, L.P., Piedmont Green Power, LLC, Gregory Power Partners, L.P., Gregory Partners, LLC, Auburndale GP LLC and Epsilon Power Partners, LLC;

        "Purchaser Meeting" means the special meeting of Purchaser Shareholders, including any adjournment or postponement thereof, to consider the Purchaser Share Issuance Resolution;

        "Purchaser Note" means the non-interest bearing promissory note to be issued by the Purchaser in favour of CPLP in the principal amount of $121,405,211 as part of the Plan of Arrangement;

        "Purchaser Opinions" means the opinions dated the date hereof to the Purchaser Board from TD Securities Inc. and Morgan Stanley & Co. LLC;

        "Purchaser Public Documents" means all documents and information filed by the Purchaser under applicable Securities Laws on SEDAR or EDGAR since January 1, 2011 and accessible to the public on the SEDAR or EDGAR as of the date hereof;

        "Purchaser Regulatory Approvals" means those Regulatory Approvals set forth in Schedule 3.3(c) to the Purchaser Disclosure Letter;

        "Purchaser Share Issuance" means the issuance of Purchaser Shares pursuant to the Arrangement;

        "Purchaser Share Issuance Resolution" means the ordinary resolution approving the issuance of the Purchaser Shares pursuant to the Arrangement, in accordance with the requirements of the Exchanges, to be considered by the Purchaser Shareholders at the Purchaser Meeting;

        "Purchaser Shareholders" means the holders of the Purchaser Shares;

        "Purchaser Shares" means the common shares in the capital of the Purchaser;

        "Purchaser Subsidiaries" means all Subsidiaries of the Purchaser and Idaho Wind Partners 1, LLC, including the Purchaser Material Subsidiaries;

        "Purchaser Termination Fee" has the meaning ascribed thereto in Section 6.4;

        "PURPA" means the Public Utility Regulatory Policies Act of 1978;

        "Qualifying Facility" means a "Qualifying Facility" as defined by Section 201 of PURPA and the rules set forth in 18 CFR Part 292;

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        "Regulatory Approvals" means authorizations, sanctions, rulings, consents, orders, exemptions, permits, declarations and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of, or filings with, or notices to, Governmental Entities, including the Key Regulatory Approvals;

        "ROFL Termination Agreement" means the agreement to be entered into on the Effective Date between CPC and the Partnership providing for the termination of the existing rights of the first look held by the Partnership;

        "SEC" means the United States Securities and Exchange Commission;

        "Securities Act" means the Securities Act (Alberta) and the rules, regulations and published policies made thereunder;

        "Securities Authorities" means the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, and the SEC;

        "Securities Laws" means the Securities Act, together with all other applicable Canadian securities laws, rules and regulations and published policies thereunder, the U.S. Securities Act and the U.S. Exchange Act, together with the rules and regulations promulgated thereunder, and listing standards of the TSX and the NYSE;

        "Securities Offerings" has the meaning ascribed in Section 4.11(a)(ii);

        "Subsidiary" has the meaning ascribed thereto in National Instrument 45-106—Prospectus and Registration Exemptions;

        "Superior Proposal" means, with respect to the Partnership, any bona fide written Partnership Acquisition Proposal made by a third party that was not solicited by or on behalf of the Partnership after the date hereof, and that the GP Board, determines in good faith (after receipt of advice from its financial advisors and outside legal counsel) (i) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Partnership Acquisition Proposal and the party making such Partnership Acquisition Proposal; (ii) in respect of which any required financing to complete such Partnership Acquisition Proposal is committed or has been demonstrated to the satisfaction of the GP Board is reasonably available; (iii) which is available to all Partnership Unitholders on the same terms and conditions; (iv) which is not subject a due diligence and/or access condition (provided, however, that it may have been subject to such a condition which has been satisfied or irrevocably waived); (v) that did not result from a breach of Section 4.13 or 4.14; and (vi) which would, taking into account all of the terms and conditions of such Partnership Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the Partnership Unitholders, from a financial point of view, than the Arrangement (including any adjustment to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 4.13(f)); provided that, for purposes of this definition, "Partnership Acquisition Proposal" shall have the meaning set forth above, except that the references in the definition thereof to "20% or more of the securities" shall be deemed to be references to "all of the securities" and references to "20% or more of the consolidated assets or revenues" shall be deemed to be references to "all of the consolidated assets or revenues"; provided, however, that any such transaction may involve the Partnership with or without the Partnership's facilities in North Carolina or the entity that holds such assets and may involve a separate party purchasing any such assets;

        "Tax Act" means the Income Tax Act (Canada) and the regulations made thereunder, as amended;

        "Tax" or "Taxes" means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a

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Governmental Entity including (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, excise, severance, stamp, occupation, or premium tax, (ii) all withholdings for taxes on amounts paid to or by the relevant person, (iii) all employment insurance premiums, Canada, and any other pension plan contributions or premiums and worker's compensation premiums and contributions, (iv) any fine, penalty, interest, or addition to tax, (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee, and (vi) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of Law;

        "Tax Returns" means all reports, forms, elections, designations, schedules, statements, estimates, declarations of estimated Tax, information statements and returns required to be filed, or in fact filed, with a Governmental Entity with respect to Taxes;

        "Transitional Services Agreement" means the agreement to be entered into as of the Effective Time among CPRPSLP, Capital Power Operations (USA) Inc. and the Purchaser providing for the provision to the Purchaser and its Subsidiaries of certain transitional services for certain periods of time following the Effective Time, reflecting the terms set forth in Schedule I hereto;

        "TSX" means the Toronto Stock Exchange;

        "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

        "U.S. GAAP" means accounting principles generally accepted in the United States of America; and

        "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

1.2   Interpretation Not Affected by Headings

        The division of this Agreement into Articles, Sections, Paragraphs and Schedules and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms "hereof", "hereunder", "herein" and similar expressions refer to this Agreement and not to any particular Article, Section, Paragraph, Schedule or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Paragraphs and Schedules are to Articles, Sections and Paragraphs of, and Schedules to, this Agreement.

1.3   Number and Gender

        In this Agreement, words importing the singular number include the plural and vice versa, and words importing any gender include all genders.

1.4   Date for Any Action

        If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5   Statutory References

        In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.

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1.6   Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

1.7   Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP.

1.8   Rules of Construction

        The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable to the interpretation of this Agreement.

1.9   Consents and Approvals

        Any requirement in this Agreement for a Party to consent to or approve of an action taken or proposed to be taken by the other Party, or for a Party to be satisfied as to certain matters (including the conditions to closing contained herein), and any similar phrases, shall require the consent, approval or satisfaction of the GP Board in the case of the Partnership Entities.

1.10 Knowledge

        In this Agreement, references to "the knowledge of the Partnership" or to "the knowledge of the Partnership Entities" means the actual knowledge (and not constructive or imputed knowledge), in their capacity as officers of the GP, of each of Stuart Anthony Lee, Anthony Scozzafava and B. Kathryn Chisholm of the GP, after due inquiry, and references to "the knowledge of the Purchaser" means the actual knowledge (and not constructive or imputed knowledge), in their capacity as officers of the Purchaser, of each of Barry Welch and Paul Rapisarda, after due inquiry, and references to "the knowledge of the Corporation" means the actual knowledge (and not constructive or imputed knowledge), in their capacity as officers of the Corporation, of each of Stuart Anthony Lee and B. Kathryn Chisholm of the Corporation, after due inquiry.

1.11 Public Documents

        To the extent any of the representations and warranties contained in Article 3 are qualified by Partnership Public Documents or Purchaser Public Documents, such public documents shall be deemed to: (i) exclude any exhibits and schedules thereto, disclosures in the "Risk Factors" or "Forward Looking Statements" sections thereof or any other disclosure included in such documents that is cautionary, predictive or forward looking in nature; and (ii) only include those matters included therein solely to the extent that it is reasonably apparent from a reading of such disclosure that it is applicable to the matters referenced in such Section of Article 3.

1.12 Schedules

        The following Schedules are attached to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	— Plan of Arrangement
Schedule B	— Press Release

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Schedule C	— Partnership Support Agreements
Schedule D	— Arrangement Resolution
Schedule E	— List of CPC Agreements
Schedule F	— Form of Distribution Agreement
Schedule G	— Form of NC Purchase Agreement
Schedule H	— List of Partnership Management Agreements
Schedule I	— Term Sheet for Transitional Services Agreement
Schedule J	— Forms of Preferred Share Guarantees

ARTICLE 2
THE ARRANGEMENT

2.1   Plan of Arrangement

        As soon as reasonably practicable following the date hereof, and on the terms and subject to the conditions set forth herein and in the Plan of Arrangement, the Partnership Entities, the Corporation and the Purchaser shall proceed to effect the Arrangement by way of a plan of arrangement under section 192 of the CBCA and in respect of which, on the terms and subject to the conditions contained herein and in the Plan of Arrangement:

  (a)
  Each Partnership Unitholder other than the Purchaser, the Corporation and GP shall receive at its election or deemed election for each one Partnership Unit held: (i) 1.3 Purchaser Shares or a cash payment equal to $19.40, all subject to adjustment as more particularly described in the Plan of Arrangement (the "Partnership Unitholder Consideration");

  (b)
  EPCOR shall receive $1.00 for all of the Class A Corporation Shares (the "Class A Consideration"); and

  (c)
  CPLP shall receive for all of the Class B Corporation Shares (i) the Purchaser Note (which note shall subsequently be repaid and cancelled pursuant to the Plan of Arrangement); and (ii) at its election, either the amount of cash or the number of Purchaser Shares specified in the Plan of Arrangement, subject in each case to the adjustment described in Section 2.1(a), all as more particularly described in the Plan of Arrangement (the "Class B Consideration" and, together with the Partnership Unitholder Consideration and the Class A Consideration, the "Consideration").

2.2   Implementation Steps by the Partnership Entities and the Corporation

        Each of the Partnership Entities and the Corporation covenants in favour of the Purchaser that it shall, jointly with the others:

  (a)
  subject to the terms of this Agreement, as soon as reasonably practicable following the date of execution of this Agreement, the receipt of all Regulatory Approvals under applicable Securities Laws relating to the Form S-4, and the preparation of the Partnership Circular and the Purchaser Circular, apply to the Court in a manner reasonably acceptable to the Purchaser under section 192 of the CBCA for the Interim Order and to take all steps necessary or reasonably desirable to prepare, file, proceed with and diligently prosecute such application;

  (b)
  subject to obtaining the Interim Order and such approvals as are required by the Interim Order and applicable Laws, take all steps necessary or reasonably desirable to prepare, file, proceed with and diligently prosecute the application to the Court for the Final Order;

  (c)
  subject to obtaining the Final Order, take all steps necessary or reasonably desirable to file the Articles of Arrangement with the Director; and

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  (d)
  use take all steps necessary or reasonably desirable to obtain the Certificate of Arrangement from the Director.

2.3   Partnership Meeting

        Subject to the terms of this Agreement and receipt of the Interim Order, each of the Partnership Entities agrees and covenants in favour of the Purchaser that it shall:

  (a)
  in accordance with the terms of and the procedures contained in the Interim Order and applicable Law, duly call, give notice of, convene, hold and conduct the Partnership Meeting as soon as reasonably practicable following the date of execution of this Agreement, and the receipt of all Regulatory Approvals under applicable Securities Laws related to the Form S-4, to consider and, if deemed advisable, to approve the Arrangement and the Arrangement Resolution;

  (b)
  in consultation with the Purchaser, fix and publish a record date for the purposes of determining the Partnership Unitholders entitled to receive notice of and vote at the Partnership Meeting in accordance with the Interim Order;

  (c)
  except as required for quorum purposes or otherwise permitted under this Agreement, the Partnership Entities shall not adjourn (except as required by Law or by valid Partnership Unitholder action), postpone or cancel (or propose or permit the adjournment (except as required by Law or by valid Partnership Unitholder action), postponement or cancellation of) the Partnership Meeting without the Purchaser's prior written consent;

  (d)
  (i) solicit proxies of Partnership Unitholders in favour of the Arrangement Resolution and against any resolution submitted by any other Partnership Unitholder, including, if so reasonably requested by the Purchaser, using the services of dealers and proxy solicitation services and permitting the Purchaser to otherwise assist the Partnership Entities in such solicitation, and take all other actions that are necessary or reasonably desirable to seek the approval of the Arrangement by the Partnership Unitholders, (ii) in the Partnership Circular, subject to the terms of this Agreement, recommend to holders of Partnership Units that they vote in favour of the Arrangement Resolution, and (iii) include in the Partnership Circular a statement that each director and executive officer of the Partnership Entities intends to vote all of his or her Partnership Units in favour of the Arrangement Resolution; and

  (e)
  advise the Purchaser as the Purchaser may reasonably request, and at least on a daily basis on each of the last 10 Business Days prior to the date of the Partnership Meeting, as to the aggregate tally of the proxies received in respect of the Arrangement Resolution.

2.4   Interim Order

        The application referred to in Section 2.2(a) shall request that the Interim Order provide, among other things:

  (a)
  for the class of persons to whom notice is to be provided in respect of the Arrangement (such class of persons being the Partnership Unitholders and the Corporation Shareholders), the Partnership Meeting (such class of persons being the Partnership Unitholders) and for the manner in which such notice is to be provided;

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  (b)
  that the requisite approval for the Arrangement Resolution shall be (i) at least 66 2/3% of the votes cast on the Arrangement Resolution by Partnership Unitholders present in person or represented by proxy at the Partnership Meeting, and (ii) at least a majority of the votes cast on the Arrangement Resolution by Partnership Unitholders present in person or represented by proxy at the Partnership Meeting, after excluding the votes cast by those Persons whose votes are required to be excluded pursuant to MI 61-101 (the "Partnership Unitholder Approval");

  (c)
  that, in all other respects, the terms, restrictions and conditions of the Partnership Agreement, including quorum requirements and all other matters, shall apply in respect of the Partnership Meeting;

  (d)
  for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

  (e)
  that the Partnership Meeting may be adjourned or postponed from time to time in compliance with Section 4.19(b) by the Partnership Entities, without the need for additional approval of the Court;

  (f)
  that the record date for the Partnership Unitholders entitled to notice of and to vote at the Partnership Meeting will not change in respect or as a consequence of any adjournment(s) or postponement(s) of the Partnership Meeting; and

  (g)
  for such other matters as the Purchaser may reasonably require, subject to obtaining the prior consent of the Partnership Entities, such consent not to be unreasonably withheld or delayed.

2.5   Final Order

        If (a) the Interim Order is obtained, and (b) the Arrangement Resolution is passed at the Partnership Meeting by the Partnership Unitholders as provided for in the Interim Order and as required by applicable Law, the Partnership Entities shall as soon as reasonably practicable thereafter and in any event within two Business Days thereafter take all steps necessary or reasonably desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to section 192 of the CBCA.

2.6   Filing Articles of Arrangement and Effective Date

        No later than the third Business Day after the satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) set forth in Article 5, the Articles of Arrangement shall be filed by the Partnership Entities with the Director. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the CBCA. The Parties shall use their reasonable best efforts to cause the Effective Date to occur on or about December 15, 2011 or as soon thereafter as reasonably practicable and in any event by the Outside Date.

2.7   Payment of Consideration

        The Purchaser will, following receipt of the Final Order and prior to the filing by the Partnership Entities and the Corporation of the Articles of Arrangement with the Director, in accordance with the Plan of Arrangement, deliver or cause to be delivered to the Depositary on or prior to the Effective Date (a) sufficient funds to satisfy the cash consideration payable to the Partnership Unitholders and the Corporation Shareholders, pursuant to the Plan of Arrangement; and (b) sufficient Purchaser Shares to satisfy the Purchaser share consideration payable to the Partnership Unitholders and Corporation Shareholders, pursuant to the Plan of Arrangement.

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2.8   Closing

        The completion of the transactions contemplated hereby and by the Arrangement will take place at the Calgary office of Fraser Milner Casgrain LLP, 15th Floor, Bankers Court, 850—2nd Street S.W., Calgary, AB T2P 0R8 at 8:00 a.m. (Mountain time) on the Effective Date, or such other time and place as may be agreed to by the Parties.

2.9   Partnership Circular

        Subject to compliance with Section 2.10, as soon as reasonably practicable after the execution and delivery of this Agreement, the Partnership Entities shall prepare the Partnership Circular together with any other documents required by the Securities Laws or other applicable Laws in connection with the Partnership Meeting to be filed and prepared by the Partnership Entities. Subject to Section 2.3(a) and Section 2.10, as soon as reasonably practicable after the execution and delivery of this Agreement, the Partnership Entities shall, unless otherwise agreed by the Partnership Entities and the Purchaser, cause the Partnership Circular and such other documentation required in connection with the Partnership Meeting to be mailed to the Partnership Unitholders and filed in all jurisdictions where the same is required to be filed as required by the Interim Order and applicable Laws. The Partnership Circular shall include the unanimous recommendation of the GP Board that the Partnership Unitholders vote in favour of the Arrangement Resolution, subject to the terms of this Agreement, and a statement that each director and executive officer of each of the Partnership Entities intends to vote all of his or her Partnership Units in favour of the Arrangement Resolution, and shall include a copy of the Partnership Fairness Opinions.

2.10 Preparation of Filings

  (a)
  The Parties shall co-operate in the preparation and filing of the Partnership Circular, and in the mailing of the Partnership Circular. Each of the Partnership Entities shall provide the Purchaser and its representatives with a reasonable opportunity to review and comment on the Partnership Circular, including by providing on a timely basis a description of any information required to be supplied by the Purchaser for inclusion in the Partnership Circular, prior to it being printed and mailed to the Partnership Unitholders and filed with the applicable Securities Authorities in accordance with the Interim Order and applicable Laws and will accept the reasonable comments of the Purchaser and its legal counsel with respect to any such information required to be supplied by the Purchaser and included in the Partnership Circular and shall give reasonable consideration to comments of the Purchaser and its legal counsel in respect of any other matters in the Partnership Circular, provided that all information relating to the Purchaser, its Affiliates and the Purchaser Shares included in the Partnership Circular shall be in form and content satisfactory to the Purchaser. The Partnership Entities shall provide the Purchaser with a final copy of the Partnership Circular prior to mailing to the Partnership Unitholders.

  (b)
  The Purchaser shall provide the Partnership Entities with any information for inclusion in the Partnership Circular that may be required under applicable Law and/or is reasonably requested by the Partnership Entities.

  (c)
  Each of the Partnership Entities shall ensure that the Partnership Circular, including all information incorporated by reference therein, complies with the Interim Order and all applicable Laws, and, without limiting the generality of the foregoing, that the Partnership Circular does not, at the time of mailing of the Partnership Circular, contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they are made (other than with respect to any information relating

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    to and provided by the Purchaser) and shall contain sufficient detail to permit the Partnership Unitholders to form a reasoned judgement concerning the matters to be placed before them at the Partnership Meeting.

  (d)
  The Purchaser shall ensure that the information provided by it for inclusion in the Partnership Circular does not, at the time of the mailing of the Partnership Circular, contain any untrue statement of a Material Fact or omit to state any Material Fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made.

  (e)
  Each of the Parties shall promptly notify each other if at any time before the Effective Time it becomes aware that the Partnership Circular contains an untrue statement of a Material Fact or omits to state a Material Fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made, or that otherwise requires an amendment or supplement to the Partnership Circular, and the Parties shall co-operate in the preparation of such amendment or supplement as required or appropriate, and the Partnership Entities shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Partnership Circular to Partnership Unitholders and, if required by the Court or applicable Laws, file the same with the applicable Securities Authorities and as otherwise required.

  (f)
  Each of the Partnership Entities shall as soon as reasonably practicable inform the Purchaser of any requests or comments, whether written or oral, made by Securities Authorities in connection with the Partnership Circular. Each of the Parties will use all commercially reasonable efforts to cooperate with the other and to do all such acts and things as may be necessary in the manner contemplated in the context of the preparation of the Partnership Circular and use its respective commercially reasonable efforts to resolve all requests or comments made by Securities Authorities with respect to the Partnership Circular and any other required filings under applicable Securities Laws as soon as reasonably practicable after receipt thereof.

  (g)
  Each of the Partnership Entities will inform the Purchaser as soon as reasonably practicable after it is aware of any written communication received from Partnership Unitholders in opposition to the Arrangement or the Arrangement Resolution.

  (h)
  The Partnership Entities will give advance notice to the Purchaser of the Partnership Meeting and allow the Purchaser's representatives and legal counsel to attend the Partnership Meeting.

  (i)
  Each of the Parties shall co-operate and use commercially reasonable efforts in good faith to take, or cause to be taken, all commercially reasonable actions, including the preparation of any applications for Regulatory Approvals and other orders, registrations, consents, filings, rulings, exemptions, no-action letters, circulars and approvals required in connection with this Agreement and the Arrangement and the preparation of any required documents, in each case as reasonably necessary to discharge their respective obligations under this Agreement, the Arrangement and the Plan of Arrangement and to complete any of transactions contemplated by this Agreement, including their obligations under applicable Laws. Each Party shall also use commercially reasonable efforts to obtain any necessary consents from any of its auditors and any other advisors to the use of any financial, technical or other expert information required to be included in such filings and to the identification in such filings of each such advisor.

2.11 Court Proceedings

        Each of the Partnership Entities and the Corporation will provide the Purchaser and its legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with

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the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by the Purchaser for inclusion in such material, prior to the service and filing of that material, and will give reasonable consideration to all such comments of the Purchaser and its legal counsel. Each of the Partnership Entities and the Corporation will ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement, the agreements that it contemplates and the Plan of Arrangement. In addition, each of the Partnership Entities and the Corporation agree that it will not object to legal counsel to the Purchaser making submissions on behalf of the Purchaser on the application (and the hearing of the motion) for the Interim Order and the application (and the hearing of the motion) for the Final Order as such counsel considers appropriate, provided that the Partnership Entities and the Corporation are advised of the nature of any submissions prior to the hearing and such submissions are consistent with this Agreement, the agreements that it contemplates and the Plan of Arrangement. Each of the Partnership Entities and the Corporation will also provide to legal counsel to the Purchaser on a timely basis copies of any notice and evidence served on it or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom. Subject to applicable Law, none of the Partnership Entities and the Corporation will file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with the Purchaser's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Purchaser to agree or consent to any increase in the consideration contemplated in connection with the Arrangement or other modification or amendment to such filed or served materials that expands or increases the Purchaser's obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Partnership Entities and the Corporation shall also provide to the Purchaser's outside counsel on a timely basis copies of any notice of appearance or other Court documents served on any of the Partnership Entities and/or the Corporation in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by any of the Partnership Entities and/or the Corporation indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. Each of the Partnership Entities and the Corporation will also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Arrangement Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, any of the Partnership Entities and/or the Corporation is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Purchaser.

2.12 Public Communications

        The Parties agree to issue jointly a press release with respect to this Agreement and the Arrangement in the form set forth in Schedule B attached hereto promptly after its due execution. The Partnership Entities, the Corporation and the Purchaser agree to co-operate in the preparation of presentations, if any, to the Partnership Unitholders, the Purchaser Shareholders, investors, analysts and ratings agencies regarding the Arrangement prior to the making of such presentations and to advise, consult and cooperate with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Arrangement. Each of the Partnership Entities, the Corporation and the Purchaser shall use all reasonable commercial efforts to enable the other Party to review and comment on all such press releases and disclosure prior to the release thereof; provided, however, that the foregoing shall be subject to each Party's overriding obligation to make disclosure or filing required under applicable Laws, and if such disclosure is required and the other Party has not reviewed or commented on the disclosure, the Party making such disclosure shall use reasonable commercial efforts to give prior oral or written notice to the other Party, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.

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2.13 Outside Date

        The Parties covenant and agree that any Party may postpone the Outside Date for up to 30 days (in 10-day increments) if the consummation of the transactions contemplated hereby is delayed by (i) any appealable judgment rendered by a court of competent jurisdiction enforceable against the Partnership Entities, the Corporation or the Purchaser, (ii) the Parties not having obtained any Regulatory Approval that was not denied by a non-appealable decision of a Governmental Entity, or (iii) the Parties not having obtained any Consent required to be obtained hereunder, by giving written notice to the other Parties to such effect no later than 5:00 p.m. (Mountain time) on the date that is not less than five days prior to the original Outside Date (and any subsequent Outside Date); provided that such judgment is being appealed or such Regulatory Approval or Consent is being actively sought, as applicable.

2.14 Meeting Coordination

        The Partnership Entities and the Purchaser agree to use their commercially reasonable efforts to schedule the Partnership Meeting and the Purchaser Meeting on the same day, provided that the Purchaser Meeting shall be scheduled to occur prior to the Partnership Meeting.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Partnership and GP

        The Partnership and GP hereby jointly and severally represent and warrant to and in favour of the Purchaser as follows and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Board Approval.

  (i)
  Greenhill & Co. Canada Ltd. and CIBC World Markets Inc. have delivered oral opinions as to the Partnership Fairness Opinions to the GP Board to the effect that the consideration to be received under the Arrangement is fair from a financial point of view to the Partnership Unitholders; and

  (ii)
  the members of the GP Board entitled to vote, after consultation with their financial and legal advisors, have determined unanimously that the Arrangement is in the best interests of the Partnership and is fair to the Partnership Unitholders and have resolved unanimously to recommend to the Partnership Unitholders that they vote in favour of the Arrangement. The members of the GP Board entitled to vote have unanimously approved the Arrangement and the execution and performance of this Agreement.

  (b)
  Organization, Standing and Power. Each of the Partnership Entities and the Partnership Subsidiaries has been duly incorporated, organized or formed (as the case may be) and is validly existing under the Laws of its jurisdiction of incorporation, organization or formation, and has all requisite partnership or corporate (as the case may be) power, capacity and authority to own, lease and operate its properties and assets and to carry on its business as presently owned, leased, operated and conducted. Each of the Partnership Entities and each of the Partnership Subsidiaries is duly registered and qualified to do business and is in good standing in each jurisdiction in which the character of its properties and assets, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or qualification, as applicable, necessary, except where the failure to be so registered or qualified, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership, each of such jurisdictions being listed in Schedule 3.1(b) to the Partnership Entity Disclosure Letter. True and complete copies of the constating documents of each of the

Annex A-29

    Partnership Entities and the Partnership Subsidiaries have been placed in the Data Site, and none of the Partnership Entities or the Partnership Subsidiaries has taken any action to amend or supersede such documents.

  (c)
  Authority; No Conflict. Each of the Partnership Entities has the requisite partnership or corporate (as the case may be) power, capacity and authority to enter into this Agreement and all other agreements and instruments to be executed by each of the Partnership Entities as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by each of the Partnership Entities and the performance by each of the Partnership Entities of its obligations hereunder and the completion by the Partnership Entities of the Arrangement have been duly authorized by the GP Board and except for obtaining the Partnership Unitholder Approval, no other partnership or corporate proceedings, as the case may be, on the part of either of the Partnership Entities are necessary to authorize this Agreement and the Arrangement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities and constitutes a legal, valid and binding obligation of each of the Partnership Entities, enforceable against each of the Partnership Entities in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court). Except as disclosed in Schedule 3.1(c) to the Partnership Entity Disclosure Letter, the authorization, execution and delivery by each of the Partnership Entities of this Agreement and the performance by each of the Partnership Entities of its obligations hereunder and the completion by each of the Partnership Entities of the transactions contemplated hereby (including the Arrangement) will not:

  (i)
  violate, conflict with or result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with, or give rise to any right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sell under, any term or provision of:

  (A)
  the Partnership Agreement or the constating documents or by-laws or other comparable organizational documents of any of the Partnership Subsidiaries, or any resolutions of any of the directors, shareholders, unitholders or partners, as applicable, of the Partnership or any of the Partnership Subsidiaries, or any committee of any of them;

  (B)
  the constating documents or by-laws of GP, or any resolutions of any of the directors or shareholders of GP, or any committee of any of them;

  (C)
  any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Partnership, GP or any of the Partnership Subsidiaries is a party or by which the Partnership, GP or any of the Partnership Subsidiaries is bound, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect in respect of the Partnership Entities taken as a whole; or

  (D)
  except for the Key Regulatory Approvals and the Partnership Entity Regulatory Approvals, any Law applicable to the Partnership, GP or any of the Partnership Subsidiaries, or any of their respective properties or assets (including, without limitation, the Securities Laws) except as would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Partnership Entities taken as a whole;

Annex A-30

    (ii)
    give rise to any rights of first refusal or rights of first offer, trigger any change in control provisions or any similar provisions or restrictions or limitation under any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Partnership, GP or any of the Partnership Subsidiaries is a party, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Partnership Entities taken as a whole;

    (iii)
    give rise to any termination or acceleration of indebtedness or any rights or obligations under the CPEL Preferred Shares, or cause any third party indebtedness (including any amounts under the CPEL Preferred Shares) to come due before its stated maturity or cause any available credit to cease to be available;

    (iv)
    except in respect of matters related to the Purchaser, result in the creation or imposition of any Encumbrance upon any of the property or assets of the Partnership, GP or any of the Partnership Subsidiaries, or restrict, hinder, impair or limit the ability of the Partnership, GP or any Partnership Subsidiary to conduct their respective businesses as and where it is now being conducted which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Partnership Entities taken as a whole; or

    (v)
    except pursuant to the Partnership Management Agreements, result in any material payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from any of the Partnership Entities or any Partnership Subsidiary to any director, officer or employee of any of the Partnership, GP or any of the Partnership Subsidiaries, or increase any benefit payable to such director, officer or employee by the Partnership, GP or any of the Partnership Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

    The Partnership Entity Consents are the only consents and approvals required from, and notices required to, any third party under any Partnership Material Contract in order for the Partnership, GP and the Partnership Subsidiaries to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement (including the transactions contemplated under each of the Partnership Reorganization Agreements, the Management Agreements Termination Agreement and the Management Agreement Assignment Agreement) and the Arrangement pursuant to the Plan of Arrangement except for consents and approvals which would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Partnership Entities taken as a whole.

  (d)
  Regulatory Approvals. Other than the Interim Order, the Final Order, the Key Regulatory Approvals and the Partnership Entity Regulatory Approvals, and except as would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Partnership Entities taken as a whole or the ability of the Partnership Entities to consummate the transactions contemplated hereby, no Authorization, consent, sanction, ruling, order, exemption, permit, approval, authorization or declaration of, or filing with, or notice to, any Governmental Entity which has not been received and made and which may not be made after the Effective Date is necessary on the part of any of the Partnership Entities or any Partnership Subsidiary in connection with the execution and delivery by the Partnership Entities of this Agreement and the completion by the Partnership Entities of the transactions contemplated by this Agreement (including the transactions contemplated by the Partnership Reorganization Agreements, the Management Agreements Termination Agreement and the Management Agreement Assignment Agreement), the obligations of each

Annex A-31

    of the Partnership Entities hereunder and under the Arrangement pursuant to the Plan of Arrangement.

  (e)
  Interest in the Partnership. GP is the sole general partner of the Partnership. GP beneficially owns 2,400 Partnership Units free and clear of all Encumbrances, except for Permitted Encumbrances and the Partnership Agreement.

  (f)
  Capital Structure. The authorized capital of the Partnership consists of an unlimited number of Partnership Units and an unlimited number of subscription receipts exchangeable into Partnership Units. As at the date hereof, there are 56,467,540 Partnership Units issued and outstanding as fully-paid and non-assessable units in the capital of the Partnership and no subscription receipts have been issued and are outstanding. The authorized capital of GP consists of an unlimited number of common shares and an unlimited number of first preference shares, in each case without nominal or par value. As at the date hereof, there are 61 common shares of GP issued and outstanding as fully-paid and non-assessable shares in the capital of GP, all of which are owned by the Corporation, and no first preference shares have been issued. CPEL is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares issuable in series, of which 432,088,196 common shares are issued outstanding as fully-paid and non-assessable shares in the capital of CPEL, all of which are owned by the Partnership and up to 5,750,000 Cumulative Redeemable Preferred Shares, Series 1, 4,000,000 Cumulative Rate Reset Preferred Shares, Series 2 and 4,000,000 Cumulative Floating Rate Preferred Shares, Series 3 have been authorized for issuance. As at the date hereof, there are 5,000,000 Cumulative Redeemable Preferred Shares, Series 1, 4,000,000 Cumulative Rate Reset Preferred Shares, Series 2 and no Cumulative Floating Rate Preferred Shares, Series 3 issued and outstanding. Except as set forth in the Schedule 3.1(f) of the Partnership Entity Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by either of the Partnership Entities or CPEL of any securities of either of the Partnership Entities or CPEL (including Partnership Units, shares of GP and CPEL Preferred Shares), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of either of the Partnership Entities or CPEL (including Partnership Units, shares of GP and CPEL Preferred Shares) or the Partnership Subsidiaries. All outstanding Partnership Units, shares of GP and CPEL Preferred Shares have been duly authorized and validly issued, are fully paid and non-assessable. All securities of the Partnership, GP and CPEL (including the Partnership Units, shares of GP and CPEL Preferred Shares) have been issued in compliance with all applicable Laws and Securities Laws. There are no outstanding contractual or other obligations of the Partnership, GP, CPEL or any of the Partnership Subsidiaries to repurchase, redeem or otherwise acquire any of their securities or with respect to the voting or disposition of any outstanding securities of any of the Partnership Subsidiaries. As at the date hereof, no order ceasing or suspending trading in securities of any of the Partnership, GP or CPEL nor prohibiting the sale of such securities has been issued and is outstanding against the Partnership, GP, CPEL or any of their directors or officers.

  (g)
  Subsidiaries. Except as expressly set out in Section 3.1(e), GP does not own shares, units or any other form of equity or investment interest in any Person, except the Partnership. GP does not have any Subsidiaries other than the Partnership (and Partnership Subsidiaries) and the Partnership is considered a Subsidiary of GP because the Partnership is a limited partnership and GP is the general partner of the Partnership. Except as disclosed in Schedule 3.1(g) to the Partnership Entity Disclosure Letter, neither the Partnership nor any Subsidiary of the Partnership owns shares, units or any other form of equity or investment interest in any

Annex A-32

    Person, except in other Partnership Subsidiaries, NC LLC, New LLC, New LLC2 and PERH, and each of the Partnership Subsidiaries are disclosed in Schedule 3.1(g) of the Partnership Entity Disclosure Letter. Except as disclosed in Schedule 3.1(g) to the Partnership Entity Disclosure Letter, the Partnership beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries free and clear of all Encumbrances, except for Permitted Encumbrances and restrictions on transfer contained in the constating documents of the Subsidiaries of the Partnership. All of the outstanding shares or other equity securities or ownership interests in the capital of each of the Partnership's Subsidiaries are: (i) duly authorized, validly issued, fully paid and non-assessable (and no such shares or other equity or ownership interests have been issued in violation of any pre-emptive or similar rights), and (ii) except as may be owned by the Partnership or any Partnership Subsidiary, there are no outstanding options, warrants, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into or exchangeable for, any such shares of capital stock or other ownership interests in, or, except pursuant to the Partnership Reorganization Agreements and except as disclosed in Schedule 3.1(g) to the Partnership Entity Disclosure Letter, material assets or properties of, any of the Partnership Subsidiaries. Except with the Partnership or any Partnership Subsidiary and except for the Partnership Reorganization Agreements and this Agreement, there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any Partnership Subsidiary to issue, sell or deliver any shares in its capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests. The Partnership does not hold any equity interest in any Subsidiary, other than its interests in the Partnership Subsidiaries and NC LLC.

  (h)
  Existing Commitments. Except as disclosed in Schedule 3.1(h) to the Partnership Entity Disclosure Letter or as contemplated by the Partnership Agreement or the Partnership Reorganization Agreements, (i) except for the Partnership or any Partnership Subsidiary, no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the issuance of Partnership Units or shares of GP or any unissued interest in or securities of any kind in the Partnership or in GP or any of the Partnership Subsidiaries, and (ii) other than this Agreement, there is no agreement which grants to any Person the right to purchase or otherwise acquire any Partnership Units owned by GP.

  (i)
  Compliance with Laws. Except as disclosed in Schedule 3.1(i) of the Partnership Entity Disclosure Letter, to the knowledge of the Partnership Entities, each of the Partnership Entities and the Partnership Subsidiaries has conducted and is conducting its activities or business and the business and activities of the Partnership Facilities in compliance with all applicable Laws (including without limitation those of the country, province, state and municipality in which such entity carries on business or conducts its activities), except as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Partnership Entities taken as a whole. None of the Partnership, GP or any of the Partnership Subsidiaries has received any written notices or other correspondence from any Governmental Entity regarding any circumstances that have existed or currently exist which would reasonably be expected to lead to a loss, suspension, or modification of, or a refusal to issue, any Authorization relating to its activities which would reasonably be expected to restrict, curtail, limit or adversely affect the ability of the Partnership, GP or any of the Partnership Subsidiaries to operate their respective businesses except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Partnership Entities taken as a whole.

Annex A-33

  (j)
  Permits and Licenses. Except as disclosed in Schedule 3.1(j) of the Partnership Entity Disclosure Letter, each of the Partnership Entities, the Partnership Subsidiaries and the Partnership Facilities has or has the benefit of all Authorizations required or necessary to conduct its business and activities as currently conducted, and all such Authorizations are in full force and effect and in good standing and the Partnership, GP and each of the Partnership Subsidiaries and the Partnership Facilities are in material compliance with their requirements except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Partnership Entities taken as a whole. There has been no violation of any such Authorizations and, to the knowledge of the Partnership, no proceeding is pending or threatened to revoke, modify, cancel, suspend or limit any such Authorizations or to add any conditions of compliance except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Partnership Entities taken as a whole.

  (k)
  Canadian Securities Laws; TSX Requirements. Each of the Partnership and CPEL is a "reporting issuer" under applicable Canadian Securities Laws and is not in default of any material requirements of any applicable Canadian Securities Laws. The Partnership, CPEL and the Partnership Subsidiaries have been and are now in compliance, in all material respects, with all applicable Canadian Securities Laws and there are no current, or, to the knowledge of the Partnership, pending or threatened proceedings before any Securities Authority or other Governmental Entity relating to any alleged non-compliance with any Securities Laws. The Partnership Units and the CPEL Preferred Shares are listed on the TSX, and neither the Partnership nor CPEL is in default, in any material respect, of any requirements of the TSX. As at the date hereof, no order, ruling or determination having the effect of delisting, suspending the sale or ceasing the trading of the Partnership Units, the CPEL Preferred Shares or any securities of GP or of any Partnership Subsidiary has been issued or made by any Securities Authority or the TSX or any other regulatory authority and is continuing in effect and, to the knowledge of the Partnership, at the date hereof, no investigation, inquiry or proceedings (formal or informal) for any purpose have been, instituted or are pending or threatened by any such authority.

  (l)
  Partnership Public Documents and CPEL Public Documents. Each of the Partnership and CPEL has filed all documents required to be filed by it in accordance with applicable Securities Laws with the Securities Authorities and the TSX. Each of the documents filed by the Partnership or CPEL under applicable Securities Laws on SEDAR since January 1, 2011 and prior to the date hereof and accessible to the public on the SEDAR website as of the date hereof, at the time filed (or, if amended, as of the date of such amendment), complied in all material respects with the requirements of applicable Securities Laws and the TSX (and any amendments to any of such documents, as the case may be, required to be made have been filed on a timely basis with the Securities Authorities and the TSX) and did not contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which it was made. Neither the Partnership nor CPEL has filed any confidential material change report with any Securities Authority which, as of the date hereof, remains confidential.

  (m)
  Partnership Financial Statements. Except as disclosed in Schedule 3.1(m) to the Partnership Entity Disclosure Letter, the Partnership Financial Statements (i) are in accordance with the books, records and accounts of the Partnership and the Partnership Subsidiaries, (ii) are true and correct and present fairly the consolidated financial position of the Partnership and the Partnership Subsidiaries for the periods ended on, and as at, the dates indicated therein, (iii) have been prepared in accordance with, in the case of the Partnership Annual Financial

Annex A-34

    Statements, GAAP consistently applied and, in the case of the Partnership Interim Financial Statements, IFRS, and (iv) present fairly the financial position, results of operations and changes in financial position of the Partnership on a consolidated basis as at the dates thereof and for the periods indicated thereon except in each case as otherwise indicated by the Partnership Financial Statements and the notes thereto or, in the case of the Partnership Annual Financial Statements, in the related report of the Partnership's independent auditor and in the case of the Partnership Interim Financial Statement, subject to normal year end audit adjustments.

  (n)
  GP Financial Statements. Except as disclosed in Schedule 3.1(n) to the Partnership Entity Disclosure Letter, the GP Financial Statements (i) are in accordance with the books, records and accounts of GP, (ii) are true and correct and present fairly the financial position of GP for the periods ended on, and as at, the dates indicated therein, (iii) have been prepared in accordance with GAAP or IFRS consistently applied, and (iv) present fairly the financial position, results of operations and changes in financial position of GP as at the dates thereof and for the periods indicated thereon, except in each case as otherwise indicated in the GP Financial Statements.

  (o)
  Absence of Certain Changes. Except as disclosed in Schedule 3.1(o) to the Partnership Entity Disclosure Letter, and except as contemplated in the Partnership Material Contracts, the Partnership Reorganization Agreements or this Agreement, since the date of the Partnership Annual Financial Statements,

  (i)
  there has not been any event, circumstance or occurrence which has had or is reasonably likely to give rise to a Material Adverse Effect in respect of the Partnership;

  (ii)
  there has not occurred any adverse Material Change except as disclosed in the Partnership Public Documents, in the business, operations or capital of the Partnership and the Partnership Subsidiaries taken as a whole;

  (iii)
  there has not been any event, circumstances or occurrence which has had or is reasonably likely to give rise to a Material Adverse Effect in respect of GP;

  (iv)
  there has not occurred any adverse Material Change in the business, operations or capital of GP;

  (v)
  the Partnership, GP and the Partnership Subsidiaries have conducted their respective businesses only in the ordinary course of business;

  (vi)
  except for a change from GAAP to IFRS, there has not been any change in the accounting practices used by any of the Partnership Entities and its Subsidiaries;

  (vii)
  there has not been any acquisition or sale by the Partnership, GP or any of the Partnership Subsidiaries of any material property or assets; and

  (viii)
  there has not been any redemption, repurchase or other acquisition of Partnership Units by the Partnership, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Partnership Units.

  (p)
  Records. The corporate records and minute books of GP, the Partnership and the Partnership Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, are complete and accurate in all material respects and contain minutes of all meetings and resolutions of the directors, trustees, shareholders, unitholders or partners, as applicable, or any committee of any of them, except for minutes of meetings of the GP Board and any and all committees thereof relating to the Partnership's sale process and except for meetings for which minutes have not yet been prepared. The financial books and records and

Annex A-35

    accounts of GP, the Partnership and the Partnership Subsidiaries (i) except for such books, records and accounts related to the Partnership Interim Financial Statements, have been maintained in accordance with good business practices, applicable Laws and GAAP on a basis consistent with prior years; (ii) in the case of such books, records and accounts related to the Partnership Interim Financial Statements, have been maintained in accordance with good business practices, applicable Laws and IFRS; (iii) are stated in reasonable detail and accurately and fairly reflect the material transactions, acquisitions and dispositions of the assets of the Partnership and the Partnership Subsidiaries; and (iv) accurately and fairly reflect the basis for the Partnership Financial Statements; provided, however, that the foregoing is qualified by the knowledge of the Partnership for periods prior to the date the applicable Partnership Subsidiary became owned by the Partnership.

  (q)
  Assets and Undertakings. The only material assets of GP consist of 2,400 Partnership Units and the general partner interest in the Partnership. The only business of GP is that of general partner of the Partnership. Each of the Partnership and the Partnership Subsidiaries has good and valid title to all of its material assets and undertakings, free and clear of all Encumbrances, except for Permitted Encumbrances, as set out in Schedule 3.1(q) to the Partnership Entity Disclosure Letter, restrictions on transfer contained in the constating documents of the Partnership Subsidiaries or NC LLC and except where the failure to have good title would not have, individually or in the aggregate, a Material Adverse Effect in respect of the Partnership Entities taken as a whole.

  (r)
  Operation of Partnership Facilities.

  (i)
  Schedule 3.1(r)(i) to the Partnership Entity Disclosure Letter includes a complete list of all of the Partnership Facilities. The information the Partnership has made available to the Purchaser and its Agents in the Data Site relating to the historical operation of the Partnership Facilities is true and correct in all material respects.

  (ii)
  Each of the Partnership Entities and the Partnership Subsidiaries owns, leases or otherwise has the right (including those rights by way of licenses, easements and rights of way, including those by which any Partnership Facility is connected to the local energy transmission and/or distribution system) to use all real property, including all fixtures and improvements situated thereon, and, except as disclosed in Schedule 3.1(r)(ii) of the Partnership Entity Disclosure Letter, owns, leases or otherwise has the right to use all equipment and personal property, tangible and intangible, in each case which is used in the operations of the business of such entity and which is necessary to conduct the business of the related Partnership Facility in the manner in which it is presently conducted except where the failure to so own, lease or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect in respect of the Partnership.

Annex A-36

  (s)
  Material Contracts. True and complete copies of the Partnership Material Contracts and the GP Material Contracts have been placed in the Data Site. All of such Partnership Material Contracts and GP Material Contracts are (i) valid and binding obligations of the Partnership, the Partnership Subsidiaries or GP, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and are in good standing; (ii) except where they expire in accordance with their terms, in full force and effect, and the Partnership, GP or the Partnership Subsidiaries are entitled to all rights and benefits thereunder in accordance with the terms thereof; (iii) none of the Partnership or the Partnership Subsidiaries or GP have waived any rights under any such Partnership Material Contract or GP Material Contract; and (iv) subject to obtaining the Partnership Entity Consents, no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach, by the Partnership, any of the Partnership Subsidiaries, GP or trigger a right of termination of any of such contracts or, to the knowledge of the Partnership Entities, by any other person, of any obligation, agreement, covenant or condition contained in any such Partnership Material Contract or GP Material Contract except in each case as would not result in a Material Adverse Effect in respect of the Partnership Entities taken as a whole. As at the date hereof, none of the Partnership, GP or any of the Partnership Subsidiaries has received written notice that any party to a Partnership Material Contract or GP Material Contract intends to cancel, terminate or otherwise modify or not renew such contract, and to the knowledge of the Partnership Entities, no such action has been threatened.

  (t)
  Litigation. Except as disclosed in Schedule 3.1(t) to the Partnership Entity Disclosure Letter, there is no claim, action, suit, proceeding, administrative action, regulatory action or investigation which has been commenced or, to the knowledge of the Partnership, is pending or threatened against or affecting the Partnership Entities or any of the Partnership Subsidiaries or any of their respective assets or properties, or to which any of the Partnership Entities or any of the Partnership Subsidiaries is a party or to which any property or assets of the Partnership Entities or any of the Partnership Subsidiaries is subject, at Law or in equity, before or by any Governmental Entity, which, individually or in the aggregate, if determined adversely to any of the Partnership Entities or any of the Partnership Subsidiaries, as the case may be, has or would reasonably be expected to result in a Material Adverse Effect in respect of the Partnership Entities taken as a whole.

  (u)
  Environmental Matters. Except as disclosed in the Environmental Report or the Partnership Public Documents or as would not have or result in a Material Adverse Effect in respect of the Partnership, to the knowledge of the Partnership:

  (i)
  none of the Partnership, any Partnership Subsidiary or any Partnership Facility is in material violation of any Environmental Laws;

  (ii)
  there are no pending or, to the knowledge of the Partnership, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, notices of non-compliance, infraction or violation, prosecution, investigation or proceedings relating to any Environmental Law against the Partnership, any of the Partnership Subsidiaries or the Partnership Facilities; and

  (iii)
  the Partnership has made available to the Purchaser all material third part audits, assessments and reports with respect to environmental matters in respect of the Partnership, each Partnership Subsidiary and each Partnership Facility in its possession.

  (v)
  Partnership Benefit Plans.

Annex A-37

    (i)
    To the knowledge of the Partnership, the only entities that supply labourers and/or operations and maintenance services in any material respect to the Partnership or Partnership Subsidiaries are and, since July 1, 2009 have been, Capital Power Corporation and Capital Power Operations (USA) Inc.

    (ii)
    Neither of the Partnership Entities nor any of the Partnership Subsidiaries has any employees or Benefit Plans. The officers and directors of the Corporation are listed in Schedule 3.1(v) to the Partnership Entity Disclosure Letter.

    (iii)
    Except as disclosed in Schedule 3.1(v) to the Partnership Entity Disclosure Letter to the knowledge of the Partnership Entities, no person has applied to have a Partnership Entity or any of the Partnership Subsidiaries declared a related employer or successor employer pursuant to applicable labour Laws.

    (iv)
    Within the six years preceding the date of this Agreement, none of the Partnership Entities, the Partnership Subsidiaries nor any ERISA Affiliate of any of the foregoing has incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan" within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by the Partnership Entities, the Partnership Subsidiaries or any ERISA Affiliate of any of the foregoing.

    (v)
    None of the Partnership Entities, the Partnership Subsidiaries nor any ERISA Affiliate of any of the foregoing has incurred within the six years preceding the date of this Agreement, nor will they incur as a result of the transactions contemplated by this Agreement, any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

    (vi)
    None of the Partnership Entities, the Partnership Subsidiaries nor any ERISA Affiliate of any of the foregoing has engaged in, nor is it a successor or parent corporation to an entity that has engaged in, a transaction described in ERISA Section 4069(a) or 4212(c); nor will this transaction result in a transaction described in ERISA Section 4069(a) or 4212(c).

    (vii)
    No act or omission has occurred (or will occur as a result of the transactions contemplated by this Agreement) and no conditions exists with respect to any Benefit Plan currently or previously contributed to, maintained or administered by the Partnership Entities, the Partnership Subsidiaries or any ERISA Affiliate of any of the foregoing that would subject the Partnership Entities or the Partnership Subsidiaries (or the assets of any such Benefit Plan) to any material fine, penalty, tax or liability of any kind imposed under ERISA, the Code or other applicable Law (other than routine claims for benefits accrued under such Benefit Plans).

    (viii)
    Except as disclosed in Schedule 3.1(v) to the Partnership Entity Disclosure Letter, within the six years preceding the date of this Agreement, none of the Partnership Entities, the Partnership Subsidiaries nor any ERISA Affiliate of any of the foregoing has maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any current or former employee benefit plan that is or has been subject to Title IV of ERISA (including any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3)).

  (w)
  Intellectual Property. Except as disclosed in Schedule 3.1(w) to the Partnership Entity Disclosure Letter, each of the Partnership Entities and the Partnership Subsidiaries own or possesses adequate right, title and interest in and to all Intellectual Property necessary to conduct its business as currently conducted. The Intellectual Property owned by the Partnership Entities or the Partnership Subsidiaries and currently used to conduct their respective businesses, including the operation of the Partnership Facilities, does not, to the

Annex A-38

    knowledge of the Partnership Entities, conflict with, misappropriate or infringe upon or otherwise violate in any material respect any intellectual property rights of any other Person, and, to the knowledge of the Partnership Entities, none of the Partnership Entities or the Partnership Subsidiaries have received any written notice alleging any such conflict, misappropriation, infringement or violation.

  (x)
  Tax Matters. Except as disclosed in Schedule 3.1(x) to the Partnership Entity Disclosure Letter:

  (i)
  each of the Partnership Entities and the Partnership Subsidiaries has (A) filed all material Tax Returns required to be filed within the prescribed time and all such Tax Returns are complete and correct in all material respects; (B) paid all material Taxes which are due and payable as shown on such Tax Returns or on subsequent assessments with respect thereto; and (C) made adequate and timely payment of all material instalments of the Taxes;

  (ii)
  each of the Partnership Entities and each Partnership Subsidiary has paid all material Taxes, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Entity and each of the Partnership Entities has provided adequate accruals in accordance with GAAP in the case of the GP Financial Statements and the Partnership Annual Financial Statements, and IFRS in the case of the Partnership Interim Financial Statements for any material Taxes for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns; and since such publication date, no material liability in respect of Taxes not reflected in such financial statements or otherwise provided has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

  (iii)
  each of the Partnership Entities and each Partnership Subsidiary has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit of any person) and has duly and timely remitted to the appropriate Governmental Entity such Taxes or other amounts required by applicable Law to be remitted by it, except in each case where such amounts are immaterial;

  (iv)
  neither of the Partnership Entities nor any Partnership Subsidiary is a party to any agreement or other arrangement, or any waiver, providing for any extension of time within which: (A) to file any Tax Return covering any Taxes; (B) to file any elections, designations or similar filings relating to Taxes; (C) either of the Partnership Entities or any Partnership Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes; or (D) any Governmental Entity may assess or collect Taxes for which either of the Partnership Entities or any Partnership Subsidiary is or may be liable;

  (v)
  neither of the Partnership Entities nor any Partnership Subsidiary is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement;

  (vi)
  other than ordinary course audits and claims, there are no proceedings, investigations, assessments, reassessments, audits or claims in progress or, to the knowledge of the Partnership Entities, pending or threatened against the Partnership Entities or any Partnership Subsidiary in respect of Taxes and no material deficiencies have been asserted in writing by any Governmental Entity with respect to Taxes of the Partnership Entities or any Partnership Subsidiary that have not yet been settled;

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    (vii)
    the Partnership Entities have made available to the Purchaser copies of: (A) all Tax Returns relating to the Taxes of the Partnership Entities or any Partnership Subsidiary that have been filed since January 1, 2009; and (B) copies of all of its material correspondence with any Governmental Entity with respect to Taxes since January 1, 2009;

    (viii)
    neither of the Partnership Entities nor any Partnership Subsidiary is the subject of a Tax ruling, or is a party to any agreement, waiver or other arrangement with any Government Entity respecting Taxes payable by it or Tax Returns required to be filed by it or statute of limitations with respect to Taxes;

    (ix)
    none of sections 69, 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any equivalent provision of any Tax legislation of any province or any other jurisdiction, have applied to the Partnership Entities or any Partnership Subsidiary, none of such provisions will apply to the elimination of any of the payables or other indebtedness shown on the Partnership Financial Statements or the GP Financial Statements as being owed to the Partnership Entities or such Partnership Subsidiary or GP, as the case may be, (as such amounts may change or have changed from time to time), and to the knowledge of the Partnership Entities, there are no circumstances which could, in themselves, result in the application of any such provisions to any of the Partnership Entities or the Partnership Subsidiaries for taxation years ending after the Effective Date;

    (x)
    each of the Partnership Entities and the Partnership Subsidiaries and any non-resident person with whom any of them was not dealing at arm's length during a taxation year (or portion thereof) ending on or before the Effective Date, has made or obtained records or documents that in all material respects meet the requirements of subsection 247(4) of the Tax Act and any equivalent provision of any Tax legislation of any other relevant jurisdiction;

    (xi)
    each of the Partnership Entities and the Partnership Subsidiaries has duly and timely collected all amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial, state and local taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted to it, except in each case where such amounts are immaterial;

    (xii)
    no Partnership Entity or Partnership Subsidiary has, directly or indirectly, transferred property to or supplied services to, or acquired property or services from, any Person with whom it was not dealing at arm's length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of such property or services;

    (xiii)
    there are no Encumbrances for Taxes, other than Permitted Encumbrances, on any of the assets of any Partnership Entity or Partnership Subsidiary;

    (xiv)
    prior to the date hereof, there has never been a change of control of CPEL for the purposes of the Tax Act or any other Law;

    (xv)
    CPEL has not made an "excessive eligible dividend designation" (as defined in subsection 89(1) of the Tax Act) and its "low rate income pool" (as defined in subsection 89(1) of the Tax Act) is nil;

    (xvi)
    no claim has ever been made by or is expected from any Governmental Entity in a jurisdiction in which any Partnership Entity or any Partnership Subsidiary does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. None of the

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      Partnership Entities or Partnership Subsidiaries is required to file a Tax Return in any jurisdiction in which it has not previously filed a Tax Return;

    (xvii)
    for the purposes of the Tax Act and any other relevant Tax purposes:

    (A)
    GP is resident in Canada and is not resident in any other country; and

    (B)
    each of the Partnership Subsidiaries is resident in the country in which it was formed, and is not resident in any other country;

    (xviii)
    to the knowledge of the Partnership Entities, each of Coastal Rivers Power Limited Partnership and NW Energy (Williams Lake) Limited Partnership has at all times since September 1, 2005 been a "Canadian partnership" as defined in subsection 102(1) of the Tax Act;

    (xix)
    the definition of "SIFT partnership" in subsection 197(1) of the Tax Act did not apply to the Partnership for a taxation year of the Partnership that ended before 2011;

    (xx)
    the membership interests in NC LLC are "excluded property" of CPI USA Holdings LLC, as defined for purposes of subsection 95(1) of the Tax Act;.

    (xxi)
    Schedule 3.1(x)(xxi) to the Partnership Entity Disclosure Letter accurately lists the U.S. federal income tax classification of each Partnership Subsidiary that is required to file Tax Returns in the U.S. or any State thereof;

    (xxii)
    for U.S. federal income tax purposes, no limitation under Sections 382 or 384 of the Code currently applies to the net operating losses or built in losses of any Partnership Entity or Partnership Subsidiary;

    (xxiii)
    no Partnership Entity or Partnership Subsidiary (i) has ever been a member of an affiliated group of corporations filing a consolidated United States federal income Tax Return, and (ii) has any liability for Taxes of any other Person under United States Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise;

    (xxiv)
    no Partnership Entity or Partnership Subsidiary has been notified of, or has any knowledge of its participation in a transaction that is described as a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b);

    (xxv)
    each Partnership Entity and Partnership Subsidiary has complied with all tax reporting requirements under Sections 6038A, 6038B, 6038C, 6038D, or 6039C of the Code;

    (xxvi)
    no Partnership Entity or Partnership Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code; and

    (xxvii)
    no Partnership Entity or Partnership Subsidiary will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Effective Date, (B) agreement or other arrangement executed on or prior to the Effective Date, including any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of the taxation legislation of any other jurisdiction), (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of the taxation legislation of any other jurisdiction), (D) installment sale or open transaction disposition

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      made on or prior to the Effective Date, (E) prepaid amount received on or prior to the Effective Date, or (F) any election, designation or similar filing related to Taxes, including any election under Section 108(i) of the Code.

  (y)
  Fees. Except as disclosed in Schedule 3.1(y) to the Partnership Entity Disclosure Letter, none of any of the Partnership Entities or the Partnership Subsidiaries will be liable, directly or indirectly, for the fees, commissions or expenses of any broker, finder, investment banker or other similar agent in connection with the Arrangement.

  (z)
  Regulatory Status. Each Partnership Subsidiary selling electric power at wholesale in the United States either (i) in all material respects meets the requirements for, and has been determined by FERC to be, an Exempt Wholesale Generator and has Market-Based Rate Authorization, (ii) generates such electric power only at Partnership Facilities that are Qualifying Facilities, or (iii) has Market-Based Rate Authorization and owns no facilities for the generation of electric power. Each Partnership Subsidiary selling electric power at wholesale outside the United States is a Foreign Utility Company within the meaning of PUHCA. The Partnership is a holding company solely with respect to Qualifying Facilities, Exempt Wholesale Generators, or Foreign Utility Companies within the meaning of PUHCA; and the Partnership and the Partnership Subsidiaries are exempt from regulation under Section 1264 of PUHCA. The Partnership has no knowledge of any facts that are reasonably likely to cause any Partnership Subsidiary to lose its status as a Qualifying Facility, an Exempt Wholesale Generator, or a Foreign Utility Company, or its Market-Based Rate Authorization. Except as disclosed in Schedule 3.1(z) to the Partnership Entity Disclosure Letter, each Partnership Subsidiary has, been and is in compliance, in all material respects, with applicable NERC registration requirements and reliability standards. Neither the Partnership nor, except as described in the Partnership Entity Disclosure Letter, any of the Partnership Subsidiaries, is subject to regulation as a public utility or public service company (or similar designation) by any state of the United States or any municipality or any political subdivision of the United States.

  (aa)
  Internal Controls and Financial Reporting. The Partnership has (i) designed disclosure controls and procedures to provide reasonable assurance that material information relating to the Partnership, including the Partnership Subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer of the Partnership on a timely basis, particularly during the periods in which the annual or interim filings are being prepared; (ii) designed internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or IFRS; (iii) has evaluated the effectiveness of the Partnership's disclosure controls and procedures and has disclosed in its management's discussion and analysis its conclusions about the effectiveness of its disclosure controls and procedures; and (iv) has evaluated the effectiveness of the Partnership's internal control over financial reporting and has disclosed in its management's discussion and analysis, its conclusions about the effectiveness of internal control over financial reporting and, if applicable, the necessary disclosure relating to any material weaknesses. To the knowledge of the Partnership, prior to the date of this Agreement:

  (i)
  there are no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of the Partnership that could reasonably be expected to adversely affect the Partnership's ability to record, process, summarize and report financial information; and

  (ii)
  there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of the Partnership. Since January 1, 2008, the Partnership has received no:

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      (x) complaints from any source regarding accounting, internal accounting controls or auditing matters; or (y) expressions of concern from employees of the Partnership or any Partnership Subsidiary regarding questionable accounting or auditing matters.

  (bb)
  No Undisclosed Liabilities. Except as disclosed in Schedule 3.1(bb) to the Partnership Entity Disclosure Letter, the Partnership Entities and the Partnership Subsidiaries have no outstanding indebtedness, liability or obligation (including liabilities or obligations to fund any operations or work, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, and are not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any Person, other than: (i) those set forth or adequately provided for in the balance sheets included in the Partnership Financial Statements (the "Partnership Balance Sheets") or disclosed in the notes thereto; (ii) those incurred in the ordinary course of business and not required to be set forth in the Partnership Balance Sheets under GAAP or IFRS, as applicable; (iii) those incurred in the ordinary course of business since the date of the Partnership Balance Sheets or as contemplated by this Agreement; (iv) those set forth in the Partnership Material Contracts, the Partnership Management Agreements or the PERC Agreement; (v) those to any Partnership Entity, a Partnership Subsidiary or NC LLC; and (vi) those incurred in connection with the transactions contemplated hereby, including the Partnership Reorganization Agreements, the Management Agreements Termination Agreement and the Management Agreement Assignment Agreement.

  (cc)
  Related Party Transactions. Except as disclosed in the Partnership Public Documents, the Partnership Material Contracts, the Partnership Management Agreements, the GP Material Contracts, the Partnership Reorganization Agreements and the other agreements contemplated hereby, including the ROFL Termination Agreement, there are no Contracts or other transactions currently in place between any of the Partnership Entities or their Subsidiaries, on the one hand, and: (i) any officer or director of any of the Partnership Entities or their Subsidiaries; (ii) any holder of record or beneficial owner of 10% or more of the Partnership Units; and (iii) any Affiliate or associate (as defined in the Securities Act) of any such, officer, director, holder of record or beneficial owner, on the other hand.

  (dd)
  Registration Rights. No Partnership Unitholder has any right to compel the Partnership to register or otherwise qualify the Partnership Units (or any of them) for public sale or distribution.

  (ee)
  Insurance. All insurance maintained by any of the Partnership Entities and any of the Partnership Subsidiaries is in full force and effect and in good standing and is in amounts and in respect of such risks as are normal and usual for companies of similar size operating in the industry in which the Partnership Entities and the Partnership Subsidiaries operate.

  (ff)
  PERH.

  (i)
  The Partnership is the sole beneficial owner of 22,388,491 common membership interests of PERH representing a 14.3% interest in PERH. To the knowledge of the Partnership, PERC is the sole registered owner of the remaining 85.7% interest in PERH.

  (ii)
  The Partnership Entities have made available to the Purchaser a correct and complete copy of each PERC Agreement.

  (iii)
  Each PERC Agreement is in full force and effect, represents a legal, valid and binding obligation of CPI USA Ventures LLC (as the successor to EPCOR USA Ventures LLC), an indirect, wholly-owned subsidiary of the Partnership, and, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy,

Annex A-43

      insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and the concepts of materiality, reasonableness, good faith, and fair dealing, and except as disclosed in Schedule 3.1(ff) to the Partnership Entity Disclosure Letter:

      (A)
      neither of the PERC Agreements has been materially breached or cancelled by the Partnership Entities or any of their Subsidiaries, and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or breach thereunder; and

      (B)
      there is no current negotiation with respect to renewal, repudiation or amendment of either of the PERC Agreements.

3.2   Representations and Warranties of the Corporation

        The Corporation hereby represents and warrants to and in favour of the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Organization, Standing and Power. The Corporation has been duly incorporated and is validly existing under the Laws of its jurisdiction of incorporation, organization or formation, and has all requisite corporate power, capacity and authority to own, lease and operate its properties and assets and to carry on its business as presently owned, leased, operated and conducted. The Corporation is duly registered and qualified to do business and is in good standing in each jurisdiction in which the character of its properties and assets, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or qualification, as applicable, necessary, except where the failure to be so registered or qualified, as applicable, will not, individually or in the aggregate, have a Material Adverse Effect on the Corporation, each of such jurisdictions being listed in Schedule 3.2(a) to the Corporation Disclosure Letter. True and complete copies of the constating documents of the Corporation have been placed in the Data Site, and the Corporation has not taken any action to amend or supersede such documents.

  (b)
  Authority; No Conflict. The Corporation has the requisite corporate power, capacity and authority to enter into this Agreement and all other agreements and instruments to be executed by the Corporation as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by the Corporation and the performance by the Corporation of its obligations under this Agreement have been duly authorized by the Corporation Board and except for obtaining the approval of the Corporation Shareholders no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement and the Arrangement. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court). Except as disclosed in Schedule 3.2(b) to the Corporation Disclosure Letter, the authorization, execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its

Annex A-44

    obligations hereunder and the completion by the Corporation of the transactions contemplated hereby (including the Arrangement) will not:

    (i)
    violate, conflict with or result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with, or give rise to any right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sell under, any term or provision of:

    (A)
    the constating documents or by-laws of the Corporation or any resolutions of any of the directors or shareholders of the Corporation, or any committee of any of them;

    (B)
    any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Corporation is a party or by which it is bound except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect in respect of the Corporation; or

    (C)
    except for the Key Regulatory Approvals and the Corporation Regulatory Approvals, any Law applicable to the Corporation, or any of its respective properties or assets (including, without limitation, the Securities Laws) except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect in respect of the Corporation;

    (ii)
    give rise to any rights of first refusal or rights of first offer, trigger any change in control provisions or any similar provisions or restrictions or limitation under any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Corporation is a party except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Corporation;

    (iii)
    give rise to any termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

    (iv)
    except in respect of matters related to the Purchaser, result in the creation or imposition of any Encumbrance upon any of the property or assets of the Corporation, or restrict, hinder, impair or limit the ability of the Corporation to conduct its businesses as and where it is now being conducted which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Corporation; or

    (v)
    result in any material payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from the Corporation to any director, officer or employee of the Corporation, or increase any benefit payable to such director, officer or employee by the Corporation, or result in the acceleration of the time of payment or vesting of any such benefits.

    The Corporation Consents are the only consents and approvals required from, and notices required to, any third party under any Corporation Material Contract in order for the Corporation to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and the Arrangement pursuant to the Plan of Arrangement, except for consents and approvals which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Corporation.

Annex A-45

  (c)
  Regulatory Approvals. Other than the Interim Order, the Final Order, the Key Regulatory Approvals and the Corporation Regulatory Approvals, and except as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect in respect of the Corporation or the ability of the Corporation to consummate the transactions contemplated hereby, no Authorization, consent, sanction, ruling, order, exemption, permit, approval, authorization or declaration of, or filing with, or notice to, any Governmental Entity which has not been received or made and which may not be made after the Effective Date is required by the Corporation in connection with the execution and delivery by the Corporation of this Agreement and the completion by the Corporation of the transactions contemplated by this Agreement, the obligations of the Corporation hereunder and under the Arrangement pursuant to the Plan of Arrangement.

  (d)
  Capital Structure. The authorized capital of the Corporation consists of an unlimited number of Class A Shares and an unlimited number of Class B Shares. As at the date hereof, there are 51 Class A Shares, all of which are directly or indirectly owned by EPCOR, and 49 Class B Shares, all of which are directly owned by CPLP, issued and outstanding as fully-paid and non-assessable shares of the Corporation. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by the Corporation of any securities of the Corporation (including the Corporation Shares), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of the Corporation (including the Corporation Shares). All outstanding Corporation Shares have been duly authorized and validly issued, are fully-paid and non-assessable shares in the capital of the Corporation. All securities of the Corporation (including the Corporation Shares) have been issued in compliance with all applicable Laws and Securities Laws. There are no outstanding contractual or other obligations of the Corporation or any of the Partnership Entities, Partnership Subsidiaries or any other Person to repurchase, redeem or otherwise acquire any of the securities of the Corporation.

  (e)
  Units of the Partnership. The Corporation directly owns 16,511,104 Partnership Units free and clear of all Encumbrances, except for Permitted Encumbrances and the Partnership Agreement.

  (f)
  Subsidiaries. The Corporation does not own shares, units or any other form of equity or investment interest in any Person, other than GP and the Partnership. The Corporation directly owns all of the issued and outstanding securities of GP free and clear of all Encumbrances, except for Permitted Encumbrances and restrictions on transfer contained in the constating documents of GP.

  (g)
  Existing Commitments. (i) no Person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the issuance of shares of the Corporation or of any unissued interest in or securities of any kind in the Corporation, and (ii) other than this Agreement, there is no agreement which grants to any Person the right to purchase or otherwise acquire any Corporation Shares, or Partnership Units or shares of GP owned by the Corporation.

  (h)
  Compliance with Laws. To the knowledge of the Corporation, the Corporation has conducted and is conducting its activities or business in compliance with all applicable Laws (including without limitation those of the country, province, state and municipality in which such entity carries on business or conducts its activities), except as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Corporation. The Corporation has

Annex A-46

    not received any written notices or other correspondence from any Governmental Entity regarding any circumstances that have existed or currently exist which would reasonably be expected to lead to a loss, suspension, or modification of, or a refusal to issue, any Authorization relating to its activities which would reasonably be expected to restrict, curtail, limit or adversely affect the ability of the Corporation to operate its businesses except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Corporation.

  (i)
  Permits and Licenses. To the knowledge of the Corporation, the Corporation has or has the benefit of all Authorizations required or necessary to conduct its business and activities as currently conducted, and all such Authorizations are in full force and effect and in good standing and the Corporation is in material compliance with their requirements except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Corporation. There has been no violation of any such Authorizations and, to the knowledge of the Corporation, no proceeding is pending or threatened to revoke, modify, cancel, suspend or limit any such Authorizations or to add any conditions of compliance except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Corporation.

  (j)
  Financial Statements. Except as disclosed in Schedule 3.2(j) to the Corporation Disclosure Letter, the Corporation Financial Statements (i) are in accordance with the books, records and accounts of the Corporation, (ii) are true and correct and present fairly the financial position of the Corporation for the periods ended on, and as at, the dates indicated, (iii) have been prepared in accordance with GAAP or IFRS consistently applied, and (iv) present fairly the financial position, results of operations and changes in financial position of the Corporation as at the dates thereof and for the periods indicated thereon except in each case as otherwise indicated in the Corporation Financial Statements.

  (k)
  Absence of Certain Changes. Except as disclosed in Schedule 3.2(k) to the Corporation Disclosure Letter, and except as contemplated in the Corporation Material Contracts or this Agreement, since the date of the Corporation Financial Statements,

  (i)
  there has not been any event, circumstance or occurrence which has had or is reasonably likely to give rise to a Material Adverse Effect in respect of the Corporation;

  (ii)
  there has not occurred any adverse Material Change in the business, operations or capital of the Corporation;

  (iii)
  the Corporation has conducted its business only in the ordinary course of business;

  (iv)
  except for a change from GAAP to IFRS, there has not been any change in the accounting practices used by the Corporation;

  (v)
  the only material undertaking of the Corporation has been holding 16,511,104 Partnership Units and 61 common shares of GP and there has not been any acquisition or sale by the Corporation of any property or assets; and

  (vi)
  there has not been any redemption, repurchase or other acquisition of Corporation Shares by the Corporation, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Corporation Shares.

Annex A-47

  (l)
  Records. The corporate records and minute books of the Corporation have been maintained in accordance with all applicable Laws in all material respects, are complete and accurate in all material respects and contain minutes of all meetings and resolutions of the directors and shareholders, or any committee of any of them except for minutes of the board of directors of the Corporation and all committees thereof relating to the process lending to the transactions contemplated hereby and except for meetings for which minutes have not yet been prepared. The financial books and records and accounts of the Corporation, (i) have been maintained in accordance with good business practices, applicable Laws and GAAP on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions, acquisitions and dispositions of the assets of the Corporation; and (iii) accurately and fairly reflect the basis for the Corporation Financial Statements.

  (m)
  Assets. The only material assets of the Corporation are 61 common shares of GP and 16,511,104 Partnership Units of the Partnership. The Corporation has good and valid title to all of its material assets and undertakings, free and clear of all Encumbrances, except for Permitted Encumbrances and except where the failure to have good title would not have a Material Adverse Effect in respect of the Corporation.

  (n)
  Operations of the Corporation. The information that the Corporation has made available to the Purchaser and its Agents in the Data Site is true and correct in all material respects. Since the incorporation of the Corporation, the only material undertaking of the Corporation has been holding 16,511,104 Partnership Units and 61 common shares of GP.

  (o)
  Material Contracts. True and complete copies of the Corporation Material Contracts have been placed in the Data Site. All of such Corporation Material Contracts are (i) valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and are in good standing; (ii) except where they expire in accordance with their terms, in full force and effect, and the Corporation is entitled to all rights and benefits thereunder in accordance with the terms thereof; (iii) the Corporation has not waived any rights under any such Corporation Material Contract; and (iv) subject to obtaining the Corporation Consents, no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach, by the Corporation, or trigger a right of termination of any of such contracts or, to the knowledge of the Corporation, by any other person, of any material obligation, agreement, covenant or condition contained in any such Corporation Material Contract except as would not result in a Material Adverse Effect in respect of the Corporation. As at the date hereof, the Corporation has not received written notice that any party to a Corporation Material Contract intends to cancel, terminate or otherwise modify or not renew such contract, and to the knowledge of the Corporation, no such action has been threatened.

  (p)
  Litigation. Except as disclosed in Schedule 3.2(p) to the Corporation Disclosure Letter, there is no claim, action, suit, proceeding, administrative action, regulatory action or investigation which has been commenced or, to the knowledge of the Corporation, is pending or threatened against or affecting the Corporation or any of its assets or properties, or to which the Corporation is a party or to which any of the property or assets of the Corporation is subject, at Law or in equity, before or by any Governmental Entity which, individually or in the aggregate, or determined adversely to the Corporation, has or would reasonably be expected to result in a Material Adverse Effect in respect of the Corporation.

  (q)
  Benefit Plans.

Annex A-48

    (i)
    The Corporation does not have any employees or Benefit Plans. The officers and directors of the Corporation are listed in Schedule 3.2(q) to the Corporation Disclosure Letter.

    (ii)
    Except as disclosed in Schedule 3.2(q) to the Corporation Disclosure Letter to the knowledge of the Corporation, no person has applied to have the Corporation declared a related employer or successor employer pursuant to applicable labour laws.

    (iii)
    Within the six years preceding the date of this Agreement, neither the Corporation nor any ERISA Affiliate has incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan" within the meaning of ERISA Section 4001(a)(l5), currently or formerly maintained by the Corporation or any ERISA Affiliate of any of the foregoing.

    (iv)
    Neither the Corporation nor any ERISA Affiliate has incurred within the six years preceding the date of this Agreement, nor will they incur as a result of the transactions contemplated by this Agreement, any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

    (v)
    Neither the Corporation nor any ERISA Affiliate has engaged in nor is it a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069(a) or 4212(c); nor will this transaction result in a transaction described in ERISA Section 4069(a) or 4212(c).

    (vi)
    No act or omission has occurred (or will occur as a result of the transactions contemplated by this Agreement) and no condition exists with respect to any Benefit Plan currently or previously contributed to, maintained or administered by the Corporation or any ERISA Affiliate that would subject the Corporation (or the assets of any such Benefit Plan) to any material fine, penalty, tax or liability of any kind imposed under ERISA, the Code or other applicable law (other than routine claims for benefits accrued under such Benefit Plans).

    (vii)
    Except as disclosed in Schedule 3.2(q) to the Corporation Disclosure Letter, within the six years preceding the date of this Agreement neither the Corporation nor any ERISA Affiliate has maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any current or former employee benefit plan that is or has been subject to Title IV of ERISA (including any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3)).

    (viii)
    To the knowledge of the Corporation, the only entities that supply labourers and/or operations and maintenance services in any material respect to the Corporation are and, at all times during the past three (3) years have been, Capital Power Corporation and Capital Power Operations (USA) Inc.

  (r)
  Intellectual Property.

  (i)
  Except as disclosed in Schedule 3.2(r) to the Corporation Disclosure Letter, the Corporation owns or possesses adequate right, title and interest in and to all Intellectual Property necessary to conduct its business as currently conducted. The Intellectual Property owned by the Corporation and currently used to conduct its business does not, to the knowledge of the Corporation, conflict with, misappropriate or infringe upon or otherwise violate in any material respect any intellectual property rights of any other Person, and, to the knowledge of the Corporation, the Corporation has not received any written notice alleging any such conflict, misappropriation, infringement or violation.

Annex A-49

  (s)
  Tax Matters. Except as disclosed in Schedule 3.2(s) to the Corporation Disclosure Letter:

  (i)
  the Corporation has (A) filed all material Tax Returns required to be filed within the prescribed time and all such Tax Returns are complete and correct in all material respects; (B) paid all material Taxes which are due and payable as shown on such Tax Returns or on subsequent assessments with respect thereto; and (C) made adequate and timely payment of all material instalments of the Taxes;

  (ii)
  the Corporation has paid all material Taxes, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Entity and the Corporation has provided adequate accruals in accordance with GAAP in the Corporation Financial Statements for any material Taxes for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns; and since such publication date, no material liability in respect of Taxes not reflected in such financial statements or otherwise provided has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

  (iii)
  the Corporation has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit of any person) and has duly and timely remitted to the appropriate Governmental Entity such Taxes or other amounts required by applicable Law to be remitted by it, except in each case where such amounts are immaterial;

  (iv)
  the Corporation is not a party to any agreement or other arrangement, or any waiver, providing for any extension of time within which: (A) to file any Tax Return covering any Taxes; (B) to file any elections, designations or similar filings relating to Taxes; (C) the Corporation is required to pay or remit any Taxes or amounts on account of Taxes; or (D) any Governmental Entity may assess or collect Taxes for which the Corporation is or may be liable;

  (v)
  the Corporation is not a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement;

  (vi)
  other than ordinary course audits and claims, there are no proceedings, investigations, assessments, reassessments, audits or claims in progress or, to the knowledge of the Corporation Sellers, pending or threatened against the Corporation in respect of Taxes and no material deficiencies have been asserted in writing by any Governmental Entity with respect to Taxes of the Corporation that have not yet been settled;

  (vii)
  the Corporation has made available to the Purchaser copies of: (A) all Tax Returns relating to the Taxes of the Corporation that to the knowledge of the Corporation have been filed since January 1, 2009; and (B) copies of all of its material correspondence with any Governmental Entity with respect to Taxes since January 1, 2009;

  (viii)
  the Corporation is not the subject of a Tax ruling, and the Corporation is not a party to any agreement, waiver or other arrangement with any Government Entity respecting Taxes payable by it or Tax Returns required to be filed by it or statute of limitations with respect to Taxes;

  (ix)
  none of sections 69, 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any equivalent provision of any Tax legislation of any province or any other jurisdiction, have applied to the Corporation, none of such provisions will apply to the elimination of any of the payables or other indebtedness shown on the Corporation Financial Statements as being

Annex A-50

      owed to the Corporation (as such amounts may change or have changed from time to time), and to the knowledge of the Corporation Sellers there are no circumstances which could, in themselves, result in the application of any such provisions to the Corporation for taxation years ending after the Effective Date;

    (x)
    the Corporation and any non-resident person with whom any of them was not dealing at arm's length during a taxation year (or portion thereof) ending on or before the Effective Date, has made or obtained records or documents that in all material respects meet the requirements of subsection 247(4) of the Tax Act and any equivalent provision of any Tax legislation of any other relevant jurisdiction;

    (xi)
    the Corporation has duly and timely collected all amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial, state and local taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted to it, except in each case where such amounts are immaterial;

    (xii)
    the Corporation has not, directly or indirectly, transferred property to or supplied services to, or acquired property or services from, any Person with whom it was not dealing at arm's length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of transfer, supply or acquisition of such property or services;

    (xiii)
    there are no Encumbrances for Taxes, other than Permitted Encumbrances, on any of the assets of the Corporation;

    (xiv)
    the Corporation has not made an "excessive eligible dividend designation" (as defined in subsection 89(1) of the Tax Act) and its "low rate income pool" (as defined in subsection 89(1) of the Tax Act) is nil; and

    (xv)
    no claim has ever been made by or is expected from any Governmental Entity in a jurisdiction in which the Corporation does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. The Corporation is not required to file a Tax Return in any jurisdiction other than Canada.

  (t)
  Fees. Except as disclosed in Schedule 3.2(t) to the Corporation Disclosure Letter, the Corporation will not be liable, directly or indirectly, for the fees, commissions or expenses of any broker, finder, investment banker or other similar agent in connection with the Arrangement.

  (u)
  No Undisclosed Liabilities. The Corporation has no outstanding indebtedness, liability or obligation (including liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, and is not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any Person, other than: (i) those set forth or adequately provided for in the balance sheet included in the Corporation Financial Statements (the "Corporation Balance Sheet") or disclosed in the notes hereto; (ii) those incurred in the ordinary course of business and not required to be set forth in the Corporation Balance Sheet under GAAP or IFRS, as applicable; (iii) those incurred in the ordinary course of business since the date of the Corporation Balance Sheet or as contemplated by this Agreement; (iv) those set forth in the Corporation Material Contracts; and (v) those incurred in connection with the transactions contemplated hereby.

Annex A-51

  (v)
  Related Party Transactions. Except for the Corporation Material Contracts and other agreements contemplated hereby, there are no Contracts or other transactions currently in place between the Corporation, on the one hand, and: (i) any officer or director of the Corporation; (ii) any holder of record or beneficial owner of 10% or more of the Corporation Shares; and (iii) any Affiliate or associate (as defined in the Securities Act) of any such, officer, director, holder of record or beneficial owner, on the other hand.

  (w)
  Registration Rights. No Corporation Shareholder has any right to compel the Corporation to register or otherwise qualify the Corporation Shares (or any of them) for public sale or distribution.

  (x)
  Insurance. All insurance maintained by the Corporation is in full force and effect and in good standing and is in amounts and in respect of such risks as are normal and usual for companies of similar size operating in the industry in which the Corporation operates.

  (y)
  Shareholder and Similar Agreements. Except as disclosed in Schedule 3.2(y) to the Corporation Disclosure Letter, the Corporation is not a party to any unitholder, shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding Corporation Shares.

3.3   Representations and Warranties of the Purchaser

        The Purchaser hereby represents and warrants to and in favour of each of the Partnership and the Corporation as follows and acknowledges that each of the Partnership and the Corporation is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Organization, Standing and Power. Each of the Purchaser and the Purchaser Subsidiaries has been duly incorporated, organized or formed (as the case may be) and is validly existing under the Laws of its jurisdiction of incorporation, organization or formation, and has all requisite partnership or corporate (as the case may be) power, capacity and authority to own, lease and operate its properties and assets and to carry on its business as presently owned, leased, operated and conducted. Each of the Purchaser and the Purchaser Subsidiaries is duly registered and qualified to do business and is in good standing in each jurisdiction in which the character of its properties and assets, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration or qualification, as applicable, necessary, except where the failure to be so registered or qualified, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, each of such jurisdictions being listed in Schedule 3.3(a) to the Purchaser Disclosure Letter. True and complete copies of the constating documents of each of the Purchaser and the Purchaser Subsidiaries have been delivered or made available to the Partnership and the Corporation, and none of the Purchaser or the Purchaser Subsidiaries has taken any action to amend or supersede such documents.

  (b)
  Authority; No Conflict. The Purchaser has the requisite corporate power, capacity and authority to enter into this Agreement and all other agreements and instruments to be executed by the Purchaser as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations under this Agreement have been duly authorized by the Purchaser Board and except for obtaining the Purchaser Shareholder Approval of the Purchaser Share Issuance Resolution, no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the Arrangement. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to applicable

Annex A-52

    bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court). Except as disclosed in Schedule 3.3(b) to the Purchaser Disclosure Letter, the authorization, execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder and the completion by the Purchaser of the transactions contemplated hereby (including the Arrangement) will not:

    (i)
    violate, conflict with or result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with, or give rise to any right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sell under, any term or provision of:

    (A)
    the constating documents or by-laws of the Purchaser or any of the Purchaser Subsidiaries, or any resolutions of any of the directors or shareholders of the Purchaser or any of the Purchaser Subsidiaries, or any committee of any of them;

    (B)
    any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Purchaser or any of the Purchaser Material Subsidiaries is a party or by which any of them is bound, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Purchaser on a consolidated basis; or

    (C)
    except for the Key Regulatory Approvals and the Purchaser Regulatory Approvals, any Law applicable to the Purchaser or any of the Purchaser Subsidiaries, or any of their respective properties or assets (including, without limitation, the Securities Laws) except as would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Purchaser taken as a whole;

    (ii)
    give rise to any rights of first refusal or rights of first offer, trigger any change in control provisions or any similar provisions or restrictions or limitation under any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Purchaser or any of the Purchaser Subsidiaries is a party, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Purchaser;

    (iii)
    give rise to any termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

    (iv)
    except in matters related to the Partnership or Corporation result in the creation or imposition of any Encumbrance upon any of the property or assets of the Purchaser or any of the Purchaser Subsidiaries, or restrict, hinder, impair or limit the ability of the Purchaser or any of the Purchaser Subsidiaries to conduct their respective businesses as and where it is now being conducted which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser; or

    (v)
    result in any material payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Purchaser or any of the Purchaser Subsidiaries, or increase any benefit payable to such director, officer or employee by the Purchaser or any of the Purchaser Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

Annex A-53

    The Purchaser Consents are the only consents and approvals required from, and notices required to, any third party under any Purchaser Material Contract in order for the Purchaser to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and the Arrangement pursuant to the Plan of Arrangement except for consents and approvals which would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Purchaser taken as a whole.

  (c)
  Regulatory Approvals. Other than the Interim Order, the Final Order, the Key Regulatory Approvals, the Purchaser Regulatory Approvals and those listed in Schedule 3.3(c), and except as would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect in respect of the Purchaser taken as a whole or the ability of the Purchaser to consummate the transactions contemplated hereby, no Authorization consent, sanction, ruling, order, exemption, permit, approval, authorization or declaration of, or filing with, or notice to, any Governmental Entity which has not been received and made and which may not be made after the Effective Date is necessary on the part of the Purchaser or any Purchaser Subsidiary in connection with the execution and delivery by the Purchaser of this Agreement and the completion by the Purchaser of the transactions contemplated by this Agreement, the obligations of the Purchaser hereunder and under the Arrangement pursuant to the Plan of Arrangement.

  (d)
  Capital Structure. The authorized share capital of the Purchaser consists of an unlimited number of Purchaser Shares. As at the date hereof, there are 68,561,149 Purchaser Shares issued and outstanding as fully-paid and non-assessable shares in the capital of the Purchaser. Schedule 3.3(d) to the Purchaser Disclosure Letter sets forth the number of vested and unvested Purchaser options or Purchaser warrants or other convertible securities (other than the outstanding convertible debentures of the Purchaser, details of which are set forth in the Purchaser Public Documents) . Other than such Purchaser options, warrants and other convertible securities, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by the Purchaser of any securities of the Purchaser (including the Purchaser Shares), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of the Purchaser (including the Purchaser Shares) or the Purchaser Subsidiaries. All outstanding the Purchaser Shares have been duly authorized and validly issued, are fully paid and non-assessable. All securities of the Purchaser (including the Purchaser Shares) have been issued in compliance with all applicable Laws and Securities Laws. There are no outstanding contractual or other obligations of the Purchaser or any of the Purchaser Subsidiaries to repurchase, redeem or otherwise acquire any of their securities or with respect to the voting or disposition of any outstanding securities of any of the Purchaser Subsidiaries. As at the date hereof, no order ceasing or suspending trading in securities of the Purchaser nor prohibiting the sale of such securities has been issued and is outstanding against the Purchaser or any of its directors or officers.

  (e)
  Subsidiaries. The Purchaser beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of the Purchaser Subsidiaries free and clear of all Encumbrances, except for Permitted Encumbrances. All of the outstanding shares or other equity securities or ownership interests in the capital of each of the Purchaser Subsidiaries are: (i) duly authorized, validly issued, fully paid and non-assessable (and no such shares or other equity or ownership interests have been issued in violation of any pre-emptive or similar rights) and (ii) except as may be owned by the Purchaser or any Purchaser Subsidiary there are no outstanding options, warrants, rights, entitlements, understandings or commitments

Annex A-54

    (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into or exchangeable for, any such shares of capital stock or other ownership interests in, or material assets or properties of, the Purchaser Subsidiaries. Except with the Purchaser or any Purchaser Subsidiary, there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any Purchaser Subsidiary to issue, sell or deliver any shares in its capital or other ownership interests, or any securities or obligations convertible into or exchangeable for, any shares of its share capital or other ownership interests. The Purchaser does not hold any equity interest in any Subsidiary, other than its interests in the Purchaser Subsidiaries.

  (f)
  Compliance with Laws. Except as disclosed in the Purchaser Public Documents or Schedule 3.3(f) to the Purchaser Disclosure Letter, to the knowledge of the Purchaser, each of the Purchaser and the Purchaser Subsidiaries has conducted and is conducting its activities or business in compliance with all applicable Laws (including without limitation those of the country, province, state and municipality in which such entity carries on business or conducts its activities), except as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Purchaser taken as a whole. None of the Purchaser or, to the knowledge of the Purchaser, any of the Purchaser Subsidiaries has received any written notices or other correspondence from any Governmental Entity regarding any circumstances that have existed or currently exist which would reasonably be expected to lead to a loss, suspension, or modification of, or a refusal to issue, any Authorization relating to its activities which would reasonably be expected to restrict, curtail, limit or adversely affect the ability of the Purchaser or any of the Purchaser Subsidiaries to operate their respective businesses except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Purchaser taken as a whole.

  (g)
  Permits and Licenses. Except as disclosed in the Purchaser Public Documents or in Schedule 3.3(g) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, each of the Purchaser and the Purchaser Subsidiaries has or has the benefit of all Authorizations required or necessary to conduct its business and activities as currently conducted, and all such Authorizations are in full force and effect and in good standing and the Purchaser and each of the Purchaser Subsidiaries are in material compliance with their requirements, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect in respect of the Purchaser.

  (h)
  Securities Laws; Exchange Requirements. The Purchaser is a "reporting issuer" under applicable Canadian Securities Laws and is not in default of any material requirements of any applicable Securities Laws. The Purchaser has been and is now in compliance, in all material respects, with all applicable Securities Laws and there are no current or, to the knowledge of the Purchaser, pending or threatened proceedings before any Securities Authority or other Governmental Entity relating to any alleged non- compliance with any Securities Laws. The Purchaser Shares are listed on the Exchanges, and the Purchaser is not in default in any material respect of any requirements of the TSX or the NYSE. As of the date hereof, no order, ruling or determination having the effect of delisting, suspending the sale or ceasing the trading of the Purchaser Shares has been issued or made by any Securities Authority or the TSX or the NYSE or any other regulatory authority and is continuing in effect and, to the knowledge of the Purchaser, at the date hereof, no investigation, inquiry or proceedings (formal or informal) for any purpose have been instituted or are pending or threatened by any such authority.

  (i)
  Purchaser Public Documents. The Purchaser has filed all documents required to be filed by it in accordance with applicable Securities Laws with the Securities Authorities and the Exchanges. The documents filed by the Purchaser, at the time filed under applicable Securities

Annex A-55

    Laws on SEDAR or EDGAR since January 1, 2011 and prior to the date hereof and accessible to the public on SEDAR or EDGAR (or, if amended, as of the date of such amendment), complied in all material respects with the requirements of applicable Securities Laws and the Exchanges (and any amendments of such required to be made have been filed on a timely basis with the Securities Authorities and the Exchanges) and did not contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which it was made. The Purchaser has not filed any confidential material change report with any Securities Authority which, as of the date hereof, remains confidential.

  (j)
  Financial Statements. Except as disclosed in Schedule 3.3(j) to the Purchaser Disclosure Letter, the Purchaser Financial Statements (i) are in accordance with the books, records and accounts of the Purchaser and the Purchaser Subsidiaries, (ii) are true and correct and present fairly the consolidated financial position of the Purchaser and the Purchaser Subsidiaries for the periods ended on, and as at, the dates indicated therein, (iii) have been prepared in accordance with U.S. GAAP consistently applied, and (iv) present fairly the financial position, results of operations and changes in financial position of the Purchaser on a consolidated basis as at the dates thereof and for the periods indicated thereon, except in each case as otherwise indicated in the Purchaser Financial Statements and the notes thereto or, in the case of the Purchaser Annual Financial Statements, in the related report of the Purchaser's independent auditor, and in the case of Purchaser Interim Financial Statement, subject to normal year end audit adjustments.

  (k)
  Absence of Certain Changes. Except as disclosed in the Purchaser Public Documents or Schedule 3.3(k) to the Purchaser Disclosure Letter, and except as contemplated in the Purchaser Material Contracts or this Agreement, since the date of the Purchaser Annual Financial Statements,

  (i)
  there has not been any event, circumstance or occurrence which has had or is reasonably likely to give rise to a Material Adverse Effect in respect of the Purchaser;

  (ii)
  there has not occurred any adverse Material Change except as disclosed in the Purchaser Public Documents, in the business, operations or capital of the Purchaser and the Purchaser Subsidiaries taken as a whole;

  (iii)
  the Purchaser and its Subsidiaries have conducted their respective businesses only in the ordinary course of business;

  (iv)
  there has not been any change in the accounting practices used by any of the Purchaser and its Subsidiaries; and

  (v)
  there has not been any redemption, repurchase or other acquisition of Purchaser Shares by the Purchaser, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Purchaser Shares.

  (l)
  Records. The corporate records and minute books of the Purchaser and the Purchaser Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, are complete and accurate in all material respects and contain minutes of all meetings and resolutions of the directors, shareholders, unitholders or partners, as applicable, or any committee of any of them except for minutes of meetings of the directors and any and all committees thereof relating to the Purchaser's acquisition process and except for meetings for which minutes have not yet been prepared. The financial books and records and accounts of the Purchaser and the Purchaser Subsidiaries (i) have been maintained in accordance with good business practices, applicable Laws and U.S. GAAP on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the material

Annex A-56

    transactions, acquisitions and dispositions of the assets of the Purchaser and the Purchaser Material Subsidiaries; and (iii) accurately and fairly reflect the basis for the Purchaser Financial Statements; provided, however, that the foregoing is qualified by the knowledge of the Purchaser for periods prior to the date the applicable Purchaser Subsidiary became owned by the Purchaser.

  (m)
  Assets and Undertakings. Each of the Purchaser and the Purchaser Subsidiaries has good and valid title to all of its material assets and undertakings, free and clear of all Encumbrances, except for Permitted Encumbrances, restrictions on transfer contained in the constating documents of the Purchaser Subsidiaries and except where the failure to have good title would not have a Material Adverse Effect in respect of the Purchaser taken as a whole.

  (n)
  Operations of Purchaser. The information the Purchaser has made available to the Partnership Entities and their Agents in the Purchaser Data Site relating to the historical operation of the business of the Purchaser is true and correct in all material respects.

  (o)
  Material Contracts. True and complete copies of the Purchaser Material Contracts have been placed in the Purchaser Data Site, other than the power purchase agreement in respect of Piedmont Green Power, LLC. All of such Purchaser Material Contracts are (i) valid and binding obligations of the Purchaser or the Purchaser Subsidiaries, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and are in good standing; (ii) except where they expire in accordance with their terms, in full force and effect, and the Purchaser or the Purchaser Subsidiaries are entitled to all rights and benefits thereunder in accordance with the terms thereof; (iii) none of the Purchaser or the Purchaser Subsidiaries have waived any rights under any such Purchaser Material Contract; and (iv) subject to obtaining the Purchaser Consents, no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, would constitute a default under or breach, by the Purchaser, any of the Purchaser Subsidiaries, or trigger a right of termination of any of such contracts or, to the knowledge of the Purchaser, any other person, of any material obligation, agreement, covenant or condition contained in any such Purchaser Material Contract except in each case as would not result in a Material Adverse Effect in respect of the Purchaser taken as a whole. As at the date hereof, none of the Purchaser or any of the Purchaser Material Subsidiaries has received written notice that any party to a Purchaser Material Contract intends to cancel, terminate or otherwise modify or not renew such contract, and to the knowledge of the Purchaser, no such action has been threatened.

  (p)
  Litigation. Except as disclosed in the Purchaser Public Documents or in Schedule 3.3(p) to the Purchaser Disclosure Letter, there is no claim, action, suit, proceeding, administrative action, regulatory action or investigation which has been commenced or, to the knowledge of the Purchaser, is pending or threatened against or affecting the Purchaser or any of the Purchaser Subsidiaries or any of their respective assets or properties, or to which any of the Purchaser or any of the Purchaser Subsidiaries is a party or to which any property or assets of the Purchaser or any of the Purchaser Subsidiaries is subject, at Law or in equity, before or by any Governmental Entity, which, individually or in the aggregate, if determined adversely to any of the Purchaser or any of the Purchaser Subsidiaries, as the case may be, has or could reasonably be expected to result in a Material Adverse Effect in respect of the Purchaser.

Annex A-57

  (q)
  Environmental Matters. Except as disclosed in Schedule 3.3(q) to the Purchaser Disclosure Letter or the Purchaser Public Documents, or as would not have or result in a Material Adverse Effect in respect of the Purchaser, to the knowledge of the Purchaser:

  (i)
  none of the Purchaser, any Purchaser Subsidiaries or any of the Purchaser's operations is in material violation of any Environmental Laws;

  (ii)
  there are no pending or, to the knowledge of the Purchaser, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, notices of non-compliance, infraction or violation, prosecution, investigation or proceedings relating to any Environmental Law against the Purchaser, any of the Purchaser Material Subsidiaries or any of the Purchaser's operations; and

  (iii)
  the Purchaser has made available to the Partnership Entities all material third party audits, assessments and reports with respect to environmental matters in respect of the Purchaser and the Purchaser Material Subsidiaries in its possession.

  (r)
  Employee Matters. Except as disclosed in Schedule 3.3(r) to the Purchaser Disclosure Letter,

  (i)
  the Purchaser has no Employees governed by the Laws of Canada;

  (ii)
  no labour dispute with any employees of the Purchaser or any of the Purchaser Subsidiaries, exists or, to the knowledge of the Purchaser, is imminent;

  (iii)
  none of the Purchaser or the Purchaser Subsidiaries is bound by or party to any collective bargaining agreement, and no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds any bargaining rights with respect to the Purchaser or the Purchaser Subsidiaries, and there is no organizational campaign in progress with respect to any employees of the Purchaser or any of the Purchaser Subsidiaries and, to the knowledge of the Purchaser, no question concerning representation of such employees exists;

  (iv)
  there are no unfair labour practice charges or complaints against the Purchaser or any Purchaser Subsidiary or, to the knowledge of the Purchaser, threatened before the National Labour Relations Board, Labour Authority, Labour courts, or any other Governmental Entity and there are not any pending or, to the Purchaser's knowledge, threatened union grievances against the Purchaser or the Purchaser Subsidiaries;

  (v)
  no collective bargaining negotiations, whether voluntary or mandatory, are currently taking place or scheduled or planned with respect to the Purchaser or any Purchaser Subsidiary;

  (vi)
  to the knowledge of the Purchaser, no person has applied to have the Purchaser or any of the Purchaser Subsidiaries declared a related employer or successor employer pursuant to any applicable labour laws;

  (vii)
  the Purchaser and each Purchaser Subsidiary is, and at all times during the past three (3) years has been, in compliance in all material respects with all applicable Laws and regulations respecting labour, employment, fair employment practices, terms and conditions of employment, occupational safety and health, workers' compensation, unemployment insurance, affirmative action and wages and hours (including the Fair Labor Standards Act and related state and local laws);

  (viii)
  the Purchaser and each Purchaser Subsidiary is, and at all times during the past three (3) years has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986;

Annex A-58

    (ix)
    there are no charges pending or, to the knowledge of the Purchaser, threatened with respect to the status of employees or independent contractors of the Purchaser and each Purchaser Subsidiary, nor has the Purchaser or any Purchaser Subsidiary received any notice or information concerning any prospective change with respect to employees or independent contractors;

    (x)
    there are not any pending, or, to the Purchaser's knowledge, threatened, charges against the Purchaser or any Purchaser Subsidiary by any of their current or former employees before the Equal Employment Opportunity Commission or any foreign, state or local agency responsible for the prevention of unlawful employment practices;

    (xi)
    the Purchaser or any Purchaser Subsidiary, has not received any communication during the past three (3) years of the intent of any Governmental Entity responsible for the enforcement of labour or employment laws to conduct an investigation of or affecting the Company or any Subsidiary and no such investigation is in progress;

    (xii)
    the Purchaser or any Purchaser Subsidiary are not subject to any consent decree, injunction or other form of court order relating to any labour or employment practice;

    (xiii)
    to the knowledge of the Purchaser, (a) each entity who supplies labourers and/or operations and maintenance services to the Purchaser or Purchaser Subsidiaries is and, at all times during the past three (3) years, has been, in compliance in all material respects with all applicable Laws and regulations respecting labour, employment, fair employment practices, terms and conditions of employment, occupational safety and health, workers' compensation, unemployment insurance, affirmative action and wages and hours (including the Fair Labor Standards Act and related state and local laws) with respect to such supplied labourers, (b) no labour strike, slow down, dispute, or stoppage is pending or threatened with respect to such supplied labourers or has occurred at any time during the past three (3) years; (c) with respect to such supplied labourers, each entity supplying the same is in compliance in all material respects with the terms and all applicable laws relating to any employee benefit plans; (d) with respect to such supplied labourers, there is no on-going or threatened union organizational campaign and no question concerning representation exists; and (e) none of the entities who supply labour and/or operations and maintenance services to the Purchaser or the Purchaser Subsidiaries are bound by or party to any collective bargaining agreement, and no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds any bargaining rights with respect to the entities who supply labourers and/or operations and maintenance services to the Purchaser or the Purchaser Subsidiaries; and

    (xiv)
    the Purchaser shall defend, indemnify and hold harmless the Partnership Entities and the Partnership Subsidiaries from and against any action or liability under the WARN Act and State WARN Acts (as defined in the Employee Hiring Agreement) related to, concerning, or that stem in whole or in part from the transaction described in this Agreement and the Employee Hiring Agreement The Purchaser is solely and exclusively responsible for providing any and all notices to all of those entitled to such notices under such Acts related to, concerning, or that stem in whole or in part from the transaction described in this Agreement.

  (s)
  Purchaser Benefit Plans.

  (i)
  The Purchaser has no rights, obligations or liabilities in respect of any Benefit Plan governed by the Laws of Canada;

  (ii)
  Except as disclosed in Schedule 3.3(s) to the Purchaser Disclosure Letter, neither the Purchaser nor any Purchaser Subsidiary has any Benefit Plans. Each Benefit Plan

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      sponsored or contributed to by Purchaser or any Purchaser Subsidiary (or which otherwise covers an employee or former employee of Purchaser or any Purchaser Subsidiary or a dependent thereof) shall be referred to herein as a "Purchaser Benefit Plan" and collectively as the "Purchaser Benefit Plans";

    (iii)
    Each Purchaser Benefit Plan has been administered in all material respects according to its terms and applicable Laws and there are no outstanding violations or defaults thereunder nor any actions, claims or other proceedings pending or, to the knowledge of the Purchaser, threatened with respect to any Purchaser Benefit Plan;

    (iv)
    All contributions or premiums required to be made by the Purchaser and the Purchaser Subsidiaries under the terms of each Purchaser Benefit Plan or pursuant to applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Purchaser Benefit Plans;

    (v)
    To the extent applicable, each Purchaser Benefit Plan complies in all material respects with the requirements of ERISA and the Code, and any Purchaser Benefit Plan intended to be qualified under Code Section 401(a) or 423 is so qualified and has been so qualified since its creation, and its related trust is tax-exempt and has been since its creation. No Purchaser Benefit Plan is covered by Title IV of ERISA or Code Section 412;

    (vi)
    Within the six years preceding the date of this Agreement, none of the Purchaser, the Purchaser Subsidiaries nor any ERISA Affiliate of any of the foregoing has incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan" within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by the Purchaser, the Purchaser Subsidiaries or any ERISA Affiliate of any of the foregoing;

    (vii)
    None of the Purchaser, the Purchaser Subsidiaries nor any ERISA Affiliate of any of the foregoing has incurred within the six years preceding the date of this Agreement, nor will they incur as a result of the transactions contemplated by this Agreement, any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of ERISA Section 4001(a)(3);

    (viii)
    None of the Purchaser, the Purchaser Subsidiaries nor any ERISA Affiliate of any of the foregoing has engaged in, nor is it a successor or parent corporation to an entity that has engaged in, a transaction described in ERISA Section 4069(a) or 4212(c); nor will this transaction result in a transaction described in ERISA Section 4069(a) or 4212(c);

    (ix)
    Except as disclosed in Schedule 3.3(s) to the Purchaser Disclosure Letter, within the six years preceding the date of this Agreement, none of the Purchaser, the Purchaser Subsidiaries nor any ERISA Affiliate of any of the foregoing has maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any current or former employee benefit plan that is or has been subject to Title IV of ERISA (including any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3)). No Purchaser Benefit Plan is a multiple employer welfare arrangement as defined in ERISA Section 3(40);

    (x)
    All Purchaser Benefit Plans that are "nonqualified deferred compensation plans" within the meaning of Code Section 409A(d)(1) satisfy the requirements of Code Section 409A and the U.S. Treasury regulations thereunder;

    (xi)
    No Purchaser Benefit Plan is currently under a governmental investigation or audit and, to the knowledge of the Purchaser, no such investigation or audit has been threatened;

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    (xii)
    None of the Purchaser Benefit Plans covers Persons other than current or former employees of the Purchaser and the Purchaser Subsidiaries and their dependants and beneficiaries or provides for the payment of post-employment or post-retirement benefits other than such benefits required by Law to be provided;

    (xiii)
    There are no restrictions on the rights of Purchaser or Purchaser Subsidiary to amend or terminate any Purchaser Benefit Plan without incurring any liability thereunder (other than ordinary administrative expenses and benefits incurred through the date of plan termination); and

    (xiv)
    No act or omission has occurred (or will occur as a result of the transactions contemplated by this Agreement) and no condition exists with respect to any Benefit Plan currently or previously sponsored, contributed to, maintained or administered by Purchaser or a Purchaser Subsidiary or any ERISA Affiliate thereof that would subject the Purchaser or any Purchaser Subsidiary (or the assets of any such Purchaser Benefit Plan) to any material fine, penalty, tax or liability of any kind imposed under ERISA, the Code or other applicable Law (other than routine claims for benefits accrued under Purchaser Benefit Plans for employees of the Purchaser or an ERISA Affiliate of Purchaser and their beneficiaries).

  (t)
  Intellectual Property.

  (i)
  Except as disclosed in Schedule 3.3(t) to the Purchaser Disclosure Letter, each of the Purchaser and the Purchaser Subsidiaries own or possess adequate title and interest in and to all Intellectual Property used by it and necessary to conduct its business as currently conducted. The Intellectual Property owned by the Purchaser or the Purchaser Subsidiaries and currently used to conduct their respective businesses does not, to the knowledge of the Purchaser, conflict with, misappropriate or infringe upon or otherwise violate in any material respect any intellectual property rights of any other Person, and, to the knowledge of the Purchaser, none of the Purchaser or the Purchaser Subsidiaries have received any written notice alleging any such conflict, misappropriation, infringement or violation.

  (u)
  Tax Matters. Except as disclosed in Schedule 3.3(u) to the Purchaser Disclosure Letter:

  (i)
  each of the Purchaser and the Purchaser Subsidiaries has (A) filed all material Tax Returns required to be filed within the prescribed time and all such Tax Returns are complete and correct in all material respects; (B) paid all material Taxes which are due and payable as shown on such Tax Returns or on subsequent assessments with respect thereto; and (C) made adequate and timely payment of all material instalments of the Taxes;

  (ii)
  the Purchaser and each Purchaser Subsidiary has paid all material Taxes, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Entity and the Purchaser has provided adequate accruals in accordance with U.S. GAAP in the most recently published financial statements of the Purchaser for any material Taxes for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such financial statements or otherwise provided has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

  (iii)
  the Purchaser and each Purchaser Subsidiary has duly and timely withheld all Taxes and other amounts required by Law to be withheld by it (including Taxes and other amounts

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      required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit of any person) and has duly and timely remitted to the appropriate Governmental Entity such Taxes or other amounts required by applicable Law to be remitted by it, except in each case where such amounts are immaterial;

    (iv)
    neither the Purchaser nor any Purchaser Subsidiary is a party to any agreement or other arrangement, or any waiver, providing for any extension of time within which: (A) to file any Tax Return covering any Taxes; (B) to file any elections, designations or similar filings relating to Taxes; (C) the Purchaser or any Purchaser Subsidiary is required to pay or remit any Taxes or amounts on account of Taxes; or (D) any Governmental Entity may assess or collect Taxes for which the Purchaser or any Purchaser Subsidiary is or may be liable;

    (v)
    neither the Purchaser nor any Purchaser Material Subsidiary is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement;

    (vi)
    other than ordinary course audits and claims, there are no proceedings, investigations, assessments, reassessments, audits or claims in progress or, to the knowledge of the Purchaser, pending or threatened against the Purchaser or any Purchaser Subsidiary in respect of Taxes and no material deficiencies have been asserted in writing by any Governmental Entity with respect to Taxes of the Purchaser or any Purchaser Subsidiary that have not yet been settled;

    (vii)
    the Purchaser has made available to the Partnership Entities copies of: (A) all Tax Returns relating to the Taxes of the Purchaser or any Purchaser Subsidiary that have been filed since January 1, 2009; and (B) copies of all of its material correspondence with any Governmental Entity with respect to Taxes since January 1, 2009;

    (viii)
    neither the Purchaser nor any Purchaser Subsidiary is the subject of a Tax ruling, or is a party to any agreement, waiver or other arrangement with any Government Entity respecting Taxes payable by it or Tax Returns required to be filed by it or statute of limitations with respect to Taxes;

    (ix)
    none of sections 69, 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any equivalent provision of any Tax legislation of any province or any other jurisdiction, have applied to the Purchaser or any Purchaser Subsidiary, none of such provisions will apply to the elimination of any of the payables or other indebtedness shown on the Purchaser Financial Statements as being owed to the Purchaser or such Purchaser Subsidiary, as the case may be, (as such amounts may change or have changed from time to time), and to the knowledge of the Purchaser, there are no circumstances which could, in themselves, result in the application of any such provisions to any of the Purchaser or the Purchaser Subsidiaries for taxation years ending after the Effective Date;

    (x)
    each of the Purchaser and the Purchaser Subsidiaries and any non-resident person with whom any of them was not dealing at arm's length during a taxation year (or portion thereof) ending on or before the Effective Date, has made or obtained records or documents that in all material respects meet the requirements of subsection 247(4) of the Tax Act and any equivalent provision of any Tax legislation of any other relevant jurisdiction;

    (xi)
    each of the Purchaser and the Purchaser Subsidiaries has duly and timely collected all amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial, state and local taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate

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      Governmental Entity any such amounts required by applicable Laws to be remitted to it, except in each case where such amounts are immaterial;

    (xii)
    for the purposes of the Tax Act and any other relevant Tax purposes:

    (A)
    the Purchaser is resident in Canada and is not resident in any other country; and

    (B)
    each of the Purchaser Material Subsidiaries is resident in the country in which it was formed, and is not resident in any other country;

    (xiii)
    neither the Purchaser nor any Purchaser Subsidiary has, directly or indirectly, transferred property to or supplied services to, or acquired property or services from, any Person with whom it was not dealing at arm's length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of such property or services;

    (xiv)
    there are no Encumbrances for Taxes, other than Permitted Encumbrances, on any of the assets of the Purchaser or any Purchaser Subsidiary;

    (xv)
    for U.S. federal income tax purposes, no limitation under Sections 382 or 384 of the Code currently applies to the net operating losses or built in losses of the Purchaser or any Purchaser Subsidiary;

    (xvi)
    neither the Purchaser nor any Purchaser Subsidiary (i) has ever been a member of an affiliated group of corporations filing a consolidated United States federal income Tax Return, and (ii) has any liability for Taxes of any other Person under United States Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise;

    (xvii)
    neither the Purchaser nor any Purchaser Subsidiary has been notified of, or has any knowledge of its participation in a transaction that is described as a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b);

    (xviii)
    the Purchaser and each Purchaser Subsidiary has complied with all tax reporting requirements under Sections 6038A, 6038B, 6038C, 6038D, or 6039C of the Code;

    (xix)
    neither the Purchaser nor any Purchaser Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code; and

    (xx)
    neither the Purchaser nor any Purchaser Subsidiary will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Effective Date, (B) agreement or other arrangement executed on or prior to the Effective Date, including any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of the taxation legislation of any other jurisdiction), (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of the taxation legislation of any other jurisdiction), (D) instalment sale or open transaction disposition made on or prior to the Effective Date, (E) prepaid amount received on or prior to the Effective Date, or (F) any election, designation or similar filing related to Taxes, including any election under Section 108(i) of the Code.

  (v)
  Fees. Except as disclosed in Schedule 3.3(v) to the Purchaser Disclosure Letter, none of the Purchaser or the Purchaser Subsidiaries will be liable, directly or indirectly, for the fees,

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    commissions or expenses of any broker, finder, investment banker or other similar agent in connection with the Arrangement.

  (w)
  Commitment Letter. Pursuant to a commitment letter (the "Commitment Letter") dated June 15, 2011 between The Toronto Dominion Bank (the "Bank") and the Purchaser, a complete and accurate executed copy of which has been delivered to the Partnership, the Bank has provided a fully underwritten commitment to structure, arrange, underwrite and syndicate (i) a bridge credit facility in an aggregate amount of up to $230,000,000 to be made available to the Purchaser; and (ii) a bridge credit facility in an aggregate amount of up to $400,000,000 to be made available to the Partnership (collectively, the "Bridge Loans"). There are no conditions precedent related to the funding of the Bridge Loans, other than as expressly set forth in the Commitment Letter. Assuming the accuracy of the Partnership Entities' and the Corporation's representations and warranties contained herein, as of the date of this Agreement, the Purchaser has no reasonable basis to believe that any of the conditions set forth in the Commitment Letter will not be satisfied or that the Bridge Loans will not be available to the Purchaser or the Partnership, as the case may be, when required in accordance with this Agreement. Assuming the accuracy of the Partnership Entities' and the Corporation's representations and warranties contained herein, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a material default or breach on the part of the Purchaser under any representation, warranty, term or condition of the Commitment Letter other than to the extent that any term or condition requires any action by, or otherwise relates to, the Corporation, the Partnership Entities or any of the Partnership Subsidiaries.

  (x)
  Funds Available. The Bridge Loans and the available cash of the Purchaser will be sufficient to enable the Purchaser to pay the cash consideration payable to the Partnership Unitholders and the Corporation Shareholders pursuant to the Plan of Arrangement and the fees and expenses of the Purchaser in connection with the transactions contemplated by this Agreement and the Commitment Letter.

  (y)
  Internal Controls and Financial Reporting. The Purchaser has (i) designed disclosure controls and procedures to provide reasonable assurance that material information relating to the Purchaser, including the Purchaser Subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer of the Purchaser on a timely basis, particularly during the periods in which the annual or interim filings are being prepared; (ii) designed internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (iii) has evaluated the effectiveness of the Purchaser's disclosure controls and procedures and has disclosed in its management's discussion and analysis its conclusions about the effectiveness of its disclosure controls and procedures; and (iv) has evaluated the effectiveness of the Purchaser's internal control over financial reporting and has disclosed in its management's discussion and analysis its conclusions about the effectiveness of internal control over financial reporting and, if applicable, the necessary disclosure relating to any material weaknesses. To the knowledge of the Purchaser, prior to the date of this Agreement:

  (i)
  there are no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of the Purchaser that could reasonably be expected to adversely affect the Purchaser's ability to record, process, summarize and report financial information; and

  (ii)
  there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of the Purchaser. Since January 1, 2008, the Purchaser has received no:

Annex A-64

      (x) complaints from any source regarding accounting, internal accounting controls or auditing matters; or (y) expressions of concern from employees of the Purchaser or any Purchaser Subsidiary regarding questionable accounting or auditing matters.

  (z)
  Related Party Transactions. Except as disclosed in the Purchaser Public Documents the other agreements contemplated hereby, there are no Contracts or other transactions currently in place between the Purchaser or its Subsidiaries, on the one hand, and: (i) any officer or director of any of the Purchaser or its Subsidiaries; (ii) any holder of record or beneficial owner of 10% or more of the Purchaser Shares; and (iii) any Affiliate or associate (so defined in the Securities Act) of any such, officer, director, holder of record or beneficial owner, on the other hand.

  (aa)
  Registration Rights. No Purchaser Shareholder has any right to compel the Purchaser to register or otherwise qualify the Purchaser Shares (or any of them) for public sale or distribution.

  (bb)
  Insurance. All insurance maintained by the Purchaser is in full force and effect and in good standing and is in amounts and in respect of such risks as are normal and usual for companies of similar size operating in the industry in which the Purchaser operates.

  (cc)
  Board Approval.

  (i)
  TD Securities Inc. and Morgan Stanley & Co. LLC have delivered opinions to the Purchaser Board to the effect that, as of the date of such opinions and subject to the limitations, qualifications and assumptions set forth therein, the Partnership Unitholder Consideration to be paid pursuant to this Agreement is fair from a financial point of view to the Purchaser; and

  (ii)
  the Purchaser has determined unanimously that the Arrangement is in the best interests of the Purchaser and is fair to the Purchaser Shareholders and has resolved unanimously to recommend to the Purchaser Shareholders that they vote in favour of the Purchaser Share Issuance. The Purchaser Board has unanimously approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement.

  (dd)
  RRSP Eligibility. The Purchaser is a "public corporation" as defined in the Tax Act.

3.4   Disclosure Letters

        Concurrently with the execution and delivery of this Agreement, the Partnership Entities are delivering to the Purchaser the Partnership Entity Disclosure Letter and the Corporation is delivering to the Purchaser the Corporation Disclosure Letter, each of which is deemed to modify the representations and the warranties of the Partnership Entities and the Corporation, respectively, contained in this Agreement, and the Purchaser is delivering to each of the Partnership Entities and the Corporation the Purchaser Disclosure Letter, which is deemed to modify the representations and warranties of the Purchaser contained in this Agreement. Notwithstanding anything in the Partnership Entity Disclosure Letter, the Corporation Disclosure Letter or the Purchaser Disclosure Letter to the contrary, all disclosures in the Partnership Entity Disclosure Letter, the Corporation Disclosure Letter and the Purchaser Disclosure Letter must reference or be associated with a particular Section in this Agreement, but will also be interpreted to relate to or modify other Sections of this Agreement. The inclusion of any item in the Partnership Entity Disclosure Letter, the Corporation Disclosure Letter or the Purchaser Disclosure Letter shall not be construed as an admission by the Partnership Entities, the Corporation or the Purchaser, as applicable, of the materiality of such item.

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3.5   Survival of Representations and Warranties

  (a)
  The representations and warranties contained in Sections 3.1, 3.2 and 3.3 of this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of (i) the Effective Time, and (ii) the date on which this Agreement is terminated in accordance with its terms.

  (b)
  Except for the representations and warranties contained herein, none of the Partnership, GP, the Corporation, the Purchaser or any other Persons on behalf of the Partnership, GP, the Corporation or the Purchaser, makes any express or implied representation or warranty with respect to the Partnership, GP, the Corporation or the Purchaser or with respect to any other information provided or otherwise made available in connection with the transactions contemplated hereby.

  (c)
  This Section 3.5 will not limit any covenant or agreement of any of the Parties which, by its terms, contemplates performance after the Effective Time or the date on which this Agreement is terminated, as the case may be.

ARTICLE 4
COVENANTS

4.1   Covenants of the Purchaser—General

        The Purchaser covenants and agrees with the Partnership Entities and the Corporation that, from the date of this Agreement until the earlier of the Effective Time and the time this Agreement is terminated in accordance with its terms, except with the prior written consent of the Partnership Entities and the Corporation (such consent not to be unreasonably withheld of delayed), and except as otherwise expressly permitted or specifically contemplated by this Agreement (including the Plan of Arrangement) or required by applicable Laws:

  (a)
  the Purchaser shall forthwith carry out the terms of the Interim Order and the Final Order to the extent applicable to it and will use all reasonable commercial efforts to assist the Partnership Entities and the Corporation in obtaining such orders;

  (b)
  make joint elections with Eligible Holders in respect of the disposition of their Partnership Units or Corporation Shares, as the case may be, pursuant to Section 85 of the Tax Act (or any analogous provision of provincial tax law) in accordance with the procedures and within the time limits set out in the Plan of Arrangement. The agreed amount under such joint elections shall be determined by each Eligible Holder in its sole discretion within the limits set out in the Tax Act;

  (c)
  the Purchaser shall, concurrently with the first public announcement of the transactions contemplated hereby, publicly announce that the Purchaser intends to increase the annual dividend of the Purchaser to an amount equal to $1.15 per Purchaser Share, effective on the Effective Date and conditional on the closing of the Arrangement as planned and there being no Material Change in the financial condition of the Purchaser or the Partnership prior to the Effective Time; and

  (d)
  the Purchaser shall use its reasonable commercial efforts to obtain approval for the listing of the Purchaser Shares to be issued pursuant to the Arrangement on the Exchanges.

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4.2   Purchaser Meeting

        Subject to the terms of this Agreement, the Purchaser covenants in favour of the Partnership Entities and the Corporation that it shall:

  (a)
  in accordance with the terms of and the procedures contained in applicable Law, duly call, give notice of, convene, hold and conduct the Purchaser Meeting as soon as reasonably practicable following the date of execution of this Agreement and the receipt of all Regulatory Approvals under applicable Securities Laws related to the Form S-4, to consider and, if deemed advisable, to approve the Purchaser Share Issuance Resolution;

  (b)
  in consultation with the Partnership Entities, fix and publish a record date for the purposes of determining the Purchaser Shareholders entitled to receive notice of and vote at the Purchaser Meeting;

  (c)
  except as required for quorum purposes or otherwise permitted under this Agreement, the Purchaser shall not adjourn (except as required by Law or by valid Purchaser Shareholder action), postpone or cancel (or propose to permit the adjournment (except as required by Law or by valid Purchaser Shareholder action), postponement or cancellation of) the Purchaser Meeting without the prior written consent of the Partnership Entities;

  (d)
  (i) solicit proxies of Purchaser Shareholders in favour of the Purchaser Share Issuance Resolution and against any resolution submitted by any other Purchaser Shareholder, including, if so reasonably requested by the Partnership Entities, using the services of dealers and proxy solicitation services and permitting the Partnership Entities to otherwise assist the Purchaser in such solicitation, and take all other actions that are necessary or reasonably desirable to seek the approval of the Purchaser Share Issuance Resolution by the Purchaser Shareholders, (ii) in the Purchaser Circular recommend to holders of Purchaser Shares that they vote in favour of the Purchaser Share Issuance Resolution, and (iii) include in the Purchaser Circular a statement that each director and executive officer of the Purchaser intends to vote all of such Person's Purchaser Shares in favour of the Purchaser Share Issuance Resolution; and

  (e)
  advise the Partnership Entities and the Corporation as each may reasonably request, and at least on a daily basis on each of the last 10 Business Days prior to the date of the Purchaser Meeting, as to the aggregate tally of the proxies received in respect of the Purchaser Share Issuance Resolution.

4.3   Purchaser Circular; Form S-4

  (a)
  Subject to compliance with Section 4.4, as soon as reasonably practicable after the execution and delivery of this Agreement, the Purchaser shall prepare the Purchaser Circular which shall form part of the Form S-4, together with any other documents required by the Securities Laws or other applicable Laws in connection with the Purchaser Meeting to be filed or prepared by the Purchaser. Subject to Section 4.2(a) and Section 4.4, as soon as reasonably practicable after the execution and delivery of this Agreement, the Purchaser shall, unless otherwise agreed by the Parties, cause the Purchaser Circular and such other documentation required in connection with the Purchaser Meeting to be mailed to the Purchaser Shareholders and filed in all jurisdictions where the same is required to be filed as required by applicable Laws. The Purchaser Circular shall include the unanimous recommendation of the Purchaser Board that the Purchaser Shareholders vote in favour of the Purchaser Share Issuance Resolution, subject to the terms of this Agreement and a statement that each director and executive officer of the Purchaser intends to vote all of his or her Purchaser Shares in favour of the Purchaser Share Issuance Resolution, and shall include a copy of the Purchaser Opinions.

Annex A-67

  (b)
  Subject to compliance with Section 4.4, as soon as reasonably practicable after the execution and delivery of this Agreement, the Purchaser shall prepare and file with the SEC the Form S-4. The Purchaser shall use its commercially reasonable efforts to have the Form S-4 declared effective under the U.S. Securities Act as promptly as practicable after its filing with the SEC.

4.4   Preparation of Purchaser Filings

  (a)
  The Parties shall use reasonable commercial efforts to co-operate in the preparation and filing of the Purchaser Circular and the Form S-4, and in the mailing of the Purchaser Circular. The Purchaser shall provide each of the Partnership Entities and the Corporation and each of their representatives with a reasonable opportunity to review and comment on the Purchaser Circular and the Form S-4, including by providing on a timely basis a description of any information required to be supplied by the Partnership Entities and the Corporation for inclusion in the Purchaser Circular or the Form S-4 (as applicable), prior to it being printed and mailed to the Purchaser Shareholders and filed with the applicable Securities Authorities in accordance with applicable Laws and will accept the reasonable comments of each of the Partnership Entities and the Corporation and their legal counsel with respect to any such information required to be supplied by the Partnership Entities and the Corporation and included in the Purchaser Circular or the Form S-4 and shall give reasonable consideration to comments of each of the Partnership Entities and the Corporation and its legal counsel in respect of any other matters in the Purchaser Circular or the Form S-4, provided that all information relating to the Partnership Entities and the Corporation included in the Purchaser Circular or the Form S-4 shall be in form and content satisfactory to the Partnership Entities and the Corporation. The Purchaser shall provide the Partnership Entities and the Corporation with a final copy of the Purchaser Circular prior to mailing to the Partnership Unitholders and the Corporation Shareholders and the Form S-4 once it is declared effective under the U.S. Securities Act.

  (b)
  Each of the Partnership Entities and the Corporation shall provide the Purchaser with any information for inclusion in the Purchaser Circular or the Form S-4 that may be required under applicable Law and/or is reasonably requested by the Purchaser.

  (c)
  The Purchaser shall ensure that the Purchaser Circular, including all information incorporated by reference therein, complies with all applicable Laws, and, without limiting the generality of the foregoing, that the Purchaser Circular does not, at the time of mailing of the Purchaser Circular, contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they are made (other than with respect to any information relating to and provided by the Partnership Entities and the Corporation) and shall contain sufficient detail to permit the Purchaser Shareholders to form reasoned judgement concerning the matters to be placed before them at the Purchaser Meeting. The Purchaser shall ensure that the Form S-4, including all information incorporated by reference therein, complies with all applicable Securities Laws, and, without limiting the generality of the foregoing, that the Form S-4 does not, at the time it is declared effective under the U.S. Securities Act, contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they are made (other than with respect to any information relating to and provided by the Partnership Entities and the Corporation).

  (d)
  Each of the Partnership Entities and the Corporation shall ensure that the information provided by it for inclusion in the Purchaser Circular or the Form S-4 does not, at the time of

Annex A-68

    the mailing of the Purchaser Circular or the effectiveness of the Form S-4, as applicable, contain any untrue statement of a Material Fact or omit to state any Material Fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made.

  (e)
  Each of the Parties shall promptly notify each other if at any time before the Effective Time it becomes aware that the Purchaser Circular or the Form S-4 contains an untrue statement of a Material Fact or omits to state a Material Fact required to be stated therein or that is necessary to make the statements contained therein not misleading in light of the circumstances under which they are made, or that otherwise requires an amendment or supplement to the Purchaser Circular or the Form S-4, and the Parties shall co-operate in the preparation of such amendment or supplement as required or appropriate, and the Purchaser shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Purchaser Circular to Purchaser Shareholders and, if required by the Court or applicable Laws, file the same with the applicable Securities Authorities and as otherwise required.

  (f)
  The Purchaser shall as soon as reasonably practicable inform each of the Partnership Entities and the Corporation of any requests or comments, whether oral or written, made by Securities Authorities in connection with the Purchaser Circular or the Form S-4. Each of the Parties will use all reasonable commercial efforts to cooperate with the other and to do all such acts and things as may be necessary or desirable in the manner contemplated in the context of the preparation of the Purchaser Circular and the Form S-4 and use its respective commercially reasonable efforts to resolve all requests or comments made by Securities Authorities with respect to the Purchaser Circular and the Form S-4 and any other required filings under applicable Securities Laws as soon as reasonably practicable after receipt thereof. The Purchaser shall provide the Partnership Entities and the Corporation, on the date of their filing or delivery, copies of each filing with, and responses delivered to, the Securities Authorities in connection with the Form S-4, including any request for effectiveness of the Form S-4.

  (g)
  The Purchaser will inform each of the Partnership Entities and the Corporation as soon as reasonably practicable after it is aware of any written communication received from Purchaser Shareholders in opposition to the Purchaser Share Issuance or the Purchaser Share Issuance Resolution.

  (h)
  The Purchaser will give advance notice to each of the Partnership Entities and the Corporation of the Purchaser Meeting and allow each of the Partnership Entities' and the Corporation's representatives and legal counsel to attend the Purchaser Meeting.

  (i)
  The Purchaser shall promptly notify the Partnership Entities and the Corporation of the effectiveness of the Form S-4.

4.5   Conduct of Business by the Partnership

        The Partnership Entities covenant and agree with the Purchaser that they shall, and shall cause the Partnership Subsidiaries to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and except in each case as otherwise permitted or contemplated by this Agreement, the Partnership Reorganization Agreements, the Management Agreements Termination Agreement, the Management Agreement Assignment Agreement or the Plan of Arrangement, as contemplated in Schedule 4.5 to the Partnership Entity Disclosure Letter, or as is otherwise required by applicable Law, conduct its and their respective businesses only in, and not take any action except in, the ordinary course of business, use all reasonable commercial efforts to maintain and preserve its and their business

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organization and goodwill, assets, employees and advantageous business relationships, and, without limiting the generality of the foregoing, not:

  (a)
  amend or propose to amend the Partnership Agreement or the constating documents of any Partnership Subsidiary;

  (b)
  adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Partnership or any Partnership Subsidiary;

  (c)
  reorganize, amalgamate or merge the Partnership or any Partnership Subsidiary with any other Person;

  (d)
  admit any Person as a general partner of the Partnership other than the GP;

  (e)
  reduce the stated capital of the shares of any Partnership Subsidiary;

  (f)
  split, consolidate, combine, reclassify or otherwise amend the terms of any class of securities;

  (g)
  except pursuant to its distribution reinvestment plan in connection with the distribution to be paid by the Partnership on or about June 23, 2011, issue or agree to issue any additional securities or any options, warrants, calls, conversion privileges or rights of any kind to acquire any securities;

  (h)
  redeem, purchase or otherwise acquire any of its securities or securities of any Partnership Subsidiary, except as may be required in accordance with their terms;

  (i)
  declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to any class of securities (other than (i) the regular monthly distribution to Partnership Unitholders in the amount of $1.76 on an annualized basis payable to Partnership Unitholders of record on the last business day of each month, (ii) the regular dividends to holders of preferred shares of CPEL, and (iii) dividends or other distributions or payments to the Partnership or any of the Partnership Subsidiaries);

  (j)
  make any loan or advances to any other Person other than Partnership Subsidiaries, except in the ordinary course of business;

  (k)
  except in the ordinary course of business, sell, pledge, dispose of, mortgage, licence or encumber any property or assets with a value individually or in the aggregate exceeding $10 million;

  (l)
  acquire, by merger, amalgamation, consolidation, acquisition of securities or assets or otherwise, any corporation, partnership or other business organization or division thereof or, except in Partnership Subsidiaries, make any investment therein either by purchase of securities, contributions of capital or property transfer, with an acquisition or investment cost individually or in the aggregate exceeding $10 million;

  (m)
  incur or commit to capital expenditures in an amount in excess of the budgeted capital expenditure amounts as set forth in the Partnership 2011-01-05 CPILP Consolidated Model in the Data Site;

  (n)
  incur or commit to any expenditures in respect of, make any loan or advances to, or otherwise fund the Partnership's Roxboro and Southport facilities located in the State of North Carolina except as budgeted in the Partnership 2011-01-05 CPILP Consolidated Model in the Data Site;

  (o)
  incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except in the ordinary course of business;

Annex A-70

  (p)
  pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations for an amount exceeding $10 million in the aggregate other than the payment, discharge or satisfaction, in the ordinary course of business of liabilities reflected or reserved against in the Partnership's financial statements or incurred in the ordinary course of business;

  (q)
  waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of the business, (i) any existing Partnership Material Contracts, (ii) any material Authorization, or (iii) any other material legal rights or claims;

  (r)
  take any action or fail to take any action which action or failure to act would reasonably be expected to result in the material loss, expiration or surrender of, or the loss of any material benefit under any material Authorization necessary to conduct its businesses as now conducted;

  (s)
  take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Partnership to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (t)
  except in the ordinary course of business or pursuant to existing employment, pension, termination or compensation arrangements, policies or agreements or the Partnership Management Agreements, grant to any director, officer or employee an increase in compensation in any form, make any loan to any director, officer, employee or former employee, or take any action with respect to the grant of any change of control, severance, retention or termination pay to, or the entering into of any employment agreement with, any director, officer or employee, or with respect to any increase of benefits payable under its current change of control, severance or termination pay policies;

  (u)
  establish, adopt, enter into, amend in any material manner or terminate any Benefit Plan (or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date hereof) or collective bargaining agreement;

  (v)
  enter into or renew any agreement, contract, lease, licence or other binding obligation of the Partnership or any Partnership Subsidiary (A) containing (1) any material limitation or restriction on the ability of the Partnership or any Partnership Subsidiary or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the localities in which, all or any portion of the business of the Partnership or any Partnership Subsidiary or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, is or would be conducted, or (3) any material limit or restriction on the ability of the Partnership or any Partnership Subsidiary or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement;

  (w)
  except as provided for in the Partnership 2011-01-05 CPILP Consolidated Model in the Data Site or in the ordinary course of business, not enter into or renew any agreement, contract, lease, licence or other binding obligation of the Partnership or any Partnership Subsidiary that is not terminable within 30 days of the Effective Date without payment by the Purchaser or its Subsidiaries that involves or would reasonably be expected to involve payments in excess of $10 million in the aggregate over the term of the contract;

Annex A-71

  (x)
  make any changes to any of its accounting policies, principles, methods, practices or procedures, except as required by applicable Laws or under GAAP or IFRS in the case of GP or under IFRS in the case of the Partnership;

  (y)
  except for tax elections in respect of the December 2010 transfer of Coastal Rivers Power Limited Partnership and NW Energy (Williams Lake) Limited Partnership, and their general partners, to CPEL, make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns or enter into any agreement with any Governmental Entity relating to Taxes;

  (z)
  take any action that would reasonably be expected to adversely affect any Partnership Subsidiary's status as a Qualifying Facility, an Exempt Wholesale Generator, or a Foreign Utility Company, or its Market-Based Rate Authorization or its compliance with all applicable NERC requirements and standards;

  (aa)
  except pursuant to the Partnership Material Contracts, the Partnership Management Agreements, the Partnership Reorganization Agreements, the ROFL Termination Agreement, the transactions contemplated by this Agreement and for transactions undertaken in the ordinary course of business, enter into any transaction, undertaking or arrangement with any Person with which they are not dealing at arm's length, as that term is defined for the purposes of the Tax Act;

  (bb)
  cause or permit New LLC or New LLC2 to undertake any activity except as explicitly provided under this Agreement, the Plan of Arrangement or the Partnership Reorganization Agreements; and

  (cc)
  agree, resolve or commit to do any of the foregoing.

        In addition, the Partnership Entities covenant and agree with the Purchaser that they shall, and shall cause the Partnership Subsidiaries to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, use its reasonable commercial efforts (taking into account insurance market conditions and offerings and industry practices) to cause their current insurance policies, including directors' and officers' insurance, not to be cancelled or terminated or any of the coverages thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate be material to the Partnership, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that subject to Section 4.16, none of the Partnership Entities or any Partnership Subsidiary shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months from the date hereof.

4.6   Conduct of Business by GP

        GP covenants and agrees with the Purchaser that it shall, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), cause the Partnership to comply with its obligations under this Agreement and the Plan of Arrangement, and except as otherwise expressly permitted or specifically contemplated by this Agreement or the Plan of Arrangement, as contemplated in Schedule 4.6 of the Partnership Entity Disclosure Letter, or as is otherwise required by applicable Law, conduct its business only in, and not take any action except in, the ordinary course of business, use all reasonable

Annex A-72

commercial efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships, and, without limiting the generality of the foregoing, not:

  (a)
  amend or propose to amend the constating documents of GP;

  (b)
  adopt a plan of liquidation or resolutions providing for its liquidation or dissolution;

  (c)
  reorganize, amalgamate or merge with any other Person;

  (d)
  reduce the stated capital of its outstanding shares;

  (e)
  split, consolidate, combine, reclassify or otherwise amend the terms of any class of securities;

  (f)
  issue or agree to issue any additional securities or any options, warrants, calls, conversion privileges or rights of any kind to acquire any securities;

  (g)
  redeem, purchase or otherwise acquire any of its securities;

  (h)
  declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to any class of securities (other than dividends to holders of shares of GP in an amount consistent with past practice and dividends to holders of shares of GP as contemplated in the Plan of Arrangement;

  (i)
  make any loan or advances to any other Person, except in the ordinary course of business;

  (j)
  except in the ordinary course of business, sell, pledge, dispose of, mortgage, licence or encumber any property or assets with a value individually or in the aggregate exceeding $100,000;

  (k)
  sell, pledge or dispose of any Partnership Units owned by it at the date of this Agreement;

  (l)
  acquire, by merger, amalgamation, consolidation, acquisition of securities or assets or otherwise, any corporation, partnership or other business organization or division thereof or make any investment therein either by purchase of securities, contributions of capital or property transfer, with an acquisition or investment cost individually or in the aggregate exceeding $100,000;

  (m)
  incur or commit to capital expenditures in excess of $100,000 prior to the Effective Date;

  (n)
  incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except in the ordinary course of business;

  (o)
  pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations for an amount exceeding $100,000 in the aggregate other than the payment, discharge or satisfaction, in the ordinary course of business of liabilities incurred in the ordinary course of business;

  (p)
  waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of the business, (i) any existing GP Material Contract, (ii) any material Authorization, or (iii) any other material legal rights or claims;

  (q)
  take any action or fail to take any action which action or failure to act would reasonably be expected to result in the material loss, expiration or surrender of, or the loss of any material benefit under any material Authorization necessary to conduct its business as now conducted;

  (r)
  take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability

Annex A-73

    of the GP to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (s)
  except in the ordinary course of business or pursuant to existing employment, pension, termination or compensation arrangements, policies or agreements, grant to any director, officer or employee an increase in compensation in any form, make any loan to any director, officer, employee or former employee, or take any action with respect to the grant of any change of control, severance, retention or termination pay to, or the entering into of any employment agreement with, any director, officer or employee, or with respect to any increase of benefits payable under its current change of control, severance or termination pay policies;

  (t)
  establish, adopt, enter into, amend in any material manner or terminate any Benefit Plan (or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date hereof) or collective bargaining agreement;

  (u)
  enter into or renew any agreement, contract, lease, licence or other binding obligation of the GP (A) containing (1) any material limitation or restriction on the ability of the GP or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the localities in which, all or any portion of the business of the GP or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, is or would be conducted, or (3) any material limit or restriction on the ability of the GP or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement;

  (v)
  except in the ordinary course of business, not enter into or renew any agreement, contract, lease, licence or other binding obligation of the GP that is not terminable within 30 days of the Effective Date without payment by the Purchaser or its Subsidiaries that involves or would reasonably be expected to involve payments in excess of $100,000 in the aggregate over the term of the contract;

  (w)
  make any changes to any of its accounting policies, principles, methods, practices or procedures, except as required by applicable Laws or under GAAP or under IFRS;

  (x)
  make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns or enter into any agreement with any Governmental Entity relating to Taxes;

  (y)
  except pursuant to the Partnership Material Contracts, the Partnership Management Agreements, the Partnership Reorganization Agreements, the ROFL Termination Agreement, the transactions contemplated by this Agreement and for transactions undertaken in the ordinary course of business, enter into any transaction, undertaking or arrangement with any Person with which it is not dealing at arm's length, as that term is defined for the purposes of the Tax Act; and

  (z)
  agree, resolve or commit to do any of the foregoing.

        In addition, GP covenants and agrees with the Purchaser that it shall vote, or cause to be voted, the Partnership Units owned by it in favour of the Arrangement at the Partnership Meeting, and that it shall, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, use its reasonable commercial efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance policies, including directors' and officers' insurance, not to be cancelled or

Annex A-74

terminated or any of the coverages thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate be material to GP, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that subject to Section 4.16, the GP shall not obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months from the date hereof.

4.7   Conduct of Business by the Corporation

        The Corporation covenants and agrees with the Purchaser that it shall, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Purchaser shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and except as otherwise expressly permitted or specifically contemplated by this Agreement or the Plan of Arrangement, as contemplated by the Corporation Disclosure Letter, or as is otherwise required by applicable Law, conduct its business only in, and not take any action except in, the ordinary course of business, use all reasonable best efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships, and, without limiting the generality of the foregoing, not:

  (a)
  amend or propose to amend the constating documents of the Corporation;

  (b)
  adopt a plan of liquidation or resolutions providing for its liquidation or dissolution;

  (c)
  reorganize, amalgamate or merge with any other Person;

  (d)
  reduce the stated capital of its outstanding shares;

  (e)
  split, consolidate, combine, reclassify or otherwise amend the terms of any class of securities;

  (f)
  issue or agree to issue any additional securities or any options, warrants, calls, conversion privileges or rights of any kind to acquire any securities;

  (g)
  redeem, purchase or otherwise acquire any of its securities;

  (h)
  declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to any class of securities, other than the dividend to Corporation Shareholders as contemplated in the Plan of Arrangement;

  (i)
  make any loan or advances to any other Person;

  (j)
  sell, pledge, dispose of, mortgage, licence or encumber any property or assets;

  (k)
  sell, pledge or dispose of any Partnership Units or shares of GP owned by it at the date of this Agreement;

  (l)
  acquire, by merger, amalgamation, consolidation, acquisition of securities or assets or otherwise, any corporation, partnership or other business organization or division thereof or make any investment therein either by purchase of securities, contributions of capital or property transfer;

  (m)
  incur or commit to capital expenditures;

  (n)
  incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances;

Annex A-75

  (o)
  pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations;

  (p)
  waive, release, grant, transfer, exercise, modify or amend in any material respect (i) any existing Corporation Material Contract, (ii) any material Authorization, or (iii) any other material legal rights or claims;

  (q)
  take any action or fail to take any action which action or failure to act would reasonably be expected to result in the material loss, expiration or surrender of, or the loss of any material benefit under, any material Authorization necessary to conduct its business as now conducted;

  (r)
  take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Corporation to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (s)
  grant to any director, officer or employee any compensation in any form, make any loan to any director, officer, employee or former employee, or take any action with respect to the grant of any change of control, severance, retention or termination pay to, or the entering into of any employment agreement with, any director, officer or employee;

  (t)
  establish, adopt, enter into, amend in any material manner or terminate any Benefit Plan (or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date hereof) or collective bargaining agreement;

  (u)
  enter into or renew any agreement, contract, lease, licence or other binding obligation of the Corporation (A) containing (1) any material limitation or restriction on the ability of the Corporation or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the localities in which, all or any portion of the business of the Corporation or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, is or would be conducted, or (3) any material limit or restriction on the ability of the Corporation or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement;

  (v)
  not enter into or renew any agreement, contract, lease, licence or other binding obligation of the Corporation other than in ordinary course;

  (w)
  make any changes to any of its accounting policies, principles, methods, practices or procedures, except as required by applicable Laws or under GAAP or IFRS;

  (x)
  make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any material Tax Returns, or enter into any agreement with any Governmental Entity relating to Taxes;

  (y)
  except pursuant to the Corporation Material Contracts, the transactions contemplated by this Agreement and for transactions undertaken in the ordinary course of business, enter into any transaction, undertaking or arrangement with any Person with which it is not dealing at arm's length, as that term is defined for the purposes of the Tax Act; and

  (z)
  agree, resolve or commit to do any of the foregoing.

        In addition, the Corporation covenants and agrees with the Purchaser that it shall vote, or cause to be voted, the Partnership Units owned by it in favour of the Arrangement at the Partnership Meeting, and that it shall, during the period from the date of this Agreement until the earlier of the Effective

Annex A-76

Time and the time that this Agreement is terminated in accordance with its terms, use its reasonable commercial efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance policies, including directors' and officers' insurance, not to be cancelled or terminated or any of the coverages thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate be material to the Corporation, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that subject to Section 4.16, the Corporation shall not obtain or re-new any insurance (or re-insurance) policy for a term exceeding 12 months from the date hereof.

4.8   Conduct of Business by the Purchaser

        The Purchaser covenants and agrees with the Partnership, GP and the Corporation that it shall, and shall cause the Purchaser Subsidiaries to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, unless the Partnership Entities and the Corporation shall otherwise agree in writing (such agreement not to be unreasonably withheld or delayed), and except in each case as otherwise permitted or contemplated by this Agreement or the Plan of Arrangement, as contemplated by the Purchaser Disclosure Letter, or as is otherwise required by applicable Law, conduct its business only in, and not take any action except in, the ordinary course of business use all reasonable commercial efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships, and not:

  (a)
  amend or propose to amend the articles or by-laws of the Purchaser or the constating documents of any Purchaser Subsidiary;

  (b)
  adopt a plan of liquidation or resolutions providing for its liquidation or dissolution;

  (c)
  reorganize, amalgamate or merge with any other Person;

  (d)
  take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Purchaser to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (e)
  split, consolidate, combine, reclassify or otherwise amend the terms of any class of securities;

  (f)
  issue or agree to issue any additional securities or any options, warrants, calls, conversion privileges or rights of any kind to acquire any securities, except for: (i) the issuance of securities of the Purchaser necessary for the consummation of the Arrangement (including as may be issued pursuant to the Securities Offerings); (ii) issuances of common shares upon the exercise of outstanding convertible debentures; (iii) the issuance of notional units and/or common shares pursuant to the Purchaser's long term incentive plan and deferred unit plan; (iv) the issuance of common shares pursuant to any dividend reinvestment plan that may be adopted by the Purchaser; or (v) the issuance of additional securities of Purchaser Subsidiaries in the ordinary course of business;

  (g)
  redeem, purchase or otherwise acquire any of its securities except pursuant to any normal course issuer bid that may be implemented by the Purchaser;

  (h)
  declare, set aside or pay any dividend or other distribution or payment in cash, securities or property with respect to the Purchaser Shares, other than (i) the regular monthly dividend to

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    Purchaser Shareholders in the amount of $0.0912 per month, and (ii) dividends or other distributions or payments to the Purchaser or any Purchaser Subsidiary;

  (i)
  make any loan or advances to any other Person other than wholly-owned Purchaser Subsidiaries, except in the ordinary course of business;

  (j)
  except in the ordinary course of business, sell, pledge, dispose of or encumber any property or assets with a value individually or in the aggregate exceeding $10 million;

  (k)
  acquire, by merger, amalgamation, consolidation, acquisition of securities or assets or otherwise, any corporation, partnership or other business organization or division thereof or make any investment therein either by purchase of securities, contributions of capital or property transfer, with an acquisition or investment cost individually or in the aggregate exceeding $10 million; or

  (l)
  agree, resolve or commit to do any of the foregoing.

4.9   Mutual Covenants Regarding the Arrangement

        Until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, each Party shall perform all obligations required to be performed by such Party under this Agreement, and cooperate with the other Parties in connection therewith and use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 5 (to the extent the same is within its control) and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including the Arrangement and, without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to:

  (a)
  other than with respect to the Investment Canada Act Approval, apply for and obtain, and to assist the other Parties to obtain, all Regulatory Approvals required by such Party and its Subsidiaries in connection with the completion by such Party of the transactions contemplated by this Agreement, and, in doing so, keep the other Parties reasonably informed as to the status of the proceedings related to obtaining such Regulatory Approvals, including providing the other Parties and their advisors with copies of all related applications and notifications, in draft form, in order for the other Parties and its advisors to provide their comments thereon, provided that submissions, filings or other written communications to the Commissioner of Competition or the staff of the Competition Bureau may be redacted as necessary before sharing with the other Party to address reasonable confidentiality concerns, provided that external legal counsel to the Purchaser, the Partnership Entities and the Corporation shall receive non-redacted versions of drafts or final submissions, filings or other written communications to the Commissioner of Competition or the staff of the Competition Bureau on the basis that the redacted information will not be shared with their respective clients, provided that, notwithstanding anything in the Agreement to the contrary, no Party shall have an obligation to provide any other Party and its advisors with copies of related applications and notifications, in draft form or otherwise, to the extent the foregoing is not permitted under any applicable Law;

  (b)
  other than with respect to the Investment Canada Act Approval, not participate in any meetings or material conversations with any Government Entity in respect of any filings, investigations or other inquiries related to the transactions contemplated by this Agreement unless it consults with the other Party in advance and to the extent permitted by such Governmental Entity, gives the other Party the reasonable opportunity to participate in such communications or meetings;

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  (c)
  the Parties hereto understand and agree that the commercially reasonable efforts of any Party hereto to obtain Competition Act Approval or HSR Act Approval shall not be deemed to include: (i) entering into any settlement, undertaking, consent decree, consent agreement, consent order, stipulation or agreement with the Commissioner of Competition or with any other Government Entity in connection with the transactions contemplated hereby; (ii) divesting or otherwise holding separate (including by establishing a trust or otherwise) of any of the businesses, assets or projects of any Party, including its Affiliates and Subsidiaries, or taking any other action or commit to take any action that limits its freedom of action with respect to its ability to operate or retain any of the businesses, assets or projects of such Party, including its Affiliates and Subsidiaries; (iii) defending all lawsuits, applications or other legal, regulatory proceedings against such Party or any of its Affiliates and Subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement; or (iv) lifting or rescinding any injunction or restraining order relating to such Party or any of its Affiliates or Subsidiaries or any other order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby, including the Arrangement;

  (d)
  apply for and obtain all necessary Consents required to be obtained by such Party or any of its Subsidiaries (for greater certainty, in the case of the Partnership Entities being the Partnership Entity Consents, in the case of the Corporation being the Corporation Consents, and in the case of the Purchaser being the Purchaser Consents) in connection with the transactions contemplated hereby, including the Arrangement, from other parties, in the case of the Partnership, to the Partnership Material Contracts, in the case of GP, to the GP Material Contracts, in the case of the Corporation, to the Corporation Material Contracts, and in the case of the Purchaser, to the Purchaser Material Contracts, (without paying, and without committing itself or any other Party to pay any consideration or incur any liability or obligation to or in respect thereof, without the prior written consent of such other Party);

  (e)
  other than with respect to the Investment Canada Act Approval, effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by such Party or any of its Subsidiaries in connection with the transactions contemplated hereby, including the Arrangement, and participate and appear in any proceedings of any Party before Governmental Entities;

  (f)
  comply with all requirements which applicable Laws may impose on such Party or any of its Subsidiaries with respect to the transactions contemplated hereby, including the Arrangement;

  (g)
  other than with respect to the Investment Canada Act Approval, except for non-substantive communications with third parties and communications to its legal and other advisors and as otherwise provided herein (including the redaction of confidential information to address reasonable confidentiality concerns provided that external legal counsel shall receive non-redacted versions), such Party will furnish to the other Parties: (i) a copy of each notice, report, schedule or other document delivered, filed or received after the date of this Agreement by such Party in connection with the Arrangement to or from any Governmental Entity; (ii) any filings under applicable Laws in connection with the Arrangement; and (iii) any documents related to dealings with Governmental Entity in connection with the transactions contemplated herein;

  (h)
  notify the other Parties of:

  (i)
  any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its subsidiaries or its representatives); and

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    (ii)
    any lawsuits or other legal, regulatory or other proceedings threatened or commenced against or otherwise affecting such Party or any of its Subsidiaries that are related to the transactions contemplated by this Agreement, including the Arrangement;

  (i)
  defend all lawsuits or other legal, regulatory or other proceedings against such Party or any of its Subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement, except as stipulated in Section 4.9(c);

  (j)
  have lifted or rescinded any injunction or restraining order relating to such Party or any of its Subsidiaries or other order which may adversely affect the ability of the Parties to consummate the transactions contemplated hereby, including the Arrangement, except as stipulated in Section 4.9(c);

  (k)
  promptly advise the other Parties orally and, if then requested, in writing of any change, effect, event or occurrence which would reasonably be expected to have a Material Adverse Effect on such Party, or to materially impair or delay the consummation of the transactions contemplated by this Agreement, including the Arrangement, or the ability of such Party to perform its obligations hereunder;

  (l)
  with respect to the Investment Canada Act Approval and the Investment Canada Act Filing, the Partnership Entities and the Corporation shall use commercially reasonable efforts to assist the Purchaser in obtaining the Investment Canada Act Approval, including, without limiting the generality of the foregoing, promptly providing such information and assistance as may be reasonably requested by the Purchaser to assist in preparing the Investment Canada Act Filing and to satisfy, as promptly as reasonably practicable, any requests for information and documentation the Purchaser receives from any Governmental Entity in respect of the Investment Canada Act Approval. The Purchaser shall keep the Partnership Entities reasonably informed as to the status of the Investment Canada Act Approval proceedings and shall promptly advise the Partnership Entities of any material written or verbal communications the Purchaser has with the staff of the Investment Review Division of Industry Canada or the Minister of Industry or his designee relating to the Investment Canada Act Approval; and

  (m)
  negotiate in good faith to prepare and cause to be executed as soon as practicable (and in any event by the Effective Time) a definitive Transitional Services Agreement.

4.10 Competition Act Approval, Investment Canada Act Approval and HSR Act Approval

  (a)
  The Partnership Entities, the Corporation and the Purchaser shall: (i) as soon as reasonably practicable after the date hereof take all reasonable actions necessary to make the filings required, or which the Partnership Entities, the Corporation and the Purchaser jointly elect to make in respect of each of the Competition Act Approval and the HSR Act Approval (each, a "Competition Filing") and, with respect to the HSR Act Approval, shall request early termination of the waiting period in each of the pre-merger notification and report forms required to be filed under the HSR Act; and (ii) comply at the earlier of the earliest practicable date or as required by under applicable Law with any request for additional information or documentary material received by the Partnership Entities, the Corporation or the Purchaser or any of their Subsidiaries from a Governmental Entity with respect to a Competition Filing.

  (b)
  The Purchaser shall: (i) as soon as reasonably practicable after the date hereof prepare and file with the Investment Review Division of Industry Canada an application for review under Part IV of the Investment Canada Act (the "Investment Canada Filing"); and (ii) as promptly

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    as reasonably practicable following such filing, submit to the Director of Investments under the Investment Canada Act, draft written undertakings to Her Majesty in Right of Canada on terms and conditions satisfactory to the Purchaser, acting reasonably, and shall, in a timely manner, submit executed undertakings on terms and conditions satisfactory to the Purchaser, acting reasonably.

  (c)
  Each of the Partnership and the Purchaser shall pay 50% of any and all application or filing fees (including applicable Taxes) with respect to any and all applications or filings in respect of each Competition Filing.

4.11 Purchaser Financing

  (a)
  Prior to the Effective Time, the Partnership, the GP and the Corporation shall provide, and shall use their commercially reasonable efforts to cause their Agents to provide, all cooperation reasonably requested by the Purchaser in connection with:

  (i)
  the arrangement of the Bridge Loans contemplated by the Commitment Letter, including: (i) providing reasonable assistance with the preparation of materials for bank information memoranda and similar documents required in connection with the Bridge Loans, (ii) executing and delivering guarantee, pledge and security documents and related officer certificates or other documents as may be reasonably requested by the Bank (including certificates with respect to solvency and other customary matters for use in reports in any materials relating to the Bridge Loans) and otherwise reasonably facilitating the guaranteeing of obligations and the pledging of collateral, (iii) furnishing the Purchaser and its financing sources as promptly as reasonably practicable with available financial and other pertinent available information regarding the Corporation, the Partnership Entities and the Partnership Subsidiaries as may be reasonably requested by the Purchaser or its financing sources, including information related to the Corporation, the Partnership Entities or the Partnership Subsidiaries required by regulatory authorities including under applicable "know your client" and anti-money laundering rules and regulations and other cooperation and assistance as may be reasonably requested by the Purchaser, (iv) permitting the prospective lenders involved in such financing to evaluate and appraise the Corporation's, the Partnership's and the Partnership Subsidiaries' current assets and liabilities, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements; and (v) causing the taking of actions by the Corporation, the Partnership Entities and the Partnership Subsidiaries reasonably necessary to permit the completion of the Bridge Financing; and

  (ii)
  the proposed public and/or private offerings by the Purchaser of approximately $423 million of debt and approximately $200 million of equity to enable the Purchaser to pay the cash consideration payable to the Partnership Unitholders and the Corporation Shareholders pursuant to the Plan of Arrangement, as an alternative to or to repay the Bridge Loans (the "Securities Offerings"), including: (i) furnishing the Purchaser as promptly as reasonably practicable with available financial and other pertinent available information regarding the Corporation, the Partnership Entities and the Partnership Subsidiaries and other cooperation and assistance as may be reasonably requested by the Purchaser, including, the relevant financial information required under applicable Securities Laws for a prospectus offering in Canada and the United States or reasonably requested by the proposed underwriters for due diligence purposes; (ii) participating in a reasonable number of roadshow meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective underwriters, investors and rating agencies in connection with the Securities Offerings; (iii) assisting with the preparation of materials for rating agency presentations, information memoranda, and other documents required

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      in connection with the Securities Offerings (including requesting any consents of accountants for use of their reports in prospectuses or in any other materials relating thereto and the delivery of customary comfort letters for prospectus offerings in Canada and the United States); and (iv) causing the taking of actions by the Corporation, the Partnership Entities and the Partnership Subsidiaries reasonably necessary to permit the completion of the Securities Offerings;

    provided, however, that nothing in this Section 4.11(a) shall require (i) any cooperation to the extent that it would materially and unreasonably interfere in any material respect with the business or operations of the Corporation, the Partnership Entities or the Partnership Subsidiaries; (ii) the Partnership Entities or the Corporation to make any expenditures or incur any costs unless they have first received an appropriate indemnity from the Purchaser indemnifying them for and agreeing to reimburse them for any such expenditures or costs; and (iii) the Partnership Entities or the Corporation to enter into, execute or deliver any guarantee, pledge, security document or other agreement unless such guarantee, pledge, security document or other agreement by its terms and conditions does not become effective until on or after the Effective Time.

  (b)
  The Corporation, the Partnership Entities and the Partnership Subsidiaries hereby consent to the reasonable use of their logos in connection with any of the financings contemplated hereby, provided that such logos are used in a manner that is not intended to harm or disparage such entities or their marks.

  (c)
  The Purchaser will use commercially reasonable efforts to fulfill and comply with all of its obligations under the Commitment Letter and to satisfy or cause the satisfaction of all of the conditions precedent to the funding of the Bridge Loans on or before the Effective Date (or such earlier date required by the Commitment Letter). The Purchaser will notify the Partnership Entities and the Corporation promptly upon becoming aware of any breach or default by the Purchaser under the Commitment Letter or the failure or reasonably likely failure of any condition in the Commitment Letter to be satisfied. The Purchaser will not terminate or amend the Commitment Letter without the prior written consent of the Partnership Entities and the Corporation.

  (d)
  In the event that the credit facility available to the Partnership that forms part of the Bridge Loans is drawn in whole or in part by the Partnership, the Purchaser covenants and agrees to provide a subordinated guarantee (subordinated to the Bridge Loan and any and all other existing or future indebtedness of the Purchaser) of the 5.87% Senior Notes due August 15, 2017 and 5.97% Senior Notes due August 15, 2019 issued by CPI Power (US) GP, the 5.9% Senior Notes due July 15, 2014 issued by Curtis Palmer LLC and the 5.95% medium term notes due June 23, 2036 issued by the Partnership, effective as at the Effective Time and in form and substance satisfactory to the Partnership, acting reasonably.

  (e)
  If the Purchaser determines, in its sole discretion, that any draw is required to be made by the Partnership under the Bridge Loans in order to complete the Arrangement:

  (i)
  the Partnership shall make such draw prior to the Effective Time;

  (ii)
  the Plan of Arrangement shall be amended in accordance with its terms as is contemplated in Section 4.1(e) of the Plan of Arrangement; and

  (iii)
  the Purchaser shall cause the Partnership to loan the amount so drawn to the Purchaser immediately following the acquisition of Partnership Units by the Purchaser pursuant to the Plan of Arrangement and prior to the completion of the Arrangement.

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4.12 FPA Section 203 Approval

        The Partnership Entities, the Partnership Subsidiaries, the Corporation and the Purchaser shall: (i) as soon as reasonably practicable take all reasonable actions necessary to file or cause to be filed with FERC an application under Section 203 of the FPA and the rules and regulations promulgated thereunder, seeking a FERC order approving the Arrangement ("FPA Section 203 Filing"); and (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Partnership Entities, the Partnership Subsidiaries, the Corporation or the Purchaser or any of their Subsidiaries from FERC with respect to the FPA Section 203 Filing.

4.13 Covenants of the Partnership Entities Regarding Non-Solicitation

  (a)
  On and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, except as otherwise provided in this Agreement or as contemplated by the Partnership Reorganization Agreements, the Partnership Entities shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) agent, Subsidiaries or otherwise:

  (i)
  knowingly make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers regarding any Partnership Acquisition Proposal;

  (ii)
  engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to make or complete any Partnership Acquisition Proposal (provided that, for greater certainty, the Partnership Entities may advise any Person making an unsolicited Partnership Acquisition Proposal that such Partnership Acquisition Proposal does not constitute a Superior Proposal when the GP Board has so determined);

  (iii)
  withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to the Purchaser the approval or recommendation of the GP Board (or any committee thereof) of this Agreement or the Arrangement;

  (iv)
  approve, recommend or remain neutral with respect to, or propose publicly to approve, recommend or remain neutral with respect to, any Partnership Acquisition Proposal; or

  (v)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, arrangement or undertaking related to any Partnership Acquisition Proposal (other than a confidentiality agreement permitted by and in compliance with Section 4.13(d)).

  (b)
  From and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, except as contemplated by the Partnership Reorganization Agreements, the Partnership Entities will immediately cease and cause to be terminated any existing solicitation, activity, discussion or negotiation with any Person (other than the Purchaser) by the Partnership Entities or any of their officers, directors, employees, representatives, agents or Subsidiaries with respect to any Partnership Acquisition Proposal, whether or not initiated by the Partnership Entities, and, in connection therewith, the Partnership Entities will discontinue access to any confidential information (including, without limitation, through data rooms (virtual or otherwise) previously provided to any such Person) and will request (and exercise all rights it has to require) the return or destruction of all confidential information regarding the Partnership Entities and the Partnership Subsidiaries previously provided to any such Person. The Partnership Entities shall not terminate, waive, amend or modify any provision of any existing confidentiality agreement relating to a

Annex A-83

    Partnership Acquisition Proposal and shall not release any third party from any confidentiality, non-solicitation or standstill agreement to which it is a party (it being understood that the automatic termination of the standstill provisions of any such agreements in accordance with their terms shall not be a violation of this Section 4.13(b)). The Partnership Entities undertake to enforce, or cause the Partnership Subsidiaries to enforce, all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that they or any of their Subsidiaries have entered into prior to the date hereof or enter into after the date hereof.

  (c)
  From and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, the Partnership Entities shall as soon as reasonably practicable (and in any event within 24 hours) notify the Purchaser, at first orally and then in writing, of any proposal, inquiry, offer, expression of interest or request relating to or constituting a Partnership Acquisition Proposal, any request for discussions or negotiations, and any request for non-public information relating to the Partnership Entities or the Partnership Subsidiaries received by the Partnership Entities' directors, officers, representatives or agents, or any material amendments to the foregoing. Such notice shall include a copy of any written proposal, inquiry, offer, expression of interest or request and if the proposal is not in written form, a description of the material terms and conditions of, and the identity of the Person making, any proposal, inquiry, offer, expression of interest or request (or any amendment to any of the foregoing). The Partnership Entities shall keep the Purchaser promptly and fully informed of the status of any such proposal, inquiry, offer, expression of interest or request and shall respond promptly to all inquiries of the Purchaser with respect thereto.

  (d)
  Notwithstanding Section 4.13(a) and any other provision of this Agreement, if on or after the date hereof and prior to obtaining the approval of Partnership Unitholders of the Arrangement Resolution at the Partnership Meeting, any of the Partnership Entities receive a bona fide written Partnership Acquisition Proposal that was not solicited by the Partnership Entities after the date hereof in contravention of Section 4.13(a) and provided that the Partnership Entities are in compliance with Sections 4.13(a) and 4.13(b), the Partnership Entities shall be permitted to engage in discussions or negotiations, provide information and otherwise cooperate with and assist the Person making such Partnership Acquisition Proposal, if:

  (i)
  the Partnership Entities have provided the Purchaser with the notice required by Section 4.13(c) in respect of such Partnership Acquisition Proposal;

  (ii)
  the GP Board determines in good faith, after consultation with its outside legal and financial advisors, that such Partnership Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that, based on the advice of outside counsel, the failure to take such action would be inconsistent with its fiduciary duties under applicable Laws and the Partnership Agreement;

  (iii)
  prior to providing any information or data in respect of any of the Partnership Entities or the Partnership Subsidiaries, the Partnership receives from the Person making the Partnership Acquisition Proposal an executed confidentiality agreement that contains provisions that are not less favourable to the Partnership than those contained in the Confidentiality Agreement including a standstill provision and the Partnership Entities promptly and in any event not less than 24 hours after its execution send a copy of any such confidentiality agreement to the Purchaser; and

  (iv)
  the Purchaser is provided with a list of, or in the case of information on or after the date hereof that was not previously made available to the Purchaser, copies of, any information provided to the Person making the Partnership Acquisition Proposal.

Annex A-84

  (e)
  The Partnership Entities agree that they will not accept, approve or enter into any agreement (a "Proposed Agreement"), other than a confidentiality agreement as contemplated by Section 4.13(d), with any Person providing for or to facilitate any Partnership Acquisition Proposal, unless:

  (i)
  the Partnership Meeting has not occurred;

  (ii)
  the GP Board determines in good faith, after consultation with its outside legal and financial advisors, that such Partnership Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Laws and the Partnership Agreement;

  (iii)
  the Partnership Entities have complied with Sections 4.13(a) through 4.13(d) inclusive;

  (iv)
  the Partnership Entities have provided the Purchaser with a written notice that there is a Superior Proposal together with all documentation related to and detailing the Superior Proposal, including a copy of any Proposed Agreement relating to such Superior Proposal, and a written notice from the GP Board regarding the value in financial terms that the GP Board has in consultation with its financial advisors determined should be ascribed to any non-cash consideration offered under the Superior Proposal, such documents to be so provided to the Purchaser not less than five Business Days prior to the proposed acceptance, approval, recommendation or execution of the Proposed Agreement by Partnership Entities;

  (v)
  five Business Days shall have elapsed from the date the Purchaser received the notice and documentation required by Section 4.13(e)(iv) and, if the Purchaser has proposed to amend the terms of the Arrangement in accordance with Section 4.13(f), the GP Board shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Partnership Acquisition Proposal continues to be a Superior Proposal compared to the proposed amendment to the terms of the Arrangement by the Purchaser;

  (vi)
  the Partnership Entities concurrently terminate this Agreement pursuant to Section 6.3(d)(iii); and

  (vii)
  the Partnership has previously, or concurrently will have, paid to the Purchaser the Purchaser Termination Fee,

    and the Partnership Entities further agree that they and the GP Board will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser the approval or recommendation of the Arrangement, nor accept, approve or recommend any Partnership Acquisition Proposal unless the requirements of Sections 4.13(e)(i) through 4.13(e)(vii) have been satisfied.

  (f)
  The Partnership Entities acknowledge and agree that, during the five Business Day periods referred to in Sections 4.13(e)(i) through 4.13(e)(vii) or such longer period as the Partnership Entities may approve for such purpose, the Purchaser shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the Arrangement and the Partnership Entities shall co-operate with the Purchaser with respect thereto, including negotiating in good faith with the Purchaser to enable the Purchaser to make such adjustments to the terms and conditions of this Agreement and the Arrangement as the Purchaser deems appropriate and as would enable the Purchaser to proceed with the Arrangement and any related transactions on such adjusted terms. The GP Board will review any written definitive proposal by the Purchaser to amend the terms of the Arrangement in order to determine, in good faith in the exercise of its fiduciary duties and consistent with

Annex A-85

    Section 4.13(a), whether the Purchaser's written definitive proposal to amend the Arrangement would result in the Partnership Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Arrangement. If the GP Board determines that a Partnership Acquisition Proposal is not a Superior Proposal as compared to the proposed written definitive amendment to the terms of the Arrangement, it will promptly enter into the proposed written definitive amendment to the Arrangement.

  (g)
  The GP Board shall promptly reaffirm its recommendation of the Arrangement by press release after: (x) any Partnership Acquisition Proposal which the GP Board determines not to be a Superior Proposal is publicly announced or made; or (y) the GP Board determines that a proposed amendment to the terms of the Arrangement would result in the Partnership Acquisition Proposal which has been publicly announced or made not being a Superior Proposal, and the Purchaser has so amended the terms of the Arrangement. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the GP Board, acting reasonably.

  (h)
  Nothing in this Agreement shall prevent the GP Board from responding through a directors' circular or otherwise as required by applicable Securities Laws to a Partnership Acquisition Proposal that it determines is not a Superior Proposal. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such disclosure, recognizing that whether or not such comments are appropriate will be determined by the GP Board, acting reasonably.

  (i)
  Each of the Partnership Entities and the Purchaser agree that all information that may be provided to it by the other with respect to any Partnership Acquisition Proposal pursuant to this Section 4.13 shall be treated as "Evaluation Material" as that term is defined in the Confidentiality Agreement, and shall not be disclosed or used except in accordance with the provisions of the Confidentiality Agreement or in order to enforce its rights under this Agreement in legal proceedings.

  (j)
  Each of the Partnership Entities shall ensure that its officers, directors and key employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 4.13, and shall be responsible for any breach of this Section 4.13 by such officers, directors, key employees, financial advisors or other advisors, representatives or agents.

  (k)
  The Partnership Entities acknowledge and agree that each successive modification of any Partnership Acquisition Proposal shall constitute a new Partnership Acquisition Proposal for purposes of this Section 4.13, and, for greater certainty, of the requirement of Sections 4.13(e) and 4.13(f) to initiate an additional five Business Day response period for the Purchaser.

  (l)
  If the Partnership Entities provide the Purchaser with the notice of a Partnership Acquisition Proposal contemplated in this Section 4.13 on a date that is less than five Business Days prior to the Partnership Meeting, if requested by the Purchaser, the Partnership Entities shall adjourn or postpone the Partnership Meeting to a date that is not less than five Business Days and not more than 10 calendar days after the date of such notice, provided, however, that the Partnership Meeting shall not be adjourned or postponed to a date later than the fifth Business Day prior to the Outside Date and, if requested by the Partnership Entities, the Purchaser shall adjourn or postpone the Purchaser Meeting to the same date.

Annex A-86

4.14 Covenants of the Corporation Regarding Non-Solicitation

  (a)
  On and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, except as otherwise provided in this Agreement, except as contemplated by the Partnership Reorganization Agreements, the Corporation shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors), agent, Subsidiary or otherwise:

  (i)
  knowingly make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers regarding any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (ii)
  engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to make or complete any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (iii)
  approve or recommend or propose publicly to approve or recommend any Partnership Acquisition Proposal or Corporation Acquisition Proposal; or

  (iv)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, arrangement or undertaking related to any Partnership Acquisition Proposal or Corporation Acquisition Proposal.

  (b)
  From and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, except as contemplated by the Partnership Reorganization Agreements, the Corporation will immediately cease and cause to be terminated any existing solicitation, activity, discussion or negotiation with any Person (other than the Purchaser) by the Corporation or any of its officers, directors, employees, representatives or agents with respect to any Partnership Acquisition Proposal or Corporation Acquisition Proposal, whether or not initiated by the Corporation, and, in connection therewith, the Corporation will discontinue access to any confidential information (including, without limitation, through data rooms (virtual or otherwise) previously provided to any such Person) and will request (and exercise all rights it has to require) the return or destruction of all confidential information regarding the Partnership Entities, the Partnership Subsidiaries, and the Corporation previously provided to any such Person. From and after the date of this Agreement and until this Agreement is terminated in accordance with its terms, except as contemplated by the Partnership Reorganization Agreements, the Corporation shall not terminate, waive, amend or modify any provision of any existing confidentiality agreement relating to a Partnership Acquisition Proposal or a Corporation Acquisition proposal and shall not release any third party from any confidentiality, non-solicitation or standstill agreement to which it is a party (it being understood that the automatic termination of the standstill provisions of any such agreements in accordance with their terms shall not be a violation of this Section 4.14(b)). The Corporation undertakes to enforce all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it has entered into prior to the date hereof or enter into after the date hereof.

  (c)
  The Corporation shall ensure that its officers, directors and key employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 4.14, and shall be responsible for any breach of this Section 4.14 by such officers, directors, key employees, financial advisors or other advisors, representatives or agents.

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4.15 Access to Information; Confidentiality

        From the date hereof until the earlier of the Effective Time and the time this Agreement is terminated in accordance with its terms, subject to compliance with applicable Law and the terms of any existing Contracts and upon reasonable notice, the Partnership Entities shall, and shall cause the Partnership Subsidiaries to, afford to the Purchaser and its officers, employees, advisors, agents and representatives reasonable access, during normal business hours but without any disruption to its normal business operations, to their designated officers, employees, agents, properties, books, records and Contracts in order to permit the Purchaser to be in a position to expeditiously and efficiently integrate the business and operations of the Partnership immediately upon but not prior to the Effective Date. Each of the Parties acknowledges and agrees that information furnished pursuant to this Section 4.15 shall be subject to the terms and conditions of the Confidentiality Agreement.

4.16 Insurance and Indemnification

  (a)
  The Partnership Entities and the Purchaser covenant and agree that the Partnership Entities will be entitled to secure directors' and officers' liability insurance coverage for the current and former directors, and officers of the Partnership Entities and the Partnership Subsidiaries on a seven year "trailing" or "run-off" basis, provided that the aggregate cost therefor does not exceed 300% of the annual premiums currently in effect. If the Partnership Entities elect not to subscribe to such a policy for any reason, then the Purchaser covenants and agrees that, for not less than seven years from the Effective Time, it shall maintain insurance coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by or on behalf of or for the benefit of the Partnership Entities or any of the Partnership Subsidiaries which is no less advantageous, and with no gaps or lapses in coverage with respect to matters occurring prior to or on the Effective Time, provided that the aggregate cost therefor does not exceed 300% of the annual premiums currently in effect.

  (b)
  The Partnership Entities and the Purchaser covenant and agree that all rights to indemnification, exculpation, limitation of liability or expenses reimbursement now existing (i) in favour of present and former officers and directors of the Partnership Entities and the Partnership Subsidiaries, and (ii) pursuant to the Partnership Agreement, shall survive the Arrangement and shall continue in full force and effect.

  (c)
  The provisions of Sections 4.16(a), (b) and (c) are intended for the benefit of the applicable third parties not party to this Agreement, and shall be enforceable by each of such Persons and his or her heirs, executors administrators and other legal representatives and shall not be terminated, modified or waived in such a manner as to adversely affect any such Person, it being expressly agreed that the Persons to whom Sections 4.16(a), (b) and (c) apply shall be third party beneficiaries of, and entitled to directly enforce, this Section 4.16. In addition, GP shall obtain and hold the rights and benefits of Sections 4.16(a), (b) and (c) for itself and in trust for and on behalf of such third parties and GP hereby irrevocably declares such trust and covenants and agrees (for itself and its successors and assigns) to accept such trust and to hold the benefit of and enforce performance of the covenants herein contained on behalf of such third parties.

  (d)
  The Corporation and the Purchaser covenant and agree that the Corporation will be entitled to secure directors' and officers' liability insurance coverage for the current and former directors, and officers of the Corporation on a six year "trailing" or "run-off" basis provided that the aggregate cost therefor does not exceed 300% of the annual premiums currently in effect. If the Corporation elects not to subscribe to such a policy for any reason, then the Purchaser covenants and agrees that, for not less than six years from the Effective Time, it

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    shall maintain insurance coverage substantially equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by or on behalf of or for the benefit of the Corporation which is no less advantageous, and with no gaps or lapses in coverage with respect to matters occurring prior to or on the Effective Time.

  (e)
  The Corporation and the Purchaser covenant and agree that all rights to indemnification, exculpation or expenses reimbursement now existing in favour of present and former officers and directors of the Corporation shall survive the Arrangement and shall continue in full force and effect.

  (f)
  The provisions of Sections 4.16(d), (e) and (f) are intended for the benefit of all present and former directors, and officers of the Corporation, and shall be enforceable by each of such Persons and his or her heirs, executors administrators and other legal representatives and shall not be terminated, modified or waived in such a manner as to adversely affect any such Person, it being expressly agreed that the Persons to whom Sections 4.16(d), (e) and (f) apply shall be third party beneficiaries of, and entitled to directly enforce, this Section 4.16. In addition, the Corporation shall obtain and hold the rights and benefits of Sections 4.16(d), (e) and (f) for itself and in trust for and on behalf of all present and former directors and officers of the Corporation and the Corporation hereby irrevocably declares such trust and covenants and agrees (for itself and its successors and assigns) to accept such trust and to hold the benefit of and enforce performance of the covenants herein contained on behalf of such present and former directors and officers of the Corporation.

  (g)
  This Section 4.16 shall survive the Effective Time and any termination of this Agreement.

4.17 Privacy Issues

  (a)
  For the purposes of this Section 4.17, the following definitions shall apply:

  (i)
  "applicable law" means, in relation to any Person, transaction or event, all applicable provisions of Applicable Laws by which such Person is bound or having application to the transaction or event in question, including applicable privacy laws;

  (ii)
  "applicable privacy laws" means any and all applicable laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta);

  (iii)
  "authorized authority" means, in relation to any Person, transaction or event, any (A) federal, provincial, municipal or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign, (B) agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, (C) court, arbitrator, commission or body exercising judicial, quasi-judicial, administrative or similar functions, and (D) other body or entity created wider the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such Person, transaction or event; and

  (iv)
  "Personal Information" means information (other than business contact information when used or disclosed for the purpose of contacting such individual in that individual's capacity as an employee or an official of an organization and for no other purpose) about an identifiable individual disclosed or transferred to the Purchaser by or on behalf of the

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      Partnership Entities or the Corporation in accordance with this Agreement and/or as a condition of the Arrangement.

  (b)
  The Parties acknowledge that they are responsible for compliance at all times with applicable privacy laws which govern the collection, use or disclosure of Personal Information disclosed to either Party pursuant to or in connection with this Agreement (the "Disclosed Personal Information").

  (c)
  Prior to the completion of the Arrangement, none of the Parties shall use or disclose the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Arrangement. After the completion of the transactions contemplated herein, a Party may only collect, use and disclose the Disclosed Personal Information for the purposes for which the Disclosed Personal Information was initially collected from or in respect of the individual to which such Disclosed Personal Information relates or for the completion of the transactions contemplated herein, unless (i) a Party shall have first notified such individual of such additional purpose, and where required by applicable law, obtained the consent of such individual to such additional purpose, or (ii) such use or disclosure is permitted or authorized by applicable law, without notice to, or consent from, such individual.

  (d)
  Each Party acknowledges and confirms that the disclosure of the Disclosed Personal Information is necessary for the purposes of determining if the Parties shall proceed with the transactions contemplated herein, including the Arrangement, and that the Disclosed Personal Information relates solely to the carrying on of the business or the completion of the transactions contemplated herein, including the Arrangement.

  (e)
  Each Party acknowledges and confirms that it has taken and shall continue to take reasonable steps to, in accordance with applicable law, prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.

  (f)
  Subject to the following provisions, each Party shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a manner consistent with the Parties' obligations hereunder. Prior to the completion of the Arrangement, each Party shall take reasonable steps to ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective Party who have a bona fide need to access to such information in order to complete the transactions contemplated herein, including the Arrangement.

  (g)
  Where authorized by applicable law, each Party shall promptly notify the other Parties to this Agreement of all inquiries, complaints, requests for access, variations or withdrawals of consent and claims of which the Party is made aware in connection with the Disclosed Personal Information. To the extent permitted by applicable law, the Parties shall fully co-operate with one another, with the persons to whom the Personal Information relates, and any authorized authority charged with enforcement of applicable privacy laws, in responding to such inquiries, complaints, requests for access, variations or withdrawals of consent and claims.

  (h)
  Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of any Party, the other Parties shall forthwith cease all use of the Disclosed Personal Information acquired by it in connection with this Agreement and will return to the requesting Party or, at the requesting Party's request, destroy in a secure manner, the Disclosed Personal Information (and any copies thereof) in its possession.

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4.18 Title Insurance

        The Partnership shall cooperate with the Purchaser regarding the Purchaser's efforts to obtain an up-to-date title insurance policy for each real property with respect to the Partnership Facilities (in such amounts, on such terms and with such endorsements as determined by the Purchaser). The Purchaser shall be responsible for the costs associated with obtaining such title insurance policies.

4.19 Notice and Cure Provisions

  (a)
  Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

  (i)
  cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

  (ii)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder in any material respect prior to the Effective Time.

  (b)
  The Purchaser may not exercise its right to terminate this Agreement pursuant to Section 6.3(b)(i) on account of the failure to be satisfied of the conditions set forth in Sections 5.4(a), 5.4(b), 5.4(c), 5.4(d), or 5.4(e), and the Partnership, GP and the Corporation may not exercise their rights to terminate this Agreement pursuant to Section 6.3(b)(i) on account of the failure to be satisfied of the conditions set forth in Sections 5.2(a) or Section 5.2(b), Section 5.3(a) or Section 5.3(b), or Section 6.3(d)(ii), in each case unless the Party seeking to terminate the Agreement shall have delivered a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters that the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right, until the earlier of (i) the Outside Date, and (ii) the date that is 10 Business Days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If such notice has been delivered prior to the date of the Partnership Meeting, such meeting shall, unless the Parties agree otherwise, be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein).

4.20 Pre-Acquisition Reorganization

        Each of the Corporation and the Partnership Entities agree that, upon request by the Purchaser, they shall, and shall (to the extent within its control) cause each Partnership Subsidiary to use all commercially reasonable efforts to (a) effect such reorganizations of the Partnership's or any Partnership Subsidiary's business, operations and assets or such other transaction as the Purchaser may reasonably request (each a "Pre-Acquisition Reorganization"), and (b) co-operate with the Purchaser and its advisors in order to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they might most effectively be undertaken (including cooperation with the Purchaser to confirm and provide support for all non-capital loss, net capital loss, adjusted cost base and other tax attributes of the Corporation, the Partnership Entities and the Partnership Subsidiaries that may be necessary in connection with any Pre-Closing Reorganization); provided that the Corporation, the Partnership Entities and the Partnership Subsidiaries shall not be required to effect any Pre-Acquisition Reorganization that (i) would be prejudicial in any material respect to any of

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the Partnership Entities, the Corporation, the Partnership Unitholders, the Corporation Shareholders, CPEL, the holders of the Cumulative Redeemable Preferred Shares, Series 1, Cumulative Rate Reset Preferred Shares, Series 2, or Cumulative Floating Rate Preferred Shares, Series 3 of CPEL, the holders of 5.87% Senior Notes due August 15, 2017 and 5.97% Senior Notes due August 15, 2019 issued by CPI Power (US) GP, the holders of 5.9% Senior Notes due July 15, 2014 issued by Curtis Palmer LLC or the holders of the 5.95% medium term notes due June 23, 2036 issued by the Partnership; (ii) would materially delay, impair or impede the completion of the Arrangement; (iii) would unreasonably interfere in the ongoing operations of the Partnership Entities or any of the Partnership Subsidiaries; or (iv) would require the Partnership Entities or any Partnership Subsidiary to contravene any Laws or their respective organization documents.

        The Purchaser shall provide written notice to the Corporation and the Partnership Entities of any proposed Pre-Acquisition Reorganization at least 15 Business Days prior to the anticipated Effective Date. Upon receipt of such notice, the Purchaser, the Corporation and the Partnership Entities shall at the expense of the Purchaser, work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization, and any such Pre-Acquisition Reorganization shall occur as close to the Effective Time as is practical. Notwithstanding the foregoing, the Corporation and the Partnership Entities shall not be required to effect a Pre-Acquisition Reorganization unless they have received an appropriate indemnity indemnifying them for all costs, expenses and losses which they may suffer as a result of such Pre-Acquisition Reorganization, including in connection with the full or partial unwind of any Pre-Acquisition Reorganization, if after participating fully or partially in any Pre-Acquisition Reorganization the Arrangement is not completed other than due to a termination described in Section 6.3(c)(i), (ii) or (iii).

        Without limiting the generality of the foregoing, none of the representations, warranties or covenants of the Partnership Entities or the Corporation shall be deemed to apply to, or deemed breached or violated by or as a result of, any of the transactions requested by the Purchaser pursuant to this Section 4.20.

4.21 Amendment of Constating Documents

        The Parties agree that pursuant to this Agreement and to the Arrangement, the Partnership Agreement and the constating documents of the Corporation, the GP and/or any Partnership Subsidiary shall be amended in a manner satisfactory to the Partnership Entities and the Purchaser, acting reasonably, as may be necessary to facilitate the Arrangement and the satisfaction of covenants made under this Agreement and to ensure that no portion of the Partnership's income for its current fiscal year is allocated to the Purchaser as a result of any distribution made by the Partnership to the Purchaser in accordance with this Agreement or the Plan of Arrangement.

4.22 Additional Covenants

  (a)
  The Partnership shall use all commercially reasonable efforts to obtain the permission of the CRA to change its fiscal year end so that its current fiscal year ends upon the completion of the Arrangement and shall implement any such change.

  (b)
  The Partnership Entities shall take such steps as are necessary and commercially reasonable, determined in consultation with the Purchaser, to confirm that at the Effective Time, no Partnership Units are held by non-residents of Canada or any partnership that is not a "Canadian partnership" (each within the meaning of the Tax Act).

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  (c)
  The Partnership Entities shall use all commercially reasonable efforts to:

  (i)
  ensure that all consents and approvals in respect of the transactions contemplated by the Management Agreement Assignment Agreement shall have been obtained in accordance with its terms; and

  (ii)
  co-operate with the Purchaser in the Purchaser obtaining (or obtaining the benefit of) the Authorizations set forth in the Schedule 3.1(j) of the Partnership Entity Disclosure Letter.

4.23 Subsidiary Partnership Wind-Up

        The Partnership Entities covenant and agree with the Purchaser that they shall use all commercially reasonable efforts to cause:

  (a)
  Coastal Rivers Power LP to be dissolved prior to the Effective Date and, in connection therewith shall use all commercially reasonable efforts to cause:

  (i)
  Coastal Rivers Power LP to obtain or make all Authorizations, consents and notices as may be required in respect of its dissolution, including, without limitation, any Authorizations, consents or notices required to enable Coastal Rivers Power Corporation to transfer its interest in Coastal Rivers Power LP to CPEL and to distribute or transfer the assets of Coastal Rivers Power LP upon such dissolution to CPEL;

  (ii)
  Coastal Rivers Power LP to use its commercially reasonable efforts to obtain the permission of the CRA to change its fiscal year end so that its current fiscal year ends at the moment immediately before the moment that is immediately before its dissolution and to implement any such change;

  (iii)
  Coastal Rivers Power Corporation to transfer its interest in Coastal Rivers Power LP to CPEL in consideration for an amount of cash equal to the value of that interest and the distribution of all of the property of Coastal Rivers Power LP upon its dissolution to CPEL;

  (iv)
  Coastal Rivers LP and CPEL to make and file a joint election under Section 167 of the Excise Tax Act (Canada) in respect of the transfer of assets to CPEL on the dissolution of Coastal Rivers LP, if deemed advisable in CPEL's sole discretion; and

  (v)
  CPEL to carry on the business that was carried on by Coastal Rivers Power LP prior to its dissolution in a manner such that the provisions of subsection 98(5) of the Tax Act apply to the dissolution of Coastal Rivers Power LP;

  (b)
  New Energy (Williams Lake) LP to be dissolved prior to the Effective Date and, in connection therewith to use all commercially reasonable efforts to cause:

  (i)
  New Energy (Williams Lake) LP to obtain or make all Authorizations, consents and notices as may be required in respect of its dissolution, including, without limitation, any Authorizations, consents or notices required to enable CPI Power (Williams Lake) Ltd. to transfer its interest in New Energy (Williams Lake) LP to CPEL and to distribute or transfer the assets of New Energy (Williams Lake) LP upon such dissolution to CPEL;

  (ii)
  New Energy (Williams Lake) LP to use its commercially reasonable efforts to obtain the permission of the CRA to change its fiscal year end so that its current fiscal year ends at the moment immediately before the moment that is immediately before its dissolution and to implement any such change;

  (iii)
  CPI Power (Williams Lake) Ltd. to transfer its interest in New Energy (Williams Lake) LP to CPEL in consideration for an amount of cash equal to the value of that

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      interest and the distribution of all of the property of New Energy (Williams Lake) LP upon its dissolution to CPEL;

    (iv)
    New Energy (Williams Lake) LP and CPEL to make and file a joint election under Section 167 of the Excise Tax Act (Canada) in respect of the transfer of assets to CPEL on the dissolution of New Energy (Williams Lake) LP, if deemed advisable in CPEL's sole discretion; and

    (v)
    CPEL to carry on the business that was carried on by New Energy (Williams Lake) LP prior to its dissolution in a manner such that the provisions of subsection 98(5) of the Tax Act apply to the dissolution of New Energy (Williams Lake) LP.

4.24 NC Purchase Agreement

        The Partnership Entities covenant and agree with the Purchaser that they shall use their commercially reasonable efforts to ensure that all closing conditions in their favour under the NC Purchase Agreement are satisfied and satisfy all of the closing conditions to closing in favour of Capital Power Investments LLC under the NC Purchase Agreement (except to the extent waived in writing by Capital Power Investments LLC), prior to the Effective Time and to complete the following transactions prior to the Effective Date:

  (a)
  CPI USA Holdings LLC will transfer all of the membership interests of NC LLC to CPIH for an amount equal to the fair market value of such interests, payable in cash;

  (b)
  CPIH will assume all of the indebtedness of NC LLC owing to any Partnership Subsidiary in consideration for the issuance of additional membership interests of NC LLC having a value equal to the liabilities assumed;

  (c)
  CPIH will form a new limited liability company under the laws of the State of Delaware ("New LLC");

  (d)
  New LLC will form a new limited liability company under the laws of the State of Delaware ("New LLC2");

  (e)
  CPIH will transfer the membership interests in NC LLC to New LLC in consideration for the issuance of membership interest of New LLC;

  (f)
  New LLC will transfer the membership interests of NC LLC to New LLC2 in consideration for the issuance of membership interest in New LLC2; and

  (g)
  CPI USA Holdings LLC will assign its rights as seller under the NC Purchase Agreement to New LLC.

        The Partnership Entities covenant and agree with the Purchaser that New LLC or New LLC2 shall not undertake any activity except as explicitly provided under this Agreement, the Plan of Arrangement or the Partnership Reorganization Agreements.

ARTICLE 5
CONDITIONS PRECEDENT

5.1   Mutual Conditions Precedent

        The obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent:

  (a)
  the requisite Partnership Unitholder approvals shall have been obtained at the Partnership Meeting in accordance with the Interim Order;

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  (b)
  the Purchaser Share Issuance Resolution shall have been approved by the Purchaser Shareholders at the Purchaser Meeting;

  (c)
  the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to the Parties, each acting reasonably, on appeal or otherwise;

  (d)
  no person shall have filed any notice of appeal of the Final Order, and no person shall have communicated to the Partnership Entities or the Purchaser any intention to appeal the Final Order which would, in the judgment of the Parties, acting reasonably, make it inadvisable to proceed with the implementation of the Arrangement;

  (e)
  all Key Regulatory Approvals, Corporation Regulatory Approvals, Partnership Entity Regulatory Approvals and Purchaser Regulatory Approvals shall have been obtained or satisfied as applicable;

  (f)
  the additional listing of the Purchaser Shares issuable pursuant to the Arrangement shall have been conditionally approved by the Exchanges, subject only to the satisfaction by the Purchaser of customary post-closing conditions imposed by the Exchanges in similar circumstances;

  (g)
  the Articles of Arrangement to be filed with the Director in accordance with the Arrangement shall be in form and substance satisfactory to each of the Partnership Entities, the Corporation and the Purchaser, each acting reasonably;

  (h)
  the actions and transactions contemplated by the Employee Hiring Agreement to be completed at or before the Effective Time shall have been completed, and such agreement shall not have been terminated;

  (i)
  the actions and transactions contemplated by the Pension Transfer Agreement to be completed at or before the Effective Time shall have been completed, and such agreement shall not have been terminated;

  (j)
  the transactions contemplated by the Management Agreements Termination Agreements and the Management Agreement Assignment Agreement to be completed at or before the Effective Time shall have been completed, all conditions precedent to the obligations of the parties thereto shall have been satisfied or waived, and such agreements shall not have been terminated in accordance with their terms;

  (k)
  the ROFL Termination Agreement shall have been duly executed by the parties thereto;

  (l)
  the CPC Agreements shall have been terminated;

  (m)
  the Form S-4 shall have become effective under the U.S. Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued, and no proceeding for such purpose shall have been initiated or threatened in writing by the SEC;

  (n)
  the transactions contemplated by the NC Purchase Agreement to be completed at or before the Effective Time shall have been completed, all conditions precedent to the obligations of the parties thereto shall have been satisfied or waived, and such agreements shall not have been terminated;

  (o)
  the Distribution Agreement shall have been duly executed by the parties thereto and shall not have been terminated;

  (p)
  the Transitional Services Agreement shall have been finalized and duly executed by the parties thereto and shall not have been terminated;

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  (q)
  no Law shall have been enacted, issued, promulgated, enforced, made, entered, issued or applied and no action or proceeding shall otherwise have been taken under any Laws by any Governmental Entity (whether temporary, preliminary or permanent):

  (i)
  that makes the Arrangement illegal or otherwise directly or indirectly cease trades, enjoins, restrains or otherwise prohibits consummation of the Arrangement or the transactions contemplated herein; or

  (ii)
  which results, or could reasonably be expected to result, in any judgment or assessment of damages, directly or indirectly, relating to the Arrangement or the transactions contemplated herein which would have a Material Adverse Effect in respect of either (A) Partnership Entities and the Corporation taken as a whole or, (B) the Purchaser;

  (r)
  there shall be no proceeding of a judicial or administrative nature or otherwise in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would reasonably be expected to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the transactions contemplated by this Agreement or the Arrangement in accordance with its terms; and

  (s)
  this Agreement shall not have been terminated in accordance with its terms.

        The foregoing conditions in this Section 5.1 are for the mutual benefit of the Purchaser, the Partnership Entities and the Corporation and may be waived, in whole or in part, jointly by such parties at any time.

5.2   Additional Conditions Precedent to the Obligations of the Partnership Entities

        The obligation of the Partnership Entities to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent:

  (a)
  all covenants of the Purchaser under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Purchaser in all material respects, and the Partnership Entities shall have received a certificate of the Purchaser addressed to the Partnership Entities and dated the Effective Date, signed on behalf of the Purchaser by two senior executive officers of the Purchaser (on the Purchaser's behalf and without personal liability), confirming the same as at the Effective Time;

  (b)
  the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date) except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of the Purchaser (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), and the Partnership Entities shall have received a certificate of the Purchaser addressed to the Partnership and dated the Effective Date, signed on behalf of the Purchaser by two senior executive officers of the Purchaser (on the Purchaser's behalf and without personal liability), confirming the same as at the Effective Time;

  (c)
  no Material Adverse Effect in respect of the Purchaser shall have occurred after the date hereof and prior to the Effective Date;

  (d)
  the Preferred Share Guarantees shall have been duly executed;

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  (e)
  the subordinated guarantee contemplated in Section 4.11(d), if required, shall have been duly executed;

  (f)
  the Purchaser shall have furnished the Partnership Entities with:

  (i)
  certified copies of the resolutions duly passed by the Purchaser Board approving this Agreement and the consummation of the transactions contemplated hereby including the Purchaser Share Issuance, and

  (ii)
  certified copies of the Purchaser Share Issuance Resolution duly passed at the Purchaser Meeting;

  (g)
  the Purchaser shall have complied with Section 2.7;

  (h)
  executed releases shall have been received from the Purchaser, the Partnership Entities and the Partnership Subsidiaries by each director and officer of the Partnership Entities and the Partnership Subsidiaries in a form mutually acceptable to the parties thereto, each acting reasonably;

  (i)
  arrangements satisfactory to the Partnership Entities, acting reasonably, shall have been entered into in respect of the obligations contemplated in Sections 4.16(b) and 4.16(e); and

  (j)
  the Purchaser Board shall not have reduced the annual dividend of the Purchaser from the announced increased amount specified in Section 4.1(c).

        The conditions in this Section 5.2 are for the exclusive benefit of the Partnership Entities and may be asserted by the Partnership Entities regardless of the circumstances or may be waived by the Partnership Entities in their sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which the Partnership Entities may have.

5.3   Additional Conditions Precedent to the Obligation of the Corporation

        The obligation of the Corporation to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent:

  (a)
  all covenants of the Purchaser under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Purchaser in all material respects, and the Corporation shall have received a certificate of the Purchaser addressed to the Corporation and dated the Effective Date, signed on behalf of the Purchaser by two senior executive officers of the Purchaser (on the Purchaser's behalf and without personal liability), confirming the same as at the Effective Time;

  (b)
  the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of the Purchaser (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), and the Corporation shall have received a certificate of the Purchaser addressed to the Corporation and dated the Effective Date, signed on behalf of the Purchaser by two senior executive officers of the Purchaser (on the Purchaser's behalf and without personal liability), confirming the same as at the Effective Time;

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  (c)
  no Material Adverse Effect in respect of the Purchaser shall have occurred after the date hereof and prior to the Effective Date;

  (d)
  the Purchaser shall have furnished the Corporation with:

  (i)
  certified copies of the resolution duly passed by the Purchaser Board approving this Agreement and the consummation of the transactions contemplated hereby, including the Purchaser Share Issuance; and

  (ii)
  certified copies of the Purchaser Share Issuance Resolution duly passed at the Purchaser Meeting;

  (e)
  the Purchaser shall have complied with Section 2.7;

  (f)
  executed releases shall have been received from the Purchaser and the Corporation by each director and officer of the Corporation in a form mutually acceptable to the parties thereto, each acting reasonably; and

  (g)
  the Purchaser Board shall not have reduced the annual dividend of the Purchaser from the announced increased amount specified in Section 4.1(c).

        The conditions in this Section 5.3 are for the exclusive benefit of the Corporation and may be asserted by the Corporation regardless of the circumstances or may be waived by the Corporation in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which the Corporation may have.

5.4   Additional Conditions Precedent to the Obligations of the Purchaser

        The obligation of the Purchaser to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent:

  (a)
  all covenants of the Partnership under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Partnership in all material respects, and the Purchaser shall have received a certificate of the Partnership addressed to the Purchaser and dated the Effective Date, signed on behalf of the Partnership by two officers of GP (on the Partnership's behalf and without personal liability), confirming the same as at the Effective Time;

  (b)
  all covenants of the Corporation under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Corporation in all material respects, and the Purchaser shall have received a certificate of the Corporation addressed to the Purchaser and dated the Effective Date, signed on behalf of the Corporation by two officers of the Corporation (on the Corporation's behalf and without personal liability), confirming the same as at the Effective Time;

  (c)
  all covenants of GP under this Agreement to be performed on or before the Effective Time shall have been duly performed by GP in all material respects, and the Purchaser shall have received a certificate of GP addressed to the Purchaser and dated the Effective Date, signed on behalf of GP by two officers of GP (on GP's behalf and without personal liability), confirming the same as at the Effective Time;

  (d)
  the representations and warranties of the Partnership Entities set forth in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of the Partnership Entities and the Corporation

Annex A-98

    taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), provided that the representations and warranties of the Partnership Entities set forth in Section 3.1(f) shall be true and correct in all respects as of the Effective Time, and the Purchaser shall have received a certificate of the Partnership Entities addressed to the Purchaser and dated the Effective Date, signed on behalf of the Partnership Entities by two officers of GP (on the Partnership's and GP's behalf and without personal liability), confirming the same as at the Effective Time;

  (e)
  the representations and warranties of the Corporation set forth in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time (other than representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect in respect of the Corporation and the Partnership Entities taken as a whole (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), provided that the representations and warranties of the Corporation in Sections 3.2(d) and 3.2(e) shall be true and correct in all respects as of the Effective Time, and the Purchaser shall have received a certificate of the Corporation addressed to the Purchaser and dated the Effective Date, signed on behalf of the Corporation by two officers of the Corporation (on the Corporation behalf and without personal liability), confirming the same as at the Effective Time;

  (f)
  no Material Adverse Effect in respect of the Partnership Entities and the Corporation taken as a whole shall have occurred after the date hereof and prior to the Effective Date;

  (g)
  the Purchaser shall have received the funds in the amount contemplated by the Commitment Letters or shall have successfully completed the Securities Offerings;

  (h)
  the Partnership Entities shall have furnished the Purchaser with:

  (i)
  certified copies of the resolutions duly passed by the GP Board approving this Agreement and the consummation of the transactions contemplated hereby (for both itself and on behalf of the Partnership); and

  (ii)
  certified copies of the resolution of Partnership Unitholders, duly passed at the Partnership Meeting, approving the Arrangement Resolution;

  (i)
  the Corporation shall have furnished the Purchaser with:

  (i)
  certified copies of the resolutions duly passed by the Corporation Board approving this Agreement and the consummation of the transactions contemplated hereby; and

  (ii)
  certified copies of the resolutions of Corporation Shareholders, duly passed, approving the Arrangement;

  (j)
  on the date hereof, the Purchaser shall have received the Partnership Support Agreements duly executed by each of the other parties thereto;

  (k)
  no party to a Partnership Support Agreement shall have breached its obligations or covenants under such agreement in any material respect; and

  (l)
  the matters contemplated by Sections 4.23 shall have been completed to the satisfaction of the Purchaser, acting reasonably.

Annex A-99

        The conditions in this Section 5.4 are for the exclusive benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances or may be waived by the Purchaser in its sole discretion, in whole or in any part, at any time and from time to time without prejudice to any other rights which the Purchaser may have.

5.5   Satisfaction of Conditions

        The conditions precedent set out in Sections 5.1, 5.2, 5.3 and 5.4 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of the Partnership Entities, the Corporation and the Purchaser, Articles of Arrangement are filed under the CBCA in respect of the Arrangement.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1   Amendment

        This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Partnership Meeting but not later than the Effective Date, be amended by written agreement of the Parties, without further notice to or authorization on the part of the Partnership Unitholders or the Corporation Shareholders (subject to the Interim Order, the Final Order and applicable Laws), and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the Parties;

  (b)
  waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; or

  (d)
  waive compliance with or modify any conditions precedent contained herein;

        provided that no such amendment may (i) reduce or materially adversely affect the consideration to be received by the Partnership Unitholders without approval by the Partnership Unitholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court, or (ii) reduce or materially adversely affect the consideration to be received by (or otherwise be reasonably be expected to be adverse to the economic interests of) any Corporation Shareholder without approval by such Corporation Shareholder given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

6.2   Term

        This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the time this Agreement is terminated in accordance with its terms.

6.3   Termination

  (a)
  This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Partnership, GP, the Corporation and the Purchaser.

  (b)
  This Agreement may be terminated by the Partnership, GP, the Corporation or the Purchaser at any time prior to the Effective Time:

  (i)
  if the Effective Time has not occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 6.3(b)(i) shall not be available to a

Annex A-100

      Party whose failure to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date;

    (ii)
    if the Partnership Meeting is held and the Arrangement Resolution fails to receive the requisite Partnership Unitholder approval in accordance with the Interim Order;

    (iii)
    if the Purchaser Meeting is held and the Purchaser Share Issuance Resolution fails to receive the requisite Purchaser Shareholder approval; or

    (iv)
    if any Law makes the consummation of the Arrangement or the transactions contemplated by this Agreement illegal or otherwise prohibited, and such Law has become final and non-appealable.

  (c)
  This Agreement may be terminated by the Purchaser at any time prior to the Effective Time:

  (i)
  if (A) the GP Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to the Purchaser its approval or recommendation of this Agreement or the Arrangement, or (B) the GP Board shall have approved or recommended any Partnership Acquisition Proposal or (C) any of the Partnership Entities shall have breached, in any material respect, its covenants in Section 4.13;

  (ii)
  subject to Section 4.19, if the Purchaser is not in material breach of its obligations under this Agreement and (A) there has been a breach on the part of the Partnership, GP or the Corporation of any of their covenants or agreements that would cause the conditions set out in Sections 5.4(a), 5.4(b) or 5.4(c) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, or (B) there has been a breach of any of the representations and warranties in respect of the Partnership, GP or the Corporation that would cause the conditions set out in Sections 5.4(d) or 5.4(e) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; or

  (iii)
  if the Corporation shall have breached, in any material respect, its covenants in Section 4.14.

  (d)
  This Agreement may be terminated by the action of the Partnership Entities at any time prior to the Effective Time:

  (i)
  if (A) the Purchaser Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to the Partnership its approval or recommendation of the Purchaser Share Issuance Resolution, or (B) the Purchaser Board shall have approved or recommended any Purchaser Acquisition Proposal;

  (ii)
  subject to Section 4.19, if the Partnership Entities are not in material breach of their obligations under this Agreement and (A) there has been a breach on the part of the Purchaser of any of its covenants or agreements that would cause the conditions set forth in Section 5.2(a) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, or (B) there has been a breach of any of the representations and warranties in respect of the Purchaser that would cause the conditions set forth in Section 5.2(b) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; or

  (iii)
  in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with Section 4.13, subject to the prior payment by the Partnership of the Purchaser Termination Fee.

  (e)
  If this Agreement is terminated in accordance with the provisions of this Section 6.3, this Agreement shall have no further force or effect and there shall be no obligation or further liability on the part of any of the Parties hereto (or any shareholder, unitholder or Agent of

Annex A-101

    such Party), except pursuant to Sections 2.12, 3.5, 4.16, 4.17, 6.3(e), 6.4, 6.5, 6.6, 6.7, 7.4, 7.7, 7.8 and 7.10 and all related definitions set forth in Section 1.1 and the applicable obligations under the Confidentiality Agreement shall survive any termination hereof pursuant to this Section 6.3.

  (f)
  The Party desiring to terminate this Agreement pursuant to this Section 6.3 (other than pursuant to Section 6.3(a)) shall give written notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party's exercise of its termination right.

6.4   Purchaser Termination Fee

        Notwithstanding any other provision of this Agreement relating to the payment of fees or expenses, including the payment of brokerage fees, the Partnership shall pay, or cause to be paid, to the Purchaser within the time specified by wire transfer of immediately available funds an amount equal to $35 million (the "Purchaser Termination Fee") if:

  (a)
  the Purchaser shall have terminated this Agreement pursuant to Section 6.3(c)(i), in each of which cases payment shall be made within two Business Days of such occurrence;

  (b)
  (i) after the date hereof and prior to the earlier of (A) the termination of this Agreement, and (B) the Partnership Meeting, a bona fide Partnership Acquisition Proposal shall have been made or proposed to the Partnership or otherwise made or publicly announced, (ii) the requisite Partnership Unitholder approvals for the Arrangement are not obtained at the Partnership Meeting, and (iii) within 12 months after the date of the termination of this Agreement such Partnership Acquisition Proposal is consummated or a definitive agreement in respect thereof has been entered into, in which case payment shall be made on the date on which the transaction contemplated by such Partnership Acquisition Proposal is consummated; or

  (c)
  the Partnership shall have terminated this Agreement pursuant to Section 6.3(d)(iii), in which case the Purchaser Termination Fee shall be paid concurrent with such termination.

6.5   Partnership Termination Fee

        Notwithstanding any other provision of this Agreement relating to the payment of fees or expenses, including the payment of brokerage fees, the Purchaser shall pay, or cause to be paid, to the Partnership by wire transfer of immediately available funds an amount equal to $35 million (the "Partnership Termination Fee") if:

  (a)
  the Partnership shall have terminated this Agreement pursuant to Section 6.3(d)(i), in each of which cases payment shall be made within two Business Days of such occurrence;

  (b)
  (i) after the date hereof and prior to the earlier of (A) the termination of this Agreement, and (B) the Purchaser Meeting, a bona fide Purchaser Acquisition Proposal shall have been made or proposed to the Purchaser or otherwise made or publicly announced, (ii) the requisite Purchaser Shareholder approvals for the Purchaser Share Issuance Resolution are not obtained at the Purchaser Meeting; and (iii) within 12 months after the date of the termination of this Agreement such Purchaser Acquisition Proposal is consummated or a definitive agreement in respect thereof has been entered into, in which case payment shall be made on the date on which the transaction contemplated by such Purchaser Acquisition Proposal is consummated; or

  (c)
  this Agreement is terminated pursuant to Section 6.3(b)(i) where all of the conditions set forth in Section 5.1 and Section 5.4 have been satisfied or waived by the Purchaser other than the condition in Section 5.4(g).

Annex A-102

6.6   Expense Reimbursement

  (a)
  If this Agreement is terminated pursuant to Section 6.3(b)(ii), 6.3(c)(ii) or 6.3(c)(iii), the Partnership shall pay, or cause to be paid, to the Purchaser by wire transfer of immediately available funds, an amount equal to the Purchaser's reasonably incurred out-of-pocket fees and expenses in connection with the transactions contemplated by this Agreement, up to a maximum of $8 million, within two Business Days of such termination. Any payment due under Section 6.4 shall be reduced dollar for dollar by any payment made under this Section 6.6(a).

  (b)
  If this Agreement is terminated pursuant to 6.3(b)(iii) or 6.3(d)(ii), the Purchaser shall pay, or cause to be paid, to the Partnership by wire transfer of immediately available funds, an amount equal to the Partnership's reasonably incurred out-of-pocket expenses in connection with the transactions contemplated by this Agreement, up to a maximum of $8 million, within two Business Days of such termination. Any payment due under Section 6.5 shall be reduced dollar for dollar by any payment made under this Section 6.6(b).

6.7   Liquidated Damages, Injunctive Relief and No Liability of Others

        The Parties acknowledge and agree that the payment of the Purchaser Termination Fee or the Partnership Termination Fee set out in Sections 6.4 and 6.5 respectively, is the payment of liquidated damages that are a genuine pre-estimate of the damages the Parties will suffer or incur, as applicable, as a result of the event giving rise to such payment and the resultant termination of this Agreement and is not a penalty. Each of Parties irrevocably waives any rights they may have to raise as a defense that any such liquidated damages are excessive or punitive. For greater certainty, the Parties agree that the right to receive payment of the amount pursuant to Section 6.4, 6.5 or 6.6 in the manner provided therein is the sole remedy of the recipient as a result of the event giving rise to such payment and the resultant termination of this Agreement and the recipient shall have no further claim or remedy against the other Parties. Except as specifically provided herein, there shall be no liability of any shareholder, Unitholder or Agent of the Purchaser, the Partnership Entities or the Corporation, or of any of their Subsidiaries or Affiliates in connection with any liability or other obligation of the Purchaser, the Partnership Entities or the Corporation, or of any of their Subsidiaries or Affiliates, whether hereunder or otherwise in connection with the transactions contemplated hereby.

ARTICLE 7
GENERAL PROVISIONS

7.1   Notices

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or e-mail transmission, or as of the following Business Day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to the Partnership: 5th Floor, TD Tower 10088—102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com

Annex A-103

with a copy (which shall not constitute notice) to: Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850—2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403) 268-3100
	Email:	bill.gilliland@fmc-law.com
—and— Norton Rose OR LLP Suite 1000, 110—9th Avenue S.W. Calgary, Alberta T2P 0T1
	Attention:	Crispin Arthur
	Facsimile No.:	(403) 355-3551
	Email:	crispin.arthur@nortonrose.com
(b)	if to GP: 5th Floor, TD Tower 10088—102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com
with a copy (which shall not constitute notice) to: Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850—2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403) 268-3100
	Email:	bill.gilliland@fmc-law.com
—and— Norton Rose OR LLP Suite 1000, 110—9th Avenue S.W. Calgary, Alberta T2P 0T1
	Attention:	Crispin Arthur
	Facsimile No.:	(403) 355-3551
	Email:	crispin.arthur@nortonrose.com
(c)	if to the Corporation: 5th Floor, TD Tower 10088—102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary

Annex A-104

	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com
with a copy (which shall not constitute notice) to: Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850—2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403) 268-3100
	Email:	bill.gilliland@fmc-law.com
—and— Norton Rose OR LLP Suite 1000, 110—9th Avenue S.W. Calgary, Alberta T2P 0T1
	Attention:	Crispin Arthur
	Facsimile No.:	(403) 355-3551
	Email:	crispin.arthur@nortonrose.com
(d)	if to the Purchaser: Atlantic Power Corporation 200 Clarendon Street, 25th Floor Boston, MA 02116 USA
	Attention:	Barry Welch
	Facsimile No.:	(617) 977-2410
	E-mail:	bwelch@atlanticpower.com
with a copy (which shall not constitute notice) to: Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7
	Attention:	Bill Gorman
	Facsimile No.:	(416) 979-1234
	E-mail:	bgorman@goodmans.ca
—and— Leonard, Street and Deinard 150 South Fifth Street Suite 2300 Minneapolis, MN 55402 USA
	Attention:	Tammie Ptacek
	Facsimile No.:	(612) 335-1657
	E-mail:	tammie.ptacek@leonard.com

Annex A-105

7.2   Entire Agreement, Binding Effect and Assignment

        This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement (including the schedules hereto), the Partnership Entity Disclosure Letter, the Corporation Disclosure Letter, the Purchaser Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. The Parties hereby confirm that they remain bound by the terms of the Confidentiality Agreement in accordance with the terms thereof, notwithstanding that this Agreement may be terminated for any reason whatsoever.

7.3   Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

        Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.4   No Third Party Beneficiaries

        Except as provided in Sections 4.16 and 7.10 and except for the rights of the Partnership Unitholders and the Corporation Shareholders to receive the consideration for their Partnership Units and the Corporation Shares, respectively, following the Effective Time, and other rights and benefits, pursuant to the Arrangement, which rights are hereby acknowledged and agreed by the Purchaser, this Agreement is not intended to confer any rights or remedies upon any person other than the Parties to this Agreement. This Section 7.4 shall survive the Effective Time and any termination of this Agreement.

7.5   Time of Essence

        Time shall be of the essence in this Agreement.

7.6   Further Assurances

        Each Party hereto shall, from time to time and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonable required in order to fully perform and carry out the terms and intent hereof.

7.7   Remedies

        Except as provided in Section 6.7, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to equitable remedies, including specific performance, a restraining order and interlocutory, preliminary and permanent injunctive relief and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or

Annex A-106

posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Except as provided in Section 6.7, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in additions to all other remedies available at law or equity to each of the Parties.

7.8   Costs and Expenses

        Except as provided in Sections 4.10 and 6.6 and as otherwise agreed to in writing between the Parties, the Parties agree that all costs and expenses of the Parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

7.9   Governing Law

        This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as an Alberta contract. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts in the Province of Alberta in respect of all matters arising under and in relation to this Agreement and the Arrangement.

7.10 Notice of Limitation

        The Purchaser covenants and agrees that no Partnership Unitholder shall have any liability for or obligation in respect of, the covenants and obligations of the Partnership hereunder. This Section 7.10 shall survive the Effective Time and any termination of this Agreement.

7.11 Filing of Agreement

        The Parties acknowledge and agree that this Agreement and all other documents required under applicable Securities Laws will be filed on the SEDAR and/or EDGAR website, together with other documents required by Securities Law.

7.12 Waiver

        Any Party may, on its own behalf only, (i) extend the time for the performance of any of the obligations or acts of another Party, (ii) waive compliance with another Party's agreements or the fulfillment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in another Party's representations or warranties contained herein or in any document delivered by another Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

7.13 Counterparts, Execution

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.

        [The remainder of this page is intentionally left blank.]

Annex A-107

        IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CAPITAL POWER INCOME L.P., by its general partner, CPI INCOME SERVICES LTD.
Per:	/s/ FRANCOIS POIRIER
	Name:	Francois Poirier
	Title:	Independent Director
Per:	/s/ ALLEN HAGERMAN
	Name:	Allen Hagerman
	Title:	Director
CPI INCOME SERVICES LTD.
Per:	/s/ STUART LEE
	Name:	Stuart Lee
	Title:	President
Per:	/s/ K. CHISHOLM
	Name:	B. Kathryn Chisholm
	Title:	Senior Vice-President, General Counsel and Corporate Secretary
CPI INVESTMENTS INC.
Per:	/s/ BRIAN VAASJO
	Name:	Brian Vaasjo
	Title:	President and Chief Executive Officer
Per:	/s/ STUART LEE
	Name:	Stuart Lee
	Title:	Senior Vice President and Chief Financial Officer
ATLANTIC POWER CORPORATION
Per:	/s/ BARRY WELCH
	Name:	Barry Welch
	Title:	President and Chief Executive Officer

Annex A-108

SCHEDULE A

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1   Definitions.

        In this Plan of Arrangement the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "Aggregate Cash Elected" means the aggregate amount of cash that would be payable to Partnership Unitholders and CPLP based upon the elections to receive the Cash Consideration made pursuant to Sections 2.5 and 2.6 and before giving effect to the pro-ration provisions of Section 2.4;

        "Aggregate Cash Maximum" has the meaning ascribed to it in Section 2.4(a);

        "Aggregate Share Maximum" has the meaning ascribed to it in Section 2.4(b);

        "Aggregate Shares Elected" means the aggregate number of Purchaser Shares that would be payable to Partnership Unitholders and CPLP based upon the elections to receive the Share Consideration made or deemed to be made pursuant to Sections 2.5 and 2.6 and before giving effect to the pro-ration provisions of Section 2.4;

        "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Arrangement Agreement and herein as supplemented, modified or amended in accordance with the terms hereof or the Arrangement Agreement or at the direction of the Court in the Final Order;

        "Arrangement Agreement" means the arrangement agreement dated June 20, 2011 among the Partnership, GP, the Corporation and the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

        "Arrangement Resolution" means the extraordinary resolution of the Partnership Unitholders in respect of the Arrangement to be considered by the Partnership Unitholders at the Partnership Meeting, substantially in the form and content of Schedule D to the Arrangement Agreement;

        "Articles of Arrangement" means the articles of arrangement in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Partnership, GP, the Corporation and the Purchaser, each acting reasonably;

        "Benefit Plans" means any pension or retirement income, benefit, supplemental benefit, stock option, restricted stock, stock appreciation right, restricted stock unit, phantom stock or other equity-based compensation plan, deferred compensation, severance, health, welfare, medical, dental, disability plans or any other employee compensation or benefit plans, policies, programs or other arrangements and all related agreements and policies with third parties such as trustees or insurance companies, which are maintained by a Party or any of its Subsidiaries with respect to any of their current or former employees, directors, officers or other individuals providing services to such Party or any of its Subsidiaries including, without limitation, "plans" as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended;

        "Bridge Loans" has the meaning ascribed to it in the Arrangement Agreement;

Annex A-109

        "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the Province of Alberta or Ontario or the State of Massachusetts or New York;

        "Cash Consideration" means, for each Partnership Unit held, $19.40 in cash, or, in respect of CPLP, that amount of cash as determined pursuant to Section 2.6(b);

        "Cash Reduction" has the meaning ascribed to it in Section 2.4(a);

        "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended, and the regulations made thereunder;

        "Certificate of Arrangement" means the certificate to be issued by the Director pursuant to subsection 192(7) of the CBCA giving effect to the Arrangement;

        "Class A Corporation Shares" means the Class A Shares in the capital of the Corporation;

        "Class B Corporation Shares" means the Class B Shares in the capital of the Corporation;

        "Corporation" means CPI Investments Inc., a corporation incorporated under the CBCA;

        "Corporation Letter of Transmittal and Election Form" means the letter of transmittal and election form to be sent by the Corporation to CPLP and EPCOR in connection with the Arrangement;

        "Corporation Shareholders" means holders of Corporation Shares, being EPCOR and CPLP;

        'Corporation Shares" means, collectively, the Class A Corporation Shares and the Class B Corporation Shares;

        "Court" means the Court of Queen's Bench of Alberta;

        "CPLP" means Capital Power L.P., a limited partnership established under the laws of the Province of Ontario;

        "Depositary" means Computershare Investor Services Inc.;

        "Distribution Agreement" means the distribution agreement to be entered into at the Effective Time among CPI Power Holdings Inc., New LLC, CPI Preferred Equity Ltd., the Partnership and the Purchaser in the form set forth in Schedule F to the Arrangement Agreement;

        "Director" means the Director or a Deputy Director appointed pursuant to section 260 of the CBCA;

        "Effective Date" means the date shown on the Certificate of Arrangement, which date shall be determined in accordance with Section 2.6 of the Arrangement Agreement;

        "Effective Time" means 12:01 a.m. (Edmonton time) on the Effective Date, or such other time as agreed to in writing by the Partnership and the Purchaser;

        "Election Deadline" means 5:00 p.m. (Edmonton time) at the place of deposit indicated in the Letter of Transmittal and Election Form or the Corporation Letter of Transmittal and Election Form, as the case may be, on the date which is three Business Days prior to the date of the Partnership Meeting;

        "Eligible Holder" means CPLP and any Partnership Unitholder, other than a Person that is exempt from tax under Part I of the Tax Act, and includes a partnership that is a Partnership Unitholder if one or more of its partners would, if directly a Partnership Unitholder, otherwise be an Eligible Holder;

        "EPCOR" means EPCOR Utilities Inc., a corporation incorporated under the Business Corporations Act (Alberta);

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        "Exchange Ratio" means 1.3;

        "Final Corporation Dividend" has the meaning ascribed to it in Section 2.3(d);

        "Final GP Dividend" has the meaning ascribed to it in Section 2.3(c);

        "Final Order" means the final order of the Court approving the Arrangement to be applied for by the Partnership, GP and the Corporation following the Partnership Meeting and to be granted pursuant to subsection 192(4) of the CBCA in respect of the Partnership, GP and the Corporation, as such order may be affirmed, amended or modified by the Court (with the consent of each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that such amendment is acceptable to each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) on appeal;

        "Final Partnership Distribution" has the meaning ascribed to it in Section 2.3(b);

        "Governmental Entity" means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign, (ii) stock exchange, including each of the Toronto Stock Exchange and the New York Stock Exchange; (iii) subdivision, agent or authority of any of the foregoing or (iv) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

        "GP" means CPI Income Services Ltd., the general partner of the Partnership, and a corporation incorporated under the CBCA;

        "Holder Notes" has the meaning ascribed to it in Section 4.1(e);

        "Interim Order" means the interim order of the Court concerning the Arrangement under subsection 192(4) of the CBCA in respect of the Partnership, GP and the Corporation, containing declarations and directions with respect to the Arrangement and the holding of the Partnership Meeting, as such order may be affirmed, amended or modified by any court of competent jurisdiction with the consent of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably;

        "Law"or"Laws" means all laws, statutes, codes, ordinances, decrees, rules, regulations, bylaws, statutory rules, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings, injunctions, determinations, awards or other requirements, and terms and conditions of any permit, grant of approval, permission, authority or licence of any Governmental Entity, statutory body or self-regulatory authority (including the Toronto Stock Exchange and the New York Stock Exchange), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons and/or its Subsidiaries or its or their business, undertaking, property, Benefit Plans or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons and/or its Subsidiaries or its or their business, undertaking or securities;

        "Letter of Transmittal and Election Form" means, where the context requires, the letter of transmittal and election form to be sent by the Partnership to the Partnership Unitholders in connection with the Arrangement;

        "Lien" means any hypothec, mortgage, pledge, assignment, lien, charge, security interest, encumbrance or adverse right or claim, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

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        "NC Purchase Agreement" means the membership interest purchase agreement dated June 20, 2011 between CPI USA Holdings LLC, CPI Power Holdings Inc. and Capital Power Investments LLC in the form set forth in Schedule G to the Arrangement Agreement;

        "New LLC" means the limited liability company to be established pursuant to the laws of the State of Delaware prior to the Effective Date and wholly-owned by CPI Power Holdings, Inc.;

        "New LLC2" means the limited liability company to be established pursuant to the laws of the State of Delaware prior to the Effective Date and wholly-owned by New LLC;

        "Partnership" means Capital Power Income L.P., a partnership existing under the laws of the Province of Ontario;

        "Partnership Agreement" means the amended and restated limited partnership agreement of the Partnership made effective as of November 4, 2009;

        "Partnership Meeting" means the special meeting of Partnership Unitholders, including any adjournment or postponement thereof, to be held to consider the Arrangement Resolution;

        "Partnership Subsidiaries" means all Subsidiaries of the Partnership, and which, for purposes of this Plan of Arrangement, shall not include CPI USA North Carolina LLC, New LLC, New LLC2, PERH or any Subsidiary of PERH;

        "Partnership Unitholders" means holders of Partnership Units;

        "Partnership Units" means the limited partnership units of the Partnership;

        "PERH" means Primary Energy Recycling Holdings LLC;

        "Person" includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

        "Purchaser" means Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia;

        "Purchaser Note" means the non-interest bearing promissory note to be issued by the Purchaser in favour of CPLP in the principal amount of $121,405,211 as part of this Plan of Arrangement;

        "Purchaser Shares" means the common shares in the capital of the Purchaser;

        "Share Consideration" means, for each Partnership Unit held, the number of Purchaser Shares equal to the Exchange Ratio or, in respect of CPLP, that number of Purchaser Shares as determined pursuant to Section 2.6(c).

        "Share Reduction" has the meaning ascribed to it in Section 2.4(b);

        "Section 85 Election" has the meaning ascribed to it in Section 5.1;

        "Subsidiary" has the meaning ascribed to it in National Instrument 45-106—Prospectus and Registration Exemptions;

        "Tax" or "Taxes" means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Governmental Entity including (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, excise, severance, stamp, occupation, or premium tax, (ii) all

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withholdings for taxes on amounts paid to or by the relevant person, (iii) all employment insurance premiums, Canada, and any other pension plan contributions or premiums and worker's compensation premiums and contributions, (iv) any fine, penalty, interest or addition to tax, (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee, and (vi) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of Law;

        "Tax Act" means the Income Tax Act (Canada) and the regulations made thereunder, as amended; and

        "Tax Returns" means all reports, forms, elections, designations, schedules, statements, estimates, declarations of estimated Tax, information statements and returns required to be filed, or in fact filed, with a Governmental Entity with respect to Taxes.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Plan of Arrangement into Articles, Sections and other portions and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to "Article" or "Section" followed by a number refers to the specified Article or Section of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof', "herein", "hereunder" and similar expressions refer to this Plan of Arrangement, and any amendments, variations or supplements hereto made in accordance Article 4 hereof or made at the direction of the Court in the Final Order and do not refer to any particular Article, Section or other portion of this Plan of Arrangement.

1.3   Rules of Construction.

        In this Plan of Arrangement, unless the context otherwise requires, (a) words importing the singular number include the plural and vice versa, (b) words importing any gender include all genders, and (c) "include", "includes" and "including" shall be deemed to be followed by the words "without limitation".

1.4   Time.

        Time shall be of the essence in every matter or action contemplated hereunder.

1.5   Currency.

        All references in this Plan of Arrangement to sums of money and payments to be made hereunder are expressed in lawful money of Canada.

1.6   Statutes.

        Any reference to a statute includes all rules and regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

1.7   Business Days.

        Whenever any action to be taken or payment or delivery to be made pursuant to this Plan of Arrangement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

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ARTICLE 2
ARRANGEMENT

2.1   Arrangement Agreement.

        This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of the Arrangement Agreement, and constitutes an arrangement as referred to in section 192 of the CBCA.

2.2   Binding Effect.

        This Plan of Arrangement will without any further authorization, act or formality of the Court become effective on, and be binding on and after, the Effective Time on the Partnership, the Partnership Unitholders, GP, the Corporation, the Corporation Shareholders and the Purchaser.

2.3   Arrangement.

        Commencing at the Effective Time, the following events set out in this Section 2.3 shall occur and shall be deemed to occur consecutively in the order set out in this Section 2.3, each occurring five minutes following the completion of the previous event (unless otherwise specified), without any further authorization, act or formality:

  (a)
  the Partnership Agreement shall be amended to the extent necessary to facilitate the Arrangement and the implementation of the steps and transactions described herein (including, among other things, any amendments necessary to change the name of the Partnership to a name that does not include "Capital Power", "CPI" or "CP") or otherwise contemplated in the Arrangement Agreement, all as may be reflected in a further amended and restated partnership agreement to be dated as of the Effective Date;

  (b)
  if at the Effective Time, the Partnership has not paid its ordinary monthly distribution to Partnership Unitholders for the calendar month immediately preceding the month in which the Effective Date occurs, the Partnership shall pay a distribution to each Partnership Unitholder entitled to such distribution immediately prior to the Effective Time, in an amount (the "Final Partnership Distribution") equal to $0.1467 per Partnership Unit;

  (c)
  GP shall declare and pay a dividend to the Corporation in an amount equal to the amount of the distribution, if any, paid to GP by the Partnership under Section 2.3(b) (the "Final GP Dividend");

  (d)
  the Corporation shall declare and pay a dividend to CPLP in an amount equal to the aggregate of (A) the amount of the distribution, if any, paid to the Corporation by the Partnership under Section 2.3(b), and (B) the Final GP Dividend, if any; (the "Final Corporation Dividend");

  (e)
  the purchase and sale of membership interests contemplated in Section 2.2 of the NC Purchase Agreement shall become effective upon the terms of the NC Purchase Agreement;

  (f)
  the transactions contemplated in Sections 2.2 to 2.5, inclusive, of the Distribution Agreement shall become effective in accordance with the terms of the Distribution Agreement, including, for greater certainty, the instructions to the Depositary provided for in Section 2.6 of the Distribution Agreement;

  (g)
  each Partnership Unit held by a Partnership Unitholder, other than and excluding the Purchaser, GP and the Corporation, shall be transferred, and shall be deemed to have been transferred, to the Purchaser free and clear of all Liens in exchange for either:

    (i)
    the Cash Consideration; or

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      (ii)
      the Share Consideration,

    as elected or deemed to be elected by the Partnership Unitholder pursuant to Section 2.5, but subject in all respects to adjustment pursuant to Section 2.4. If a Partnership Unitholder is deemed pursuant to Section 2.4 to receive both cash and Purchaser Shares in exchange for its Partnership Units, the cash and Purchaser Shares payable to such holder shall be allocated equally among each Partnership Unit transferred to the Purchaser. Each Partnership Unitholder shall cease to be the holder of such Partnership Units, the name of such Partnership Unitholder shall be removed from the register of the Partnership in respect of such Partnership Units, and the Purchaser shall be recorded as the registered holder of such Partnership Units and shall be the legal owner thereof;

  (h)
  contemporaneously with the transfer of Partnership Units pursuant to Section 2.3(g), all of the Corporation Shares held by EPCOR shall be transferred, and shall be deemed to have been transferred, to the Purchaser free and clear of all Liens in exchange for $1.00 in cash and EPCOR's name shall be removed from the register of the Corporation as a holder of Corporation Shares and the Purchaser shall be recorded as the registered holder of such Corporation Shares and shall be the legal owner thereof;

  (i)
  contemporaneously with the transfer of Partnership Units pursuant to Section 2.3(b)(g), all of the Corporation Shares held by CPLP shall be transferred, and shall be deemed to have been transferred, to the Purchaser free and clear of all Liens in exchange for aggregate consideration comprised of:

    (i)
    the Purchaser Note and

    (ii)
    either (X) the Cash Consideration or (Y) the Share Consideration, as elected or deemed to be elected by CPLP pursuant to Section 2.6, but subject in all respects to adjustments pursuant to Section 2.4.

    The consideration paid under this Section 2.3(i) shall be allocated equally among each Corporation Share transferred to the Purchaser. CPLP's name shall be removed from the register of the Corporation as holder of Corporation Shares and the Purchaser shall be recorded as the registered holder of the Corporation Shares so transferred and shall be the legal owner of such Corporation Shares;

  (j)
  the Partnership shall distribute the Residual Funds, as defined in the Distribution Agreement, to the Purchaser; and

  (k)
  the Purchaser shall pay $121,405,211 to CPLP in satisfaction in full of the Purchaser Note and the Purchaser Note shall be cancelled.

2.4   Maximum Cash Amount and Maximum Share Amount.

  (a)
  With respect to the Cash Consideration, the aggregate amount of cash available is limited to $506,513,834 (the "Aggregate Cash Maximum"). If the Aggregate Cash Elected exceeds the Aggregate Cash Maximum, notwithstanding any election to receive the Cash Consideration, the aggregate amount of cash paid to each Partnership Unitholder that made an election to receive the Cash Consideration and to CPLP if it made an election to receive the Cash Consideration shall be pro-rated (based on the fraction equal to the Aggregate Cash Maximum divided by the Aggregate Cash Elected) so that the aggregate amount of cash payable (excluding the amount payable pursuant to Section 2.3(k)) to all such Partnership Unitholders and CPLP shall be equal to the Aggregate Cash Maximum (the amount of the reduction in cash payable to any Partnership Unitholder or CPLP being the "Cash Reduction" in respect of such holder). In lieu of the amount of cash equal to the Cash Reduction in

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    respect of a Partnership Unitholder or CPLP, each such Partnership Unitholder and CPLP shall receive a number of Purchaser Shares equal to the product of (i) the Cash Reduction divided by the Cash Consideration per Partnership Unit and (ii) the Exchange Ratio.

  (b)
  With respect to the Share Consideration, the aggregate number of Purchaser Shares available is limited to 31,330,753 plus the product of the Exchange Ratio and the number of Partnership Units, if any, issued by the Partnership in the month of June 2011 pursuant to and in accordance with the terms of the Partnership's distribution reinvestment plan effective October 13, 2009 (the "Aggregate Share Maximum"). If the Aggregate Shares Elected exceeds the Aggregate Share Maximum, notwithstanding any election (or deemed election under Section 2.5(b)) to receive the Share Consideration, the aggregate number of Purchaser Shares issued to each Partnership Unitholder that made or was deemed to make an election to receive the Share Consideration and to CPLP if it made or was deemed to make an election to receive the Share Consideration shall be pro-rated (based on the fraction equal to the Aggregate Share Maximum divided by the Aggregate Shares Elected) so that the aggregate number of Purchaser Shares issuable to all such Partnership Unitholders and CPLP shall be equal to the Aggregate Share Maximum (the reduction in the number of Purchaser Shares payable to any Partnership Unitholder or CPLP being the "Share Reduction" in respect of such holder). In lieu of the number of Purchaser Shares equal to the Share Reduction in respect of a Partnership Unitholder or CPLP, each such Partnership Unitholder and CPLP shall receive an amount of cash equal to the product of (i) the Share Reduction divided by the Exchange Ratio and (ii) the Cash Consideration per Partnership Unit.

2.5   Partnership Unitholder Election.

        Subject to Section 2.4 hereof, with respect to the election required to be made by a Partnership Unitholder pursuant to Section 2.3(g):

  (a)
  each Partnership Unitholder shall make such Partnership Unitholder's election to receive either the Share Consideration or the Cash Consideration (by depositing, or by causing its agent or other representative to deposit, prior to the Election Deadline with the Depositary, a duly completed Letter of Transmittal and Election Form indicating such holder's election together with the certificates representing such Partnership Unitholder's Partnership Units;

  (b)
  any Partnership Unitholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline or otherwise fails to fully comply with the requirements of Section 2.5(a) and the letter of Transmittal and Election Form in respect of such holder's election, shall be deemed to have elected to receive the Share Consideration for all of such Partnership Unitholder's Partnership Units;

  (c)
  any deposit of a Letter of Transmittal and Election Form and accompanying certificates may be made at any of the addresses of the Depositary specified in the Letter of Transmittal and Election Form; and

  (d)
  a Partnership Unitholder who holds Partnership Units as a nominee, custodian, depositor, trustee or in any other representative capacity for beneficial owners of Partnership Units may submit multiple Letter of Transmittal and Election Forms.

2.6   CPLP Election.

  (a)
  CPLP may elect to receive in consideration for the Corporation Shares held by CPLP, and in addition to the receipt of the Purchaser Note, either Cash Consideration or Share Consideration, subject in either case and in all respects to adjustment pursuant to Section 2.4;

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  (b)
  If CPLP elects to receive Cash Consideration, in addition to the amount payable pursuant to Section 2.3(k), it shall receive cash equal to (i) the product of (A) the Cash Consideration per Partnership Unit and (B) the number of Partnership Units held by the Corporation and GP at the Effective Time, (ii) less the principal amount of the Purchaser Note;

  (c)
  If CPLP elects to receive Share Consideration, it shall receive that number of Purchaser Shares equal to (i) the product of (A) the Exchange Ratio and (B) the number of Partnership Units held by the Corporation and GP at the Effective Time, (ii) less the product of (Y) the principal amount of the Purchaser Note divided by the Cash Consideration per Partnership Unit and (Z) the Exchange Ratio;

  (d)
  CPLP shall elect the Share Consideration or the Cash Consideration (by depositing, or by causing its agent or other representative to deposit, prior to the Election Deadline with the Depositary, a duly completed Corporation Letter of Transmittal and Election Form indicating its election together with the certificates representing its Corporation Shares;

  (e)
  If CPLP does not deposit with the Depositary a duly completed Corporation Letter of Transmittal and Election Form prior to the Election Deadline or otherwise fails to fully comply with the requirements of Section 2.6(a) and the Corporation Letter of Transmittal and Election Form in respect of its election, it shall be deemed to have elected to receive the Share Consideration; and

  (f)
  any deposit of a Corporation Letter of Transmittal and Election Form and accompanying certificates may be made at any of the addresses of the Depositary specified in the Corporation Letter of Transmittal and Election Form.

2.7   Adjustments to Share Consideration.

        Other than Partnership Units, if any, issued by the Partnership in the month of June 2011 pursuant to and in accordance with the terms of the Partnership's distribution reinvestment plan effective October 13, 2009, the Share Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Shares, Partnership Units or Corporation Shares, other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Purchaser Shares, Partnership Units or Corporation Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

ARTICLE 3
CERTIFICATES AND DELIVERY

3.1   Exchange of Corporation Shares

  (a)
  At or prior to the Effective Time, for the benefit of the Corporation Shareholders, the Purchaser shall deposit or cause to be deposited with the Depositary at its Toronto office certificates representing that number of whole Purchaser Shares sufficient to pay all share consideration payable by the Purchaser to the Corporation Shareholders, and cash in immediately available funds in an amount sufficient to pay all cash consideration payable by the Purchaser to the Corporation Shareholders (including cash payable pursuant to Section 2.3(h) and Section 2.3(k)), each in accordance with Section 2.3 and subject to Section 2.4 of this Plan of Arrangement.

  (b)
  The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned upon such funds shall be for the account of the Purchaser.

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  (c)
  Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Corporation Shares that are exchanged for the Purchaser Note, cash and/or Purchaser Shares under this Plan of Arrangement, together with a duly completed and executed Corporation Letter of Transmittal and Election Form and such other documents and instruments as would have been required to effect the transfer of such Corporation Shares under the articles and by-laws of the Corporation, together with such additional documents and instruments as the Depositary may reasonably require, the holder of Corporation Shares represented by such surrendered certificate or other instrument shall be entitled to receive from the Depositary, and the Depositary shall deliver as soon as possible to such Corporation Shareholder, that number of the Purchaser Shares (together with any dividends or distributions with respect thereto pursuant to Section 3.5) and/or cash (including cash payable pursuant to Section 2.3(h) and Section 2.3(k)), which such Corporation Shareholder has the right to receive under the Arrangement, less any amounts withheld pursuant to Section 3.6.

  (d)
  Until surrendered as contemplated by this Section 3.1, each certificate or other instrument which immediately prior to the Effective Time represented Corporation Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Purchaser Shares (together with any dividends or distributions with respect thereto pursuant to Section 3.5) and/or cash (and, in the case of CPLP, the Purchaser Note in accordance with the terms of the Plan of Arrangement) which such Corporation Shareholder has the right to receive under the Arrangement.

  (e)
  Any certificate which immediately prior to the Effective Time represented outstanding Corporation Shares that is not deposited with all other instruments or documents required by Section 3.1(c) on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a holder of Corporation Shares or as a shareholder of the Purchaser. On such date, the cash and Purchaser Shares (and in the case of CPLP, the Purchaser Note) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled hereunder shall be deemed to have been donated, surrendered and forfeited for no consideration to the Purchaser. None of the Purchaser, the Corporation or the Depositary shall be liable to any Person in respect of any cash or Purchaser Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

  (f)
  In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Corporation Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will pay the cash and/or Purchaser Shares otherwise payable to the holder under the Arrangement, in exchange for such lost, stolen or destroyed certificate, in accordance with such holder's Corporation Letter of Transmittal and Election Form. When authorizing such payment and/or delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom such payment is to be made or delivered shall as a condition precedent to the payment or delivery thereof, give a bond satisfactory to the Purchaser and the Depositary in such sum as the Purchaser and the Depositary may direct, or otherwise indemnify the Corporation, the Partnership, the Purchaser and the Depositary in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

3.2   Exchange of Partnership Units and Final Partnership Distribution.

  (a)
  At or prior to the Effective Time, for the benefit of Partnership Unitholders who will receive the consideration under the Arrangement, the Purchaser shall deposit or cause to be

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    deposited with the Depositary at its Toronto office certificates representing that number of whole Purchaser Shares sufficient to pay all share consideration payable by the Purchaser to the Partnership Unitholders, and cash in immediately available funds in an amount sufficient to pay all cash consideration payable by the Purchaser to the Partnership Unitholders, each in accordance with Section 2.3 and subject to Section 2.4 of this Plan of Arrangement.

  (b)
  The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned upon such funds shall be for the account of the Purchaser.

  (c)
  Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Partnership Units that are to be or were exchanged for cash and/or Purchaser Shares under this Plan of Arrangement, together with a duly completed and executed Letter of Transmittal and Election Form and such other documents and instruments as would have been required to effect the transfer of such Partnership Units under the Partnership Agreement, together with such additional documents and instruments as the Depositary may reasonably require, the holder of the Partnership Units represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver as soon as possible to such Partnership Unitholder following the Effective Time (i) a cheque for the cash consideration to which such Partnership Unitholder is entitled to receive in accordance with Section 2.3(g), and (ii) a certificate representing that number of the Purchaser Shares which such holder has the right to receive under the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 3.5), less any amounts withheld pursuant to Section 3.6.

  (d)
  Until surrendered as contemplated by this Section 3.2, each certificate which immediately prior to the Effective Time represented Partnership Units shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) a cheque for the cash consideration to which such holder is entitled to receive in accordance with Section 2.3(g), (ii) a certificate representing that number of the Purchaser Shares which the holder has a right to receive under the Arrangement, (iii) any dividend or distribution with respect to such Purchaser Shares as contemplated by Section 3.5, and (iv) the Final Partnership Distribution payable in respect of such Partnership Units, less any amounts withheld pursuant to Section 3.6.

  (e)
  Any certificate which immediately prior to the Effective Time represented outstanding Partnership Units that is not deposited with all other instruments or documents required by Section 3.2(c) on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Partnership Unitholder or as a shareholder of the Purchaser. On such date, the cash and Purchaser Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled hereunder shall be deemed to have been donated, surrendered and forfeited for no consideration to the Purchaser. None of the Purchaser, the Partnership, GP, the Corporation or the Depositary shall be liable to any Person in respect of any cash or Purchaser Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

  (f)
  In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Partnership Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver, in exchange for such lost, stolen or destroyed certificate, certificates representing Purchaser Shares and/or a cheque for the amount of any cash consideration to which such Partnership Unitholder is entitled to receive in accordance with such holder's Letter of Transmittal and Election Form and Section 2.3 hereof, in each case,

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    less any amounts withheld pursuant to Section 3.6. When authorizing such payment and delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom cheques and/or certificates are to be issued shall, as a condition precedent to the payment and delivery thereof, give a bond satisfactory to the Purchaser and the Depositary in such sum as the Purchaser and the Depositary may direct, or otherwise indemnify the Partnership, the Purchaser and the Depositary in a manner satisfactory to the Purchaser and the Depositary, against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.

3.3   Fractional Purchaser Shares.

        In no event shall any holder of Partnership Units or Corporation Shares be entitled to receive a fractional Purchaser Share in consideration therefore. Where the aggregate number of Purchaser Shares to be issued to a holder of Partnership Units or to CPLP as consideration under this Arrangement would result in a fraction of a Purchaser Share being issuable, the number of Purchaser Shares to be received by such holder or CPLP shall be rounded down to the nearest whole number of Purchaser Shares and neither CPLP nor any Partnership Unitholder will be entitled to any compensation in respect of such fractional Purchaser Share.

3.4   Fractional Cash.

        Any cash payable to a Partnership Unitholder or a Corporation Shareholder pursuant to the Arrangement shall be rounded down to the nearest whole cent.

3.5   Dividends and Distributions with Respect to Unsurrendered Certificates.

        No dividend or other distribution declared or made after the Effective Time with respect to the Purchaser Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Partnership Units or Corporation Shares unless and until the holder of such certificate shall have surrendered such certificate in accordance with Section 3.2(c) or Section 3.1(c), as the case may be, or complied with Section 3.2(f) or Section 3.1(f), as the case may be. Subject to applicable Law and Section 3.2 or Section 3.1 hereof, as the case may be, at the time of such surrender or compliance, there shall, in addition to the delivery of certificates representing Purchaser Shares to which such Partnership Unitholder or Corporation Shareholder, as the case may be, is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Purchaser Shares.

3.6   Withholding Rights.

        A holder of Partnership Units or Corporation Shares shall be liable for, and the Purchaser and the Depositary shall be entitled to deduct and withhold from any amount paid to such holder, such amounts as each of the Purchaser or the Depositary is required or permitted to deduct and withhold under the Tax Act, the United States Internal Revenue Code of 1986, as amended, or any provision of applicable federal, provincial, state, local or foreign Tax Law with respect to any consideration otherwise payable hereunder to such holder, and the Purchaser and the Depositary shall be entitled to recover from such holder any portion of such amounts that is required to be withheld thereunder and is not otherwise deducted or withheld. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Corporation Shares or Partnership Units, as the case may be, in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted by the Purchaser or the Depositary to the appropriate taxing authority in the name of the relevant holder of Corporation Shares or the Partnership Units. To the extent that the amount so required or entitled to be deducted

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or withheld from any payment to such a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Purchaser and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the Purchaser Shares otherwise deliverable to such holder as is necessary to provide sufficient funds to the Purchaser or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Purchaser or the Depositary shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

ARTICLE 4
AMENDMENTS

4.1   Amendments to Plan of Arrangement.

  (a)
  Subject to the provisions of the Interim Order and any Final Order, any amendment, modification or supplement to this Plan of Arrangement may be made jointly by the Partnership, GP, the Corporation and the Purchaser at any time and from time to time following the Partnership Meeting and prior to the Effective Time or unilaterally by the Purchaser at any time following the completion of the Arrangement; provided that each such amendment, modification or supplement must be (i) approved by the Court, and (ii) communicated to Partnership Unitholders and Corporation Shareholders if and as required by the Court; provided however that notwithstanding items (i) and (ii), any such amendment, modification or supplement to this Plan of Arrangement may be made without the approval of or communication to the Court, the Partnership Unitholders or the Corporation Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Partnership, GP, the Corporation and/or the Purchaser, as applicable, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the Partnership Unitholders and the Corporation Shareholders.

  (b)
  Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed jointly by the Partnership, GP, the Corporation or the Purchaser at any time at or prior to the Partnership Meeting with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Partnership Meeting, shall become part of this Plan of Arrangement for all purposes.

  (c)
  Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Partnership Meeting shall be effective only if (i) it is consented to by each of the Partnership, GP, the Corporation and the Purchaser (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by the Partnership Unitholders and the Corporation Shareholders voting in the manner directed by the Court.

  (d)
  If, prior to the Effective Date, any term or provision of this Plan of Arrangement, or the application thereof, is held by the Court to be invalid, void or unenforceable, the Court, at the request of any of the Partnership, GP, the Corporation and/or the Purchaser, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

  (e)
  If, prior to the Effective Time, the Purchaser determines in its sole discretion that the Bridge Loans will be drawn upon in connection with the completion of the Arrangement, the Plan of

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    Arrangement may be unilaterally amended by the Purchaser without requiring the consent or approval of the Corporation, GP, the Partnership or the Court as necessary (i) to provide that all amounts of cash to be paid under the Arrangement to Partnership Unitholders and Corporation Shareholders (excluding the amounts paid in satisfaction of the Purchaser Note and under Section 2.3(h)) be paid by the issuance of non-interest bearing demand promissory notes of the Purchaser in an aggregate principal amount equal to such cash ("Holder Notes") in lieu of cash and (ii) to add to Section 2.3 an additional and final step, being the payment of cash by the Purchaser to the holders of the Holder Notes in an amount equal to the principal amount thereof in full satisfaction of the Holder Notes, and the consequent cancellation of such notes.

  (f)
  This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 5
OTHER TAX MATTERS

5.1   Tax Election.

        An Eligible Holder whose Partnership Units or Corporation Shares are exchanged for consideration that includes Purchaser Shares and who deposits, or causes its agent or other representative to deposit, prior to the Election Deadline with the Depositary, a duly completed Letter of Transmittal and Election Form or Corporation Letter of Transmittal and Election Form, as the case may be, indicating such holder's intention to file a Section 85 Election shall be entitled to make an income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law) (a "Section 85 Election") with respect to the exchange by completing and forwarding two signed copies of the prescribed form of election to an appointed representative, as directed by the Purchaser, on or before 90 days after the Effective Date, duly completed with the details of the number of Partnership Units transferred and the applicable agreed amounts for the purposes of such joint elections. The Purchaser shall, within 60 days after receiving the completed joint election forms from an Eligible Holder, and subject to such joint election forms being correct and complete and in compliance with requirements imposed under the Tax Act (or applicable provincial income tax law), sign and return such forms to the Eligible Holder for filing with the Canada Revenue Agency (or the applicable provincial tax authority). Neither the Purchaser, the Partnership, GP nor any successor corporation shall be responsible for the proper completion of any election form nor, except for the obligation to sign and return duly completed election forms which are received within 90 days of the Effective Date, for any Taxes, interest or penalties resulting from the failure of a holder of Partnership Units to properly complete or file such election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, the Purchaser or any successor corporation may choose to sign and return an election form received by it more than 90 days following the Effective Date or from an Eligible Holder who did not deposit, or cause its agent or other representative to deposit, prior to the Election Deadline with the Depositary, a duly completed Letter of Transmittal and Election Form or Corporation Letter of Transmittal and Election Form, as the case may be, indicating such holder's intention to file a Section 85 Election, but will have no obligation to do so.

5.2   Tax Returns and Tax Elections.

        Except as otherwise required by any applicable Law, the Partnership, the Purchaser and GP shall not and shall not allow the Partnership or any Partnership Subsidiary to amend, refile or otherwise modify or grant an extension or waiver with respect to any Tax Return for the Partnership or the Partnership Subsidiaries for any taxation year, or part of a taxation year, ending on or before the Effective Date if such amendment, refiling, modification or extension would cause any current or past

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member of the Partnership to be subject to any additional liability for Taxes payable nor shall the Purchaser request an audit or assessment of any such Tax Return or extend the period during which a current or past member of the Partnership would be liable for additional Taxes payable without the approval of the Court.

ARTICLE 6
FURTHER ASSURANCES

6.1   Further Assurances.

        Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

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SCHEDULE C

PARTNERSHIP SUPPORT AGREEMENTS

SUPPORT AGREEMENT

June 20, 2011

TO:
CAPITAL POWER L.P. and CAPITAL POWER CORPORATION

Dear Sir/Madam:

Re:
Proposed Acquisition by Atlantic Power Corporation (the "Purchaser") of Capital Power Income L.P. (the "Partnership") and CPI Investments Inc. (the "Corporation")

        Reference is made to the Arrangement Agreement dated as of the date hereof (the "Arrangement Agreement") among the Purchaser, the Partnership, CPI Income Services Ltd., and the Corporation regarding the proposed acquisition of the Partnership and the Corporation by the Purchaser pursuant to a plan of arrangement under the Canada Business Corporations Act on the terms and conditions set out in the Arrangement Agreement (the "Proposed Transaction"). The entering into of the Arrangement Agreement by the Purchaser is subject to, among other things, the execution and delivery of this Support Agreement and the approval of the Arrangement by the Corporation Shareholders.

        All capitalized terms and phrases used in this Support Agreement but not defined herein shall have the respective meanings given to them in the Arrangement Agreement.

        The purpose of this Support Agreement is to confirm the commitment of the undersigned securityholder of the Corporation (the "Securityholder") to vote or cause to be voted at any meeting of holders of the Corporation Shares, including any adjournment or postponement thereof, or in any other circumstances (including by way of written resolution) upon which a vote, consent or other approval with respect to the special resolution and/or any other resolution to approve the Arrangement and any ancillary matters required to give legal effect to the foregoing is sought (the "Corporation Transaction Approvals"), all Corporation Shares owned (beneficially or otherwise) by the Securityholder, directly or indirectly, or over which the Securityholder exercises control or direction (collectively, the "Subject Securities"), in favour of the Arrangement and to otherwise support the Proposed Transaction on the terms and conditions of this Support Agreement to the extent the requisite approval of the Arrangement by the Corporation Shareholders has not already been obtained or any such approval is otherwise necessary or reasonably desirable in connection with the completion of the Arrangement or any transactions or steps to be completed in connection therewith.

        NOW THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.    Covenants of the Securityholder

        The Securityholder hereby covenants and agrees in favour of the Purchaser that, until termination of this Support Agreement in accordance with Section 5 below, the Securityholder shall:

  (a)
  vote or cause to be voted all voting rights attached to its Subject Securities:

  (i)
  in favour of all Corporation Transaction Approvals and the transactions contemplated thereby, to the extent (A) not already obtained as of the date hereof or (B) otherwise

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      necessary or reasonably desirable in connection with the completion of the Arrangement or any of the transactions or steps to be completed in connection therewith; and

    (ii)
    against or otherwise in opposition to (A) any Corporation Acquisition Proposal; (B) any proposal, transaction, arrangement or resolution or any other proposed action or offer by any Person (other than the Purchaser) that might reasonably be expected to (x) impede, frustrate, nullify, prevent, hinder, delay, upset or challenge the Arrangement or any Corporation Transaction Approval, (y) reduce the likelihood of the Arrangement being approved under the Corporation Transaction Approvals to the extent any such approvals have not already been obtained and/or (z) have a Material Adverse Effect on the Corporation; and/or (C) any amendment of the constating documents or any securityholders' agreement of the Corporation (including, without limitation, the shareholders agreement dated as of July 9, 2009 in respect of the Corporation between the Securityholder and EPCOR Utilities Inc.), which might reasonably be expected to impede, frustrate, nullify, prevent, hinder, delay, upset or challenge the Arrangement or any Corporation Transaction Approval;

  (b)
  exchange all of its Subject Securities for the consideration available to the Securityholder pursuant to the Arrangement, and deposit with the depositary in connection with the Arrangement, certificates representing the Subject Securities (together with a duly completed and executed letter of transmittal) prior to the Effective Date in accordance with the terms of the Arrangement and such letter of transmittal, and shall not revoke such deposit;

  (c)
  not exercise any securityholder rights or remedies available to the Securityholder, whether arising under statute, at common law or otherwise, to impede, frustrate, nullify, prevent, hinder, delay, upset or challenge any of the Arrangement or the Corporation Transaction Approvals;

  (d)
  not, directly or indirectly, take any action of any kind which would reasonably be expected to reduce the likelihood of, or interfere with, the completion of the Proposed Transaction, including, without limitation, not, directly or indirectly, supporting or voting in favour of any Corporation Acquisition Proposal or tendering any of the Subject Securities under any Corporation Acquisition Proposal;

  (e)
  not exercise any dissent or appraisal rights or any similar rights available to the Securityholder in respect of any of the Arrangement, the Corporation Transaction Approvals or any transaction considered in connection therewith;

  (f)
  other than in connection with the performance of its obligations hereunder, not sell, assign, exchange, transfer, convey, encumber, hypothecate, pledge, grant a security interest in, option or otherwise convey or dispose of (including by gift) (collectively, "Transfer") any Subject Securities or any right or interest therein (legal or equitable and whether direct or indirect), or enter into any agreement, contract, commitment, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of its Subject Securities to any Person, or enter into any voting arrangement, whether by granting any proxy or other right to vote its Subject Securities, voting agreement, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to its Subject Securities, and agrees not to commit or agree to take any of the foregoing actions;

  (g)
  to the extent such matters are within its control, cause the Corporation to fulfill and comply with all of its obligations under the Arrangement Agreement;

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  (h)
  notify the Purchaser promptly upon becoming aware of any Material Adverse Effect in respect of the Corporation or the Partnership or of any Corporation Acquisition Proposal or Partnership Acquisition Proposal;

  (i)
  not amend, supplement and/or restate the constating documents or any securityholders' agreement of the Securityholder in a manner which might reasonably be expected to impede, frustrate, nullify, prevent, hinder, delay, upset or challenge the Arrangement or any Corporation Transaction Approval;

  (j)
  cause Capital Power Investments LLC to fulfill and comply with all of its obligations and covenants, and to consummate the purchase of equity securities provided for, under the terms of the NC Purchase Agreement;

  (k)
  not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to its Subject Securities pursuant to this Section 1, including, but not limited to, the sale of any direct or indirect holding company of the Securityholder or the granting of a proxy on its Subject Securities of any direct or indirect holding company of the Securityholder which would have, indirectly, the effect prohibited by this Section 1; and

  (l)
  ensure that its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiary), officers, directors and key employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 1, and shall be responsible for any breach of this Section 1 by any such Subsidiaries, officers, directors and key employees and any financial advisors or other advisors, representatives or agents.

2.    Representations and Warranties of the Securityholder

        The Securityholder hereby represents and warrants to the Purchaser and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Support Agreement and the Arrangement Agreement, that:

  (a)
  the Securityholder has been duly formed and is validly existing under the Laws of its jurisdiction of formation. At the date hereof, the amended and restated limited partnership agreement dated July 9, 2009 in respect of the Securityholder filed on the Securityholder's profile on SEDAR on March 29, 2010 constitutes a true and complete copy of all constating documents of the Securityholder, and no action has been taken to amend or supersede such agreement;

  (b)
  at the date hereof and the Effective Time, the Securityholder is and will be the sole legal and beneficial owner of record of, and has and will have good and marketable title to, 49 Class B Corporation Shares, representing all of the outstanding Class B Corporation Shares, and, other than such 49 Class B Corporation Shares, the Securityholder does not and will not own legally or beneficially, either directly or indirectly, or exercise control or direction (either directly or indirectly) over any other securities issued by, or other obligations of, the Corporation;

  (c)
  its Subject Securities are now, and at all times during the term hereof shall be, owned and held by the Securityholder, free and clear of all Encumbrances, except for any Encumbrances created by this Support Agreement and restrictions on transfer in the articles of amendment of the Corporation dated June 24, 2009;

  (d)
  the Securityholder has all requisite partnership power, capacity, authority and right to enter into this Support Agreement and all other agreements and instruments to be executed by the Securityholder as contemplated by this Support Agreement and the Arrangement, and to

Annex A-126

    perform its obligations hereunder, under such other agreements and instruments and in connection with the Arrangement;

  (e)
  the execution and delivery of this Support Agreement by the Securityholder and the performance by the Securityholder of its obligations hereunder have been duly authorized by the board of directors of Capital Power GP Holdings Inc. ("CPLP GP"), the Securityholder's general partner, and no other corporate or partnership proceedings on the part of the Securityholder or CPLP GP are necessary to authorize this Support Agreement, the performance by the Securityholder of its obligations hereunder and the transactions contemplated hereby;

  (f)
  this Support Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court);

  (g)
  neither the authorization, execution, delivery nor entering into of this Support Agreement by the Securityholder nor the performance by the Securityholder of its obligations hereunder nor the completion by the Securityholder of the transactions contemplated hereby or the Arrangement will:

  (i)
  violate, conflict with or result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with, or give rise to any right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sell under, any term or provision of:

  (A)
  the partnership agreement of the Securityholder, or any resolutions of any of the unitholders or partners of the Securityholder, or any committee of any of them;

  (B)
  the constating documents or by-laws of CPLP GP, or any resolutions of any of the directors or shareholders of CPLP, or any committee thereof;

  (C)
  any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Securityholder is a party or by which the Securityholder is bound, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect in respect of the Securityholder or CPLP GP, or

  (D)
  subject to obtaining the FPA Section 203 Approval described in Section 2(j) hereof, any Law applicable to the Securityholder or CPLP GP, or the Subject Securities (including, without limitation, the Securities Laws); or

  (ii)
  give rise to any rights of first refusal or rights of first offer in respect of the Subject Securities, trigger any change in control or any similar provisions or restriction or limitation under any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Securityholder or CPLP GP is a party, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Securityholder or CPLP GP taken as a whole;

  (h)
  the Securityholder has the exclusive right to vote and Transfer its Subject Securities and none of the Subject Securities have been, are, or will prior to or at the time of the Effective Time be, subject to any voting trust, vote pooling or other agreement with respect to the right to vote, or any agreement to call meetings of shareholders or give any consents or approvals

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    affecting the Corporation Shares (other than this Support Agreement), except for the shareholders agreement dated as of July 9, 2009 in respect of the Corporation between the Securityholder and EPCOR Utilities Inc., which sets out the nomination rights and voting obligations in respect of the Corporation's board of directors (a true and complete copy of which has been delivered by the Securityholder to the Purchaser, which agreement has not been amended, supplemented and/or restated), and there is no proxy in existence with respect to any of the Subject Securities;

  (i)
  no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or Transfer of any of the Subject Securities or any interest or right thereto, other than as contemplated in the Arrangement Agreement or this Support Agreement;

  (j)
  no consent, sanction, permit, ruling, order, waiver, approval, Authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any third party is required to be made or obtained by the Securityholder in connection with (i) the authorization, execution and delivery by the Securityholder and enforcement against the Securityholder of this Support Agreement, (ii) the consummation of any of the Proposed Transaction and the transactions contemplated by this Support Agreement by the Securityholder, other than the FPA Section 203 Approval required in respect of the transfer of Class B Corporation Shares by the Securityholder to the Purchaser and the acquisition by the Securityholder of securities of the Purchaser; or (iii) the obligations of the Securityholder hereunder;

  (k)
  the Securityholder is a "Canadian partnership" for the purposes of the Tax Act;

  (l)
  all of its Subject Securities have been issued in compliance with all applicable Laws, including applicable Securities Laws;

  (m)
  as at the Effective Time, there shall not exist any guarantee or obligation or any agreement, understanding or commitment giving rise to any guarantee or obligation, financial or otherwise, on the part of the Corporation or any of its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any of the Partnership Subsidiaries) to the Securityholder, CPLP GP, CPC, CP Regional Power Services Limited Partnership or any Affiliate of the Securityholder (other than the Corporation and its Subsidiaries) (or any associates or insiders of any of the foregoing), and there are no loans to the Securityholder, CPLP GP, CPC, CP Regional Power Services Limited Partnership or any Affiliates of the Securityholder (other than the Corporation and its Subsidiaries) (or any associates or insiders of any of the foregoing) by the Corporation or any of its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiaries) and the Securityholder covenants to (or to cause the) discharge of any security registered against the Corporation or any of its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiaries) or their respective assets by the Securityholder, CPLP GP, CPC, CP Regional Power Services Limited Partnership or any Affiliates of the Securityholder (other than the Corporation and its Subsidiaries) (or any associates or insiders of any of the foregoing) prior to the Effective Time;

  (n)
  each of the representations and/or warranties made by the Corporation in the Arrangement Agreement are true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Date; and

  (o)
  Schedule 2(o) to this Support Agreement sets out a true and complete list of all equipment and personal property, tangible or intangible, with a value, individually, of $100,000 or more that is owned by the Securityholder and/or Capital Power Corporation ("CPC") and used in the operations of the Partnership or any of the Partnership Facilities.

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3.    Capital Power Corporation

        CPC acknowledges the terms and conditions of this Support Agreement and covenants and agrees in favour of the Purchaser that CPC shall on and after the date of this Support Agreement and until this Support Agreement is terminated in accordance with Section 5 below: (i) cause the Securityholder to fulfill and comply with all of its obligations hereunder, (ii) unless otherwise agreed to in writing with the Purchaser, not make a Partnership Acquisition Proposal or a Corporation Acquisition Proposal, and (iii) ensure that its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiary), officers, directors and key employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 3, and shall be responsible for any breach of this Section 3 by any such Subsidiaries, officers, directors and key employees and any financial advisors or other advisors, representatives or agents.

4.    Covenants of the Securityholder and CPC Regarding Non-Solicitation

  (a)
  On and after the date of this Support Agreement and until this Support Agreement is terminated in accordance with Section 5 below, each of the Securityholder and CPC shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors), agent, Subsidiary (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiary) or otherwise:

  (i)
  knowingly make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers regarding any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (ii)
  engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to make or complete any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (iii)
  approve or recommend or propose publicly to approve or recommend any Partnership Acquisition Proposal or Corporation Acquisition Proposal; or

  (iv)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, arrangement or undertaking related to any Partnership Acquisition Proposal or Corporation Acquisition Proposal.

  (b)
  On and after the date of this Support Agreement and until this Support Agreement is terminated in accordance with Section 5 below, each of the Securityholder and CPC will immediately cease and cause to be terminated any existing solicitation, activity, discussion or negotiation with any Person (other than the Purchaser) by any of the Securityholder or CPC or any of their respective officers, directors, employees, representatives, agents or Subsidiaries (which, for greater certainty, shall not include the Partnership Entities or any Partnership Subsidiary) with respect to any Partnership Acquisition Proposal or Corporation Acquisition Proposal, whether or not initiated by the Securityholder or CPC, and, in connection therewith, each of the Securityholder and CPC will discontinue (or cause to be discontinued) access to any confidential information (including, without limitation, through data rooms (virtual or otherwise) previously provided to any such Person) and will request (and exercise all rights it has to require) the return or destruction of all confidential information regarding the Partnership Entities, the Partnership Subsidiaries, the Corporation, the Securityholder and CPC previously provided to any such Person. Each of the Securityholder and CPC shall not terminate, waive, amend or modify any provision of any existing confidentiality agreement relating to a Partnership Acquisition Proposal or a Corporation Acquisition Proposal and shall

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    not release any third party from any confidentiality, non-solicitation or standstill agreement to which it is a party (it being understood that the automatic termination of the standstill provisions of any such agreements in accordance with their terms shall not be a violation of this Section 4(b)). Except as otherwise provided by this Support Agreement, each of the Securityholder and CPC undertakes to enforce, and to cause its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities and any Partnership Subsidiary) to enforce, all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it or any of its Subsidiaries has entered into prior to the date hereof or enter into after the date hereof with respect to any Partnership Acquisition Proposal or Corporation Acquisition Proposal.

  (c)
  Each of the Securityholder and CPC shall ensure that its Subsidiaries (which, for greater certainty, shall not include the Partnership Entities and any Partnership Subsidiary), officers, directors and key employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this Section 4, and shall be responsible for any breach of this Section 4 by any such Subsidiaries, officers, directors, key employees, financial advisors or other advisors, representatives or agents.

5.    Termination

        This Support Agreement and the parties' rights and obligations hereunder shall terminate and be of no further force or effect, and there shall be no obligation or further liability on the part of the Securityholder, CPC or the Purchaser hereunder, without any further action by the Securityholder, CPC or the Purchaser, upon the earlier of: (i) the Effective Time; or (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; provided, however, that no such termination of this Support Agreement shall relieve any party hereto from any liability for any breach of this Support Agreement prior to such termination (other than a breach of the representations and warranties set forth in Section 2(n) for which the Securityholder shall have no liability unless the Effective Time has occurred).

6.    Indemnification

  (a)
  Survival of Representations and Warranties and Covenants

  (i)
  The representations and warranties of the Securityholder in this Support Agreement shall survive the completion of the Arrangement, the Effective Time and the date of any expiration or termination of each of this Support Agreement and the Arrangement Agreement for the benefit of the Purchaser Indemnified Parties (as defined below), provided, however, that no Claim (as defined below) in respect thereof shall be valid unless notice of such Claim is provided to the Securityholder within the following time periods:

  (A)
  in the case of a Claim with respect to the representations and warranties contained in Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 2(h), 2(i) and 2(l), such Claim shall survive for the maximum period of time permitted by Law;

  (B)
  in the case of a Claim with respect to representations and warranties relating to Tax matters, within 90 days after the expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of Taxes by any Governmental Authority in respect of any taxation period ending on or prior to the Effective Time or in which the Effective Time occurs; and

Annex A-130

      (C)
      in the case of a Claim with respect to any other representation and warranties, within a period of 18 months following the Effective Time,

      and, upon the expiry of the relevant limitation period referred to in clauses (A), (B) or (C) of this Section 6(a), the Securityholder shall have no further liability to the Purchaser Indemnified Parties with respect to the representations or warranties referred to in such clauses, respectively, except in respect of Claims for which notice of Claim shall have been given to the Securityholder before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that Claim until the final determination or settlement of that Claim.

    (ii)
    All covenants of the Securityholder and CPC, as the case may be, in this Support Agreement shall survive the completion of the Arrangement, the Effective Time and the date of any expiration or termination of each of this Support Agreement and the Arrangement Agreement for the benefit of the Purchaser Indemnified Parties, subject only to applicable limitation periods imposed by applicable Law.

  (b)
  Indemnification by the Securityholder

  (i)
  Upon and after the Effective Time, subject to Section 6(a), the Securityholder shall indemnify and hold the Purchaser and the Corporation and each of their respective shareholders, officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party"), harmless from and against any claim, demand, complaint, grievance, action, cause or right of action, damage, loss (other than lost profits), costs, liability, obligation or expense, assessments or reassessments, including, without limitation, reasonable professional fees and all reasonable costs incurred in investigating or pursuing any of the foregoing, or any proceeding, arbitration, mediation or other dispute resolution procedure relating to any of the foregoing, or any orders, writs, injunctions or decrees of any Governmental Authority (collectively, "Claims" and each, a "Claim") which may be made or brought against any Purchaser Indemnified Party or which any Purchaser Indemnified Party may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of or in connection with:

  (A)
  any failure of any representation or warranty made by the Securityholder hereunder to be true and correct in all respects as of the date of this Support Agreement and as of the Effective Date;

  (B)
  any non-fulfillment or breach of any covenant, agreement or undertaking made by the Securityholder or CPC in this Support Agreement;

  (C)
  any liabilities, debts or obligations of the Corporation arising prior to the Effective Time; and

  (D)
  any Taxes payable by the Corporation in respect of any taxation year or period ending on or before the Effective Date or the portion of any Taxes payable by the Corporation, as the case may be, for any taxation year or period ending after the Effective Date that is attributable to the portion of such year or period ending on the Effective Date.

  (c)
  Procedure for Indemnification

  (i)
  Within a reasonable period of time after the incurrence of any losses by any Purchaser Indemnified Party entitled to indemnification pursuant to Section 6(b) hereof, including any Claim by a third Person described in Section 6(d), which might give rise to

Annex A-131

      indemnification hereunder, the Purchaser Indemnified Party shall deliver to the Securityholder a certificate (the "Certificate"), which Certificate shall:

      (A)
      state that the Purchaser Indemnified Party has paid or properly accrued losses or anticipates that it will incur liability for losses for which such Purchaser Indemnified Party is entitled to indemnification pursuant to this Support Agreement; and

      (B)
      specify in reasonable detail each individual item of loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Purchaser Indemnified Party claims to be entitled hereunder.

    (ii)
    In the event that the Securityholder shall object to the indemnification of an Purchaser Indemnified Party in respect of any Claim or Claims specified in any Certificate, the Securityholder shall, within 10 days after receipt by the Securityholder of such Certificate, deliver to the Purchaser Indemnified Party a notice to such effect and the Securityholder and the Purchaser Indemnified Party shall, within the 30 day period beginning on the date of receipt by the Purchaser Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims to which the Securityholder shall have so objected. If the Purchaser Indemnified Party and the Securityholder shall succeed in reaching agreement on their respective rights with respect to any of such Claims, the Purchaser Indemnified Party and the Securityholder shall promptly prepare and sign a memorandum setting forth such agreement. Should the Purchaser Indemnified Party and the Securityholder be unable to agree as to any particular item or items or amount or amounts, then the Purchaser Indemnified Party and the Securityholder shall submit such dispute to a court of competent jurisdiction. The party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable attorney and consultant's fees or expenses by the other party.

    (iii)
    Claims for losses specified in any Certificate to which the Securityholder shall not object in writing within 10 days of receipt of such Certificate, Claims for losses the validity and amount of which have been the subject of judicial determination as described in Section 6(c)(ii) and Claims for losses the validity and amount of which shall have been the subject of a final judicial determination, or shall have been settled with the consent of the Securityholder, as described in Section 6(d) below, are hereinafter referred to, collectively, as "Agreed Claims". Within 10 days of the determination of the amount of any Agreed Claims, the Securityholder shall pay to the Purchaser Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Purchaser Indemnified Party in a notice to the Securityholder not less than two Business Days prior to such payment.

  (d)
  Third Party Claims

        If a Claim by a third Person is made against any Purchaser Indemnified Party, and if such Purchaser Indemnified Party intends to seek indemnity with respect thereto under this Section 6, such Purchaser Indemnified Party shall promptly notify the Securityholder of such Claim; provided that the failure to so notify shall not relieve the Securityholder of its obligations hereunder, except to the extent that the Securityholder is actually and materially prejudiced thereby. The Securityholder shall have 30 days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Purchaser Indemnified Party at the expense of the Securityholder, of the settlement or defence thereof; provided that (a) the Securityholder shall permit the Purchaser Indemnified Party to participate in such settlement or defence through counsel chosen by such Purchaser Indemnified

Annex A-132

Party, provided that the fees and expenses of such counsel shall be borne by such Purchaser Indemnified Party, and (b) the Securityholder shall promptly be entitled to assume the defence of such action only to the extent the Securityholder acknowledges its indemnity obligation and assumes and holds such Purchaser Indemnified Party harmless from and against the full amount of any loss resulting therefrom; and provided further that the Securityholder shall not be entitled to assume control of such defence and shall pay the fees and expenses of counsel retained by the Purchaser Indemnified Party if: (i) the parties agree, reasonably and in good faith, that such third Person Claim would give rise to losses which are more than twice the amount indemnifiable by the Securityholder pursuant to this Section 6; (ii) the Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (iii) the Claim seeks an injunction or equitable relief against the Purchaser Indemnified Party; (iv) the Purchaser Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Securityholder and the Purchaser Indemnified Party; (v) the Purchaser Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such Claim for indemnification would be detrimental to or injure the Purchaser Indemnified Party's reputation or future business prospects; or (vi) upon petition by the Purchaser Indemnified Party, the appropriate court rules that the Securityholder failed or is failing to vigorously prosecute or defend such claim. Any Purchaser Indemnified Party shall have the right to employ separate counsel in any such action or Claim and to participate in the defence thereof, but the fees and expenses of such counsel shall not be at the expense of the Securityholder unless (x) the Securityholder shall have failed, within a reasonable time after having been notified by the Purchaser Indemnified Party of the existence of such Claim as provided in the preceding sentence, to assume the defence of such Claim, (y) the employment of such counsel has been specifically authorized by the Securityholder, which authorization shall not be unreasonably withheld, conditioned or delayed, or (z) the named parties to any such action include both such Purchaser Indemnified Party and the Securityholder and such Purchaser Indemnified Party shall have been advised by such counsel that there may be one or more legal defences available to the Purchaser Indemnified Party which are not available to the Securityholder, or available to the Securityholder the assertion of which would be adverse to the interests of the Purchaser Indemnified Party. So long as the Securityholder is reasonably contesting any such Claim in good faith, the Purchaser Indemnified Party shall not pay or settle any such Claim. Notwithstanding the foregoing, the Purchaser Indemnified Party shall have the right to pay or settle any such Claim, provided that in such event it shall waive any right to indemnity therefor by the Securityholder for such Claim unless the Securityholder shall have consented to such payment or settlement. If the Securityholder does not notify the Purchaser Indemnified Party within 30 days after the receipt of the Purchaser Indemnified Party's notice of a Claim of indemnity hereunder that it elects to undertake the defence thereof, the Purchaser Indemnified Party shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Support Agreement. The Securityholder shall not, except with the consent of the Purchaser Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Securityholder pursuant to this Section 6 and does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to all Purchaser Indemnified Parties of an unconditional release from all liability with respect to such Claim or consent to entry of any judgment. Notwithstanding any of the foregoing, in the event that it is reasonably foreseeable that the amount of any loss to be incurred by the Purchaser Indemnified Party with respect to any third Person Claim is more than twice the amount indemnifiable by the Securityholder, the Purchaser Indemnified Party shall be entitled to conduct and control the defence and/or settlement of any such Claim without the consent of the Securityholder. The Securityholder and the Purchaser Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defence of any Claim, including making available records relating to such Claim and furnishing, without expense to the Securityholder and/or its counsel, such employees of the Purchaser Indemnified Party as may be reasonably necessary for the preparation of the defence of any such Claim or for testimony as witnesses in any proceeding relating to such claim.

Annex A-133

  (e)
  Additional Rules and Procedures

        The obligation of the Securityholder to indemnify the Purchaser Indemnified Parties pursuant to this Section 6 shall also be subject to the following:

    (i)
    if any third Person Claim is of a nature such that the Purchaser Indemnified Party is required by applicable Law to make a payment to any Person with respect to such third Person Claim before the completion of settlement negotiations or related legal proceedings, the Purchaser Indemnified Party may make such payment and the Securityholder shall, forthwith after demand by the Purchaser Indemnified Party, reimburse the Purchaser Indemnified Party for any such payment. If the amount of any liability under the third Person Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Securityholder to the Purchaser Indemnified Party, the Purchaser Indemnified Party shall, forthwith after receipt of the difference from such third Person, pay such difference to the Securityholder; and

    (ii)
    the Securityholder and the Purchaser Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other's liability hereunder and shall supply copies of all relevant documentation promptly as they become available.

  (f)
  Rights Cumulative

        The rights of indemnification contained in this Section 6 are cumulative and are in addition to every other right or remedy of the Purchaser Indemnified Parties contained in this Support Agreement or otherwise.

  (g)
  Insurance

        All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds actually received by the Purchaser Indemnified Party for such loss for which the Purchaser Indemnified Party is seeking indemnification.

7.    Covenant of the Purchaser Regarding Change of Name

        The Purchaser hereby covenants and agrees in favour of the Securityholder and CPC that, within the later of 30 days following the termination of the Transitional Services Agreement or 180 days following the Effective Date, the Purchaser shall use commercially reasonable efforts to cause each of the Partnership Entities and each of the Partnership Subsidiaries to change its name to a name that does not include "Capital Power", "CPI" or "CP" and the Purchaser shall, and shall cause each of its Subsidiaries and Affiliates, including the Partnership Entities and the Partnership Subsidiaries, to, (i) cease to use the names "Capital Power", "CPI" or "CP" or any associated trademarks or designs, (ii) cease to use any software, web pages and domain names containing references to "Capital Power", "CPI" or "CP", (iii) remove or cause to be removed all references to "Capital Power", "CPI" or "CP" and any associated trademarks or designs from all buildings, letterhead, signage, software and web pages used in connection with the business of the Purchaser and its Subsidiaries and Affiliates, including the Partnership Entities and the Partnership Subsidiaries.

8.    Restrictions on Sales of Purchaser Shares by the Securityholder

        During the period commencing on the Effective Date and ending on the date that is 90 days after the Effective Date, the Securityholder shall not, directly or indirectly, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, offer, sell, negotiate or enter into any agreement to offer, sell, pledge, grant any option to purchase, hedge, transfer, assign, make any short sale or otherwise dispose of any Purchaser Shares received pursuant to the Arrangement (or agree to,

Annex A-134

or announce, any intention to do so), except for a transfer of such Purchaser Shares (a) to an Affiliate of the Securityholder, provided such Affiliate remains as such and agrees to be bound by the restrictions in this Section 8 or (b) in accordance with and subject to the terms and conditions of a formal take-over bid or similar acquisition transaction, reorganization, plan of arrangement or merger.

9.    Entire Agreement and Amendment

        This Support Agreement, including the schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

10.    Assignment

        No party to this Support Agreement may assign this Support Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

11.    Enurement

        This Support Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Securityholder, the Purchaser and their respective successors and permitted assigns.

12.    Amendments to Arrangement Agreement

        In the event that the Arrangement Agreement is amended, modified, restated, replaced or superseded from time to time, all references herein to the Arrangement Agreement shall be to the Arrangement Agreement as so amended, modified or restated from time to time or to the agreement that has replaced or superseded it from time to time.

13.    Disclosure

        None of the parties hereto shall disclose the existence of this Support Agreement, or any details hereof, to any Person other than the Purchaser, the Securityholder, CPC, the Partnership, GP or the Corporation and their respective directors, officers and advisors, without the prior written consent of the other parties hereto, except in any news release announcing the Arrangement issued in accordance with the terms and conditions of the Arrangement Agreement or as required by applicable Law or legal process, including without limitation, any such Law in respect of the Partnership Circular, the Purchaser Circular, the Form S-4, any documents prepared in connection with the Purchaser financing (including in respect of the Bridge Loans) related to the Proposed Transaction, court documents prepared in respect of the Arrangement and other public disclosure of this Support Agreement which may be required under applicable Law.

14.    Notices

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or e-mail transmission, or as of the following Business Day if sent by prepaid overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other given in accordance with these provisions):

  (i)
  in the case of the Securityholder, to the address, facsimile number and e-mail address set forth below the Securityholder's signature to this Support Agreement; and

  (ii)
  in the case of the Purchaser, to the address, facsimile number and e-mail address set forth below the Purchaser's signature to this Support Agreement.

Annex A-135

15.    Governing Law

        This Support Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as an Alberta contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts in the Province of Alberta in respect of all matters arising under and in relation to this Support Agreement.

16.    Time of the Essence

        Time shall be of the essence of this Support Agreement.

17.    Remedies

        Each of the Securityholder and CPC acknowledges and agrees that this Support Agreement is an integral part of the transactions contemplated under the Arrangement Agreement, that the Purchaser would not enter into the Arrangement Agreement unless this Support Agreement is executed and delivered, and accordingly acknowledges and agrees that in the event of any breach or threatened breach by any of the Securityholder or CPC of this Support Agreement monetary damages will be an inadequate remedy, and without limiting any other remedies available to the Purchaser, whether at law, in equity or otherwise, the Purchaser shall be entitled, without the requirement of posting a bond or any other security, to equitable relief, including, without limitation, injunctive or similar relief to restrain the breach (actual or threatened) or any continuation thereof, and to require specific performance of the provisions hereof. After the Effective Time, the rights of indemnity under Section 6 of this Support Agreement shall be the exclusive monetary remedy of the Purchaser under this Support Agreement, but are not, for clarity, the exclusive monetary remedy under any other documents or agreements delivered in connection with the Proposed Transaction or the Arrangement Agreement (and the transactions contempleted thereby). Notwithstanding the foregoing, the limits described in this paragraph shall not apply to any Claims arising with respect to (a) fraud or (b) willful or intentional misconduct.

18.    Further Assurances

        Each of the Securityholder and CPC shall from time to time and at all times hereafter at the request of the Purchaser, acting reasonably, but without further consideration, do and perform such further acts and sign and deliver such further documents and give such further assurances as the Purchaser may reasonably request for the purpose of giving effect to this Support Agreement, including, without limitation, cooperating in good faith and taking all commercially reasonable steps and actions after the date hereof, as are not adverse to the party requested to take any such step or action, to complete the Proposed Transaction.

19.    Expenses

        Each of the Purchaser, CPC and the Securityholder agrees to pay its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Support Agreement and all documents and instruments executed or prepared pursuant hereto.

20.    Counterpart Execution

        This Support Agreement may be signed in counterparts that together shall be deemed to constitute one and the same instrument, and delivery of such counterparts may be effected by means of facsimile or other electronic transmission.

[The remainder of this page is intentionally left blank.]

Annex A-136

        If you are in agreement with the foregoing, please indicate your acceptance thereof by signing and returning this letter to the Purchaser.

Yours truly,
ATLANTIC POWER CORPORATION
Per:
Name: Title: Address: Facsimile: Email:

Annex A-137

 ACCEPTANCES

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Securityholder hereby irrevocably accepts and agrees to the foregoing terms and conditions of this Support Agreement as of the 20th day of June, 2011.

CAPITAL POWER L.P., by its general partner,
CAPITAL POWER GP HOLDINGS INC.
Per:
Name: Title: Address: Facsimile: Email:
        Capital Power Corporation acknowledges and agrees with the terms and conditions of this Support Agreement and executes this Support Agreement for the purposes of Sections 3, 4, 5 and 7 to 20 as of the 20th day of June, 2011.

CAPITAL POWER CORPORATION
Per:
Name: Title:

Annex A-138

SCHEDULE 2(o)

Equipment/Personal Property

1.
Personal computers owned by CPC and/or its Subsidiaries and used by the Partnership Entities and the Partnership Subsidiaries.

2.
Microsoft software EA licenses held by CPC.

3.
Use of the name "Capital Power", "CPI" and "CP".

4.
Permits and Licenses disclosed in Schedule 3.1(j) to the Partnership Entities Disclosure Letter.

5.
Certain Contracts disclosed in Schedule 3.1(c) to the Partnership Entities Disclosure Letter.

Annex A-139

SUPPORT AGREEMENT

June 20, 2011

TO:    EPCOR UTILITIES INC.

Dear Sir/Madam:

Re:
Proposed Acquisition by Atlantic Power Corporation (the "Purchaser") of Capital Power Income L.P. (the "Partnership") and CPI Investments Inc. (the "Corporation")

        Reference is made to the Arrangement Agreement dated as of the date hereof (the "Arrangement Agreement") among the Purchaser, the Partnership, CPI Income Services Ltd., and the Corporation regarding the proposed acquisition of the Partnership and the Corporation by the Purchaser pursuant to a plan of arrangement under the Canada Business Corporations Act on the terms and conditions set out in the Arrangement Agreement (the "Proposed Transaction"). The entering into of the Arrangement Agreement by the Purchaser is subject to, among other things, the execution and delivery of this Support Agreement and the approval of the Arrangement by the Corporation Shareholders.

        All capitalized terms and phrases used in this Support Agreement but not defined herein shall have the respective meanings given to them in Schedule "A" hereto.

        The purpose of this Support Agreement is to confirm the commitment of the undersigned securityholder of the Corporation (the "Securityholder") to vote or cause to be voted at any meeting of holders of the Corporation Shares, including any adjournment or postponement thereof, or in any other circumstances (including by way of written resolution) upon which a vote, consent or other approval with respect to the special resolution and/or any other resolution to approve the Arrangement and any ancillary matters required to give legal effect to the foregoing is sought (the "Corporation Transaction Approvals"), all Corporation Shares owned (beneficially or otherwise) by the Securityholder, directly or indirectly, or over which the Securityholder exercises control or direction (collectively, the "Subject Securities"), in favour of the Arrangement and to otherwise support the Proposed Transaction on the terms and conditions of this Support Agreement to the extent the requisite approval of the Arrangement by the Corporation Shareholders has not already been obtained or any such approval is otherwise necessary or reasonably desirable in connection with the completion of the Arrangement or any transactions or steps to be completed in connection therewith.

        NOW THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.     Covenants of the Securityholder

        The Securityholder hereby covenants and agrees in favour of the Purchaser that, until termination of this Support Agreement in accordance with Section 4 below, the Securityholder shall:

  (a)
  vote or cause to be voted all voting rights attached to its Subject Securities:

  (i)
  in favour of all Corporation Transaction Approvals and the transactions contemplated thereby, to the extent (A) not already obtained as of the date hereof or (B) otherwise necessary or reasonably desirable in connection with the completion of the Arrangement or any of the transactions or steps to be completed in connection therewith; and

Annex A-140

    (ii)
    against or otherwise in opposition to (A) any Corporation Acquisition Proposal; (B) any proposal, transaction, arrangement or resolution or any other proposed action or offer by any Person (other than the Purchaser) that might reasonably be expected to (x) impede, frustrate, nullify, prevent, hinder, delay, upset or challenge any Corporation Transaction Approval, and/or (y) reduce the likelihood of the Arrangement being approved under the Corporation Transaction Approvals to the extent any such approvals have not already been obtained; and/or (C) any amendment of the Corporation's constating documents or any securityholders' agreement in respect of the Corporation (including, without limitation, the shareholders agreement dated as of July 9, 2009 in respect of the Corporation between the Securityholder and Capital Power L.P.), which might reasonably be expected to impede, frustrate, nullify, prevent, hinder, delay, upset or challenge any Corporation Transaction Approval;

  (b)
  subject to applicable Law, exchange all of its Subject Securities for the consideration available to the Securityholder pursuant to the Arrangement, and deposit with the depositary in connection with the Arrangement, the Subject Securities (together with a duly completed and executed letter of transmittal) prior to the Effective Date in accordance with the terms of the Arrangement and such letter of transmittal, and shall not revoke such deposit;

  (c)
  not exercise any securityholder rights or remedies available to the Securityholder, whether arising under statute, at common law or otherwise, to impede, frustrate, nullify, prevent, hinder, delay, upset or challenge any of the Arrangement or the Corporation Transaction Approvals;

  (d)
  not, directly or indirectly, take any action of any kind which would reasonably be expected to reduce the likelihood of, or interfere with, the completion of the Proposed Transaction, including, without limitation, not, directly or indirectly, supporting or voting in favour of any Corporation Acquisition Proposal or tendering any of the Subject Securities under any Corporation Acquisition Proposal;

  (e)
  not exercise any dissent or appraisal rights or any similar rights available to the Securityholder in respect of any of the Arrangement, the Corporation Transaction Approvals or any transaction considered in connection therewith;

  (f)
  other than in connection with the performance of its obligations hereunder, not sell, assign, exchange, transfer, convey, encumber, hypothecate, pledge, grant a security interest in, option or otherwise convey or dispose of (including by gift) (collectively, "Transfer") any Subject Securities or any right or interest therein (legal or equitable and whether direct or indirect), or enter into any agreement, contract, commitment, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of its Subject Securities to any Person, or enter into any voting arrangement, whether by granting any proxy or other right to vote its Subject Securities, voting agreement, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to its Subject Securities, and agrees not to commit or agree to take any of the foregoing actions;

  (g)
  not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to its Subject Securities pursuant to this Section 1, including, but not limited to, the sale of any direct or indirect holding company of the Securityholder or the granting of a proxy on its Subject Securities of any direct or indirect holding company of the Securityholder which would have, indirectly, the effect prohibited by this Section 1; and

  (h)
  ensure that its Subsidiaries (other than the Corporation, Capital Power Corporation and Capital Power L.P. and their Subsidiaries), officers, directors and key employees who are made

Annex A-141

    aware of the Proposed Transaction and any financial advisors or other advisors, representatives or agents who are made aware of or are retained by it in respect of the Proposed Transaction are aware of the provisions of this Section 1.

2.     Representations and Warranties of the Securityholder

        The Securityholder hereby represents and warrants to the Purchaser and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Support Agreement and the Arrangement Agreement, that:

  (a)
  the Securityholder has been duly incorporated and is validly existing under the Laws of its jurisdiction of incorporation;

  (b)
  at the date hereof and the Effective Time, (i) the Securityholder is and will be the sole legal and beneficial owner of record of, and has and will have good and marketable title to, 51 Class A Corporation Shares, which, to the Securityholder's knowledge, represents all of the outstanding Class A Corporation Shares; and (ii) other than such 51 Class A Corporation Shares, the Securityholder does not and will not own legally or beneficially, either directly or indirectly, or exercise control or direction (either directly or indirectly) over any other securities issued by, or other obligations of, the Corporation, other than through any rights that the Securityholder may have pursuant to the limited partnership agreement governing Capital Power L.P. and the articles of incorporation, as amended, of Capital Power Corporation;

  (c)
  its Subject Securities are now, and at all times during the term hereof shall be, owned and held by the Securityholder, free and clear of all Encumbrances, except for any Encumbrances created by applicable Law, this Support Agreement and restrictions on transfer in the articles of amendment of the Corporation dated June 24, 2009;

  (d)
  the Securityholder has all requisite corporate power, capacity, authority and right to enter into this Support Agreement and to perform its obligations hereunder;

  (e)
  the execution and delivery of this Support Agreement by the Securityholder and the performance by the Securityholder of its obligations hereunder have received due corporate authorization, and no other corporate proceedings on the part of the Securityholder are necessary to authorize this Support Agreement, the performance by the Securityholder of its obligations hereunder and the transactions contemplated hereby;

  (f)
  this Support Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court and other applicable Laws);

  (g)
  neither the authorization, execution, delivery nor entering into of this Support Agreement by the Securityholder nor the performance by the Securityholder of its obligations hereunder will:

  (i)
  violate, conflict with or result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with, or give rise to any right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sell under, any term or provision of:

  (A)
  the constating documents or by-laws of the Securityholder, or any resolutions of any of the directors or shareholders of the Securityholder, or any committee thereof; or

Annex A-142

      (B)
      any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Securityholder is a party or by which the Securityholder is bound, except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect in respect of the Securityholder and its subsidiaries taken as a whole;

      (C)
      to the knowledge of the Securityholder, any Law applicable to the Securityholder or the Subject Securities (including, without limitation, the Securities Laws);

    (ii)
    give rise to any rights of first refusal or rights of first offer in respect of the Subject Securities, trigger any change in control or any similar provisions or restrictions or limitation under any agreement, contract, indenture, deed of trust, mortgage, note, bond, instrument or Authorization to which the Securityholder is a party, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect in respect of the Securityholder and its Subsidiaries taken as a whole;

  (h)
  the Securityholder has the exclusive right to vote and, subject to applicable Law, Transfer its Subject Securities and none of the Subject Securities have been, are, or will prior to or at the time of the Effective Time be, subject to any voting trust, vote pooling or other agreement with respect to the right to vote, or any agreement to call meetings of shareholders of the Corporation or give any consents or approvals affecting the Corporation Shares (other than this Support Agreement), except for the shareholders agreement dated as of July 9, 2009 in respect of the Corporation between the Securityholder and Capital Power L.P., which sets out the nomination rights and voting obligations in respect of the Corporation's board of directors (a true and complete copy of which is attached hereto as Schedule "B" which agreement has not been amended, supplement and/or restated), and there is no proxy in existence with respect to any of the Subject Securities;

  (i)
  no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or Transfer of any of the Subject Securities or any interest or right thereto, other than as contemplated in the Arrangement Agreement or this Support Agreement;

  (j)
  no consent, sanction, permit, ruling, order, waiver, approval, Authorization, exemption, registration, license or declaration of or by, or filing with, or notification to any third party is required to be made or obtained by the Securityholder in connection with (i) the authorization, execution and delivery by the Securityholder and, to the knowledge of the Securityholder, enforcement against the Securityholder of this Support Agreement, or (ii) to the knowledge of the Securityholder, the obligations of the Securityholder hereunder;

  (k)
  the Securityholder is not a non-resident of Canada for the purposes of the Tax Act; and

  (l)
  there does not exist any guarantee or obligation or any agreement, understanding or commitment giving rise to any guarantee or obligation, financial or otherwise, on the part of the Corporation to the Securityholder or any Subsidiary (other than the Partnership Entities or any Partnership Subsidiary, Capital Power Corporation, Capital Power L.P. or any of their Subsidiaries) of the Securityholder and there are no loans to the Securityholder or any Subsidiaries (other than the Partnership Entities or any Partnership Subsidiary, Capital Power Corporation, Capital Power L.P. or any of their Subsidiaries) of the Securityholder by the Corporation and the Securityholder covenants to discharge any security registered against the Corporation or its assets prior to the Effective Time.

Annex A-143

3.     Covenants of the Securityholder Regarding Non-Solicitation

  (a)
  On and after the date of this Support Agreement and until this Support Agreement is terminated in accordance with Section 4 below, the Securityholder shall not, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors), agent, Subsidiary (other than the Corporation or any Subsidiary of the Corporation or Capital Power Corporation or Capital Power L.P. or any of their Subsidiaries) or otherwise:

  (i)
  knowingly make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers regarding any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (ii)
  engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to make or complete any Partnership Acquisition Proposal or Corporation Acquisition Proposal;

  (iii)
  approve, recommend or propose publicly to approve or recommend, any Partnership Acquisition Proposal or Corporation Acquisition Proposal; or

  (iv)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, understanding, arrangement or undertaking related to any Partnership Acquisition Proposal or Corporation Acquisition Proposal.

  (b)
  The Securityholder shall ensure that its Subsidiaries (other than the Corporation or any Subsidiary of the Corporation or Capital Power Corporation or Capital Power L.P. or any of their Subsidiaries), officers, directors and key employees who are made aware of the Proposed Transaction and any financial advisors or other advisors, representatives or agents retained by it in respect of the Proposed Transaction are aware of the provisions of this Section 4, and shall be responsible for any breach of this Section 4 by any such Subsidiaries, officers, directors, key employees, financial advisors or other advisors, representatives or agents.

4.     Termination

        This Support Agreement and the parties' rights and obligations hereunder shall terminate and be of no further force or effect, and there shall be no obligation or further liability on the part of the Securityholder or the Purchaser hereunder, upon the earlier of: (i) without any further action by the Securityholder or the Purchaser, the Effective Time; or (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; provided, however, that no such termination of this Support Agreement shall relieve any party hereto from any liability for any breach of this Support Agreement prior to such termination.

5.     Entire Agreement and Amendment

        This Support Agreement, including the schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

6.     Assignment

        No party to this Support Agreement may assign this Support Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

Annex A-144

7.     Enurement

        This Support Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Securityholder, the Purchaser and their respective successors and permitted assigns.

8.     Amendments to Arrangement Agreement

        In the event that the Arrangement Agreement is amended, modified, restated, replaced or superseded from time to time, all references herein to the Arrangement Agreement shall be to the Arrangement Agreement as so amended, modified or restated from time to time or to the agreement that has replaced or superseded it from time to time.

9.     Disclosure

        None of the parties hereto shall disclose the existence of this Support Agreement, or any details hereof, to any Person other than the Purchaser, the Partnership, GP, the Securityholder or the Corporation and their respective directors, officers and advisors, without the prior written consent of the other parties hereto, except in any news release announcing the Arrangement issued in accordance with the terms and conditions of the Arrangement Agreement or as required by applicable Law or legal process, including without limitation, any such Law in respect of the Partnership Circular, the Purchaser Circular, the Form S-4, any documents prepared in connection with any Purchaser financing (including any bridge loans) related to the Proposed Transaction, court documents prepared in respect of the Arrangement and other public disclosure of this Support Agreement which may be required under applicable Law.

        Notwithstanding the above, the Securityholder may disclose the existence of this Support Agreement and details hereof to (a) its directors, officers, employees and advisors who have a business need to know such, and (b) if required by applicable Law or other contractual obligation, its shareholder, the City of Edmonton, provided that in all instances, the Securityholder shall advise each person to whom information is disclosed, of the requirement for such information to remain confidential in accordance with the above terms and, in the case of (a), remain responsible for any disclosure contrary to these terms.

10.   Notices

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or e-mail transmission, or as of the following Business Day if sent by prepaid overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other given in accordance with these provisions):

  (i)
  in the case of the Securityholder, to the address, facsimile number and e-mail address set forth below the Securityholder's signature to this Support Agreement; and

  (ii)
  in the case of the Purchaser, to the address, facsimile number and e-mail address set forth below the Purchaser's signature to this Support Agreement.

11.   Governing Law

        This Support Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as an Alberta contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts in the Province of Alberta in respect of all matters arising under and in relation to this Support Agreement.

Annex A-145

12.   Time of the Essence

        Time shall be of the essence of this Support Agreement.

13.   Remedies

        The Securityholder acknowledges and agrees that this Support Agreement is an integral part of the transactions contemplated under the Arrangement Agreement, that the Purchaser would not enter into the Arrangement Agreement unless this Support Agreement is executed and delivered, and accordingly acknowledges and agrees that in the event of any breach or threatened breach by the Securityholder of this Support Agreement monetary damages will be an inadequate remedy, and without limiting any other remedies available to the Purchaser, whether at law, in equity or otherwise, the Purchaser shall be entitled, without the requirement of posting a bond or any other security, to equitable relief, including, without limitation, injunctive or similar relief to restrain the breach (actual or threatened) or any continuation thereof, and to require specific performance of the provisions hereof.

14.   Further Assurances

        The Securityholder shall from time to time and at all times hereafter at the request of the Purchaser, acting reasonably, but without further consideration, do and perform such further acts and sign and deliver such further documents and give such further assurances as the Purchaser may reasonably request for the purpose of giving effect to this Support Agreement, including, without limitation, cooperating in good faith and taking all commercially reasonable steps and actions after the date hereof, as are not adverse to the party requested to take any such step or action, to complete the Proposed Transaction.

15.   Expenses

        Each of the Purchaser and the Securityholder agrees to pay its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Support Agreement and all documents and instruments executed or prepared pursuant hereto.

16.   Counterpart Execution

        This Support Agreement may be signed in counterparts that together shall be deemed to constitute one and the same instrument, and delivery of such counterparts may be effected by means of facsimile or other electronic transmission.

17.   Meaning of "Knowledge"

        Where this Support Agreement makes reference to the "knowledge of the Securityholder" or similar terms, such shall mean only the actual knowledge of Dana Bissoondatt, Senior Legal Counsel, and Don Gerke, Director, Regulatory, and specifically excludes any obligation of inquiry to third-party advisors including outside legal counsel.

        [The remainder of this page is intentionally left blank.]

Annex A-146

        If you are in agreement with the foregoing, please indicate your acceptance thereof by signing and returning this letter to the Purchaser.

Yours truly,
ATLANTIC POWER CORPORATION
Per:
Name: Title: Address: Facsimile: Email:

ACCEPTANCE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Securityholder hereby irrevocably accepts and agrees to the foregoing terms and conditions of this Support Agreement as of the 20th day of June, 2011.

EPCOR UTILITIES INC.
Per:
Name: Title: Address: Facsimile: Email:

Annex A-147

SCHEDULE "A"

DEFINITIONS

In the Support Agreement:

        "Affiliate" has the meaning ascribed thereto in the Securities Act (Alberta) and the rules, regulations and published policies made thereunder and, for greater certainty, in the case of the Partnership, the Corporation and GP, shall not include Primary Energy Recycling Corporation or Primary Energy Recycling Holdings LLC and any of their Affiliates;

        "Arrangement" means an arrangement under section 192 of the Canada Business Corporations Act on the terms and subject to the conditions set out in the Arrangement Agreement and in the Plan of Arrangement as supplemented, modified or amended in accordance with the terms of the Arrangement Agreement or the Plan of Arrangement or at the direction of the Court in the Final Order;

        "Arrangement Resolution" means the extraordinary resolution of the Partnership Unitholders in respect of the Arrangement to be considered by the Partnership Unitholders at the Partnership Meeting, substantially in the form and content of Schedule D to the Arrangement Agreement;

        "Authorization" means any authorization, sanction, ruling, declaration, filing, order, permit, approval, grant, licence, waiver, entitlement, classification, exemption, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation of any Governmental Entity;

        "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the Province of Alberta or Ontario or the State of Massachusetts or New York;

        "Certificate of Arrangement" means the certificate to be issued by the Director pursuant to subsection 192(7) of the Canada Business Corporations Act giving effect to the Arrangement;

        "Corporation Acquisition Proposal" means a proposal or offer, oral or written, relating to any of the following (other than the transactions contemplated by the Arrangement Agreement or the Arrangement): (i) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation, other business combination, liquidation or winding up directly or indirectly involving the Corporation, (ii) any sale or acquisition of beneficial ownership of any of the Corporation Shares, or (iii) any sale or acquisition of any Partnership Units owned by the Corporation or any exchange, mortgage, pledge, granting of any right or option to acquire or other arrangement involving the Partnership Units owned by the Corporation having similar economic effect;

        "Corporation Shares" means, collectively, the Class A Shares in the capital of the Corporation and the Class B Shares in the capital of the Corporation;

        "Court" means the Court of Queen's Bench of Alberta;

        "CPEL" means CPI Preferred Equity Ltd., a corporation incorporated under the Business Corporations Act (Alberta);

        "Director" means the Director or a Deputy Director appointed pursuant to section 260 of the Canada Business Corporations Act;

        "Distribution Agreement" means the distribution agreement to be entered into at the Effective Time among CPI Power Holdings Inc., New LLC, CPEL, the Partnership and the Purchaser in the form set forth in Schedule F to the Arrangement Agreement;

        "Effective Date" means the date shown on the Certificate of Arrangement, which date shall be determined in accordance with section 2.6 of the Arrangement Agreement;

        "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

Annex A-148

        "Encumbrances" means any pledges, liens, charges, security interests, leases, title retention agreements, mortgages, hypothecs, statutory or deemed trusts, adverse rights or claims, easements, indentures, deeds of trust, rights of way, restrictions on use of real property, licences to third parties, leases to third parties, security agreements, assignments, or encumbrances of any kind or character whatsoever, whether contingent or absolute, and any agreement, option, right of first refusal, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

        "Final Order" means the final order of the Court approving the Arrangement to be applied for by the Partnership, GP and the Corporation following the Partnership Meeting and to be granted pursuant to subsection 192(4) of the Canada Business Corporations Act in respect of the Partnership, GP and the Corporation, as such order may be affirmed, amended or modified by the Court (with the consent of each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that such amendment is acceptable to each of the Partnership, GP, the Corporation and the Purchaser, each acting reasonably) on appeal;

        "Form S-4" means a registration statement on Form S-4 (or other applicable form) pursuant to which the Purchaser shall seek to register the Purchaser Share Issuance under the U.S. Securities Act;

        "GAAP" means the generally accepted accounting principles and practices in Canada, including the principles set forth in the Handbook published by the Canadian Institute of Charter Accountants, or any successor institute, which are applicable as at the date of the financial information in respect of which a calculation is made hereunder or as at the date of the particular financial statements referred to herein, as the case may be;

        "Governmental Entity" means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign, (ii) stock exchange, including each of the Toronto Stock Exchange and the New York Stock Exchange; (iii) subdivision, agent, or authority of any of the foregoing, or (iv) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

        "GP" means CPI Income Services Ltd., and, for greater certainty, except where otherwise contemplated, means CPI Income Services Ltd. in its personal capacity and not as general partner of the Partnership;

        "IFRS" means the International Financial Reporting Standards as issued by the International Accounting Standards Board and adopted by the Canadian Institute of Chartered Accountants;

        "Law" or "Laws" means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings, injunctions, determinations, awards or other requirements, and terms and conditions of any permit, grant of approval, permission, authority or licence of any Governmental Entity, statutory body or self-regulatory authority (including the Toronto Stock Exchange and the New York Stock Exchange), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons and/or its Subsidiaries or its or their business, undertaking, property, Benefit Plans (as defined in the Arrangement Agreement) or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons and/or its Subsidiaries or its or their business, undertaking or securities;

        "Material Adverse Effect" means, with respect to any Person(s), any change, effect, event, occurrence, fact, state of facts or development that, either individually is or in the aggregate are, or individually or in the aggregate would reasonably be expected to be, both material and adverse to the business, operations, results of operations, properties, assets, liabilities, obligations (whether accrued,

Annex A-149

conditional or otherwise) or condition (financial or otherwise) of such Person(s) and its Subsidiaries taken as a whole, other than any change, effect, event, occurrence, fact, state of facts or development:

  (a)
  relating to general international, national or regional, economic or financial conditions or the currency exchange, commodity or securities markets in North America;

  (b)
  relating to any natural disaster or epidemic or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof;

  (c)
  relating to any changes in Laws or regulations or interpretations thereof by any Governmental Entity or in GAAP, U.S. GAAP or IFRS, as the case may be;

  (d)
  affecting generally the industry in which such Person and its Subsidiaries operate, including, in the case of the Partnership Entities and the Corporation, any change generally affecting the national or regional (A) electric generating, transmission or distribution industry, (B) wholesale or retail markets for electric power or natural gas, or (C) electrical or natural gas transmission and distribution systems;

  (e)
  relating to any change in markets for commodities or supplies, including electric power, natural gas, emissions, fuel or water, or any change in the design or pricing of the wholesale or retail electric power and natural gas markets (including forward capacity markets, forward reserve markets, day-ahead markets, real-time markets, ancillary services markets and emissions markets);

  (f)
  relating to any decrease in the market trading price or any decline in the trading volume of any publicly traded securities of such Person (it being understood that causes underlying and other facts relating to such change may be taken into account in determining whether a Material Adverse Effect has occurred);

  (g)
  relating to any failure by such Person to meet any forecasts, projections or earnings guidance or expectations publicly released or provided, in the case of the Partnership, the Corporation or GP, to the Purchaser, and in the case of the Purchaser, to the Partnership, the Corporation and GP, for any period (it being understood that causes underlying and other facts relating to such failure may be taken into account in determining whether a Material Adverse Effect has occurred);

  (h)
  relating to and only in respect of CPI USA North Carolina LLC and the Partnership's facilities in North Carolina, including, any power purchase arrangements, fuel supply arrangements, or renewable energy credit arrangements relating to and only in respect of such facilities;

  (i)
  relating to any of the transactions or matters expressly contemplated by any of the Partnership Reorganization Agreements;

  (j)
  resulting from the announcement of the Arrangement Agreement or the transactions contemplated thereby or from compliance with the terms of the Arrangement Agreement;

  (m)
  relating to or resulting from any Taxes that become payable in connection with or as a result of the transactions contemplated by the Arrangement Agreement or the Partnership Reorganization Agreements;

  (n)
  relating to or resulting from any attempt by any labour union, employee association or similar organization to organize, certify or establish any labour union or employee association at any of the Partnership Facilities which does not have a relationship with a labour union, employee association or similar organization;

Annex A-150

  (o)
  relating to or resulting from any failure of the Ontario Electricity Financial Corporation ("OEFC") to approve an amendment to the power purchase agreement between the Partnership and the OEFC dated April 29, 1994, as amended, for the Calstock generating facility as outlined in the term sheet dated as of June 6, 2011 between OEFC and the Partnership;

  (p)
  relating to or resulting from any changes in transportation costs (tolls) on the TransCanada mainline;

  (q)
  relating to or resulting from any change in the availability of waste heat for the applicable Partnership Facilities;

  (r)
  relating to or resulting from the occurrence of any of the transactions contemplated by the Amended and Restated Securityholders' Agreement by and among Primary Energy Recycling Corporation, and EPCOR USA Ventures LLC, and EPCOR USA Holdings LLC and Primary Energy Recycling Holdings LLC, dated August 24, 2009 or the Amended and Restated Management Agreement dated August 24, 2009 among EPCOR USA Ventures LLC, Primary Energy Recycling Holdings LLC, Primary Energy Operations LLC and Primary Energy Recycling Corporation;

  (s)
  relating to or resulting from the Navy giving notice of termination of the Naval Facility Negotiated Utility Service Contracts (NUSCs) for convenience;

  (t)
  relating to or resulting from the expiry of the Williams Lake collective agreement on December 31, 2011;

  (u)
  relating to or resulting from any downgrade in the credit ratings of the Partnership Entities, the Partnership Subsidiaries and/or their respective securities; or

  (v)
  relating to an award in favour for Petrobank Energy and Resources Ltd. ("Petrobank") for an amount less than $50 million in connection with the existing arbitration proceedings between the Partnership and Petrobank relating to the pricing dispute over natural gas sales under a long-term supply contract to the Partnership's Nipigon plant, provided, however, that the change, effect, event, occurrence or state of facts or development referred to in clauses (a) to (e) above shall not be excluded from the definition of Material Adverse Effect in respect of any Person if it materially disproportionately adversely affects such Person and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the industry in which the Person and its Subsidiaries operate;

        "NC Purchase Agreement" means the membership interest purchase agreement dated June 20, 2011 between CPI USA Holdings LLC, CPI Power Holdings Inc. and Capital Power Investments LLC in the form set forth in Schedule G to the Arrangement Agreement;

        "New LLC" means the limited liability company to be established pursuant to the laws of the State of Delaware prior to the Effective Date and wholly-owned by CPI Power Holdings, Inc.;

        "New LLC2" means the limited liability company to be established pursuant to the laws of the State of Delaware prior to the Effective Date and wholly-owned by New LLC;

        "Partnership Acquisition Proposal" means a proposal or offer, oral or written, relating to any of the following (other than the transactions contemplated by the Arrangement Agreement or the Arrangement): (i) any take-over bid (including an acquisition of Partnership Units from the Corporation), tender offer or exchange offer that, if consummated, would result in any Person, or group of Persons or shareholders of such Person(s) beneficially owning 20% or more of any class of voting or equity securities of the Partnership; (ii) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation,

Annex A-151

dissolution or other similar transaction involving the Partnership and/or the Partnership Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues, as applicable, of the Partnership; (iii) any sale or acquisition, direct or indirect, of assets representing 20% or more of the consolidated assets or revenues of the Partnership or which contribute 20% or more of the consolidated revenues of the Partnership, or any lease, long-term supply agreement (other than in the ordinary course of business), exchange, mortgage, pledge or other arrangement having a similar economic effect, in a single transaction or a series of related transactions; or (iv) any sale or acquisition of beneficial ownership of 20% or more of the Partnership Units (or securities convertible or exchangeable into voting or equity securities of the Partnership) or 20% or more of the voting or equity securities of any of the Partnership Subsidiaries (or securities convertible or exchangeable into voting or equity securities of such Partnership Subsidiaries) whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues of the Partnership or which contribute 20% or more of the consolidated assets or revenues of the Partnership, or rights or interests therein or thereto in a single transaction or a series of related transactions;

        "Partnership Circular" means the notice of meeting and management information circular, including all schedules, appendices and exhibits thereto, to be prepared and mailed to the Partnership Unitholders in connection with the Partnership Meeting, as may be amended, supplemented or otherwise modified;

        "Partnership Entities" means the Partnership and GP;

        "Partnership Facilities" means the facilities in which the Partnership holds a direct or indirect interest, except for (i) the Partnership's Roxboro and Southport facilities located in the State of North Carolina, and (ii) any facilities owned, directly or indirectly, by PERH;

        "Partnership Meeting" means the special meeting of Partnership Unitholders, including any adjournment or postponement thereof, to be held to consider the Arrangement Resolution;

        "Partnership Reorganization Agreements" means the NC Purchase Agreement and the Distribution Agreement;

        "Partnership Subsidiaries" means all Subsidiaries of the Partnership, and which, for the purposes of this Agreement, shall not include CPI USA North Carolina LLC, New LLC, New LLC2, PERH or any Subsidiary of PERH;

        "Partnership Unitholders" means holders of Partnership Units;

        "Partnership Units" means the limited partnership units of the Partnership;

        "PERH" means Primary Energy Recycling Holdings LLC;

        "Person" includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

        "Plan of Arrangement" means the plan of arrangement, substantially in the form and content of Schedule A attached to the Arrangement Agreement as such plan of arrangement may be amended or supplemented from time to time in accordance with the terms of the Plan of Arrangement and the Arrangement Agreement;

        "Purchaser Circular" means the notice of meeting and management information circular, including all schedules, appendices and exhibits thereto, to be prepared and mailed to the Purchaser Shareholders in connection with the Purchaser Meeting, as may be amended, supplemented or otherwise modified;

Annex A-152

        "Purchaser Meeting" means the special meeting of Purchaser Shareholders, including any adjournment or postponement thereof, to consider the Purchaser Share Issuance Resolution;

        "Purchaser Share Issuance" means the issuance of Purchaser Shares pursuant to the Arrangement;

        "Purchaser Share Issuance Resolution" means the ordinary resolution approving the issuance of the Purchaser Shares pursuant to the Arrangement, in accordance with the requirements of the Toronto Stock Exchange and New York Stock Exchange, to be considered by the Purchaser Shareholders at the Purchaser Meeting;

        "Purchaser Shareholders" means the holders of the Purchaser Shares;

        "Purchaser Shares" means the common shares in the capital of the Purchaser;

        "Subsidiary" has the meaning ascribed thereto in National Instrument 45-106—Prospectus and Registration Exemptions;

        "U.S. GAAP" means accounting principles generally accepted in the United States of America; and

        "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

Annex A-153

SCHEDULE "B"

SHAREHOLDERS AGREEMENT

Annex A-154

SCHEDULE F

FORM OF DISTRIBUTION AGREEMENTS

[New LLC]

—and—

CPI POWER HOLDINGS INC.

—and—

CPI PREFERRED EQUITY LTD.

—and—

CAPITAL POWER INCOME L.P.

—and—

ATLANTIC POWER CORPORATION

DISTRIBUTION AGREEMENT

                        , 2011

Annex A-155

ARTICLE 1 INTERPRETATION		Annex A-158
1.1	Definitions	Annex A-158
1.2	Additional Rules of Interpretation	Annex A-158
ARTICLE 2 Distributions AND TRANSACTION SEQUENCE		Annex A-159
2.1	Time of Transactions	Annex A-159
2.2	First Distribution	Annex A-159
2.3	Exchange	Annex A-159
2.4	PEL Loan	Annex A-160
2.5	CPILP Debt Repayment	Annex A-160
2.6	Effect of Distributions and Transactions	Annex A-160
2.7	Approvals	Annex A-160
ARTICLE 3 GENERAL		Annex A-160
3.1	Further Assurances	Annex A-160
3.2	Notices	Annex A-160
3.3	Governing Law; Attornment	Annex A-162
3.4	Amendment	Annex A-163
3.5	Assignment	Annex A-163
3.6	Waiver	Annex A-163
3.7	Severability	Annex A-163
3.8	Time of the Essence	Annex A-163
3.9	Costs and Expenses	Annex A-163
3.10	Enurement	Annex A-163
3.11	Counterparts	Annex A-163
3.12	Third Parties	Annex A-164
3.13	Automatic Termination	Annex A-164
3.14	English Language	Annex A-164

Annex A-156

DISTRIBUTION AGREEMENT

THIS AGREEMENT dated this                day of                            , 2011,

BETWEEN:

[New LLC]

—and—

CPI POWER HOLDINGS INC

—and—

CPI PREFERRED EQUITY LTD.

—and—

CAPITAL POWER INCOME L.P.

—and—

ATLANTIC POWER CORPORATION

WHEREAS:

A.
CPILP, CPI Income Services Ltd., CPI Investments Inc. and the Purchaser have entered into an arrangement agreement dated June 20, 2011 pursuant to which the Purchaser has agreed to acquire, directly or indirectly, all of the issued and outstanding limited partnership units of CPILP and shares of CPI Investments Inc. pursuant to a plan of arrangement (the "Arrangement").

B.
CPIU, CPIH and CPIL have entered into an agreement (the "Membership Interest Purchase Agreement") dated June 20, 2011.

C.
The rights of CPIU as seller pursuant to the Membership Interest Purchase Agreement have been assigned to New LLC.

D.
Pursuant to the Membership Interest Purchase Agreement, New LLC has agreed to sell its membership interests in New LLC2 to CPIL in consideration for the amount of Cdn$121,405,211 (the "Funds") to be paid by CPIL to New LLC.

E.
All of the membership interests of New LLC are directly owned by CPIH. In connection with the Arrangement, New LLC proposes to distribute the Funds to CPIH as a membership distribution (the "First Distribution"). As a result of the First Distribution, CPIH will be entitled to receive the Funds.

F.
The preferred membership interests of Power USA are jointly held by CPIH, as to US$25 million, and PEL, as to US$285 million (the "Preferred Membership Interests"). CPIH proposes to acquire US$    •    Preferred Membership Interests [insert US dollar equivalent to the Cdn dollar amount of the Funds on date of execution] held by PEL in consideration for the transfer of the Funds from CPIH to PEL (the "Exchange"). As a result of the Exchange, PEL will be entitled to receive the Funds.

G.
PEL proposes to loan the Funds to CPILP on an interest-free basis (the "PEL Loan"). As a result of the PEL Loan, CPILP will be entitled to receive the Funds.

H.
CPILP has outstanding indebtedness to certain creditors under certain credit facilities in the amount of Cdn$    •    (the "CPILP Indebtedness"), which amount includes all interest and additional amounts payable to such creditors in order to settle fully such indebtedness. CPILP proposes to repay and settle the CPILP Indebtedness in full by transferring and assigning a portion

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  of the Funds equal to the CPILP Indebtedness to such creditors (the "CPILP Debt Repayment") and proposes to retain the residual in the amount of Cdn$    •    (the "Residual Funds").

I.
The purpose of this Agreement is for the Parties to acknowledge and agree upon the sequence of the distributions and other transactions set forth herein.

        NOW THEREFORE in consideration of the mutual covenants set forth herein, the Parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1  Definitions

        Capitalized terms not otherwise defined herein shall have the meanings given in the Arrangement Agreement. As used in this Agreement, the following terms have the respective meanings given below.

        "Agreement" means this Distribution Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

        "Arrangement Agreement" means the Arrangement Agreement made as of June 20, 2011 among Capital Power Income L.P., CPI Income Services Ltd., CPI Investments Inc. and the Purchaser;

        "CPIH" means CPI Power Holdings Inc.;

        "CPIL" means Capital Power Investments LLC;

        "CPILP" means Capital Power Income L.P.;

        "CPIU" means CPI USA Holdings LLC;

        "Depositary" means Computershare Investor Services Inc.

        "New LLC" means [newly formed subsidiary of CPIH];

        "New LLC2" means [newly formed subsidiary of New LLC];

        "Parties" means New LLC, CPIH, PEL, CPILP and the Purchaser, each individually referred to as a "Party";

        "PEL" means "CPI Preferred Equity Ltd.;

        "Power USA" means CPI Power USA LLC;

        "Purchaser" means Atlantic Power Corporation;

1.2  Additional Rules of Interpretation

        For purposes of this Agreement, unless otherwise specified in the Arrangement:

  (a)
  unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa;

  (b)
  the division of this Agreement into Articles, Sections, subsections, paragraphs, clauses, Recitals, Exhibits, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

  (c)
  unless something in the subject matter or context is inconsistent therewith, references herein to an "Article", "Section", "subsection", "paragraph", "clause", "Recital", "Exhibit" or

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    "Schedule" are to the applicable article, section, subsection, paragraph, clause, recital, exhibit or schedule of this Agreement;

  (d)
  wherever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation" and the words following "include", "includes" or "including" shall not be considered to set forth an exhaustive list;

  (e)
  the words "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Article, Section, subsection, paragraph, Recital, Exhibit, Schedule or other portion of this Agreement;

  (f)
  unless otherwise indicated, all references in this Agreement to a statute include all regulations or rules made pursuant thereto, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision;

  (g)
  all references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto;

  (h)
  any reference to an entity includes any successor to such entity, as permitted hereunder;

  (i)
  a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Calgary time) on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. (Calgary time) on the next succeeding Business Day;

  (j)
  if any act (including the giving of notice) is otherwise required by the terms hereof to be performed on a day which is not a Business Day, such act shall be valid if performed on the next succeeding Business Day; and

  (k)
  unless otherwise defined herein, words or abbreviations which have well-known trade meanings are used herein with those meanings.

ARTICLE 2
Distributions AND TRANSACTION SEQUENCE

2.1  Time of Transactions

        The transactions described in Sections 2.2 to 2.5 will occur in the order set out in this Agreement and at the time specified under the Arrangement.

2.2  First Distribution

        New LLC will transfer and assign the Funds to CPIH by way of a return of capital and CPIH will accept the Funds from New LLC.

2.3  Exchange

        Effective immediately after the First Distribution CPIH will, pursuant to the terms of the Sale and Repurchase Agreement between PEL and CPIH dated September 28, 2007, transfer the Funds to PEL in consideration for the purchase of US$    •    Preferred Membership Interests in Power USA and PEL will transfer and assign such Preferred Membership Interests to CPIH.

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2.4  PEL Loan

        Effective immediately after the Exchange PEL will advance the Funds to CPILP in consideration for the issuance of a non-interest bearing demand promissory note of CPILP made in favour of PEL.

2.5  CPILP Debt Repayment

        Effective immediately after PEL makes the PEL Loan, CPILP will transfer Cdn$    •    of the Funds to certain of its creditors in full repayment of the CPILP Indebtedness, and will retain the Residual Funds.

2.6  Effect of Distributions and Transactions

        Each of the parties hereto hereby acknowledges and agrees that the flow of funds in the context of the First Distribution, the Exchange, the PEL Loan and the CPILP Debt Repayment will take place in the manner set out above, directs the relevant party to hold and transfer such funds in accordance with the directions set out above and, as applicable, agrees to hold or transfer the funds in accordance with such instructions.

        Prior to the closing of the sale of the membership interests in New LLC2 to CPIL, CPIL shall deposit the Funds with the Depositary. In connection with the sale of the membership interests in New LLC2 to CPIL, New LLC and CPIL shall direct the Depositary to transfer Cdn$    •    of the Funds to [insert name(s) repayment agent for CPILP Indebtedness] and to transfer the Residual Funds to CPILP (or as directed by CPILP).

        As a result of, and after giving effect to, the transactions set forth in paragraphs 2.2 through 2.5 above CPILP will be entitled to the Residual Funds.

2.7  Approvals

        Each of the Parties acknowledge and agree that all internal corporate approvals as may be required to effect the transactions contemplated in Sections 2.2 through 2.5 have been obtained.

ARTICLE 3
GENERAL

3.1  Further Assurances

        Each Party hereto shall, from time to time and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonable required in order to fully perform and carry out the terms and intent hereof.

3.2  Notices

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or e-mail transmission, or as of the following Business Day if sent by prepaid

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overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to [New LLC]:
5th Floor, TD Tower 10088 - 102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com
with a copy (which shall not constitute notice) to:
Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850 - 2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403) 268-3100
	Email:	bill.gilliland@fmc-law.com
(b)	if to CPIH:
5th Floor, TD Tower 10088 - 102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com
with a copy (which shall not constitute notice) to:
Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850 - 2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403)268-3100
	Email:	bill.gilliland@fmc-law.com
(c)	if to PEL:
5th Floor, TD Tower 10088 - 102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com

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with a copy (which shall not constitute notice) to:
Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850 - 2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403)268-3100
	Email:	bill.gilliland@fmc-law.com
(d)	if to CPILP:
5th Floor, TD Tower 10088 - 102 Avenue Edmonton, AB T5J 2Z1
	Attention:	Senior Vice President, General Counsel & Corporate Secretary
	Facsimile No.:	(780) 392-5200
	Email:	kchisholm@capitalpower.com
with a copy (which shall not constitute notice) to:
Fraser Milner Casgrain LLP 15th Floor, Bankers Court 850 - 2nd Street S.W. Calgary, AB T2P 0R8
	Attention:	Bill Gilliland
	Facsimile No.:	(403)268-3100
	Email:	bill.gilliland@fmc-law.com
(e)	if to Purchaser:
Atlantic Power Corporation 200 Clarendon Street, 25th Floor Boston, MA 02116 USA
	Attention:	Barry Welch
	Facsimile No.:	(617) 977-2410
	E-mail:	bwelch@atlanticpower.com
with a copy (which shall not constitute notice) to:
Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7
	Attention:	Bill Gorman
	Facsimile No.:	(416) 979-1234
	E-mail:	bgorman@goodmans.ca

3.3  Governing Law; Attornment

        This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and shall be construed and

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treated in all respects as an Alberta contract. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts in the Province of Alberta in respect of all matters arising under and in relation to this Agreement and the Arrangement.

3.4  Amendment

        This Agreement may not be amended, supplemented or otherwise modified in any respect except by written instrument executed by the Parties.

3.5  Assignment

        This Agreement may not be assigned by any Party without the prior written consent of the other Parties, which consent may not be unreasonably withheld.

3.6  Waiver

        Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

3.7  Severability

        Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.8  Time of the Essence

        Time shall be of the essence of this Agreement.

3.9  Costs and Expenses

        Each Party shall be responsible for all costs and expenses (including the fees and disbursements of legal counsel, bankers, investment bankers, accountants, brokers and other advisors) incurred by it in connection with this Agreement and the transactions contemplated herein.

3.10  Enurement

        This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

3.11  Counterparts

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.

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3.12  Third Parties

        Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the Parties and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

3.13  Automatic Termination

        This Agreement shall automatically terminate without any action of any Party hereto upon the termination of the Arrangement Agreement or the Membership Interest Purchase Agreement.

3.14  English Language

        The parties confirm that it is their wish that this Agreement and any other documents delivered or given pursuant to this Agreement, including notices, have been and shall be in the English language only.

[The remainder of this page intentionally left blank]

Annex A-164

        IN WITNESS WHEREOF this Agreement has been executed by the Parties on the date first above written.

[New LLC]
By:
Name:
Title:
By:
Name:
Title:
CPI POWER HOLDINGS INC.
By:
Name:
Title:
By:
Name:
Title:
CPI PREFERRED EQUITY LTD.
By:
Name:
Title:
By:
Name:
Title:

Annex A-165

CAPITAL POWER INCOME L.P. By: CPI Income Services Ltd., its general partner
By:
Name:
Title:
By:
Name:
Title:
ATLANTIC POWER CORPORATION
By:
Name:
Title:
By:
Name:
Title:

Annex A-166

SCHEDULE J

FORMS OF PREFERRED SHARE GUARANTEES

  THIS GUARANTEE INDENTURE dated as of                                , 2011;

AMONG:

  ATLANTIC POWER CORPORATION, a corporation incorporated under the laws of the Province of British Columbia,

  (hereinafter referred to as the "Guarantor"),

  —and—

  CPI PREFERRED EQUITY LTD., a corporation incorporated under the laws of the Province of Alberta,

  (hereinafter referred to as the "Corporation"),

  —and—

  CIBC Mellon Trust Company, a trust company organized and existing under the laws of Canada,

  (hereinafter referred to as the "Trustee").

        WHEREAS pursuant to the terms of this guarantee indenture (the "Guarantee") the Guarantor has agreed to guarantee in favour of the Holders (as defined below) the payment of the Preferred Share Obligations (as defined below), pursuant to the terms of the Series 1 Shares (as defined below);

        AND WHEREAS as at the date hereof, the Corporation has authorized for issuance up to 5,750,000 Series 1 Shares;

        AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Guarantee and to make the same legal, valid and binding upon the Guarantor;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Guarantor and not by the Trustee;

        NOW THEREFORE THIS GUARANTEE WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1   Definitions

        For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

  (b)
  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee as a whole and not to any particular Article, Section or other subdivision;

  (c)
  all references to "the Guarantee or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time.

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        The following terms shall have the following meanings:

        "ABCA" means the Business Corporations Act (Alberta);

        "affiliate" has the meaning ascribed thereto in National Instrument 45-106—Prospectus and Registration Exemptions.

        "Board of Directors" means the board of directors of the Guarantor or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by an officer of the Guarantor to have been duly passed by the Board of Directors and to be in full force and effect on the applicable date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of Calgary are authorized or obligated by law or executive order to close.

        "Corporate Trust Office" means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office on the date of execution of this Guarantee is located at [600, 333 - 7th Avenue S.W. Calgary, Alberta, T2P 2Z1].

        "Event of Default" has the meaning specified in Section 4.2.

        "Guarantor Order" or "Guarantor Request" means a written request or order signed in the name of the Guarantor by an officer of the Guarantor, and delivered to the Trustee.

        "Holders" means, for so long as registration of interests in and transfers of the Series 1 Shares are made through the book-based system administered by CDS Clearing and Depository Services Inc., the beneficial holders of the Series 1 Shares from time to time, and upon termination of the registration of the Series 1 Shares through the book-based system, the registered holders of the Series 1 Shares from time to time, provided that, in determining whether the Holders of the requisite percentage of the aggregate Liquidation Amount of outstanding Series 1 Shares have given any request, notice, consent or waiver hereunder, "Holders" shall not include the Guarantor or any affiliate of the Guarantor.

        "Liquidation Amount" means, in respect of any Series 1 Shares, the amount due in respect of such share were the Corporation to involuntarily liquidate at the date of determination of the Liquidation Amount, and includes all accrued and unpaid dividends at the time of determination.

        "Officers' Certificate" means a certificate signed by an officer of the Guarantor, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, including an employee of the Guarantor, and who shall be acceptable to the Trustee.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Share Obligations" means all financial liabilities and obligations of the Corporation to the Holders in respect of the Series 1 Shares including or in respect of (i) any accrued and unpaid dividends on the Series 1 Shares, (ii) the Redemption Price and all accrued and unpaid dividends up to but excluding the date of redemption with respect to Series 1 Shares called for redemption, and (iii) the Liquidation Amount payable on the Series l Shares upon a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, without regard to the amount of assets of the Corporation available for distribution.

Annex A-168

        "Redemption Price" means (i) $26.00 per Series 1 Share if the Series 1 Shares are redeemed on or after June 30, 2012, but before June 30, 2013; (ii) $25.75 per Series 1 Share if the Series 1 Shares are redeemed on or after June 30, 2013, but before June 30, 2014; (iii) $25.50 per Series 1 Share if the Series 1 Shares are redeemed on or after June 30, 2014, but before June 30, 2015; (iv) $25.25 per Series 1 Share if the Series 1 Shares are redeemed on or after June 30, 2015, but before June 30, 2016; and (v) $25.00 per Series 1 Share if the Series 1 Shares are redeemed thereafter.

        "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors of the Trustee, the chairman or any vice-chairman of the executive committee of the board of directors of the Trustee, and the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller and any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Senior Indebtedness" shall mean the principal of and the interest and premium (or any other amounts payable thereunder), if any, on:

  (i)
  all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Guarantor (other than the Preferred Share Obligations), whether outstanding on the date of this Guarantee or thereafter created, incurred, assumed or guaranteed; and

  (ii)
  renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to the Preferred Share Obligations.

        "Series 1 Shares" means the Cumulative Redeemable Preferred Shares, Series 1 of the Corporation.

1.2   Compliance Certificates and Opinions

        Upon any application or request by the Guarantor to the Trustee to take any action under any provision of this Guarantee, the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Guarantee (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Guarantee relating to such particular application or request, no additional certificate or opinion need be furnished.

        In addition to the foregoing, every certificate or opinion with respect to compliance with a covenant or condition provided for in this Guarantee (other than as otherwise specified herein) shall include:

  (a)
  a statement that each individual signing such certificate or opinion has read and understood such covenant or condition and the definitions herein relating thereto;

  (b)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

Annex A-169

  (c)
  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (d)
  a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3   Form of Documents Delivered to Trustee

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Guarantee, they may, but need not, be consolidated and form one instrument.

1.4   Acts of Holders

  (a)
  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Guarantee to be given or taken by one or more Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed by them in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Guarantor and/or the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Series 1 Share, shall be sufficient for any purpose of this Guarantee and conclusive in favour of the Trustee, the Guarantor and the Corporation, if made in the manner provided in this Section.

  (b)
  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

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  (c)
  If the Guarantor shall solicit from the Holders of Series 1 Shares any request, demand, authorization, direction, notice, consent, waiver or other Act, the Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Guarantor shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of outstanding Series 1 Shares have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Series 1 Shares shall be computed as of such record date provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Guarantee not later than eleven months after the record date.

1.5   Notices, Etc. to Trustee and Guarantor

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with,

  (a)
  the Trustee by any Holder, the Guarantor or the Corporation shall be sufficient for every purpose hereunder if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile or email to the Trustee at its Corporate Trust Office Attention: [Manager Corporate Trust, Facsimile No. (403) 264-2100]; or

  (b)
  the Guarantor by any Holder, the Trustee or the Corporation shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Guarantor addressed to it at [200 Clarendon Street, Floor 25, Boston, Massachusetts, USA 02116] or at any other address previously furnished in writing to the Trustee by the Guarantor, Attention: [Corporate Secretary], Facsimile No. [    •    ]; or

  (c)
  the Corporation by any Holder, the Trustee or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Corporation addressed to it at [10065 Jasper Avenue], or at any other address previously furnished., in writing to the Trustee by the Corporation, Attention: [President, Facsimile No . (780) 412-3192].

        Any delivery made or facsimile sent on a day other than a Business Day, or after 3:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. Anything mailed shall not be deemed to have been given until it is actually received. The Guarantor or the Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Guarantor or the Corporation for all purposes of this Guarantee.

1.6   Notice to Holders; Waiver

        Where this Guarantee provides for notice of any event to the Holders of Series 1 Shares by the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such

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event, at his address as it appears in the list of Holders as provided by the Corporation, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or in any other manner from time to time permitted by applicable laws, including, without limitation, internet-based or other electronic communications. In any case where notice to the Holders of Series 1 Shares is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Series 1 Shares. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Guarantee shall be in the English language.

        Where this Guarantee provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7   Effect of Headings and Table of Contents

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8   Successors and Assigns

        All covenants and agreements in this Guarantee by the Guarantor shall bind its successors and assigns, whether so expressed or not.

1.9   Separability Clause

        In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10 Governing Law

        This Guarantee shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

1.11 No Recourse Against Others

        A director, officer, employee or shareholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or its creation.

1.12 Multiple Originals

        The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Guarantee.

1.13 Language

        Les parties aux présentes ont exigé que Ia présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rediges et exécutés en langue anglaise. The parties hereto have required that this Guarantee and all documents and notices related thereto be drafted and executed in English.

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ARTICLE 2
GUARANTEE

2.1   Guarantee

        The Guarantor irrevocably and unconditionally guarantees in favour of the Holders the due and punctual payment of the Preferred Share Obligations (without duplication of amounts theretofore paid by or on behalf of the Corporation), regardless of any defense (except for the defense of payment by the Corporation), right of setoff or counterclaim which the Guarantor may have or assert. The Guarantor's obligation to pay a Preferred Share Obligation may be satisfied by (i) direct payment to the Holders or (ii) payment to the Holders through the facilities of the Trustee. The Guarantor shall give prompt written notice to the Trustee in the event it makes a direct payment to the Holders hereunder.

2.2   Waiver of Notice

        The Guarantor hereby waives notice of acceptance of this Guarantee.

2.3   Guarantee Absolute

        The Guarantor guarantees that the Preferred Share Obligations will be paid strictly in accordance with the terms of the Series 1 Shares and this Guarantee within the time required by Section 2.1 regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Holders with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

  (a)
  any sale, transfer or assignment by any Holder of any Series 1 Shares or any right, title, benefit or interest of such Holder therein or thereto;

  (b)
  any amendment or change in or to, or any waiver of, any of the terms of the Series 1 Shares;

  (c)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Guarantor;

  (d)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Corporation;

  (e)
  any partial payment by the Corporation, or any release or waiver, by operation of law or otherwise, of the performance or observance by the Corporation of any express or implied agreement, covenant, term or condition relating to the Series 1 Shares to be performed or observed by the Corporation;

  (f)
  the extension of time for the payment by the Corporation of all or any portion of the Preferred Share Obligations or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series 1 Shares;

  (g)
  any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series 1 Shares, or any action on the part of the Corporation granting indulgence or extension of any kind;

  (h)
  the recovery of any judgment against the Corporation, any voluntary or involuntary liquidation, dissolution, sale of any collateral, winding up, merger or amalgamation of the Corporation or the Guarantor, any sale or other disposition of all or substantially all of the assets of the Corporation, or any judicial or extra-judicial receivership, insolvency, bankruptcy, assignment for the benefit of, or proposal to, creditors, reorganization, moratorium,

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    arrangement, composition with creditors, or readjustment of debt of, or other proceedings affecting the Corporation, the Guarantor or any of the assets of the Corporation;

  (i)
  any circumstance, act or omission that would prevent subrogation operating in favour of the Guarantor;

  (j)
  any invalidity of, or defect or deficiency in, the Series 1 Shares or this Guarantee;

  (k)
  the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

  (l)
  any other circumstance, act or omission that might otherwise constitute a defence available to, or a discharge of, the Corporation in respect of any of the Preferred Share Obligations, or the Guarantor in respect of any of the Preferred Share Obligations (other than, and to the extent of, the payment or satisfaction thereof);

it being the intent of the Guarantor that its obligations in respect of Preferred Share Obligations shall be absolute and unconditional under all circumstances and shall not be discharged except by payment in full of the Preferred Share Obligations or as otherwise set out herein. The Holders shall not be bound or obliged to exhaust their recourse against the Corporation or any other persons or to take any other action before being entitled to demand payment from the Guarantor hereunder.

        There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

2.4   Continuing Guarantee

        This Guarantee shall apply to and secure any ultimate balance due or remaining due to the Holders in respect of the Preferred Share Obligations and shall be binding as an absolute and continuing obligation of the Guarantor. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Preferred Share Obligations must be rescinded, is declared voidable, or must otherwise be returned by the Holders for any reason, including the insolvency, bankruptcy, dissolution or reorganization of the Corporation or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Corporation or any substantial part of its property, all as though such payment had not been made. If at any time the Corporation is precluded from making payment when due in respect of any Preferred Share Obligations by reason of the provisions of the ABCA or otherwise, such amounts shall nonetheless be deemed to be due and payable by the Corporation to the Holders for all purposes of this Guarantee and the Preferred Share Obligations shall be immediately due and payable to the Holders. This is a guarantee of payment, and not merely a deficiency or collection guarantee.

2.5   Rights of Holders

        The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Trustee to be held for the benefit of the Holders; and (ii) the Trustee has the right to enforce this Guarantee on behalf of the Holders.

2.6   Guarantee of Payment

        If the Corporation shall fail to pay any of the Preferred Share Obligations when due, the Guarantor shall pay to the Holders the Preferred Share Obligations immediately after demand made in writing by one or more Holders or the Trustee, but in any event within 15 days of any failure by the Corporation to pay the Preferred Share Obligations when due, without any evidence that the Holders have demanded that the Corporation pay any of the Preferred Share Obligations or that the Corporation has failed to do so. Notwithstanding anything to the contrary herein, the Holders or the

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Trustee shall first seek payment of the Preferred Share Obligations under the Guarantee Indenture dated as of May 25, 2007 among Capital Power Income L.P., the Corporation and the Trustee.

2.7   Subrogation

        The Guarantor shall have no right of subrogation in respect of any payment made to the Holders hereunder until such time as the Preferred Share Obligations have been fully satisfied. In the case of the liquidation, dissolution, winding-up or bankruptcy of the Corporation (whether voluntary or involuntary), or if the Corporation makes an arrangement or compromise or proposal with its creditors, the Holders shall have the right to rank for their full claim and to receive all dividends or other payments in respect thereof until their claims have been paid in full, and the Guarantor shall continue to be liable to the Holders for any balance which may be owing to the Holders by the Corporation. The Preferred Share Obligations shall not, however, be released, discharged, limited or affected by the failure or omission of the Holders to prove the whole or part of any claim against the Corporation. If any amount is paid to the Guarantor on account of any subrogation arising hereunder at any time when the Preferred Share Obligations have not been fully satisfied, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied against the Preferred Share Obligations.

2.8   Independent Obligations

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Corporation with respect to the Series 1 Shares and that the Guarantor shall be liable as principal and as debtor hereunder to make Preferred Share Obligations pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (l), inclusive, of Section 2.3, if the Holders should make a demand upon the Guarantor. The Guarantor will pay the Preferred Share Obligations without regard to any equities between it and the Corporation or any defence or right of set-off, compensation, abatement, combination of accounts or cross-claim that it or the Corporation may have.

2.9   Guarantor to Investigate Financial Condition of the Corporation

        The Guarantor acknowledges that it has fully informed itself about the financial condition of the Corporation. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Corporation and all other circumstances affecting the Corporation's ability to pay the Preferred Share Obligations.

ARTICLE 3
SUBORDINATION OF OBLIGATIONS TO SENIOR INDEBTEDNESS

3.1   Applicability of Article

        The obligations of the Guarantor hereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 3, to the prior payment in full, of all Senior Indebtedness of the Guarantor and the Trustee and each Holder of Series 1 Shares as a condition to and by acceptance of the benefits conferred hereby agrees to and shall be bound by the provisions of this Article 3.

3.2   Order of Payment

        Upon any distribution of the assets of the Guarantor on any dissolution, winding up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings, or

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upon an "assignment for the benefit of creditors" or any other marshalling of the assets and liabilities of the Guarantor, or otherwise):

  (a)
  all Senior Indebtedness shall first be paid in full, or provision made for such payment before any payment is made on account of the Preferred Share Obligations; and

  (b)
  any payment or distribution of assets of the Guarantor, whether in cash, property or securities, to which the Holders of the Series 1 Shares or the Trustee on behalf of such Holders would be entitled except for the provisions of this Article 3, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

3.3   Subrogation to Rights of Holders of Senior Indebtedness

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Series 1 Shares shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Guarantor (to the extent of the application thereto of such payments or other assets which would have been received by the Holders of the Series 1 Shares but for the provisions hereof) until the Preferred Share Obligations shall be paid in full, and no such payments or distributions to the Holders of the Series 1 Shares of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of Series 1 Shares, be deemed to be a payment by the Guarantor to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Series 1 Shares, on the one hand, and the holders of Senior Indebtedness, on the other hand.

3.4   Obligation to Pay Not Impaired

        Nothing contained in this Article 3 or elsewhere in this Guarantee or in the Series 1 Shares is intended to or shall impair, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Series 1 Shares, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders of the Series 1 Shares the Preferred Share Obligations in accordance herewith, as and when the same shall become due and payable in accordance with this Guarantee, or affect the relative rights of the Holders of the Series 1 Shares and creditors of the Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Series 1 Share from exercising all remedies otherwise permitted by applicable law upon default under this Guarantee, subject to the rights, if any, under this Article 3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

3.5   No Payment if Senior Indebtedness In Default

        Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 3.6, all principal of and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Preferred Share Obligations.

        In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall

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have ceased to exist, no payment (by purchase of the Series 1 Shares or otherwise) shall be made by the Guarantor with respect to the Preferred Share Obligations and neither the Trustee nor the Holders of Series 1 Shares shall be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Preferred Share Obligations after the happening of such a default (except as provided in Section 3.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment of distribution to the holders of such Senior Indebtedness.

        The fact that any payment hereunder is prohibited by this Section 3.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

3.6   Payment on Series 1 Shares Permitted

        Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 1 Shares, shall affect the obligation of the Guarantor to make, or prevent the Guarantor from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization proceedings specified in Section 3.2 affecting the affairs of the Guarantor, any payment on account of the Preferred Share Obligations, except that the Guarantor shall not make any such payment other than as contemplated by this Article 3, if it is in default in payment of any Senior Indebtedness. The fact that any such payment is prohibited by this Section 3.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 1 Shares, shall prevent the application by the Trustee of any moneys deposited with the Trustee hereunder for the purpose so deposited, to the payment of or on account of the Preferred Share Obligations unless and until the Trustee shall have received written notice from the Guarantor or from the holder of Senior Indebtedness or from the representative of any such holder of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof.

3.7   Confirmation of Subordination

        As a condition to the benefits conferred hereby on each Holder of Series 1 Shares, each such Holder by his acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 3 and appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes. Upon request of the Guarantor, and upon being furnished an Officers' Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Trustee shall enter into a written agreement or agreements with the Guarantor and the person or persons named in such Officers' Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 3 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officers' Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

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3.8   Trustee May Hold Senior Indebtedness

        The Trustee is entitled to all the rights set forth in this Article 3 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Guarantee deprives the Trustee of any of its rights as such holder.

3.9   Rights of Holders of Senior Indebtedness Not Impaired

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

3.10 Altering the Senior Indebtedness

        The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Guarantor, all without notice to or consent of the Holders of the Series 1 Shares or the Trustee and without affecting the liabilities and obligations of the parties to this Guarantee or the Holders of the Series 1 Shares or the Trustee.

3.11 Additional Indebtedness

        This Guarantee does not restrict the Guarantor from incurring any indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

ARTICLE 4
TERMINATION AND REMEDIES

4.1   Termination of Guarantee

        This Guarantee shall terminate upon the occurrence of the following events:

  (a)
  either

  (i)
  all of the outstanding Series 1 Shares shall have been cancelled;

  (ii)
  all of the Series 1 Shares shall have been redeemed; or

  (iii)
  the Guarantor ceases to be an affiliate of each of Capital Power Income L.P.and the Corporation and the Guarantor has complied with the provisions of Section 7.3,

    and in each case, all amounts payable on such Series 1 Shares, including all accrued and unpaid dividends, shall be paid in full by the Corporation and/or the Guarantor, as the case may be; and

  (b)
  all other sums payable by the Corporation in respect of the Preferred Share Obligations have been paid; and

  (c)
  the Guarantor shall confirm to the Trustee in writing the occurrence of either event under Section 4.1(a).

        Upon termination of this Guarantee the Trustee shall, upon request of the Guarantor, provide to the Guarantor written documentation acknowledging the termination of this Guarantee.

        Notwithstanding the termination of this Guarantee, the obligations of the Guarantor to the Trustee under Section 5.3 shall survive.

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4.2   Suits for Enforcement by the Trustee

        In the event that the Guarantor fails to pay the Preferred Share Obligations as required (an "Event of Default") pursuant to the terms of this Guarantee, the Holders may institute judicial proceedings for the collection of the moneys so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation and/or the Guarantor and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights, and the rights of the Holders, upon being indemnified and funded to its satisfaction by the Holders, by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.3   Trustee May File Proofs of Claim

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or the property of the Guarantor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

  (a)
  to file and prove a claim for any Preferred Share Obligation then due and payable and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

  (b)
  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee all amounts due to it hereunder including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Series 1 Shares or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

4.4   Trustee May Enforce Claims Without Possession of Series 1 Shares

        All rights of action and claims under this Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Series 1 Shares in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Series 1 Shares in respect of which such judgment has been recovered.

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4.5   Application of Money Collected

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order:

    FIRST, To the payment of all amounts due to the Trustee including, without limitations, the reasonable compensation, expenses, disbursements and advances of the Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided;

    SECOND, To the payment of all amounts due to the Holders of the Series 1 Shares in respect of the costs, charges, expenses and advances incurred in connection with enforcing their rights hereunder;

    THIRD, To the payment of any Preferred Share Obligation then due and unpaid; and

    FOURTH, The balance, if any, to the Person or Persons entitled thereto.

4.6   Limitation on Suits

        No Holder of any outstanding Series 1 Shares shall have any right to institute any proceeding, judicial or otherwise, with respect to this Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

  (a)
  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to this Guarantee;

  (b)
  the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares affected by such Event of Default (determined as one class), shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

  (c)
  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (d)
  the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (e)
  no direction inconsistent with such written request has been given to the Trustee during such 15 day period by the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares affected by such Event of Default (determined as one class);

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Guarantee to affect, disturb or prejudice the rights of any other Holders of the outstanding Series 1 Shares, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee, except in the manner herein provided and for the equal and rateable benefit of all Holders of the outstanding Series 1 Shares.

4.7   Restoration of Rights and Remedies

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Guarantor, the Trustee and the Holders of Series 1 Shares shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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4.8   Rights and Remedies Cumulative

        No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Series 1 Shares is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.9   Delay or Omission Not Waiver

        No delay or omission of the Trustee or of any Holder of any Series 1 Shares to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

4.10 Control by Holders

        The Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares affected by an Event of Default (determined as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to this Guarantee, provided that in each case:

  (a)
  such direction shall not be in conflict with any rule of law or with this Guarantee;

  (b)
  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

  (c)
  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of outstanding Series 1 Shares not consenting to any such direction.

4.11 Waiver of Stay or Extension Laws

        The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Guarantee, and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12 Undertaking for Costs

        All parties to this Guarantee agree, and each Holder of any Series 1 Shares by acceptance thereof and by acceptance of the benefits hereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Guarantee, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable lawyers' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Guarantor, (ii) any suit instituted by the Trustee, (iii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% of the aggregate Liquidation Amount of all of the then

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outstanding Series 1 Shares, or (iv) any suit instituted by any Holder for the enforcement of the payment of the Preferred Share Obligations.

ARTICLE 5
THE TRUSTEE

5.1   Certain Duties and Responsibilities

  (a)
  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Trustee.

  (b)
  The Trustee, in exercising its powers and discharging its duties prescribed or conferred by this Guarantee, shall

  (i)
  act honestly and in good faith with a view to the best interests of the Holders of the Series 1 Shares, and

  (ii)
  exercise that degree of care, diligence and skill a reasonably prudent trustee, appointed in respect of a guarantee indenture would exercise in comparable circumstances.

  (c)
  In the absence of bad faith on its part, the Trustee, in the exercise of its rights and duties hereunder, may conclusively act and rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or other evidence furnished to the Trustee and conforming to the requirements of this Guarantee. The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Guarantee or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Guarantor (or by its agents). The Trustee shall not in any way be responsible for the consequence of any breach on the part of the Guarantor (or by its agents) of any of the Guarantor's covenants herein.

  (d)
  No provision of this Guarantee shall be construed to relieve the Trustee from the duties imposed on it in Section 5.1(b) or from liability for its own gross negligence or its own wilful misconduct, except that:

  (i)
  this Section 5.1(d) shall not be construed to limit the effect of Section 5.1(a) and (b);

  (ii)
  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

  (iii)
  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 4.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Guarantee; and

  (iv)
  no provision of this Guarantee shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers except as herein expressly provided.

  (e)
  Whether or not herein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

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5.2   Certain Rights of Trustee

        Subject to the provisions of Section 5.1:

  (a)
  the Trustee may rely absolutely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b)
  any order, request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

  (c)
  whenever in the administration of this Guarantee the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may act and rely upon an Officers' Certificate (i) as evidence of the truth of any statements of fact, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Trustee may in its sole discretion, acting reasonably, require from the Guarantor or otherwise further evidence or information before acting or relying on such certificate;

  (d)
  the Trustee may employ or retain such agents, counsel and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and shall be entitled to receive reasonable remuneration for all services performed by it and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and shall not be responsible for any misconduct on the part of any of them. Such costs and expenses shall immediately become and form part of the Trustee's fees hereunder.

  (e)
  the Trustee may, in relation to this Guarantee, act on the opinion or advice of or on information obtained from any counsel, notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether retained by the Trustee or by the Guarantor or otherwise;

  (f)
  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

  (g)
  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders pursuant to this Guarantee, unless such Holders shall have furnished to the Trustee reasonable funding and a reasonable indemnity, satisfactory to the Trustee, to protect and hold harmless the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and/or damage it may suffer by reason thereof as a condition to the commencement or continuation of such act, action or proceeding. The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders at whose instance it is acting, to deposit with the Trustee the share certificates held by them respecting the Series 1 Shares for which such share certificates the Trustee shall issue receipts;

  (h)
  the Trustee shall not be required to take notice of any default under this Guarantee, other than payment of any moneys required by any provision of this Guarantee to be paid to it, unless and until notified in writing of such default, which notice shall clearly set out the nature of the default desired to be brought to the attention of the Trustee;

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  (i)
  prior to the occurrence of an Event of Default under this Guarantee and after the curing of any such Event of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document or any investigation of the books and records of the Guarantor (but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney), unless requested to do so by the Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares; provided, however, that the Trustee may require reasonable indemnity against the costs, expenses or liabilities likely to be incurred by it in the making of such investigation; and

  (j)
  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. Any solicitors employed or consulted by the Trustee as counsel may, but need not be solicitors for the Guarantor.

5.3   Protection of Trustee

        By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

  (a)
  the recitals contained herein, shall be taken as the statements of the Guarantor, and the Trustee shall not be liable for or assume any responsibility for their correctness;

  (b)
  the Trustee makes no representations as to, and shall not be liable for, the validity or sufficiency of this Guarantee;

  (c)
  nothing herein contained shall impose any obligation on the Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Guarantee or any instrument ancillary or supplemental hereto;

  (d)
  the Trustee shall not be bound to give any notice of the execution hereof,

  (e)
  the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Guarantor of any of the covenants herein contained or of any act of the agents or servants of the Guarantor; and

  (f)
  the Guarantor shall indemnify the Trustee (including its directors, officers, employees, representatives and agents) for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnity will survive the termination or discharge of this Guarantee and the resignation or removal of the Trustee.

5.4   Trustee Not Required to Give Security

        The Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

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5.5   No Person Dealing with Trustee Need Enquire

        No person dealing with the Trustee shall be concerned to enquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Series 1 Shares or to see to the application of any money paid to the Trustee.

5.6   May Hold Series 1 Shares

        Subject to applicable law, the Trustee or any other agent of the Guarantor, in its individual or in any other capacity, may become the owner or pledgee of the Series 1 Shares and, subject to Section 5.8, may otherwise deal with the Guarantor with the same rights it would have if it were not the Trustee, and without being liable to account for any profit made thereby.

5.7   Moneys Held in Trust

        Any money held by the Trustee, which under the trusts of this Guarantee may be invested, shall be invested and reinvested by the Trustee, in accordance with Schedule A hereto. Pending such investment, such money shall be placed by the Trustee on deposit at interest at the then current rate in a Canadian chartered bank or trust company.

5.8   Conflict of Interest

  (a)
  The Trustee represents to the Guarantor that at the time of the execution and delivery hereof no material conflict of interest exists in respect of the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

  (b)
  If, notwithstanding Section 5.8(a), the Trustee has a material conflict of interest, the validity and enforceability of this Guarantee shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

  (c)
  If the Trustee contravenes Section 5.8(a), the Guarantor or the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares affected thereby may apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced, and such court may make an order on such terms as it thinks fit.

5.9   Corporate Trustee Required; Eligibility

        There shall at all times be a Trustee hereunder which shall be a corporation resident or authorized to carry on the business of a trust company in the Province of Alberta. Neither the Guarantor nor any affiliate of the Guarantor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

5.10 Resignation and Removal; Appointment of Successor

  (a)
  Notwithstanding any other provisions hereof, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

  (b)
  The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder at any time with respect to the Guarantee by giving to the Guarantor two months' notice in writing or such shorter notice as the Guarantor may accept as sufficient. If the

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    instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may apply to the Court of Queen's Bench of Alberta for an order for the appointment of a successor Trustee with respect to the Guarantee.

  (c)
  The Trustee may be removed at any time by the Guarantor, except during an Event of Default.

  (d)
  If any time:

  (i)
  the Trustee shall fail to comply with Section 5.8(a); or

  (ii)
  the Trustee shall cease to be eligible under Section 5.9 and shall fail to resign after written request to do so by the Guarantor; or

  (iii)
  the Trustee shall be dissolved, shall become incapable of acting or shall become or be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Guarantor by a Board Resolution may remove the Trustee, as appropriate, or (ii) subject to Section 4.12, apply to the Court of Queen's Bench Alberta for an order for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

  (e)
  If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any reason, the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares delivered to the Guarantor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Guarantor. If no successor Trustee shall have been so appointed by the Guarantor or the Holders and such appointment accepted in the manner required by Section 5.11, the Trustee (at the Guarantor's expense) or any Holder who has been a bona fide Holder of the Series 1 Shares may, on behalf of such Holder and all other Holders, apply to the Court of Queen's Bench of Alberta for any order for the appointment of a successor Trustee.

  (f)
  The Guarantor shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders thereof by mailing such notice to such Holders at their addresses as they shall appear on the list of Holders as provided by the Corporation to the Guarantor. If the Guarantor shall fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Guarantor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

5.11 Acceptance of Appointment by Successor

  (a)
  In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act,

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    deed or conveyance (but subject to Section 5.11(b)), shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses then unpaid, execute, acknowledge and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money, if any, held by such retiring Trustee hereunder.

  (b)
  In case of the appointment hereunder of a successor Trustee, the Guarantor, the retiring Trustee and such successor Trustee shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) add to or change any of the provisions of this Guarantee to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture (except as specifically provided for therein) shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Guarantee to which the appointment of such successor Trustee relates, and such retiring Trustee shall duly assign, transfer and deliver to each successor Trustee all property and money held, if any, by such retiring Trustee hereunder which the appointment of such successor Trustee relates.

  (c)
  Upon request of any such successor Trustee, the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, power and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

  (d)
  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

5.12 Merger, Consolidation, Amalgamation or Succession to Business

        Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or instrument or any further act on the part of any of the parties hereto.

5.13 Not Bound to Act

        The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Guarantee has resulted in its being in non-compliance with any applicable anti-money laundering, or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Guarantor, provided that (i) the Trustee's

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written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee's satisfaction, acting reasonably, within such 10 day period, then such resignation shall not be effective.

5.14 Trustee's Privacy Clause

        The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Guarantee. Despite any other provision of this Guarantee, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Guarantor shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (i) to have a designated a chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Guarantee and not to use it for any other purpose except with the consent of or direction from the Guarantor or the individual involved; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

5.15 Compensation and Reimbursement

        The Guarantor agrees:

  (a)
  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

  (b)
  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any, provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

        The Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to any payment of the Preferred Share Obligations. The said remuneration shall continue to be payable whether or not this Guarantee shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section and unpaid within 30 days after demand for such payment by the Trustee, shall bear interest at the then current rate of interest charged by the Trustee to its corporate customers. This Section 5.15 shall survive the removal or termination of the Trustee and the termination of this Guarantee.

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ARTICLE 6
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND GUARANTOR

6.1   List of Holders

        The Corporation shall furnish or cause to be furnished to the Trustee at such times as the Trustee may request in writing, within five Business Days after the receipt by the Corporation of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and is not identical to a previously supplied list of Holders or has not otherwise been received by the Trustee in its capacity as such. The Trustee may destroy any list of Holders previously given to it on receipt of a new list of Holders.

        The Corporation shall provide the Trustee with an updated list of Holders within 15 days of the Guarantor or any affiliate of the Guarantor becoming a Holder.

6.2   Access to list of Holders

        A Holder may, upon payment to the Trustee of a reasonable fee, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every Holder of Series 1 Shares, (ii) the aggregate number of Series 1 Shares owned by each such Holder, and (iii) the aggregate number of the Series 1 Shares then outstanding, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Series 1 Shares, or any other matter relating to the Guarantee, and (iv) such other undertaking as may be required by applicable law. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

6.3   Communications to Holders

        The rights of Holders to communicate with other Holders with respect to their rights under this Guarantee and the corresponding rights and privileges of the Trustee, shall be governed by applicable law.

        Every Holder of Series 1 Shares, by receiving and holding the same, agrees with the Guarantor and the Trustee that neither the Guarantor nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the terms hereof or applicable law.

ARTICLE 7
CONVEYANCE, TRANSFER OR LEASE

7.1   Conveyance, Transfer or Lease; Only on Certain Terms

        The Guarantor shall not convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

  (a)
  the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Guarantor shall, unless such assumption shall occur by operation of law, expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, acting reasonably, the Guarantor's

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    obligations hereunder for the Preferred Share Obligations and the performance and observance of every covenant of this Guarantee on the part of the Guarantor to be performed or observed;

  (b)
  the Guarantor or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        This Section shall only apply to conveyances, leases and transfers by the Guarantor as transferor or lessor.

7.2   Successor Person Substituted

        Upon any conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 7.1, the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and in the event of any such conveyance or transfer, the Guarantor (which term shall for this purpose means the Person named as the "Guarantor" in the first paragraph of this Guarantee or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Guarantee.

7.3   Sale of Common Shares of the Corporation and/or Limited Partnership Units of Capital Power Income L.P.

        The Guarantor shall not, directly or indirectly, convey, transfer or otherwise dispose of any limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. or common shares of the Corporation beneficially owned by it, if any such conveyance, transfer or disposition would cause the Guarantor to cease to be an affiliate of Capital Power Income L.P. or the Corporation, unless all of the beneficial holders of limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. and common shares of the Corporation (other than the Guarantor) shall have entered into a guarantee indenture with the Trustee, substantially similar to this guarantee indenture and in form and substance satisfactory to the Trustee, acting reasonably, whereby such holders irrevocably and unconditionally guarantee in favour of the Holders the due and punctual payment of the Preferred Share Obligations on the same terms and conditions as set forth herein.

ARTICLE 8
SUPPLEMENTAL INDENTURES

8.1   Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

  (a)
  to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor contained herein; or

  (b)
  to add to the covenants of the Guarantor or to surrender any right or power herein conferred upon the Guarantor, both of which in the opinion of the Trustee, relying upon the advice of counsel to the Guarantor, is for the benefit of the Holders of all of the Series 1 Shares and is not prejudicial to the rights of the Holders; or

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  (c)
  to add any additional Events of Default; or

  (d)
  to secure or further secure the Preferred Share Obligations; or

  (e)
  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to this Guarantee and to add to or change any of the provisions of this Guarantee as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11; or

  (f)
  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Guarantee, which in the opinion of the Trustee, relying upon advice from counsel to the Guarantor, shall not adversely affect the interests of the Holders of Series 1 Shares in any material respect; or

  (g)
  to supplement any of the provisions of this Guarantee to such extent as shall be necessary to permit or facilitate the termination pursuant to Section 4.1; provided that in the opinion of the Trustee, relying upon advice from counsel to the Guarantor, any such action shall not adversely affect the interests of the Holders of Series 1 Shares in any material respect.

8.2   Supplemental Guarantees with Consent of Holders

        With the consent of either (i) the Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares, by Act of such Holders delivered to the Guarantor and the Trustee, or (ii) if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Series 1 Shares represented at such meeting and voting in respect of such consent, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Guarantee or of modifying in any manner the rights of the Holders under this Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holders representing not less than 66 2/3% of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares or, if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Series 1 Shares represented at such meeting and voting in respect of such consent, as the case may be,

  (a)
  reduce the percentage of the aggregate Liquidation Amount of the outstanding Series 1 Shares required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Guarantee or certain defaults applicable hereunder and their consequences provided for in this Guarantee, or reduce the requirements of Section 11.4 for quorum or voting with respect to the Guarantee, or

  (b)
  modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Guarantee cannot be modified or waived without the consent of the Holder of each outstanding Series 1 Share.

8.3   Execution of Supplemental Guarantees

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Guarantee, the Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Guarantee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Guarantee or otherwise.

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8.4   Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Guarantee for all purposes.

8.5   Notice of Supplemental Guarantees

        Promptly after the execution by the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Guarantor shall give notice thereof to the Holders of each of the outstanding Series 1 Shares affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9
COVENANTS

9.1   Existence

        Subject to Article 7 the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights and franchises of the Guarantor and its subsidiaries; provided, however, that the Guarantor shall not be required to preserve any such right or franchise if the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor.

9.2   Trustee Not Required to Verify Liquidation Amount

        The Guarantor will not require the Trustee to calculate or verify the Liquidation Amount.

9.3   Restriction on Dividends

        The Guarantor hereby covenants and agrees that if and for so long as either the board of directors of the Corporation has failed to declare, or the Corporation has failed to pay, dividends on the Series 1 Shares, in each case, in accordance with the share conditions attaching thereto, then the Guarantor shall not declare or pay any dividends on its shares or make any distributions or pay any dividends on securities of any successor entity of the Guarantor.

ARTICLE 10
PURCHASE OF SERIES 1 SHARES

10.1 Purchase of Series 1 Shares

        Subject to applicable law, at any time when the Guarantor is not in default hereunder, it may purchase Series l Shares at any price in the market (including purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender available to all Holders of Series 1 Shares or by private contract.

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 ARTICLE 11
MEETINGS OF HOLDERS OF SERIES 1 SHARES

11.1 Purposes for Which Meetings May Be Called

        A meeting of the Holders of the Series 1 Shares may be called at any time and from time to time pursuant to the provisions of this Article for one or more of the following purposes:

  (a)
  to give any notice to the Guarantor or to the Trustee, to give any directions to the Trustee, or to take any other action authorized to be taken by the Holders of the Series 1 Shares pursuant to any of Sections 4.3 to 4.12;

  (b)
  to remove the Trustee and appoint a successor Trustee with respect to the Guarantee pursuant to the provisions of Article 5;

  (c)
  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; or

  (d)
  to take any other action required or permitted to be taken by or on behalf of the Holders of any specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares under any other provision of this Guarantee or under applicable law.

11.2 Call, Notice and Place of Meetings

  (a)
  The Trustee may at any time call a meeting of Holders of Series 1 Shares for any purpose specified in Section 11.1, to be held at such time and at such place in Calgary, Alberta, or in such other place as the Trustee shall determine. Notice of every meeting of Holders of Series 1 Shares, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

  (b)
  In case at any time the Guarantor, pursuant to a Board Resolution, or the Holders representing at least 10% of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares shall have requested the Trustee to call a meeting of the Holders of Series 1 Shares for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request and any required indemnification or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Guarantor or the Holders of Series 1 Shares in the amount above specified, as the case may be, may determine the time and the place in Calgary, Alberta, or in such other place as the Trustee may approve for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

11.3 Persons Entitled to Vote at Meetings

        To be entitled to vote at any meeting of Holders of Series 1 Shares, a Person shall be (1) a Holder of one or more outstanding Series 1 Shares, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Series 1 Shares by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Series 1 Shares shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Guarantor and its counsel.

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11.4 Quorum; Action

        The Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares shall constitute a quorum for a meeting of Holders of Series 1 Shares; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Guarantee expressly provides may be given by the Holders of not less than a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares, the Persons entitled to vote such specified percentage in aggregate amount of the outstanding Series 1 Shares shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Series 1 Shares, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

        Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum, the Holders of Series 1 Shares entitled to vote at such meeting present in person or by proxy shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

        Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders representing not less than a majority of the aggregate Liquidation Amount of Series 1 Shares represented at such meeting in person or by proxy; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series l Shares.

        Any resolution passed or decision taken at any meeting of Holders of Series 1 Shares duly held in accordance with this Section shall be binding on all the Holders of Series 1 Shares, whether or not present or represented at the meeting.

        Notwithstanding the foregoing provisions of this Section 11.4, if any action is to be taken at a meeting of Holders of Series 1 Shares with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares affected thereby:

  (i)
  there shall be no minimum quorum requirement for such meeting; and

  (ii)
  the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares that vote in favour of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Guarantee.

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11.5 Determination of Voting Rights; Conduct and Adjournment of Meetings

  (a)
  Notwithstanding any provisions of this Guarantee, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Series 1 Shares in regard to proof of the holding of Series 1 Shares and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Series 1 Shares shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

  (b)
  The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Guarantor or by Holders of Series 1 Shares as provided in Section 11.2(b), in which case the Guarantor or the Holders of Series 1 Shares calling the meeting, as the case may be, shall in like manner appoint, a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares represented and voted at the meeting.

  (c)
  Any meeting of Holders of Series 1 Shares duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 1 Shares represented and voted at the meeting; and the meeting may be held as so adjourned without further notice.

11.6 Counting Votes and Recording Action of Meetings

        The vote upon any resolution submitted to any meeting of Holders of Series 1 Shares shall be by written ballots on which shall be subscribed the signatures of the Holders of Series 1 Shares or of their representatives by proxy and the number of outstanding Series 1 Shares held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Series 1 Shares shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Guarantee.

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        IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Guarantee as of the date first written above.

CPI PREFERRED EQUITY LTD.
Per:
Name:
Title:
Per:
Name:
Title:
ATLANTIC POWER CORPORATION
Per:
Name:
Title:
Per:
Name:
Title:
CIBC MELLON TRUST COMPANY
Per:
Name:
Title:
Per:
Name:
Title:

Annex A-196

SCHEDULE A

        The Trustee shall invest the funds in Authorized Investments in its name in accordance with a direction from the Guarantor. Any direction from the Guarantor to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. the next Business Day. For the purpose hereof, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee) provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

Note:    Authorized Investments that are not short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province will be sold, if applicable or held to maturity one business day before the release of cash balances. Cash balances will be held in its deposit department, the deposit department of one of its Affiliates or the deposit department of a Canadian chartered bank at a rate of interest determined at the time of deposit.

        In the event that the Trustee does not receive a direction, or only a partial direction, the Trustee may hold cash balances and may, but need not, invest same in its deposit department, the deposit department of one of its Affiliates or the deposit department of a Canadian chartered bank; but the Trustee, its Affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity other than at a rate, if any, established from time to time, by the Trustee, its Affiliates or a Canadian chartered bank. For the purpose of this Schedule A, "Affiliate" means affiliated companies within the meaning of the Business Corporations Act (Ontario) ("OBCA"); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their affiliates within the meaning of the OBCA.

Annex A-197

  THIS GUARANTEE INDENTURE dated as of                    , 2011;

AMONG:

  ATLANTIC POWER CORPORATION, a corporation incorporated under the laws of the Province of British Columbia,

  (hereinafter referred to as the "Guarantor"),

  —and—

  CPI PREFERRED EQUITY LTD., a corporation incorporated under the laws of the Province of Alberta,

  (hereinafter referred to as the "Corporation"),

  —and—

  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized and existing under the laws of Canada,

  (hereinafter referred to as the "Security Trustee").

        WHEREAS pursuant to the terms of this guarantee indenture (the "Guarantee") the Guarantor has agreed to guarantee in favour of the Holders (as defined below) the payment of the Preferred Share Obligations (as defined below), pursuant to the terms of the Series 2 Shares (as defined below);

        AND WHEREAS as at the date hereof, the Corporation has authorized for issuance up to 4,000,000 Series 2 Shares;

        AND WHEREAS as at the date hereof, the Corporation has authorized for issuance up to 4,000,000 Series 3 Shares;

        AND WHEREAS the Series 2 Shares, are on certain terms and conditions convertible to Series 3 Shares, and the Series 3 Shares are on certain terms and conditions convertible to Series 2 Shares;

        AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Guarantee and to make the same legal, valid and binding upon the Guarantor;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Guarantor and not by the Security Trustee;

        NOW THEREFORE THIS GUARANTEE WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1   Definitions

        For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

  (b)
  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee as a whole and not to any particular Article, Section or other subdivision;

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  (c)
  all references to "the Guarantee or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time.

        The following terms shall have the following meanings:

        "ABCA" means the Business Corporations Act (Alberta);

        "affiliate" has the meaning ascribed thereto in National Instrument 45-106—Prospectus and Registration Exemptions.

        "Board of Directors" means the board of directors of the Guarantor or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by an officer of the Guarantor to have been duly passed by the Board of Directors and to be in full force and effect on the applicable date of such certification, and delivered to the Security Trustee.

        "Business Day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civid holiday in the place wehre the Corporation has its head office.

        "Corporate Trust Office" means the office of the Security Trustee, at which at any particular time its corporate trust business shall be principally administered, which office on the date of execution of this Guarantee is located at [600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8].

        "Event of Default" has the meaning specified in Section 4.2.

        "Guaranteed Obligations" has the meaning specified in Section 3.5;

        "Guarantor Order" or "Guarantor Request" means a written request or order signed in the name of the Guarantor by an officer of the Guarantor, and delivered to the Security Trustee.

        "Holders" means, the registered holders of the Series 2 Shares from time to time, provided that, in determining whether the Holders of the requisite percentage of the aggregate Liquidation Amount of outstanding Series 2 Shares have given any request, notice, consent or waiver hereunder, "Holders" shall not include the Guarantor or any affiliate of the Guarantor.

        "Liquidation Amount" means an amount equal to $25.00 per Series 2 Share plus an amount equal to all declared and unpaid dividends up to, but excluding, the date fixed for payment or distribution.

        "Officers' Certificate" means a certificate signed by an officer of the Guarantor, and delivered to the Security Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, including an employee of the Guarantor, and who shall be acceptable to the Security Trustee.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Share Obligations" means all financial liabilities and obligations of the Corporation to the Holders in respect of the Series 2 Shares including or in respect of (i) any declared and unpaid dividends on the Series 2 Shares, (ii) the Redemption Price and all declared and unpaid dividends up to but excluding the date fixed for redemption with respect to Series 2 Shares called for redemption, and (iii) the Liquidation Amount payable on the Series 2 Shares upon a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, without regard to the amount of assets of the Corporation available for distribution.

        "Redemption Price" means $25.00 per Series 2 Share redeemed.

Annex A-199

        "Responsible Officer", when used with respect to the Security Trustee, means the chairman or any vice-chairman of the board of directors of the Security Trustee, the chairman or any vice-chairman of the executive committee of the board of directors of the Security Trustee, and the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller and any other officer of the Security Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Senior Indebtedness" shall mean the principal of and the interest and premium (or any other amounts payable thereunder), if any, on:

  (i)
  all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Guarantor (other than the Preferred Share Obligations and the Guaranteed Obligations), whether outstanding on the date of this Guarantee or thereafter created, incurred, assumed or guaranteed; and

  (ii)
  renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to the Preferred Share Obligations.

        "Series 2 Shares" means the Cumulative Rate Reset Preferred Shares, Series 2 of the Corporation.

        "Series 3 Shares" means the Cumulative Floating Rate Preferred Shares, Series 3 of the Corporation.

1.2   Compliance Certificates and Opinions

        Upon any application or request by the Guarantor to the Security Trustee to take any action under any provision of this Guarantee, the Guarantor shall furnish to the Security Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Guarantee (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Guarantee relating to such particular application or request, no additional certificate or opinion need be furnished.

        In addition to the foregoing, every certificate or opinion with respect to compliance with a covenant or condition provided for in this Guarantee (other than as otherwise specified herein) shall include:

  (a)
  a statement that each individual signing such certificate or opinion has read and understood such covenant or condition and the definitions herein relating thereto;

  (b)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (c)
  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

Annex A-200

  (d)
  a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3   Form of Documents Delivered to Security Trustee

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Guarantee, they may, but need not, be consolidated and form one instrument.

1.4   Acts of Holders

  (a)
  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Guarantee to be given or taken by one or more Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed by them in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Security Trustee and, where it is hereby expressly required, to the Guarantor and/or the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Series 2 Share, shall be sufficient for any purpose of this Guarantee and conclusive in favour of the Security Trustee, the Guarantor and the Corporation, if made in the manner provided in this Section.

  (b)
  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Security Trustee deems sufficient.

  (c)
  If the Guarantor shall solicit from the Holders of Series 2 Shares any request, demand, authorization, direction, notice, consent, waiver or other Act, the Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of

Annex A-201

    Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Guarantor shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of outstanding Series 2 Shares have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Series 2 Shares shall be computed as of such record date provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Guarantee not later than eleven months after the record date.

1.5   Notices, Etc. to Security Trustee and Guarantor

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with,

  (a)
  the Security Trustee by any Holder, the Guarantor or the Corporation shall be sufficient for every purpose hereunder if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile or email to the Security Trustee at its Corporate Trust Office Attention: [Manager Corporate Trust, Facsimile No. (403) 267-6598]; or

  (b)
  the Guarantor by any Holder, the Security Trustee or the Corporation shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Guarantor addressed to it at [200 Clarendon Street, Floor 25, Boston, Massachusetts, USA 02116] or at any other address previously furnished in writing to the Security Trustee by the Guarantor, Attention: [Corporate Secretary], Facsimile No. [    •    ]; or

  (c)
  the Corporation by any Holder, the Security Trustee or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Corporation addressed to it at [10065 Jasper Avenue], or at any other address previously furnished., in writing to the Security Trustee by the Corporation, Attention: [President, Facsimile No . (780) 392-5200].

        Any delivery made or facsimile sent on a day other than a Business Day, or after 3:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. Anything mailed shall not be deemed to have been given until it is actually received. The Guarantor or the Corporation may from time to time notify the Security Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Guarantor or the Corporation for all purposes of this Guarantee.

1.6   Notice to Holders; Waiver

        Where this Guarantee provides for notice of any event to the Holders of Series 2 Shares by the Guarantor or the Security Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at the Holder's address as it appears in the list of Holders as provided by the Corporation, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such

Annex A-202

notice or in any other manner from time to time permitted by applicable laws, including, without limitation, internet-based or other electronic communications. In any case where notice to the Holders of Series 2 Shares is given by mail, neither the accidental failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Series 2 Shares, but upon such failure to mail or such defect in any notice so mailed being discovered, the notice (as corrected to address any defects) shall be mailed forthwith to such Holder. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Guarantee shall be in the English language.

        Where this Guarantee provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Security Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7   Effect of Headings and Table of Contents

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8   Successors and Assigns

        All covenants and agreements in this Guarantee by the Guarantor shall bind its successors and assigns, whether so expressed or not.

1.9   Separability Clause

        In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10 Governing Law

        This Guarantee shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

1.11 No Recourse Against Others

        A director, officer, employee or shareholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or its creation.

1.12 Multiple Originals

        The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Guarantee.

1.13 Language

        Les parties aux présentes ont exigé que Ia présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rediges et exécutés en langue anglaise. The parties hereto have required that this Guarantee and all documents and notices related thereto be drafted and executed in English.

Annex A-203

ARTICLE 2
GUARANTEE

2.1   Guarantee

        The Guarantor irrevocably and unconditionally guarantees in favour of the Holders the due and punctual payment of the Preferred Share Obligations (without duplication of amounts theretofore paid by or on behalf of the Corporation), regardless of any defense (except for the defense of payment by the Corporation), right of setoff or counterclaim which the Guarantor may have or assert. The Guarantor's obligation to pay a Preferred Share Obligation may be satisfied by (i) direct payment to the Holders or (ii) payment to the Holders through the facilities of the Security Trustee. The Guarantor shall give prompt written notice to the Security Trustee in the event it makes a direct payment to the Holders hereunder.

2.2   Waiver of Notice

        The Guarantor hereby waives notice of acceptance of this Guarantee.

2.3   Guarantee Absolute

        The Guarantor guarantees that the Preferred Share Obligations will be paid strictly in accordance with the terms of the Series 2 Shares and this Guarantee within the time required by Section 2.1 regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Holders with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

  (a)
  any sale, transfer or assignment by any Holder of any Series 2 Shares or any right, title, benefit or interest of such Holder therein or thereto;

  (b)
  any amendment or change in or to, or any waiver of, any of the terms of the Series 2 Shares;

  (c)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Guarantor;

  (d)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Corporation;

  (e)
  any partial payment by the Corporation, or any release or waiver, by operation of law or otherwise, of the performance or observance by the Corporation of any express or implied agreement, covenant, term or condition relating to the Series 2 Shares to be performed or observed by the Corporation;

  (f)
  the extension of time for the payment by the Corporation of all or any portion of the Preferred Share Obligations or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series 2 Shares;

  (g)
  any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series 2 Shares, or any action on the part of the Corporation granting indulgence or extension of any kind;

  (h)
  the recovery of any judgment against the Corporation, any voluntary or involuntary liquidation, dissolution, sale of any collateral, winding up, merger or amalgamation of the Corporation or the Guarantor, any sale or other disposition of all or substantially all of the assets of the Corporation, or any judicial or extra-judicial receivership, insolvency, bankruptcy, assignment for the benefit of, or proposal to, creditors, reorganization, moratorium, arrangement, composition with creditors, or readjustment of debt of, or other proceedings

Annex A-204

    affecting the Corporation, the Guarantor or any of the assets of the Corporation or the Guarantor;

  (i)
  any circumstance, act or omission that would prevent subrogation operating in favour of the Guarantor;

  (j)
  any invalidity of, or defect or deficiency in, the Series 2 Shares or this Guarantee;

  (k)
  the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

  (l)
  any other circumstance, act or omission that might otherwise constitute a defence available to, or a discharge of, the Corporation in respect of any of the Preferred Share Obligations, or the Guarantor in respect of any of the Preferred Share Obligations (other than, and to the extent of, the payment or satisfaction thereof);

it being the intent of the Guarantor that its obligations in respect of Preferred Share Obligations shall be absolute and unconditional under all circumstances and shall not be discharged except by payment in full of the Preferred Share Obligations. The Holders shall not be bound or obliged to exhaust their recourse against the Corporation or any other persons or to take any other action before being entitled to demand payment from the Guarantor hereunder.

        There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

2.4   Continuing Guarantee

        This Guarantee shall apply to and secure any ultimate balance due or remaining due to the Holders in respect of the Preferred Share Obligations and shall be binding as an absolute and continuing obligation of the Guarantor. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Preferred Share Obligations must or may be rescinded, is declared or may become voidable, or must or may otherwise be returned by the Holders for any reason, including the insolvency, bankruptcy, dissolution or reorganization of the Corporation or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Corporation or any substantial part of its property, all as though such payment had not been made. If at any time the Corporation is precluded from making payment when due in respect of any Preferred Share Obligations by reason of the provisions of the ABCA or otherwise, such amounts shall nonetheless be deemed to be due and payable by the Corporation to the Holders for all purposes of this Guarantee and the Preferred Share Obligations shall be immediately due and payable to the Holders. This is a guarantee of payment, and not merely a deficiency or collection guarantee.

2.5   Rights of Holders

        The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Security Trustee to be held for the benefit of the Holders; and (ii) the Security Trustee has the right to enforce this Guarantee on behalf of the Holders.

2.6   Guarantee of Payment

        If the Corporation shall fail to pay any of the Preferred Share Obligations when due, the Guarantor shall pay to the Holders the Preferred Share Obligations immediately after demand made in writing by one or more Holders or the Security Trustee, but in any event within 15 days of any failure by the Corporation to pay the Preferred Share Obligations when due, without any evidence that the Holders or the Security Trustee have demanded that the Corporation or the Guarantor pay any of the Preferred Share Obligations or that the Corporation has failed to do so.

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2.7   Subrogation

        The Guarantor shall have no right of subrogation in respect of any payment made to the Holders hereunder until such time as the Preferred Share Obligations have been fully satisfied. In the case of the liquidation, dissolution, winding-up or bankruptcy of the Corporation (whether voluntary or involuntary), or if the Corporation makes an arrangement or compromise or proposal with its creditors, the Holders shall have the right to rank for their full claim and to receive all dividends or other payments in respect thereof until their claims have been paid in full, and the Guarantor shall continue to be liable to the Holders for any balance which may be owing to the Holders by the Corporation. The Preferred Share Obligations shall not, however, be released, discharged, limited or affected by the failure or omission of the Holders to prove the whole or part of any claim against the Corporation. If any amount is paid to the Guarantor on account of any subrogation arising hereunder at any time when the Preferred Share Obligations have not been fully satisfied, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied against the Preferred Share Obligations.

2.8   Independent Obligations

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Corporation with respect to the Series 2 Shares and that the Guarantor shall be liable as principal and as debtor hereunder to make payment of the Preferred Share Obligations pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (l), inclusive, of Section 2.3, if the Holders should make a demand upon the Guarantor. The Guarantor will pay the Preferred Share Obligations without regard to any equities between it and the Corporation or any defence or right of set-off, compensation, abatement, combination of accounts or cross-claim that it or the Corporation may have.

2.9   Guarantor to Investigate Financial Condition of the Corporation

        The Guarantor acknowledges that it has fully informed itself about the financial condition of the Corporation. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Corporation and all other circumstances affecting the Corporation's ability to pay the Preferred Share Obligations.

ARTICLE 3
SUBORDINATION OF OBLIGATIONS TO SENIOR INDEBTEDNESS

3.1   Applicability of Article

        The obligations of the Guarantor hereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 3, to the prior payment in full, of all Senior Indebtedness of the Guarantor and the Security Trustee and each Holder of Series 2 Shares as a condition to and by acceptance of the benefits conferred hereby agrees to and shall be bound by the provisions of this Article 3.

3.2   Order of Payment

        Upon any distribution of the assets of the Guarantor on any dissolution, winding up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings, or upon an "assignment for the benefit of creditors" or any other marshalling of the assets and liabilities of the Guarantor, or otherwise):

  (a)
  all Senior Indebtedness shall first be paid in full, or provision made for such payment before any payment is made on account of the Preferred Share Obligations; and

Annex A-206

  (b)
  any payment or distribution of assets of the Guarantor, whether in cash, property or securities, to which the Holders of the Series 2 Shares or the Security Trustee on behalf of such Holders would be entitled except for the provisions of this Article 3, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

3.3   Subrogation to Rights of Holders of Senior Indebtedness

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Series 2 Shares shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Guarantor (to the extent of the application thereto of such payments or other assets which would have been received by the Holders of the Series 2 Shares but for the provisions hereof) until the Preferred Share Obligations shall be paid in full, and no such payments or distributions to the Holders of the Series 2 Shares of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of Series 2 Shares, be deemed to be a payment by the Guarantor to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Series 2 Shares, on the one hand, and the holders of Senior Indebtedness, on the other hand.

3.4   Pari Passu Ranking

        Notwithstanding anything herein contained to the contrary, the obligations of the Guarantor hereunder rank on a pro rata and pari passu basis with the obligations of the Guarantor under the Guarantee Indenture dated    •    , 2011 among the Guarantor, the Corporation and CIBC Mellon Trust Company relating to the 4.85% cumulative redeemable preferred shares, Series 1 of the Corporation and with any other obligations of the Guarantor in respect of similar guarantees that may be provided by the Guarantor in respect of other series of cumulative redeemable preferred shares of the Corporation (collectively, the "Guaranteed Obligations"), including, without limitation, the guarantee provided by the Guarantor in respect of the Series 3 Shares.

3.5   Obligation to Pay Not Impaired

        Nothing contained in this Article 3 or elsewhere in this Guarantee or in the Series 2 Shares is intended to or shall impair, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Series 2 Shares, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders of the Series 2 Shares the Preferred Share Obligations in accordance herewith, as and when the same shall become due and payable in accordance with this Guarantee, or affect the relative rights of the Holders of the Series 2 Shares and creditors of the Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Security Trustee or the Holder of any Series 2 Share from exercising all remedies otherwise permitted by applicable law upon default under this Guarantee, subject to the rights, if any, under this Article 3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

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3.6   No Payment if Senior Indebtedness In Default

        Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 3.6, all principal of and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Preferred Share Obligations.

        In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of the Series 2 Shares or otherwise) shall be made by the Guarantor with respect to the Preferred Share Obligations and neither the Security Trustee nor the Holders of Series 2 Shares shall be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Preferred Share Obligations after the happening of such a default (except as provided in Section 3.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment of distribution to the holders of such Senior Indebtedness.

        The fact that any payment hereunder is prohibited by this Section 3.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

3.7   Payment on Series 2 Shares Permitted

        Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 2 Shares, shall affect the obligation of the Guarantor to make, or prevent the Guarantor from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization proceedings specified in Section 3.2 affecting the affairs of the Guarantor, any payment on account of the Preferred Share Obligations, except that the Guarantor shall not make any such payment other than as contemplated by this Article 3, if it is in default in payment of any Senior Indebtedness. The fact that any such payment is prohibited by this Section 3.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 2 Shares, shall prevent the application by the Security Trustee of any moneys deposited with the Security Trustee hereunder for the purpose so deposited, to the payment of or on account of the Preferred Share Obligations unless and until the Security Trustee shall have received written notice from the Guarantor or from the holder of Senior Indebtedness or from the representative of any such holder of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof.

3.8   Confirmation of Subordination

        As a condition to the benefits conferred hereby on each Holder of Series 2 Shares, each such Holder by acceptance thereof authorizes and directs the Security Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 3 and appoints the Security Trustee as the Holder's attorney-in-fact for any and all such purposes. Upon request of the Guarantor, and upon being furnished with an Officers' Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior

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Indebtedness, the Security Trustee shall enter into a written agreement or agreements with the Guarantor and the person or persons named in such Officers' Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 3 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officers' Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

3.9   Security Trustee May Hold Senior Indebtedness

        The Security Trustee is entitled to all the rights set forth in this Article 3 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Guarantee deprives the Security Trustee of any of its rights as such holder.

3.10 Rights of Holders of Senior Indebtedness Not Impaired

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

3.11 Altering the Senior Indebtedness

        The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Guarantor, all without notice to or consent of the Holders of the Series 2 Shares or the Security Trustee and without affecting the liabilities and obligations of the parties to this Guarantee or the Holders of the Series 2 Shares or the Security Trustee.

3.12 Additional Indebtedness

        This Guarantee does not restrict the Guarantor from incurring any indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

ARTICLE 4
TERMINATION AND REMEDIES

4.1   Termination of Guarantee

        This Guarantee shall terminate upon the occurrence of the following events:

  (a)
  either

  (i)
  all of the outstanding Series 2 Shares and Series 3 Shares shall have been purchased and cancelled;

  (ii)
  all of the Series 2 Shares and Series 3 Shares shall have been redeemed; or

  (iii)
  the Guarantor ceases to be an affiliate of each of Capital Power Income L.P.and the Corporation and the Guarantor has complied with the provisions of Section 7.3,

    and in each case, all amounts payable on the Series 2 Shares, including all accrued and unpaid dividends, shall be paid in full by the Corporation and/or the Guarantor, as the case may be; and

Annex A-209

  (b)
  all other sums payable by the Corporation in respect of the Preferred Share Obligations have been paid; and

  (c)
  the Guarantor shall confirm to the Security Trustee in writing the occurrence of either event under Section 4.1(a).

        Upon termination of this Guarantee the Security Trustee shall, upon request of the Guarantor, provide to the Guarantor written documentation acknowledging the termination of this Guarantee.

        Notwithstanding the termination of this Guarantee, the obligations of the Guarantor to the Security Trustee under Section 5.3 shall survive.

4.2   Suits for Enforcement by the Security Trustee

        In the event that the Guarantor fails to pay the Preferred Share Obligations as required (an "Event of Default") pursuant to the terms of this Guarantee, the Holders may institute judicial proceedings for the collection of the moneys so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation and/or the Guarantor and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor.

        If an Event of Default occurs and is continuing, the Security Trustee may in its discretion proceed to protect and enforce its rights, and the rights of the Holders, upon being indemnified and funded to its satisfaction by the Holders, by such appropriate judicial proceedings as the Security Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.3   Security Trustee May File Proofs of Claim

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or the property of the Guarantor, the Security Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

  (a)
  to file and prove a claim for any Preferred Share Obligation then due and payable and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

  (b)
  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Security Trustee and, in the event that the Security Trustee shall consent to the making of such payments directly to the Holders, to pay to the Security Trustee all amounts due to it hereunder including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Security Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided.

        Nothing herein contained shall be deemed to authorize the Security Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2 Shares or the rights of any Holder thereof or to authorize the Security Trustee to vote in respect of the claim of any Holder in any such proceeding.

Annex A-210

4.4   Security Trustee May Enforce Claims Without Possession of Series 2 Shares

        All rights of action and claims under this Guarantee may be prosecuted and enforced by the Security Trustee without the possession of any of the Series 2 Shares in any proceeding relating thereto, and any such proceeding instituted by the Security Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Series 2 Shares in respect of which such judgment has been recovered.

4.5   Application of Money Collected

        Any money collected by the Security Trustee pursuant to this Article shall be applied in the following order:

    FIRST, To the payment of all amounts due to the Security Trustee including, without limitations, the reasonable compensation, expenses, disbursements and advances of the Security Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided;

    SECOND, To the payment of all amounts due to the Holders of the Series 2 Shares in respect of the costs, charges, expenses and advances incurred in connection with enforcing their rights hereunder;

    THIRD, To the payment of any Preferred Share Obligation then due and unpaid; and

    FOURTH, The balance, if any, to the Person or Persons entitled thereto.

4.6   Limitation on Suits

        No Holder of any outstanding Series 2 Shares shall have any right to institute any proceeding, judicial or otherwise, with respect to this Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

  (a)
  such Holder has previously given written notice to the Security Trustee of a continuing Event of Default with respect to this Guarantee;

  (b)
  the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares affected by such Event of Default (determined as one class), shall have made written request to the Security Trustee to institute proceedings in respect of such Event of Default in its own name as Security Trustee hereunder;

  (c)
  such Holder or Holders have offered to the Security Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (d)
  the Security Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (e)
  no direction inconsistent with such written request has been given to the Security Trustee during such 15 day period by the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares affected by such Event of Default (determined as one class);

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Guarantee to affect, disturb or prejudice the rights of any other Holders of the outstanding Series 2 Shares, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee, except in the manner herein provided and for the equal and rateable benefit of all Holders of the outstanding Series 2 Shares.

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4.7   Restoration of Rights and Remedies

        If the Security Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Security Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Guarantor, the Security Trustee and the Holders of Series 2 Shares shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Security Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.8   Rights and Remedies Cumulative

        No right or remedy herein conferred upon or reserved to the Security Trustee or to the Holders of Series 2 Shares is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.9   Delay or Omission Not Waiver

        No delay or omission of the Security Trustee or of any Holder of any Series 2 Shares to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Security Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Security Trustee or by the Holders, as the case may be.

4.10 Control by Holders

        The Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares affected by an Event of Default (determined as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred on the Security Trustee, with respect to this Guarantee, provided that in each case:

  (a)
  such direction shall not be in conflict with any rule of law or with this Guarantee;

  (b)
  the Security Trustee may take any other action deemed proper by the Security Trustee which is not inconsistent with such direction; and

  (c)
  the Security Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of outstanding Series 2 Shares not consenting to any such direction.

4.11 Waiver of Stay or Extension Laws

        The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Guarantee, and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Security Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Annex A-212

4.12 Undertaking for Costs

        All parties to this Guarantee agree, and each Holder of any Series 2 Shares by acceptance thereof and by acceptance of the benefits hereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Guarantee, or in any suit against the Security Trustee for any action taken, suffered or omitted by it as Security Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable lawyers' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Guarantor, (ii) any suit instituted by the Security Trustee, (iii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares, or (iv) any suit instituted by any Holder for the enforcement of the payment of the Preferred Share Obligations.

ARTICLE 5
THE SECURITY TRUSTEE

5.1   Certain Duties and Responsibilities

  (a)
  The Security Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Security Trustee.

  (b)
  The Security Trustee, in exercising its powers and discharging its duties prescribed or conferred by this Guarantee, shall

  (i)
  act honestly and in good faith with a view to the best interests of the Holders of the Series 2 Shares, and

  (ii)
  exercise that degree of care, diligence and skill a reasonably prudent trustee, appointed in respect of a guarantee indenture would exercise in comparable circumstances.

  (c)
  In the absence of bad faith on its part, the Security Trustee, in the exercise of its rights and duties hereunder, may conclusively act and rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or other evidence furnished to the Security Trustee and conforming to the requirements of this Guarantee. The Security Trustee shall not be liable for or by reason of any statements of fact or recitals in this Guarantee or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Guarantor (or by its agents). The Security Trustee shall not in any way be responsible for the consequence of any breach on the part of the Guarantor (or by its agents) of any of the Guarantor's covenants herein.

  (d)
  No provision of this Guarantee shall be construed to relieve the Security Trustee from the duties imposed on it in Section 5.1(b) or from liability for its own gross negligence or its own wilful misconduct, except that:

  (i)
  this Section 5.1(d) shall not be construed to limit the effect of Section 5.1(a) and (b);

  (ii)
  the Security Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Security Trustee was grossly negligent in ascertaining the pertinent facts;

  (iii)
  the Security Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 4.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred upon the Security Trustee, under this Guarantee; and

Annex A-213

    (iv)
    no provision of this Guarantee shall require the Security Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers except as herein expressly provided.

  (e)
  Whether or not herein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Security Trustee shall be subject to the provisions of this Section.

5.2   Certain Rights of Security Trustee

        Subject to the provisions of Section 5.1:

  (a)
  the Security Trustee may rely absolutely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b)
  any order, request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

  (c)
  whenever in the administration of this Guarantee the Security Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Security Trustee (unless other evidence be herein specifically prescribed) may act and rely upon an Officers' Certificate (i) as evidence of the truth of any statements of fact, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Security Trustee may in its sole discretion, acting reasonably, require from the Guarantor or otherwise further evidence or information before acting or relying on such certificate;

  (d)
  the Security Trustee may employ or retain such agents, counsel and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and shall be entitled to receive reasonable remuneration for all services performed by it and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and shall not be responsible for any misconduct on the part of any of them, any such costs and expenses which shall immediately become and form part of the Security Trustee's fees hereunder.

  (e)
  the Security Trustee may, in relation to this Guarantee, act on the opinion or advice of or on information obtained from any counsel, notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether retained by the Security Trustee or by the Guarantor or otherwise;

  (f)
  the Security Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

  (g)
  the Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders pursuant to this Guarantee, unless such Holders shall have furnished to the Security Trustee reasonable funding and a reasonable indemnity, satisfactory to the Security Trustee, to protect and hold harmless the Security Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and/or damage it may suffer by reason thereof as a condition to the commencement or continuation of such act, action or

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    proceeding. The Security Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders at whose instance it is acting, to deposit with the Security Trustee the share certificates held by them respecting the Series 2 Shares for which such share certificates the Security Trustee shall issue receipts;

  (h)
  the Security Trustee shall not be required to take notice of any default under this Guarantee, other than payment of any moneys required by any provision of this Guarantee to be paid to it, unless and until notified in writing of such default, which notice shall clearly set out the nature of the default desired to be brought to the attention of the Security Trustee;

  (i)
  prior to the occurrence of an Event of Default under this Guarantee and after the curing of any such Event of Default which may have occurred, the Security Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document or any investigation of the books and records of the Guarantor (but the Security Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Security Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney), unless requested to do so by the Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares; provided, however, that the Security Trustee may require reasonable indemnity against the costs, expenses or liabilities likely to be incurred by it in the making of such investigation; and

  (j)
  the Security Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Security Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. Any solicitors employed or consulted by the Security Trustee as counsel may, but need not be solicitors for the Guarantor.

5.3   Protection of Security Trustee

        By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

  (a)
  the recitals contained herein, shall be taken as the statements of the Guarantor, and the Security Trustee shall not be liable for or assume any responsibility for their correctness;

  (b)
  the Security Trustee makes no representations as to, and shall not be liable for, the validity or sufficiency of this Guarantee;

  (c)
  nothing herein contained shall impose any obligation on the Security Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Guarantee or any instrument ancillary or supplemental hereto;

  (d)
  the Security Trustee shall not be bound to give any notice of the execution hereof,

  (e)
  the Security Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Guarantor of any of the covenants herein contained or of any act of the agents or servants of the Guarantor; and

  (f)
  the Guarantor shall indemnify the Security Trustee (including its directors, officers, employees, representatives and agents) for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance

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    of any of its powers or duties hereunder. This indemnity will survive the termination or discharge of this Guarantee and the resignation or removal of the Security Trustee.

5.4   Security Trustee Not Required to Give Security

        The Security Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

5.5   No Person Dealing with Security Trustee Need Enquire

        No person dealing with the Security Trustee shall be concerned to enquire whether the powers that the Security Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Series 2 Shares or to see to the application of any money paid to the Security Trustee.

5.6   May Hold Series 2 Shares

        Subject to applicable law, the Security Trustee or any other agent of the Guarantor, in its individual or in any other capacity, may become the owner or pledgee of the Series 2 Shares and, subject to Section 5.8, may otherwise deal with the Guarantor with the same rights it would have if it were not the Security Trustee, and without being liable to account for any profit made thereby.

5.7   Moneys Held in Trust

  (a)
  Any money held by the Security Trustee, which under the trusts of this Guarantee may be invested, shall be invested and reinvested by the Security Trustee, in accordance with Schedule A hereto.

  (b)
  Pending such investment, such money shall be placed by the Security Trustee on deposit in an account with a Canadian chartered bank bearing interest at the then current rate.

5.8   Conflict of Interest

  (a)
  The Security Trustee represents to the Guarantor that at the time of the execution and delivery hereof no material conflict of interest exists in respect of the Security Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

  (b)
  If, notwithstanding Section 5.8(a), the Security Trustee has a material conflict of interest, the validity and enforceability of this Guarantee shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

  (c)
  If the Security Trustee contravenes Section 5.8(a), the Guarantor or the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares affected thereby may apply to the Court of Queen's Bench of Alberta for an order that the Security Trustee be replaced, and such court may make an order on such terms as it thinks fit.

5.9   Corporate Security Trustee Required; Eligibility

        There shall at all times be a Security Trustee hereunder which shall be a corporation resident or authorized to carry on the business of a trust company in the Province of Alberta. Neither the Guarantor nor any affiliate of the Guarantor shall serve as Security Trustee. If at any time the Security Trustee shall cease to be eligible in accordance with the provisions of this Section, the Security Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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5.10 Resignation and Removal; Appointment of Successor

  (a)
  Notwithstanding any other provisions hereof, no resignation or removal of the Security Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

  (b)
  The Security Trustee may resign its trust and be discharged from all further duties and liabilities hereunder at any time with respect to the Guarantee by giving to the Guarantor two months' notice in writing or such shorter notice as the Guarantor may accept as sufficient. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Security Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may apply to the Court of Queen's Bench of Alberta for an order for the appointment of a successor Trustee with respect to the Guarantee.

  (c)
  The Security Trustee may be removed at any time by the Guarantor, except during an Event of Default.

  (d)
  If any time:

  (i)
  the Security Trustee shall fail to comply with Section 5.8(a); or

  (ii)
  the Security Trustee shall cease to be eligible under Section 5.9 and shall fail to resign after written request to do so by the Guarantor; or

  (iii)
  the Security Trustee shall be dissolved, shall become incapable of acting or shall become or be adjudged a bankrupt or insolvent or a receiver of the Security Trustee or of its property shall be appointed or any public officer shall take charge or control of the Security Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Guarantor by a Board Resolution may remove the Security Trustee, as appropriate, or (ii) subject to Section 4.12, apply to the Court of Queen's Bench Alberta for an order for the removal of the Security Trustee and the appointment of a successor Trustee or Trustees.

  (e)
  If the Security Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Security Trustee for any other reason, the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares delivered to the Guarantor and the retiring Trustee, the successor Trustee so appointed by the Holders shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Guarantor. If no successor Trustee shall have been so appointed by the Guarantor or the Holders and such appointment accepted in the manner required by Section 5.11, the Security Trustee (at the Guarantor's expense) or any Holder who has been a bona fide Holder of the Series 2 Shares may, on behalf of such Holder and all other Holders, apply to the Court of Queen's Bench of Alberta for any order for the appointment of a successor Trustee.

  (f)
  The Guarantor shall give notice of each resignation and each removal of the Security Trustee and each appointment of a successor Trustee to the Holders by mailing such notice to such Holders at their addresses as they shall appear on the list of Holders as provided by the Corporation to the Guarantor. If the Guarantor shall fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause

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    such notice to be given at the expense of the Guarantor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

5.11 Acceptance of Appointment by Successor

  (a)
  In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance (but subject to Section 5.11(b)), shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses then unpaid, execute, acknowledge and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money, if any, held by such retiring Trustee hereunder.

  (b)
  In case of the appointment hereunder of a successor Trustee, the Guarantor, the retiring Trustee and such successor Trustee shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) add to or change any of the provisions of this Guarantee to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture (except as specifically provided for therein) shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Guarantee to which the appointment of such successor Trustee relates, and such retiring Trustee shall duly assign, transfer and deliver to each successor Trustee all property and money held, if any, by such retiring Trustee hereunder which the appointment of such successor Trustee relates.

  (c)
  Upon request of any such successor Trustee, the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, power and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

  (d)
  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

5.12 Merger, Consolidation, Amalgamation or Succession to Business

        Any corporation into which the Security Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Security Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Security Trustee, shall be the successor of the Security Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or instrument or any further act on the part of any of the parties hereto.

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5.13 Not Bound to Act

        The Security Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Security Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Security Trustee, in its sole judgment, determine at any time that its acting under this Guarantee has resulted in its being in non-compliance with any applicable anti-money laundering, or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Guarantor, provided that (i) the Security Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Security Trustee's satisfaction, acting reasonably, within such 10 day period, then such resignation shall not be effective.

5.14 Security Trustee's Privacy Clause

        The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Guarantee. Despite any other provision of this Guarantee, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Guarantor shall, prior to transferring or causing to be transferred personal information to the Security Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Security Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Security Trustee agrees: (i) to have a designated chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Guarantee and not to use it for any other purpose except with the consent of or direction from the Guarantor or the individual involved; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

5.15 Compensation and Reimbursement

        The Guarantor agrees:

  (a)
  to pay to the Security Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

  (b)
  except as otherwise expressly provided herein, to reimburse the Security Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee in accordance with any, provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

        The Security Trustee's remuneration, shall be payable out of any funds coming into the possession of the Security Trustee in priority to any payment of the Preferred Share Obligations. The said remuneration shall continue to be payable whether or not this Guarantee shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section and unpaid within 30 days after demand for such payment by the Security Trustee, shall bear interest at the then current rate of interest charged by the Security Trustee to its corporate customers. This Section 5.15 shall survive the removal or termination of the Security Trustee and the termination of this Guarantee.

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ARTICLE 6
HOLDERS' LISTS AND REPORTS BY SECURITY TRUSTEE AND GUARANTOR

6.1   List of Holders

        The Corporation shall furnish or cause to be furnished to the Security Trustee at such times as the Security Trustee may request in writing, within five Business Days after the receipt by the Corporation of any such request, a list, in such form as the Security Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and is not identical to a previously supplied list of Holders or has not otherwise been received by the Security Trustee in its capacity as such. The Security Trustee may destroy any list of Holders previously given to it on receipt of a new list of Holders.

        The Corporation shall provide the Security Trustee with an updated list of Holders within 15 days of the Guarantor or any affiliate of the Guarantor becoming a Holder.

6.2   Access to list of Holders

        A Holder may, upon payment to the Security Trustee of a reasonable fee, require the Security Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every Holder of Series 2 Shares, (ii) the aggregate number of Series 2 Shares owned by each such Holder, and (iii) the aggregate number of the Series 2 Shares then outstanding, each as shown on the records of the Security Trustee on the day that the affidavit or statutory declaration is delivered to the Security Trustee. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Series 2 Shares, or any other matter relating to the Guarantee, and (iv) such other undertaking as may be required by applicable law. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

6.3   Communications to Holders

        The rights of Holders to communicate with other Holders with respect to their rights under this Guarantee and the corresponding rights and privileges of the Security Trustee, shall be governed by applicable law.

        Every Holder of Series 2 Shares, by receiving and holding the same, agrees with the Guarantor and the Security Trustee that neither the Guarantor nor the Security Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the terms hereof or applicable law.

ARTICLE 7
CONVEYANCE, TRANSFER OR LEASE

7.1   Conveyance, Transfer or Lease; Only on Certain Terms

        The Guarantor shall not convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

  (a)
  the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Guarantor shall, unless such assumption shall occur by operation of law, expressly assume, by an indenture supplemental hereto, executed and delivered to the Security Trustee, in form satisfactory to the Security Trustee, acting

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    reasonably, the Guarantor's obligations hereunder for the Preferred Share Obligations and the performance and observance of every covenant of this Guarantee on the part of the Guarantor to be performed or observed;

  (b)
  the Guarantor or such Person shall have delivered to the Security Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        This Section shall only apply to conveyances, leases and transfers by the Guarantor as transferor or lessor.

7.2   Successor Person Substituted

        Upon any conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 7.1, the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and in the event of any such conveyance or transfer, the Guarantor (which term shall for this purpose mean the Person named as the "Guarantor" in the first paragraph of this Guarantee or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Guarantee.

7.3   Sale of Common Shares of the Corporation and/or Limited Partnership Units of Capital Power Income L.P.

        The Guarantor shall not, directly or indirectly, convey, transfer or otherwise dispose of any limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. or common shares of the Corporation beneficially owned by it, if any such conveyance, transfer or disposition would cause the Guarantor to cease to be an affiliate of Capital Power Income L.P. or the Corporation, unless all of the beneficial holders of limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. and common shares of the Corporation (other than the Guarantor) shall have entered into a guarantee indenture with the Trustee, substantially similar to this guarantee indenture and in form and substance satisfactory to the Trustee, acting reasonably, whereby such holders irrevocably and unconditionally guarantee in favour of the Holders the due and punctual payment of the Preferred Share Obligations on the same terms and conditions as set forth herein.

ARTICLE 8
SUPPLEMENTAL INDENTURES

8.1   Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Security Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Security Trustee, for any of the following purposes:

  (a)
  to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor contained herein; or

  (b)
  to add to the covenants of the Guarantor or to surrender any right or power herein conferred upon the Guarantor, both of which in the opinion of the Security Trustee, relying upon an

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    Opinion of Counsel, is for the benefit of the Holders of all of the Series 2 Shares and is not prejudicial to the rights of the Holders; or

  (c)
  to add any additional Events of Default; or

  (d)
  to secure or further secure the Preferred Share Obligations; or

  (e)
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to this Guarantee and to add to or change any of the provisions of this Guarantee as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11; or

  (f)
  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Guarantee, which in the opinion of the Security Trustee, relying upon an Opinion of Counsel, shall not adversely affect the interests of the Holders of Series 2 Shares in any material respect; or

  (g)
  to supplement any of the provisions of this Guarantee to such extent as shall be necessary to permit or facilitate the termination pursuant to Section 4.1; provided that in the opinion of the Security Trustee, relying upon an Opinion of Counsel, any such action shall not adversely affect the interests of the Holders of Series 2 Shares in any material respect.

8.2   Supplemental Guarantees with Consent of Holders

        With the consent of either (i) the Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares, by Act of such Holders delivered to the Guarantor and the Security Trustee, or (ii) if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Series 2 Shares represented at such meeting and voting in respect of such consent, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Security Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Guarantee or of modifying in any manner the rights of the Holders under this Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holders representing not less than 66 2/3% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares or, if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Series 2 Shares represented at such meeting and voting in respect of such consent, as the case may be,

  (a)
  reduce the percentage of the aggregate Liquidation Amount of the outstanding Series 2 Shares required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Guarantee or certain defaults applicable hereunder and their consequences provided for in this Guarantee, or reduce the requirements of Section 11.4 for quorum or voting with respect to the Guarantee, or

  (b)
  modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Guarantee cannot be modified or waived without the consent of the Holder of each outstanding Series 2 Share.

8.3   Execution of Supplemental Guarantees

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Guarantee, the Security Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an Opinion of

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Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Guarantee. The Security Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Security Trustee's own rights, duties or immunities under this Guarantee or otherwise.

8.4   Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Guarantee for all purposes.

8.5   Notice of Supplemental Guarantees

        Promptly after the execution by the Guarantor and the Security Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Guarantor shall give notice thereof to the Holders of each of the outstanding Series 2 Shares affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9
COVENANTS

9.1   Existence

        Subject to Article 7 the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights and franchises of the Guarantor and its subsidiaries; provided, however, that the Guarantor shall not be required to preserve any such right or franchise if the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor.

9.2   Security Trustee Not Required to Verify Liquidation Amount

        The Guarantor will not require the Security Trustee to calculate or verify the Liquidation Amount. When requested by the Security Trustee, the Liquidation Amount shall be specified in an Officer's Certificate and delivered to the Security Trustee.

9.3   Restriction on Dividends

        The Guarantor hereby covenants and agrees that if and for so long as either the board of directors of the Corporation has failed to declare, or the Corporation has failed to pay, dividends on the Series 2 Shares, in each case, in accordance with the share conditions attaching thereto, then the Guarantor shall not declare or pay any dividends on its shares or make any distributions or pay any dividends on securities of any successor entity of the Guarantor.

ARTICLE 10
PURCHASE OF SERIES 2 SHARES

10.1 Purchase of Series 2 Shares

        Subject to applicable law, at any time when the Guarantor is not in default hereunder, the Guarantor may purchase Series 2 Shares at any price in the market (including purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender available to all Holders of Series 2 Shares or by private contract, in each case in accordance with the terms of the Series 2 Shares.

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 ARTICLE 11
MEETINGS OF HOLDERS OF SERIES 2 SHARES

11.1 Purposes for Which Meetings May Be Called

        A meeting of the Holders of the Series 2 Shares may be called at any time and from time to time pursuant to the provisions of this Article for one or more of the following purposes:

  (a)
  to give any notice to the Guarantor or to the Security Trustee, to give any directions to the Security Trustee, or to take any other action authorized to be taken by the Holders of the Series 2 Shares pursuant to any of Sections 4.3 to 4.12;

  (b)
  to remove the Security Trustee and appoint a successor Trustee with respect to the Guarantee pursuant to the provisions of Article 5;

  (c)
  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; or

  (d)
  to take any other action required or permitted to be taken by or on behalf of the Holders of any specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares under any other provision of this Guarantee or under applicable law.

11.2 Call, Notice and Place of Meetings

  (a)
  The Security Trustee may at any time request that the Corporation call, and upon receipt of such request the Corporation shall call or cause its transfer agent to call, a meeting of Holders of Series 2 Shares for any purpose specified in Section 11.1, to be held at such time and at such place in Calgary, Alberta, or in such other place as the Security Trustee shall determine. Notice of every meeting of Holders of Series 2 Shares, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

  (b)
  In case at any time the Guarantor, pursuant to a Board Resolution, or the Holders representing at least 10% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares shall have requested the Security Trustee to request that the Corporation call a meeting of the Holders of Series 2 Shares for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Security Trustee shall not have so requested or the Corporation shall not have mailed or caused to be mailed notice of such meeting within 21 days after receipt of such request and any required indemnification or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Guarantor or the Holders of Series 2 Shares representing the aggregate Liquidation Amount in the amount above specified, as the case may be, may determine the time and the place in Calgary, Alberta, or in such other place as the Security Trustee may approve for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

11.3 Persons Entitled to Vote at Meetings

        To be entitled to vote at any meeting of Holders of Series 2 Shares, a Person shall be (1) a Holder of one or more outstanding Series 2 Shares, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Series 2 Shares by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Series 2 Shares shall be the Persons entitled to vote at such meeting and their respective counsel, any representatives of the Security Trustee and its counsel, and any representatives of the Guarantor and its counsel.

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11.4 Quorum; Action

        The Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares shall constitute a quorum for a meeting of Holders of Series 2 Shares; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Guarantee expressly provides may be given by the Holders of not less than a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares, the Persons entitled to vote such specified percentage in aggregate amount of the outstanding Series 2 Shares shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Series 2 Shares, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

        Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum, the Holders of Series 2 Shares entitled to vote at such meeting present in person or by proxy shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

        Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders representing not less than a majority of the aggregate Liquidation Amount of Series 2 Shares represented at such meeting in person or by proxy; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares.

        Any resolution passed or decision taken at any meeting of Holders of Series 2 Shares duly held in accordance with this Section shall be binding on all the Holders of Series 2 Shares, whether or not present or represented at the meeting.

        Notwithstanding the foregoing provisions of this Section 11.4, if any action is to be taken at a meeting of Holders of Series 2 Shares with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares affected thereby:

  (i)
  there shall be no minimum quorum requirement for such meeting; and

  (ii)
  the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares that vote in favour of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Guarantee.

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11.5 Determination of Voting Rights; Conduct and Adjournment of Meetings

  (a)
  Notwithstanding any provisions of this Guarantee, the Security Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Series 2 Shares in regard to proof of the holding of Series 2 Shares and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Series 2 Shares shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

  (b)
  The Security Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Guarantor or by Holders of Series 2 Shares as provided in Section 11.2(b), in which case the Guarantor or the Holders of Series 2 Shares calling the meeting, as the case may be, shall in like manner appoint, a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares represented and voted at the meeting.

  (c)
  Any meeting of Holders of Series 2 Shares duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 2 Shares represented and voted at the meeting; and the meeting may be held as so adjourned without further notice.

11.6 Counting Votes and Recording Action of Meetings

        The vote upon any resolution submitted to any meeting of Holders of Series 2 Shares shall be by written ballot(s) on which shall be subscribed the signatures of the Holders of Series 2 Shares or of their representatives by proxy and the number of outstanding Series 2 Shares held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Series 2 Shares shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Guarantor, and another to the Security Trustee to be preserved by the Security Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

[Remainder of Page Intentionally Left Blank]

Annex A-226

        This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Guarantee.

        IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Guarantee as of the date first written above.

CPI PREFERRED EQUITY LTD.
Per:
Name:
Title:
Per:
Name:
Title:
ATLANTIC POWER CORPORATION
Per:
Name:
Title:
Per:
Name:
Title:
COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Name:
Title:
Per:
Name:
Title:

Annex A-227

SCHEDULE A

        The Security Trustee shall invest the funds in Authorized Investments in its name in accordance with a direction from the Guarantor. Any direction from the Guarantor to the Security Trustee shall be in writing and shall be provided to the Security Trustee no later than 9:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Security Trustee after 9:00 a.m. (Calgary time) or received on a Saturday, a Sunday or any other day that is a statutory or civic holiday in the cities of Calgary or Toronto shall be deemed to have been given prior to 9:00 a.m. (Calgary time) on the next day that is not a Saturday, a Sunday or any other day that is a statutory or civic holiday in the cities of Calgary or Toronto. For the purpose hereof, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

Note:    Authorized Investments that are not short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province will be sold, if applicable or held to maturity one business day before the release of cash balances. Cash balances will be held in the Security Trustee's deposit department, the deposit department of one of its Affiliates or the deposit department of a Canadian chartered bank at a rate of interest determined at the time of deposit. For the purpose of this Schedule A, "Affiliate" means affiliated companies within the meaning of the Business Corporations Act (Ontario).

        In the event that the Security Trustee does not receive a direction, or only receives a partial direction, subject to Section 5.8(b) the Security Trustee may hold cash balances and may, but need not, invest same in its deposit department, or the deposit department of a Canadian chartered bank; but the Security Trustee, or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity in excess of the interest rate from time to time of the account for deposits pursuant to Section 5.8.

Annex A-228

  THIS GUARANTEE INDENTURE dated as of                        , 2011;

AMONG:

  ATLANTIC POWER CORPORATION, a corporation incorporated under the laws of the Province of British Columbia,

  (hereinafter referred to as the "Guarantor"),

  —and—

  CPI PREFERRED EQUITY LTD., a corporation incorporated under the laws of the Province of Alberta,

  (hereinafter referred to as the "Corporation"),

  —and—

  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized and existing under the laws of Canada,

  (hereinafter referred to as the "Security Trustee").

        WHEREAS pursuant to the terms of this guarantee indenture (the "Guarantee") the Guarantor has agreed to guarantee in favour of the Holders (as defined below) the payment of the Preferred Share Obligations (as defined below), pursuant to the terms of the Series 3 Shares (as defined below);

        AND WHEREAS as at the date hereof, the Corporation has authorized for issuance up to 4,000,000 Series 3 Shares;

        AND WHEREAS as at the date hereof, the Corporation has authorized for issuance up to 4,000,000 Series 2 Shares;

        AND WHEREAS the Series 3 Shares, are on certain terms and conditions convertible to Series 2 Shares, and the Series 2 Shares are on certain terms and conditions convertible to Series 3 Shares;

        AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Guarantee and to make the same legal, valid and binding upon the Guarantor;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Guarantor and not by the Security Trustee;

        NOW THEREFORE THIS GUARANTEE WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1   Definitions

        For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

  (b)
  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee as a whole and not to any particular Article, Section or other subdivision;

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  (c)
  all references to "the Guarantee or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time.

        The following terms shall have the following meanings:

        "ABCA" means the Business Corporations Act (Alberta);

        "affiliate" has the meaning ascribed thereto in National Instrument 45-106—Prospectus and Registration Exemptions.

        "Board of Directors" means the board of directors of the Guarantor or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by an officer of the Guarantor to have been duly passed by the Board of Directors and to be in full force and effect on the applicable date of such certification, and delivered to the Security Trustee.

        "Business Day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

        "Corporate Trust Office" means the office of the Security Trustee, at which at any particular time its corporate trust business shall be principally administered, which office on the date of execution of this Guarantee is located at [600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8].

        "Event of Default" has the meaning specified in Section 4.2.

        "Guaranteed Obligations" has the meaning specified in Section 3.5;

        "Guarantor Order" or "Guarantor Request" means a written request or order signed in the name of the Guarantor by an officer of the Guarantor, and delivered to the Security Trustee.

        "Holders" means, the registered holders of the Series 3 Shares from time to time, provided that, in determining whether the Holders of the requisite percentage of the aggregate Liquidation Amount of outstanding Series 3 Shares have given any request, notice, consent or waiver hereunder, "Holders" shall not include the Guarantor or any affiliate of the Guarantor.

        "Liquidation Amount" means an amount equal to $25.00 per Series 3 Share plus an amount equal to all declared and unpaid dividends up to, but excluding, the date fixed for payment or distribution.

        "Officers' Certificate" means a certificate signed by an officer of the Guarantor, and delivered to the Security Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, including an employee of the Guarantor, and who shall be acceptable to the Security Trustee.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Share Obligations" means all financial liabilities and obligations of the Corporation to the Holders in respect of the Series 3 Shares including or in respect of (i) any declared and unpaid dividends on the Series 3 Shares, (ii) the Redemption Price and all declared and unpaid dividends up to but excluding the date fixed for redemption with respect to Series 3 Shares called for redemption, and (iii) the Liquidation Amount payable on the Series 3 Shares upon a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, without regard to the amount of assets of the Corporation available for distribution.

Annex A-230

        "Redemption Price" means (i) $25.00 per Series 3 Share redeemed if such share is redeemed on any Series 3 Conversion Date; or (ii) $25.50 per Series 3 Share redeemed if such share is redeemed on any date after December 31, 2014 that is not a Series 3 Conversion Date.

        "Responsible Officer", when used with respect to the Security Trustee, means the chairman or any vice-chairman of the board of directors of the Security Trustee, the chairman or any vice-chairman of the executive committee of the board of directors of the Security Trustee, and the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller and any other officer of the Security Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Senior Indebtedness" shall mean the principal of and the interest and premium (or any other amounts payable thereunder), if any, on:

  (i)
  all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Guarantor (other than the Preferred Share Obligations and the Guaranteed Obligations), whether outstanding on the date of this Guarantee or thereafter created, incurred, assumed or guaranteed; and

  (ii)
  renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness, liabilities or obligations are pari passu with or subordinate in right of payment to the Preferred Share Obligations.

        "Series 2 Shares" means the Cumulative Rate Reset Preferred Shares, Series 2 of the Corporation.

        "Series 3 Conversion Date" means December 31, 2019 and December 31 every fifth year thereafter.

        "Series 3 Shares" means the Cumulative Floating Rate Preferred Shares, Series 3 of the Corporation.

1.2   Compliance Certificates and Opinions

        Upon any application or request by the Guarantor to the Security Trustee to take any action under any provision of this Guarantee, the Guarantor shall furnish to the Security Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Guarantee (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Guarantee relating to such particular application or request, no additional certificate or opinion need be furnished.

        In addition to the foregoing, every certificate or opinion with respect to compliance with a covenant or condition provided for in this Guarantee (other than as otherwise specified herein) shall include:

  (a)
  a statement that each individual signing such certificate or opinion has read and understood such covenant or condition and the definitions herein relating thereto;

Annex A-231

  (b)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (c)
  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (d)
  a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3   Form of Documents Delivered to Security Trustee

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Guarantee, they may, but need not, be consolidated and form one instrument.

1.4   Acts of Holders

  (a)
  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Guarantee to be given or taken by one or more Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed by them in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Security Trustee and, where it is hereby expressly required, to the Guarantor and/or the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Series 3 Share, shall be sufficient for any purpose of this Guarantee and conclusive in favour of the Security Trustee, the Guarantor and the Corporation, if made in the manner provided in this Section.

  (b)
  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity,

Annex A-232

    such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Security Trustee deems sufficient.

  (c)
  If the Guarantor shall solicit from the Holders of Series 3 Shares any request, demand, authorization, direction, notice, consent, waiver or other Act, the Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Guarantor shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of outstanding Series 3 Shares have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Series 3 Shares shall be computed as of such record date provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Guarantee not later than eleven months after the record date.

1.5   Notices, Etc. to Security Trustee and Guarantor

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with,

  (a)
  the Security Trustee by any Holder, the Guarantor or the Corporation shall be sufficient for every purpose hereunder if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile or email to the Security Trustee at its Corporate Trust Office Attention: [Manager Corporate Trust, Facsimile No. (403) 267-6598]; or

  (b)
  the Guarantor by any Holder, the Security Trustee or the Corporation shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Guarantor addressed to it at [200 Clarendon Street, Floor 25, Boston, Massachusetts, USA 02116] or at any other address previously furnished in writing to the Security Trustee by the Guarantor, Attention: [Corporate Secretary], Facsimile No. [    •    ]; or

  (c)
  the Corporation by any Holder, the Security Trustee or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Corporation addressed to it at [10065 Jasper Avenue], or at any other address previously furnished., in writing to the Security Trustee by the Corporation, Attention: [President, Facsimile No . (780) 392-5200].

        Any delivery made or facsimile sent on a day other than a Business Day, or after 3:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. Anything mailed shall not be deemed to have been given until it is actually received. The Guarantor or the Corporation may from time to time notify the Security Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Guarantor or the Corporation for all purposes of this Guarantee.

Annex A-233

1.6   Notice to Holders; Waiver

        Where this Guarantee provides for notice of any event to the Holders of Series 3 Shares by the Guarantor or the Security Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at the Holder's address as it appears in the list of Holders as provided by the Corporation, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or in any other manner from time to time permitted by applicable laws, including, without limitation, internet-based or other electronic communications. In any case where notice to the Holders of Series 3 Shares is given by mail, neither the accidental failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Series 3 Shares, but upon such failure to mail or such defect in any notice so mailed being discovered, the notice (as corrected to address any defects) shall be mailed forthwith to such Holder. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Guarantee shall be in the English language.

        Where this Guarantee provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Security Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7   Effect of Headings and Table of Contents

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8   Successors and Assigns

        All covenants and agreements in this Guarantee by the Guarantor shall bind its successors and assigns, whether so expressed or not.

1.9   Separability Clause

        In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10 Governing Law

        This Guarantee shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

1.11 No Recourse Against Others

        A director, officer, employee or shareholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or its creation.

1.12 Multiple Originals

        The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Guarantee.

Annex A-234

1.13 Language

        Les parties aux présentes ont exigé que Ia présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rediges et exécutés en langue anglaise. The parties hereto have required that this Guarantee and all documents and notices related thereto be drafted and executed in English.

ARTICLE 2
GUARANTEE

2.1   Guarantee

        The Guarantor irrevocably and unconditionally guarantees in favour of the Holders the due and punctual payment of the Preferred Share Obligations (without duplication of amounts theretofore paid by or on behalf of the Corporation), regardless of any defense (except for the defense of payment by the Corporation), right of setoff or counterclaim which the Guarantor may have or assert. The Guarantor's obligation to pay a Preferred Share Obligation may be satisfied by (i) direct payment to the Holders or (ii) payment to the Holders through the facilities of the Security Trustee. The Guarantor shall give prompt written notice to the Security Trustee in the event it makes a direct payment to the Holders hereunder.

2.2   Waiver of Notice

        The Guarantor hereby waives notice of acceptance of this Guarantee.

2.3   Guarantee Absolute

        The Guarantor guarantees that the Preferred Share Obligations will be paid strictly in accordance with the terms of the Series 3 Shares and this Guarantee within the time required by Section 2.1 regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Holders with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

  (a)
  any sale, transfer or assignment by any Holder of any Series 3 Shares or any right, title, benefit or interest of such Holder therein or thereto;

  (b)
  any amendment or change in or to, or any waiver of, any of the terms of the Series 3 Shares;

  (c)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Guarantor;

  (d)
  any change in the name, objects, constitution, capacity, capital or the constating documents of the Corporation;

  (e)
  any partial payment by the Corporation, or any release or waiver, by operation of law or otherwise, of the performance or observance by the Corporation of any express or implied agreement, covenant, term or condition relating to the Series 3 Shares to be performed or observed by the Corporation;

  (f)
  the extension of time for the payment by the Corporation of all or any portion of the Preferred Share Obligations or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series 3 Shares;

  (g)
  any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series 3 Shares, or any action on the part of the Corporation granting indulgence or extension of any kind;

  (h)
  the recovery of any judgment against the Corporation, any voluntary or involuntary liquidation, dissolution, sale of any collateral, winding up, merger or amalgamation of the Corporation or the Guarantor, any sale or other disposition of all or substantially all of the

Annex A-235

    assets of the Corporation, or any judicial or extra-judicial receivership, insolvency, bankruptcy, assignment for the benefit of, or proposal to, creditors, reorganization, moratorium, arrangement, composition with creditors, or readjustment of debt of, or other proceedings affecting the Corporation, the Guarantor or any of the assets of the Corporation or the Guarantor;

  (i)
  any circumstance, act or omission that would prevent subrogation operating in favour of the Guarantor;

  (j)
  any invalidity of, or defect or deficiency in, the Series 3 Shares or this Guarantee;

  (k)
  the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

  (l)
  any other circumstance, act or omission that might otherwise constitute a defence available to, or a discharge of, the Corporation in respect of any of the Preferred Share Obligations, or the Guarantor in respect of any of the Preferred Share Obligations (other than, and to the extent of, the payment or satisfaction thereof);

it being the intent of the Guarantor that its obligations in respect of Preferred Share Obligations shall be absolute and unconditional under all circumstances and shall not be discharged except by payment in full of the Preferred Share Obligations. The Holders shall not be bound or obliged to exhaust their recourse against the Corporation or any other persons or to take any other action before being entitled to demand payment from the Guarantor hereunder.

        There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

2.4   Continuing Guarantee

        This Guarantee shall apply to and secure any ultimate balance due or remaining due to the Holders in respect of the Preferred Share Obligations and shall be binding as an absolute and continuing obligation of the Guarantor. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Preferred Share Obligations must or may be rescinded, is declared or may become voidable, or must or may otherwise be returned by the Holders for any reason, including the insolvency, bankruptcy, dissolution or reorganization of the Corporation or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Corporation or any substantial part of its property, all as though such payment had not been made. If at any time the Corporation is precluded from making payment when due in respect of any Preferred Share Obligations by reason of the provisions of the ABCA or otherwise, such amounts shall nonetheless be deemed to be due and payable by the Corporation to the Holders for all purposes of this Guarantee and the Preferred Share Obligations shall be immediately due and payable to the Holders. This is a guarantee of payment, and not merely a deficiency or collection guarantee.

2.5   Rights of Holders

        The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Security Trustee to be held for the benefit of the Holders; and (ii) the Security Trustee has the right to enforce this Guarantee on behalf of the Holders.

2.6   Guarantee of Payment

        If the Corporation shall fail to pay any of the Preferred Share Obligations when due, the Guarantor shall pay to the Holders the Preferred Share Obligations immediately after demand made in writing by one or more Holders or the Security Trustee, but in any event within 15 days of any failure by the Corporation to pay the Preferred Share Obligations when due, without any evidence that the Holders or the Security Trustee have demanded that the Corporation or the Guarantor pay any of the Preferred Share Obligations or that the Corporation has failed to do so.

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2.7   Subrogation

        The Guarantor shall have no right of subrogation in respect of any payment made to the Holders hereunder until such time as the Preferred Share Obligations have been fully satisfied. In the case of the liquidation, dissolution, winding-up or bankruptcy of the Corporation (whether voluntary or involuntary), or if the Corporation makes an arrangement or compromise or proposal with its creditors, the Holders shall have the right to rank for their full claim and to receive all dividends or other payments in respect thereof until their claims have been paid in full, and the Guarantor shall continue to be liable to the Holders for any balance which may be owing to the Holders by the Corporation. The Preferred Share Obligations shall not, however, be released, discharged, limited or affected by the failure or omission of the Holders to prove the whole or part of any claim against the Corporation. If any amount is paid to the Guarantor on account of any subrogation arising hereunder at any time when the Preferred Share Obligations have not been fully satisfied, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied against the Preferred Share Obligations.

2.8   Independent Obligations

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Corporation with respect to the Series 3 Shares and that the Guarantor shall be liable as principal and as debtor hereunder to make payment of the Preferred Share Obligations pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (l), inclusive, of Section 2.3, if the Holders should make a demand upon the Guarantor. The Guarantor will pay the Preferred Share Obligations without regard to any equities between it and the Corporation or any defence or right of set-off, compensation, abatement, combination of accounts or cross-claim that it or the Corporation may have.

2.9   Guarantor to Investigate Financial Condition of the Corporation

        The Guarantor acknowledges that it has fully informed itself about the financial condition of the Corporation. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Corporation and all other circumstances affecting the Corporation's ability to pay the Preferred Share Obligations.

ARTICLE 3
SUBORDINATION OF OBLIGATIONS TO SENIOR INDEBTEDNESS

3.1   Applicability of Article

        The obligations of the Guarantor hereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 3, to the prior payment in full, of all Senior Indebtedness of the Guarantor and the Security Trustee and each Holder of Series 3 Shares as a condition to and by acceptance of the benefits conferred hereby agrees to and shall be bound by the provisions of this Article 3.

3.2   Order of Payment

        Upon any distribution of the assets of the Guarantor on any dissolution, winding up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings, or upon an "assignment for the benefit of creditors" or any other marshalling of the assets and liabilities of the Guarantor, or otherwise):

  (a)
  all Senior Indebtedness shall first be paid in full, or provision made for such payment before any payment is made on account of the Preferred Share Obligations; and

  (b)
  any payment or distribution of assets of the Guarantor, whether in cash, property or securities, to which the Holders of the Series 3 Shares or the Security Trustee on behalf of such Holders

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    would be entitled except for the provisions of this Article 3, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

3.3   Subrogation to Rights of Holders of Senior Indebtedness

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Series 3 Shares shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Guarantor (to the extent of the application thereto of such payments or other assets which would have been received by the Holders of the Series 3 Shares but for the provisions hereof) until the Preferred Share Obligations shall be paid in full, and no such payments or distributions to the Holders of the Series 3 Shares of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of Series 3 Shares, be deemed to be a payment by the Guarantor to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Series 3 Shares, on the one hand, and the holders of Senior Indebtedness, on the other hand.

3.4   Pari Passu Ranking

        Notwithstanding anything herein contained to the contrary, the obligations of the Guarantor hereunder rank on a pro rata and pari passu basis with the obligations of the Guarantor under the Guarantee Indenture dated    •    , 2011 among the Guarantor, the Corporation and CIBC Mellon Trust Company relating to the 4.85% cumulative redeemable preferred shares, Series 1 of the Corporation and with any other obligations of the Guarantor in respect of similar guarantees that may be provided by the Guarantor in respect of other series of cumulative redeemable preferred shares of the Corporation (collectively, the "Guaranteed Obligations"), including, without limitation, the guarantee provided by the Guarantor in respect of the Series 3 Shares.

3.5   Obligation to Pay Not Impaired

        Nothing contained in this Article 3 or elsewhere in this Guarantee or in the Series 3 Shares is intended to or shall impair, as between the Guarantor, its creditors (other than the holders of Senior Indebtedness), and the Holders of the Series 3 Shares, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders of the Series 3 Shares the Preferred Share Obligations in accordance herewith, as and when the same shall become due and payable in accordance with this Guarantee, or affect the relative rights of the Holders of the Series 3 Shares and creditors of the Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Security Trustee or the Holder of any Series 3 Share from exercising all remedies otherwise permitted by applicable law upon default under this Guarantee, subject to the rights, if any, under this Article 3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

3.6   No Payment if Senior Indebtedness In Default

        Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 3.6, all principal of and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of the Preferred Share Obligations.

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        In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of the Series 3 Shares or otherwise) shall be made by the Guarantor with respect to the Preferred Share Obligations and neither the Security Trustee nor the Holders of Series 3 Shares shall be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Preferred Share Obligations after the happening of such a default (except as provided in Section 3.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment of distribution to the holders of such Senior Indebtedness.

        The fact that any payment hereunder is prohibited by this Section 3.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

3.7   Payment on Series 3 Shares Permitted

        Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 3 Shares, shall affect the obligation of the Guarantor to make, or prevent the Guarantor from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization proceedings specified in Section 3.2 affecting the affairs of the Guarantor, any payment on account of the Preferred Share Obligations, except that the Guarantor shall not make any such payment other than as contemplated by this Article 3, if it is in default in payment of any Senior Indebtedness. The fact that any such payment is prohibited by this Section 3.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Series 3 Shares, shall prevent the application by the Security Trustee of any moneys deposited with the Security Trustee hereunder for the purpose so deposited, to the payment of or on account of the Preferred Share Obligations unless and until the Security Trustee shall have received written notice from the Guarantor or from the holder of Senior Indebtedness or from the representative of any such holder of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof.

3.8   Confirmation of Subordination

        As a condition to the benefits conferred hereby on each Holder of Series 3 Shares, each such Holder by acceptance thereof authorizes and directs the Security Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 3 and appoints the Security Trustee as the Holder's attorney-in-fact for any and all such purposes. Upon request of the Guarantor, and upon being furnished with an Officers' Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Security Trustee shall enter into a written agreement or agreements with the Guarantor and the person or persons named in such Officers' Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 3 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officers' Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

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3.9   Security Trustee May Hold Senior Indebtedness

        The Security Trustee is entitled to all the rights set forth in this Article 3 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Guarantee deprives the Security Trustee of any of its rights as such holder.

3.10 Rights of Holders of Senior Indebtedness Not Impaired

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

3.11 Altering the Senior Indebtedness

        The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Guarantor, all without notice to or consent of the Holders of the Series 3 Shares or the Security Trustee and without affecting the liabilities and obligations of the parties to this Guarantee or the Holders of the Series 3 Shares or the Security Trustee.

3.12 Additional Indebtedness

        This Guarantee does not restrict the Guarantor from incurring any indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

ARTICLE 4
TERMINATION AND REMEDIES

4.1   Termination of Guarantee

        This Guarantee shall terminate upon the occurrence of the following events:

  (a)
  either

  (i)
  all of the outstanding Series 3 Shares and Series 2 Shares shall have been purchased and cancelled;

  (ii)
  all of the Series 3 Shares and Series 2 Shares shall have been redeemed; or

  (iii)
  the Guarantor ceases to be an affiliate of each of Capital Power Income L.P.and the Corporation and the Guarantor has complied with the provisions of Section 7.3,

    and in each case, all amounts payable on the Series 3 Shares, including all accrued and unpaid dividends, shall be paid in full by the Corporation and/or the Guarantor, as the case may be; and

  (b)
  all other sums payable by the Corporation in respect of the Preferred Share Obligations have been paid; and

  (c)
  the Guarantor shall confirm to the Security Trustee in writing the occurrence of either event under Section 4.1(a).

        Upon termination of this Guarantee the Security Trustee shall, upon request of the Guarantor, provide to the Guarantor written documentation acknowledging the termination of this Guarantee.

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        Notwithstanding the termination of this Guarantee, the obligations of the Guarantor to the Security Trustee under Section 5.3 shall survive.

4.2   Suits for Enforcement by the Security Trustee

        In the event that the Guarantor fails to pay the Preferred Share Obligations as required (an "Event of Default") pursuant to the terms of this Guarantee, the Holders may institute judicial proceedings for the collection of the moneys so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation and/or the Guarantor and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor.

        If an Event of Default occurs and is continuing, the Security Trustee may in its discretion proceed to protect and enforce its rights, and the rights of the Holders, upon being indemnified and funded to its satisfaction by the Holders, by such appropriate judicial proceedings as the Security Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.3   Security Trustee May File Proofs of Claim

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or the property of the Guarantor, the Security Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

  (a)
  to file and prove a claim for any Preferred Share Obligation then due and payable and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

  (b)
  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Security Trustee and, in the event that the Security Trustee shall consent to the making of such payments directly to the Holders, to pay to the Security Trustee all amounts due to it hereunder including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Security Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided.

        Nothing herein contained shall be deemed to authorize the Security Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Series 3 Shares or the rights of any Holder thereof or to authorize the Security Trustee to vote in respect of the claim of any Holder in any such proceeding.

4.4   Security Trustee May Enforce Claims Without Possession of Series 3 Shares

        All rights of action and claims under this Guarantee may be prosecuted and enforced by the Security Trustee without the possession of any of the Series 3 Shares in any proceeding relating thereto, and any such proceeding instituted by the Security Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and

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counsel, be for the rateable benefit of the Holders of the Series 3 Shares in respect of which such judgment has been recovered.

4.5   Application of Money Collected

        Any money collected by the Security Trustee pursuant to this Article shall be applied in the following order:

    FIRST, To the payment of all amounts due to the Security Trustee including, without limitations, the reasonable compensation, expenses, disbursements and advances of the Security Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided;

    SECOND, To the payment of all amounts due to the Holders of the Series 3 Shares in respect of the costs, charges, expenses and advances incurred in connection with enforcing their rights hereunder;

    THIRD, To the payment of any Preferred Share Obligation then due and unpaid; and

    FOURTH, The balance, if any, to the Person or Persons entitled thereto.

4.6   Limitation on Suits

        No Holder of any outstanding Series 3 Shares shall have any right to institute any proceeding, judicial or otherwise, with respect to this Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

  (a)
  such Holder has previously given written notice to the Security Trustee of a continuing Event of Default with respect to this Guarantee;

  (b)
  the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares affected by such Event of Default (determined as one class), shall have made written request to the Security Trustee to institute proceedings in respect of such Event of Default in its own name as Security Trustee hereunder;

  (c)
  such Holder or Holders have offered to the Security Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (d)
  the Security Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (e)
  no direction inconsistent with such written request has been given to the Security Trustee during such 15 day period by the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares affected by such Event of Default (determined as one class);

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Guarantee to affect, disturb or prejudice the rights of any other Holders of the outstanding Series 3 Shares, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Guarantee, except in the manner herein provided and for the equal and rateable benefit of all Holders of the outstanding Series 3 Shares.

4.7   Restoration of Rights and Remedies

        If the Security Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Guarantee and such proceeding has been discontinued or abandoned for any reason, or has

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been determined adversely to the Security Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Guarantor, the Security Trustee and the Holders of Series 3 Shares shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Security Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.8   Rights and Remedies Cumulative

        No right or remedy herein conferred upon or reserved to the Security Trustee or to the Holders of Series 3 Shares is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.9   Delay or Omission Not Waiver

        No delay or omission of the Security Trustee or of any Holder of any Series 3 Shares to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Security Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Security Trustee or by the Holders, as the case may be.

4.10 Control by Holders

        The Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares affected by an Event of Default (determined as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred on the Security Trustee, with respect to this Guarantee, provided that in each case:

  (a)
  such direction shall not be in conflict with any rule of law or with this Guarantee;

  (b)
  the Security Trustee may take any other action deemed proper by the Security Trustee which is not inconsistent with such direction; and

  (c)
  the Security Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of outstanding Series 3 Shares not consenting to any such direction.

4.11 Waiver of Stay or Extension Laws

        The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Guarantee, and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Security Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12 Undertaking for Costs

        All parties to this Guarantee agree, and each Holder of any Series 3 Shares by acceptance thereof and by acceptance of the benefits hereof shall be deemed to have agreed, that any court may in its

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discretion require, in any suit for the enforcement of any right or remedy under this Guarantee, or in any suit against the Security Trustee for any action taken, suffered or omitted by it as Security Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable lawyers' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Guarantor, (ii) any suit instituted by the Security Trustee, (iii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares, or (iv) any suit instituted by any Holder for the enforcement of the payment of the Preferred Share Obligations.

ARTICLE 5
THE SECURITY TRUSTEE

5.1   Certain Duties and Responsibilities

  (a)
  The Security Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Security Trustee.

  (b)
  The Security Trustee, in exercising its powers and discharging its duties prescribed or conferred by this Guarantee, shall

  (i)
  act honestly and in good faith with a view to the best interests of the Holders of the Series 3 Shares, and

  (ii)
  exercise that degree of care, diligence and skill a reasonably prudent trustee, appointed in respect of a guarantee indenture would exercise in comparable circumstances.

  (c)
  In the absence of bad faith on its part, the Security Trustee, in the exercise of its rights and duties hereunder, may conclusively act and rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or other evidence furnished to the Security Trustee and conforming to the requirements of this Guarantee. The Security Trustee shall not be liable for or by reason of any statements of fact or recitals in this Guarantee or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Guarantor (or by its agents). The Security Trustee shall not in any way be responsible for the consequence of any breach on the part of the Guarantor (or by its agents) of any of the Guarantor's covenants herein.

  (d)
  No provision of this Guarantee shall be construed to relieve the Security Trustee from the duties imposed on it in Section 5.1(b) or from liability for its own gross negligence or its own wilful misconduct, except that:

  (i)
  this Section 5.1(d) shall not be construed to limit the effect of Section 5.1(a) and (b);

  (ii)
  the Security Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Security Trustee was grossly negligent in ascertaining the pertinent facts;

  (iii)
  the Security Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 4.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred upon the Security Trustee, under this Guarantee; and

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    (iv)
    no provision of this Guarantee shall require the Security Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers except as herein expressly provided.

  (e)
  Whether or not herein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Security Trustee shall be subject to the provisions of this Section.

5.2   Certain Rights of Security Trustee

        Subject to the provisions of Section 5.1:

  (a)
  the Security Trustee may rely absolutely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b)
  any order, request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

  (c)
  whenever in the administration of this Guarantee the Security Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Security Trustee (unless other evidence be herein specifically prescribed) may act and rely upon an Officers' Certificate (i) as evidence of the truth of any statements of fact, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Security Trustee may in its sole discretion, acting reasonably, require from the Guarantor or otherwise further evidence or information before acting or relying on such certificate;

  (d)
  the Security Trustee may employ or retain such agents, counsel and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and shall be entitled to receive reasonable remuneration for all services performed by it and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and shall not be responsible for any misconduct on the part of any of them, any such costs and expenses which shall immediately become and form part of the Security Trustee's fees hereunder.

  (e)
  the Security Trustee may, in relation to this Guarantee, act on the opinion or advice of or on information obtained from any counsel, notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether retained by the Security Trustee or by the Guarantor or otherwise;

  (f)
  the Security Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

  (g)
  the Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders pursuant to this Guarantee, unless such Holders shall have furnished to the Security Trustee reasonable funding and a reasonable indemnity, satisfactory to the Security Trustee, to protect and hold harmless the Security Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and/or damage it may suffer by

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    reason thereof as a condition to the commencement or continuation of such act, action or proceeding. The Security Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders at whose instance it is acting, to deposit with the Security Trustee the share certificates held by them respecting the Series 3 Shares for which such share certificates the Security Trustee shall issue receipts;

  (h)
  the Security Trustee shall not be required to take notice of any default under this Guarantee, other than payment of any moneys required by any provision of this Guarantee to be paid to it, unless and until notified in writing of such default, which notice shall clearly set out the nature of the default desired to be brought to the attention of the Security Trustee;

  (i)
  prior to the occurrence of an Event of Default under this Guarantee and after the curing of any such Event of Default which may have occurred, the Security Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document or any investigation of the books and records of the Guarantor (but the Security Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Security Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney), unless requested to do so by the Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares; provided, however, that the Security Trustee may require reasonable indemnity against the costs, expenses or liabilities likely to be incurred by it in the making of such investigation; and

  (j)
  the Security Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Security Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. Any solicitors employed or consulted by the Security Trustee as counsel may, but need not be solicitors for the Guarantor.

5.3   Protection of Security Trustee

        By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

  (a)
  the recitals contained herein, shall be taken as the statements of the Guarantor, and the Security Trustee shall not be liable for or assume any responsibility for their correctness;

  (b)
  the Security Trustee makes no representations as to, and shall not be liable for, the validity or sufficiency of this Guarantee;

  (c)
  nothing herein contained shall impose any obligation on the Security Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Guarantee or any instrument ancillary or supplemental hereto;

  (d)
  the Security Trustee shall not be bound to give any notice of the execution hereof,

  (e)
  the Security Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Guarantor of any of the covenants herein contained or of any act of the agents or servants of the Guarantor; and

  (f)
  the Guarantor shall indemnify the Security Trustee (including its directors, officers, employees, representatives and agents) for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses

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    of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnity will survive the termination or discharge of this Guarantee and the resignation or removal of the Security Trustee.

5.4   Security Trustee Not Required to Give Security

        The Security Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

5.5   No Person Dealing with Security Trustee Need Enquire

        No person dealing with the Security Trustee shall be concerned to enquire whether the powers that the Security Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Series 3 Shares or to see to the application of any money paid to the Security Trustee.

5.6   May Hold Series 3 Shares

        Subject to applicable law, the Security Trustee or any other agent of the Guarantor, in its individual or in any other capacity, may become the owner or pledgee of the Series 3 Shares and, subject to Section 5.8, may otherwise deal with the Guarantor with the same rights it would have if it were not the Security Trustee, and without being liable to account for any profit made thereby.

5.7   Moneys Held in Trust

  (a)
  Any money held by the Security Trustee, which under the trusts of this Guarantee may be invested, shall be invested and reinvested by the Security Trustee, in accordance with Schedule A hereto.

  (b)
  Pending such investment, such money shall be placed by the Security Trustee on deposit in an account with a Canadian chartered bank bearing interest at the then current rate.

5.8   Conflict of Interest

  (a)
  The Security Trustee represents to the Guarantor that at the time of the execution and delivery hereof no material conflict of interest exists in respect of the Security Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

  (b)
  If, notwithstanding Section 5.8(a), the Security Trustee has a material conflict of interest, the validity and enforceability of this Guarantee shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

  (c)
  If the Security Trustee contravenes Section 5.8(a), the Guarantor or the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares affected thereby may apply to the Court of Queen's Bench of Alberta for an order that the Security Trustee be replaced, and such court may make an order on such terms as it thinks fit.

5.9   Corporate Security Trustee Required; Eligibility

        There shall at all times be a Security Trustee hereunder which shall be a corporation resident or authorized to carry on the business of a trust company in the Province of Alberta. Neither the Guarantor nor any affiliate of the Guarantor shall serve as Security Trustee. If at any time the Security

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Trustee shall cease to be eligible in accordance with the provisions of this Section, the Security Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

5.10 Resignation and Removal; Appointment of Successor

  (a)
  Notwithstanding any other provisions hereof, no resignation or removal of the Security Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

  (b)
  The Security Trustee may resign its trust and be discharged from all further duties and liabilities hereunder at any time with respect to the Guarantee by giving to the Guarantor two months' notice in writing or such shorter notice as the Guarantor may accept as sufficient. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Security Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may apply to the Court of Queen's Bench of Alberta for an order for the appointment of a successor Trustee with respect to the Guarantee.

  (c)
  The Security Trustee may be removed at any time by the Guarantor, except during an Event of Default.

  (d)
  If any time:

  (i)
  the Security Trustee shall fail to comply with Section 5.8(a); or

  (ii)
  the Security Trustee shall cease to be eligible under Section 5.9 and shall fail to resign after written request to do so by the Guarantor; or

  (iii)
  the Security Trustee shall be dissolved, shall become incapable of acting or shall become or be adjudged a bankrupt or insolvent or a receiver of the Security Trustee or of its property shall be appointed or any public officer shall take charge or control of the Security Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Guarantor by a Board Resolution may remove the Security Trustee, as appropriate, or (ii) subject to Section 4.12, apply to the Court of Queen's Bench Alberta for an order for the removal of the Security Trustee and the appointment of a successor Trustee or Trustees.

  (e)
  If the Security Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Security Trustee for any other reason, the Guarantor, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares delivered to the Guarantor and the retiring Trustee, the successor Trustee so appointed by the Holders shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Guarantor. If no successor Trustee shall have been so appointed by the Guarantor or the Holders and such appointment accepted in the manner required by Section 5.11, the Security Trustee (at the Guarantor's expense) or any Holder who has been a bona fide Holder of the Series 3 Shares may, on behalf of such Holder and all other Holders, apply to the Court of Queen's Bench of Alberta for any order for the appointment of a successor Trustee.

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  (f)
  The Guarantor shall give notice of each resignation and each removal of the Security Trustee and each appointment of a successor Trustee to the Holders by mailing such notice to such Holders at their addresses as they shall appear on the list of Holders as provided by the Corporation to the Guarantor. If the Guarantor shall fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Guarantor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

5.11 Acceptance of Appointment by Successor

  (a)
  In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance (but subject to Section 5.11(b)), shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its fees and expenses then unpaid, execute, acknowledge and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money, if any, held by such retiring Trustee hereunder.

  (b)
  In case of the appointment hereunder of a successor Trustee, the Guarantor, the retiring Trustee and such successor Trustee shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) add to or change any of the provisions of this Guarantee to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture (except as specifically provided for therein) shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Guarantee to which the appointment of such successor Trustee relates, and such retiring Trustee shall duly assign, transfer and deliver to each successor Trustee all property and money held, if any, by such retiring Trustee hereunder which the appointment of such successor Trustee relates.

  (c)
  Upon request of any such successor Trustee, the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, power and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

  (d)
  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

5.12 Merger, Consolidation, Amalgamation or Succession to Business

        Any corporation into which the Security Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or

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amalgamation to which the Security Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Security Trustee, shall be the successor of the Security Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or instrument or any further act on the part of any of the parties hereto.

5.13 Not Bound to Act

        The Security Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Security Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Security Trustee, in its sole judgment, determine at any time that its acting under this Guarantee has resulted in its being in non-compliance with any applicable anti-money laundering, or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Guarantor, provided that (i) the Security Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Security Trustee's satisfaction, acting reasonably, within such 10 day period, then such resignation shall not be effective.

5.14 Security Trustee's Privacy Clause

        The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Guarantee. Despite any other provision of this Guarantee, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Guarantor shall, prior to transferring or causing to be transferred personal information to the Security Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Security Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Security Trustee agrees: (i) to have a designated chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Guarantee and not to use it for any other purpose except with the consent of or direction from the Guarantor or the individual involved; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

5.15 Compensation and Reimbursement

        The Guarantor agrees:

  (a)
  to pay to the Security Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

  (b)
  except as otherwise expressly provided herein, to reimburse the Security Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee in accordance with any, provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

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        The Security Trustee's remuneration, shall be payable out of any funds coming into the possession of the Security Trustee in priority to any payment of the Preferred Share Obligations. The said remuneration shall continue to be payable whether or not this Guarantee shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section and unpaid within 30 days after demand for such payment by the Security Trustee, shall bear interest at the then current rate of interest charged by the Security Trustee to its corporate customers. This Section 5.15 shall survive the removal or termination of the Security Trustee and the termination of this Guarantee.

ARTICLE 6
HOLDERS' LISTS AND REPORTS BY SECURITY TRUSTEE AND GUARANTOR

6.1   List of Holders

        The Corporation shall furnish or cause to be furnished to the Security Trustee at such times as the Security Trustee may request in writing, within five Business Days after the receipt by the Corporation of any such request, a list, in such form as the Security Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and is not identical to a previously supplied list of Holders or has not otherwise been received by the Security Trustee in its capacity as such. The Security Trustee may destroy any list of Holders previously given to it on receipt of a new list of Holders.

        The Corporation shall provide the Security Trustee with an updated list of Holders within 15 days of the Guarantor or any affiliate of the Guarantor becoming a Holder.

6.2   Access to list of Holders

        A Holder may, upon payment to the Security Trustee of a reasonable fee, require the Security Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every Holder of Series 3 Shares, (ii) the aggregate number of Series 3 Shares owned by each such Holder, and (iii) the aggregate number of the Series 3 Shares then outstanding, each as shown on the records of the Security Trustee on the day that the affidavit or statutory declaration is delivered to the Security Trustee. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Series 3 Shares, or any other matter relating to the Guarantee, and (iv) such other undertaking as may be required by applicable law. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

6.3   Communications to Holders

        The rights of Holders to communicate with other Holders with respect to their rights under this Guarantee and the corresponding rights and privileges of the Security Trustee, shall be governed by applicable law.

        Every Holder of Series 3 Shares, by receiving and holding the same, agrees with the Guarantor and the Security Trustee that neither the Guarantor nor the Security Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the terms hereof or applicable law.

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 ARTICLE 7
CONVEYANCE, TRANSFER OR LEASE

7.1   Conveyance, Transfer or Lease; Only on Certain Terms

        The Guarantor shall not convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

  (a)
  the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Guarantor shall, unless such assumption shall occur by operation of law, expressly assume, by an indenture supplemental hereto, executed and delivered to the Security Trustee, in form satisfactory to the Security Trustee, acting reasonably, the Guarantor's obligations hereunder for the Preferred Share Obligations and the performance and observance of every covenant of this Guarantee on the part of the Guarantor to be performed or observed;

  (b)
  the Guarantor or such Person shall have delivered to the Security Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        This Section shall only apply to conveyances, leases and transfers by the Guarantor as transferor or lessor.

7.2   Successor Person Substituted

        Upon any conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 7.1, the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and in the event of any such conveyance or transfer, the Guarantor (which term shall for this purpose mean the Person named as the "Guarantor" in the first paragraph of this Guarantee or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Guarantee.

7.3   Sale of Common Shares of the Corporation and/or Limited Partnership Units of Capital Power Income L.P.

        The Guarantor shall not, directly or indirectly, convey, transfer or otherwise dispose of any limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. or common shares of the Corporation beneficially owned by it, if any such conveyance, transfer or disposition would cause the Guarantor to cease to be an affiliate of Capital Power Income L.P. or the Corporation, unless all of the beneficial holders of limited partnership units of Capital Power Income L.P., common shares of CPI Investments Inc., common shares of CPI Income Services Ltd. and common shares of the Corporation (other than the Guarantor) shall have entered into a guarantee indenture with the Trustee, substantially similar to this guarantee indenture and in form and substance satisfactory to the Trustee, acting reasonably, whereby such holders irrevocably and unconditionally guarantee in favour of the Holders the due and punctual payment of the Preferred Share Obligations on the same terms and conditions as set forth herein.

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 ARTICLE 8
SUPPLEMENTAL INDENTURES

8.1   Supplemental Indentures Without Consent of Holders

        Without the consent of any Holders, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Security Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Security Trustee, for any of the following purposes:

  (a)
  to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor contained herein; or

  (b)
  to add to the covenants of the Guarantor or to surrender any right or power herein conferred upon the Guarantor, both of which in the opinion of the Security Trustee, relying upon an Opinion of Counsel, is for the benefit of the Holders of all of the Series 3 Shares and is not prejudicial to the rights of the Holders; or

  (c)
  to add any additional Events of Default; or

  (d)
  to secure or further secure the Preferred Share Obligations; or

  (e)
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to this Guarantee and to add to or change any of the provisions of this Guarantee as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11; or

  (f)
  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Guarantee, which in the opinion of the Security Trustee, relying upon an Opinion of Counsel, shall not adversely affect the interests of the Holders of Series 3 Shares in any material respect; or

  (g)
  to supplement any of the provisions of this Guarantee to such extent as shall be necessary to permit or facilitate the termination pursuant to Section 4.1; provided that in the opinion of the Security Trustee, relying upon an Opinion of Counsel, any such action shall not adversely affect the interests of the Holders of Series 3 Shares in any material respect.

8.2   Supplemental Guarantees with Consent of Holders

        With the consent of either (i) the Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares, by Act of such Holders delivered to the Guarantor and the Security Trustee, or (ii) if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Series 3 Shares represented at such meeting and voting in respect of such consent, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Security Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Guarantee or of modifying in any manner the rights of the Holders under this Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holders representing not less than 66 2/3% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares or, if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation

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Amount of all Series 3 Shares represented at such meeting and voting in respect of such consent, as the case may be,

  (a)
  reduce the percentage of the aggregate Liquidation Amount of the outstanding Series 3 Shares required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Guarantee or certain defaults applicable hereunder and their consequences provided for in this Guarantee, or reduce the requirements of Section 11.4 for quorum or voting with respect to the Guarantee, or

  (b)
  modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Guarantee cannot be modified or waived without the consent of the Holder of each outstanding Series 3 Share.

8.3   Execution of Supplemental Guarantees

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Guarantee, the Security Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Guarantee. The Security Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Security Trustee's own rights, duties or immunities under this Guarantee or otherwise.

8.4   Effect of Supplemental Indentures

        Upon the execution of any supplemental indenture under this Article, this Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Guarantee for all purposes.

8.5   Notice of Supplemental Guarantees

        Promptly after the execution by the Guarantor and the Security Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Guarantor shall give notice thereof to the Holders of each of the outstanding Series 3 Shares affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9
COVENANTS

9.1   Existence

        Subject to Article 7 the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights and franchises of the Guarantor and its subsidiaries; provided, however, that the Guarantor shall not be required to preserve any such right or franchise if the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor.

9.2   Security Trustee Not Required to Verify Liquidation Amount

        The Guarantor will not require the Security Trustee to calculate or verify the Liquidation Amount. When requested by the Security Trustee, the Liquidation Amount shall be specified in an Officer's Certificate and delivered to the Security Trustee.

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9.3   Restriction on Dividends

        The Guarantor hereby covenants and agrees that if and for so long as either the board of directors of the Corporation has failed to declare, or the Corporation has failed to pay, dividends on the Series 3 Shares, in each case, in accordance with the share conditions attaching thereto, then the Guarantor shall not declare or pay any dividends on its shares or make any distributions or pay any dividends on securities of any successor entity of the Guarantor.

ARTICLE 10
PURCHASE OF SERIES 3 SHARES

10.1 Purchase of Series 3 Shares

        Subject to applicable law, at any time when the Guarantor is not in default hereunder, the Guarantor may purchase Series 3 Shares at any price in the market (including purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender available to all Holders of Series 3 Shares or by private contract, in each case in accordance with the terms of the Series 3 Shares.

ARTICLE 11
MEETINGS OF HOLDERS OF SERIES 3 SHARES

11.1 Purposes for Which Meetings May Be Called

        A meeting of the Holders of the Series 3 Shares may be called at any time and from time to time pursuant to the provisions of this Article for one or more of the following purposes:

  (a)
  to give any notice to the Guarantor or to the Security Trustee, to give any directions to the Security Trustee, or to take any other action authorized to be taken by the Holders of the Series 3 Shares pursuant to any of Sections 4.3 to 4.12;

  (b)
  to remove the Security Trustee and appoint a successor Trustee with respect to the Guarantee pursuant to the provisions of Article 5;

  (c)
  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; or

  (d)
  to take any other action required or permitted to be taken by or on behalf of the Holders of any specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares under any other provision of this Guarantee or under applicable law.

11.2 Call, Notice and Place of Meetings

  (a)
  The Security Trustee may at any time request that the Corporation call, and upon receipt of such request the Corporation shall call or cause its transfer agent to call, a meeting of Holders of Series 3 Shares for any purpose specified in Section 11.1, to be held at such time and at such place in Calgary, Alberta, or in such other place as the Security Trustee shall determine. Notice of every meeting of Holders of Series 3 Shares, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

  (b)
  In case at any time the Guarantor, pursuant to a Board Resolution, or the Holders representing at least 10% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares shall have requested the Security Trustee to request that the Corporation call a meeting of the Holders of Series 3 Shares for any purpose specified in Section 11.1, by

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    written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Security Trustee shall not have so requested or the Corporation shall not have mailed or caused to be mailed notice of such meeting within 21 days after receipt of such request and any required indemnification or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Guarantor or the Holders of Series 3 Shares representing the aggregate Liquidation Amount in the amount above specified, as the case may be, may determine the time and the place in Calgary, Alberta, or in such other place as the Security Trustee may approve for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

11.3 Persons Entitled to Vote at Meetings

        To be entitled to vote at any meeting of Holders of Series 3 Shares, a Person shall be (1) a Holder of one or more outstanding Series 3 Shares, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Series 3 Shares by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Series 3 Shares shall be the Persons entitled to vote at such meeting and their respective counsel, any representatives of the Security Trustee and its counsel, and any representatives of the Guarantor and its counsel.

11.4 Quorum; Action

        The Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares shall constitute a quorum for a meeting of Holders of Series 3 Shares; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Guarantee expressly provides may be given by the Holders of not less than a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares, the Persons entitled to vote such specified percentage in aggregate amount of the outstanding Series 3 Shares shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Series 3 Shares, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

        Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum, the Holders of Series 3 Shares entitled to vote at such meeting present in person or by proxy shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

        Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders representing not less than a majority of the aggregate Liquidation Amount of Series 3 Shares represented at such meeting in person or by proxy; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares.

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        Any resolution passed or decision taken at any meeting of Holders of Series 3 Shares duly held in accordance with this Section shall be binding on all the Holders of Series 3 Shares, whether or not present or represented at the meeting.

        Notwithstanding the foregoing provisions of this Section 11.4, if any action is to be taken at a meeting of Holders of Series 3 Shares with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares affected thereby:

  (i)
  there shall be no minimum quorum requirement for such meeting; and

  (ii)
  the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares that vote in favour of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Guarantee.

11.5 Determination of Voting Rights; Conduct and Adjournment of Meetings

  (a)
  Notwithstanding any provisions of this Guarantee, the Security Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Series 3 Shares in regard to proof of the holding of Series 3 Shares and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Series 3 Shares shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

  (b)
  The Security Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Guarantor or by Holders of Series 3 Shares as provided in Section 11.2(b), in which case the Guarantor or the Holders of Series 3 Shares calling the meeting, as the case may be, shall in like manner appoint, a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares represented and voted at the meeting.

  (c)
  Any meeting of Holders of Series 3 Shares duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Series 3 Shares represented and voted at the meeting; and the meeting may be held as so adjourned without further notice.

11.6 Counting Votes and Recording Action of Meetings

        The vote upon any resolution submitted to any meeting of Holders of Series 3 Shares shall be by written ballot(s) on which shall be subscribed the signatures of the Holders of Series 3 Shares or of their representatives by proxy and the number of outstanding Series 3 Shares held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at

Annex A-257

least in duplicate, of the proceedings of each meeting of Holders of Series 3 Shares shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Guarantor, and another to the Security Trustee to be preserved by the Security Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        [Remainder of Page Intentionally Left Blank]

Annex A-258

        This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Guarantee.

        IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Guarantee as of the date first written above.

CPI PREFERRED EQUITY LTD.
Per:
Name:
Title:
Per:
Name:
Title:
ATLANTIC POWER CORPORATION
Per:
Name:
Title:
Per:
Name:
Title:
COMPUTERSHARE TRUST COMPANY OF CANADA
Per:
Name:
Title:
Per:
Name:
Title:

Annex A-259

SCHEDULE A

        The Security Trustee shall invest the funds in Authorized Investments in its name in accordance with a direction from the Guarantor. Any direction from the Guarantor to the Security Trustee shall be in writing and shall be provided to the Security Trustee no later than 9:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Security Trustee after 9:00 a.m. (Calgary time) or received on a Saturday, a Sunday or any other day that is a statutory or civic holiday in the cities of Calgary or Toronto shall be deemed to have been given prior to 9:00 a.m. (Calgary time) on the next day that is not a Saturday, a Sunday or any other day that is a statutory or civic holiday in the cities of Calgary or Toronto. For the purpose hereof, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

Note:    Authorized Investments that are not short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province will be sold, if applicable or held to maturity one business day before the release of cash balances. Cash balances will be held in the Security Trustee's deposit department, the deposit department of one of its Affiliates or the deposit department of a Canadian chartered bank at a rate of interest determined at the time of deposit. For the purpose of this Schedule A, "Affiliate" means affiliated companies within the meaning of the Business Corporations Act (Ontario).

        In the event that the Security Trustee does not receive a direction, or only receives a partial direction, subject to Section 5.8(b) the Security Trustee may hold cash balances and may, but need not, invest same in its deposit department, or the deposit department of a Canadian chartered bank; but the Security Trustee, or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity in excess of the interest rate from time to time of the account for deposits pursuant to Section 5.8.

Annex A-260

Annex B
Opinion of TD Securities Inc.

TD Securities Inc. TD Tower 66 Wellington Street West, 9th Floor Toronto, Ontario M5K 1A2

June 19, 2011

The Board of Directors
Atlantic Power Corporation
200 Clarendon Street, 25th Floor
Boston, MA
02116

To the Board of Directors:

        TD Securities Inc. ("TD Securities") understands that Atlantic Power Corporation ("Atlantic"), intends to enter into an Arrangement Agreement (the "Arrangement Agreement") with Capital Power Income L.P. ("CPILP"), CPI Income Services Ltd., and CPI Investments Inc. (the "Corporation"), to acquire, directly and indirectly, all of the outstanding partnership units ("Units") of CPILP, (the "Proposed Transaction" or "Transaction") for consideration of $19.40 per Unit. Atlantic will indirectly acquire approximately 29% of the Units through its acquisition of all of the outstanding shares of the Corporation. A sale of the CPILP assets located in North Carolina to an indirect subsidiary of Capital Power L.P. will be completed in connection with the Transaction. The Transaction will be implemented by way of a plan of arrangement under section 192 of the Canada Business Corporations Act pursuant to which CPILP unitholders will have the option to elect, for each Unit sold, to receive either (i) 1.3 common shares of Atlantic, or (ii) $19.40 in cash, subject to certain proration procedures as more fully set forth in the Arrangement Agreement (the "Consideration"). The price payable for the shares of the Corporation pursuant to the Transaction is effectively the same as the Consideration in respect of the Units held by the Corporation, a portion of which will be satisfied with cash distributed to Atlantic from the proceeds of the sale of CPILP's North Carolina assets.

        TD Securities understands that CPILP will arrange a meeting of its unitholders to seek approval of at least 66 2/3% of the votes cast on an arrangement resolution by CPILP unitholders and of at least a majority of the votes cast excluding the Units owned by Capital Power Corporation ("CPX") and parties related to CPX. TD Securities has been advised that CPX, which is CPILP's largest unitholder, and the shareholders of the Corporation have each agreed to support the Transaction and to cause the Corporation to vote its Units (representing approximately 29% of the total Units outstanding) in support of the arrangement resolution. TD Securities also understands that Atlantic will arrange a meeting of Atlantic shareholders to seek the approval of at least a majority of votes cast on a resolution authorizing the issuance by Atlantic of that number of Atlantic common shares required to complete the Proposed Transaction. The above description is summary in nature. The specific terms of the Proposed Transaction will be set out in the Arrangement Agreement.

ENGAGEMENT OF TD SECURITIES

        TD Securities was engaged by Atlantic Power Holdings Inc. pursuant to an engagement agreement dated as of October 20, 2010 (the "Engagement Agreement") to provide, among other things, financial advisory services to Atlantic Power Holdings Inc. and/or any of its subsidiary, parent or affiliated companies (collectively, "Atlantic Power Holdings"). These financial advisory services included, among other things, the preparation and delivery to the Board of Directors of Atlantic (the "Board") of TD Securities' opinion (the "Fairness Opinion") as to the fairness to Atlantic, from a financial point of

Annex B-1

view, of the Consideration to be paid by Atlantic in connection with the Proposed Transaction. TD Securities has not prepared a valuation of CPILP or any of its respective securities or assets or liabilities nor has TD Securities prepared a valuation of Atlantic or any of its respective securities or assets or liabilities and the Fairness Opinion should not be construed as such.

        The terms of the Engagement Agreement provide that TD Securities will receive a fee for its services, a portion of which is payable upon public announcement of the Proposed Transaction and upon delivery of the Fairness Opinion and a significant portion of which is contingent upon completion of the Proposed Transaction or in the event Atlantic receives a termination fee, and is to be reimbursed for its reasonable out-of-pocket expenses. In addition, Atlantic Power Holdings Inc. has agreed to indemnify TD Securities, in certain circumstances, against certain expenses, losses, claims, actions, suits, proceedings, damages and liabilities incurred in connection with the provision of its services.

        The Fairness Opinion is being provided to the Board pursuant to the terms of the Engagement Agreement. The Fairness Opinion is intended solely for the use of the Board with respect to the Proposed Transaction, and the Fairness Opinion (including the fact that it has been delivered by TD Securities) must not be published, reproduced, disseminated, quoted from, made public or referred to, in whole or in part, or be used or relied upon by any other person, or for any other purpose, without TD Securities' prior written consent, except that a copy of this opinion may be included in its entirety in the management information circular to be sent to the shareholders of Atlantic in respect of the Transaction and any filing Atlantic is required to make with the Securities and Exchange Commission in connection with the Transaction, if such inclusion is required by applicable law.

CREDENTIALS OF TD SECURITIES

        TD Securities is a Canadian investment banking firm with operations in a broad range of investment banking activities, including corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment management and investment research. TD Securities has participated in a significant number of transactions involving public and private companies and has extensive experience in preparing fairness opinions.

        The Fairness Opinion is the opinion of TD Securities and its form and content have been approved by a committee of senior investment banking professionals of TD Securities, each of whom is experienced in the preparation of fairness opinions and merger, acquisition and divestiture matters.

RELATIONSHIP WITH INTERESTED PARTIES

        Neither TD Securities, nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Atlantic, CPILP or any of their respective affiliates (collectively, the "Interested Parties"). Neither TD Securities nor any of its affiliates is an advisor to any Interested Party with respect to the Proposed Transaction, other than to Atlantic Power Holdings pursuant to the Engagement Agreement.

        TD Securities and its affiliates have not been engaged to provide any financial advisory services, have not acted as lead or co-lead manager on any offering of securities of Atlantic or any other Interested Party, or had a material financial interest in any transaction involving Atlantic or any other Interested Party during the 24 months preceding the date on which TD Securities was first contacted in respect of the Proposed Transaction other than services provided under the Engagement Letter or as described hereinafter. TD Securities acted as a co-manager for the offering of Atlantic common shares and convertible debentures in October 2010. TD Securities acted as co-financial advisor, co-lead underwriter, lead arranger and co-lead arranger in connection with the initial public offering of common shares of CPX and the related reorganization and acquisition transactions involving EPCOR Utilities Inc. ("EPCOR") and Capital Power LP and related financings in 2009. TD Securities acted as

Annex B-2

financial advisor to EPCOR for two unrelated transactions during the 24 month period referenced above.

        No understanding or agreement exists between TD Securities and any Interested Party with respect to future financial advisory or investment banking business other than those that may arise as a result of the terms of the Engagement Agreement. TD Securities may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Atlantic, any other Interested Party or any of their respective associates. A Canadian chartered bank, the parent company of TD Securities, directly or through one or more affiliates may provide banking services, extend loans or credit, offer financial products or provide other financial services to Atlantic, any other Interested Party or any of its associates.

        TD Securities and its affiliates act as a trader and dealer, both as principal and as agent, in major financial markets and, as such, may have and may in the future have positions in the securities of Atlantic and/or any other Interested Party and/or their respective associates and, from time to time, may have executed or may execute transactions on behalf of Atlantic and/or any other Interested Party and/or their respective associates or other clients for which it may have received or may receive compensation. As an investment dealer, TD Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Proposed Transaction, Atlantic and/or any other Interested Party and/or their respective associates.

SCOPE OF REVIEW

        In connection with the Fairness Opinion, TD Securities reviewed (where applicable) and relied upon (without attempting to verify independently the completeness, accuracy, or fair presentation of) or carried out, among other things, the following:

  1.
  A draft of the Arrangement Agreement dated June, 17, 2011;

  2.
  Annual reports (or equivalent Form 10-K) of Atlantic and CPILP, including the audited financial statements and management's discussion and analysis contained therein, for the three years ended December 31, 2008, 2009 and 2010;

  3.
  Quarterly interim reports (or equivalent Form 10-Q) of Atlantic and CPILP including the unaudited financial statements and management's discussion and analysis contained therein, for each of the quarterly periods in 2008, 2009, 2010 and 2011;

  4.
  Annual information forms (or equivalent Form 10-K) of Atlantic and CPILP for the three years ended December 31, 2008, 2009 and 2010;

  5.
  Notices of meetings and management information circulars for the annual meeting of shareholders (or equivalent Schedule 14-A) of Atlantic for the three years ended December 31, 2008, 2009 and 2010;

  6.
  Unaudited financial forecast and financial model for CPILP as prepared by management of CPILP and included in the electronic data room;

  7.
  Certain financial forecasts for CPILP as prepared by the management of Atlantic;

  8.
  Base case financial forecast for Atlantic as prepared by the management of Atlantic;

  9.
  Discussions with management of Atlantic and CPILP with respect to the information referred to herein and other issues deemed relevant by TD Securities including the financial outlook of Atlantic, CPILP and the combined company including synergies resulting from the Proposed Transaction (the "Combined Company");

Annex B-3

  10.
  Discussions with the management of Atlantic pertaining to target pro forma capital structure and dividend policy for Atlantic;

  11.
  Discussions with Atlantic's tax advisor, KPMG LLP, regarding Atlantic, CPILP and the Combined Company;

  12.
  Review of Atlantic and CPILP data room materials considered relevant to the Proposed Transaction;

  13.
  Representations contained in a certificate to be dated June 19, 2011 from a senior officer of Atlantic (the "Certificate");

  14.
  Various research publications prepared by equity research analysts regarding Atlantic, CPILP and the overall power generation industry in Canada and the United States, and other selected public companies considered relevant;

  15.
  Atlantic management presentations dated May 16, 2011 and May 20, 2011;

  16.
  CPILP management presentation dated January 6, 2011;

  17.
  CPILP Confidential Information Memorandum dated October, 2010;

  18.
  Public information relating to the business, operations, financial performance and share/unit trading history of Atlantic and CPILP and other selected public companies considered relevant;

  19.
  Public information with respect to certain other transactions of a comparable nature considered relevant; and

  20.
  Such other corporate, industry, and financial market information, investigations and analyses as TD Securities considered necessary or appropriate in the circumstances.

        TD Securities has, to the best of its knowledge, been provided access by Atlantic or CPILP to all information requested by TD Securities.

PRIOR VALUATIONS

        Atlantic has represented to TD Securities that there have not been any prior valuations or appraisals relating to Atlantic or CPILP or any of their respective affiliates or any of their respective material assets or liabilities made in the preceding 24 months and in the possession or control of Atlantic other than those which have been provided to TD Securities or, in the case of valuations known to Atlantic which it does not have within its possession or control, notice of which has not been given to TD Securities.

ASSUMPTIONS AND LIMITATIONS

        With Atlantic's acknowledgement and agreement, TD Securities has relied upon and assumed the accuracy, completeness and fair presentation of all data, documents, advice, opinions and other information obtained by it from public sources (including on the System for Electronic Document Analysis and Retrieval ("SEDAR")) or provided to it by or on behalf of Atlantic and/or CPILP and/or their respective personnel, consultants and advisors, or otherwise obtained by TD Securities, including the Certificate and all other documents and information referred to above (collectively, the "Data"). The Fairness Opinion is premised and conditional upon such accuracy, completeness and fair presentation and upon there being no "misrepresentation" (as defined in the Securities Act (Ontario)) in the Data. In addition, TD Securities has assumed that there is no information relating to the business, operations, assets, liabilities, condition (financial or otherwise), capital or prospects of Atlantic, CPILP or any of their respective affiliates that is or could reasonably be expected to be

Annex B-4

material to the Fairness Opinion that has not been disclosed or otherwise made available to TD Securities as part of the Data. Subject to the exercise of professional judgment and except as expressly described herein, TD Securities has not attempted to verify independently the accuracy, completeness or fair presentation of any of the Data.

        With respect to the budgets, forecasts, projections or estimates provided to TD Securities and used in its analyses, TD Securities notes that projecting future results is inherently subject to uncertainty. TD Securities has assumed, however, that such budgets, forecasts, projections and estimates were prepared using the assumptions identified therein (as discussed between senior management of Atlantic and TD Securities) which TD Securities has been advised are (or were at the time of preparation and continue to be), in the opinion of Atlantic, reasonable in the circumstances. In addition, TD Securities has assumed that the expected synergies will be achieved at the times and in the amounts projected by Atlantic. TD Securities expresses no independent view as to the reasonableness of such budgets, forecasts, projections and estimates and the assumptions on which they are based.

        TD Securities was not engaged to review and has not reviewed any of the legal, accounting or tax aspects of the Proposed Transaction. In preparing the Fairness Opinion, TD Securities has assumed that the Proposed Transaction complies with all applicable laws and accounting requirements and has no adverse tax or other adverse consequences for Atlantic.

        A senior officer of Atlantic has represented to TD Securities in the Certificate, among other things, that to the best of his knowledge, information and belief after due inquiry (i) Atlantic has no information or knowledge of any facts public or otherwise not specifically provided to TD Securities relating to Atlantic or CPILP which would reasonably be expected to affect materially the Opinion to be given by TD Securities; (ii) with the exception of forecasts, projections or estimates referred to in subparagraph (iv) below, the information, data and other material (collectively, the "Information") as filed under Atlantic's profile on SEDAR and/or provided to TD Securities by or on behalf of Atlantic or its representatives in respect of Atlantic and its affiliates in connection with the Proposed Transaction is or, in the case of historical Information was, at the date of preparation, true, complete and accurate and did not and does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the Information not misleading in the light of circumstances in which it was presented; (iii) to the extent that any of the Information identified in subparagraph (ii) above is historical, there have been no changes in any material facts or new material facts since the respective dates thereof which have not been disclosed to TD Securities or updated by more current information not provided to TD Securities by Atlantic and there has been no material change, financial or otherwise in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Atlantic and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion; (iv) any portions of the Information provided to TD Securities (or filed on SEDAR) which constitute forecasts, projections or estimates were prepared using the assumptions identified therein, which, in the reasonable opinion of Atlantic, are (or were at the time of preparation and continue to be) reasonable in the circumstances; (v) there have been no valuations or appraisals relating to Atlantic or CPILP or any of their respective affiliates or any of their respective material assets or material liabilities made in the preceding 24 months and in the possession or control of Atlantic other than those which have been provided to TD Securities or, in the case of valuations known to Atlantic which it does not have within its possession or control, notice of which has not been given to TD Securities; (vi) there have been no verbal or written offers or serious negotiations for or transactions involving any material property of Atlantic or any of its affiliates during the preceding 24 months which have not been disclosed to TD Securities; (vii) since the dates on which the Information was provided to TD Securities (or filed on SEDAR), no material transaction has been entered into by Atlantic or any of its affiliates except as publicly disclosed by Atlantic or otherwise disclosed to TD Securities; (viii) other than as disclosed in the Information, neither Atlantic nor any of

Annex B-5

its affiliates has any material contingent liabilities and there are no actions, suits, claims, proceedings, investigations or inquiries pending or threatened against or affecting the Proposed Transaction, Atlantic or any of its affiliates at law or in equity or before or by any federal, national, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality which may, in any way, materially adversely affect Atlantic or its affiliates or the Proposed Transaction; (ix) all financial material, documentation and other data concerning the Proposed Transaction, Atlantic and its affiliates, including any projections or forecasts provided to TD Securities, were prepared on a basis consistent in all material respects with the accounting policies applied in the most recent audited consolidated financial statements or unaudited consolidated interim financial statements of Atlantic; (x) there are no agreements, undertakings, commitments or understanding (whether written or oral, formal or informal) relating to the Proposed Transaction, except as have been disclosed to TD Securities; (xi) the contents of any and all documents prepared in connection with the Transaction for filing with regulatory authorities or delivery or communication to securityholders of Atlantic (collectively, the "Disclosure Documents") have been, are and will be true, complete and correct in all material respects and have not and will not contain any misrepresentation (as defined in the Securities Act (Ontario)) and the Disclosure Documents have complied, comply and will comply with all requirements under applicable laws; (xii) Atlantic has complied in all material respects with the Engagement Agreement; and (xiii) to the best of its knowledge, information and belief after due inquiry, there is no plan or proposal for any material change (as defined in the Securities Act (Ontario)) in the affairs of Atlantic which has not been disclosed to TD Securities. For the purposes of subparagraphs (v) and (vi), "material assets", "material liabilities" and "material property" shall include assets, liabilities and property of Atlantic or its affiliates having a gross value greater than or equal to $20 million

        In preparing the Fairness Opinion, TD Securities has made several assumptions, including that all final executed versions of agreements and documents relating to the Proposed Transaction will conform in all material respects to the drafts provided to or terms discussed with TD Securities, all conditions to the completion of the Proposed Transaction can and will be satisfied in due course, that all consents, permissions, exemptions or orders of relevant regulatory authorities or third parties will be obtained, without adverse condition or qualification, and that the actions being taken and procedures being followed to implement the Proposed Transaction are valid and effective and comply with all applicable laws and regulatory requirements. In its analysis in connection with the preparation of the Fairness Opinion, TD Securities made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of TD Securities, Atlantic, CPILP or their respective affiliates. Among other things, TD Securities has assumed the accuracy, completeness and fair presentation of and has relied upon the financial statements forming part of the Data. The Fairness Opinion is conditional on all such assumptions being correct.

        The Fairness Opinion has been provided for the exclusive use of the Board and is not intended to and does not constitute a recommendation to the Board. Furthermore, the Fairness Opinion is not intended to be, and does not constitute, a recommendation that Atlantic shareholders vote in favour of the Proposed Transaction or as an opinion concerning the trading price or value of any securities of Atlantic following the announcement or completion of the Proposed Transaction. The Fairness Opinion does not address the relative merits of the Proposed Transaction as compared to other transactions or business strategies that might be available to Atlantic, nor does it address the underlying business decision to implement the Proposed Transaction. In preparing the Fairness Opinion TD Securities did not consider the economic or other interests of either individual, or particular groups of, Atlantic stakeholders. The Fairness Opinion must not be used by any other person or relied upon by any other person other than the Board without the express prior written consent of TD Securities. The Fairness Opinion is rendered as of June 19, 2011, on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and

Annex B-6

otherwise, of Atlantic and CPILP and their respective subsidiaries and affiliates as they were reflected in the Data provided or otherwise available to TD Securities. Although TD Securities reserves the right to change, modify, update, supplement or withdraw the Fairness Opinion in the event that there is any material change in any fact or matter affecting the Fairness Opinion, it disclaims any undertaking or obligation to advise any person of any such material change that may come to its attention or to change, modify, update, supplement or withdraw the Fairness Opinion as a result of any such material change. TD Securities has not undertaken an independent evaluation, appraisal or physical inspection of any assets or liabilities of Atlantic or CPILP or their respective subsidiaries. TD Securities is not an expert on, and did not render advice to the Board regarding, legal, accounting, regulatory or tax matters. The Fairness Opinion (including the fact that it has been delivered by TD Securities) is not to be reproduced, disseminated, quoted from, made public or referred to (in whole or in part) without TD Securities' prior written consent, except that a copy of this opinion may be included in its entirety in the management information circular to be sent to the shareholders of Atlantic in respect of the Transaction and any filing Atlantic is required to make with the Securities and Exchange Commission in connection with the Transaction, if such inclusion is required by applicable law.

        TD Securities' conclusion as to the fairness, from a financial point of view, of the Consideration to be paid by Atlantic in connection with the Proposed Transaction is based on its review of the Proposed Transaction taken as a whole, rather than on any particular element of the Proposed Transaction, and this Fairness Opinion should be read in its entirety.

        The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. TD Securities believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete or misleading view of the process underlying the Fairness Opinion.

FAIRNESS CONCLUSION

        Based upon and subject to the foregoing, TD Securities is of the opinion that, as of June 19, 2011, the Consideration to be paid by Atlantic in connection with the Proposed Transaction is fair, from a financial point of view, to Atlantic.

Yours very truly,

TD Securities Inc.

Annex B-7

Annex C
Opinion of Morgan Stanley & Co. LLC

June 19, 2011

Board of Directors
Atlantic Power Corporation
200 Clarendon Street
Floor 25
Boston, MA 02116

Members of the Board:

        We understand that Capital Power Income L.P. (the "Partnership"), CPI Income Services Ltd. ("GP"), CPI Investments Inc. ("Corporation") and Atlantic Power Corporation (the "Buyer") propose to enter into an Arrangement Agreement, substantially in the form of the draft dated June 19, 2011 (the "Arrangement Agreement"), which provides, among other things, for the acquisition by the Buyer of all of the outstanding limited partnership units of the Partnership (the "Partnership Units"), and all of the outstanding Class A Shares in the capital of the Corporation (the "Class A Corporation Shares") and Class B Shares in the capital of the Corporation (the "Class B Corporation Shares" and, together with the Class A Corporation Shares, the "Corporation Shares"), pursuant to a plan of arrangement (the "Plan of Arrangement"), whereby (i) each Partnership Unit, other than any Partnership Units held by the Buyer, GP and the Corporation, will be exchanged for, at the election of the holder of such Partnership Unit (each, a "Partnership Unitholder") (a) 1.3 common shares in the capital of the Buyer (the "Buyer Shares") or (b) C$19.40 in cash (collectively, the "Partnership Consideration") subject to certain proration procedures to be more fully set forth in the Plan of Arrangement, (ii) all Class A Corporation Shares will be exchanged for C$1.00 (the "Class A Corporation Share Consideration") and (iii) all Class B Corporation Shares will be exchanged for (a) a promissory note to be issued by the Buyer in the principal amount of C$121,405,211 (the "Purchaser Note") (which note will subsequently be repaid and cancelled pursuant to the Plan of Arrangement) and (b) at the election of Capital Power, L.P., the holder of such Class B Corporation Shares ("CPLP"), and subject to certain proration procedures to be more fully set forth in the Plan of Arrangement, either (x) a number of Buyer Shares equal to (A) the product of (aa) 1.3 and (bb) the sum of the number of Partnership Units held by the Corporation and the number of units of the Partnership held by GP, less (B) the product of (aa) the principal amount of the Purchaser Note divided by C$19.40 and (bb) 1.3 or (y) cash equal to (A) the product of (aa) C$19.40 and (bb) the sum of the number of Partnership Units held by the Corporation and the number of units of the partnership held by GP, less (B) the principal amount of the Purchaser Note (the "Class B Corporation Share Consideration" and, together with the Partnership Consideration and the Class A Corporation Share Consideration, the "Consideration"). We further understand that in connection with the transactions contemplated by the Plan of Arrangement, CPI USA Holdings LLC, CPI Power Holdings Inc. (each an indirect subsidiary of the Partnership) and Capital Power (US Holdings) Inc. ("Power USA") (an indirect subsidiary of CPLP), will enter into a purchase agreement (the "NC Purchase Agreement") pursuant to which Power USA will indirectly acquire all of the equity interests in CPI USA North Carolina LLC for consideration consisting of cash in the amount of C$121,405,211, which will then be used to indirectly acquire 6,258,000.57 Partnership Units held by CPLP through the Corporation (the "NC Proceeds" and such transaction, the "North Carolina Transaction"). Pursuant to the Plan of Arrangement, and a distribution agreement to be entered into in connection with the Plan of Arrangement by the Buyer, the Partnership and a number of direct and indirect subsidiaries of the Partnership, the NC Proceeds will ultimately be transferred to the Partnership and used in part to repay the Partnership's senior credit facilities, and the balance will be transferred to the Buyer. The Buyer will use that portion of the NC Proceeds, along with other cash, to fully pay and satisfy the Purchaser Note, which will subsequently be cancelled. The Plan of Arrangement and all of the related transactions contemplated by the Arrangement Agreement are referred to herein as the "Transaction," and the terms and conditions of the Transaction are more fully set forth in the Arrangement Agreement and the related agreements referenced therein.

Annex C-1

        You have asked for our opinion as to whether the Consideration to be paid by the Buyer pursuant to the Arrangement Agreement is fair from a financial point of view to the Buyer.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Partnership and the Buyer, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Partnership and the Buyer, respectively;

  3)
  Reviewed certain financial projections relating to the Partnership prepared by the management of the Partnership (the "Partnership Forecasts") and certain financial projections relating to the Buyer prepared by the management of the Buyer (the "Buyer Forecasts");

  4)
  Reviewed certain adjustments to the Partnership Forecasts prepared by the management of the Buyer (the "Buyer-Partnership Forecasts") and discussed with the management of the Buyer its assessments as to the relative likelihood of achieving the future financial results reflected in the Partnership Forecasts and the Buyer-Partnership Forecasts;

  5)
  Discussed with the management of the Buyer the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction (the "Synergy/Costs Savings");

  6)
  Reviewed the pro forma impact of the Transaction on the Buyer's earnings per share, cash flow, consolidated capitalization and financial ratios;

  7)
  Reviewed the reported prices and trading activity for the Partnership Units and the Buyer Shares;

  8)
  Compared the financial performance of the Partnership and the Buyer and the prices and trading activity of the Partnership Units and the Buyer Shares with that of certain other publicly-traded companies that we deemed relevant, and their securities;

  9)
  Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that we deemed relevant;

  10)
  Participated in certain discussions and negotiations among representatives of the Partnership and the Buyer and certain parties and their financial and legal advisors;

  11)
  Reviewed the Arrangement Agreement and certain related documents; and

  12)
  Performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Partnership and the Buyer, and formed a substantial basis for this opinion. With respect to the Partnership Forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Partnership of the future financial performance of the Partnership. With respect to the Buyer -Partnership Forecasts, the Buyer Forecasts, and the Synergy/Cost Savings, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Buyer of the future financial performance of the Partnership and the Buyer and the other matters covered thereby, and based on the assessments of the management of the Buyer as to the relative likelihood of achieving the future financial results reflected in the Partnership Forecasts and the Buyer-Partnership Forecasts, we have relied, at the direction of the Buyer, on the Buyer-Partnership Forecasts

Annex C-2

for purposes of our opinion. In addition, we have assumed that the Synergies/Cost Savings will be achieved at the times and in the amounts projected. In rendering this opinion, we have assumed that the final form of the Arrangement Agreement will not differ in any material respect from the draft reviewed by us. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Arrangement Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Partnership and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no view on, and our opinion does not address, any other term or aspect of the Arrangement Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Arrangement Agreement or entered into in connection with the Transaction, including, without limitation, the NC Purchase Agreement, or the fairness of the transactions contemplated thereby, including, without limitation, the North Carolina Transaction. We express no opinion as to the relative fairness of any portion of the Consideration to be paid by the Buyer for the Partnership Units and the Corporation Shares. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Partnership or the Corporation, or any class of such persons, relative to the consideration to be paid to the holders of the Partnership Units and the Corporation Shares in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Partnership, the Corporation or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Buyer in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Transaction. In addition, Morgan Stanley or one or more of its affiliates may provide to the Buyer a portion of the financing required in connection with the Transaction, for which Morgan Stanley would receive additional fees from the Buyer. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Buyer, the Partnership, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer (in its capacity as such) and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in the management information circular to be sent to the shareholders of the Buyer in respect of the

Annex C-3

Transaction and any filing the Buyer is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Shares will trade following consummation of the Transaction or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Partnership Unitholders should vote at the security-holders' meetings to be held in connection with the Transaction.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by the Buyer pursuant to the Arrangement Agreement is fair from a financial point of view to the Buyer.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ DAVID WHITCHER David Whitcher Executive Director

Annex C-4

Annex D
Opinion of CIBC World Markets Inc.

June 19, 2011

The Board of Directors of CPI Income Services Ltd., the general partner of
Capital Power Income L.P.
10065 Jasper Avenue
Edmonton, Alberta T5J 3B1

To the Board of Directors:

        CIBC World Markets Inc. ("CIBC", "we" or "us") understands that Capital Power Income L.P. ("CPILP" or the "Company"), its general partner, CPI Income Services Ltd. (the "General Partner") and CPI Investments Inc. ("CPI Investments") are proposing to enter into an arrangement agreement (the "Arrangement Agreement") with Atlantic Power Corporation ("Atlantic" or the "Purchaser") providing for, among other things, the acquisition by the Purchaser of all of the outstanding limited partnership units (the "Units") of the Company (the "Proposed Transaction").

        We understand that pursuant to the Arrangement Agreement:

  a)
  unitholders of the Company (the "Unitholders") will receive as consideration, at their election or deemed election, for each Unit held (i) 1.3 common shares of Atlantic or (ii) $19.40 in cash (the "Consideration"), provided that the maximum aggregate number of Atlantic common shares to be issued to Unitholders will be 31,330,753 and the maximum aggregate amount of cash consideration to be paid to Unitholders will be $506.5 million;

  b)
  the Proposed Transaction will be effected by way of a plan of arrangement under Section 192 of the Canada Business Corporations Act;

  c)
  the completion of the Proposed Transaction will be conditional upon, among other things, (i) the completion of the indirect sale by the Company of certain North Carolina power assets to an affiliate of Capital Power Corporation, (ii) approval by at least two-thirds of the votes cast by the Unitholders who are present in person or represented by proxy at the special meeting (the "Special Meeting") of such securityholders, (iii) approval by at least a majority of the votes cast by Unitholders other than Capital Power Corporation and its affiliates ("CPC") who are present in person or represented by proxy at the Special Meeting, (iv) approval by at least a majority of the votes cast by shareholders of Atlantic who are present in person or represented by proxy at a special meeting of Atlantic shareholders, and (v) the approval of the Court of Queen's Bench of Alberta; and

  d)
  all material facts concerning the Proposed Transaction will be described in a management information circular of the Company and related documents (the "Circular") that will be mailed to the Unitholders in connection with the Special Meeting.

Engagement of CIBC

        By letter agreement dated November 19, 2010 and effective as of October 1, 2010 (the "Engagement Agreement"), the Company retained CIBC to act as financial advisor to the Company and the board of directors of the General Partner (the "Board of Directors") in connection with the Proposed Transaction and any alternative transaction. Pursuant to the Engagement Agreement, the Company has requested that we prepare and deliver to the Board of Directors our written opinion (the

Annex D-1

"Opinion") as to the fairness, from a financial point of view, of the Consideration to be received by Unitholders other than CPC and its affiliates pursuant to the Arrangement Agreement.

        CIBC will be paid a fee for rendering the Opinion and will be paid an additional fee that is contingent upon the completion of the Proposed Transaction or any alternative transaction. The Company has also agreed to reimburse CIBC for its reasonable out-of-pocket expenses and to indemnify CIBC in respect of certain liabilities that might arise out of our engagement.

Credentials of CIBC

        CIBC is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Opinion expressed herein is the opinion of CIBC and the form and content herein have been approved for release by a committee of its managing directors and internal counsel, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

        In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

  i)
  a draft dated June 17, 2011 of the Arrangement Agreement;

  ii)
  the annual reports, including the comparative audited financial statements and management's discussion and analysis, of the Company for the fiscal years ended December 31, 2008, 2009 and 2010;

  iii)
  the interim report, including the comparative unaudited financial statements and management's discussion and analysis, of the Company for the three months ended March 31, 2011;

  iv)
  the annual information form of the Company dated March 11, 2011;

  v)
  a due diligence report regarding the Purchaser prepared by management of CPC and dated June 17, 2011;

  vi)
  the annual reports, including the comparative audited financial statements and management's discussion and analysis, of the Purchaser for the fiscal years ended December 31, 2008, 2009 and 2010;

  vii)
  the interim report, including the comparative unaudited financial statements and management's discussion and analysis, of the Purchaser for the three months ended March 31, 2011;

  viii)
  the annual information form of the Purchaser for the fiscal year ended December 31, 2010;

  ix)
  the management information circular of the Purchaser dated March 25, 2010 relating to the annual meeting of shareholders held on May 5, 2010;

  x)
  certain internal financial, operational, corporate and other information prepared or provided by the management of the Company, including internal operating and financial budgets and projections;

  xi)
  certain internal financial, operational, corporate and other information prepared or provided by the management of the Purchaser, including internal operating and financial budgets and projections;

Annex D-2

  xii)
  certain financial statistics and metrics with respect to the Purchaser pro forma the completion of the Proposed Transaction;

  xiii)
  selected public market trading statistics and relevant financial information of the Company, the Purchaser and other public entities;

  xiv)
  selected financial statistics and relevant financial information with respect to relevant precedent transactions;

  xv)
  selected relevant reports published by equity research analysts and industry sources regarding the Company, the Purchaser and other comparable public entities;

  xvi)
  a certificate addressed to us, dated as of the date hereof, from two senior officers of the General Partner, as to the completeness and accuracy of the Information (as defined below); and

  xvii)
  such other information, analyses, investigations, and discussions as we considered necessary or appropriate in the circumstances.

        In addition, we have participated in discussions with members of the senior management of the General Partner and the Purchaser regarding their respective past and current business operations, financial condition and future prospects. We have also participated in discussions with the respective external legal counsel to the Company, the special committee of the Board of Directors and the Purchaser concerning the Proposed Transaction, the Arrangement Agreement and related matters.

Assumptions and Limitations

        Our Opinion is subject to the assumptions, qualifications and limitations set forth below.

        We have not been asked to prepare and have not prepared a formal valuation or appraisal of any of the assets or securities of the Company, the Purchaser or any of their respective affiliates and our Opinion should not be construed as such.

        With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by the Company, the Purchaser or their respective affiliates or advisors or otherwise obtained by us pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. We have not met separately with the independent auditors of the Company or the Purchaser in connection with preparing this Opinion and with your permission, we have assumed the accuracy and fair presentation of, and relied upon, the Company's and the Purchaser's audited financial statements and the reports of the auditors thereon and the Company's and the Purchaser's interim unaudited financial statements.

        With respect to the historical financial data, operating and financial forecasts and budgets provided to us concerning the Company and the Purchaser and relied upon in our financial analyses, we have assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgements of management of the Company and the Purchaser, having regard to their respective business, plans, financial condition and prospects.

        We have also assumed that all of the representations and warranties contained in the Arrangement Agreement are correct as of the date hereof and that the Proposed Transaction will be completed substantially in accordance with all of the terms and conditions set forth therein and all applicable laws and that the Circular will disclose all material facts relating to the Proposed Transaction and will satisfy all applicable legal requirements.

Annex D-3

        The Company has represented to us, in a certificate of two senior officers of the General Partner dated the date hereof, among other things, that the information, data and other material (financial or otherwise) provided to us by or on behalf of the Company and, to the best of their knowledge, the Purchaser, including the written information and discussions concerning the Company and the Purchaser referred to above under the heading "Scope of Review" (collectively, the "Information"), are complete and correct in all material respects at the date the Information was provided to us and that, since the date on which the Information was provided to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates, or, to the best of their knowledge, the Purchaser, and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

        We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Proposed Transaction or the sufficiency of this letter for your purposes.

        Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company and the Purchaser as they are reflected in the Information and as they were represented to us in our discussions with management of the Company, the Purchaser and their respective affiliates and advisors. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

        The Opinion is being provided to the Board of Directors for its exclusive use only in considering the Proposed Transaction and may not be published, disclosed to any other person, relied upon by any other person, or used for any other purpose, without the prior written consent of CIBC. Our Opinion is not intended to be and does not constitute a recommendation to the Board of Directors as to whether they should approve the Arrangement Agreement nor as a recommendation to any Unitholder as to how to vote or act at the Special Meeting or as an opinion concerning the trading price or value of any securities of the Company, the Purchaser or any of their respective affiliates following the announcement or completion of the Proposed Transaction.

        CIBC believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is complex and is not necessarily susceptible to partial analysis or summary description and any attempt to carry out such could lead to undue emphasis on any particular factor or analysis.

        The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after the date of this Opinion.

Opinion

        Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Consideration to be received by Unitholders pursuant to the Arrangement Agreement is fair, from a financial point of view, to Unitholders other than CPC and its affiliates.

Yours very truly,

/S/ CIBC WORLD MARKETS INC.

Annex D-4

Annex E
Opinion of Greenhill & Co. Canada Ltd.

CONFIDENTIAL

June 19, 2011

The Board of Directors
CPI Income Services Ltd., the general partner of Capital Power Income L.P.
10065 Jasper Avenue
Edmonton, AB T5J 3B1

Members of the Board of Directors:

        We, Greenhill & Co. Canada Ltd. ("Greenhill") understand that Capital Power Income L.P. (the "Company"), CPI Income Services Ltd (the "General Partner"), CPI Investments Inc. (the "Corporation") and Atlantic Power Corporation ("Purchaser") propose to enter into an arrangement agreement (the "Agreement"), which provides, among other things, for the acquisition of the Company by Purchaser by way of plan of arrangement pursuant to section 192 of the Canada Business Corporation Act (the "Arrangement") in which each holder of limited partnership units ("Partnership Units") of the Company (other than Purchaser, the Corporation and the General Partner) shall receive, at its election, for each Partnership Unit, (x) a number of Purchaser Shares equal to 1.3 or (ii) cash in an amount equal to C$19.40 (in each case, subject to proration and adjustment as set out in the Agreement) (the "Consideration"). The terms and conditions of the Arrangement are more fully set forth in the Agreement. Capitalized terms used but not separately defined herein shall have the meanings given to such terms in the Agreement.

        Greenhill also understands that the Arrangement will be more fully described in the Partnership Circular to be mailed to holders of Partnership Units in respect of a special meeting of holders of Partnership Units to be held for the purpose of approving the Arrangement, among other things. The Arrangement will be subject to a number of conditions, which must be satisfied or waived in order for the Arrangement to become effective, as will be more fully described in the Partnership Circular.

        Pursuant to an engagement letter dated October 1, 2010 (the "Engagement Letter"), the Board of Directors of the General Partner retained Greenhill in connection with the Arrangement, to provide financial advisory services and to prepare and deliver to the Board of Directors of the General Partner our opinion as to the fairness of the Consideration to be received by holders of Partnership Units (other than Purchaser, the General Partner and the Corporation), under the Arrangement, from a financial point of view, to such holders (the "Fairness Opinion").

Relationship with interested parties

        Greenhill is not an insider, associate or affiliate as each such term is defined in the Securities Act (Ontario) of the Company, Purchaser, or any of their respective subsidiaries, associates or affiliates (collectively, the "Interested Parties") nor is it a financial advisor to Purchaser or any other person in connection with the Arrangement, except for acting as a financial advisor to the Company and the Board of Directors of the General Partner as described above.

        Greenhill has not acted as a lead or co-lead underwriter with respect to the distribution of securities for any of the Interested Parties.

        We will be paid a fee for our services as financial advisor to the Company and the Board of Directors of the General Partner, a portion of which is contingent on the consummation of the Arrangement. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement.

Annex E-1

Credentials of Greenhill

        Greenhill is a subsidiary of Greenhill & Co., Inc. ("Greenhill & Co."), a leading independent investment bank focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raisings to corporations, partnerships, institutions and governments around the world. Greenhill & Co. is an independent firm listed on the New York Stock Exchange which focuses on advisory work. Greenhill has no research, trading, lending, underwriting or related activities. The Fairness Opinion is an opinion of Greenhill and the form and content herein has been reviewed and approved for release by our fairness committee, each member of which is experienced in mergers, acquisitions, divestitures, evaluations and fairness opinion matters.

Scope of Review

        In connection with rendering our Fairness Opinion, we have reviewed and relied upon, or carried out as the case may be, among other things, the following:

  1.
  the draft of the Agreement dated as of June 19, 2011 and certain related documents;

  2.
  the audited financial statements and accompanying management's discussion and analysis of the Company for the year ended December 31, 2010 and for the three months ended March 31, 2011;

  3.
  the annual reports of the Company for the year ended December 31, 2010;

  4.
  the annual information form of the Company for the year ended December 31, 2010;

  5.
  certain publicly available business and financial information relating to the Company and other selected public companies that we deemed relevant;

  6.
  certain information, including financial forecasts and other financial and operating data concerning the Company, prepared by the management of the Company ("Company Forecasts");

  7.
  certain information, including financial forecasts and other financial and operating data concerning the Purchaser, prepared by the management of the Purchaser ("Purchaser Forecasts");

  8.
  the audited financial statements and accompanying management's discussion and analysis of the Purchaser for the year ended December 31, 2010 and for the three months ended March 31, 2011;

  9.
  the annual report of the Purchaser for the year ended December 31, 2010;

  10.
  the management proxy circular of the Purchaser for the year ended December 31, 2010;

  11.
  discussions regarding the past and present operations and financial condition and the prospects of the Company with senior executives of the General Partner, including discussions regarding the impact on borrowing costs and access to capital for the Purchaser and its affiliates following completion of the Arrangement based on different potential credit ratings;

  12.
  discussions regarding the past and present operations and financial condition and the prospects of the Purchaser with senior executives of the Purchaser;

  13.
  certificates addressed to us, dated as of the date hereof, from senior officers of the General Partner as to the completeness and accuracy of the information provided to us upon which this opinion is based;

  14.
  the historical market prices and trading activity for the Partnership Units and analyzed their implied valuation multiples;

Annex E-2

  15.
  a comparison of the value of the Consideration with that received in certain publicly available transactions that we deemed relevant;

  16.
  a comparison of the value of the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

  17.
  a comparison of the value of the Consideration to the valuation derived by discounting future cash flows and a terminal value of the business at discount rates we deemed appropriate;

  18.
  discussions and negotiations among representatives of the Company and its legal advisors and representatives of Purchaser and its legal and financial advisors; and

  19.
  performed such other analyses and considered such other factors as we deemed appropriate.

Assumptions and Limitations

        With the approval of the Board of Directors of the General Partner and as provided for in the Engagement Letter, we have relied upon the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources or information provided to us by the Company and its advisors and Purchaser and its advisors (collectively, the "Information"). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, we have not attempted to independently verify the completeness, accuracy or fair presentation of any of the Information. With respect to the Company Forecasts and the Purchaser Forecasts that have been furnished to us as part of the Information ("Forecasts"), we have assumed that such Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company and Purchaser, respectively, as to such matters, and, with the approval of the Board of Directors of the General Partner, we have relied upon such Forecasts in arriving at our Fairness Opinion.

        Senior officers of the General Partner have represented to us in a certificate dated as of the date hereof, among other things, that (i) the Information (as defined above) provided orally by, or in the presence of, an officer, employee, advisor or agent of the Company or in writing by the Company or any of its subsidiaries (as such term is defined in the Securities Act (Ontario)) or their respective agents to Greenhill relating to the Company or any of its subsidiaries or the Arrangement for the purpose of preparing the Fairness Opinion was, at the date the Information was provided to us, and is at the date hereof complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company, its subsidiaries, or the Arrangement and did not and does not omit to state a material fact in respect of the Company, its subsidiaries or the Arrangement necessary to make the Information or any statement contained therein not misleading in light of the circumstances under which the Information was made or provided; (ii) since the dates on which the Information (including the Company Forecasts) were provided to us, except as disclosed in writing to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations, or prospects of the Company or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Fairness Opinion; (iii) the Company Forecasts were reasonably prepared by management of the Company on the basis of the best current estimates and good faith judgments of the management of the Company as to such matters, and (iv) to the best of the senior officers' knowledge, information and belief after due inquiry, there are no independent appraisals or valuations or material non-independent appraisals or valuations relating to the Company or any of its subsidiaries or any of their respective material assets or liabilities which have been prepared as of a date within the two years preceding the date hereof and which have not been provided to us by the Company.

Annex E-3

        In preparing the Fairness Opinion, we have made several assumptions, including that the Arrangement will be completed on the terms contemplated in the draft Agreement provided to us, that all of the conditions set out in the Agreement (including the completion of the transactions contemplated by the Partnership Reorganization Agreements in accordance with their terms) will be satisfied, that all of the representations and warranties to be contained in the Agreement are correct as of the date hereof and that the disclosure provided or incorporated by reference in the Partnership Circular to be delivered to the Company's unitholders will be accurate in all material respects.

        This Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company and its subsidiaries and affiliates, as reflected in the information, data and other material (financial or otherwise) reviewed by us and as represented to us in our discussions with the management of the Company. In our analyses and in connection with preparing the Fairness Opinion, we made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of any party.

        We are not legal, tax or accounting experts and we express no opinion concerning any legal, tax or accounting matters concerning the Arrangement.

        We are not expressing any opinion as to any other aspects of the Arrangement or the related transactions contemplated by the Agreement. In particular, we are not expressing any opinion as to the consideration to be received by EPCOR or CPLP in respect of the Corporation Shares held by them. We express no opinion as to the prices at which the Purchaser Shares will trade at any future time.

        The Fairness Opinion is effective on the date hereof and we disclaim any undertaking or obligation to advise any person of any change in any fact, information or matter affecting the Fairness Opinion that may come or be brought to our attention after the date hereof. Without limiting the foregoing, if there is any material change in any fact, information or matter affecting the Fairness Opinion after the date hereof, we reserve the right to change, modify or withdraw the Fairness Opinion. This Fairness Opinion is addressed to and is for the sole use and benefit of the Board of Directors of the General Partner, and may not be referred to, summarized, circulated, publicized or reproduced by the Company, other than in the Partnership Circular as herein expressly specified, or disclosed to, used or relied upon by any other party without the express prior written consent of Greenhill. This Fairness Opinion is not to be construed as a recommendation to the Board of Directors of the General Partner as to whether they should approve the Agreement and/or the Arrangement nor to any holder of Partnership Units as to whether or not to vote in favour of the Arrangement or take any other action in respect of its Partnership Units.

        We believe that our analyses must be considered as a whole and that selecting portions of our analyses or the factors considered by us, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a Fairness Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

        Based on and subject to the foregoing, including the limitations and assumptions set forth herein and such other matters as we considered relevant, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Partnership Units (other than Purchaser, the General Partner and the Corporation) under the Arrangement, is fair from a financial point of view, to such holders.

Very best regards,
/S/ GREENHILL & CO. CANADA LTD.

Annex E-4

Annex F
Atlantic Power Corporation's
Share Issuance Resolution

To be provided by amendment.

Annex F-1

Annex G
CPILP's Arrangement Resolution

To be provided by amendment.

Annex G-1

Annex H
Interim Order

To be provided by amendment.

Annex H-1

Annex I
Notice of Application for Final Order

To be provided by amendment.

Annex I-1

Annex J
Form of Atlantic Power's Proxy Card

To be provided by amendment.

Annex J-1

Annex K
Form of CPILP's Proxy Card

To be provided by amendment.

Annex K-1